UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the registrant ☐

Check the appropriate box:

☒  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12
Hyde Park Acquisition Corp.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☒  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

Common Stock, par value $0.0001 per share

(2)      Aggregate number of securities to which transaction applies:

15,750,000

(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated based on the purchase price of $

(4)      Proposed maximum aggregate value of transaction:

$210,000,000

(5)      Total fee paid:

$8,253

☒       Fee paid previously with preliminary materials:

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

HYDE PARK ACQUISITION CORP.
461 Fifth Avenue, 25th Floor
New York, NY 10017

To the Stockholders of Hyde Park Acquisition Corp.:

You are cordially invited to attend a special meeting of the stockholders of Hyde Park Acquisition Corp., or Hyde Park, a Delaware corporation, relating to the proposed acquisition of Essex Crane Rental Corp., or Essex, through the acquisition of its parent company, Essex Holdings LLC, or Holdings, which will be held at 10:00 a.m., eastern time, on                     , 2008, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022.

Essex is engaged in the rental and resale of heavy lift crawler cranes and related attachments and owns one of the largest specialized fleets of lattice-boom crawler cranes and attachments in North America. Essex’s cranes and attachments are used for projects in a variety of regions and industries, including the power, marine, sewer and water, transportation, petrochemical and general commercial construction sectors.

At this important meeting, you will be asked to consider and vote upon the following proposals:

•
to adopt, and approve the transactions contemplated by, the purchase agreement, dated as of March 6, 2008, as amended on May 9, 2008, among Hyde Park, Holdings, Essex, KCP Services LLC, as seller representative, and the members of Holdings – we call this proposal the acquisition proposal;

•
to adopt amendments to the certificate of incorporation of Hyde Park to change the name of Hyde Park to “Essex Rental Corp.” and to delete certain provisions of Hyde Park’s certificate of incorporation that are applicable to Hyde Park only prior to the completion of a business combination transaction – we call this proposal the amendment proposal;

•	to adopt Hyde Park’s 2008 Long-Term Incentive Plan (an equity-based incentive compensation plan) – we call this proposal the plan proposal; and

•
to adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the acquisition proposal, the amendment proposal or the plan proposal – we call this proposal the adjournment proposal.

The affirmative vote of a majority of the shares of Hyde Park’s common stock issued in Hyde Park’s initial public offering represented in person or by proxy at the meeting is required to adopt the acquisition proposal. The affirmative vote of a majority of all of the issued and outstanding shares of Hyde Park common stock is required to adopt the amendment proposal. The affirmative vote of a majority of the shares of Hyde Park common stock represented in person or by proxy at the meeting is required to adopt each of the plan proposal and the adjournment proposal.

Adoption by Hyde Park stockholders of the acquisition proposal is not conditioned upon adoption of any other proposal. However, the adoption of the amendment proposal and the plan proposal is conditioned upon adoption of the acquisition proposal.

As provided in Hyde Park’s certificate of incorporation, each Hyde Park stockholder who holds shares of common stock issued in Hyde Park’s initial public offering, which we sometimes call IPO shares, has the right to vote against the acquisition proposal and at the same time demand that Hyde Park convert such stockholder’s shares into cash equal to such stockholder’s pro rata portion of the trust account which contains a substantial portion of the net proceeds of Hyde Park’s initial public offering. These IPO shares will be converted into cash only if the acquisition is completed, the stockholder demanding such conversion continues to hold such stockholder’s shares through the closing date of the acquisition and such stockholder tenders his, her or its stock certificate to Hyde Park. If the holders of 2,587,500 or more IPO shares, or 20% or more of the total number of IPO shares, demand conversion of their shares into their pro rata portion of the trust account, then, in accordance with the terms of Hyde Park’s certificate of incorporation, Hyde Park will not consummate the acquisition described in the acquisition proposal. Hyde Park’s shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol HYDQ. Prior to exercising conversion rights, Hyde Park stockholders should verify the market price of Hyde Park’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights.

Hyde Park’s initial stockholders have agreed, with respect to the acquisition proposal, to vote their 2,812,500 shares of Hyde Park common stock acquired prior to Hyde Park’s initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, in accordance with the vote of the majority of the IPO shares. The initial stockholders intend to vote all of their shares of Hyde Park common stock “FOR” the amendment proposal, the plan proposal and the adjournment proposal.

After careful consideration, Hyde Park’s Board of Directors has determined that the acquisition proposal is fair to and in the best interests of Hyde Park and its stockholders. Hyde Park’s Board of Directors has also determined that the amendment proposal, the plan proposal and adjournment proposal are in the best interests of Hyde Park’s stockholders. Hyde Park’s Board of Directors unanimously recommends that you vote or give instructions to vote “FOR” the adoption of the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition proposal and the transactions contemplated thereby as well as detailed information concerning the amendment proposal, the plan proposal and the adjournment proposal. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

I look forward to seeing you at the meeting.

Sincerely,

Laurence S. Levy Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

SEE “RISK FACTORS” BEGINNING ON PAGE 28 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION AND OTHER PROPOSALS.

This proxy statement is dated                                 , 2008 and is first being mailed to Hyde Park stockholders on or about _____________, 2008.

HYDE PARK ACQUISITION CORP.
461 Fifth Avenue, 25th Floor
New York, NY 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ______________, 2008

TO THE STOCKHOLDERS OF HYDE PARK ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Hyde Park Acquisition Corp., or Hyde Park, a Delaware corporation, will be held at 10:00 a.m., eastern time, on ____________, 2008, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022:

•
to adopt, and approve the transactions contemplated by, the purchase agreement, dated as of March 6, 2008, as amended on May 9, 2008, among Hyde Park, Essex Holdings LLC, Essex Crane Rental Corp., KCP Services LLC, as seller representative, and the members of Essex Holdings – we call this proposal the acquisition proposal;

•
to adopt amendments to the certificate of incorporation of Hyde Park to change the name of Hyde Park to “Essex Rental Corp.” and to delete certain provisions of the certificate of incorporation that are applicable to Hyde Park only prior to the completion of a business combination transaction– we call this proposal the amendment proposal;

•	to adopt Hyde Park’s 2008 Long–Term Incentive Plan (an equity-based incentive compensation plan) – we call this proposal the plan proposal; and

•
to adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the acquisition proposal, the amendment proposal or the plan proposal – we call this proposal the adjournment proposal.

Adoption by Hyde Park stockholders of the acquisition proposal is not conditioned upon the adoption of any other proposal. However, the adoption of the amendment proposal and the plan proposal is conditioned upon the adoption of the acquisition proposal.

If the holders of 2,587,500 or more shares of common stock issued in Hyde Park’s initial public offering which we sometimes call IPO shares, or 20% or more of the total number of IPO shares, demand conversion of their shares into their pro rata portion of the trust account, then, in accordance with the terms of Hyde Park’s certificate of incorporation, Hyde Park will not consummate the acquisition described in the acquisition proposal.

Hyde Park stockholders of record at the close of business on ___________, 2008 will be entitled to receive notice of, and to vote at, the Hyde Park special meeting and any and all adjournments thereof.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Hyde Park common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the acquisition proposal and the amendment proposal.

Hyde Park’s Board of Directors unanimously recommends that you vote “FOR” the adoption of each proposal listed above.

By Order of the Board of Directors,

Laurence S. Levy Chairman of the Board and Chief Executive Officer

______________, 2008

SUMMARY OF MATERIAL TERMS

This section summarizes information related to the proposal to adopt and approve the transactions contemplated by the purchase agreement providing for the acquisition of Essex Crane Rental Corp., which we refer to as Essex, through the acquisition of its parent company, Essex Holdings LLC, which we refer to as Holdings, to be voted on at the special meeting. These items are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers.

•
We are soliciting your vote to approve Hyde Park’s acquisition of Essex. See the section entitled “The Acquisition Proposal.” Essex is a leading provider of lattice boom crawler crane and attachment rental services, and possesses one of the largest fleets of cranes and attachments in the United States. Essex’s cranes and attachments are used for projects in a variety of regions and industries, including the power, marine, sewer and water, transportation, petrochemical and general commercial construction sectors. See the section entitled “Information about Holdings and Essex.”

•
Hyde Park would acquire Essex by acquiring the equity interests of Essex’s parent company, Holdings, under the terms of a purchase agreement between Hyde Park, Essex, Holdings, KCP Services LLC, as seller representative, and the members of Holdings. See the section entitled “Summary – Acquisition Proposal – The Acquisition.”

•
The purchase price for Essex is $210,000,000 cash less the stated value of ownership interests in Holdings retained by the existing owners of Holdings. The maximum stated value of the retained interests is $10,000,000 and the actual stated value of the retained interests will be determined at closing after taking into account shares of Hyde Park common stock owned by the existing owners of Holdings at such time such that the existing owners collectively retain a $10,000,000 continuing investment in Essex through ownership of retained interests and ownership of Hyde Park common stock. The purchase price is subject to adjustment at and after the closing based on Essex’s working capital at closing and other adjustments. See the sections entitled “Summary – The Acquisition Proposal” and “The Purchase Agreement – Purchase Price.”

•
The existing owners of Holdings will retain an ownership interest in Essex through ownership of retained interests and/or through ownership of Hyde Park common stock. The existing owners may exchange their retained interests after the acquisition for shares of Hyde Park’s common stock at the rate of $7.90 per share of common stock. The retained interests do not carry any voting rights and are only entitled to distributions if Hyde Park pays a dividend to its stockholders, in which case the distribution would be made on an “as exchanged” basis. See the sections entitled “The Acquisition Proposal – General Description of the Acquisition,” “The Purchase Agreement – Structure of the Acquisition” and “Amended and Restated Limited Liability Company Agreement.”

•
Hyde Park will use the proceeds of its initial public offering currently held in the trust account, approximately $102,004,900 as of June 27, 2008, to pay the net purchase price in the acquisition. The net purchase price represents the gross purchase price of $210,000,000 less the amount of Essex’s indebtedness outstanding as of the closing, the stated value of the retained interests and the amount of certain other liabilities of Essex as of the closing. To the extent that the amount held in the trust account is not sufficient to cover the net purchase price and other closing date payments, Hyde Park will have the ability to draw down the amount of such shortfall under a new credit facility for Essex to become effective at the closing. See the sections entitled “Summary – The Acquisition Proposal” and “The Purchase Agreement – Purchase Price.”

•
Essex will continue to be managed by its existing management team following the acquisition. See the sections entitled “The Acquisition Proposal – Directors and Executive Officers Following Completion of the Acquisition.”

•
If you hold IPO shares, then you have the right to vote against the acquisition proposal and demand that Hyde Park convert your shares into your pro rata portion of the trust account in which a substantial portion of the net proceeds of Hyde Park’s initial public offering are held if the acquisition is consummated. See the section entitled “The Hyde Park Special Meeting – Conversion Rights.”

i

•
Upon consummation of the acquisition, any funds remaining in the trust account after payments, if any, to stockholders exercising their conversion rights, will be used to fund the acquisition and related transaction costs and for general working capital purposes, and the trust account will cease to exist. See the section entitled “Questions and Answers – What happens to the funds deposited in the trust account after consummation of the acquisition?”

•
Adoption of the acquisition proposal requires the affirmative vote of a majority of the shares of common stock issued in Hyde Park’s initial public offering. See the section entitled “The Acquisition Proposal – Required Vote”

We are also soliciting your vote to approve other proposals relating to the acquisition, including adoption of an equity-based incentive compensation plan for our directors, officers, employees and consultants. These other proposals, which will not become effective unless the Essex acquisition is completed, are also discussed in detail in this proxy statement.

TABLE OF CONTENTS

SUMMARY OF MATERIAL TERMS	i
QUESTIONS AND ANSWERS ABOUT THE ACQUISITION	1
FORWARD-LOOKING STATEMENTS	9
SUMMARY	10
The Acquisition Proposal	10
Amendment Proposal	14
Plan Proposal	14
Adjournment Proposal	14
Special Meeting of Hyde Park’s Stockholders	14
Voting Power; Record Date	14
Vote Required to Adopt the Acquisition Proposal	14
Conversion Rights	15
Vote Required to Adopt the Amendment Proposal	16
Vote Required to Adopt the Plan Proposal	16
Vote Required to Adopt the Adjournment Proposal	16
Appraisal or Dissenters Rights	16
Proxies	17
Stock Ownership	17
Essex 10b5-1 Plan	17
Hyde Park’s Board of Directors’ Recommendation	17
Interests of Hyde Park Directors and Officers in the Acquisition	18
Interests of Holdings and Essex’s Directors and Officers in the Acquisition	18
Conditions to the Completion of the Acquisition	19
Termination	20
Comparison of Stockholders Rights	21
United States Federal Income Tax Consequences of the Acquisition	21
Regulatory Matters	22
SELECTED HISTORICAL FINANCIAL INFORMATION	23
SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF HYDE PARK AND HOLDINGS	25
COMPARATIVE SHARE INFORMATION	26
PER SHARE MARKET PRICE INFORMATION	27
RISK FACTORS	28
THE HYDE PARK SPECIAL MEETING	37
Hyde Park Special Meeting	37
Date, Time and Place	37
Purpose of the Special Meeting	37
Record Date; Who is Entitled to Vote	37
Voting Your Shares	38
Who Can Answer Your Questions About Voting Your Shares	38
No Additional Matters May Be Presented at the Special Meeting	38
Revoking Your Proxy	39
Vote Required to Adopt the Acquisition Proposal	39
Conversion Rights	39
Vote Required to Adopt the Amendment Proposal	40
Vote Required to Adopt the Plan Proposal	40
Vote Required to Adopt the Adjournment Proposal	40
Broker Non-Votes	41
Solicitation Costs	41
Stock Ownership	41
THE ACQUISITION PROPOSAL	43

General Description of the Acquisition	43
Background of the Acquisition	43
Factors Considered by the Hyde Park Board in Approving the Acquisition	46
Fairness Opinion	48
Directors and Executive Officers Following Completion of the Acquisition	56
Hyde Park Structure Following the Acquisition	58
Appraisal or Dissenters Rights	58
Accounting Treatment of the Acquisition	58
United States Federal Income Tax Consequences of the Acquisition	58
Fiscal Year	59
Regulatory Matters	59
Consequences if Acquisition Proposal is Not Approved	59
Required Vote	59
Recommendation	60
Interests of Hyde Park Directors and Officers in the Acquisition	60
Interests of Holdings and Essex’s Directors and Officers in the Acquisition	61
THE AMENDMENT PROPOSAL	62
General Description of the Proposal	62
Hyde Park’s Reasons for the Amendment Proposal and Recommendation of Hyde Park’s Board of Directors	62
Consequences if Amendment Proposal is Not Approved	62
Required Vote	62
Recommendation	62
THE PLAN PROPOSAL	63
General Description of the Incentive Plan	63
Awards Under the Incentive Plan	64
Amendment, Suspension or Termination of the Incentive Plan	67
Certain Federal Income Tax Consequences of the Incentive Plan	67
Effective Date	71
Consequences if Plan Proposal is Not Approved	71
Required Vote	71
Recommendation	71
THE ADJOURNMENT PROPOSAL	72
General Description of the Adjournment Proposal	72
Consequences if Adjournment Proposal is Not Approved	72
Required Vote	72
Recommendation	72
THE PURCHASE AGREEMENT	73
Structure of the Acquisition	73
Purchase Price	73
Escrow Amount	73
Purchase Price Adjustment - Equipment Sales	73
Purchase Price Adjustment - Working Capital	73
Obligations under Swap Agreements	74
Closing of the Acquisition	75
Representations and Warranties	75
Materiality and Material Adverse Effect	76
Interim Operations Relating to Essex	77
Access to Information; Confidentiality	78
Updated Disclosure	78
Conditions to the Completion of the Acquisition	80
Termination	82
The purchase agreement may be terminated at any time prior to the closing:	82
Fees and Expenses	84
Transfer Taxes	84
ESCROW AGREEMENT	84
Creation of Escrow	84

Distribution of Escrowed Shares	85
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT	85
Restrictions on Transfer	86
Management; Voting	86
EMPLOYMENT AGREEMENTS	86
Scope of Employment	86
Compensation and Benefits	87
Termination Benefits	87
Non-Competition; Non-Solicitation	89
REGISTRATION RIGHTS AGREEMENT	89
Shelf Registration Rights	89
LOCK-UP AGREEMENTS	90
COMPLIANCE AGREEMENT	90
NEW CREDIT FACILITY	91
INFORMATION ABOUT HOLDINGS AND ESSEX	93
Strategy	98
Competition	99
Facilities	100
Risk of Loss and Insurance	101
Government Regulation	101
Legal Proceedings	102
Employees	102
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HOLDINGS	103
INFORMATION ABOUT HYDE PARK	121
Business of Hyde Park	121
Competition	123
Facilities	123
Executive Compensation	123
Employees	123
Periodic Reporting and Audited Financial Statements	124
Legal Proceedings	124
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HYDE PARK	124
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	126
BENEFICIAL OWNERSHIP OF SECURITIES	138
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	140
PRICE RANGE OF SECURITIES AND DIVIDENDS	142
Holders	142
DESCRIPTION OF HYDE PARK’S SECURITIES FOLLOWING THE ACQUISITION	142
COMPARISON OF STOCKHOLDER RIGHTS	147
STOCKHOLDER PROPOSALS	149
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	149
WHERE YOU CAN FIND MORE INFORMATION	150
FINANCIAL STATEMENTS	F-1

ANNEXES

A—Purchase Agreement and Amendment No. 1

B—Amended and Restated Certificate of Incorporation

C—Form of Amended and Restated Limited Liability Company Agreement

D—Escrow Agreement

v

E—Employment Agreements

F—Lock-up Agreements

G—Registration Rights Agreement

H—Compliance Agreement

I—Fairness Opinion

J—Second Amended and Restated Loan and Security Agreement and Amendment No. 1

K—2008 Long Term Incentive Plan

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Q. What is being voted on?
A.   There are four proposals that you are being asked to vote on. The first proposal is to adopt, and approve the transactions contemplated by the Purchase Agreement providing for the acquisition of Essex Crane Rental Corp., which we refer to as Essex, through the acquisition of its parent company, Essex Holdings LLC, which we refer to as Holdings. Essex, is engaged in the rental and resale of heavy lift crawler cranes and related attachments, and owns one of the largest specialized fleets of lattice-boom crawler cranes and attachments in North America. Essex’s cranes and attachments are used for projects in a variety of regions and industries, including the power, marine, sewer and water, transportation, petrochemical and general commercial construction sectors. We refer to this first proposal as the acquisition proposal. See page 43.

The second proposal is to adopt amendments to Hyde Park’s certificate of incorporation to change the name of Hyde Park to “Essex Rental Corp.” and to delete certain provisions of the certificate of incorporation that are applicable to Hyde Park only prior to the completion of a business combination transaction. We refer to this second proposal as the amendment proposal. See page 62.

The third proposal is to adopt Hyde Park’s 2008 Long Term Incentive Plan, or the Incentive Plan, which is an equity-based compensation plan. We refer to this third proposal as the plan proposal. See page 63.

The fourth proposal allows the adjournment of the special meeting to a later date if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the acquisition proposal, the amendment proposal and the plan proposal. We refer to this fourth proposal as the adjournment proposal. See page 72.

Q. Why is Hyde Park proposing the acquisition proposal?
A.   Hyde Park was organized to effect a business combination with an operating business. Pursuant to Hyde Park’s certificate of incorporation, and as described in the prospectus pursuant to which Hyde Park conducted its initial public offering, which we call the IPO prospectus, Hyde Park has unrestricted flexibility in identifying and selecting a prospective business combination, subject to the limitation that a target business have a fair market value of at least 80% of Hyde Park’s net assets at the time of the business combination. Hyde Park’s Board of Directors believes that the Essex acquisition will satisfy this 80% test, and that the Essex acquisition is otherwise consistent with the terms described in the IPO prospectus.

Under the terms of its certificate of incorporation, prior to completing a business combination, Hyde Park must submit the proposed business combination to Hyde Park’s stockholders for approval. Having negotiated the terms of the acquisition of Essex, Hyde Park is now submitting the proposed business combination to Hyde Park’s stockholders for their approval.

Q. What is Hyde Park acquiring in the acquisition?
A.   Hyde Park has agreed to acquire all of the ownership interests of Holdings, the parent company of Essex, other than ownership interests which will be retained by the existing owners of Holdings. We refer to the ownership interests in Holdings that are retained by the existing owners of Holdings as the retained interests.

Holdings, through its wholly-owned subsidiary, Essex, is engaged in the rental of heavy lift crawler cranes and related attachments. Essex is a leading provider of lattice boom crawler crane and attachment rental services, and possesses one of the largest fleets of cranes and attachments in the United States. Essex’s cranes and attachments are used for projects in a variety of regions and industries, including the power, marine, sewer and water, transportation, petrochemical and general commercial construction sectors. See page 43.

Q. What factors did Hyde Park’s Board of Directors consider in approving the acquisition of Essex?
A.   Hyde Park’s Board of Directors approved the Essex acquisition based on a number of factors, including the following principal factors:

•      the Board’s belief that Essex operates in a growing industry;

•      the Board’s belief that Essex has a strong market position which is protected by significant barriers to entry;

•      the Board’s belief that Essex’s fleet of cranes and attachments is not subject to appreciable technological obsolescence and requires limited capital expenditure by Essex; and

•      the Board’s belief that Essex has a committed and experienced management team

See “Factors Considered by the Hyde Park Board in Approving the Acquisition” on page 46.

Q. What is Hyde Park paying for Holdings?
A.   Hyde Park has agreed to purchase all of the membership interests of Holdings, other than the retained interests, for $210,000,000 in cash less the stated value of the retained interests. The maximum stated value of the retained interests is $10,000,000 but the actual stated value of the retained interests will be determined at the closing of the acquisition by decreasing the $10,000,000 maximum stated value by the gross purchase price paid for shares of Hyde Park common stock acquired in the open market or in private purchases and owned by the existing owners of Holdings as of the date of completion of the acquisition. The purchase price in the acquisition is subject to adjustment at and after the closing, including to reflect crane purchases and sales by Essex since January 1, 2008 and the net working capital of Essex as of the closing date of the acquisition. See page 73.

Q. How is Hyde Park paying for the acquisition?
A.   Hyde Park will use the proceeds of its initial public offering currently held in the trust account, approximately $102,004,900 as of June 27, 2008, to pay the net purchase price in the acquisition. The net purchase price represents the gross purchase price of $210,000,000 less the amount of Essex’s indebtedness outstanding as of the closing, the stated value of the retained interests and the amount of certain other liabilities of Essex as of the closing. The amount held in the trust account is expected to be sufficient to cover the amount of the net purchase price and to pay for transaction related expenses and the deferred commission and other amounts payable to the underwriters of Hyde Park’s initial public offering upon completion of the acquisition. To the extent that the amount held in the trust account is not sufficient to cover the net purchase price and such other closing date payments, including as a result of payments to holders of IPO shares who have exercised conversion rights, Hyde Park will have the ability to draw down the amount of such shortfall under the new credit facility for Essex to become effective at the closing. An illustration of the amount of each component of the purchase price and the sources of payment for the net purchase price assuming the acquisition closed on March 31, 2008 is set forth on page 11.

Q. What are the retained interests and why will the existing owners of Holdings own them after completion of the acquisition?
A.   The retained interests are membership interests in Holdings, the parent company of Essex, that will continue to be owned by the existing owners of Holdings after completion of the acquisition. The retained interests will have a maximum stated value of $10,000,000 and will be exchangeable by the existing owners at any time after completion of the acquisition at the rate of $7.90 per share of common stock. The actual stated value of the retained interests will be determined at the closing by reducing the $10,000,000 maximum stated value by the gross purchase price paid for shares of Hyde Park common stock acquired in the open market or in private purchases and owned by the existing owners of Holdings as of the date of completion of the acquisition such that the existing owners collectively retain a $10,000,000 continuing investment in Essex through ownership of retained interests and ownership of Hyde Park common stock. The retained interests do not carry any voting rights and are entitled to distributions from Holdings only if Hyde Park pays a dividend to its stockholders, in which case a distribution on account of the retained interests will be made on an “as exchanged” basis.

Hyde Park negotiated for the retention of an ownership interest in Essex by the existing owners of Holdings for two reasons: first, with respect to existing owners who are, and will continue to be, members of Essex senior management, Hyde Park believed that it was important for such owners to have an alignment of interests with Hyde Park’s shareholders and to be incentivized through continued equity ownership – senior management of Essex will collectively hold a $5,000,000 continuing investment; and second, Hyde Park desired to satisfy a portion of the purchase price for Essex using equity interests rather than cash – $10,000,000 of the purchase price will be satisfied through the retention of ownership interests in Holdings assuming that no shares of Hyde Park common stock purchased in the open market or in private transactions are owned by the existing owners of Holdings as of the acquisition completion date. See Summary beginning on page 10.

Q. Is Hyde Park issuing any shares of common stock in the acquisition?
A.   Other than up to 132,912 shares of common stock which may be issued to Hyde Park’s financial advisor in the acquisition as part of its fee, Hyde Park will not be issuing any shares of its common stock in the acquisition. However, at any time after completion of the acquisition, the existing members of Holdings will be entitled to exchange their retained interests in Holdings for shares of Hyde Park’s common stock at the rate of $7.90 per share of common stock. Accordingly, if the $10,000,000 maximum stated value of membership interests in Holdings is retained by the existing members of Holdings, an aggregate of 1,265,823 shares of Hyde Park common stock would be issuable upon exchange of such retained interests. See page 74.

Q. Who will manage the acquired company?
A.   Following the acquisition, Essex will continue to be managed by its existing management. Ronald Schad, President and Chief Executive Officer of Essex, will also become President and Chief Executive Officer of Hyde Park. Martin Kroll, Senior Vice President and Chief Financial Officer of Essex, will also become Chief Financial Officer of Hyde Park. Laurence Levy and Edward Levy will continue to serve as officers and on the Board of Directors of Hyde Park. See page 56.

Q. When do you expect the acquisition to be completed?	A. It is currently anticipated that the acquisition will be completed, or closed, promptly following the Hyde Park special meeting on __________, 2008.
Q. What will I receive in the acquisition?	A. You will not receive any cash or other property in the acquisition, but instead you will continue to hold your shares of Hyde Park common stock.

Q. Do I have the right to convert my shares into cash?
A.   If you hold IPO shares, then you have the right to vote against the acquisition proposal and demand that Hyde Park convert your shares into your pro rata portion of the trust account in which a substantial portion of the net proceeds of Hyde Park’s initial public offering are held if the acquisition is consummated. If the holders of 2,587,500 or more IPO shares, or 20% or more of the total number of IPO shares, demand conversion of their shares into their pro rata portion of the trust account, then, in accordance with the terms of Hyde Park’s certificate of incorporation, Hyde Park will not consummate the acquisition. We sometimes refer to the right to vote against the acquisition and demand conversion of your shares into your pro rata portion of the trust account as conversion rights. See page 122.

Q. If I have conversion rights, how do I exercise them?
A.   If you wish to exercise your conversion rights, you must vote against the acquisition and at the same time demand that Hyde Park convert your shares into cash. If, notwithstanding your vote, the acquisition is completed, then you will be entitled to receive your pro rata share of the trust account in which a substantial portion of the net proceeds of Hyde Park’s initial public offering are held. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to Hyde Park. Based on the amount of cash held in the trust account at June 27, 2008, you will be entitled to convert each share that you hold into approximately $7.88. If you exercise your conversion rights, then you will be exchanging your shares for cash and will no longer own these shares. If the acquisition is not completed, then your shares will not be converted to cash at this time. See page 122.

Prior to exercising conversion rights, Hyde Park stockholders should verify the market price of Hyde Park’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Hyde Park’s shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol HYDQ.

Q. What happens to the funds deposited in the trust account after consummation of the acquisition?
A.   Upon consummation of the acquisition, any funds remaining in the trust account after payments, if any, to stockholders exercising their conversion rights, will be used to fund the acquisition and certain transaction costs and for general working capital purposes, and the trust account will cease to exist.

Q. What vote is required in order to adopt the acquisition proposal?
A.   Adoption of the acquisition proposal requires the affirmative vote of a majority of the shares of common stock issued in Hyde Park’s initial public offering, which we call IPO shares, which are represented in person or by proxy at the meeting. No vote of Hyde Park’s warrant holders is necessary to adopt the acquisition proposal, and Hyde Park is not asking warrant holders to vote on the acquisition proposal. Adoption of the acquisition proposal is not conditioned upon the adoption of any other proposal. See page 59.

Q. What happens if the acquisition is not consummated?
A.   If the acquisition is not consummated, Hyde Park will continue to search for an operating company to acquire. However, under most circumstances, if the acquisition is not consummated, Hyde Park will be obligated to pay a $4,000,000 breakup fee to the members of Holdings upon completion of a subsequent acquisition. The prospect of such breakup fee becoming payable would likely make it more difficult for Hyde Park to propose an alternative business combination that would be financially attractive to Hyde Park’s stockholders. The trust account in which a substantial portion of the net proceeds of Hyde Park’s initial public offering are held will be liquidated if Hyde Park does not consummate a business combination by March 5, 2009. In any liquidation, the net proceeds of Hyde Park’s initial public offering held in the trust account will be distributed pro rata to Hyde Park’s common stockholders holding IPO shares.

Q. Why is Hyde Park proposing the amendment proposal?
A.   The amendment proposal is being proposed in order to (i) change the name of Hyde Park to “Essex Rental Corp.” and (ii) eliminate certain provisions that are applicable to Hyde Park only prior to its completion of a business combination transaction. Hyde Park believes that the name Essex Rental Corp. more accurately reflects the business it will conduct after the acquisition, and will enable industry and financial market participants to more closely associate Hyde Park with its operating business. See page 62.

Q. What vote is required to adopt the amendment proposal?
A.   Adoption of the amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Hyde Park’s common stock. No vote of Hyde Park warrant holders is necessary to adopt the amendment proposal, and Hyde Park is not asking warrant holders to vote on the amendment proposal. Adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned upon adoption of the plan proposal or the adjournment proposal. See page 62.

Q. Why is Hyde Park proposing the plan proposal?
A.   In connection with the acquisition, Hyde Park agreed to grant options to Essex’s senior management equal to 10% of the outstanding common stock of Hyde Park as of the closing of the acquisition. The proposed Incentive Plan will facilitate the granting of such awards, which will be granted on such terms as may be determined by Hyde Park’s compensation committee from time to time after completion of the acquisition. Hyde Park believes that the awards available under the Incentive Plan will assist Hyde Park in attracting, retaining and motivating employees and officers or those who will become employees or officers of Hyde Park and/or its subsidiaries (including Essex), and to align the interests of those individuals and Hyde Park’s stockholders. See page 63.

Q. What vote is required to adopt the plan proposal?
A.   Adoption of the plan proposal requires the affirmative vote of a majority of the shares of Hyde Park common stock represented in person or by proxy at the meeting. No vote of Hyde Park warrant holders is necessary to adopt the plan proposal, and Hyde Park is not asking warrant holders to vote on the plan proposal. Adoption of the plan proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned upon adoption of the amendment proposal, or the adjournment proposal. See page 71.

Q. Why is Hyde Park proposing the adjournment proposal?
A.   Hyde Park is proposing the adjournment proposal to allow Hyde Park’s Board of Directors to adjourn the special meeting at which the acquisition, amendment and plan proposals will be voted on to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve one or more of such proposals.

Q. What vote is required to adopt the adjournment proposal?
A.   Adoption of the adjournment proposal requires the affirmative vote of a majority of the shares of Hyde Park common stock represented in person or by proxy at the meeting. No vote of Hyde Park warrant holders is necessary to adopt the adjournment proposal, and Hyde Park is not asking warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of any other proposal. See page 72.

Q. If I am not going to attend the Hyde Park special meeting in person, should I return my proxy card instead?
A.   Yes. After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the Hyde Park special meeting. See page 38.

Q. What will happen if I abstain from voting or fail to vote?
A.   An abstention or failure to vote (including a failure to instruct your broker how to vote) will have the same effect as a vote against the acquisition proposal, but will not have the effect of converting your shares into your pro rata portion of the trust account in which a substantial portion of the net proceeds of Hyde Park’s initial public offering are held. An abstention or failure to vote will also have the same effect as a vote against the amendment proposal. To exercise your conversion rights, you must affirmatively vote against the acquisition proposal and at the same time affirmatively elect to convert your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Hyde Park special meeting. See page 38.

Q. What do I do if I want to change my vote?
A.   Send a later-dated, signed proxy card to Hyde Park’s secretary prior to the date of the special meeting or attend the special meeting in person, revoke your proxy and vote. You also may revoke your proxy by sending a notice of revocation to Hyde Park’s Chief Executive Officer at the address of Hyde Park’s corporate headquarters. A later-dated proxy or notice of revocation will not be effective to change your vote unless it is received by Hyde Park before the time of the Special Meeting. See page 39.

Q. If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A.   No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. To exercise your conversion rights, you must affirmatively elect to convert your shares by directing your broker to check the appropriate box on the proxy card and ensure that the proxy card is delivered prior to the Hyde Park special meeting. See page 39.

Q. Who will pay for this proxy solicitation?
A.   Hyde Park has retained Morrow & Co., Inc. to aid in the solicitation of proxies. Morrow & Co., Inc. will receive a fee of approximately $12,500, as well as reimbursement for certain costs and out of pocket expenses incurred by them in connection with their services, all of which will be paid by Hyde Park. In addition, officers and directors of Hyde Park may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses. Hyde Park will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Hyde Park may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares. See page 41.

Q. Who can help answer my questions?
A.   If you have questions about the solicitation of proxies, you may write, e-mail or call Morrow & Co., Inc., 470 West Avenue – 3rd Floor, Stamford, CT 06902, Email: hydepark.info@morrowco.com. Stockholders, banks and brokerage firms, please call (800) 607-0088.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this document, including projected financial performance of Essex, constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain information which could impact future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to Hyde Park’s stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this document provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Hyde Park or Holdings or Essex in its forward-looking statements, including among other things:

•	general economic conditions;

•	Essex’s dependence on its key management personnel;

•	reliance on a limited number of suppliers;

•	continuing need for financing;

•	actions by competitors;

•	potential exposure to liability for injuries caused by Essex’s cranes and attachments; and

•	fluctuations in the value of US currency.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

All forward-looking statements included herein attributable to each of Hyde Park, Holdings, Essex or any person acting on any such party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Hyde Park, Holdings and Essex undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this document could have a material adverse effect on Hyde Park, Holdings or Essex.

SUMMARY

The following discusses in summary form the material terms of the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal. The proposals are described in greater detail elsewhere in this document. You should carefully read this entire document and the other documents to which this document refers you. See “Where You Can Find More Information” on page 150.

The Acquisition Proposal

The Acquisition

The acquisition proposal seeks your approval of the purchase agreement entered into on March 6, 2008, and amended on May 9, 2008, by Hyde Park, Essex, Holdings, the members of Holdings and KCP Services LLC. The purchase agreement, as amended, provides for the purchase by Hyde Park of all of the membership interests of Holdings other than membership interests which may be retained by the existing members of Holdings, which we refer to as the retained interests, for $210,000,000 cash less the value of such retained interests. The maximum stated value of the retained interests is $10,000,000. The actual stated value of the retained interests will be determined on the date of the closing of the acquisition by reducing the $10,000,000 maximum stated value of the retained interests by the gross purchase price paid for shares of Hyde Park common stock acquired in open market or private purchases and owned by the existing owners of Holdings as of the date of completion of the acquisition. The purchase price in the acquisition is subject to adjustment at and after the closing, including to reflect crane purchases and sales by Essex since January 1, 2008 and the net working capital of Essex as of the closing date of the acquisition. See “The Purchase Agreement” on page 73.

At any time following the closing of the acquisition, the retained interests may, at the option of the existing members of Holdings, be exchanged for shares of Hyde Park’s common stock at the rate of $7.90 per share. Accordingly, if the $10,000,000 maximum stated value of membership interests in Holdings is retained by the existing members of Holdings, an aggregate of 1,265,823 shares of Hyde Park common stock would be issuable upon exchange of such retained interests. The retained interests do not carry voting rights and, prior to their exchange, distributions on account of the retained interests will only be made by Holdings if Hyde Park pays a dividend to its stockholders, in which case a distribution on account of the retained interests will be made on an “as exchanged” basis. See “Amended and Restated Limited Liability Company Agreement” on page 85. Existing members of Holdings who are members of Essex senior management have agreed, subject to certain exceptions, not to sell their retained interests in Holdings, their shares of Hyde Park common stock issuable upon exchange of such retained interests, or their shares of Hyde Park common stock acquired prior to completion of the acquisition, for a period of two years following completion of the acquisition. See “Lock-Up Agreements” on page 90. Hyde Park has granted certain registration rights to the existing members of Holdings with respect to the shares of Hyde Park common stock issuable upon exchange of the retained interests. See “The Registration Rights Agreement” on page 89.

$7,000,000 of the cash portion of the purchase price, which we sometimes refer to as the escrow fund, together with $5,000,000 of securities of Holdings or Hyde Park, in the form of retained interests, Hyde Park common stock or a combination thereof, owned as of the closing date by two existing members of Holdings, Kirtland Capital Partners III L.P. and Kirtland Capital Company III L.L.C., will be held in escrow following the closing of the acquisition to secure the existing members of Holdings’ indemnification obligations and obligations in the event that the net working capital adjustment results in a reduction of the purchase price under the purchase agreement. See the “Escrow Agreement” on page 84. The escrowed funds and escrowed securities will, in most cases, represent Hyde Park’s sole recourse for breaches by the existing members of Holdings under the purchase agreement absent fraud. Kirtland and the management members of Holdings anticipate entering into an agreement prior to the closing whereby such management members will share with Kirtland the risk associated with any claims made by Hyde Park against the escrowed securities placed into the escrow account by Kirtland.

Hyde Park will use the proceeds of its initial public offering currently held in the trust account, approximately $102,004,897 as of June 27, 2008 to pay the net purchase price in the acquisition. The net purchase price represents the gross purchase price of $210,000,000 less the amount of Essex’s indebtedness outstanding as of the closing, the stated value of the retained interests and the amount of certain other liabilities of Essex as of the closing. The amount held in the trust account is expected to be sufficient to cover the amount of the net purchase price and to pay for transaction related expenses and the deferred commission and other amounts payable to the underwriters of Hyde Park’s initial public offering upon completion of the acquisition. To the extent that the amount held in the trust account is not sufficient to cover the net purchase price and such other closing date payments, including as a result of payments to holders of IPO shares who have exercised conversion rights, Hyde Park will have the ability to draw down the amount of such short fall under the new credit facility for Essex to become effective at the closing. See “New Credit Facility” on page 91.

For illustrative purposes only, the table below sets forth (1) a calculation of the net purchase price assuming the closing of the acquisition had occurred on March 31, 2008 and (2) the sources of funds for payment of the derived net purchase price assuming (a) that no holders of IPO shares exercised their conversion rights and (b) that holders of 19.99% the IPO shares exercised their conversion rights at $7.85 per share, based on the amount held n the Hyde Park trust account at March 31, 2008. To the extent applicable, the following illustration is based on the unaudited financial statements of Holdings and Hyde Park as of and for the three months ended March 31, 2008 included elsewhere in this proxy statement.

Total Purchase Price	$210,000,000
Plus Essex accounting fees reimbursement[1]	600,000
Plus Essex legal fees reimbursement[1]	25,000
Plus Essex other transaction costs reimbursements[2]	125,000
Less stated value of retained interests[2]	(10,000,000)
Less accrued and unpaid Essex transaction expenses[1]	(4,300,000)
Less outstanding indebtedness of Essex and Holdings[3]	(137,809,305)
Less change of control payments	—
Less 50% of Hart-Scott-Rodino filing fees	—
Less bonus accruals for Essex employees	(356,000)
Adjustment for Essex’s estimated working capital	(611,028)
Adjustment for excess crane purchases	5,974,597
Estimated Net Purchase Price as of March 31, 2008	$63,648,264

Sources of Funds:
Assuming No Conversions:
Funds Held in Trust Account	$63,648,264
Amount drawn from Essex’s New Credit Facility	—

Assuming Maximum Conversions:
Funds Held in Trust Account[4]	$63,648,264
Amount drawn from Essex’s New Credit Facility	—

1.	Estimate only.
2.
Assumes the maximum stated value of the retained interests. To the extent shares of Hyde Park common stock purchased in open market or private transactions are owned by the existing owners of Holdings on the closing date, the stated value of the retained interests will be decreased by the gross purchase price of such purchases and the reimbursement amount would increase proportionately to up to $250,000.

3.	Assumes that the Wachovia Swap Agreements will be terminated prior to closing of the acquisition.
4.
The net purchase price would have to exceed approximately $81,000,000 before the net amount in the trust account (after payment of approximately $20,000,000 on account of conversion of 2,587,499 IPO shares, or 19.99% of the total IPO shares) would be insufficient to cover the net purchase price. In such event, the shortfall would be funded with proceeds of Essex’s new credit facility.

The retained interests are membership interests in Holdings, the parent company of Essex, that will continue to be owned by the existing owners of Holdings after completion of the acquisition. The retained interests will have a maximum stated value of $10,000,000, but the actual stated value of the retained interests will be determined at the closing of the acquisition by reducing the $10,000,000 maximum stated value by the gross purchase price paid for shares of Hyde Park common stock acquired in the open market or in private purchases and owned by the existing owners of Holdings as of the date of completion of the acquisition. As a result of the foregoing, the dollar amount of the continuing investment of the existing owners of Holdings will remain at $10,000,000, but such continuing investment will be in the form of both shares of Hyde Park common stock (purchased in the open mark or private transactions) and retained interests instead of such continuing investment being in the form of retained interests only.

The retained interests may be exchanged by the existing owners of Holdings at any time after completion of the acquisition for shares of Hyde Park common stock at the rate of $7.90 per share. The exchange rate is the result of negotiations between the parties and reflects the price at which the existing owners of Holdings can receive shares of Hyde Park in exchange for the stated value of the retained interests. The retained interests do not carry any voting rights and are entitled to distributions from Holdings only if Hyde Park pays a dividend to its stockholders, in which case a distribution on account of the retained interests will be made on an “as exchanged” basis. Except for such distribution rights, the retained interests do not represent an economic interest in Holdings.

Hyde Park negotiated for the retention of an ownership interest by the existing owners of Holdings for two reasons: first, with respect to existing owners who are, and will continue to be, members of Essex senior management, Hyde Park believed that it was important for such owners to have an alignment of interests with Hyde Park’s shareholders and to be incentivized through continued equity ownership – senior management of Essex will collectively hold a $5,000,000 continuing investment; and second, Hyde Park desired to satisfy a portion of the purchase price for Essex using equity interests rather than cash. $10,000,000 of the purchase price will be satisfied through the retention of ownership interests in Holdings assuming that no shares of Hyde Park common stock purchased in the open market or in private transactions are owned by the existing owners of Holdings as of the acquisition completion date. The amount of the purchase price that will be satisfied with equity will be reduced to the extent that shares of Hyde Park common stock purchased in the open market or in private transactions are owned by the existing owners of Holdings as of the acquisition completion date since, as discussed above, the stated value of the retained interests would be correspondingly reduced.

Hyde Park and the existing members of Holdings do not have any agreement as to how many shares of Hyde Park common stock the existing owners may purchase in the open market or in private transactions, or as to what the actual stated amount of the retained interests will be. Such determination will be made at the closing of the acquisition based on shares of Hyde Park common stock owned as of that time by the existing owners of Holdings. Moreover, the existing owners of Holdings are not limited as to the number of shares of Hyde Park common stock that may be purchased by them, but an investment in excess of $10,000,000 will not have any impact on the manner in which the purchase price is paid in the acquisition. Shares purchased by Essex pursuant to its 10b5-1 plan, and shares purchased by Essex, Holdings, the existing members of Holdings or their respective affiliates pursuant to any transactions designed to increase the likelihood that the acquisition proposal will be approved (as discussed below), will, to the extent such shares are owned as of the closing date by an existing owner of Holdings, be included in determining the stated value of the retained interests. There is no agreement between Hyde Park and the existing owners of Holdings providing for the repurchase or other transfer of shares of Hyde Park common stock owned by the existing owners if the acquisition is not approved or completed.

The retained interests will be allocated to the existing owners of Holdings in accordance with their proportionate ownership of Holdings as set forth in the following table which assumes that no shares of Hyde Park common stock are owned as of the closing of the acquisition by the existing owners of Holdings and that the retained interests therefore will have the maximum stated value of $10,000,000. To the extent an existing owner does own shares of Hyde Park common stock as of the closing of the acquisition, the stated value of the retained interest to be allocated to such existing owner will be reduced by the gross purchase price paid by such existing owner for such shares of common stock.

Existing Owner	Retained Interest (Stated Value)
Kirtland Capital Partners III L.P.	$4,712,641.50
Kirtland Capital Company III L.L.C.	$287,354.55
Ronald L. Schad	$3,900,000.24
Martin A. Kroll	$600,005.90
William L. Erwin	$299,994.55
William J. O’Rourke	$200,004.26
$10,000,000.00

Hyde Park and the other parties to the purchase agreement plan to complete the acquisition promptly after the Hyde Park special meeting, provided that:

•	Hyde Park’s stockholders have approved the acquisition proposal;

•	holders of less than 20% of the IPO shares elect to exercise their right to convert their shares into cash; and

•	the other conditions specified in the purchase agreement have been satisfied or waived.

The purchase agreement and the amendment thereto are included as Annex A to this document. We encourage you to read the purchase agreement, as amended, in its entirety. It is the legal document that governs the acquisition. See “The Purchase Agreement” on page 73.

Hyde Park

Hyde Park was incorporated in Delaware on August 21, 2006 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Hyde Park’s initial public offering was declared effective March 5, 2007 and was consummated on March 13, 2007, resulting in net proceeds of $98,423,651 through the sale of 12,937,500 units at $8.00 per unit, including units sold pursuant to the underwriter’s over-allotment. Each unit was comprised of one share of Hyde Park common stock and one warrant entitling the holder thereof to purchase one share of Hyde Park common stock at an exercise price of $5.00. Hyde Park’s common stock, warrants to purchase common stock and units are listed on the Over-the-Counter Bulletin Board under the symbols HYDQ, HYDQW and HYDQU, respectively. As of June 27, 2008, Hyde Park held approximately $102,004,900 in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination. Other than its initial public offering and the pursuit of a business combination, Hyde Park has not engaged in any business to date. If Hyde Park does not consummate a business combination by March 5, 2009, then, pursuant to article sixth of its certificate of incorporation, as amended, Hyde Park’s officers must take all actions necessary to dissolve and liquidate Hyde Park as soon as reasonably practicable.

Hyde Park will use the amount currently held in the trust account, approximately $102,004,900 as of June 27, 2008, as follows:

•	The Hyde Park stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds deposited in the trust account; and

•
The remaining funds in the trust account after the distributions described above will be used to fund the acquisition of Essex as well as to pay transaction expenses and the deferred commission payable to the underwriters of Hyde Park’s initial public offering.

The mailing address of the principal executive office of Hyde Park is 461 Fifth Avenue, 25th Floor, New York, NY 10017, and its telephone number is (212) 644-3450. See “Information about Hyde Park” on page 121.

Essex and Holdings

Essex, a Delaware corporation and a wholly-owned subsidiary of Holdings, is primarily engaged in the rental of heavy lift crawler cranes and related attachments. Essex owns one of the largest specialized fleets of lattice-boom crawler cranes and attachments in North America. Essex currently owns and operates a fleet of over 350 crawler cranes and attachments, which it rents to customers throughout the United States and Canada. Essex’s cranes and attachments are used for projects in a variety of regions and industries, including the power, marine, sewer and water, transportation, infrastructure, petrochemical and municipal construction sectors.

Holdings, a Delaware limited liability company, owns all of the capital stock of Essex, which is its sole asset.

The mailing address of Essex’s principal executive offices is 1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois 60089-1974, and its telephone number is (847) 215-6500. The mailing address of Holdings’ principal executive offices is 3201 Enterprise Parkway, Beachwood, Ohio, 44122, and its telephone number is (216) 593-0100. See “Information about Essex and Holdings” on page 93.

Amendment Proposal

Hyde Park is proposing an amendment to Hyde Park’s certificate of incorporation to change the name of Hyde Park to “Essex Rental Corp.” and to eliminate certain provisions that are applicable to Hyde Park only prior to its completion of the acquisition. Hyde Park believes that the name “Essex Rental Corp.” more accurately reflects the business it will conduct after the acquisition, and will enable industry and financial market participants to more closely associate Hyde Park with its operating business. See “The Amendment Proposal” on page 62.

Plan Proposal

Hyde Park is proposing that its stockholders adopt the 2008 Long Term Incentive Plan. Hyde Park believes that the awards available under the Incentive Plan will assist Hyde Park in attracting, retaining and motivating employees and officers or those who will become employees or officers of Hyde Park and/or its subsidiaries (including Holdings and Essex), and to align the interests of those individuals and Hyde Park’s stockholders. The Incentive Plan is included as Annex K to this document. We encourage you to read the Incentive Plan in its entirety. It is the legal document that governs the plan. See “The Plan Proposal” on page 63.

Adjournment Proposal

In the event there are not sufficient votes at the time of the special meeting to approve the acquisition proposal, Hyde Park’s Board of Directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See “The Adjournment Proposal” on page 72.

Special Meeting of Hyde Park’s Stockholders

The special meeting of the stockholders of Hyde Park will be held at 10:00 a.m., eastern time, on ________, 2008, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Hyde Park common stock at the close of business on ________, 2008, which is the record date for the special meeting. You will have one vote for each share of Hyde Park common stock you owned at the close of business on the record date. Hyde Park warrants do not have voting rights.

Vote Required to Adopt the Acquisition Proposal

The affirmative vote of a majority of the IPO shares represented in person or by proxy at the meeting is required to adopt the acquisition proposal. No vote of Hyde Park warrant holders is necessary to adopt the acquisition proposal, and Hyde Park is not asking Hyde Park warrant holders to vote on the acquisition proposal. Adoption of the acquisition proposal is not conditioned upon the adoption of any other proposal. If the holders of 2,587,500 or more IPO shares, or 20% or more of the total number of IPO shares, demand conversion of their shares into their pro rata portion of the trust account, then, in accordance with the terms of Hyde Park’s certificate of incorporation, Hyde Park will not consummate the acquisition contemplated by the acquisition proposal. See “Conversion Rights” below.

At the close of business on June 27, 2008, there were 15,750,000 shares of Hyde Park common stock outstanding, 12,937,500 of which were issued in Hyde Park’s initial public offering.

Hyde Park’s initial stockholders have agreed to vote their 2,812,500 shares of Hyde Park common stock acquired prior to Hyde Park’s initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, in accordance with the vote of the majority of the shares of Hyde Park common stock issued in its initial public offering.

If, following the date of this proxy statement, Hyde Park believes that the acquisition proposal may not receive the affirmative vote of a majority of the IPO shares in favor of the acquisition proposal, or that holders of 20% or more of the total number of IPO shares may vote against the acquisition proposal and exercise their conversion rights, Hyde Park, its initial stockholders, Essex and/or their respective affiliates may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have voted against, or who have indicated, or are believed to have indicated, an intention to vote against, the acquisition proposal, to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the acquisition proposal.

Any such transaction would be designed to increase the likelihood that the acquisition proposal will be approved. Hyde Park will not use any of the funds in the trust account into which substantially all of the net proceeds of Hyde Park’s initial public offering were deposited for purposes of funding any such transaction. No such negotiations have occurred to date and no such transaction has been entered into. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated. If any such transactions are entered into or consummated by Hyde Park, its initial stockholders, Essex and/or their respective affiliates, the applicable party will promptly disclose such transactions to the extent required by, and in accordance with, applicable law. If the adjournment proposal is approved, Hyde Park’s Board of Directors may adjourn the special meeting if additional time would permit Hyde Park or such other parties to successfully pursue any such transactions. Hyde Park does not believe that the pursuit or consummation of any transactions designed to increase the likelihood that the acquisition proposed will be approved is an effective waiver of the voting requirement or limitation on IPO share conversions. The IPO shares are publicly traded securities, and Hyde Park believes that holders of the IPO shares have the right to avail themselves of an opportunity to sell or otherwise enter into an agreement with respect to the voting of their IPO shares as an alternative to voting against the acquisition proposal and exercising their conversion rights. For the foregoing reason, Hyde Park also believes that the pursuit and consummation of transactions designed to increase the likelihood that the acquisition proposal will be approved is consistent with the terms of its IPO prospectus and certificate of incorporation.

Conversion Rights

As provided in Hyde Park’s certificate of incorporation, holders of IPO shares may, if the stockholder votes against the acquisition proposal, demand that Hyde Park convert their shares into cash. This demand must be made on the proxy card at the same time that the stockholder votes against the acquisition proposal. If so demanded, Hyde Park will convert each share of common stock into a pro rata portion of the trust account. Based on the amount of cash held in the trust account at June 27, 2008, you will be entitled to convert each share of common stock that you hold into approximately $7.88. If you exercise your conversion rights, then you will be exchanging your shares of Hyde Park’s common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and, after the closing of the acquisition, tender your stock certificate to Hyde Park by mailing it to Hyde Park’s transfer agent, Continental Stock Transfer & Trust Company. If the acquisition is not completed, then these shares will not be converted into cash. Stockholders that vote against the acquisition and elect to convert their shares to cash are not required to tender their stock certificates at or before the special meeting. If a stockholder owns shares in street name, such stockholder will have to coordinate with his, her or its broker to have such shares certificated. A stockholder who exercises conversion rights will continue to own any warrants to acquire Hyde Park common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of conversion rights.

In accordance with the terms of Hyde Park’s certificate of incorporation, the acquisition will not be consummated if the holders of 2,587,500 or more IPO shares, or 20% or more of the total number of IPO shares, exercise their conversion rights.

Prior to exercising conversion rights, Hyde Park stockholders should verify the market price of Hyde Park’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Hyde Park’s shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol HYDQ.

Vote Required to Adopt the Amendment Proposal

Adoption of the amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Hyde Park’s common stock. No vote of Hyde Park warrant holders is necessary to adopt the amendment proposal, and Hyde Park is not asking warrant holders to vote on the amendment proposal. Adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal but is not conditioned upon the adoption of the plan proposal or the adjournment proposal.

Hyde Park’s initial stockholders intend to vote their shares of Hyde Park common stock, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, “FOR” the amendment proposal.

Vote Required to Adopt the Plan Proposal

Adoption of the plan proposal requires the affirmative vote of a majority of the shares of Hyde Park’s common stock represented in person or by proxy at the meeting. No vote of Hyde Park warrant holders is necessary to adopt the plan proposal, and Hyde Park is not asking warrant holders to vote on the plan proposal. Adoption of the plan proposal is conditioned upon the adoption of the acquisition proposal but is not conditioned upon the adoption of the amendment proposal or the adjournment proposal.

Hyde Park’s initial stockholders intend to vote their shares of Hyde Park common stock, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, “FOR” the plan proposal.

Vote Required to Adopt the Adjournment Proposal

Adoption of the adjournment proposal requires the affirmative vote of a majority of the shares of Hyde Park’s common stock represented in person or by proxy at the meeting. No vote of Hyde Park warrant holders is necessary to adopt the adjournment proposal, and Hyde Park is not asking warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of any other proposal.

Hyde Park’s initial stockholders have agreed to vote their shares of Hyde Park common stock, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, “FOR” the adoption of the adjournment proposal.

Appraisal or Dissenters Rights

No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Hyde Park in connection with the acquisition proposal.

Proxies

Proxies may be solicited by mail, telephone or in person.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting. See page 39.

Stock Ownership

At the close of business on the record date, Laurence S. Levy and Edward Levy, who together comprise all of Hyde Park’s directors and executive officers, together with their affiliates, beneficially owned 2,700,000 shares of Hyde Park common stock, or approximately 17.14% of the outstanding shares of Hyde Park common stock. Such number does not include 1,466,000 shares of common stock issuable upon exercise of warrants held by Hyde Park’s executive officers and directors. These 2,700,000 shares have a market value of approximately $20,979,000 based on Hyde Park’s common stock price of $7.77 per share as of June 27 , 2008. Those persons, along with Isaac Kier, one of Hyde Park’s initial stockholders who was issued 112,500 shares of Hyde Park common stock prior to the initial public offering, have agreed, with respect to the acquisition proposal, to vote their shares of common stock acquired by them prior to the initial public offering, 2,812,500 shares in the aggregate, or 17.9% of the outstanding shares of common stock, in accordance with the vote of the majority of the shares issued in connection with Hyde Park’s initial public offering. Laurence Levy is currently Chairman of Hyde Park’s Board of Directors and Chief Executive Officer of Hyde Park. Edward Levy is currently a member of Hyde Park’s Board of Directors and President of Hyde Park. For more information on beneficial ownership of Hyde Park’s common stock by executive officers, directors and 5% stockholders, see page 138.

Essex 10b5-1 Plan

Essex has established a so-called 10b5-1 plan providing for the purchase of up to $5,000,000 worth of Hyde Park common stock in the open market at prices not to exceed $7.90 per share. Essex intends to vote any shares of Hyde Park common stock acquired pursuant to such plan and still owned as of the close of business on the record date for the special meeting in favor of each of the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal. In addition, if the acquisition proposal is approved, prior to completion of the acquisition Essex intends to terminate the 10b5-1 plan and transfer any shares acquired through such plan to some or all of the existing members of Holdings. As of June 20, 2008, Essex had acquired 400,000 shares of Hyde Park common stock pursuant to the plan for a gross purchase price of $3,088,020. If these 400,000 shares of Hyde Park common stock are transferred to and owned by the existing owners of Holdings on or prior to the closing date, the stated value of the retained interests portion of the purchase price would be decreased by $3,088,020 to $6,911,980 and the cash portion of the purchase price would be increased by $3,088,020. In such case, the retained interests with a stated value of $6,911,980 would be exchangeable, at the rate of $7.90 per share, for 874,934 shares of Hyde Park common stock.

Quotation or Listing

Hyde Park's outstanding common stock and warrants currently are quoted on the Over-the-Counter Bulletin Board. Hyde Park will apply to have its shares of common stock and warrants listed on NASDAQ or another national securities exchange or market concurrently with, or as soon as practicable after, the completion of the acquisition (if approved at the special meeting).

Hyde Park’s Board of Directors’ Recommendation

After careful consideration, the Board of Directors of Hyde Park has determined that the acquisition proposal is fair to and in the best interests of Hyde Park and its stockholders. The Board of Directors of Hyde Park has also determined that the amendment proposal, the plan proposal and the adjournment proposal are in the best interests of Hyde Park’s stockholders. Hyde Park’s Board of Directors unanimously recommends that you vote or give instructions to vote “FOR” the adoption of the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal.

Interests of Hyde Park Directors and Officers in the Acquisition

When you consider the recommendation of Hyde Park’s Board of Directors that you vote in favor of adoption of the acquisition proposal, you should keep in mind that certain of Hyde Park’s executive officers and members of Hyde Park’s Board of Directors, and certain of their affiliates, have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•
If the acquisition is not approved and Hyde Park fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Hyde Park is therefore required to liquidate, the shares of common stock beneficially owned by Hyde Park’s executive officers and directors and their affiliates that were acquired prior to Hyde Park’s initial public offering may be worthless because no portion of the net proceeds of Hyde Park’s initial public offering that may be distributed upon liquidation of Hyde Park will be allocated to such shares. Similarly, the warrants to purchase Hyde Park common stock held by Hyde Park’s executive officers and directors and their affiliates may become worthless if the acquisition is not approved and Hyde Park fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation;

•
Hyde Park’s executive officers and directors, together with their affiliates and associates, were issued a total of 2,700,000 shares of Hyde Park common stock prior to Hyde Park’s initial public offering. These shares collectively have a market value of approximately $20,979,000 based on Hyde Park’s share price of $7.77 as of June 27, 2008. However, these shares cannot be sold until one year after Hyde Park consummates a business combination, during which time the value of the shares may increase or decrease;

•
After the completion of the acquisition, it is expected that Hyde Park’s current directors, Laurence S. Levy and Edward Levy, will continue to serve on Hyde Park’s Board of Directors and as vice presidents of Hyde Park, and Laurence S. Levy will continue to serve as Chairman of the Board. Laurence Levy and Edward Levy, as directors and officers of Hyde Park, will, following the acquisition, be compensated in such manner, and in such amounts, as Hyde Park’s Board of Directors may determine to be appropriate. No agreements or plans with respect to such compensation have been entered into, adopted or otherwise agreed upon by Hyde Park; and

•
Hyde Park’s directors have agreed in writing that, if Hyde Park liquidates prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by Hyde Park for services rendered or products sold to Hyde Park in excess of Hyde Park’s available cash.

Interests of Holdings and Essex’s Directors and Officers in the Acquisition

You should understand that some of the current directors and officers of Essex have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. In particular:

•
Ronald Schad, Martin Kroll, William Erwin and William O’Rourke, each a member of Essex’s senior management, currently own membership interests in Holdings and each of them will be selling such interests, other than their respective portion of the retained interests, in the acquisition in accordance with the purchase agreement. Accordingly, each such individual will receive a portion of the purchase price to be paid by Hyde Park in the acquisition.

•
Ronald Schad, President, Chief Executive Officer and a member of the Board of Directors of Essex, is expected to remain President and Chief Executive Officer of Essex and will continue to serve on the Board of Directors of Essex. Mr. Schad will also become the President and Chief Executive Officer of Hyde Park. Martin Kroll, Senior Vice President and Chief Financial Officer of Essex, is expected to remain Senior Vice President and Chief Financial Officer of Essex and will also become Chief Financial Officer of Hyde Park. William Erwin, Vice President Operations and Customer Support of Essex, is expected to remain Vice President Operations and Customer Support of Essex. William O’Rourke, Vice President Sales & Account Management of Essex, is expected to remain Vice President Operations and Customer Support of Essex. Such persons are expected to have an aggregate $5,000,000 investment in Hyde Park in the form of an ongoing ownership of membership interests in Holdings and/or ownership of Hyde Park common stock. In addition, each such individual is expected to enter into a three-year employment agreement with Essex upon the closing of the acquisition, will receive compensation and other benefits as provided in such agreements and is expected to receive awards under the Incentive Plan. In addition, Mr. Schad’s employment agreement provides, among other things, that Hyde Park will use its best efforts to cause him to be elected to the Board of Directors of Hyde Park and to have him serve as a member of the Board of Directors throughout the term of his employment agreement.

Conditions to the Completion of the Acquisition

Completion of the acquisition is subject to the satisfaction or waiver of specified conditions, including the following:

Conditions to Hyde Park’s obligations

•	the representations and warranties of Essex and the members of Holdings must be true and correct;

•	the members of Holdings must have performed in all material respects all obligations required to be performed by them under the terms of the purchase agreement;

•
the directors of Essex and Holdings must have resigned (although, at the closing of the acquisition, Ronald Schad, one of Essex’s current directors, will be reappointed to the Board of Directors of Essex);

•	the existing members of Holdings must have entered into an amended and restated limited liability company agreement of Holdings with Hyde Park;

•
each of Ronald L. Schad, Martin A. Kroll, William L. Erwin and William J. O’Rourke must have executed lock-up agreements with respect to the shares of Hyde Park common stock issuable upon exchange of their retained interests;

•	each of Ronald L. Schad, Martin A. Kroll, William L. Erwin and William J. O’Rourke must have executed their respective employment agreements with Essex and Hyde Park;

•	the Amended and Restated Advisory Service Agreement, dated as of November 30, 2005, among Holdings, Essex and Kirtland Partners Ltd. must have been terminated;

•
there must not have be any suit, action, or other proceeding pending or threatened before any court or governmental authority in which it is or will be sought to restrain or prohibit or to obtain material damages or relief in connection with the purchase agreement or the consummation of the acquisition;

•	there must not have occurred any material adverse effect with respect to Essex or Holdings since the date of the purchase agreement;

•	Hyde Park’s stockholders must have approved the transaction; and

•	holders of less than 20% of the shares of common stock issued in Hyde Park’s initial public offering, or IPO shares, have properly elected to exercise their right to convert their shares into cash.

Conditions to Holdings’ members’ obligations

•	the representations and warranties of Hyde Park must be true and correct;

•	Hyde Park must have performed in all material respects all obligations required to be performed by it under the purchase agreement;

•	there must not have occurred any material adverse effect with respect to Hyde Park since the date of the purchase agreement;

•	Hyde Park must have entered into an escrow agreement;

•	Hyde Park must have entered into a registration rights agreements with the existing members of Holdings;

•	Hyde Park must have entered into an amended and restated limited liability company agreement of Holdings with the existing members of Holdings; and

•
there must not have be any suit, action, or other proceeding pending or threatened before any court or governmental authority in which it is or will be sought to restrain or prohibit or to obtain material damages or relief in connection with the purchase agreement or the consummation of the acquisition.

If permitted under applicable law, either Hyde Park or KCP Services, LLC, as seller representative, may waive conditions for their own respective benefit or, in the case of the seller representative, the benefit of Holdings, its members or Essex, and consummate the acquisition even though one or more of these conditions have not been met. The conditions requiring approval of the acquisition by Hyde Park’s shareholders and that the holders of fewer than 20% of the IPO shares affirmatively vote against the acquisition proposal and properly demand conversion of their shares into cash, will not be waived by Hyde Park. Hyde Park’s board of directors will resolicit stockholder approval of the acquisition if either party waives a material condition to the purchase agreement or such changes in the terms of the acquisition render the disclosure previously provided incomplete or misleading in any material respect.

Termination

The purchase agreement may be terminated at any time prior to the closing of the acquisition, as follows:

•	by mutual consent of Hyde Park and Holdings;

•
by Hyde Park, on the one hand, or Holdings, on the other hand, if the other party or, if Hyde Park seeks termination, Essex or the members of Holdings, has breached any of its covenants or representations and warranties in any material respect and such breach is reasonably likely to prevent the satisfaction of any condition of such other party’s obligation to close and such breach is not cured within ten (10) days;

•
by either party if a governmental authority of competent jurisdiction has issued a final and non-appealable order or any other action permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the purchase agreement;

•	by Hyde Park if there occurs any event or change that has a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Holdings or the Company;

•
by Hyde Park if the environmental testing, including testing of soil and groundwater samples, of certain of Essex’s facilities contemplated by the compliance agreement among Holdings, Essex, KCP Services, LLC (as seller representative), the existing members of Holdings and Hyde Park has not been completed on or before September 1, 2008;

•
by Hyde Park if the audited financial statements of Holdings report earnings before interest, taxes, depreciation and amortization from crane and attachment rentals at levels that are less than amounts agreed upon by the parties in the purchase agreement;

•
by either party if the closing has not occurred by January 25, 2009 unless the failure of the closing to occur by such date is the result of a breach of the purchase agreement by the party seeking termination;

•	by either party if Hyde Park’s stockholders do not approve the acquisition proposal;

•
by either party if holders of 20% or more of the shares of common stock issued in Hyde Park’s initial public offering, or IPO shares, have properly elected to exercise their right to convert their shares into cash;

•
by Hyde Park if it reasonably believes that any condition to the obligations of Hyde Park to close the transaction will not be satisfied (other than by reason of a breach by Holdings, its members, or Essex of their respective covenants or representations and warranties);

•
by Holdings if the Hyde Park Board of Directors fails to include in this proxy statement a recommendation that Hyde Park’s stockholders approve the acquisition or withdraws or modifies, in any manner materially adverse to Essex, Holdings or its members, the Board of Directors’ recommendation that the stockholders approve the transaction contemplated by the purchase agreement; or

•	by Holdings, at any time after it receives notice that Hyde Park believes that any condition to Hyde Park’s obligations to close the acquisition will not be satisfied.

Comparison of Stockholders Rights

In connection with the completion of the acquisition, Hyde Park’s certificate of incorporation will be amended and restated to incorporate those amendments approved at the special meeting. The rights of Hyde Park’s stockholders will change accordingly. See the section “Comparison of Stockholders Rights” starting on page 147.

United States Federal Income Tax Consequences of the Acquisition

The US Federal income tax consequences of the acquisition of Holdings are discussed in the section entitled “United States Federal Income Tax Consequences of the Acquisition” on page 58.

Accounting Treatment of the Acquisition

The acquisition will be accounted for as a “purchase,” as that term is used under generally accepted accounting principles for accounting and financial reporting purposes. See “The Acquisition Proposal - Accounting Treatment of the Acquisition” on page 58.

Regulatory Matters

The acquisition and the transactions contemplated by the purchase agreement are not subject to any Federal, state or provincial regulatory requirement or approval.

SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the following financial information to assist you in your analysis of the financial aspects of the acquisition. We derived Holdings’ historical financial information from the audited consolidated financial statements of Holdings as of and for each of the years ended December 31, 2007, 2006 and 2005 and the unaudited consolidated financial statements of Holdings as of and for each of the years ended December 31, 2004 and 2003 and the three months ended March 31, 2008 and 2007. The information is only a summary and should be read in conjunction with Holdings’ historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this document may not be indicative of the future performance of Holdings or Hyde Park. The results of operations for the three months ended March 31, 2008 and 2007 are not necessarily indicative of results of operations for the full year. Holdings’ management prepared the unaudited information on the same basis as it prepared its audited financial statements.

HOLDINGS’ HISTORICAL FINANCIAL INFORMATION

	Three Months Ended March 31		Year Ended December 31
	2008*	2007*	2007	2006	2005	2004*	2003*
Statement of Operations and Members’ Equity (Deficit) Data:
Net Revenue	$20,061,251	$15,492,877	$77,764,829	$61,639,335	$46,424,304	$33,977,811	$35,041,466
Net Income (Loss)	$2,019,008	$982,060	$11,216,856	$9,283,424	$(435,088)	$(9,613,370)	$(6,348,943)
Distributions**	-	$50,000,000	$50,000,000	-	-	-	-

	Three Months Ended March 31		Years Ended December 31
	2008*	2007*	2007	2006	2005*	2004*	2003*
Balance Sheet Data:
Total Assets	$158,648,007	$143,530,707	$149,081,547	$141,454,333	$144,824,204	$147,931,796	$144,824,204
Long Term Debt	$131,365,568	$144,135,034	$129,862,723	$93,898,744	$108,192,359	$112,171,862	$115,736,613
Other Long Term Liabilities:
Deferred tax assets	$9,164,572	$1,941,261	$6,784,444	$1,921,314	$923,972	$846,613	-
Interest rate swap	$5,681,740	$25,438	$2,755,741	-	-	-	-
Members’ Equity (Deficit)	$(876,207)	$(13,177,331)	$(2,907,795)	$35,840,609	$26,557,185	$26,992,273	$36,605,644

*unaudited
**In 2007 Holdings paid a dividend to its members of $50,000,000, which represented the free cash flow in excess of long-term capital needs based on its recapitalization and expanded the use of leverage through higher long-term debt borrowings.

HYDE PARK’S HISTORICAL FINANCIAL INFORMATION

We derived Hyde Park’s historical financial information from the audited financial statements of Hyde Park for the period from August 21, 2006 (inception) through December 31, 2006 and as of, and for, the years ended December 31, 2007 and 2006, and from the unaudited financial statements of Hyde Park as of and for the three months ended March 31, 2007 and 2008. The information is only a summary and should be read in conjunction with Hyde Park’s historical financial statements and related notes contained elsewhere herein.

	Three Months Ended March 31, 2008*	Three Months Ended March 31, 2007*	Year Ended December 31, 2007	For the Period from August 21, 2006 (inception) through December 31, 2006
Statement of Operations Data:
Interest Income	$505,928	$175,437	$2,543,781	$1,148
Net Income (Loss)	$251,071	$145,598	$1,699,120	($402)
Net Income (Loss) per share	$0.02	$0.03	$0.13	($0.00)
Cash Dividends per share	-	-	-	-

	As of March 31, 2008*	As of December 31, 2007	As of December 31, 2006
Balance Sheet Data:
Total Assets	$103,476,303	$102,569,184	$169,441
Long-term Liabilities	-	-	-
Common stock subject to possible conversion, 2,586,206 shares	19,932,029	19,932,029	-
Stockholders’ Equity (Deficit)	80,361,911	80,110,840	24,598

*unaudited

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF HYDE PARK AND HOLDINGS

The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what Hyde Park’s business might have looked like had Hyde Park completed the acquisition of Essex. The combined financial information may have been different had Hyde Park’s acquisition of Essex actually occurred. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the acquisition occurred or the future results that may be achieved after the acquisition. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined pro forma financial statements and related notes thereto starting on page 126 in this proxy statement.

The unaudited pro forma condensed combined financial information presented below assumes: (1) that no holders of IPO shares exercise their conversion rights, and (2) that holders of 19.99% the IPO shares exercise their conversion rights at $7.85 per share, based on the amount held in the Hyde Park trust account at March 31, 2008. The basis of presentation described in (2) results from the possibility that holders of up to a maximum of 19.99% of the IPO shares may elect to have their shares redeemed.

Hyde Park Unaudited Pro Forma Condensed Combined Financial Information:

Statement of Operations data	Three Months Ended March 31, 2008		Year Ended December 31, 2007
	Assuming No Conversions(1)	Assuming Maximum Conversions(2)	Assuming No Conversions(1)	Assuming Maximum Conversions(2)
Revenue	$20,061,251	$20,061,251	$77,764,829	$77,764,829
Net income	$3,490,944	$3,349,846	$12,887,247	$11,995,638
Basic and diluted earnings per share	$0.20	$0.23	$0.88	$1.00
Weighted average shares outstanding basic and diluted	17,148,735	14,561,236	14,622,879	12,035,380

	March 31, 2008		December 31, 2007
Balance Sheet data	Assuming No Conversions(1)	Assuming Maximum Conversions(2)	Assuming No Conversions(1)	Assuming Maximum Conversions(2)

Total assets	$299,127,724	$299,127,724	$291,623,975	$291,623,975
Current liabilities	$13,397,755	$13,397,755	$12,823,252	$12,823,252
Long-term debt	$108,441,816	$128,373,845	$107,614,801	$127,546,830
Other long-term liabilities	$65,944,213	$65,944,213	$60,093,053	$60,093,053
Stockholders’ equity	$111,343,940	$91,411,911	$111,092,869	$91,160,840

(1) Assumes that none of the holders of IPO shares seek conversion of their shares in exchange for their pro rata share of the trust account.

(2) Assumes that holders of 2,587,499 IPO shares, or 19.99% of IPO shares elect to convert their shares into their pro rata share of the trust account.

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for Holdings and Hyde Park and unaudited pro forma combined per share ownership information after giving effect to the acquisition described in the purchase agreement, assuming both no conversions and that holders of 19.99% of the IPO shares have exercised their conversion rights. We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The historical information should be read in conjunction with selected summary historical financial information included elsewhere in this proxy statement and the historical consolidated and combined financial statements of Holdings and Hyde Park and the related notes thereto included elsewhere in this proxy statement. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of Holdings and Hyde Park would have been had the acquisition been completed or to project Holdings or Hyde Park’s results of operations that may be achieved after the acquisition. The unaudited pro forma book value per share information below does not purport to represent what the value of Holdings and Hyde Park would have been had the acquisition been completed nor the book value per share for any future date or period.

	Hyde Park	Holdings (1)		Pro Forma Assuming No Conversions	Pro Forma Assuming Maximum Conversions

Net income per share – three months ended March 31, 2008	$0.02	$	N/A	$0.20	$0.23

Book value per share at March 31, 2008 (2)	$6.37	$	N/A	$6.49	$6.28

Net income per share – year ended December 31, 2007	$0.13	$	N/A	$0.88	$1.00

Book value per share at December 31, 2007 (2)	$6.35	$	N/A	$6.48	$6.26

(1) Holdings is a limited liability company and does not denominate its membership interests in shares or other quantified units.
(2) Book value per share of Hyde Park is computed by dividing the sum of total stockholders’ equity plus common stock subject to possible conversion by the 15,750,000 shares outstanding at the balance sheet date. Book value per share for the Pro Forma columns is computed by dividing the sum of total stockholders’ equity plus common stock subject to possible conversion by the 15,750,000 shares outstanding plus the additional shares issued in conjunction with the acquisition. See Note U to the “Unaudited Pro Forma Condensed Combined Financial Statement” on page 137.

PER SHARE MARKET PRICE INFORMATION

The shares of Hyde Park common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board under the symbols “HYDQ,” “HYDQW” and “HYDQU,” respectively. On March 5, 2008, the last day for which information was available prior to the date of the public announcement of the signing of the purchase agreement, the last quoted sale prices of HYDQ, HYDQW and HYDQU were $7.42, $1.06 and $8.42, respectively. On June 27, 2008, the last quoted sale prices of HYDQ, HYDQW and HYDQU were $7.77, $1.98 and $9.65, respectively. Each unit of Hyde Park consists of one share of Hyde Park common stock and one redeemable common stock purchase warrant.

There is no established public trading market for the shares of common stock of Holdings because it is a private company.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of Hyde Park’s common stock, warrants and units as reported on the OTC Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions:

	Common Stock*		Warrants*		Units**
Quarter Ended 2007	High	Low	High	Low	High	Low
First Quarter	$7.27	$7.25	$1.45	$1.40	$8.80	$8.00
Second Quarter	$7.35	$7.24	$1.65	$1.35	$9.00	$8.68
Third Quarter	$7.43	$7.27	$1.62	$1.13	$9.00	$8.40
Fourth Quarter	$7.40	$7.28	$1.25	$0.92	$8.48	$8.20

2008
First Quarter	$7.70	$7.30	$1.32	$0.95	$9.15	$8.33

*Commencing March 27, 2007

** Commencing March 17, 2007

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this document, before you decide whether to vote or instruct your vote to be cast to adopt the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal. As Hyde Park’s operations will be those of Essex upon the closing of the acquisition, the following risk factors relating to the business and operations of Essex also apply to Hyde Park as the acquiror of Essex’s business.

Risks Associated with the Acquisition of Essex

Essex’s business may be adversely affected by changing economic conditions beyond its control, including decreases in construction or industrial activities.

The heavy crane rental industry’s revenues are closely tied to conditions in the end markets in which Essex’s customers operate and more broadly to general economic conditions. Essex’s products are used primarily in infrastructure-related projects and other non-residential construction projects in a variety of industries (including the power, transportation infrastructure, petrochemical, municipal construction and industrial and marine industries). During periods of expansion in Essex’s end markets, Essex generally has benefited from increased demand for its products. Conversely, during recessionary periods in its end markets, Essex has been adversely affected by reduced demand for its products. Weakness in Essex’s end markets, such as a decline in non-residential construction, infrastructure projects or industrial activity, may in the future lead to a decrease in the demand for Essex’s equipment or the rental rates or prices it can charge. Factors that may cause weakness in Essex’s end markets include but are not limited to:

•	slowdowns in non-residential construction in the geographic regions in which Essex operates;

•	reductions in corporate spending for plants, factories and other facilities; and

•	reductions in government spending on highways and other infrastructure projects.

Future declines in non-residential construction, infrastructure projects and industrial activity could adversely affect Hyde Park’s operating results by decreasing its revenues and profit margins.

Essex is dependent upon key personnel whose loss may adversely impact Essex’s business.

Essex depends on the expertise, experience and continued services of its senior management employees, especially Ronald Schad, its President and Chief Executive Officer, Martin Kroll, its Senior Vice President and Chief Financial Officer, William Erwin, its Vice President Operations and Customer Support and William O’Rourke, its Vice President Sales and Account Management. Schad has acquired specialized knowledge and skills with respect to Essex and its operations and most decisions concerning the business of Essex will be made or significantly influenced by him. The loss of Schad, Kroll, Erwin or O’Rourke or other senior management employees, or an inability to attract or retain other key individuals, could materially adversely affect Hyde Park. Hyde Park and Essex seek to compensate and incentivize their key executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow Essex to retain key employees or hire new key employees. As a result, if Messrs. Schad, Kroll, Erwin, and/or O’Rourke were to leave Essex following the acquisition, Hyde Park and Essex could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successors obtain the necessary training and experience. In connection with the acquisition, Essex will enter into three-year employment agreements with each of Schad, Kroll, Erwin and O’Rourke. However, there can be no assurance that the terms of these employment agreements will be sufficient to retain Schad, Kroll, Erwin and/or O’Rourke.

Essex’s dependence on a small number of crane manufacturers poses a significant risk to its business and prospects.

Essex’s crane fleet has historically been comprised of only Manitowoc and Liebherr crawler cranes. Given Essex’s reliance on two manufacturers for its entire fleet of crawler cranes, and limited alternative sources of crawler cranes, if either of these manufacturers were unable to meet expected manufacturing timeframes due to, for example, natural disasters or labor strikes, Essex may experience a significant increase in lead times to acquire new equipment or may be unable to acquire such equipment at all. Any inability to acquire the model types or quantities of new equipment on a timely basis to replace older, less utilized equipment would adversely impact Essex’s future financial condition or results of operations.

In addition, Essex has developed strong relationships with Manitowoc and Liebherr. There can be no assurance that, following the acquisition, Essex will be able to maintain its relationships with these suppliers. Termination of Essex’s relationship with these suppliers could materially and adversely effect Hyde Park’s business, financial condition or results of operations if such termination resulted in Essex being unable to obtain adequate rental and sales equipment from other sources in a timely manner or at all.

The cost of new equipment Essex uses in its rental fleet is increasing, which may cause Essex to spend significantly more for replacement equipment, and in some cases Essex may not be able to procure equipment at all due to supplier constraints.

Essex’s business model is capital intensive and requires significant continual investment in new cranes to meet customer demand. As a result, Essex’s financial condition and results of operations may be significantly impacted by a material change in the pricing of new cranes acquired. Such changes may be driven by a number of factors which include, but are not limited to:

•	steel prices – due to the high tensile steel component of the cranes, significant changes in the price of steel can materially change the cost of acquiring a crane;

•	global demand – the market for crawler cranes is global and significant growth in overseas demand for cranes could materially increase the cost of new cranes regardless of US economic conditions;

•	US economy – overall inflationary conditions in the US may impact the operating costs of one of Essex’s key crane suppliers and therefore impact crane pricing for customers such as Essex; and

•
currency fluctuations – as one of Essex’s principal suppliers is based in Europe, devaluation of the US dollar (as compared to the Euro) may materially increase the cost of acquiring cranes and attachments; conversely, inflation of the value of the US dollar may adversely affect Essex’s revenues from international sales of used cranes and attachments.

While Essex can manage the size and aging of its fleet generally over time, eventually it must replace older equipment in its fleet with newer models. Essex’s major crawler crane suppliers are currently reporting equipment order backlogs and experiencing manufacturing capacity constraints. Essex would be adversely impacted if it were unable to procure crawler cranes to allow it to replace its older and smaller capacity crawler cranes over time as anticipated.

If Essex and Hyde Park are unable to obtain additional capital as required, neither Essex nor Hyde Park may be unable to fund the capital outlays required for the success of Essex’s business, including those relating to purchasing equipment and to acquiring new rental locations.

Essex’s ability to compete, sustain its growth and expand its operations through new locations largely depends on access to capital. If the cash Essex generates from its business, together with cash on hand and cash that Essex may borrow under Essex’s new credit facility is not sufficient to implement Essex’s growth strategy and meet Essex’s capital needs, Essex will require additional financing. However, Hyde Park and Essex may not succeed in obtaining additional financing on terms that are satisfactory to them or at all. In addition, Essex and Hyde Park’s ability to obtain additional financing is restricted by Essex’s credit facility, which will become effective upon the closing of the acquisition. If Essex is unable to obtain sufficient additional capital in the future, Essex may be unable to fund the capital outlays required for the success of its business, including those relating to purchasing cranes and attachments and to new service locations or storage yards. Furthermore, any additional indebtedness that Essex or Hyde Park do incur may make Hyde Park and Essex more vulnerable to economic downturns and may limit their ability to withstand competitive pressures.

If Essex is successful in its efforts to expand its operations, through new locations, acquisitions or additional equipment such expansion may result in risks and costs associated with business start-up and integration.

The opening of new service locations or storage yards or the completion of any future acquisitions of other equipment rental companies may result in significant start-up or transaction expenses and risks associated with entering new markets in which Essex has limited or no experience. New service locations and storage yards require significant up-front capital expenditures and may require a significant investment of Essex’s management’s time to successfully commence operations. New locations may also require a significant amount of time to provide an adequate return on capital invested, if at all. In addition, in the event that Essex were to acquire different types of cranes and attachments than those it currently rents, or different classes of rental equipment, there can be no assurance that Essex’s customers would choose to rent such items from Essex or would do so at such rates or on such terms, that would be acceptable to Essex.

Hyde Park’s ability to realize the expected benefits from any future acquisitions of other equipment rental companies depends in large part on our ability to integrate and consolidate the new operations with our existing operations in a timely and effective manner. In addition, Hyde Park may fail or be unable to discover certain liabilities of any acquired business, including liabilities relating to noncompliance with environmental and occupational health and safety laws and regulations. Any significant diversion of management’s attention from Essex’s existing operations, the loss of key employees or customers of any acquired business, or any major difficulties encountered in opening new locations or integrating new operations could have an adverse effect on Hyde Park’s business, financial condition or results of operations.

The crane rental industry is competitive.

The crane rental industry is highly fragmented and is served by companies who focus almost exclusively on crane and lifting equipment rental. Essex competes directly with regional, and local crane rental companies and a limited number of national crane rental companies (including ALL Erection & Crane, Lampson International and Maxim Crane Works). There can be no assurance that Essex will not encounter increased competition from existing competitors or new market entrants (including a newly-formed competitor created by consolidating several existing regional competitors) that may be significantly larger and have greater financial and marketing resources.

Essex’s management believes that rental rates, fleet availability and size and quality are the primary competitive factors in the crane rental industry. From time to time, Essex or its competitors may attempt to compete aggressively by lowering rental rates or prices or offering more favorable rental terms. Competitive pressures could adversely affect our revenues and operating results by decreasing Essex’s market share or depressing the rental rates. To the extent Essex lowers rental rates offers different rental terms or increases its fleet in order to retain or increase market share, Essex’s operating margins would be adversely impacted.

Hyde Park’s status as a public company may put Essex at a competitive disadvantage.

Hyde Park is and will continue to be subject to the disclosure and reporting requirements of applicable US securities laws and, if Hyde Park’s securities are listed on NASDAQ, will be subject to the NASDAQ rules. Many of Essex’s principal competitors are not subject to these disclosure and reporting requirements or the NASDAQ rules. As a result, Hyde Park may be required to disclose certain information and expend funds on disclosure and financial and other controls that may put Essex at a competitive disadvantage to its principal competitors.

Essex may encounter substantial competition in its efforts to expand its operations.

An element of Essex’s growth strategy is to continue to expand by opening new service centers and equipment storage yards. The success of Essex’s growth strategy depends in part on identifying sites for new locations at attractive prices. Zoning restrictions may in the future prevent Essex from being able to open new service centers or storage yards at sites we have identified. We may also encounter substantial competition in our efforts to acquire other crane rental companies, which may limit the number of acquisition opportunities and lead to higher acquisition costs.

Essex’s internal controls over financial reporting may be deficient in certain respects and require remedial measures in order to ensure Hyde Park’s ability to comply with financial reporting laws and regulations and to publish accurate financial statements.

Essex’s internal controls over financial reporting may be deficient in certain respects and such deficiencies could adversely affect its ability to record, process, and summarize and report financial data consistent with the assertions of management in the financial statements. After the closing of the acquisition, any failure to effectively address any such deficiency could disrupt Hyde Park’s ability to process key components of its result of operations and financial condition timely and accurately and cause Hyde Park to fail to meet its reporting obligations under rules of the Securities and Exchange Commission.

The crane rental industry has inherent operational risks that may not be adequately covered by Essex’s insurance.

Hyde Park can give no assurance that Essex will be adequately insured against all risks or that its insurers will pay a particular claim. Even if its insurance coverage is adequate to cover its losses, Essex may not be able to timely obtain a replacement crane in the event of a loss. Furthermore, in the future, Essex may not be able to obtain adequate insurance coverage at reasonable rates for its fleet. Essex’s insurance policies will also contain deductibles, limitations and exclusions which, although Hyde Park believes are standard in the heavy lift crane rental industry, may nevertheless increase its costs. Moreover, certain accidents or other occurrences may result in intangible damages (such as damages to reputation) for which insurance may not provide an adequate remedy.

Essex may not be able to renew Essex’s insurance coverage on terms favorable to it that could lead to increased costs in the event of future claims.

When Essex’s current insurance policies expire, it may be unable to renew such coverage upon terms acceptable to it, if at all. If Essex is able to renew Essex’s coverage it expects that the premium rates and deductibles may increase as a result of general rate increases for this type of insurance as well as its historical claims experience and that of Essex’s competitors in the industry. If Essex cannot obtain insurance coverage, it could adversely affect Essex’s business by increasing its costs with respect to any claims. Additionally, existing or future claims may exceed the level of Essex’s present insurance, and its insurance may not continue to be available on economically reasonable or desirable terms, if at all.

Essex may not be able to generate sufficient cash flows to meet its debt service obligations.

Essex’s ability to make payments on its indebtedness will depend on its ability to generate cash from its future operations. As of the closing of the acquisition, Essex will be subject to a new credit facility which will provide for an aggregate debt facility of $190 million of which between $105 and $130 million is expected to be outstanding at the closing of the acquisition. This facility is secured by a first priority lien on all of Essex’s assets and, in the event of default, the lenders generally would be entitled to seize the collateral. In the event of an economic downturn, Essex’s business may not generate sufficient cash flow from operations or from other sources sufficient to enable it to repay its indebtedness and to fund its other liquidity needs, including capital expenditure requirements and may not be able to refinance any of its indebtedness on commercially reasonable terms, or at all. If Essex cannot service or refinance its indebtedness, it or Hyde Park may have to take actions such as asset divestitures, seeking additional equity or reducing or delaying capital expenditures, any of which could have an adverse effect on its operations. Additionally, Essex may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

In the event Essex incurs further debt obligations in relation to acquisitions, or for any other purpose, the exposure to the risks outlined above will increase accordingly.

Essex’s loan agreements contain restrictive covenants that will limit Essex’s corporate activities.

Essex’s loan agreements impose operating and financial restrictions that will limit Essex’s ability to:

•	create additional liens on their assets;

•	make investments and capital expenditures above a certain threshold;

•	incur additional indebtedness;

•	engage in mergers or acquisitions;

•	pay dividends or redeem outstanding capital stock;

•	sell any of Essex’s cranes or any other assets outside the ordinary course of business; and

•	change its business.

Therefore, Essex will need to seek permission from its lender in order for Essex to engage in some corporate actions. Essex’s lender’s interests may be different from those of Essex, and no assurance can be given that Essex will be able to obtain its lender’s permission when needed. This may prevent Essex from taking certain actions that are in its best interest.

Essex is subject to numerous environmental laws and regulations that may result in its incurring unanticipated liabilities, which could have an adverse effect on its operating performance.

Federal, state and local authorities subject Essex’s facilities and operations to requirements relating to environmental protection. These requirements can be expected to change and expand in the future, and may impose significant capital and operating costs on Essex’s business.

Environmental laws and regulations govern, among other things, the discharge of substances into the air, water and land, the handling, storage, use and disposal of hazardous materials and wastes and the cleanup of properties affected by pollutants. If Essex violates environmental laws or regulations, it may be required to implement corrective actions and could be subject to civil or criminal fines or penalties. There can be no assurance that Essex will not have to make significant capital expenditures in the future in order to remain in compliance with applicable laws and regulations or that Essex will comply with applicable environmental laws at all times. Such violations or liability could have an adverse effect on Hyde Park’s business, financial condition and results of operations. Environmental laws also impose obligations and liability for the investigation and cleanup of properties affected by hazardous substance spills or releases. Essex can be subject to liability for the disposal of substances which it generates and for substances disposed of on property which it owns or operates, even if such disposal occurred before its ownership or occupancy. Accordingly, Essex may become liable, either contractually or by operation of law, for investigation, remediation and monitoring costs even if the contaminated property is not presently owned or operated by Essex, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. In addition, because environmental laws frequently impose joint and several liability on all responsible parties, Essex may be held liable for more than its proportionate share of environmental investigation and cleanup costs. Contamination and exposure to hazardous substances can also result in claims for damages, including personal injury, property damage, and natural resources damage claims. Some of Essex’s properties contain, or previously contained, above-ground or underground storage tanks and/or oil-water separators. Given the nature of Essex’s operations (which involve the use and disposal of petroleum products, solvents and other hazardous substances for fueling and maintaining its cranes, attachments and vehicles) and the historical operations at some of its properties, Essex may incur material costs associated with soil or groundwater contamination. Future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to remediation liabilities or other claims that may be material.

Environmental requirements may become stricter or be interpreted and applied more strictly in the future. In addition, Essex may be required to indemnify other parties for adverse environmental conditions that are now unknown to us. These future changes or interpretations, or the indemnification for such adverse environmental conditions, could result in environmental compliance or remediation costs not anticipated by Hyde Park, which could have a material adverse effect on its business, financial condition or results of operations.

Essex is subject to numerous occupational health and safety laws and regulations that may result in its incurring unanticipated liabilities, which could have an adverse effect on its operating performance.

Essex’s operations are subject to federal, state and local laws and regulations pertaining to occupational safety and health, most notably standards promulgated by the Occupational, Safety and Health Administration, or OSHA. Essex is subject to various OSHA regulations that primarily deal with maintaining a safe work-place environment. OSHA regulations require Essex, among other things, to maintain documentation of work-related injuries, illnesses and fatalities and files for recordable events, complete workers compensation loss reports and review the status of outstanding worker compensation claims, and complete certain annual filings and postings. Essex may be involved from time to time in administrative and judicial proceedings and investigation with these governmental agencies, including inspections and audits by the applicable agencies related to its compliance with these requirements.

To date, Essex’s compliance with these and other applicable safety regulations has not had a material effect on its or Holdings’ results of operations or financial condition. Essex’s failure, however, to comply with these and other applicable requirements in the future could result in fines and penalties to Essex and require it to undertake certain remedial actions or be subject to a suspension of its business, which, if significant, could materially adversely effect Hyde Park’s business or results of operations. Moreover, Essex’s mere involvement in any audits and investigations or other proceedings could result in substantial financial cost to Hyde Park and divert Essex’s management’s attention. Several recent highly-publicized accidents involving cranes (none of which involved cranes or attachments provided by Essex) could result in more stringent enforcement of work-place safety regulations, especially with respect to companies which rent older cranes and attachments. Additionally, future events, such as changes in existing laws and regulations, new laws or regulations or the discovery of conditions not currently known to Essex, may give rise to additional compliance or remedial costs that could be material.

Safety requirements may become stricter or be interpreted and applied more strictly in the future. These future changes or interpretations could have a material adverse effect on its business, financial condition or results of operations.

Risks Associated with the Acquisition and Hyde Park

If the acquisition’s benefits do not meet the expectations of financial or industry analysts, the market price of Hyde Park’s common stock may decline.

The market price of Hyde Park’s common stock may decline as a result of the acquisition if:

•	Hyde Park does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the acquisition on Hyde Park’s financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and Hyde Park may not be able to raise future capital, if necessary, in the equity markets.

Hyde Park may not be able to consummate the acquisition, or another business combination, within the required time frame, in which case Hyde Park would be forced to liquidate.

Hyde Park must complete a business combination with a fair market value of at least 80% of its net assets at the time of acquisition by March 5, 2009. If Hyde Park fails to consummate the acquisition within the required time frame, it will be forced to liquidate.

If Hyde Park is forced to liquidate before a business combination, its public stockholders will receive less than $8.00 per share upon distribution of the trust account, and its warrants will expire worthless.

If Hyde Park is unable to complete the acquisition or another business combination and is forced to liquidate its assets, the per share liquidation value will be less per share than $8.00 because of the expenses related to its initial public offering, its operating expenses and the costs of performing due diligence for the acquisition, negotiating the purchase agreement and otherwise seeking a business combination. Furthermore, Hyde Park’s warrants will expire worthless if it liquidates before the completion of a business combination.

There will be a substantial number of shares of Hyde Park’s common stock available for resale in the future that may be dilutive to Hyde Park’s current stockholders and may cause a decrease in the market price of Hyde Park’s common stock.

If the closing of the acquisition occurs, the existing members of Holdings will have the right to exchange their retained interest for up to an aggregate of 1,265,823 shares of Hyde Park common stock, subject to certain adjustments. In connection with the acquisition, Hyde Park also intends to issue up to 132,912 shares of Hyde Park common stock to Macquarie Capital (USA), Inc. as a fee for services rendered. Hyde Park will be required to file a registration statement with respect to the shares of Hyde Park common stock issuable upon exchange of the retained interests held by Kirtland within six months following the acquisition. Hyde Park will be required to file a registration statement with respect to the balance of the shares of Hyde Park common stock issuable upon exchange of the retained interests under certain circumstances described in the Registration Rights Agreement, including upon demand after the second anniversary of the closing of the acquisition. See “The Registration Rights Agreement” on page 89.

In addition, warrants to purchase an aggregate of 15,037,500 shares of Hyde Park common stock issued to Hyde Park’s initial stockholders, purchasers in its initial public offering and EarlyBirdCapital, Inc. will become exercisable upon the closing of the acquisition as described under “Description of Hyde Park’s Securities — Warrants” on page 144. All of the common stock of Hyde Park issuable upon exercise of the warrants will be available for resale upon exercise. Lastly, 2,812,500 shares of Hyde Park common stock purchased by its initial stockholders prior to the initial public offering will be released from escrow one year after the closing of the acquisition, or earlier if, following the closing of the acquisition, Hyde Park engages in a subsequent transaction resulting in its stockholders having the right to exchange their shares for cash or other securities, and will be eligible for resale in the public market subject to compliance with applicable law. Hyde Park’s initial stockholders are entitled to demand that Hyde Park register the resale of their shares of common stock at any time after the date on which their shares are released from escrow.

The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of Hyde Park’s common stock. In addition, upon exchange of the retained interests for Hyde Park common stock or exercise of warrants to purchase Hyde Park common stock, the equity interests of Hyde Park’s stockholders, as a percentage of the total number of the outstanding shares of common stock, and the net book value of the shares of Hyde Park common stock will be significantly diluted.

Hyde Park’s directors may have certain conflicts in determining to recommend the acquisition proposal since certain of their interests, and certain interests of their affiliates, are different from, or in addition to, your interests as a stockholder.

Members of Hyde Park’s Board of Directors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder, including the fact that the shares of common stock owned by them, or their affiliates, would become worthless if the acquisition is not approved and Hyde Park otherwise fails to consummate a business combination prior to its liquidation date. Such shares, as of June 27, 2008, had a market value of approximately $20,979,000. Similarly, the warrants owned by such directors and affiliates to purchase 1,466,000 shares of common stock would expire worthless. Moreover, if the acquisition is not consummated, Hyde Park’s directors have agreed in writing to be liable for certain of its expenses in excess of Hyde Park’s available cash. In addition, if the acquisition is approved, it is expected that certain of Hyde Park’s directors will continue to serve as such, and be compensated in such capacity. You should take these potential conflicts into account when considering the recommendation of Hyde Park’s Board of Directors to vote in favor of the acquisition proposal.

If Hyde Park is unable to receive a listing of its securities on NASDAQ or another national securities exchange, then it may be more difficult for its stockholders to sell their securities.

Shares of Hyde Park common stock, warrants and units are currently traded in the over-the-counter market and quoted on the OTCBB. Following the acquisition, Hyde Park anticipates that it will apply to have the common stock, warrants and units included in The NASDAQ Stock Market. The listing of the Hyde Park common stock, warrants and units on The NASDAQ Stock Market or another national securities exchange is not a condition to the acquisition and there is no assurance that this listing will be obtained. If Hyde Park is unable to receive a listing or approval of trading of its securities on NASDAQ or another national securities exchange, then it may be more difficult for its stockholders to sell their securities.

Hyde Park may issue shares of its common stock and preferred stock to raise additional capital, including to complete a future business combination, which would reduce the equity interest of Hyde Park’s stockholders.

Hyde Park’s amended and restated certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Hyde Park currently has 7,213,765 authorized but unissued shares of Hyde Park’s common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of Hyde Park’s outstanding warrants and unit purchase options, the maximum number of shares issuable upon exchange of the retained interests and the maximum number of shares issuable to Macquarie Capital as a fee for services rendered) and all of the 1,000,000 shares of preferred stock available for issuance. Although Hyde Park currently has no other commitments to issue any additional shares of its common or preferred stock, Hyde Park may in the future determine to issue additional shares of its common or preferred stock to raise additional capital for a variety of purposes, including to complete a future acquisition. The issuance of additional shares of Hyde Park’s common stock or preferred stock may significantly reduce the equity interest of stockholders and may adversely affect prevailing market prices for Hyde Park’s common stock.

If Hyde Park’s stockholders exercise their right to convert their shares into cash, Hyde Park’s working capital would be reduced.

Pursuant to Hyde Park’s certificate of incorporation, holders of shares issued in Hyde Park’s initial public offering may vote against the acquisition and demand that Hyde Park convert their shares into a pro rata share of the trust account where a substantial portion of the net proceeds of the initial public offering are held, including all interest earned thereon. Hyde Park will not consummate the acquisition of Holdings if holders of 2,587,500 or more shares of common stock issued in Hyde Park’s initial public offering exercise these conversion rights. To the extent the acquisition is consummated and holders have demanded to convert their shares, there will be a corresponding reduction in the amount of funds available to Hyde Park, Holdings and Essex following the acquisition. See “Unaudited Pro Forma Condensed Combined Financial Statements” on page 126. As of June 27, 2008, assuming the acquisition proposal is adopted, the maximum amount of funds that could be disbursed to the Hyde Park stockholders upon exercise of their conversion rights is approximately $20,400,972.

Risks related to the Plan Proposal

If the plan proposal is approved, it may result in dilution.

If the plan proposal is approved, Hyde Park will have the ability to issue up to 1,575,500 shares of Hyde Park common stock. To the extent that shares of Hyde Park common stock are issued pursuant to the Incentive Plan, Hyde Park’s stockholders will suffer dilution. In addition, sales of such shares in the public market could adversely affect the market price of Hyde Park’s common stock.

Risks if the Adjournment Proposal is not Approved

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to approve the acquisition proposal, the amendment proposal and the plan proposal, Hyde Park’s Board of Directors will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the acquisition proposal, the amendment proposal and the plan proposal will not be approved.

Hyde Park’s Board of Directors is seeking approval to adjourn the special meeting to a later date if, at the special meeting, there are insufficient votes to approve the acquisition proposal and amendment proposal. If the adjournment proposal is not approved, Hyde Park’s Board of Directors will not have the ability to adjourn the special meeting to a later date and, therefore, will not have more time to solicit votes to approve the acquisition proposal, the amendment proposal and the plan proposal. In such case, the acquisition proposal, the amendment proposal and the plan proposal will not be approved. Since approval of the acquisition by Hyde Park’s stockholders is a condition to completion of the acquisition, the acquisition would not be completed.

THE HYDE PARK SPECIAL MEETING

Hyde Park Special Meeting

We are furnishing this document to you as part of the solicitation of proxies by Hyde Park’s Board of Directors for use at the special meeting called to consider and vote upon the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting at 10:00 a.m., eastern time, on __________, 2008, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York, to vote on the adoption of the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal.

Purpose of the Special Meeting

At the special meeting, we are asking holders of Hyde Park common stock to:

•	adopt the acquisition proposal;

•	adopt the amendment proposal;

•	adopt the plan proposal; and

•	adopt the adjournment proposal.

Hyde Park’s Board of Directors:

•	unanimously recommends that Hyde Park common stockholders vote “FOR” the acquisition proposal;

•	unanimously recommends that Hyde Park common stockholders vote “FOR” the amendment proposal;

•	unanimously recommends that Hyde Park common stockholders vote “FOR” the plan proposal; and

•	unanimously recommends that Hyde Park common stockholders vote “FOR” the adjournment proposal.

Adoption by Hyde Park stockholders of the acquisition proposal is not conditioned upon the adoption of any other proposal. However, the adoption of the amendment proposal and the plan proposal is conditioned upon the adoption of the acquisition proposal.

Record Date; Who is Entitled to Vote

The record date for the special meeting is _______, 2008. Record holders of Hyde Park common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 15,750,000 outstanding shares of Hyde Park common stock.

Each share of Hyde Park common stock is entitled to one vote at the special meeting.

Hyde Park’s initial stockholders have agreed, with respect to the acquisition proposal, to vote their 2,812,500 shares of Hyde Park common stock acquired prior to Hyde Park’s initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, in accordance with the vote of the majority of the shares of Hyde Park common stock issued in its initial public offering. The initial stockholders intend to vote all of their shares of Hyde Park common stock “FOR” the amendment proposal, the plan proposal and the adjournment proposal.

No vote of Hyde Park warrant holders is necessary to adopt the amendment proposal, the plan proposal and the adjournment proposal and Hyde Park is not asking warrant holders to vote on the amendment proposal, the plan proposal and the adjournment proposal.

Voting Your Shares

Each share of Hyde Park common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Hyde Park common stock that you own.

There are two ways to vote your shares of Hyde Park common stock at the special meeting:

•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Hyde Park’s Board “FOR” the adoption of the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal.

•
You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF HYDE PARK COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE ACQUISITION PROPOSAL AND THE AMENDMENT PROPOSAL BUT WILL NOT HAVE THE EFFECT OF A DEMAND FOR CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF HYDE PARK’S INITIAL PUBLIC OFFERING ARE HELD. TO EXERCISE YOUR CONVERSION RIGHTS, YOU MUST AFFIRMATIVELY ELECT TO CONVERT YOUR SHARES BY CHECKING THE APPROPRIATE BOX, OR DIRECTING YOUR BROKER TO CHECK THE APPROPRIATE BOX, ON THE PROXY CARD AND ENSURE THAT THE PROXY CARD IS DELIVERED PRIOR TO THE HYDE PARK SPECIAL MEETING.

Who Can Answer Your Questions About Voting Your Shares

If you have questions, you may write, e-mail or call Morrow & Co., Inc., 470 West Avenue, Stamford, CT 06902; email: hydepark.info@morrowco.com. Stockholders, banks and brokerage firms, please call (800) 607-0088.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal. Under Hyde Park’s by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

In addition, representatives of Hyde Park’s accountants are not expected to be present at the special meeting and accordingly will not make any statement or be available to respond to any questions.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date;

•	You may notify Laurence S. Levy, Hyde Park’s Chairman and Chief Executive Officer, in writing before the special meeting that you have revoked your proxy; and

•	You may attend the special meeting, revoke your proxy, and vote in person.

A later-dated proxy or notice of revocation will not be effective to change your vote unless it is received by Hyde Park before the time of the Special Meeting.

Vote Required to Adopt the Acquisition Proposal

Adoption of the acquisition proposal requires the affirmative vote of a majority of the shares of Hyde Park’s common stock issued in its initial public offering, or IPO shares represented in person or by proxy at the meeting. No vote of Hyde Park warrant holders is necessary to adopt the acquisition proposal, and Hyde Park is not asking warrant holders to vote on the acquisition proposal. Adoption of the acquisition proposal is not conditioned upon the adoption of the amendment proposal, the plan proposal or the adjournment proposal. However, if the holders of 2,587,500 or more IPO shares, or 20% or more of the total number of IPO shares, demand conversion of their shares into their pro rata portion of the trust account, then, in accordance with the terms of Hyde Park’s certificate of incorporation, Hyde Park will not consummate the acquisition. See “Conversion Rights” below.

At the close of business on June 27, 2008, there were 15,750,000 shares of Hyde Park common stock outstanding, 12,937,500 of which were issued in Hyde Park’s initial public offering.

Hyde Park’s initial stockholders have agreed to vote their 2,812,500 shares of Hyde Park common stock acquired prior to Hyde Park’s initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, in accordance with the vote of the majority of the IPO shares.

Conversion Rights

As provided in Hyde Park’s certificate of incorporation, holders of IPO shares may, if the stockholder votes against the acquisition, demand that Hyde Park convert their shares into cash. This demand must be made on the proxy card at the same time that the stockholder votes against the acquisition proposal. If so demanded, Hyde Park will convert each share of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Hyde Park’s initial public offering were deposited. Based on the amount of cash held in the trust account at June 27, 2008, you will be entitled to convert each share of common stock that you hold into approximately $7.88. If you exercise your conversion rights, then you will be exchanging your shares of Hyde Park’s common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and, after the closing of the acquisition, tender your stock certificate to Hyde Park by mailing it to Hyde Park’s transfer agent, Continental Stock Transfer & Trust Company. Stockholders that vote against the acquisition and elect to convert their shares to cash are not required to tender their stock certificates at or before the special meeting. If a stockholder owns shares in street name, such stockholder will have to coordinate with his, her or its broker to have such shares certificated. If the acquisition is not completed, then these shares will not be converted into cash.

The acquisition will not be consummated if the holders of 2,587,500 or more IPO shares, or 20% or more of the total number of IPO shares, exercise their conversion rights.

If, following the date of this proxy statement, Hyde Park believes that the acquisition proposal may not receive sufficient votes at the special meeting for the acquisition proposal to be approved, Hyde Park, its initial stockholders, Essex and/or their respective affiliates may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have voted against, or who have indicated, or are believed to have indicated, an intention to vote against the acquisition proposal, to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the acquisition proposal.

Any such transactions would be designed to increase the likelihood that the acquisition proposal will be approved. Hyde Park will not use any of the funds in the trust account into which substantially all of the net proceeds of Hyde Park’s initial public offering were deposited for purposes of funding any such transaction. No such negotiations have occurred to date and no such transaction has been entered into. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated. If any such transactions are entered into or consummated by Hyde Park, its initial stockholders, Essex and/or their respective affiliates, the applicable party will promptly disclose such transactions to the extent required by, and in accordance with, applicable law. If the adjournment proposal is approved, Hyde Park’s Board of Directors may adjourn the special meeting if additional time would permit Hyde Park or such other parties to successfully pursue any such transactions. Hyde Park does not believe that the pursuit or consummation of any transactions designed to increase the likelihood that the acquisition proposed will be approved is an effective waiver of the voting requirement or limitation on IPO share conversions. The IPO shares are publicly traded securities, and Hyde Park believes that holders of the IPO shares have the right to avail themselves of an opportunity to sell or otherwise enter into an agreement with respect to the voting of their IPO shares as an alternative to voting against the acquisition proposal and exercising their conversion rights. For the foregoing reason, Hyde Park also believes that the pursuit and consummation of transactions designed to increase the likelihood that the acquisition proposal will be approved is consistent with the terms of its IPO prospectus and certificate of incorporation.

Prior to exercising conversion rights, Hyde Park stockholders should verify the market price of Hyde Park’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Hyde Park’s shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol HYDQ.

Vote Required to Adopt the Amendment Proposal

Adoption of the amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Hyde Park’s common stock. No vote of Hyde Park warrant holders is necessary to adopt the amendment proposal, and Hyde Park is not asking warrant holders to vote on the amendment proposal. Adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal but is not conditioned upon the adoption of the plan proposal or the adjournment proposal.

Hyde Park’s initial stockholders intend to vote their shares of Hyde Park common stock, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, “FOR” the amendment proposal.

Vote Required to Adopt the Plan Proposal

Adoption of the plan proposal requires the affirmative vote of a majority of the shares of Hyde Park’s common stock represented in person or by proxy at the meeting. No vote of Hyde Park warrant holders is necessary to adopt the plan proposal, and Hyde Park is not asking warrant holders to vote on the plan proposal. Adoption of the plan proposal is conditioned upon the adoption of the acquisition proposal, but is not conditioned upon the adoption of the amendment proposal or the adjournment proposal.

Hyde Park’s initial stockholders intend to vote their shares of Hyde Park common stock, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, “FOR” the plan proposal.

Vote Required to Adopt the Adjournment Proposal

Adoption of the adjournment proposal requires the affirmative vote of a majority of the shares of Hyde Park’s common stock represented in person or by proxy at the meeting. No vote of Hyde Park warrant holders is necessary to adopt the adjournment proposal, and Hyde Park is not asking warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of the acquisition proposal, the amendment proposal or the plan proposal.

Hyde Park’s initial stockholders have agreed to vote their shares of Hyde Park common stock, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, “FOR” the adoption of the adjournment proposal.

If you abstain from voting or do not vote, either in person or by proxy or by voting instruction, it will have the same effect as a vote against the adoption of the acquisition proposal and the amendment proposal, but not as a demand of conversion of your shares into a pro rata portion of the trust account in which the proceeds of Hyde Park’s initial public offering are held. To exercise your conversion rights, you must affirmatively vote against the acquisition proposal and at the same time affirmatively elect to convert your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Hyde Park special meeting.

Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the acquisition proposal, the amendment proposal, the plan proposal or the adjournment proposal. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Abstentions or broker non-votes have the same effect as a vote “against” the acquisition proposal and the amendment proposal, but will not have the effect of electing to exercise your conversion rights. To exercise your conversion rights, you must affirmatively vote against the acquisition proposal and at the same time affirmatively elect to convert your shares by checking the appropriate box, or direct your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Hyde Park special meeting.

Solicitation Costs

Hyde Park will bear all expenses incurred in connection with the solicitation of proxies. Hyde Park will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares. Our officers and directors may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-pocket-expenses. In addition, we have hired Morrow & Co., Inc. to solicit proxies on our behalf. The cost of soliciting proxies on our behalf will be approximately $12,500 plus costs and expenses.

Stock Ownership

At the close of business on the record date, Laurence S. Levy and Edward Levy, who together comprise all of Hyde Park’s directors and executive officers, together with their affiliates, beneficially owned 2,700,000 shares of Hyde Park common stock, or approximately 17.14% of the outstanding shares of Hyde Park common stock. Such number does not include 1,466,000 shares of common stock issuable upon exercise of warrants held by Hyde Park’s executive officers and directors. These 2,700,000 shares have a market value of approximately $20,979,000 based on Hyde Park’s common stock price of $7.77 per share as of June 27, 2008. Those persons, along with Isaac Kier, one of Hyde Park’s initial stockholders who was issued 112,500 shares of Hyde Park common stock prior to the initial public offering, have agreed, with respect to the acquisition proposal, to vote their shares of common stock acquired by them prior to the initial public offering, 2,812,500 shares in the aggregate, or 17.9% of the outstanding shares of common stock, in accordance with the vote of the majority of the IPO shares. Laurence Levy is currently Chairman of Hyde Park’s Board of Directors and Chief Executive Officer of Hyde Park. Edward Levy is currently a member of Hyde Park’s Board of Directors and President of Hyde Park. For more information on beneficial ownership of Hyde Park’s common stock by executive officers, directors and 5% stockholders, see page 138.

Essex 10b5-1 Plan

Essex has established a so-called 10b5-1 plan providing for the purchase of up to $5,000,000 worth of Hyde Park common stock in the open market at prices not to exceed $7.90 per share. Essex intends to vote any shares of Hyde Park common stock acquired pursuant to such plan and still owned as of the close of business on the record date for the special meeting in favor of each of the acquisition proposal, the amendment proposal, the plan proposal and the adjournment proposal. In addition, if the acquisition proposal is approved, prior to completion of the acquisition Essex intends to terminate the 10b5-1 plan and transfer any shares acquired through such plan to some or all of the existing members of Holdings. As of June 20, 2008, Essex had acquired 400,000 shares of Hyde Park common stock pursuant to the plan for a gross purchase price of $3,088,020. If these 400,000 shares of Hyde Park common stock are transferred to and owned by the existing owners of Holdings on or prior to the closing date, the stated value of the retained interests portion of the purchase price would be decreased by $3,088,020 to $6,911,980 and the cash portion of the purchase price would be increased by $3,088,020. In such case, the retained interests with a stated value of $6,911,980 would be exchangeable, at the rate of $7.90 per share, for 874,934 shares of Hyde Park common stock.

THE ACQUISITION PROPOSAL

The discussion in this document of the acquisition and the principal terms of the purchase agreement, dated as of March 6, 2008, as amended, by and among Hyde Park, Holdings, Essex and certain members of Holdings is subject to, and is qualified in its entirety by reference to, the purchase agreement. A copy of the purchase agreement is attached as Annex A to this document and is incorporated in this document by reference.

General Description of the Acquisition

The acquisition involves the purchase by Hyde Park of all of the outstanding membership interests of Holdings other than the retained interests.

Background of the Acquisition

The terms of the purchase agreement are the result of arm’s-length negotiations between representatives of Hyde Park and Holdings. The following is a brief discussion of the background of these negotiations, the acquisition and related transactions.

Hyde Park was incorporated in Delaware on August 21, 2006 as a blank check company with the objective of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. In March 2007, Hyde Park successfully consummated an initial public offering of its equity securities generating gross proceeds of $103,500,000, including the gross proceeds of the underwriter’s over-allotment option. Simultaneously with consummation of its initial public offering, Hyde Park sold in a private transaction 1,687,500 warrants to its initial stockholders, generating an additional $1,500,000 of gross proceeds. $99,710,000 of the gross proceeds of the initial public offering and private warrant transaction were placed in a trust account and will be released to Hyde Park upon consummation of Hyde Park’s initial business combination transaction or upon the liquidation of Hyde Park. Subsequent to its initial public offering, Hyde Park’s officers and directors commenced an active search for a prospective operating business. Other than its initial public offering and the pursuit of a business combination, Hyde Park has not engaged in any business to date.

Following its initial public offering, representatives of Hyde Park contacted numerous investment banks, private equity firms, business brokers and other third parties in an effort to identify a suitable target company for an acquisition. As described in Hyde Park’s IPO prospectus, Hyde Park has unresricted flexibility in identifying and selecting a prospective business combination, subject to the limitation that a target business have a fair market value of at least 80% of Hyde Park’s net assets at the time of the business combination. As stated in its prospectus, Hyde Park had not established any specific attributes or criteria (financial or otherwise) for prospective target businesses, but believed that its management would consider factors such as the following in evaluating a prospective target business:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

One firm contacted by Hyde Park, Macquarie Capital (USA) Inc., or Macquarie Capital, formerly known as Macquarie Securities (USA) Inc., located in New York, New York, was contacted by telephone on or about July 22, 2007 by Laurence Levy, Hyde Park’s Chief Executive Officer. Mr. Levy’s relationship with Macquarie Capital extends to January 2001 when an investment fund affiliated with Macquarie Capital acquired the Detroit & Canada Tunnel Corporation from an entity affiliated with Mr. Levy. In addition, in 2003, Mr. Levy and entities affiliated with Macquarie Capital jointly acquired Parking Company of America LLC, a company providing off-airport car parking services. Mr. Levy and representatives of affiliates of Macquarie Capital presently serve as Directors of Parking Company of America LLC. Other than customary financial advisory services provided by Macquarie Capital and its affiliates to Mr. Levy and his affiliates from time to time, neither Mr. Levy nor any other officer or director of Hyde Park has ever had any association with Macquarie Capital or its affiliates other than the business relationships described above.

Macquarie Capital was made aware of the opportunity to acquire Essex on or about May 3, 2007 following a meeting with a representative of Houlihan, Lokey, Howard & Zukin, or HLHZ. HLHZ had been retained by Essex on March 16, 2006 to review strategic alternatives, including a potential recapitalization and/or sale of Essex. Essex’s controlling equity holder is Kirtland Capital Partners, a private equity firm in the business of buying and selling companies. Kirtland purchased Essex in May 2000 and in the first quarter of 2006 decided with Essex management to retain HLHZ to explore strategic alternatives for Essex. Kirtland and management’s decision to retain HLHZ at that time was driven by Essex’s strong operating performance and what management and Kirtland believed were favorable market conditions for considering strategic alternatives for Essex. Following a review of strategic alternative available to Essex, Kirtland and Essex management decided not to sell Essex but to continue to grow Essex’s operations and improve its financial performance while providing cash to Essex’s equity holders through a $50,000,000 leveraged dividend recapitalization transaction funded by Essex’s revolving credit facility. The recapitalization transaction was completed in February 2007, shortly after which Kirtland and Essex management determined again to consider a sale of Essex with the assistance of HLHZ.

Following a review of the opportunity to acquire Essex, on June 20, 2007 Macquarie Capital submitted an non-binding indicative letter of interest on behalf of its affiliates or vehicles managed by its affiliates, to whom Macquarie Capital was providing financial advice. Subsequent to a period of due diligence, Macquarie Capital determined that Essex did not fall within the mandates of such entities. Macquarie Capital then identified Hyde Park as a possible investment candidate for Essex and discussed the opportunity with Mr. Levy on or about August 22, 2007. At the time of the introduction of Essex to Hyde Park, Macquarie was the exclusive party reviewing the acquisition of Essex. Prior to being contacted by Macquarie Capital on or about August 22, 2007, no officer, director or initial stockholder of Hyde Park was aware of Essex or Holdings or the fact that the owners of Essex and Holdings desired to sell their interests in Essex or Holdings.

Following execution of the confidentiality agreement on August 30, 2007, Macquarie Capital provided Hyde Park with a management presentation for Essex prepared by Essex management and HLHZ. The management presentation included a general overview of Essex and its history, business and financial performance as well as an overview of the crane rental industry. Hyde Park was also then provided access to due diligence materials pertaining to Essex, and on September 19, 2007, Laurence Levy and Edward Levy of Hyde Park met with Ron Schad and Martin Kroll of Essex for a management presentation on Essex.

After the September 19th management presentation and through October 2007, Laurence Levy and Edward Levy of Hyde Park and representatives of Macquarie Capital routinely met to discuss various matters related to the due diligence review of Essex being conducted by Hyde Park as well as to discuss an appropriate valuation of Essex. In early October Hyde Park also began discussions with Wachovia Capital Finance Corporation, the agent for Essex’s existing lending group, about Essex’s existing credit facility and the possibility of Wachovia being a lead manager on a new credit facility for Essex to be put in place in connection with completion of the acquisition of Essex by Hyde Park.

On October 17, 2007, Hyde Park submitted an initial, non-binding proposal to HLHZ for the acquisition of Essex. As described below, during the two weeks following submission of this initial proposal, Messrs. Levy and Levy, on behalf of Hyde Park, and representatives of Kirtland and Essex management, with their respective legal and financial advisors, continued to negotiate the key terms of the proposed acquisition, including purchase price, management arrangements, the structure, size and terms of a continuing investment in Essex by Kirtland and Essex management, a break up fee, a working capital adjustment and a purchase price adjustment for the purchase or sale of cranes in Essex’s fleet while the acquisition was pending.

Hyde Park’s initial proposal provided for the purchase of 100% of the outstanding membership interests of Holdings for $205,000,000, with a portion of the purchase price being paid in Hyde Park common stock such that senior management of Essex would receive 50% of the amount of the purchase price payable to them in the form of Hyde Park common stock, and Kirtland would received $15,000,000 of the purchase price in the form of Hyde Park common stock. Hyde Park’s proposal also contemplated a customary working capital adjustment and two year employment agreements for Ron Schad and Martin Kroll, Essex’s President and Chief Financial Officer, respectively. Hyde Park’s initial proposal also included a memorandum of Hyde Park’s legal counsel which provided preliminary comments to a draft purchase agreement for the acquisition of Essex provided to Hyde Park by HLHZ, which comments included, among others, the scope of representations and warranties of the parties and escrow caps and thresholds.

On October 24, 2007, Kirtland responded to Hyde Park’s initial proposal with a counter-proposal which preserved the acquisition structure initially proposed by Hyde Park but sought to increase the purchase price to $215,000,000 and reduce the portion of the purchase price payable to Kirtland in the form of Hyde Park common stock to $5,000,000. Kirtland’s counter-proposal included a response to the more material comments of Hyde Park’s counsel on the draft purchase agreement, including by specifying an indemnification cap and escrow of $6,000,000, after a $1,000,000 deductible, as sole recourse of Hyde Park under the purchase agreement, and a break up fee equal to 4% of the purchase consideration which would be payable to the sellers in the event that Hyde Park’s shareholders failed to approve the acquisition or Hyde Park failed to obtain financing for the acquisition. The counter-proposal also provided that Essex’s management would receive compensation arrangements consistent with their existing arrangements with Essex as well as incentive stock options for up to 15% of Hyde Park’s outstanding common stock, and that Ron Schad would be appointed to Hyde Park’s Board of Directors. Moreover, the counter-proposal emphasized the desire for management’s equity investment in Essex to continue on a tax deferred basis.

On October 26, 2007, Hyde Park responded to Kirtland’s counter-proposal, including by proposing a purchase price of $210,000,000 and incentive stock options for Essex management of up to 10% of the outstanding shares of Hyde Park common stock. Hyde Park’s response also increased the proposed indemnification cap and escrow by including the shares of Hyde Park common stock to be issued to the sellers in the transaction. Hyde Park also proposed reducing the indemnification deductible to $500,000. In addition, Hyde Park proposed that a break up fee would only be paid if Hyde Park’s board changed its recommendation to Hyde Park shareholders to vote in favor of the acquisition of Essex and Hyde Park subsequently completed an alternative acquisition. Finally, the response included a proposed purchase price adjustment to account for crane purchases and sales occurring between January 1, 2008 and the acquisition closing date.

On October 29, 2007, Kirtland responded to Hyde Park’s October 26th proposal, including by continuing to seek a purchase price of $215,000,000 and raising the management options to 12% of Hyde Park’s outstanding shares. Kirtland’s response also proposed to limit the value of Hyde Park common stock placed in escrow to $5,000,000, to establish the amount of the break up fee at $4,000,000 and to expand the circumstances under which the break up fee would be paid.

On October 31, 2007, Kirtland Capital, Holdings and Hyde Park executed a mutually agreeable non-binding letter of intent which contained the principal terms of the proposed acquisition of Essex by Hyde Park. The executed letter of intent contained substantially the same terms as the October 29th Kirtland proposal, except that the purchase price was set at $210,000,000, management options were limited to 10% of Hyde Park’s outstanding shares and payment of the break up fee was limited to the circumstances included in Hyde Park’s October 26th proposal. The letter of intent provided for a period of exclusivity of 30 days (which was extended on successive occasions through the date of execution of the purchase agreement), during which time Essex and Kirtland Capital and their representatives agreed not to solicit or accept any offers from third parties for the acquisition of the equity or assets of Essex. During the exclusivity period, Hyde Park received significantly more due diligence materials from Essex. In addition to conducting internal due diligence, Hyde Park employed both legal and financial due diligence teams to assist in Hyde Park’s evaluation of Essex, its business and the crane rental industry.

The parties to the purchase agreement and their respective counsel also continued to negotiate the definitive terms of the purchase agreement during the exclusivity period under the letter of intent. These negotiations occurred through multiple exchanges of a draft purchase agreement, multiple conference calls and two in-person meetings: one on December 18, 2007 in Cleveland, Ohio; and the other on January 30, 2007 in New York City, each of which was attended by representatives of Hyde Park and Kirtland and their respective legal counsel. These negotiations continued through March 6, 2008, the date of execution of the purchase agreement. Following execution of the purchase agreement and related documents, the parties publicly announced their agreement through a joint press release.

The parties to the purchase agreement amended the purchase agreement on May 9, 2008 to take into account the potential for purchases of Hyde Park common stock prior to closing by Essex, Holdings and its members as well as to take into account deposits for new crane purchases made by Essex prior to the closing.

Hyde Park has agreed to pay Macquarie Capital a fee of $3,150,000 for its services in connection with the acquisition, $1,050,000 of which will be paid through delivery to Macquarie Capital of up to 132,912 shares of Hyde Park common stock and the balance of which will be paid in cash. The fee payable to Macquarie Capital is contingent upon the acquisition being completed.

Factors Considered by the Hyde Park Board in Approving the Acquisition

In approving the purchase agreement, Hyde Park’s Board of Directors relied on financial and other information relating to Holdings and Essex, the competitive environment, and the industry fundamentals. Hyde Park’s Board of Directors also relied on a financial and legal due diligence review of Essex and Holdings, including a review of Essex’s customer and supplier relationships and credit arrangements. Hyde Park’s Board of Directors considered a wide variety of factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, the Hyde Park Board of Directors did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Hyde Park Board of Directors may have given different weight to different factors.

Hyde Park’s Board of Directors considered the factors below, in addition to the Risk Factors described starting on page 28 above, in reaching its conclusion to adopt the purchase agreement and approve the acquisition.

Operating Characteristics of the Industry

An important factor for the Hyde Park’s Board of Directors in approving the acquisition was the Board of Director’s belief, based in part on data presented by a management consultant retained by Hyde Park, that the heavy lift crawler crane rental industry is a growing business which will be enhanced by continuing growth of its end markets due to investment in transportation infrastructure, energy infrastructure, municipal utilities and chemical/petrochemical facilities, including as a result of what the Board of Directors believes is a renewed focus on the US bridge system, a growing push for nuclear power facilities, growth in the wind power sector, demand for upgrades in power and water utilities, rising energy prices stimulating investment in the petrochemicals sector, a significant pipeline of social infrastructure projects such as convention centers and stadium facilities and the passage in 2005 of the Safe, Accountable, Flexible, Efficient Transportation Equity Act (SAFETEA-LU), which committed nearly $300 billion to the improvement of the nation’s infrastructure and transit programs and authorized Federal surface transportation programs for highways, highway safety and transit for the five year period 2005-2009. Hyde Park’s Board of Directors believes that Essex is well positioned to take advantage of these trends.

Competitive position in the market with significant barriers to entry

Another important factor for Hyde Park’s Board of Directors was the fact that Essex has one of the largest fleets of lattice boom crawler cranes and attachments in North America, operating an industry-leading fleet of approximately 350 high-lift capacity crawler cranes and attachments that has been assembled throughout Essex’s 48 years of operation. Hyde Park’s Board of Directors believes that Essex’s market position is protected by the significant cost of replicating Essex’s fleet with new cranes of similar lifting capacity, which Essex’s management estimates would cost approximately $450 million. This significant barrier to entry into the high-lift crane rental industry was an important factor for Hyde Park’s Board of Directors in approving the acquisition.

Predictable cash flows

Another important factor for Hyde Park’s Board of Directors was what it viewed as Essex’s highly predictable and visible cash flow. Projects serviced by Essex’s fleet generally have lead times of approximately two to three years, and, on average, Essex’s rental contracts are between 6 and 18 months, with an average expected life of over 9 months. As such, Hyde Park’s Board of Directors believes that Essex’s earnings are highly predictable and visible, and supported by a strong backlog of rental demand.

Attractive underlying assets

Another important factor for Hyde Park’s Board of Directors was the fact that crawler cranes and attachments have long economic lives when properly maintained. Essex’s cranes and attachments are not subject to technological obsolescence and have useful lives of up to 50 years, with the average fleet age of 18 years. Essex’s management believes that Essex’s fleet has retained its value due to a number of factors, including the high strength structural steel content of the fleet, the ability to replace component parts, the low duty-cycle, Essex’s maintenance expertise and the growing demand from emerging economies for used equipment supporting secondary market valuations. Additionally, Hyde Park’s Board of Directors believes that maintenance capital expenditure under Essex’s business model is limited because Essex’s customers are responsible for most repair and maintenance costs during the term of a lease. Also, Essex’s fleet has a proven history of maintaining secondary market re-sale value as a result of the long-term economic life of Essex’s crawler cranes and their significant residual value.

Committed and experienced management team with interests aligned with stockholders

Another important factor for Hyde Park’s Board of Directors was the commitment and experience of Essex’s management team. Many members of Essex’s senior management team have significant experience in the crawler crane rental industry. In addition, Ronald Schad, Essex’s Chief Executive Officer and President, and other members of Essex’s senior management team are retaining a $5 million investment in Essex through their retained interests in Holdings. Hyde Park’s Board of Directors considered management’s desire to retain a significant economic interest in Essex as evidence of a commitment to continued growth by Essex’s management team.

Opportunities for growth with additional capital

Another important factor for the Hyde Park’s Board of Directors was its belief that significant opportunities exist for growth in the heavy lift crawler crane rental business. Essex’s management expects growth in demand for heavy lifting equipment to give rise to a shortage in the supply of lattice boom crawler crane equipment, which it expects will drive increases in rental and utilization rates. Essex is currently engaged in a program to invest $32 million in fleet additions before the end of 2008. With the proceeds of operations as well as through the use of capital which will be available under the new debt facility that will become effective upon the closing of the acquisition, Hyde Park expects that Essex will be able to purchase additional cranes and attachments and expand its customer base in the future.

Hyde Park’s Board of Directors also believes that it will be able to take advantage of industry consolidation. Many of Essex’s competitors are family-owned and Essex management expects a number of these companies to become available for acquisition over time.

Attractive relationships with suppliers

Essex has developed strong relationships with its two primary crane suppliers, Manitowoc and Liebherr. Hyde Park’s Board of Directors believes that the strong relationships that Essex maintains with its suppliers provides Essex with a competitive advantage and provides opportunities for growth in the company.

Net operating losses

As of December 31, 2007, Essex had approximately $55.4 million of net operating losses that will expire between 2020 and 2025, if not utilized. Subject to certain limitations, net operating losses may be used as a deduction in a later year to reduce a company's taxable income in such year. Therefore, the current value of the net operating losses is the discounted value of the future tax savings in the later years. This depends, in part, on how quickly the net operating losses will be utilized. Hyde Park's Board of Directors noted, however, that the amount of Essex's net operating losses have not been audited by the IRS, and the IRS may adjust (increase or decrease) the amount of these net operating losses. Any adjustment to the amount of net operating losses (in addition to changing the amount of net operating losses) may cause the utilization of these net operating losses to be subject to various limitations.

In determining whether to approve the acquisition, Hyde Park’s Board of Directors also considered the potentially negative factors associated with Essex and the crane rental business described under Risk Factors beginning on page 28.

Hyde Park’s Board of Directors considered all of the foregoing factors as a whole and concluded that they supported a favorable determination to approve the acquisition and recommend the acquisition to Hyde Park’s stockholders. Hyde Park’s Board also believes that the Essex acquisition is consistent with the terms for a business combination described in Hyde Park’s IPO prospectus, however, prior to completion of the acquisition, Hyde Park’s Board will make its definitive determination that, as of the date of completion of the acquisition, the fair market value of Essex is equal to at least 80% of Hyde Park’s net asset.

Fairness Opinion

In addition to the factors listed above and the Risk Factors described starting on page 28 above, Hyde Park’s Board of Directors considered the fairness opinion of Houlihan Smith & Company Inc., or Houlihan Smith, described below, which we sometimes refer to as the Houlihan Smith opinion, in reaching the conclusion to approve the acquisition.

Houlihan Smith delivered a presentation to Hyde Park’s Board of Directors on March 5, 2008 and subsequently delivered its written opinion to the Board of Directors, which stated that, as of March 5, 2008, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the fairness opinion, (i) the purchase price to be paid by Hyde Park to the members of Holdings is fair, from a financial point of view, to the stockholders of Hyde Park, and (ii) the fair market value of Holdings is at least equal to 80% of the net assets of Hyde Park. The amount of the purchase price was determined pursuant to negotiations between Hyde Park and Holdings and not pursuant to recommendations of Houlihan Smith. The full text of the written opinion of Houlihan Smith is attached as Annex I and is incorporated by reference into this proxy statement. Hyde Park paid Houlihan Smith a non-contingent, non-refundable fee in the amount of $50,000 for its services in rendering the fairness opinion. Hyde Park also agreed to indemnify Houlihan Smith in the event Houlihan Smith were to incur certain losses as a result of its engagement by Hyde Park. No material relationship exists or has existed within the past two years between Houlihan Smith and Hyde Park, Holdings or Essex. Affiliates of Laurence S. Levy, Hyde Park’s Chairman and Chief Executive Officer, have in the past engaged Houlihan Smith for customary financial advisory services on matters unrelated to Hyde Park and Essex.

You are urged to read the Houlihan Smith opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Houlihan Smith in rendering its opinion. The summary of the Houlihan Smith opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

The Houlihan Smith opinion is for the use and benefit of Hyde Park’s Board of Directors in connection with its consideration of the acquisition and is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the acquisition. Houlihan Smith was not requested to opine as to, and its opinion does not in any manner address, the relative merits of the transaction as compared to any alternative business strategy that might exist for Hyde Park, its underlying business decision to proceed with or effect the acquisition, and other alternatives to the acquisition that might exist for Hyde Park. Houlihan Smith does not express any opinion as to the underlying valuation or future performance of Essex or the price at which Hyde Park’s securities might trade at any time in the future.

       Houlihan Smith has consented to inclusion in this proxy statement of a copy of its opinion and has reviewed the summary of the opinion which is included in this section of this proxy statement. The opinion does not contain any direct or indirect disclaimer to the effect that such document is solely for the benefit of Hyde Park’s Board of Directors or that Hyde Park’s stockholders are not entitled to rely upon such documents. Houlihan Smith has advised Hyde Park that, in the event any Hyde Park stockholder were in the future to assert any claim directly against Houlihan Smith based upon the opinion, Houlihan Smith would then decide, based upon such judicial guidance as is then available, whether or not to assert a defense to any such claim based on the position that the opinion is addressed to Hyde Park’s Board of Directors. Accordingly, we cannot predict whether or not, notwithstanding Houlihan Smith's consent and review as described above, Houlihan Smith might then assert any such defense to any such claim. Hyde Park is not aware of any definitive decision under either the law of Illinois (which governs the engagement between Houlihan Smith and Hyde Park with respect to the opinion) or of any other state which sets forth the extent, if any, to which Hyde Park’s stockholders are entitled to directly rely upon the opinion should any such stockholder attempt to assert a claim directly against Houlihan Smith. If any stockholder were to assert any such claim directly against Houlihan Smith and Houlihan Smith were to assert any such defense, the extent, if any, to which Houlihan Smith has direct responsibilities to Hyde Park stockholders would therefore need to be resolved by judicial proceedings between Houlihan Smith and any such stockholder in a court of competent jurisdiction. However, the availability or non-availability of such a defense for Houlihan Smith will have no effect on the rights and responsibilities of Hyde Park’s Board of Directors under governing state law, or the rights and responsibilities of Hyde Park’s Board of Directors or Houlihan Smith under the federal securities laws.

In arriving at its opinion, Houlihan Smith took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Houlihan Smith:

•	Reviewed the financial terms and conditions of the most recent draft of the purchase agreement;

•	Conducted an on-site visit and held discussions with Essex’s management regarding, among other items, the strategic intent of the transaction, and the anticipated future prospects for Essex;

•	Reviewed the Confidential Information Memorandum prepared by Houlihan Lokey Howard & Zukin Capital, dated June 2006;

•	Reviewed the amended and restated loan and security agreement by and among Essex and Wachovia Capital Markets, LLC, which served as the Lead Arranger and Sole Bookrunner;

•	Reviewed the strategic due diligence report prepared by Oliver Wyman dated November 27, 2007;

•	Reviewed schedules estimating Net Operating Loss Carry Forward, or NOL, utilization prepared by Essex’s management;

•	Analyzed unaudited financial and other information with regards to Essex, including:

•	internally prepared financial statements for the period ending October 31, 2007, as well as monthly financial statements for each month between December 2005 and September 2007;

•	financial projection model prepared by Essex’s management;

•	Reviewed and analyzed historical equipment and property appraisals;

•
Reviewed financial and operating information with respect to certain publicly traded companies in the construction equipment rental and leasing industry, which Houlihan Smith believed to be generally comparable to the business of Essex;

•
Reviewed industry leading economic indicators such as the Non-Residential Put in Place Index, Construction contractors backlog, McGraw-Hill construction starts, PEC reports for industrial construction, and Reed construction forecasts;

•	Reviewed the financial terms of certain recent business combinations in the construction equipment rental and leasing industry specifically and in other industries generally; and

•	Performed such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In arriving at its opinion, Houlihan Smith relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by Houlihan Smith and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Houlihan Smith did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Holdings, nor was Houlihan Smith furnished with any such evaluation or appraisal other than the historical equipment and property appraisals, described above. In addition, Houlihan Smith did not attempt to confirm whether Essex had good title to its assets. Further, Houlihan Smith relied upon the assurances of both Hyde Park’s management and Essex’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, Houlihan Smith assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion. The projections were solely used in connection with the rendering of Houlihan Smith’s fairness opinion. Investors should not place reliance upon such projections, as they are not necessarily an indication of what Hyde Park’s revenues and profit margins will be in the future. The projections were prepared by Essex’s management and are not to be interpreted as projections of future performance (or ‘‘guidance’’) by Hyde Park’s management. Houlihan Smith did not receive any instructions from Hyde Park, Essex or Holdings on how to use or rely on the projections used in rendering its fairness opinion. Houlihan Smith did not evaluate the solvency or fair value of Essex under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters.

Houlihan Smith assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. Houlihan Smith assumed that the transaction will be consummated substantially in accordance with the terms set forth in the purchase agreement as in effect as of the date of its opinion, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to Hyde Park’s stockholders.

Further, Houlihan Smith’s analysis and opinion are necessarily based upon information made available to Houlihan, as well as the economic, monetary, market, financial, and other conditions as they existed as of the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Houlihan Smith has not assumed any obligation to update, review or reaffirm its opinion.

In connection with rendering its opinion, Houlihan Smith performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Houlihan Smith was carried out to provide a different perspective on the transaction, and to enhance the total mix of information available. Houlihan Smith did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the purchase price to Hyde Park’s stockholders. The summary below describes the material information in Houlihan Smith’s opinion, including the material analyses performed and the material factors considered by Houlihan Smith. However, the preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Houlihan Smith made qualitative judgments as to the relevance of each analysis and factors that it considered. In addition, Houlihan Smith may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Houlihan Smith’s view of the value of Essex’s assets. The estimates contained in Houlihan Smith’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purports to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Houlihan Smith’s analyses and estimates are inherently subject to substantial uncertainty. Houlihan Smith believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Houlihan Smith in connection with the preparation of its opinion. The summaries of the financial reviews and analyses include information presented in tabular format. In order to fully understand Houlihan Smith’s financial reviews and analyses, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Houlihan Smith. The analyses performed were prepared solely as part of Houlihan Smith’s analysis of the fairness, from a financial point of view, of the purchase price to Hyde Park stockholders, and were provided to Hyde Park’s Board of Directors in connection with the delivery of Houlihan Smith’s opinion. The opinion of Houlihan Smith was just one of the many factors taken into account by Hyde Park’s Board of Directors in making its determination to approve the transaction, including those described elsewhere in this proxy statement.

Houlihan Smith’s opinion did not constitute a recommendation to proceed with the acquisition. Houlihan’s opinion relates solely to the question of the fairness of the purchase price to the stockholders of Hyde Park, from a financial point of view. Houlihan expressed no opinion as to the income tax consequences of the acquisition to the stockholders of Hyde Park.

Valuation Overview

Based on a review of the historical and projected financial data and certain other qualitative data for Essex, Houlihan Smith utilized the income valuation approach, applying the discounted cash flow method, and the market valuation approach, applying the guideline public company method and the comparable transactions method.

Net operating loss carry-forward analysis

In applying each of the valuation methods described below, Houlihan Smith adjusted its calculation of Essex’s enterprise value to reflect Houlihan Smith’s net operating loss carry- forward analysis. A net operating loss carry-forward analysis estimates the present value of tax savings attributable to unutilized net operating loss carry-forwards. Essex’s management prepared and provided Houlihan Smith with an estimate of Essex’s unutilized net operating loss carry-forwards as of January 1, 2008 and an estimate of Essex’s annual utilization of net operating loss carry-forwards.

To calculate the present value of Essex’s cash tax savings from unutilized net operating loss carry-forwards, Houlihan Smith assumed a 39% tax rate and a discount rate of 14.0% for the years 2008 through 2018 (the year in which, based on Houlihan Smith’s estimate, Essex’s existing net operating loss carry-forwards would be fully utilized). Based on such assumptions, Houlihan Smith calculated a present value of Essex’s tax savings from net operating loss carry-forwards of $9,948,829, including $2,822,608 attributable to cash tax savings in the years 2014 through 2018 (the terminal period in Houlihan Smith’s discounted cash flow analysis described below).

Income Approach - Discounted Cash Flow Method

A discounted cash flow analysis estimates present value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. Essex’s management prepared and provided Houlihan Smith with financial projections for Essex through Essex’s 2013 fiscal year, which Houlihan Smith used in its discounted cash flow analysis. Houlihan Smith used the financial projections to determine the enterprise net cash flows of Essex over the projected six-year period.

To calculate the fair market enterprise value of Essex applying the discounted cash flow method, Houlihan Smith determined the present value of Essex’s enterprise net cash flows by applying a discount rate of 14.1% to the enterprise net cash flows for each of the six years in the projection period as well as to a terminal enterprise net cash flow value. Houlihan Smith used this discount rate based on the weighted average cost of capital for Essex, which was determined by Houlihan Smith by taking into consideration the estimated cost of equity capital in Essex on a capital-structure weighted basis, the risk-free rate of return for long-term United States Treasury securities, rates of return for relevant corporate debt and equity securities, and specific industry risks and company risks as they relate to Essex. Houlihan Smith used a build-up method to determine the cost of equity.  The 30-year U.S. Treasury Coupon Bond yield of 4.35% was added to the equity risk premium 5.85% (per Ibbotson and Chen), the industry risk premium of 4.95% (from IbbotsonAssociates: Stocks, Bonds, Bills and Inflation 2007 for SIC code 735: Miscellaneous Equipment Rental and Leasing), the size premium of 6.27% (from IbbotsonAssociates: Stocks, Bonds, Bills and Inflation 2007), and company specific risk of 3.00%  These items result in a cost of equity of 24.42%.  Houlihan Smith used a cost of debt of 7% (based upon Essex’s credit facility) and a tax rate of 39%, resulting in an after-tax cost of debt of 4.27%.  Using a capital structure of 49% equity and 51% debt, Houlihan determined the weighted average cost of capital was 14.1%, which can be rounded to 14.0%. Houlihan Smith added the present value of Essex’s unutilized net operating losses projected beyond 2013 to calculate the adjusted enterprise value of Essex.

Based on such assumptions and methodology, and after performing a series of sensitivity analyses to measure the impact of changes in the underlying assumptions and discount rate, Houlihan Smith calculated an enterprise value range for Essex of between $206.3 million and $248.7 million.

The projections utilized by Houlihan Smith in its discounted cash flow analysis are set forth below. The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or United States generally accepted accounting principles, and are included in this proxy statement only because they were provided to Hyde Park and used by Houlihan Smith in rendering its opinion.

Except as required by applicable securities laws, Hyde Park undertakes no obligation to, and does not intend to, update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

The projections are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those statements, including the risks described under the "Risk Factors" section of this document.

Projections utilized in Discounted Cash Flow Analysis

Essex Holdings LLC
Discounted Cash Flow Analysis

	Projected Years Ending December 31 [1]
	2008	2009	2010	2011	2012	2013
Total Revenue	$77,997,415	$87,832,980	$97,441,215	$105,197,830	$111,168,285	$119,259,805
Growth Rate %	35.6%	12.6%	10.9%	8.0%	5.7%	7.3%
Tolal Operating Expenses	$41,373,120	$48,553,715	$54,706,213	$60,951,441	$63,846,909	$66,893,456
% of Total Revenue	53.0%	55.3%	56.1%	57.9%	57.4%	56.1%
Gross Profit	$36,624,295	$39,279,265	$42,735,002	$44,246,389	$47,321,376	$52,366,349
Gross Profit Margin %	47.0%	44.7%	43.9%	42.1%	42.6%	43.9%
General and Administrative Expense	$12,305,000	$13,669,436	$15,007,811	$16,102,855	$16,961,937	$18,106,703
% of Total Revenue	15.8%	15.6%	15.4%	15.3%	15.3%	15.2%
Operating Profit	$24,319,295	$25,609,829	$27,727,191	$28,143,533	$30,359,439	$34,259,647
Operating Profit Margin %	31.2%	29.2%	28.5%	26.8%	27.3%	28.7%
EBITDA	$36,519,495	$40,077,424	$45,071,721	$48,864,429	$52,306,844	$56,300,198
EBITDA Margin %	46.8%	45.6%	46.3%	46.5%	47.1%	47.2%
1 The Financial Projections were prepared by Essex’s management. Houlihan stress-tested the Financial Projections and compared them to the historical revenue growth rates and profitability of the guideline companies.

Market Approach - Guideline Public Company Method

The Guideline Public Company Method applies the trading multiples of publicly traded companies to the subject company to derive an indication of value. The analyst searches for guideline companies in industries similar to the subject company with operating structures and target customers as similar to the subject company as possible. Companies operating within the same or similar industries, with similar operating structures, and with similar size, growth, leverage, profitability, turnover ratios, and liquidity are determined to be comparable.  Houlihan Smith searched the universe of publicly traded companies on public exchanges and found eight companies that met its criteria for guideline companies. The publicly-traded companies analyzed were as follows:

Company	Ticker Symbol
United Rentals, Inc.	NYSE: URI
H&E Equipment Services Inc.	NASDAQ: HEES
Ashtead Group plc	LSE: AHT
General de Alquiler de Maquinaria. S.L.	CATS: GALQ
Ramirent Oyj	HLSE: RMRIV
Tat Hong Holdings Ltd.	SGX: T03
Kanamoto Company Ltd.	TSE: 9678
Manitowoc Co. Inc.	NYSE: MTW

No publicly-traded companies meeting Houlihan Smith’s criteria were excluded from its analysis. Houlihan Smith performed a size, growth, leverage, profitability, turnover ratio and liquidity analysis to compare the guideline companies to Essex. Houlihan Smith determined that the valuations derived from EBITDA (Earnings Before Interest Taxes Depreciation and Amortization) and EBIT (Earnings Before Interest and Taxes) multiples of the guideline public companies would provide the most meaningful indication of value. The median multiples derived from this analysis were enterprise value to EBITDA of 5.5 and enterprise value to EBIT of 9.5 times.

Applying these median multiples to Essex’s estimated 2007 EBITDA and EBIT, after adjustment for certain public company expenses that Essex would incur as a public company, resulted in a range of enterprise value before adjustment for net operating losses of $167,475,000 to $236,954,520. To these amounts, Houlihan Smith added the present value of Essex’s net operating losses, which resulted in a range of adjusted enterprise value of approximately $177,400,000 to $246,900,000.

Market Approach - Comparable transaction method

The comparable transactions method is a market approach which analyzes transactions involving target companies operating in industries similar to Essex. While it is known that no two companies are exactly alike, nor are any two transactions structured exactly the same, consideration is given to the similarity in capital structure, operations, size and profitability, as well as other operating characteristics of the target companies. Houlihan Smith selects comparable transactions based upon the same criteria described above for guideline public companies, as well as additional factors, including analysis of the structure, size and date of the comparable transaction.

Houlihan Smith found 14 comparable transactions within the construction machinery rental and leasing industry that met its criteria for similarity. The transactions that Houlihan Smith analyzed were as follows:

Announced/ Initial Filing Date	Target/Issuer	Total Transaction Value ($mm)	Buyers/Investors
01/24/2007	General de Alquiler de Maquinaria, S.L. (CATS:GALQ)	$106.7	Caja de Ahorros de Vigo, Ourense y Pontevedra, Bilbao Bizkaia Kutxa, Caja de Ahorros and Monte de Piedad de Navarra, Caja Asturia

05/24/2006	NES Rentals Holdings Inc.	$805.2	Diamond Castle Holdings, LLC

10/24/2005	Stewart & Stevenson, LLC	$180.0	-

01/26/2007	Shiraishi Corp.	$190.4	Oriental Shiraishi Corporation (TSE:1786)

05/15/2007	H&E Equipment Services (Mid-Atlantic), Inc.	$189.8	H&E Equipment Services Inc. (NasdaqNM:HEES)

09/07/2005	Bjørge Gruppen ASA(OB:BJORGE)	$11.7	Aker ASA (OB:AKER)

09/11/2007	Concept Hire Ltd.	$105.3	Cape plc (AIM:CIU)

09/04/2007	Coates Hire Ltd. (ASX:COA)	$1,868.8	The Carlyle Group, National Hire Group Ltd. (ASX:NHR)

07/23/2007	Steeplejack Industrial Group Inc.	$140.6	The Brock Group of Companies

10/19/2006	UFJ Central Leasing Co. Ltd.	$1,262.6	Mitsubishi UFJ Lease & Finance Company Limited (TSE:8593)

08/10/2005	PENNINE Holdings Ltd.	$14.3	Balfour Beatty plc (LSE:BBY)

02/12/2007	Southern Capital Limited	$114.6	-

04/07/2006	Euroloc de Maquinaria, S.L.	$243.8	Advent International Corporation Intermediate Capital Group PLC (LSE:ICP)

12/08/2006	North Sheridan Pty Ltd.	$40.0	Tutt Bryant Group Limited (ASX:TBG)

No transactions meeting Houlihan Smith’s criteria were excluded from its analysis. The median multiples derived from this analysis were enterprise value to EBITDA of 7.1 and enterprise value to EBIT of 12.7 times.

Houlihan Smith applied the median enterprise value to EBITDA and revenue multiples of the comparable transactions to Essex’s estimated EBITDA for the fiscal year ended December 31, 2007 to conclude an enterprise value based upon the comparable transaction method. Applying these median multiples to Essex’s estimated 2007 EBITDA and EBIT, after adjustment for certain public company expenses that Essex would incur as a public company, resulted in a range of enterprise value before adjustment for net operating losses of $216,195,000 to $315,442,600. To these amounts, Houlihan Smith added the present value of Essex’s net operating losses, which resulted in adjusted a range of adjusted enterprise value of approximately $226,100,000 to $325,400,000.

80% Test

Hyde Park’s initial business combination must be with a target business whose fair market value is at least equal to 80% of Hyde Park’s net assets at the time of such acquisition. In support of it opinion that, as of the date of its opinion, the fair market value of Essex is at least equal to 80% of Hyde Park’s net assets, Houlihan Smith estimated Hyde Park’s maximum net asset value as of September 30, 2007 and compared such value to a range of enterprise values for Essex. The maximum net asset value of Hyde Park was estimated by Houlihan Smith to be $154,977,907 by increasing the $79,790,407 book value of Hyde Park’s common stock reported in Hyde Park’s September 30, 2007 unaudited balance sheet by $75,187,500, representing the aggregate exercise price of Hyde Park’s outstanding warrants that would become exercisable upon closing of a business combination. Houlihan Smith used the enterprise value range for Essex determined by the two market approach analyses described above.  Based on such analysis, Houlihan Smith concluded that the fair market value of Essex exceeds 80% of Hyde Park’s net assets. While Hyde Park’s Board considered the opinion and analysis of Houlihan Smith in approving the Essex acquisition, prior to completing the acquisition, the Board will make its definitive determination of whether the 80% test is satisfied as of the date of the acquisition.

Based on the information and analyses set forth above, Houlihan Smith delivered its written opinion to Hyde Park’s Board of Directors, which stated that, as of March 5, 2008, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the purchase price is fair, from a financial point of view, to Hyde Park’s stockholders, and (ii) the fair market value of Essex is at least equal to 80% of Hyde Park’s net assets.

Houlihan Smith is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. Hyde Park’s Board of Directors determined to use the services of Houlihan Smith because it is a recognized investment banking firm that has substantial experience in similar matters. Houlihan Smith has received a fee in connection with the preparation and issuance of its opinion and will be reimbursed for its reasonable out-of-pocket expenses, including attorneys’ fees. In addition, Hyde Park has agreed to indemnify Houlihan Smith for certain liabilities that may arise out of the rendering of its opinion. Houlihan Smith does not beneficially own any interest in Hyde Park, Holdings or Essex and has not provided any such company with any other services.

Directors and Executive Officers Following Completion of the Acquisition

If the acquisition of Essex is completed, the directors and executive officers of Hyde Park will be as follows:

Name	Age	Position
Laurence S. Levy	51	Chairman of the Board of Directors and Vice President
Edward Levy	44	Director and Vice President
Ronald Schad	49	Chief Executive Officer, President and Director
Martin Kroll	51	Chief Financial Officer

Laurence S. Levy has served as our chairman of the board and chief executive officer since our inception. Mr. Levy has been the chairman of the board of directors and chief executive officer of Rand Logistics, Inc. (originally known as Rand Acquisition Corporation), a company that provides bulk freight shipping services throughout the Great Lakes region, since its inception in June 2004. Rand Acquisition Corporation was formed to acquire an operating business and did so in March 2006, acquiring all of the outstanding stock of Lower Lakes Towing Ltd., and thereafter changed its name to Rand Logistics. Mr. Levy founded the predecessor to Hyde Park Holdings, LLC in July 1986 and has since served as its chairman. Hyde Park Holdings, LLC is an investor in middle market businesses. Mr. Levy serves as an officer or director of many companies in which Hyde Park Holdings, LLC or its affiliates invests. Presently, these companies include: Ozburn-Hessey Logistics LLC, a national logistics services company, of which Mr. Levy is a director; Derby Industries LLC, a sub-assembly business to the appliance, food and transportation industries, of which Mr. Levy is chairman; PFI Resource Management LP, an investor in the Private Funding Initiative program in the United Kingdom, of which Mr. Levy is general partner; Parking Company of America Airports LLC, an owner and operator of airport parking garages, of which Mr. Levy is a director; Regency Affiliates, Inc., a diversified publicly listed company, of which Mr. Levy is chairman, chief executive officer and president; and Warehouse Associates L.P., a provider of warehouse and logistics services, of which Mr. Levy is chairman. In addition, from March 1997 to January 2001, Mr. Levy served as chairman of Detroit and Canada Tunnel Corporation, a company which operates the toll tunnel between Detroit, Michigan and Windsor, Ontario, and from August 1993 until May 1999, Mr. Levy served as chief executive officer of High Voltage Engineering Corporation, a diversified industrial and manufacturing company. Mr. Levy received a Bachelor of Commerce degree and a Bachelor of Accountancy degree from the University of Witwatersrand in Johannesburg, South Africa and an M.B.A. from Harvard University and graduated as a Baker Scholar. He is also qualified as a Chartered Accountant (South Africa). Mr. Levy is not related to Edward Levy.

Edward Levy has been our president and a member of our board of directors since our inception. Since June 2006, Mr. Levy has been the president of Rand Logistics. From its inception in June 2004 to June 2006, Mr. Levy acted as special advisor to Rand Logistics. Mr. Levy was a managing director of CIBC World Markets Corp. from August 1995 through December 2004, and was co-head of CIBC World Markets Corp.’s Leveraged Finance Group from June 2001 until December 2004. From February 1990 to August 1995, Mr. Levy was a managing director of Argosy Group L.P., a private investment banking firm. Since June 1998, Mr. Levy has been a member of the board of managers of Norcross Safety Products LLC, a reporting company under the Securities Exchange Act of 1934, as amended, engaged in the design, manufacture and marketing of branded products in the fragmented personal protection equipment industry. Mr. Levy is also a director of Derby Industries. From July 1999 until March 2005, he was also a director of Booth Creek Ski Holdings, Inc., a reporting company under the Securities Exchange Act of 1934 that owns and operates six ski resort complexes encompassing nine separate resorts. Mr. Levy is a member of the board of directors of a number of privately-held companies. Mr. Levy received a B.A. from Connecticut College. Mr. Levy is not related to Laurence S. Levy.

Ronald Schad has served as President and Chief Executive Officer of Essex since 2000. Prior to joining Essex, Mr. Schad spent over 15 years with Manitowoc Crane Group and was most recently its Executive Vice President and General Manager, where he was responsible for over $350 million in sales. Prior to that position, Mr. Schad held various service and sales related positions with Manitowoc. Mr. Schad also held engineering and management positions with responsibility for nuclear device handling cranes at Reynolds Electrical and Engineering Co., the prime contractor for the Nevada Test Site. Mr. Schad graduated from the University of Wisconsin-Madison with a BS in Engineering.

Martin Kroll joined Essex in May 2001 as Senior Vice President and Chief Financial Officer. Prior to joining Essex, Marty Kroll worked for Outokumpu Cooper Group, a multi-billion dollar copper fabrication manufacturing business headquartered in Finland. Mr. Kroll was President and Chief Financial Officer of Outokumpu’s $600 million U.S. holding company and Director of Business Development of Outokumpu’s international operations. Prior to working at Outokumpu, Mr. Kroll served as Director of Finance at American Brass, a privately held $300 million company in the copper and brass metal fabrication business acquired in a $300 million leveraged buyout. Prior to working at American Brass Mr. Kroll spent eight years with PricewaterhouseCoopers LLP and is a certified public account. Mr. Kroll received a BBA in Accounting and Finance from Niagara University and graduated from the Mahler School of Management.

Hyde Park Structure Following the Acquisition

The following diagram depicts the corporate structure of Hyde Park and its subsidiaries immediately following the acquisition:

Appraisal or Dissenters Rights

No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Hyde Park in connection with the acquisition proposal.

Accounting Treatment of the Acquisition

The acquisition will be accounted for as a “purchase,” as that term is used under GAAP, for accounting and financial reporting purposes. Under purchase accounting, Holdings’ assets, including identifiable intangible assets, and liabilities, including executory contracts and other commitments, as of the effective time of the acquisition will be recorded at their respective fair values and added to the balance sheet of Hyde Park. Any excess of the purchase price over the fair values will be recorded as goodwill. Financial statements of Hyde Park issued after the acquisition will reflect these fair values and Holdings’ results of operations from the date of acquisition. See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 126.

United States Federal Income Tax Consequences of the Acquisition

The following discusses the US Federal income tax consequences of the acquisition of Holdings by Hyde Park. This discussion is based on the United States Internal Revenue Code of 1986, as amended. The statements set forth in this section as to tax consequences of the transaction to Hyde Park common stockholders are those of Hyde Park. Hyde Park does not intend to obtain an opinion of counsel with respect to such matters. Accordingly, you should consult your personal tax advisor as to the tax consequences of the transaction.

Hyde Park common stockholders who do not exercise their conversion rights will continue to hold their Hyde Park common stock and as a result will not recognize any gain or loss from the acquisition.

Hyde Park common stockholders who exercise their conversion rights will recognize gain or loss to the extent that the amount received by such common stock holders upon conversion is greater than or less than, respectively, such holder’s tax basis in their shares. A holder’s tax basis in the shares generally will equal the cost of the shares. A stockholder that purchased Hyde Park’s units will have to allocate the cost between the shares and the warrants based on their fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if such holder’s holding period in the shares is longer than one year.

Fiscal Year

Following the closing of the acquisition, Hyde Park’s fiscal year will continue to end on December 31.

Regulatory Matters

The acquisition and the transactions contemplated by the purchase agreement are not subject to any Federal, state or local regulatory requirement or approval. All shares of Hyde Park common stock to be issued to the members of Holdings upon the exchange of retained interests will be issued without registration under applicable securities laws pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Consequences if Acquisition Proposal is Not Approved

If the acquisition is proposal is not approved by the stockholders, Hyde Park will continue to search for an operating company to acquire. However, under most circumstances, if the acquisition is not consummated, Hyde Park will be obligated to pay a $4,000,000 breakup fee to Holdings upon completion of a subsequent acquisition. The prospect of such breakup fee becoming payable would likely make it more difficult for Hyde Park to propose an alternative business combination that would be financially attractive to Hyde Park’s stockholders. If the acquisition proposal is not approved and Hyde Park does not complete an alternative business combination by March 5, 2009, Hyde Park will be liquidated and Hyde Park will distribute to all holders of IPO shares, in proportion to the number of such shares held by them, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Hyde Park’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their shares of common stock sold in such offering. There will be no distribution from the trust fund with respect to Hyde Park’s warrants.

Required Vote

The affirmative vote of a majority of the shares of Hyde Park’s common stock issued in Hyde Park’s initial public offering represented in person or by proxy at the meeting is required to adopt the acquisition proposal.

Hyde Park’s initial stockholders have agreed to vote their shares of Hyde Park common stock acquired prior to Hyde Park’s initial public offering, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, in accordance with the vote of the majority of the IPO shares.

Adoption of the acquisition proposal is not conditioned upon adoption of any other proposal.

If, following the date of this proxy statement, Hyde Park determines that the acquisition proposal may not receive sufficient votes at the special meeting for the acquisition proposal to be approved, Hyde Park, its initial stockholders, Essex and/or their respective affiliates may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have indicated, or are believed to have indicated, an intention to vote against the acquisition proposal, to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the acquisition proposal. No such negotiations have occurred to date and no such transaction has been entered into. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated. If any such transactions are entered into or consummated by Hyde Park, its initial stockholders, Essex and/or their respective affiliates, the applicable party will promptly disclose such transactions to the extent required by, and in accordance with, applicable law.

Recommendation

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ACQUISITION PROPOSAL.

Interests of Hyde Park Directors and Officers in the Acquisition

In considering the recommendation of the Board of Directors of Hyde Park to vote for the proposal to adopt the acquisition, you should be aware that certain members of the Hyde Park’s Board, and their affiliates, have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of Hyde Park stockholders generally. In particular:

•
If the acquisition is not approved and Hyde Park fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation and Hyde Park is therefore required to liquidate, the shares of common stock beneficially owned by Hyde Park’s executive officers and directors and their affiliates that were acquired prior to Hyde Park’s initial public offering may be worthless because no portion of the net proceeds of Hyde Park’s initial public offering that may be distributed upon liquidation of Hyde Park will be allocated to such shares. Similarly, the warrants to purchase Hyde Park common stock held by Hyde Park’s executive officers and directors and their affiliates may become worthless if the acquisition is not approved and Hyde Park fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation;

•
Hyde Park’s executive officers and directors, together with their affiliates and associates, were issued a total of 2,700,000 shares of Hyde Park common stock prior to Hyde Park’s initial public offering. These shares collectively have a market value of approximately $20,979,000 based on Hyde Park’s share price of $7.84 as of June 27, 2008. However, these shares cannot be sold until one year after Hyde Park consummates a business combination, during which time the value of the shares may increase or decrease;

•
After the completion of the acquisition, it is expected that Hyde Park’s current directors, Laurence S. Levy and Edward Levy, will continue to serve on Hyde Park’s Board of Directors and as vice presidents of Hyde Park, and Laurence S. Levy will continue to serve as Chairman of the Board. Laurence Levy and Edward Levy, as directors and officers of Hyde Park, will, following the acquisition, be compensated in such manner, and in such amounts, as Hyde Park’s Board of Directors may determine to be appropriate. No agreements or plans with respect to such compensation have been entered into, adopted or otherwise agreed upon by Hyde Park; and

•
Hyde Park’s directors have agreed in writing that, if Hyde Park liquidates prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by Hyde Park for services rendered or products sold to Hyde Park in excess of Hyde Park’s available cash.

Hyde Park’s Board of Directors was aware of these agreements and arrangements during its deliberations on the merits of the acquisition and in determining to recommend to the stockholders of Hyde Park that they vote for the adoption of the acquisition proposal.

The following table lists the securities owned by Hyde Park’s executive officers and directors, together with their affiliates and associates, and the amount of potential gain that each of them would realize if the acquisition of Essex is consummated, based on the market price of Hyde Park’s securities on June 27, 2008. If a business combination is not consummated, the securities held by such individuals may be worthless because no portion of the net proceeds of Hyde Park’s initial public offering that may be distributed upon liquidation of Hyde Park would be allocated to such securities.

	Securities in which named individual has a pecuniary interest			Value of such securities as of June 27, 2008		Aggregate initial purchase price of securities		Gain on securities as of June 27, 2008
Name	Common Stock		Warrants	Common Stock	Warrants	Common Stock(2)	Warrants
Laurence S. Levy	1,800,000	(1)	977,333	$13,986,000	$7,935,119.34	$16,200.00	$977,333	$14,927,586.34
Edward Levy	900,000		488,667	$6,993,000	$967,560.66	$4,398.00	$488,667	$7,467,495.66
Isaac Kier	112,500		34,000	$874,125	$67,320.00	$1,012.50	$34,000	$906,432.50

(1) Includes 450,000 shares of common stock transferred to NMJ Trust, a trust established for Mr. Levy’s minor children, and 3,000 shares of common stock transferred to Jane Levy, his sister.
(2) Effective February 2, 2007 and February 5, 2007, Hyde Park’s Board of Directors authorized a stock dividend of 0.5 shares and 0.25 shares of common stock, respectively, for each outstanding share of common stock on such dates, effectively lowering the purchase price to approximately $0.009 per share.

Interests of Holdings and Essex’s Directors and Officers in the Acquisition

You should understand that some of the current directors and officers of Holdings and Essex have interests in the acquisition that are different from, or in addition to, your interest as a stockholder. In particular:

•
Ronald Schad, Martin Kroll, William Erwin and William O’Rourke, each a member of Essex’s senior management, currently own membership interests in Holdings and each of them will be selling such interests, other than their respective portion of the retained interests, in the acquisition in accordance with the purchase agreement. Accordingly, each such individual will receive a portion of the purchase price to be paid by Hyde Park in the acquisition.

•
Ronald Schad, President, Chief Executive Officer and a member of the Board of Directors of Essex, is expected to remain President and Chief Executive Officer of Essex and will continue to serve on the Board of Directors of Essex. Mr. Schad will also become the President and Chief Executive Officer of Hyde Park. Martin Kroll, Senior Vice President and Chief Financial Officer of Essex, is expected to remain Senior Vice President and Chief Financial Officer of Essex and will also become Chief Financial Officer of Hyde Park. William Erwin, Vice President Operations and Customer Support of Essex, is expected to remain Vice President Operations and Customer Support of Essex. William O’Rourke, Vice President Sales & Account Management of Essex, is expected to remain Vice President Operations and Customer Support of Essex. Such persons are expected to have an aggregate $5,000,000 investment in Hyde Park, in the form of an ongoing ownership of membership interests in Holdings and/or ownership of Hyde Park common stock. In addition, each such individual is expected to enter into a three-year employment agreement with Essex upon the closing of the acquisition, will receive compensation and other benefits as provided in such agreements, and is expected to receive awards under the Incentive Plan. In addition, Mr. Schad’s employment agreement provides, among other things, that Hyde Park will use its best efforts to cause him to be elected to the Board of Directors of Hyde Park and to have him serve as a member of the Board of Directors throughout the term of his employment agreement.

Hyde Park’s Board of Directors was aware of these agreements and arrangements during its deliberations on the merits of the acquisition and in determining to recommend to the stockholders of Hyde Park that they vote for the adoption of the acquisition proposal.

THE AMENDMENT PROPOSAL

General Description of the Proposal

The amendment proposal involves amendment of Hyde Park’s certificate of incorporation to change the name of Hyde Park to “Essex Rental Corp.” and to eliminate certain provisions that are applicable to Hyde Park only prior to completion of a business combination transaction.

Hyde Park’s Reasons for the Amendment Proposal and Recommendation of Hyde Park’s Board of Directors

Hyde Park’s Board of Directors has concluded that the amendments to its certificate of incorporation are in the best interests of Hyde Park’s stockholders.

Hyde Park believes that the name “Essex Rental Corp.” more accurately reflects the business Hyde Park will conduct after the acquisition, and will enable industry and financial market participants to more closely associate Hyde Park with its operating business. Hyde Park also believes that the deletion of those provisions of the certificate of incorporation which are no longer relevant following the completion of a business combination will prevent confusion with respect to Hyde Park’s certificate of incorporation.

Consequences if Amendment Proposal is Not Approved

If the amendment proposal is not approved by the stockholders, Hyde Park’s name will remain “Hyde Park Acquisition Corp.” and provisions of Hyde Park’s certificate of incorporation that are applicable to Hyde Park only prior to its completion of a business combination will remain in Hyde Park’s certificate of incorporation, but without any continued applicability following completion of the acquisition.

Required Vote

Adoption of the amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Hyde Park’s common stock. No vote of Hyde Park warrant holders is necessary to adopt the amendment proposal, and Hyde Park is not asking warrant holders to vote on the amendment proposal. Adoption of the amendment proposal is conditioned upon adoption of the acquisition proposal, but is not conditioned upon adoption of the plan proposal or the adjournment proposal.

Hyde Park’s initial stockholders intend to vote their shares of Hyde Park common stock, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, “FOR” the amendment proposal.

Recommendation

After careful consideration, Hyde Park’s Board of Directors has determined unanimously that the amendment proposal is in the best interests of Hyde Park and its stockholders. Hyde Park’s Board of Directors has approved and declared advisable the amendment proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT PROPOSAL.

THE PLAN PROPOSAL

General Description of the Incentive Plan

In May 2008, Hyde Park’s Board of Directors adopted Hyde Park’s 2008 Long Term Incentive Plan (which we sometimes refer to as the Incentive Plan), subject to approval by Hyde Park’s stockholders. Hyde Park’s stockholders are now requested to approve the adoption of the Incentive Plan.

A general description of the basic features of the Incentive Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth as Annex K to this Proxy Statement.

Purpose

The purpose of the Incentive Plan is to further promote the interests of Hyde Park, its subsidiaries and its stockholders by enabling Hyde Park and its subsidiaries to attract, retain and motivate employees, non-employee directors and consultants or those who will become employees, non-employee directors or consultants, and to align the interests of those individuals and Hyde Park’s stockholders.

Number Of Shares

The maximum number of shares of Hyde Park common stock as to which awards may be granted under the Incentive Plan may not exceed 1,575,500 shares. Shares of Hyde Park common stock subject to issuance upon exercise or settlement of awards with respect to stock options, stock appreciation rights, restricted stock and restricted stock units shall count against this limit. Awards of performance units, which are paid in cash, are not subject to this limit and will not count against the number of shares of Hyde Park common stock available under the Incentive Plan. With respect to awards intending to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (which is referred to as the Code) the maximum amount that can be awarded in any calendar year to any participant is (i) in respect of performance units, performance-based restricted shares and restricted stock units and other awards (other than options and stock appreciation rights), [______] shares of Hyde Park common stock (or the then equivalent fair market value of such shares), and (ii) in the case of stock options and stock appreciation rights, [_______] shares of Hyde Park common stock. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the Incentive Plan are subject to proportional adjustment as determined by Hyde Park’s Board to reflect certain stock changes, such as stock dividends and stock splits (see “Recapitalization Adjustments” below).

If any awards under the Incentive Plan expire or terminate unexercised, the shares of common stock allocable to the unexercised or terminated portion of such award shall again be available for award under the Incentive Plan.

Administration

The administration, interpretation and operation of the Incentive Plan will be vested in the Compensation Committee of Hyde Park’s Board of Directors. The Compensation Committee may designate persons other than members of the Compensation Committee to carry out the day-to-day administration of the Incentive Plan.

Eligibility

The Plan permits awards to employees, non-employee directors of, and consultants to Hyde Park and its subsidiaries.

No determination has been made as to future awards which may be granted under the Incentive Plan, although it is anticipated that recipients of awards will include the current executive officers of Essex. It is not determinable what awards under the Incentive Plan would have been received by the executive officers and directors of Hyde Park and its subsidiaries during the fiscal year ended December 31, 2007 had the Incentive Plan then been in effect.

Awards Under the Incentive Plan

Awards under the Incentive Plan may consist of stock options, stock appreciation rights (which are sometimes referred to as SARs), restricted shares, restricted stock units or performance unit awards, each of which is described below. All awards will be evidenced by an award agreement between Hyde Park and the individual participant and approved by the Compensation Committee. In the discretion of the Compensation Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.

Stock Options and Stock Appreciation Rights

A stock option is an award that entitles a participant to purchase shares of Hyde Park common stock at a price fixed at the time the option is granted. Stock options granted under the Incentive Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options, and may be granted alone or in addition to other awards under the Incentive Plan.

An SAR entitles a participant to receive, upon exercise, an amount equal to:

•	the excess of

•	the fair market value on the exercise date of a share of Hyde Park common stock, over

•	the fair market value of a share of Hyde Park common stock on the date the SAR was granted,

•	multiplied by the number of shares of Hyde Park common stock for which the SAR has been exercised.

The exercise price and other terms and conditions of stock options and the terms and conditions of SARs will be determined by the Compensation Committee at the time of grant, and in the case of stock options, the exercise price per share may not be less than 100 percent of the fair market value of a share of Hyde Park common stock on the date of the grant. In addition, the term of any incentive stock options granted under the Incentive Plan may not exceed ten years. An option or SAR grant under the Incentive Plan does not provide the recipient of the option any rights as a stockholder and such rights will accrue only as to shares actually purchased through the exercise of an option or the settlement of an SAR.

If stock options and SARs are granted together in tandem, the exercise of such stock option or the related SAR will result in the cancellation of the related stock option or SAR to the extent of the number of shares in respect of which such option or SAR has been exercised.

Stock options and SARs granted under the Incentive Plan shall become exercisable at such time as designated by the Compensation Committee at the time of grant.

Payment for shares issuable pursuant to the exercise of a stock option may be made either in cash, by certified check, bank draft, or money order payable to the order of Hyde Park, or by payment through any other mechanism permitted by the Compensation Committee, including, if the Compensation Committee so determines, by delivery of shares of Hyde Park common stock.

In addition, the Compensation Committee, in its sole discretion, may provide in any stock option or SAR award agreement that the recipient of the stock option or SAR will be entitled to dividend equivalents with respect to such award. In such instance, in respect of any such award which is outstanding on a dividend record date for Hyde Park common stock, the participant would be entitled to an amount equal to the amount of cash or stock dividends that would have paid on the shares of Hyde Park common stock covered by such stock option or SAR award had such shares of Hyde Park common stock been outstanding on the dividend record date.

Restricted Share Awards and Restricted Stock Units

Restricted share awards are grants of Hyde Park common stock made to a participant subject to conditions established by the Compensation Committee in the relevant award agreement on the date of grant. Restricted stock units are similar to restricted shares except that no shares of common stock are actually awarded to a participant on the date of grant and the common stock underlying the award will generally be provided to the participant after the vesting conditions have been satisfied.

Restricted shares and restricted stock units will vest in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement. A participant may not sell or otherwise dispose of restricted shares or restricted stock units until the conditions imposed by the Compensation Committee with respect to such shares and/or units have been satisfied. Restricted share awards and restricted stock units under the Incentive Plan may be granted alone or in addition to any other awards under the Incentive Plan. Restricted shares which vest will be reissued as unrestricted shares of Hyde Park common stock.

Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares. Participants receiving grants of restricted stock units will not be stockholders until the common stock underlying the award is provided to them and they will not enjoy the rights of stockholders (such as receiving dividends and voting or executing proxies) until that time.

Performance Units

Performance units (with each unit representing a monetary amount designated in advance by the Compensation Committee) are awards which may be granted to participants alone or in addition to any other awards granted under the Incentive Plan. Generally, participants receiving performance unit grants will only earn such units if certain performance goals are satisfied during a designated performance period. The Compensation Committee will establish such performance goals and may use measures such as level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, Cash EBITDA, completion of acquisitions and/or divestitures, comparisons to peer companies, individual or aggregate participant performance or such other measure or measures of performance as the Compensation Committee determines. The participant may forfeit such units in the event the performance goals are not met. If all or a portion of a performance unit is earned, payment of the designated value thereof will be made in cash, unrestricted shares of Hyde Park common stock, in restricted shares or in any combination thereof, as provided in the relevant award agreement.

Performance Goals For Qualified Performance-Based Compensation

Section 162(m) of the Code limits Hyde Park’s ability to deduct compensation paid to its senior executive officers, unless the compensation qualifies as “qualified performance-based compensation,” as defined in that section and the regulations promulgated under that section. In order to qualify as “qualified performance-based compensation,” the material terms of the performance goals must be disclosed to Hyde Park’s stockholders and approved by the stockholders. Among the material terms of the performance goals are descriptions of the business criteria on which the performance goals will be based.

Hyde Park intends to have the Incentive Plan satisfy the requirements of Section 162(m) so that the Compensation Committee is able to grant awards satisfying the requirements of “qualified performance-based compensation.” Consequently, Hyde Park must disclose, and you must approve its use of, the following business criteria in establishing performance goals under the plan:

•	level of sales,

•	earnings per share,

•	income before income taxes and cumulative effect of accounting changes,

•	income before cumulative effect of accounting changes,

•	net income,

•	earnings before interest and taxes, return on assets,

•	return on equity,

•	return on capital employed,

•	total stockholder return,

•	market valuation,

•	cash flow,

•	EBITDA,

•	EBITDA from rental of cranes and attachments,

•	crane sales revenues,

•	working capital,

•	comparisons to peer companies, and

•	completion of acquisitions and/or divestitures.

These performance goals will be based on any of the above business criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Compensation Committee may determine. Such business criteria will have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such business criterion or combination of such criteria may apply to a participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify.

Your approval of the Incentive Plan will be an approval of the Compensation Committee’s use of the business criteria described herein in establishing performance goals.

Recapitalization Adjustments

Awards granted under the Incentive Plan, any agreements evidencing such awards and the maximum number of shares of Hyde Park common stock subject to all awards, as well as the per participant per calendar year limitations described above, shall be subject to adjustment or substitution, as determined by Hyde Park’s Board of Directors, as to the number, price or kind of a security or other consideration subject to such awards or as otherwise determined by the Board to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of Hyde Park by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Incentive Plan. Hyde Park shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Mergers And Other Similar Events

In the event of any of the following,

A. Hyde Park is merged into or consolidated with another corporation or entity;

B. All or substantially all of the assets of Hyde Park are acquired by another person; or

C. The reorganization or liquidation of Hyde Park;

then Hyde Park’s Board of Directors may cancel any outstanding awards and cause the holders thereof to be paid, in cash, securities or other property (including any securities or other property of a successor or acquirer), or any combination thereof, the value of such awards as determined by Hyde Park Board of Directors, in its sole discretion (e.g., in the case of Stock Options, based upon the excess of the value of a share of Hyde Park common stock over the exercise price per share). Hyde Park’s Board of Directors may provide that such cash, securities or other property is subject to vesting and/or exercisability terms similar to the award being cancelled.

Amendment, Suspension or Termination of the Incentive Plan

Unless earlier terminated by Hyde Park’s Board of Directors, the Incentive Plan shall terminate on the date 10 years after the date the first award is granted thereunder. The Board may amend, suspend or terminate the Incentive Plan (or any portion thereof) at any time. However, no amendment shall (a) materially and adversely affect the rights of any participant under any outstanding award, without the consent of such participant (except as described below) or (b) increase the number of shares available for awards under the Incentive Plan without stockholder approval.

Section 409A of the Code provides substantial penalties to persons deferring taxable income, unless the requirements of Section 409A have been satisfied. Many awards provided under the Incentive Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A. As of the date this proxy statement is being prepared, the Internal Revenue Service has not yet issued final regulations interpreting Section 409A, but they are expected to be issued in the near future. These final regulations, when issued, may require amendments to be made to the Incentive Plan. Consequently, the Incentive Plan explicitly provides that Hyde Park’s Board of Directors may amend the Incentive Plan, without participant consent, in any way it deems appropriate, even if such amendment would materially and adversely affect the rights of participants to satisfy Section 409A and the regulations that will be issued thereunder.

Certain Federal Income Tax Consequences of the Incentive Plan

The following is a brief and general summary of some United States federal income tax consequences applicable to the Incentive Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction. Because the tax consequences of events and transactions under the Incentive Plan depend upon various factors, including an individual’s own tax status, each participant who receives an award under the Incentive Plan should consult a tax advisor.

Incentive Stock Options

Stock options granted under the Incentive Plan may qualify as incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Upon the grant of an incentive stock option, the optionee will not recognize any income. Generally, no income is recognized by the optionee upon the exercise of an incentive stock option. The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition. If the shares are disposed of by the optionee after the later to occur of (i) the end of the two year period beginning the day after the day the incentive stock option is awarded to the optionee, or (ii) the end of the one-year period beginning on the day after the day the shares are issued to the optionee (we refer to the later of (i) or (ii) as the ISO Holding Period), any gain or loss realized upon such disposition will be long-term capital gain or loss, and Hyde Park (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise. For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the option price.

Generally, if the shares are disposed of by the optionee in a taxable disposition within the two year period beginning on the day after the day the option was awarded to the optionee, or the one-year period beginning on the day after the day the shares are issued to the optionee, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and Hyde Park generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") equal to the amount of ordinary income realized by the optionee. Any amount realized upon such a disposition by the optionee in excess of the fair market value of the shares on the exercise date will be capital gain.

If an optionee has not remained an employee of Hyde Park or it subsidiaries during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised (other than in the case of the optionee's death), the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

Non-Qualified Stock Options

In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and Hyde Park generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions"), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the fair market value of such shares on the exercise date.

Effect of Share-for-Share Exercise

If an optionee elects to tender shares of Hyde Park common stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares. However, if the shares tendered in connection with any share-for-share exercise were previously acquired upon the exercise of an incentive stock option, and such share-for-share exercise occurs during the ISO Holding Period for such shares, then there will be a taxable disposition of the tendered shares with the tax consequences described above for the taxable dispositions during the ISO Holding Period of the shares acquired upon the exercise of an incentive stock option.

If the optionee tenders shares upon the exercise of a nonqualified option, the optionee will recognize compensation taxable as ordinary income and Hyde Park generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

Restricted Shares

A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under Section 83(b) of the Code in respect of such grant, as described below. Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and Hyde Park will be entitled to a deduction, in an amount equal to the amount of ordinary income recognized by the participant. After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a dividend taxable as ordinary income, and Hyde Park will not be entitled to a deduction in respect of any such dividend payment.

Unless the participant has made an election under Section 83(b) of the Code (as described below), at the time the terms and conditions applicable to the restricted shares are satisfied, a participant will recognize compensation taxable as ordinary income, and Hyde Park generally will be entitled to a deduction, in an amount equal to the then fair market value of the shares of Hyde Park common stock or which the terms and conditions applicable to the restricted share award have been satisfied. The participant’s tax basis for any such shares of Hyde Park common stock would be the fair market value on the date such terms and conditions are satisfied.

A participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, and Hyde Park will be entitled to a corresponding deduction, in an amount equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant. Such an election must be made by the participant not later than 30 days after the date of grant. If such an election is made, no income would be recognized by the participant (and Hyde Park will not be entitled to a corresponding deduction) at the time the applicable terms and conditions are satisfied. The participant’s tax basis for the restricted shares received and for any shares of Hyde Park common stock subsequently held in respect thereof would be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant. If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.

The holding period for capital gain or loss purposes in respect of the Hyde Park common stock underlying an award of restricted shares shall commence when the terms and conditions applicable to the restricted shares are satisfied, unless the participant makes a timely election under Section 83(b) of the Code. In such case, the holding period will commence immediately after the grant of such restricted shares.

Performance Units and Restricted Stock Units

A participant will not recognize any income upon the award of a performance unit or restricted stock unit. A participant will generally recognize compensation taxable as ordinary income when he or she receives payment with respect to a performance unit or a restricted stock unit, and at such time Hyde Park will generally be entitled to a deduction equal to the amount of cash or the then fair market value of unrestricted Hyde Park common stock received by the participant in payment of the performance units or restricted stock units. The participant’s tax basis for any such shares of Hyde Park common stock would be the fair market value on the date such unrestricted shares are transferred to the participant. If all or a portion of the performance units or restricted stock units are paid in restricted shares, see "Restricted Shares" above for a discussion of the applicable tax treatment.

Limits on Deductions

Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of Hyde Park in the year for which a deduction is claimed by Hyde Park (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of Hyde Park to claim a deduction for compensation paid to any other executive officer or employee of Hyde Park (including its subsidiaries) is not affected by this provision.

Hyde Park has structured the Incentive Plan so that Hyde Park may claim a deduction in connection with (i) the exercise of non-qualified stock options and/or SARs, (ii) the disposition during the ISO Holding Period by an optionee of shares acquired upon the exercise of incentive stock options, and (iii) the payment of any performance units or restricted stock units, provided that, in each case, the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards. Any awards, other than stock options and SARs, which vest solely as a result of the passage of time will not be qualified performance-based compensation under Section 162(m) of the Code (e.g., certain restricted stock, restricted stock units and performance units), and amounts for which Hyde Park may claim a deduction upon the lapse of any restrictions on such awards will be subject to the limitations on deductibility under Section 162(m).

However, the Incentive Plan does permit the Compensation Committee to make awards that will not qualify as “qualified performance-based compensation” within the meaning of Section 162(m) and, while the Compensation Committee expects that a significant portion of the awards it grants under the Incentive Plan will be “qualified performance-based compensation,” the Compensation Committee may very well make various awards that do not satisfy those requirements.

Section 409A

Section 409A of the Code provides substantial penalties (described below) to persons deferring taxable income, unless the requirements of Section 409A have been satisfied. Many awards provided under the Incentive Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A. As of the date this proxy statement is being prepared, the Internal Revenue Service has not yet issued final regulations interpreting Section 409A, but they are expected to be issued in the near future. While it is the intention of Hyde Park’s Board of Directors to prevent awards made under the Incentive Plan from being subject to Section 409A and failing to satisfy the requirements of Section 409A, there can be no assurance that awards made under the Incentive Plan which are subject to Section 409A will satisfy the requirements of Section 409A.

In the event that an award made under the Incentive Plan is subject to Section 409A, but does not satisfy the requirements of that Section, then the affected participant will incur an additional 20% penalty of the amount found to be improperly deferred, as well as full taxation of that amount and interest on that amount from the date when that amount became vested. In addition, other deferrals by that participant found to be part of the same “plan,” even if the deferrals themselves satisfied Section 409A, would also be treated as failing to satisfy Section 409A and, with respect to those deferrals, the participant would also incur an additional 20% penalty of the amount deferred, as well as full taxation of that amount and interest on that amount from the date it became vested.

Additional Information

The recognition by an employee of compensation income with respect to a grant or an award under the Incentive Plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the Incentive Plan, uses shares of Hyde Park common stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Hyde Park common stock.

In the event that certain compensation payments or other benefits received by "disqualified individuals" (as defined in Section 280G(c) of the Code) under the Incentive Plan may cause or result in "excess parachute payments" (as defined in Section 280G(b)(I) of the Code) then, pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by Hyde Park. In addition, Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such excess parachute payment received by such a disqualified individual, and any such excess parachute payments will not be deductible by Hyde Park (or a subsidiary).

Effective Date

The Plan is effective on May 8, 2008, the date of its adoption by the Board of Directors subject to stockholder approval. The Plan will terminate on the date 10 years after the date of its adoption by the Board of Directors, except with respect to awards then outstanding. After such date no further awards will be granted under the Incentive Plan unless the Incentive Plan is extended by the Board.

Consequences if Plan Proposal is Not Approved

If the plan proposal is not approved by the stockholders, Hyde Park will not adopt the 2008 Long Term Incentive Plan and Hyde Park may be limited in its ability to compensate its officers, directors and employees with equity securities.

Required Vote

Adoption of the plan proposal requires the affirmative vote of a majority of the issued and outstanding shares of Hyde Park’s common stock represented in person or by proxy at the meeting. No vote of Hyde Park warrant holders is necessary to adopt the plan proposal, and Hyde Park is not asking warrant holders to vote on the plan proposal. Adoption of the plan proposal is conditioned upon the adoption of the acquisition proposal but is not conditioned on adoption of the amendment proposal or the adjournment proposal.

Hyde Park’s initial stockholders intend to vote their shares of Hyde Park common stock, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, “FOR” the plan proposal.

Recommendation

After careful consideration, Hyde Park’s Board of Directors has determined unanimously that the plan proposal is in the best interests of Hyde Park and its stockholders. Hyde Park’s Board of Directors has approved and declared advisable the plan proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL

General Description of the Adjournment Proposal

The adjournment proposal allows Hyde Park’s Board of Directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the acquisition proposal, the amendment proposal and the plan proposal.

Consequences if Adjournment Proposal is Not Approved

If the adjournment proposal is not approved by the stockholders, Hyde Park’s Board of Directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the acquisition proposal, the amendment proposal and the plan proposal.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Hyde Park’s common stock represented in person or by proxy at the meeting. No vote of Hyde Park warrant holders is necessary to adopt the adjournment proposal, and Hyde Park is not asking warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon adoption of any other proposal.

Hyde Park’s initial stockholders have agreed to vote their shares of Hyde Park common stock, representing an aggregate of approximately 17.9% of the outstanding shares of Hyde Park common stock, “FOR” the adoption of the adjournment proposal.

Recommendation

After careful consideration, Hyde Park’s Board of Directors has determined unanimously that the adjournment proposal is in the best interest of Hyde Park and its stockholders. Hyde Park’s Board of Directors has approved and declared advisable the adjournment proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE PURCHASE AGREEMENT

The following summary of the material provisions of the purchase agreement, as amended, is qualified by reference to the complete text of the purchase agreement and amendment no. 1 thereto, copies of which are attached as Annex A to this document. All stockholders are encouraged to read the purchase agreement and amendment no. 1 thereto in their entirety for a more complete description of the terms and conditions of the acquisition.

Structure of the Acquisition

Pursuant to the purchase agreement, Hyde Park agreed to purchase all of the membership interests of Holdings, the parent company of Essex, other than the retained interests. The retained interests will be retained by the existing owners of Holdings subject to the New LLC Agreement, and may, at the option of such existing owners, be exchanged at any time after the acquisition for shares of Hyde Park’s common stock at the rate of $7.90 per share. Essex will remain a wholly-owned subsidiary of Holdings and will continue to operate its business in the same manner as before the acquisition.

Purchase Price

The purchase price for the membership interests of Holdings is $210,000,000 less the stated value of the retained interests. The maximum stated value of the retained interests is $10,000,000. The actual stated value of the retained interests will be determined on the date of the closing of the acquisition by reducing the $10,000,000 maximum stated value of the retained interests by the gross purchase price paid for shares of Hyde Park common stock acquired in open market or private purchases and owned by the existing owners of Holdings as of the date of completion of the acquisition. The purchase price is subject to adjustment at and after the closing, as discussed below. In addition, Hyde Park has agreed to reimburse the existing owners of Holdings for accounting fees incurred by Essex or Holdings in connection with preparation of the financial statements of Holdings included in this proxy statement and for up to $275,000 of legal fees and other costs incurred by Essex, Holdings or its members in connection with the transactions under the purchase agreement, negotiation and documentation of the new credit facility and preparation of this proxy statement.

Escrow Amount

At the closing of the acquisition, $7,000,000 of the purchase price, together with all retained interests and/or shares of Hyde Park common stock held by Kirtland having an initial value of $5,000,000, will be transferred to an escrow agent for one year to secure Hyde Park against a reduction of the purchase price by reason of the post-closing working capital adjustment discussed below and to secure the indemnification obligations of the existing members of Holdings for breaches of their representations, warranties and covenants to Hyde Park contained in the purchase agreement during the one-year period. See “Escrow Agreement” on page 84.

Purchase Price Adjustment – Equipment Sales

At the closing of the acquisition, the purchase price will be decreased, on a dollar-for-dollar basis, to the extent that the dollar amount of crane and attachment sales by Essex exceeds the dollar amount of its rental crane and attachment purchases and deposits during the period beginning January 1, 2008 and ending on the closing date. Conversely, the purchase price will be increased on a dollar-for-dollar basis, to the extent that the dollar amount of crane and attachment purchases and deposits by Essex exceeds the dollar amount of its crane and attachment sales during the same period.

Purchase Price Adjustment - Working Capital

Three business days prior to the closing date, Holdings will prepare and deliver to Hyde Park an estimated unaudited balance sheet of Essex as of the closing date, together with a statement calculating the (y) total of Essex’s current assets over (z) total of Essex’s current liabilities, which we refer to as the Estimated Working Capital. These calculations shall be prepared pursuant to Essex’s historic accounting methods and will exclude some items which would otherwise be reflected if this calculation were made using generally accepted accounting principles. If the Estimated Working Capital of Essex exceeds $4,500,000, the purchase price payable at the closing will be increased by the amount of such excess. In the event that the Estimated Working Capital of Essex is less than $4,500,000, the purchase price will be decreased by the amount of such shortfall.

Within thirty days after the closing date, Hyde Park will prepare and deliver to KCP Services LLC (as seller representative) an unaudited balance sheet of Essex as of the closing date and a statement calculating the (y) total of Essex’s current assets over (z) total of Essex’s current liabilities, which we refer to as the Working Capital. These calculations shall be prepared pursuant to Essex’s historic accounting methods and will exclude some items which would otherwise be reflected if this calculation were made using generally accepted accounting principles. If the Working Capital of Essex exceeds the Estimated Working Capital of Essex, then the Purchase Price will be increased by the amount of such excess. If the Working Capital of Essex is less than the Estimated Working Capital of Essex, then the Purchase Price will be decreased by the amount of such shortfall. In the event that the seller representative disputes Hyde Park’s calculation of the Working Capital, and Hyde Park and the seller representative cannot resolve such dispute within 30 days the dispute will be referred to KPMG International for decision, which decision will be final and binding on both parties.

Obligations under Swap Agreements

Essex is a party to an ISDA Master Agreement, by and between Wachovia Bank, N. A. and Essex, dated July 6, 2005, and the related Rate Cap and Rate Floor Transaction Confirmation, dated as of March 2, 2007, as amended on September 19, 2007, which we refer to as the Wachovia Swap Agreements. The Wachovia Swap Agreements lock in a 5.0% interest rate for $120 million of Essex’s debt which requires interest payments based upon LIBOR. In the event that the Wachovia Swap Agreements are terminated prior to closing for any reason, the purchase price will be reduced by the amount of all unpaid obligations of Essex to Wachovia under the Wachovia Swap Agreements. In the event the Wachovia Swap Agreements remain in effect on and after the closing and for as long as such Wachovia Swap Agreements remain in effect, the seller representative will pay to Hyde Park, within 10 days after the end of each calendar quarter following the closing date, an amount equal to the aggregate payments by Hyde Park to Wachovia under the Wachovia Swap Agreements for such calendar quarter, and, to secure such obligations, the seller representative will, at the closing, deposit a portion of the purchase price into an escrow account equal to the estimated liability of Essex to Wachovia associated with the termination of the Wachovia Swap Agreements assuming such termination occurred at the closing as determined by Hyde Park and the seller representative after consultation with Wachovia Bank. Essex management estimates that the amount of such liability would be approximately $5,681,740 if the acquisition closed on March 31, 2008. Such escrow account will be held by a bank or other financial institution mutually acceptable to Hyde Park and seller representative and shall be held for such period and on such terms as Hyde Park and seller representative may agree. The Hyde Park and the sellers representative also agreed that (i) the term of such escrow shall not extend beyond the termination of the Wachovia Swap Agreements, (ii) seller representative will be permitted to use a portion of the escrow funds to purchase one or more hedging instruments to limit downside risk associated with the Wachovia Swap Agreements and (iii) seller representative will be entitled to quarterly payments from such escrow equal to all interest income earned by such escrow during each quarter). The escrow account that would be established by reason of Essex’s failure to terminate the Wachovia Swap Agreements prior to the closing of the acquisition would be separate and distinct from the escrow account established to secure Hyde Park against a reduction of the purchase price by reason of the post-closing working capital adjustment and to secure the indemnification obligations of the existing members of Holdings for breaches of their representations, warranties and covenants to Hyde Park contained in the purchase agreement. In the event Essex receives payment from Wachovia on account of the Wachovia Swap Agreements, Essex will remit such payment to seller representative within 10 days upon receipt thereof. At the request of seller representative, Hyde Park will terminate the Wachovia Swap Agreements. Upon such termination by Hyde Park or upon a termination of the Wachovia Swap Agreements for any other reason after the closing, the seller representative will pay to Hyde Park all obligations of Essex to Wachovia under the Wachovia Swap Agreements associated with such termination. Hyde Park may not affirmatively elect to terminate the Wachovia Swap Agreements without the prior written consent of the seller representative, unless Hyde Park agrees to bear all unpaid obligations of Essex to Wachovia under the Wachovia Swap Agreements associated with such termination.

Closing of the Acquisition

The closing of the acquisition will take place on or before the second business day following the satisfaction or waiver of the conditions described below under “The Purchase Agreement – Conditions to the Completion of the Acquisition,” unless Hyde Park, Holdings, the members of Holdings, Essex and seller representative agree in writing to another time.

Representations and Warranties

The purchase agreement contains a number of representations and warranties which Essex made to Hyde Park, Holdings made to Hyde Park and which Hyde Park made to the members of Holdings. The representations and warranties made by Essex relate to:

•	financial statements;

•	taxes;

•	title to assets and properties;

•	real property;

•	compliance with laws;

•	permits;

•	employee benefit plans;

•	material contracts;

•	legal proceedings;

•	intellectual property;

•	insurance;

•	labor and employment matters;

•	environmental matters;

•	conduct of operations since December 31, 2007;

•	brokers;

•	customers and suppliers;

•	organization, good standing and capital structure;

•	enforceability of purchase agreement;

•
non-contravention of organizational documents, certain agreements and applicable laws or decrees; receipt of all required consents and approvals, including the consent of Essex’s landlord at its principal executive office and the consent of Wachovia Bank, N.A. under the Wachovia Swap Agreements;

•	accounts receivable;

•	affiliate transactions;

•	inventory; and

•	absence of subsidiaries.

The representations and warranties made by the members of Holdings relate to:

•	organization, good standing; authorization;

•	enforceability of purchase agreement;

•	capitalization and ownership of membership interests;

•	non-contravention of organizational documents, certain agreements and applicable laws or decrees; receipt of all required consents and approvals;

•	brokers;

•	legal proceedings; and

•	accuracy of certificate of organization and limited liability company agreement.

The representations and warranties made by Hyde Park relate to:

•	organization; good standing;

•	authority; execution and delivery; enforceability of purchase agreement;

•	absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees;

•	brokers;

•	legal proceedings;

•	financing; and

•	absence of reliance on certain statements.

Materiality and Material Adverse Effect

Several of the representations and warranties of Hyde Park, Essex and the members of Holdings are qualified by materiality or material adverse effect. For the purposes of the purchase agreement, a material adverse effect means with respect to Essex and Holdings, taken as a whole, on the one hand, or Hyde Park, on the other hand, as applicable, any change, occurrence or development that has a material adverse effect on the business, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, if any, taken as a whole, but excluding any effect (a) resulting from general economic conditions (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise), (b) affecting companies in the industry in which it conducts its business generally, or (c) resulting from the announcement of the purchase agreement or the transactions contemplated thereby.

Interim Operations Relating to Essex

Under the purchase agreement, each of Essex and Holdings has agreed, prior to the closing of the acquisition, except as expressly provided in the purchase agreement, to conduct its business in the ordinary course consistent with past practice, use commercially reasonable efforts to preserve its business organization, maintain it rights, retain its officers and key employees, maintain its relationships with customers and suppliers, maintain its assets in good repair, and keep in full force and effect its insurance coverage. In addition to this agreement regarding the conduct of the business generally, subject to specific exceptions, Holdings and Essex have agreed not to:

•
incur any indebtedness or issue any long-term debt securities or assume, guarantee or endorse such obligations of any other person, except for indebtedness incurred in the ordinary course of business under Essex’s existing lines of credit and indebtedness of not more than $20,000,000 incurred under the lines of credit as in effect on March 6, 2008 solely for the purpose of payment of a cash dividend in like amount from Essex to Holdings and from Holdings to its members (which we refer to as the Recapitalization) or make any loan or advance to any person (other than business-related advances to employees in the ordinary course of business and in an amount not in excess of $5,000 per employee or $25,000 in the aggregate);

•
(i) acquire, sell, license, abandon, fail to maintain or otherwise dispose of, any material property or assets (other than cranes and attachments), tangible or intangible (other than in the ordinary course of business), (ii) mortgage or encumber any property or assets, other than permitted liens, or (iii) cancel any indebtedness owed to or claims held by Essex (other than in the ordinary course of business);

•
engage in any transactions with, or enter into any contracts with, any affiliates of Essex or any member of Holdings, or any of their members, officers or directors, except pursuant to a contract in effect on March 6, 2008 and previously disclosed to Hyde Park;

•	make any material change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles;

•	make any amendment to its certificate of incorporation or bylaws (or equivalent organizational documents);

•
declare, distribute or set aside for distribution of any property (excluding cash), or directly or indirectly, redeem, purchase or otherwise acquire of any shares of capital stock, except that Holdings and Essex may dividend or distribute shares of Hyde Park common stock which they own;

•	repurchase any equity securities, or, other than in connection with the recapitalization, effect any recapitalization, reclassification or like change in the capitalization of Holdings or the Company;

•
except as required by law or by any employee plans, or existing contractual arrangements as in effect on December 31, 2007, adopt or amend any employee plan or other plan, program or arrangement for the benefit of its employees, consultants or directors, or grant any material increase (other than increases required under any contract entered into before December 31, 2007 and annual or periodic increases in the ordinary course of business, consistent with past practice) in the compensation of its employees, officers or directors (including any such increase pursuant to any bonus, profit sharing or other compensation or incentive plan, program or commitment);

•	enter into, amend or terminate any labor or collective bargaining contract of Essex, or otherwise make any commitment or incur any liability to any labor organizations;

•
enter into or agree to enter into any merger or consolidation with any person, or acquire the equity securities or all or substantially all of the assets of, or otherwise make any investment in, any other person, other than shares of Hyde Park common stock;

•	enter into, terminate or modify any material contract, other than in the ordinary course of business;

•	make any forward purchase commitment in excess of the requirements of Essex for normal operating purposes or at prices higher than the current market prices;

•
settle or compromise any action if the amount of such settlement will not be paid in full prior to the Closing Date or which settlement or compromise would reasonably be expected to have a continuing adverse impact on the business of Essex after the Closing Date;

•	make any tax election or change in a tax election or the filing for any change of any method of accounting with any relevant taxing authority, except as required by any change in law;

•	implement any layoff of employees that would implicate the Workers Adjustment and Retraining Notification Act of 1988, as amended;

•
transfer, issue or sell any equity securities or rights to purchase any equity securities of Holdings or Essex or split, combine or subdivide the capital stock or other equity securities of Holdings or Essex; or

•	agree, whether in writing or otherwise, to take any of the action listed above.

Access to Information; Confidentiality

Holdings and Essex will give to Hyde Park and its representatives prior to the closing of the acquisition, upon reasonable notice, reasonable access during normal business hours to Essex’s customers, suppliers, properties, assets, books, records, agreements, and employees and permit Hyde Park to make such inspections and copies as it may reasonably require and to furnish Hyde Park during such period with all such information relating to Essex as Hyde Park may from time to time reasonably request.

Hyde Park has agreed to hold in confidence prior to the closing date all information of Essex which is non-public, confidential or proprietary in nature, other than disclosures that are required by law.

Updated Disclosure

From the date of the purchase agreement through the closing of the acquisition or the earlier termination of the purchase agreement, each party agreed to promptly give written notice to the other parties of any event, condition or circumstances occurring from the date of the purchase agreement through the closing date, which would cause any representation or warranty of the notifying party contained in the purchase agreement to become misleading, inaccurate or false or which would constitute a violation or breach of the purchase agreement or cause any closing condition not to be satisfied. Hyde Park shall not have the right to terminate the purchase agreement as a result of these updated disclosures unless the updated disclosures, in the aggregate, would have or be reasonably expected to have a material adverse effect on Essex or Holdings.

Commercially Reasonable Efforts; Cooperation

Each of the parties to the purchase agreement agreed to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by and the purposes of the purchase agreement and to obtain satisfaction or waiver of the conditions precedent to the consummation of the transactions contemplated thereby. This includes:

•	obtaining all necessary waivers, consents and approvals from governmental entities and making all necessary registrations and filings, including filings with governmental entities;

•	obtaining all necessary consents, approvals or waivers from third parties; and

•
executing and delivering any additional instruments necessary to consummate the acquisition or other transactions contemplated by the purchase agreement and to fully carry out the purposes of the purchase agreement and the transaction agreements contemplated by the purchase agreement.

Public Disclosure

The parties to the purchase agreement agreed to cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the purchase agreement and the transactions governed by it, and that no party will issue or otherwise make any public announcement or communication pertaining to the purchase agreement or the acquisition without the prior consent of Hyde Park (in the case of Essex, Holdings and its members) or the seller representative (in the case of Hyde Park), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system.

No Securities Transactions

Essex, Holdings and the members of Holdings have agreed not to engage in any transaction involving the securities of Hyde Park before the closing. Essex agreed to use its commercially reasonable efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement. However, Essex, Holdings and its members may purchase, but not sell, shares of Hyde Park common stock in open market or privately negotiated transactions. Such open market purchases must be made in compliance with the safe harbor provisions of Section 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended.

No Claim Against Trust Fund

Essex, Holdings and each of its members agreed to waive all rights, title, interest or claim of any kind against Hyde Park to collect from the trust fund any monies that may be owed to them by Hyde Park for any reason whatsoever, and will not seek recourse against the trust fund at any time for any reason whatsoever.

Non-compete; Non-solicit

Kirtland agreed that, for a period of three years after the closing of the acquisition, neither Kirtland nor any of its affiliates will, anywhere in the United States of America and Canada, directly or indirectly, in any capacity whatsoever, for any person other than Hyde Park or Essex or their respective subsidiaries or affiliates own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged in the sale of new or used lattice boom crawler cranes, or the leasing or rental of mobile cranes (including, without limitation, lattice boom crawler cranes, truck mounted cranes, all terrain cranes and/or rough terrain cranes) and stationary tower cranes. However, this agreement shall not prohibit Kirtland and its affiliates from being a passive owner of up to 5% of the outstanding equity securities of a publicly traded company.

In addition, Kirtland agreed that, for a period of three years after the closing of the acquisition, it will not, and will cause its affiliates not to, directly or indirectly solicit, induce or attempt to induce certain employees of Essex or Holdings to terminate his or her employment or his or her services with Hyde Park, Essex or any of their subsidiaries or affiliates or to take employment with another party (subject to customary exceptions); or solicit business away from, or attempt to sell, license or provide products or services of a similar nature as Essex’s business, to any customer of Hyde Park, Essex or their respective subsidiaries and affiliates.

Standstill

Each of Essex, Holdings and the members of Holdings agreed, from the date of the purchase agreement through the closing date, unless and until the purchase agreement is terminated, to cause their respective directors, officers, affiliates, employees, attorneys, accountants, representatives, consultants and other agents to agree:

•
to immediately cease any existing discussions or negotiations with any person conducted prior to the date of the purchase agreement, directly or indirectly, with respect to any business combination involving or with respect to Essex or Holdings;

•
not to directly or indirectly solicit, initiate, encourage or facilitate the submission of proposals or offers from any person other than Hyde Park relating to any business combination involving or with respect to Essex or Holdings; or

•
directly or indirectly participate in any discussions or negotiations regarding, or furnish any information to any person other than Hyde Park or its agents or representatives in connection with, any proposed or actual business combination by any person other than Hyde Park.

Essex agreed to immediately notify Hyde Park regarding any contact with any other person regarding any proposed business combination.

Written Notice of Events

Hyde Park agreed to promptly notify Holdings, in writing, if at any time

•	Hyde Park believes that any condition to the obligations of Hyde Park under the purchase agreement will not be satisfied; or

•	Hyde Park or any of its affiliates executes or otherwise becomes party to a letter of intent or other similar documentation regarding any proposed business combination.

Essex, Holdings and its members agreed to hold in confidence, and to not make any disclosure of, any such information in any such notice delivered by Hyde Park.

Conditions to the Completion of the Acquisition

Each of Hyde Park’s and the members of Holdings’ obligations to effect the acquisition is subject to the satisfaction or waiver of specified conditions before completion of the acquisition, including the following:

Conditions to Hyde Park’s obligations

The obligations of Hyde Park to effect the acquisition are subject to the following conditions:

•
the representations and warranties of Essex and Holdings that are subject to materiality qualifications must be true and correct in all respects in accordance with their terms (including the materiality qualifications) on the closing date as though made on the closing date (or on the date when made in the case at any representation or warranty which specifically relates to an earlier date). All other representations and warranties must be true, complete and accurate in all material respects on the closing date as though made on the closing date (or on the date when made in the case at any representation or warranty which specifically relates to an earlier date);

•
all required consents or approvals must have been obtained, including the consent of Essex’s landlord at its principal executive office and the consent of Wachovia Bank, N.A. under the Wachovia Swap Agreements;

•	each member of Holdings must have duly performed in all material respects all obligations, covenants and agreements undertaken by such member in the purchase agreement;

•
the resignation of each of the directors of Essex and Holdings (although, at the closing of the acquisition, Ronald Schad, one of Essex’s current directors, will be reappointed to the Board of Directors of Essex);

•	the seller representative and the escrow agent shall have executed the escrow agreement;

•	each of the existing members of Holdings and the seller representative shall have executed the New LLC Agreement;

•	each of the existing members of Holdings shall have executed the registration rights agreement;

•	each of the existing members of Holdings shall have executed and delivered a release in favor of Essex, Holdings and their affiliates;

•	each of Ronald Schad, William Erwin, William O’Rourke and Martin Kroll shall have entered into his respective employment agreement;

•	each of Ronald Schad, William Erwin, William O’Rourke and Martin Kroll shall have entered into a lock-up agreement;

•
the Amended and Restated Advisory Service Agreement, dated as of November 30, 2005, among Holdings, Essex and Kirtland Partners Ltd. must have been terminated in all respects, and Holdings and Essex must have fully satisfied or discharged all of their respective obligations and liabilities thereunder;

•	Hyde Park’s stockholders shall have approved the acquisition;

•
there must be no suit, action, or other proceeding threatened or pending before any court or governmental authority to restrain or prohibit or to obtain material damages or relief in connection with the acquisition; and

•	there must not have occurred a material adverse effect with respect to Essex and Holdings, taken as a whole, since the date of the purchase agreement.

Conditions to Holdings’ members’ obligations

The obligations of the members of Holdings to effect the acquisition are further subject to the following conditions:

•
the representations and warranties of Hyde Park in the purchase agreement that are subject to materiality qualifications must be true and correct in all respects in accordance with their terms (including the materiality qualifications) on the closing date as though made on the closing date (or on the date when made in the case at any representation or warranty which specifically relates to an earlier date). All other representations and warranties must be true, complete and accurate in all material respects on the closing date as though made on the closing date (or on the date when made in the case at any representation or warranty which specifically relates to an earlier date);

•	Hyde Park must have duly performed in all material respects all of its obligations, covenants and agreements in the purchase agreement;

•	Hyde Park shall have executed the Escrow Agreement;

•	Hyde Park shall have executed the Registration Rights Agreement;

•	Hyde Park shall have executed the New LLC Agreement; and

•
there must be no suit, action, or other proceeding threatened or pending before any court or governmental authority to restrain or prohibit or to obtain material damages or relief in connection with the acquisition.

If permitted under applicable law, either Hyde Park or KCP Services, LLC, as seller representative, may waive conditions for their own respective benefit or, in the case of the seller representative, the benefit of Holdings, its members or Essex, and consummate the acquisition even though one or more of these conditions have not been met. The conditions requiring approval of the acquisition by Hyde Park’s shareholders and that the holders of fewer than 20% of the IPO shares affirmatively vote against the acquisition proposal and properly demand conversion of their shares into cash, will not be waived by Hyde Park. Hyde Park’s board of directors will resolicit stockholder approval of the acquisition if either party waives a material condition to the purchase agreement or such changes in the terms of the acquisition render the disclosure previously provided incomplete or misleading in any material respect.

Termination

The purchase agreement may be terminated at any time prior to the closing:

•	by mutual written consent of Hyde Park and Holdings;

•	by Hyde Park or Holdings if the closing has not occurred on or prior to January 25, 2009, which we refer to as the Termination Date;

•	by Hyde Park or Holdings if a governmental authority of competent jurisdiction enjoins or otherwise prohibits the closing;

•
by Holdings or Hyde Park if Hyde Park (in the case of Holdings) or Essex, Holdings, or any of its members (in the case of Hyde Park) has breached any of its covenants or any representation or warranty in the purchase agreement, which breach has prevented or is reasonably likely to prevent the satisfaction of any condition to closing and such breach is not cured within ten days after receipt of written notice thereof or is incapable of being cured on or prior to the Termination Date;

•
by Hyde Park (i) in the event a Material Adverse Effect with respect to Essex and Holdings has occurred since the date of the purchase agreement, (ii) if the environmental testing required pursuant to the Compliance Agreement has not been completed prior to September 1, 2008, or (iii) if the excess of (A) gross revenue, excluding revenue from sales of cranes and attachments, for such fiscal year, over (B) the sum of (x) total operating expenses for such fiscal year and (y) total selling, general & administrative expenses for such fiscal year, calculated without giving effect to any non-cash obsolescence reserve charges established for the spare parts inventory which previously have not been recorded on Holdings’ audited financial statements, for any of the fiscal years ended December 31, 2005, 2006 or 2007, based on the audited consolidated financial statements of Holdings for such fiscal years included in this proxy statement, is less than $13,268,650 for fiscal year 2005, (ii) $24,588,850 for fiscal year 2006, and (iii) $30,647,950 for fiscal year 2007; and by Hyde Park if it reasonably believes that any of its conditions to closing will not be satisfied other than for the reasons set forth above;

•	by Hyde Park or Holdings if the acquisition proposal is not approved;

•
by Holdings if, other than as a result of the occurrence of a material adverse effect with respect to Essex and Holdings, (i) the Board of Directors of Hyde Park fails to recommend that its stockholders approve the acquisition proposal or (ii) the Board of Directors of Hyde Park withdraws or modifies, in any manner materially adverse to Essex, Holdings or the Members, Hyde Park’s Board of Directors recommendation that Hyde Park stockholders approve the acquisition proposal.

Effect of Termination; Termination Fee

In the event of termination of the purchase agreement for any of the reasons listed above, the purchase agreement will become void and have no effect, without any liability or obligation on the part of any of the parties thereto, other than with respect to obligations which expressly survive termination of the purchase agreement.

If the purchase agreement is terminated

•	by Hyde Park by reason of Hyde Park’s belief that conditions to its obligations to close will not be satisfied,

•	by Holdings by reason of Hyde Park’s breach of its representations, warranties or covenants under the purchase agreement, or

•
by Holdings by reason of Hyde Park’s Board of Directors’ failure to recommend that Hyde Park’s stockholders approve acquisition proposal or the withdrawal of such recommendation (other than because of a material adverse effect with respect to Essex and Holdings), then, if Hyde Park or any affiliate thereof subsequently consummates a business combination with a third party, Hyde Park must pay Essex a termination fee of $4,000,000.

Indemnification

From and after the closing of the acquisition, Hyde Park and Essex, jointly and severally, agreed to indemnify and hold harmless the members of Holdings and their respective successors, permitted assigns and certain affiliates (which we refer to as the Seller Indemnitees) for damages arising from any breach of Hyde Park’s representations, warranties and covenants.

From and after the closing, Hyde Park and Essex and their respective successors, permitted assigns and certain affiliates (which we refer to as the Hyde Park Indemnitees) will be entitled to indemnification from the assets held pursuant to the escrow agreement for the amount of any damages incurred by any of the Hyde Park Indemnitees based upon

•
any breach of the representations, warranties and covenants of Essex, Holdings or its members (other than for breaches of the covenants relating to non-competition and non-solicitation and for the covenants and agreements contained in the employment agreements of Messrs. Schad, Kroll, Erwin and O’Rourke),

•	any indebtedness of Essex or Holdings (except to the extent deducted from the purchase price),

•	any pre-closing taxes of Holdings or Essex,

•
any losses incurred by Essex or Hyde Park after the closing in connection with the completion of the final “Remediation Work Plan” pursuant to the Compliance Agreement to the extent in excess of the amount of any funds placed into escrow pursuant to the Compliance Agreement and

•
any payments to any Person which would have the effect of reducing the amount of Essex’s liability set forth in the line item entitled “Accounts Payable Other - State Tax Refund” as set forth on the unaudited balance sheet of Essex as prepared in connection with the Working Capital Adjustment.

If any member of Holdings breaches its non-competition and non-solicitation covenants, the breaching member will indemnify the Hyde Park Indemnitees from any damages incurred by any Hyde Park Indemnitees.

The indemnification obligations of Holding’s members, Essex and Hyde Park are subject to the following limitations:

•
the Hyde Park Indemnitees are not entitled to indemnification and reimbursement for breaches by Essex, Holdings or its members of representations and warranties (other than with respect to representations concerning taxes, the absence of brokers, organization, good standing, capital structure, capitalization and title to membership interests) unless and until the aggregate amount of damages exceeds $1,000,000, in which case Purchaser Indemnities will be entitled to indemnification and reimbursement solely from the assets held pursuant to the escrow agreement for the amount of all losses in excess of $500,000;

•	no party will be entitled to indemnification for losses to the extent that such losses are covered by insurance or other third party proceeds and such party actually receives such proceeds; and

•	no party will have a right to indemnification with respect to any losses or portion thereof with respect to matters taken into account in the Working Capital Adjustment.

Fees and Expenses

Whether or not the transactions contemplated by the purchase agreement are consummated, each party shall be responsible for its own fees and expenses. However, if the closing occurs, all fees, costs and expenses incurred by Essex and Holdings in connection with the acquisition that remain unpaid on the closing date, will be paid by Hyde Park at the closing and will be deducted from the Purchase Price.

Transfer Taxes

All transfer, documentary, sales, use, stamp, registration and other such taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transaction contemplated by the purchase agreement will be paid by Hyde Park.

ESCROW AGREEMENT

Pursuant to the purchase agreement, on the closing date of the acquisition, Hyde Park, the seller representative and Key Bank, N.A., as escrow agent, will enter into an escrow agreement in the form of Annex D. The following description of the escrow agreement describes the material terms of the escrow agreement but does not purport to describe all the terms of the agreement. The complete text of the escrow agreement is attached as Annex D to this document and is incorporated by reference into this document. We encourage all stockholders to read the escrow agreement in its entirety.

Creation of Escrow

At the closing of the acquisition, $7,000,000 of the purchase price (which we refer to as the escrow funds) together with the retained interests and/or Hyde Park common stock held by Kirtland (which we refer to as the escrow units) with an initial aggregate value of $5,000,000 will be transferred to an escrow agent to secure Hyde Park against a reduction of the purchase price by reason of the post-closing working capital adjustment and to secure the indemnification obligations of the existing members of Holdings for breaches of their representations, warranties and covenants to Hyde Park contained in the purchase agreement. Kirtland and the management members of Holdings’ anticipate entering into an agreement prior to the closing whereby such management members will share with Kirtland the risk associated with any claims made by Hyde Park against the escrowed securities placed into the escrow account by Kirtland.

Distribution of Escrowed Shares

The escrow funds and the escrow units, or a portion thereof, will be distributed by the escrow agent:

•
if the escrow agent receives joint written directions of the seller representative and Hyde Park, or an order, decree or judgment of a court or arbitrator of competent jurisdiction directing the escrow agent to distribute all or any portion of the Escrow Funds or the Escrow Units;

•
if the escrow agent receives a written claim notice from Hyde Park claiming that it is entitled to indemnification under the purchase agreement, the escrow agent will distribute the claimed amount, provided that the escrow agent does not, within ten days after receiving Hyde Park’s claim notice, receive written notice from the Seller Representative disputing the Hyde Park’s claim for indemnification;

•
promptly following the date any payments in respect of an adjustment to the purchase price are required under the purchase agreement, upon receipt by the escrow agent of joint written directions from Hyde Park and the Seller Representative, directing the escrow agent to disburse the positive difference, if any, between $1,000,000 and any amounts distributed to Hyde Park on account of such adjustment;

•
upon receipt by the escrow agent of joint written directions from the Seller Representative and Hyde Park following the earlier of (a) the later of (x) the date which is thirty (30) days following completion of Hyde Park’s consolidated audited financial statements for the fiscal year in which the closing of the acquisition occurs (provided, that such date shall not occur later than six (6) months following the end of such fiscal year), and (y) the one year anniversary of the closing of the acquisition, or (b) the date on which the escrow funds plus an aggregate number of Escrow Units have been distributed to Hyde Park under the escrow agreement having an aggregate value of $5,000,000.

Restrictions on Distributions

All payments pursuant to the escrow agreement shall be made from the escrow funds until fully depleted, and thereafter from the escrow units. The aggregate value of the escrow units distributed to Hyde Park may not exceed $5,000,000, and all escrow units in excess of such amount shall be held for the benefit of the Seller Representative.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Pursuant to the purchase agreement, upon the closing of the acquisition, Hyde Park and each of the existing members of Holdings, will enter into the New LLC Agreement in the form attached as Annex C. The following description of the New LLC Agreement describes the material terms of the New LLC Agreement but does not purport to describe all the terms of the agreement. The complete text of the New LLC Agreement is attached as Annex C to this document and is incorporated by reference into this document. We encourage all stockholders to read the New LLC Agreement in its entirety.

Classification and Issuance of Class A Units and Class B Units of Holdings

Holdings will issue two classes of interests, which will be designated as “Class A Units” and “Class B Units,” respectively. The total number Class A Units that Holdings will be authorized to issue will be 1,265,823. The total number of Class B Units that Holdings will have authority to issue will be 150,000,000. Upon the closing of the acquisition, Holdings will issue to the existing members of Holdings a number of Class A Units equal to the value of the retained interests divided by $7.90. Hyde Park will own all of the Class B Units.

Exchange Rights of Holders of Class A Units of Holdings

Each Class A Unit of Holdings will be exchangeable for one share of Hyde Park common stock, subject to certain adjustments in the event of any forward or reverse split of Hyde Park common stock or any dividend declared by Hyde Park which is payable in shares of Hyde Park common stock (or securities convertible into or exchangeable for Hyde Park common stock); provided, that at least 25% of the Class A Units held by the holder is exchanged at that time. Hyde Park may cause all outstanding Class A Units to be exchanged for shares of Hyde Park common stock upon the transfer by Hyde Park of a majority of its equity interest in Holdings to one or more third parties, upon the dissolution and liquidation of Holdings or at any time after December 31, 2010. Hyde Park will agree to reserve for issuance the number of shares of Hyde Park common stock issuable upon exercise of such exchange rights.

Any shares of Hyde Park common stock issued upon exercise of these exchange rights will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Distributions by Holdings

In the event that Hyde Park declares and pays a cash dividend to the holders of Hyde Park common stock, each holder of Class A Units will be entitled to receive a cash distribution from Holdings equal to the amount of the dividend such holder would have received had such holder exchanged all of its Class A Units for shares of Hyde Park common stock. The holders of Class A Units will not be entitled to any other distributions from Holdings.

Restrictions on Transfer

Class A Units will not be transferable without the consent of Hyde Park, except that consent is not required with respect to certain transfers to the holder’s immediate family (including trusts for the benefit of the holder and/or an immediate family members) or upon the death of such member.

Class B Units will be freely transferable.

Management; Voting

Hyde Park will manage the overall business, operations and affairs of Holdings. No other holder of either Class A Units or Class B Units will have any voting, consent, or approval rights, or the right to participate in the management or conduct of Holdings.

EMPLOYMENT AGREEMENTS

Each of Ronald L. Schad, Martin A. Kroll, William L. Erwin and William J. O’Rourke will enter into employment agreements with Essex and Hyde Park upon the closing of the acquisition. The following description describes the material terms of the employment agreements but does not purport to describe all of the terms of the employment agreements. The complete text of the employment agreement for each of Messrs. Schad, Kroll, Erwin and O’Rourke is attached as Annex E, to this document and is incorporated by reference into this document. We encourage all stockholders to read the form of each employment agreement in its entirety.

Scope of Employment

The employment agreements provide that Ronald Schad will be employed as Chief Executive Officer and President of Essex and Hyde Park, Martin Kroll will be employed as the Senior Vice President and Chief Financial Officer of Essex and Chief Financial Officer of Hyde Park, William Erwin will be employed as Essex’s Vice President Operations and Customer Support and William O’Rourke will be employed as Essex’s Vice President Sales and Account Management. In addition, Mr. Schad’s employment agreement provides that he will be appointed to the Board of Directors of Essex and that Hyde Park will use its best efforts to cause him to be elected to the Board of Directors of Hyde Park and serve as a member of the Board of Directors of Hyde Park throughout the term of the agreement. Messrs. Schad, Kroll, Erwin and O’Rourke are sometimes referred to collectively as the employees. Other than these differences described below (and other requirements under applicable laws), the employment agreements are substantially similar. Each of the employment agreements are for a period of three years, with automatic successive one-year renewals unless Essex or the applicable employee terminates the agreement at least 90 days prior to the end of the initial term or any renewal period.

Compensation and Benefits

•
Mr. Schad will be entitled to an annual salary in the amount of $310,000. Mr. Kroll will be entitled to an annual salary in the amount of $242,000. Mr. O’Rourke will be entitled to an annual salary in the amount of $197,000. Mr. Erwin will be entitled to an annual salary in the amount of $184,000;

•
Each of the employees will be entitled to participate in Essex’s annual bonus pool, which is based on Essex’s earnings from the leasing of cranes and attachments. Mr. Schad will be entitled to additional bonuses based on Essex’s earnings from equipment sales;

•
Each of the employees will be entitled to receive stock options pursuant to Hyde Park’s 2008 Long Term Incentive Plan. Hyde Park will commission a study to be performed by Towers Perrin (or another nationally recognized compensation consultant) of equity incentive plans at comparable companies, and the terms of the options will be no less favorable to the employees than those terms of the top 25% of employees in this study;

•
Each of the employees will be entitled to participate in those retirement plans, deferred compensation plans, insurance, life, medical, dental, disability and other benefit plans of Essex and to receive fringe benefits and perquisites at the same level as those benefits are provided by Essex from time to time to other senior executives of Essex;

•
Each of the employees will be entitled to reimbursement of approved expenses incurred in the performance of employment. In addition, Essex will agree to pay (i) Mr. Erwin’s expenses incurred for his commute from his residence to Essex’s facilities; and (ii) Mr. Schad’s expenses for his commute from his residence to Essex’s facilities;

•
Each of the employees will be entitled to lease an automobile at a maximum monthly cost of not more than $750, or, in the case of Mr. Schad, $860, and to reimbursement of all related expenses related to the business use of such automobile;

•
Each of the employees will be entitled to payment of the reasonable costs of such employee’s memberships in work-related professional organizations as are appropriate for such employee’s position with Essex;

•	Essex will reimburse the employees for up to an aggregate of $10,000 in legal fees incurred by them in connection with the negotiation and consummation of the employment agreements; and

•
Each of the employees will be entitled to payment of the cost of maintaining his existing 15 year term life insurance policy, plus an amount equal to any additional taxes paid by the employee as a result of such payment.

Termination Benefits

If any of the employment agreements are terminated by Essex for cause, Essex will have no further obligations following the effective date of termination, other than to pay the employee’s compensation and benefits through such date plus accrued but unused vacation, and reimburse such employee for reasonable expenses.

If any of the employment agreements are terminated by the employee voluntarily without good reason, Essex will have no further obligations following the effective date of termination, other than to pay the employee’s accrued but unpaid salary, plus accrued but unused vacation, plus any bonus in respect of a prior and current year which has been earned but not yet paid and to reimburse such employee for reimbursable expenses.

If the employment agreements are terminated (a) by Essex without cause (other than by reason of employee’s death), (b) by the employee for good reason, (c) for disability, (d) by reason of the expiration of the term of the agreement, provided that the employee signs a release in favor of Essex, Hyde Park and their affiliates, then the employee will be entitled:

•
to payment of accrued but unpaid salary plus accrued but unused vacation, plus any bonus in respect of a prior and current year which has been earned but not yet paid and to reimburse such employee for reimbursable expenses;

•
in the case of termination by Essex without cause or by the employee for good reason, to (a) payment of base salary for 12 months, (b) payment of employee’s target bonus in effect for the year of termination or, if none, the actual bonus paid in the year prior to termination, and (c) health benefits for 12 months;

•	in the case of termination by Essex for disability, to (a) payment of base salary for 12 months and (b) health benefits for 12 months;

•
in the event that the term has expired and Essex has elected not to renew the agreement, to (a) payment of base salary for 12 months, (b) payment of a pro rata portion of the target bonus in effect for the year of expiration (based on Essex’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, and (c) health benefits for 12 months; and

•
in the event that the term of the agreement has expired and the employee has elected not to renew the agreement, at the election of Essex or Hyde Park (if it decides to extend the non-solicit and non-compete covenants in the agreement for 12 months following expiration), to (a) payment of base salary for 12 months, (b) payment of a pro rata portion of the target bonus in effect for the year of expiration (based on Essex’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, and (c) health benefits for 12 months.

In each agreement, “cause” means the employee has:

•
engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties and such negligence or misconduct has not been cured (if curable) within a period of thirty days after Essex has given written notice to the employee;

•
been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties;

•
engaged in behavior that would constitute grounds for liability for sexual harassment or, in the reasonable opinion of Essex’s Board of Directors, other egregious conduct violative of laws governing the workplace;

•
been indicted in for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of Essex or embezzlement or any other felony or crimes of moral turpitude; or

•	materially breached the employment agreement and such breach has not been cured within thirty days after written notice thereof has been given to the employee by Essex.

In each agreement, “good reason” means:

•	a material breach by Essex of the employment agreement;

•	material reduction in the employee’s salary or a change in the bonus program that materially reduces the employee’s bonus opportunity;

•	a material diminution in employee’s authorities, duties or responsibilities; or

•	relocation of Essex’s executive office located in Buffalo Grove, Illinois, of greater than twenty-five miles.

In Mr. Schad’s agreement, in addition to the meanings of “good reason” described above, Mr. Schad’s ceasing to serve on the Board of Directors of Essex or Hyde Park is also “good reason.”

Non-Competition; Non-Solicitation

Each of the employees is subject to restrictions during the term of his employment agreement and for 12 months after the termination thereof, including:

•
not carrying on, engaging in or having any financial interest in any business (other than passive ownership of 5% of the outstanding equity securities of a public company) engaged in purchasing, selling, leasing or otherwise providing new and used cranes (but excluding the manufacturing of cranes) anywhere in the United States or Canada; or

•	directly or indirectly soliciting any employee, consultant or contractor of Essex or its affiliates, or soliciting any customer of Essex or its affiliates.

In the event that the term of the agreement has expired and the employee has elected not to renew the agreement, the employee will not be subject to these restrictions following such expiration unless Essex elects to make the payments to employee (in addition to accrued salary and vacation) described above.

REGISTRATION RIGHTS AGREEMENT

In connection with the closing of the acquisition, Hyde Park will enter into a Registration Rights Agreement with the existing members of Holdings with respect to the shares of Hyde Park common stock issuable upon exchange of their retained interests. The following description describes the material terms of the Registration Rights Agreement but does not purport to describe all of the terms therein. The complete text of the form of Registration Rights Agreement is attached as Annex G to this document and is incorporated by reference into this document. We encourage all stockholders to read the form of the Registration Rights Agreement in its entirety.

Shelf Registration Rights

Hyde Park will agree to file a registration statement on Form S-1 or a “shelf” registration statement on Form S-3 within six (6) months of the closing of the acquisition. Such registration statement will register for resale the shares of Hyde Park common stock that will be issuable to Kirtland upon the exchange of its retained interests.

Piggyback Registration Rights

Prior to the second anniversary of the closing, Ronald Schad, Martin Kroll, William Erwin and William O’Rourke will have piggyback registration rights with respect to the 632,712 shares of Hyde Park common stock issuable upon exchange of their retained interests, in connection with any registration of shares of Hyde Park common stock held by Laurence Levy or Edward Levy and their respective affiliates. Following the second anniversary of the closing, Messrs. Schad, Kroll, Erwin and O’Rourke will have piggyback registration rights with respect to such shares in connection with any registration of shares of Hyde Park common stock.

Demand Registration Rights

At any time after the second anniversary of the closing, the holders of 50% of the shares of Hyde Park common stock issuable upon exchange of the retained interests held by Messrs. Schad, Kroll, Erwin and O’Rourke will be entitled to one demand that Hyde Park register their shares of Hyde Park common stock under the Securities Act of 1933, as amended.

LOCK-UP AGREEMENTS

At the closing of the acquisition, each of Ronald Schad, Martin Kroll, William Erwin and William O’Rourke will execute Lock-Up Agreements. Pursuant to the Lock-up Agreements, Messrs. Schad, Kroll Erwin and O’Rourke will agree, for a period of two years commencing on the closing, not to sell, pledge or otherwise transfer or dispose of the shares of Hyde Park common stock acquired by them prior to completion of the acquisition or issuable to them upon exchange of their retained interests.

The restrictions set forth in the Lock-up Agreement will be subject to certain exceptions for transfers to members of each holder’s immediate family (or to trusts for the exclusive benefit of the holder and/or members of his immediate family). In addition, the term of the Lock-Up Agreement will be reduced in the event that, prior to the expiration of such two-year period, Laurence Levy and/or Edward Levy (or their respective affiliates) transfer to a third party (other than an immediate family member or a trust for the exclusive benefit of the holder and/or immediate family members) any Hyde Park common stock or warrants acquired by either of them prior to or in connection with Hyde Park’s initial public offering.

COMPLIANCE AGREEMENT

The following summary of the material provisions of the compliance agreement is qualified by reference to the complete text of the compliance agreement, a copy of which is attached as Annex H to this document. All stockholders are encouraged to read the Compliance Agreement in its entirety for a more complete description of its terms and conditions.

Essex, Holdings, the members of Holdings, the seller representative and Hyde Park agreed to a compliance plan with respect to environmental matters at certain of the facilities owned and/or operated by Essex. Hyde Park will be responsible for the cost of certain environmental testing at two of Essex’s facilities and Essex will be responsible for the cost of testing at its other facilities. Hyde Park and Essex have each retained environmental consultants (at their own cost) to assist in creating a plan for conducting environmental testing on Essex’s facilities and for remedying any non-compliance. In the event that the parties and their consultants disagree, a third consultant will be retained to attempt to resolve the disagreement, but if a resolution cannot be reached, the parties will seek a determination from the applicable state environmental agency.

In the event that the remediation work is not anticipated to be completed by the closing, the parties will place 150% of the estimated cost to complete the work into an escrow account. Following the closing, Hyde Park will have the right to access the escrowed funds to pay for the costs of any post-closing remediation work. Any excess funds placed into escrow will be returned to the seller representative.

NEW CREDIT FACILITY

On March 6, 2008, Essex and Holdings entered into the Second Amended and Restated Loan and Security Agreement with Textron Financial Corporation, National City Business Credit, Inc. and Sovereign Bank, as Co-Documentation Agents, Wachovia Capital Finance Corporation (Central), as Agent, Wachovia Capital Markets, LLC, as Lead Arranger and Sole Bookrunner, and the financial institutions named therein. On April 30, 2008, this Second Amended and Restated Loan and Security Agreement was amended by Amendment No. 1 To Second Amended and Restated Loan and Security Agreement to reflect the exercise of an option by Essex to increase the maximum aggregate principal amount of the facility provided under the agreement. We refer to the Second Amended and Restated Loan and Security Agreement, including the Amendment No. 1 To Second Amended and Restated Loan and Security Agreement, as the loan agreement. The following description describes the material terms of the loan agreement but does not purport to describe all of the terms therein. The complete text of the loan agreement is attached as Annex J to this document and is incorporated by reference into this document. We encourage all stockholders to read the agreement in its entirety.

The loan agreement provides for a revolving loan and letter of credit facility, or the facility, in the maximum aggregate principal amount of $190,000,000 with a $20,000,000 aggregate principal sublimit for letters of credit. Essex will have the option, within two years after the closing date, to increase the maximum aggregate principal amount of the facility by up to an additional $5,000,000 subject to, among other things, the lenders’ consent. Essex may borrow, repay and reborrow under the facility. Essex’s ability to borrow under the facility is subject to, among other things, a borrowing base calculated based on 85% of eligible accounts and 75% of eligible equipment, subject to reserves. Interest accrues on the outstanding revolving loans under the facility at either a per annum rate equal to the Prime Rate plus .25% or the Eurodollar Rate plus 2.25%, as applicable. Essex will be obligated to pay a letter of credit fee on the outstanding letter of credit accommodations based on a per annum rate of 2.25% per annum. Interest on the revolving loans and fees on the letter of credit accommodations will be payable monthly in arrears. Essex will also be obligated to pay a bank fee to issuers of letters of credit based on a rate per annum equal to .75% in the case of letters of credit in a face amount less than or equal to $1,000,000 and .50% in the case of letters of credit in a face amount greater than $1,000,000. Essex will be obligated to pay an unused line fee on the amount by which the maximum credit under the facility exceeds the aggregate amount of revolving loans and letter of credit accommodations based on a per annum rate of .25%.

Proceeds of the first borrowing under the loan agreement can be used to pay costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of the loan agreement and related agreements, to pay a portion of the purchase price for the acquisition of Essex by Hyde Park and to pay costs, expenses and fees in connection with the acquisition. Proceeds of subsequent borrowings under the loan agreement can be used for general operating and working capital purposes of Essex.

The facility will terminate, and all outstanding principal and accrued and outstanding interest and any other amount due under the facility will be payable upon the earlier of (i) the fifth anniversary of the loan agreement and (ii) an event of default.

The facility has several features similar to credit facilities of this nature, including but not limited to:

Covenants. The facility requires that Essex meet certain financial tests, such as a fixed charge ratio and a fleet utilization ratio measuring the usage of the available number of crane units in any six month period. Essex will have to meet each of these tests only during periods where the monthly average excess availability under the facility is less than $20,000,000 or there is an event of default.

The facility also contains customary covenants and restrictions binding Essex and Holdings, such as limitations on:

•	making capital expenditures (net of equipment sales) in excess of $20,000,000 in the aggregate in any fiscal year,

•	making acquisitions,

•	making investments and loans,

•	declaring and paying dividends and other distributions,

•	redeeming and repurchasing other indebtedness,

•	incurring new indebtedness or liens,

•	making asset sales,

•	entering into mergers or consolidations, and

•	entering into transactions with affiliates.

Guarantee. The indebtedness is guaranteed by Holdings.

Collateral. Essex and Holdings have provided a first priority lien on all of their respective assets to secure their respective obligations under the loan agreement and the guaranty provided by Holdings, including, in the case of Holdings, a pledge of the stock of Essex.

Events of Default. The facility specifies certain events of default, including without limitation:

•	failure to pay principal, interest or fees when due,

•	material inaccuracy of any representation or warranty,

•	material judgments,

•	dissolutions or suspension of business,

•	insolvency and bankruptcy events,

•	material cross defaults with other material indebtedness and material contracts,

•	failure to maintain first priority perfected security interest,

•	invalidity or unenforceability of guarantee or any of the loan documents,

•	ERISA events,

•	change of control,

•	the indictment, or threatened indictment, by any governmental authority of Essex or Holdings under any criminal statute,

•
the commencement, or threatened commencement, of any litigation against Essex or Holdings pursuant to which one of the remedies available would be forfeiture of material collateral or assets necessary for the conduct of business by Essex, and

•	the occurrence of a material adverse effect.

The loan agreement will become effective upon the closing of the acquisition. The loan agreement will not become effective if the acquisition is not consummated on or before November 30, 2008.

INFORMATION ABOUT HOLDINGS AND ESSEX

Essex is a leading provider of lattice-boom crawler crane and attachment rental services and possesses one of the largest fleets of such equipment in the United States. Over more than 48 years of operation, Essex has steadily grown from a small, family-owned crane rental company to an industry leader with national capabilities.

Essex’s fleet size currently stands at more than 350 crawler cranes and attachments which are made available to clients in any location in the US and Canada. The fleet of crawler cranes and attachments is diverse by lift capacity, allowing Essex to meet the crawler crane and attachment requirements of its engineering and construction firm customer base. Essex primarily rents its crawler cranes and attachments “bare,” meaning without an Essex-supplied operator, and arranges with its customers to charge for transportation costs and repair costs while on rent. This business model allows Essex to minimize headcount and operating costs.

Essex’s team of sales, marketing and maintenance professionals, through a network of four main service centers, three smaller service locations and several remote storage yards, serves a variety of customers engaged in construction projects related to power generation, petro-chemical facilities, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding and commercial construction. Essex has significantly diversified its end-markets in recent years to avoid over-exposure to any one sector of the construction segment. Essex’s end-markets are characterized by large construction projects with long-lead times. Management believes that these long lead times, coupled with 6-18 month contracts, provide visibility over future project pipelines and revenues.

History

•	1960	Founded in New Jersey, USA

•	2000	Kirtland Capital purchases Essex, Ronald Schad joins from Manitowoc

•	2001/02	Headquarters moved to Chicago, CFO and VP of Sales join

•	2003/04	Purchased first Liebherr cranes, VP of Operations joins

•	2005/07	Fleet repositioning to higher lift capacity models

•	2008	Proposed acquisition by Hyde Park

US Crawler Crane Rental Industry

The US crawler crane rental industry is a niche component of the broader equipment rental sector. According to the Rental Equipment Register and the American Rental Association, the US equipment rental sector has grown from a minor industry in 1982 to an industry generating over $30 billion in annual revenues in 2007. Driving this growth has been an increase in crane and attachment penetration rates with engineering and construction firms, the result of a fundamental shift in contractor preferences to rent versus purchasing based on the following factors:

•	focus on core construction services businesses rather than equipment ownership;

•	access to broader pool of equipment through rental; and

•	efficient use of capital – minimal equipment downtime versus owned equipment, reduced servicing and storage costs between projects.

Within the equipment rental industry, crawler cranes possess differentiating factors to other rental equipment and to other cranes. The following table summarizes what Essex’s management believes are key differentiators between crawler cranes and the equipment portfolios of other equipment rental companies:

Equipment Type

	Crawler cranes	Other cranes (all terrain, rough terrain, tower and truck)	Small ticket hire (e.g., scissor lifts, backhoes, portable restrooms)
Economic life	50 years with proper maintenance due to high steel component	15-30 years due to high mechanized component	Often 10 years or less

Typical Projects	Large infrastructure components requiring heavy lifts: bridges, power plants, municipal infrastructure	Range from residential condominium to large infrastructure	Range from single house builds to large construction projects

End markets	Primarily large infrastructure and industrial	Residential construction to large infrastructure	Residential construction to large infrastructure

Residual value	High	Medium	Medium to low

Within the US crawler crane rental sector operators either provide cranes “bare” or “manned.” Bare rental involves the provision of cranes without an operator, the crane being operated by an employee of the end-customer. Bare rental is suited to larger construction firms with adequately trained staff to operate the heavy machinery. Manned rental involves the provision of an operator with the crawler crane and is often suited to end customers unable or unwilling to provide an operator of their own. Manned rental involves the maintenance of adequate staffing levels to ensure equipment can be rented as required. Essex operates primarily under a bare rental model.

Operations

Essex is a national provider of crawler crane and attachment rentals with more than 350 crawler cranes and attachments in it fleet. Revenue is driven through a range of activities including:

•	crawler crane and attachment rental;

•	repair and maintenance services;

•	equipment transportation services; and

•	used equipment sales.

Crawler crane and attachment rental. Essex maintains one of the largest fleets of crawler cranes and attachments in North America. Rental revenues generated from the rental of cranes and attachments were $48.8 million in 2007 or approximately 62.8% of total revenue. Equipment is rented to customers under contract, with an average length of nine months (contracts range from 6-18 months in general), which specifies a constant monthly rate for each piece of equipment over the period of the contract. In 2007, Essex’ average monthly crane rental rate was $16,266 and crane utilization was 72.1% (or 76.3% if calculated using the “hits” method).

Once Essex and a potential customer communicate regarding the customer’s need for a bare lattice boom crawler crane rental, Essex confirms that an appropriate crane is available. Essex then prepares and delivers a written rental quote to the customer. The customer reviews the quote and, if acceptable, places an order.

Essex’s on-line, real time information system provides visibility of the entire crane rental fleet for the sales team including cranes lease information and expected availability. All sales team quote and order activity is also available on the same information system and viewable by appropriate sales, operations, and management personnel.

Upon a review of the order including a check of the customer’s credit and continued crane availability, an order confirmation and a lease is sent to the customer. Once a signed lease and other required documentation (including insurance certificates) are received, the order is authorized for shipment to the customer. Essex’s operations team sees both the quote and order activity and responds appropriately to confirm the readiness of the required crane for shipment to the new rental, but does not begin shipping it until the lease is authorized. Once the crane is delivered to the customer’s site, an Essex representative inspects the crane with the customer and an inspection report is signed verifying that the crane was correctly delivered in accordance with the lease agreement. Rental for the equipment usually begins when the first major item for the crane begins transport to the customer and the rental ends when the last major item of the crane is returned to Essex’s designated location.

Repair and maintenance services. Essex’s contracts have provisions that provide for the customer to assume responsibility to maintain the equipment to manufacturer’s specifications throughout the contract period. Essex may provide maintenance and repair services to customers during the contract rental period and will invoice the customer for any work carried out (to the extent such work is the customer’s responsibility). Revenues from such repair and maintenance services totaled $7.1 million in 2007 or approximately 9.1% of total revenue. While a piece of equipment is not rented, Essex assumes responsibility to ensure that its equipment is compliant with all manufacturer’s specifications and other regulations.

Equipment transportation services. Essex does not have an in-house fleet of vehicles to transport its cranes and attachments to and from project sites and instead out-sources transportation to third party providers. Essex charges a fee for arranging transportation services from its nearest storage yard with the required equipment to the construction location. In 2007 transportation revenue was $8.7 million or about 11.2% of total revenue.

Used equipment sales. Given the size of its crane fleet and the various types of crawler cranes, Essex sells pieces of equipment both domestically and internationally to other rental companies or construction companies. Sales of equipment are discretionary and based on a variety of factors including, but not limited to, a piece of equipment’s orderly liquidation value, age, rental yield and perceived demand in the marketplace.

Fleet Overview

Essex’s fleet consists of over 350 lattice boom crawler cranes and attachments. Manitowoc and Liebherr manufactured crawler cranes represent 100% of the crane fleet by units. The fleet is diverse by maximum lifting capacity, which ranges from 60 to 450 tons, as well as by age. As of December 31, 2007 Essex’s fleet average lifting capacity was 196 tons and average age was 18 years (weighted based on orderly liquidation value). Essex owns all of its crawler cranes and attachments and does not lease any of these items from third parties.

Essex’s management has employed a strategy of increasing the average lifting capacity of the crawler crane fleet by selling lower capacity models and investing in higher capacity models. This has resulted in average lifting capacity growing from approximately 177 tons in 2003 to approximately 196 tons in 2007. Attachments are rented by customers to enhance the lifting capacity and reach of cranes. While Essex’s cranes have lifting capacities up to 450 tons, its attachments increase the capacity up to a total of 660 tons. Management has employed this strategy as it believes larger cranes are more applicable to larger construction projects, are less readily substitutable with other equipment, receive above average utilization rates and provide attractive rental rate returns. While this strategy has resulted in a shrinking of the total number of cranes in the fleet since 2003, average rental rate and utilization have grown significantly over the same period.

Historically, Essex measured equipment utilization using what was referred to as the “hits” method. In this method, a piece of equipment on rent for anytime in a month counted as a utilization hit. This meant that if a piece of equipment were on rent for one day in a month it would be treated the same in the utilization statistic as a piece of equipment on rent for all 30 days in a month. Essex's management believes that the “hits” utilization measurement had a less direct correlation with equipment rental revenue.

In 2002, Essex implemented a new enterprise resource software application, or ERP System, which fully integrated Essex’s operational and financial data. Upon implementation of the ERP System, Essex began to measure utilization using the method referred to as the “days” method. Essex's management believes that this method, while it may reflect lower utilization rates than the “hits” method, is the most accurate method for measuring equipment utilization and correlates the most closely with rental revenue. Under this method, a real time report is generated from the ERP system for each piece of equipment on rent in a period. The report includes the number of days each piece of equipment was on rent on a particular lease and the base monthly rental rate. The total number of days on rent of all pieces of equipment provides the numerator for determining utilization. The denominator is all equipment rental assets owned times the number of days in the month. The “days” method is the utilization measurement currently used by Essex, and Essex anticipates that the “days” method will be the basis for future disclosure of utilization rates for Essex’s cranes and attachments.

The following table outlines utilization rates (calculated using the “days” and “hits” methods) and monthly rental rates for the fleet over time:

	Avg. Crane	Avg. Crane Utilization Rate		Avg. Attachment	Avg. Attachment Utilization Rate
Year	Rental Rate	Days	Hits	Rental Rate	Days	Hits
2004	$11,300	40.8%	45.7%	$8,095	28.0%	30.7%
2005	$12,420	53.2%	57.8%	$5,140	35.7%	39.0%
2006	$13,779	68.9%	72.6%	$8,039	34.9%	38.9%
2007	$16,266	72.1%	76.3%	$14,243	24.6%	27.3%

Lattice boom crawler cranes have long useful economic lives, often up to 50 years or more. This is longer than other types of cranes and equipment in the lifting market space. Essex’s management believes this is due to the relatively high value of the cranes structure (including its boom) as it relates to the total value of the crane. These structural items are complex fabrications with high replacement value made from high tensile steel. Properly maintained these components retain their value over the life of the crane with minimal ongoing expense. The replacement value, which is defined as the amount required to replace the fleet’s current aggregate lifting capacity with cranes being produced today, of Essex’s fleet is estimated by Essex’s management to be approximately $450 million.

At the conclusion of each rental, the rented equipment is thoroughly inspected in accordance with requirements set by the original equipment manufacturer and OSHA. If maintenance or repairs are required, they are scheduled and completed prior to the next rental. At the start or the next rental, another inspection is made to assure that the equipment is in a rent ready condition and compliant with the inspection requirements. Essex has extensive capabilities to perform major repair and reconditioning of the cranes and attachments. This type of activity is done on an as-needed basis to assure that the equipment provides a high level of availability (uptime) when on rent.

Essex maintains a direct relationship with Manitowoc and Liebherr, its two principle crane suppliers. Essex has developed strong long-term relationships with these suppliers.

Sales and Marketing

Over its operating history, Essex’s has expanded its infrastructure of service centers and storage yards to key geographical locations across the United States in order to serve customers in a timely and efficient manner. Essex currently operates 14 service centers and storage yards in total giving Essex the ability to service customers throughout North America. Essex’s employs a sales and marketing team of 13 people across the country that cover a specific geographic region and report directly to senior management. Rather than segmenting the fleet by geography or salesperson, the fleet is allocated based upon factors such as rental return, customer mix and project mix. As such, each salesperson is highly incentivized to optimize fleet returns and sales mix in order to be allocated equipment.

Essex markets itself to potential customers through several methods, including advertising, promotion, membership in construction trade associations and attendance at various meetings and trade shows. In addition Essex’s web site was designed with the goal of being very useful to engineers and designers who determine how a construction project will be built, as well as equipment and project managers who are responsible for the selection of the cranes that will be used to complete the project. Essex’s management believes that Essex’s web site accomplishes this goal by providing more comprehensive crawler crane information regarding the capacities and specifications than may be readily available from other sources.

Essex’s sales team uses its extensive relationships with customers and potential users of large lattice boom crawler cranes to identify potential crane rental opportunities. This, combined with its reputation and brand value, contributes significantly to Essex’ sales activity. In recent years, Essex has enhanced this traditional method of lead generation with two lead-generation sales systems. The lead generation systems used by Essex collect information regarding construction activity from a variety of public records, including building permits. This information is then electronically sorted and filtered, using Essex’s input to focus on jobs that most likely will require a large lattice boom crawler crane. This output is sent directly to the regional sales manager on the Essex sales team who is responsible for the geographic area in which the project will be built. Essex’s management believes that these methods provide a high degree of market visibility and awareness to Essex’s sales team and management.

Essex operates a customized rental information management system through which detailed operational and financial information is made available on a daily basis. The system is also used to maintain a detailed database of publicly announced construction projects on which crawler crane equipment will be required. Management and sales personnel use this information to monitor business activity by piece of equipment closely, looking at customer trends and proactively responding to changes in the heavy lift marketplace. Essex believes that its disciplined fleet management process, with its focus on project duration and lead time, as well as customer demand, enables Essex to maximize utilization and rental rates.

Customers and end markets

Essex serves a variety of customers throughout the North America, many of which are large engineering and construction firms focused on large infrastructure and infrastructure-related projects that require significant lifting capacity and high mechanical reliability. Approximately 40% of Essex’s revenues are generated by large public works projects and 35% of revenues from repair and maintenance assignments as opposed to new building. Because of the scale and duration of these projects, contract periods range from 6-18 months and average approximately 9 months. This provides Essex with substantial future revenue visibility and project lead generation times. Essex’s revenue generation model and customer base can be contrasted to other equipment rental companies that provide lighter lifting equipment (such a low capacity cranes or equipment such a scissor lifts) that are commonly rented for shorter periods of time and generally serve residential and smaller commercial construction projects.

The following chart provides a breakdown of Essex’s rental revenues by end market for the year ended December 31, 2007:

Essex’s end-markets incorporate construction and repair and maintenance projects in the following key sub-sectors:

•	industrial /marine – offshore facilities, marine facilities and other industrial facilities

•	power – power plants, cogeneration power and wind power

•	transportation – bridges, roads and canals

•	petrochemicals – offshore platforms, refineries, petrochemical plants and pipelines

•	sewer and water – sewers, treatment plants and pumping plants

•	general building – sports arenas, hospitals, commercial and residential.

Essex’s management believes that demand for its crawler cranes has increased over the last two years as a result of the growth in spending on infrastructure and other key end-markets in the US during such time. Essex’s 12-month revenue backlog grew from approximately $23.4 million at December 31, 2006 to approximately $33.5 million at December 31, 2007. As of December 31, 2007, Essex’s estimated 2008 revenue backlog stood at approximately 65% of its projected 2008 revenue.

Strategy

Essex’s management anticipates that the following market trends will increase demand for lattice boom crawler cranes and attachments in the near future and over longer periods:

•	Increased levels of infrastructure spending, including major bridge construction.

•	Increased demand for electric power will require construction of additional power plants.

•	Continued higher energy costs will increase construction activity to improve and expand efficiencies and capacities at refineries, offshore production suppliers, and petrochemical facilities.

•	Increased environmental awareness will increase demand for construction of alternative energy sources such as wind power, and clean air requirements including SO2 scrubbers and ash precipitators.

•	Continued tendency for contractors to rent larger lattice boom crawler cranes rather than own their own equipment.

•	Modular construction methods, including pre-fabrication, will continue to increase because of potential cost savings and site efficiencies.

Increase market share and pursue profitable growth opportunities. Through its fleet size, geographic footprint covering all of North America and track record of customer service, Essex intends to take advantage of these trends in order to maximize the opportunities for profitable growth within the North American crawler crane rental market by:

•	optimizing fleet allocation across geographic regions, customers and end-markets to maximize utilization and rental rates;

•	leveraging Essex’s leading fleet size and composition across the country to increase its customer base and share of its existing customer base’s spending in the sector;

•	continuing to align incentives for local sales people and managers with both profit and growth targets;

•	pursuing selected acquisitions of other smaller, more regionally focused crawler crane rental fleets or companies complementary to existing operations;

•	expanding used equipment sales by positioning used cranes for refurbishment and re-sale; and

•	establishing and maintaining existing relationships with international market players and crane manufacturers for future equipment purchase and sale opportunities.

Further drive profitability, cash flow and return on capital. Essex believes there are significant opportunities to further increase the profitability of its operations by:

•
continuing to re-position the fleet by selling older, lighter tonnage cranes and purchasing newer, heavier lifting cranes that command higher margins and are in greater demand due to their ability to service large infrastructure-related projects;

•	actively managing the quality, reliability and availability of Essex’s fleet and offering superior customer service in order to support a competitive pricing strategy;

•	evaluating each new potential rental contract opportunity based on strict return guidelines and allocating its fleet accordingly;

•	using Essex’s size and national market presence to achieve economies of scale in capital investment; and

•	leveraging Essex’s extensive customer relationships and success in selling used equipment.

Competition

The heavy lift equipment rental industry is highly fragmented throughout North America, with a variety of smaller companies, many of which are family-owned, operating on a regional or local scale. Companies that have a national focus generally provide heavy lift rental services across a spectrum of crane types such as all-terrain, truck and tower cranes as well as crawlers. Essex is the only national crane rental services company that focuses exclusively on lattice-boom crawler cranes and attachments. Its fleet of over 350 cranes and attachments is one of the largest crawler crane fleets in North America. Essex’s principal competitors include ALL Erection & Crane Rental, Lampson International, Maxim Crane Works, M.D. Moody & Sons and AmQuip Crane Corp. Some of these competitors operate nationally and others are regional. None of these competitors focus exclusively on the crawler crane market.

Essex believes that there are four key factors differentiating it from its competitors:

•
crawler crane focus – Essex is solely focused on heavy lift crawler cranes dedicated to infrastructure and other large construction projects. Other companies also focus on other crane types with lower lift capacities;

•
national capabilities – some competitors offer national service capabilities, however most are regional players. Essex’s management believes that a national presence provides the ability to fully service engineering and construction firms with a similar national footprint;

•	“bare” rental – Essex does not rent its equipment with an operator. While some other operators also rent equipment bare, generally equipment is rented with an operator; and

•
outsourced transport – unlike many of its competitors, Essex does not operate an in-house transport department. In management’s view, this allows Essex to focus on core competencies and removes the need for capital investment in truck fleets and associated infrastructure.

Competition in the heavy lift equipment rental segment is intense and is defined by equipment availability, reliability, service and price. Essex’s management believes that its extensive crawler crane and attachment fleet, national presence and sales force, client relationships and equipment allocation and management systems provide Essex with a good scale and competitive positioning within the industry relative to its peers.

Facilities

Essex leases its headquarters at 1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois 60089. In addition, Essex currently owns the following properties:

•	Essex owns a service center located at 2039 Fulton Springs Road, Alabaster, Shelby County, Alabama 35007. Land area totals 400,752 square feet and building area totals 28,575 feet.

•
Essex owns a satellite service center located at 14133 Weld County Road 9.5 Longmont, Weld County, Colorado. The land area of the property totals 409,900 square feet and building area totals 16,000 square feet

•	Essex owns a service center located at 5315 Causeway Boulevard Tampa, Hillsborough County, Florida 33619. Gross land area totals 204,732 square feet and building area totals 18,604 square feet.

•	Essex owns a service center located at 303 Peach Lane Arcola, Fort Bend County, Texas 77583. Gross land area totals 710,681 square feet and building area totals 36,342 square feet.

In addition, Essex leases the following properties throughout the United States:

•	Satellite service center comprising 33,500 square feet of outside storage space located at 6048 193rd Avenue SW, Rochester, Washington 98579.

•	Satellite service center comprising 74,476 square feet of outside storage space located at 1072 Harrisburg Pike, Carlisle, PA 17103.

•	Service Center comprising 6,000 square feet of warehouse space and approximately three acres of outside storage space located at 15060 Ceres Avenue Fontana, CA 92335

Essex also has agreements which allow it to store equipment at seven additional storage yards located strategically throughout the United States.

Essex’s growth strategy includes the establishment of service and storage centers across the United States such that customers anywhere within the United States fall within a five hundred mile radius of an Essex facility.

Essex considers its current facilities adequate for its current operations.

Risk of Loss and Insurance

The operation of lattice boom crawler cranes includes risks such as a mechanical and structural failures, physical damage, property damage, operator overload or error, equipment loss, or business interruptions. Essex primarily rents its cranes and attachment on a “bare” lease and seldom supplies the operator or performs the routine scheduled maintenance on the equipment. Essex requires the lessee to supply a primary insurance policy covering the loss of the equipment and general liability for claims initiated by an accident, storm, fire or theft. Essex also requires that it be named as an additional insured and the loss payee on the lessee’s insurance policy. Essex’s lease agreement also requires the lessee to indemnify Essex for any injury, damage and business interruption caused by the crane or the attachment while it is being leased. Essex maintains secondary insurance coverage for any claim not covered by the lessee’s insurance, however Essex cannot guarantee that its insurance or the insurance of its customers will cover all claims or risks or that any specific claim will be paid by an insurer.

Government Regulation

Federal, state and local authorities subject Essex’s facilities and operations to requirements relating to environmental protection, occupational safety and health and many other subjects. These requirements, which can be expected to change and expand in the future, impose significant capital and operating costs on Essex’s business

The environmental laws and regulations govern, among other things, the discharge of substances into the air, water and land, the handling, storage, use and disposal of hazardous materials and wastes and the cleanup of properties affected by pollutants. Environmental laws also impose obligations and liability for the investigation and cleanup of properties affected by hazardous substance spills or releases. Essex can be subject to liability for the disposal of substances which it generates and for substances disposed of on property which it owns or operates, even if such disposal occurred before its ownership or occupancy. Accordingly, Essex may become liable, either contractually or by operation of law, for investigation, remediation and monitoring costs even if the contaminated property is not presently owned or operated by Essex, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. In addition, because environmental laws frequently impose joint and several liability on all responsible parties, Essex may be held liable for more than its proportionate share of environmental investigation and cleanup costs. Contamination and exposure to hazardous substances can also result in claims for damages, including personal injury, property damage, and natural resources damage claims. Some of Essex’s properties contain, or previously contained, above-ground or underground storage tanks and/or oil-water separators. Given the nature of Essex’s operations (which involve the use and disposal of petroleum products, solvents and other hazardous substances for fueling and maintaining its cranes, attachments and vehicles) and the historical operations at some of its properties, Essex may incur material costs associated with soil or groundwater contamination.

Essex’s operations are also subject to federal, state and local laws and regulations pertaining to occupational safety and health, most notably standards promulgated by the Occupational, Safety and Health Administration, or OSHA. Essex is subject to various OSHA regulations that primarily deal with maintaining a safe work-place environment. OSHA regulations require Essex, among other things, to maintain documentation of work-related injuries, illnesses and fatalities and files for recordable events, complete workers compensation loss reports and review the status of outstanding worker compensation claims, and complete certain annual filings and postings. Essex may be involved from time to time in administrative and judicial proceedings and investigation with these governmental agencies, including inspections and audits by the applicable agencies related to its compliance with these requirements.

Legal Proceedings

Essex is not involved in any legal proceedings which are anticipated to have a material effect on its business, financial position, results of operations or liquidity, nor is Essex aware of any proceedings that are pending or threatened which may have a material effect on its business, financial position, results of operations or liquidity. Form time to time, Essex is subject to legal proceedings and claims in the ordinary course of business, involving principally workers compensation claims and equipment-related claims. It is expected that these claims would be covered by insurance. Those claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.

Employees

As of March 31, 2008 Essex had 124 employees, 4 of which are senior management, 10 of which are other head office staff, 10 of which are operational key management and 12 of which are employed in the sales and marketing team. Approximately 8 of Essex’s staff are affiliated with trade unions. Essex has never, in the period since Kirtland Capital’s ownership, experienced any work stoppage as a result of issues with labor or with unions and believes that its relations with its employees is good. There is not currently a campaign by any union to organize additional employees of Essex.

Senior Management

Essex’s senior management is responsible for the day-to-day management of Essex in accordance with the instructions, policies and operating guidelines set by the Board of Directors. Essex’s senior management team comprises the persons listed below:

Ronald Schad – Chief Executive Officer: see biographical information on page 57

Martin Kroll – Chief Financial Officer: see biographical information on page 57

William Erwin – Vice President of Operations: Mr. Erwin joined Essex in March 2003. Mr. Erwin has over 30 years of experience in the crane industry, most recently as Senior Vice President of the Florida Region for Maxim Crane, a competitor of Essex. Prior to Maxim Crane’s acquisition of Carlisle Crane, Mr. Erwin was Vice President of Carlisle Crane’s Florida region. For the first 11 years of his career, Mr. Erwin worked in sales and operations for Manitowoc Crane Group and held also senior management positions at a Manitowoc distributor. Mr. Erwin received a BS in Engineering from Michigan State University.

William O’Rourke – Vice President of Sales and Account Management: Mr. O’Rourke joined Essex in March 2001. Previously, Mr. O’Rourke spent over 25 years in sales-related positions with Manitowoc Crane Group. Most recently, Mr. O’Rourke was the Executive Vice President of North Central Crane & Manitowoc Remanufacturing, wholly-owned subsidiaries of Manitowoc Crane Group. Before that position, Mr. O’Rourke was Executive Vice President and General Manager of Manitex, Inc., a wholly-owned subsidiary of Manitowoc, which manufactured boom truck cranes and offshore marine cranes. Mr. O’Rourke also held various positions with North Central Cranes focusing on distribution, serve and parts sales for the Chicago region. Mr. O’Rourke received an Associates Degree from Moraine Valley Community College.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HOLDINGS

The following is a discussion of the key factors that impact the consolidated operating results, financial condition, liquidity and cash flows of Holdings for the years ended December 31, 2007, 2006 and 2005 and three months ended March 31, 2008 and 2007 and the consolidated balance sheets of Holdings as of December 31, 2007 and 2006 and March 31, 2008 and 2007, and should be read in conjunction with Holdings’ consolidated audited financial statements, which are included elsewhere in this proxy statement, and the notes thereto.

Overview

Business

Essex is a leading provider of lattice-boom crawler crane and attachment rental services and possesses one of the largest fleets of such equipment in the United States. Over approximately 48 years of operation, since its’ founding in 1960, Essex has steadily grown from a small, family-owned crane rental company to a private equity owned professionally managed company that today is one of the leading players in the industry offering lattice boom crawler rental services to a variety of customers, industries and regions throughout the United States.

Essex’s fleet size currently stands at more than 350 lattice-boom crawler cranes and various types of attachments which are made available to clients depending upon the lifting requirements of its customers such as weight, pick and carry aspects, reach and angle of reach. The fleet’s combination of crawler cranes and attachments is diverse by lift capacity and capability, allowing Essex to meet the crawler crane requirements of its engineering and construction firm customer base. Essex rents its crawler cranes and attachments “bare,” meaning without an Essex-supplied operator, and arranges the transportation of cranes and attachments for its customers in return for a charge for these services. Once the crane is erected on the customer’s site, inspected and determined to be operating properly by the customer’s crane operator and management, the majority of the maintenance and repair costs are the responsibility of the customer while the equipment is on rent. This business model allows Essex to minimize its headcount and operating costs and provides the customer with a more flexible situation where they control the crane operator’s work schedule.

Through a network of 4 main service centers, 3 smaller service locations and several remote storage yards, complemented by a geographically dispersed highly skilled staff of sales and maintenance service professionals, Essex serves a variety of customers engaged in construction and maintenance projects related to power plants, refineries, bridge and road, alternative energy, water treatment and purification, hospitals, shipbuilding and other infrastructure and commercial construction. Essex has significantly diversified the end-markets they serve in recent years to avoid over-exposure to any one sector of the construction segment. Essex uses its significant investment in modern ERP systems and business process methods to help Holdings’ management assimilate information more quickly than others in their industry, thereby providing real time visibility of the factors they have to effectively manage to achieve their goals. Essex’s end-markets are characterized by medium to large construction projects many times with long-lead times. Holdings’ management believes that these long lead times, coupled with most contracts having rental periods of between 6 and 18 months, provide visibility over future project pipelines and revenues.

Essex generates revenue from a number of sources as follows:

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Equipment rentals – Essex rents its fleet of over 350 cranes and attachments to a variety of engineering and construction customers under contracts, most of which have rental periods of between 6 and 18 months. The contracts typically provide for an agreed rental rate and a specified rental period. Essex’s revenue from crane and attachment rentals is primarily driven by rental rates (which are typically higher for the more expensive cranes with heavier lifting capacities than less expensive cranes with lower lifting capacities) charged to its customers and its fleet utilization rate. Rental revenue is recognized as earned in accordance with the terms of the relevant rental contract on a pro rata daily basis;

•
Used rental equipment sales revenue – in Essex’s ordinary course of business, it sells used cranes and attachments over time to optimize the combination of crane models and lifting capacities available in its fleet as it perceives market demands and opportunities. On average, Essex has historically achieved sale prices for equipment in excess of the carrying value. This is due to the long useful life of Essex’s crane and attachment fleet, the conditions prevailing in the secondary market and the high content of engineered high-strength steel included in these fleet assets. Used rental equipment sales are recognized upon acceptance by the customer or the execution of a definitive sales agreement stipulating the date of transferring the risk of ownership.

•
Transportation revenue – transportation revenue is derived from Essex’s management of the logistics process by which Essex’s rental equipment is transported to and from customers’ construction sites, including the contracting of third party trucking for such transportation. Holdings reports transportation revenue earned under equipment rental agreements on a gross basis representing both the third-party provider’s fee for transportation and Essex’s fee for managing these transportation services and they are matched with the associated costs, and recognizes related costs for amounts paid to third party providers. The key drivers of transportation revenue are crane and attachment utilization rates and average contract lengths. Shorter average contract durations and high utilization rates generally result in higher requirements for transportation of equipment and resulting revenue. The distance that equipment has to move between different jobsites and the type of equipment being moved (number of truckloads) are also major drivers of transportation revenue and associated costs. Transportation revenue is recognized upon completion of the transportation of equipment; and

•
Equipment repair and maintenance revenue – while crawler cranes or attachments are on rent, most of the repair and maintenance work is paid for by the customer. Essex performs a portion of the repair and maintenance work and recognizes revenue for such services to the extent they are the customer’s responsibility. This category of revenue also includes Essex providing rigging services while erecting the equipment during initial assembly or disassembly of the equipment at the end of the rental. Key drivers for repair and maintenance revenue are the utilization rates for cranes and attachments as well as jobsite operating conditions. Repair and maintenance revenue is recognized as such services are performed;

In summary, 62.8%, ($48.8 million) of total revenue for the year ended December 31, 2007 was generated through equipment rental, 17.0% ($13.2 million) through used rental equipment sales, 11.1% ($8.7 million) through transportation services and 9.1%, ($7.1 million) through repair and maintenance services.

Holdings has experienced a substantial increase in fleet utilization and average rental rates (both of which are considered by management to be fundamental indicators of business performance) over the periods reported, in part as a result of the improvement of the crane and attachment fleet through used rental equipment sales and new rental equipment purchases.

Historically, Essex measured equipment utilization using what was referred to as the “hits” method. In this method, a piece of equipment on rent for anytime in a month counted as a utilization hit. This meant that if a piece of equipment were on rent for one day in a month it would be treated the same in the utilization statistic as a piece of equipment on rent for all 30 days in a month. Essex's management believes that the “hits” utilization measurement had a less direct correlation with equipment rental revenue.

After Essex implemented a new ERP system in 2002, it began to measure utilization using the method referred to as the “days” method. Essex's management believes that this method, while it may reflect lower utilization rates than the “hits” method, is the most accurate method for measuring equipment utilization and correlates the most closely with rental revenue. Under this method, a real time report is generated from the ERP system for each piece of equipment on rent in a period. The report includes the number of days each piece of equipment was on rent on a particular lease and the base monthly rental rate. The total number of days on rent of all pieces of equipment provides the numerator for determining utilization. The denominator is all equipment rental assets owned times the number of days in the month. The “days” method is the utilization measurement currently used by Essex, and Essex anticipates that the “days” method will be the basis for future disclosure of utilization rates for Essex’s cranes and attachments.

Essex’s investment decisions contribute greatly to repositioning Essex’s fleet to further enhance its utilization rates and the associated gains in average rental rates. During the periods reported:

•	utilization rates of cranes improved from 53.2% (or 57.8%, if calculated using the “hits” method) in 2005 to 72.1% (or 76.3%, if calculated using the “hits” method) in 2007;

•	average crane rental rates increased from $12,420 in 2005 to $16,266 in 2007, and average attachment rental rates increased from $5,140 in 2005 to $14,243 in 2007;

•
utilization rates of attachments decreased from 35.7% (or 39.0% if calculated using the “hits” method) in 2005 to 24.6% (or 27.3% if calculated using the “hits” method) in 2007, but this decline was offset by the significant increase in attachment rental rates during the same period.

These improvements are also reflected in Holdings’ operating results and cash flow. During the period from December 31, 2005 through December 31, 2007:

•	total revenue increased from $46.4 million to $77.8 million, and equipment rental revenue increased from $28.9 million to $48.8 million;

•	cost of revenue increased from $29.8 million to $38.5 million, but decreased as a percentage of total revenue from 64.1% to 49.6%;

•	selling, general and administrative expenses increased from $7.6 million to $9.1 million, but decreased as a percentage of total revenue from 16.3% to 11.7%;

•	net income (loss) increased from ($0.4 million) to $11.2 million; and

•	net cash provided by operating activities increased from $2.8 million to $22.4 million.

Many of the market sectors served by Essex have not been as adversely affected as the residential and light commercial sectors, which are not significant markets for Essex. As a result of these market factors, continued improvement of Essex’s fleet, the planned future investment by Essex and orders already received by Essex for future rentals, management believes this trend will continue provided the broader market trends of financing liquidity for our customer’s projects in infrastructure are not materially adversely affected.

Holdings has substantial liquidity from its cash flow from operations as its markets and rental activity have remained at higher levels, as well as under its revolving credit facility. As described below, between December 31, 2005 and December 31, 2007, net cash provided by operating activities increased from $2.8 million to $22.4 million. In addition to cash flow from operations, Holdings borrows under its $170 million revolving credit facility to purchase equipment and attachments for its rental fleet. As of December 31, 2007, Holdings had $37.3 million in available borrowing capacity under this facility. Simultaneously with the closing of the acquisition, Essex will enter into a new revolving credit facility (replacing the existing facility) which will provide for up to $190 million in available credit. Holdings believes that these two sources of cash should adequately fund the investment needs of the business for the foreseeable future. Essex has an interest rate swap agreement in place that locks a substantial portion of its debt based upon LIBOR of 5.0% and this has been the basis of Holdings financial budgeting and forecasting. Management believes this cost of interest is offset in the rental revenue it generates since rental rates are established as a percentage of the values of the underlying equipment.

Critical Accounting Policies

Holdings’ discussion and analysis of its financial condition and results of operations for the purposes of this document are based upon its audited consolidated audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results, however, may materially differ from the calculated estimates and this difference would be reported in its current operations.

Holdings’ significant accounting policies are presented in note 1 to its fiscal 2007 audited financial statements, and the following summaries should be read in conjunction with the audited financial statements and the related notes thereto. While all accounting policies affect the financial statements, certain accounting policies may be viewed as critical to Holdings. Critical accounting policies are those that are both most important to the portrayal of the financial statements and results of operations and that require Holdings’ management’s most subjective or complex judgments or estimates. Holdings’ management believes the policies that fall within this category are policies related to revenue recognition, rental equipment, impairment of long-lived assets, derivative financial instruments and income taxes.

Revenue recognition.

Holdings recognizes revenue, including multiple element arrangements, in accordance with the provisions of SFAS 13, Accounting for Leases (“SFAS 13”), Staff Accounting Bulletin No. 104 and Emerging Issues Tax Force 00-21 “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). Holdings generates revenue from the rental of cranes and related equipment and other services such as crane and equipment transportation and repairs and maintenance. In many instances, Holdings provides some of the above services under the terms of a single customer Equipment Rental Agreement. When a rental agreement involves multiple elements, the items included in the arrangement are evaluated under EITF 00-21.

Revenue arrangements with multiple elements are divided into separate units of accounting if certain criteria are met, including whether the delivered item has value to the customer on a stand-alone basis and whether there is objective and reliable evidence of the fair value of the undelivered item(s). In general, vendor specific objective evidence (“VSOE”) or objective and reliable evidence of fair value of the undelivered item(s) exists, however, no such evidence exists for the delivered item.

Holdings uses the residual method to allocate the arrangement consideration and as such, VSOE of fair value or objective and reliable evidence of fair value of the undelivered elements is deferred and the residual is recognized as revenue related to the delivered element.

Revenue from equipment rentals are billed monthly in advance and recognized as earned, on the straight line basis over the rental period, in accordance with SFAS 13 as specified in the associated equipment rental agreement. Rental contract terms span several months or longer. Because the term of the contracts can extend across financial reporting periods, for rentals billed in advance Holdings records unearned rental revenue at the end of reporting periods so that rental revenue is included in the appropriate period. Repair service revenue is recognized when the service is provided. Transportation revenue from rental equipment delivery service is recognized when the delivery has occurred. New and used rental equipment sales are recognized upon acceptance by the customer and the execution of a definitive sales agreement stipulating the date of transferring the risk of ownership.

These policies are directly related to Holdings’ cash flow and earnings. There are estimates required in recording some of the repair and maintenance revenues and also in recording any allowances for doubtful accounts as required. The estimates have historically been accurate in all material respects and Holdings does not anticipate any material changes to its current estimates in these areas. The unearned rental revenue is recorded as a deferral in the balance sheet in order to match the customer’s rental equipment possession and usage with the corresponding period.

Rental Equipment

Holdings’ primary assets consist of its lattice-boom crawler crane and attachment fleet, which are recorded at cost less accumulated depreciation. In conjunction with the acquisition of Essex Crane Rental Corp. in May 2000, Holdings recorded all of its crane and attachment fleet values in accordance with SFAS No. 141 “Business Combinations” at fair value less a pro rata reduction of the amount that the fair value of net assets acquired was in excess of the purchase price. Holdings depreciates the existing crane and attachment fleet over periods between 20 and 30 years on a straight line basis such that additions of new cranes to the fleet are depreciated over a 30 year time period while used cranes acquired will be amortized over a period of 20 to 25 years. Management experience and third-party estimates indicate a possible asset life for a properly repaired and maintained lattice-boom crawler crane fleet of 50 years. Given the average life of the existing crane fleet is 20 to 30 years, the useful life adopted is considered appropriate. Essex’s management reviews the value of its crane fleet annually in conjunction with its lenders.

This policy is material to Holdings’ financial statements because a significant portion of Holdings’ assets are comprised of its fleet of rental equipment, and the related depreciation has a significant effect on its results of operations. These rental equipment assets have historically held their values as long as they are properly maintained.

Impairment of long-lived assets

Holdings accounts for the impairment of long-lived assets under the provisions of SFAS No. 144, “Accounting for the Impairment and Disposal of Long-Lived Assets,” which requires the impairment losses related to long-lived assets to be recorded where indicators of impairment are present and the estimated undiscounted cash flows to be generated by the asset are less than the assets’ carrying value. If the carrying value of the assets will not be recoverable, as determined by the undiscounted cash flows, the carrying value of the assets is reduced to fair value. Essex, under the terms of its credit agreement, engages an independent third party to appraise the value of the crane and attachment fleet on an annual basis. The appraisers consider a number of factors including value in use for crane and attachment rental, secondary market values and possible values in alternate use.

Derivative Financial Instruments

Holdings uses derivative financial instruments for the purpose of hedging the risks associated with interest rate fluctuations on its revolving credit facility with the objective of converting a targeted amount of its floating rate debt to a fixed rate. Holdings does not enter into derivative transactions for speculative purposes, and therefore holds no derivative instruments for trading purposes.

Holdings has historically been privately held and previously reported its financial statements on a basis other than generally accepted accounting principles (GAAP) (modified tax basis). Accordingly, Holdings did not contemporaneously document the hedge designation on the date of inception in order to quality for hedge accounting treatment in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities.” Accordingly, the derivative financial instruments are recorded at fair value in the accompanying consolidated balance sheets in long-term liabilities with changes in the underlying fair value reported as a component of Other income (expenses) in Holdings’ consolidated statements of operations.

Holdings believes that the use of derivatives in the form of interest rate swaps is an important tool to manage its balance sheet liabilities and interest rate risk, while protecting its associated rental margins. Holdings sets its equipment rental rates based in part as a percentage of the investment cost of the equipment and then uses the interest rate swap to lock in the associated interest costs of a period of time.

Income Taxes

Holdings is a limited liability company that has elected to be taxed as a partnership, accordingly, it is not subject to tax at the corporate level. In lieu of corporate income tax, the members are taxed on their share of the Holdings’ taxable income.

Essex Crane Rental Corp., or Essex, the wholly owned subsidiary of Holdings uses an asset and liability approach, as required by SFAS No. 109 “Accounting for Income Taxes” for financial accounting and reporting of income taxes. Deferred tax assets and liabilities are computed using tax rates expected to apply to taxable income in the years in which those assets and liabilities are expected to be realized. The effect on deferred tax assets and liabilities resulting from a change in tax rates is recognized as income or expense in the period that the change in tax rates is enacted.

Holdings’ management makes certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are applied in the calculation of certain tax credits and in the calculation of the deferred income tax expense or benefit associated with certain deferred tax assets and liabilities. Significant changes to these estimates may result in an increase or decrease to Essex’s tax provision in a subsequent period.

Holdings’ management assesses the likelihood that it will be able to recover its deferred tax assets. If recovery is not likely, Holdings will increase its provision for income taxes by recording a valuation allowance against the deferred tax assets that are unlikely to be recovered.

At December 31, 2006 and 2005, Holdings’ management concluded that neither the Federal and state net operating loss carryforwards nor the other net deferred tax assets were more likely than not to be utilized due to a history of tax net operating losses and, as such, recorded a valuation allowance against substantially all of the Company’s net deferred tax assets. At December 31, 2007, the valuation allowance was reversed for the entire amount of the Federal and the majority of the state net operating losses as Essex has now generated taxable income in excess of $10,000,000 in each of the past two years. Essex’s management has concluded that at March 31, 2008 and December 31, 2007 it is more likely than not that the deferred tax assets, except for certain state net operating losses that have a history of expiring unused, will be utilized.

At December 31, 2007, Essex had unused Federal net operating loss carryforwards totaling approximately $55,400,000 that begin expiring in 2020. At December 31, 2007, Essex also had unused state net operating loss carryforwards totaling approximately $32,200,000 that expire between 2008 and 2020. Essex will need to generate Federal and state taxable income of approximately $55,400,000 and approximately $32,200,000, respectively, to fully utilize the net operating losses.

Essex increased the Federal tax rate used to compute deferred tax assets and liabilities from 34% for the years ended December 31, 2006 and 2005, to 35% for the year ended December 31,2007 and three months ended March 31, 2008, as Essex’s management estimated that its future tax rate will be 35% during the periods in which the deferred tax assets and liabilities are expected to be realized.

Holdings adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, on January 1, 2007 which had no impact on Holdings’ consolidated financial statements as management has concluded that the tax benefits related to its uncertain tax positions can be fully recognized. Holdings recognizes potential accrued interest and penalties related to unrecognized tax benefits in income tax expense.

Holdings’ use of this policy requires management to use its best judgment in determining the extent of profitability in the future as it relates to creating deferred tax assets that are realizable. These judgments are based on managements view of current performance and the view of future demand and other variables.

Recently Issued Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (FSP) 157-2, which delays the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of FSP 157-2 are effective for Holdings on January 1, 2009. In January 2008, Holdings adopted SFAS No.157 except as it applies to those nonfinancial assets and nonfinancial liabilities as noted in proposed FSP FAS 157-b. The partial adoption of SFAS No.157 on January 1, 2008 did not have a material impact on Holdings’ consolidated financial position, results of operations or cash flows. Holdings’ management does not expect the adoption of the remaining provisions of SFAS No. 157 to significantly affect Holdings’ financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which allows companies to report certain financial assets and liabilities at fair value with the changes in fair value included in earnings. In general, a company may elect the fair value option for an eligible financial asset or financial liability when it first recognizes the instrument on its balance sheet or enters into an eligible firm commitment. A company may also elect the fair value option for eligible items that exist on the effective date of FAS 159. A company’s decision to elect the fair value option for an eligible item is irrevocable. Holdings did not elect the fair value option for eligible financial assets or financial liabilities upon adoption. The adoption of SFAS 159 on January 1, 2008 did not have a material impact on Holdings’ consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued a revision to SFAS No. 141, Business Combinations (“SFAS No. 141R”). SFAS No. 141R revises the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Specifically, SFAS No. 141R will change the accounting for acquisition costs, noncontrolling interests, acquired contingent liabilities, in-process research and development, restructuring costs associated with a combination and certain tax-related items, as well as require additional disclosures. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Holdings will be required to apply SFAS No. 141R to any acquisitions subsequent to December 31, 2008.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for noncontrolling interests in subsidiaries. This statement requires the reporting of all noncontrolling interests as a separate component of stockholders’ equity, the reporting of consolidated net income (loss) as the amount attributable to both the parent and the noncontrolling interests and the separate disclosure of net income (loss) attributable to the parent and to the noncontrolling interests. In addition, this statement provides accounting and reporting guidance related to changes in noncontrolling ownership interests. Other than the reporting requirements described above which require retrospective application, the provisions of SFAS 160 are to be applied prospectively in the first annual reporting period beginning on or after December 15, 2008. Holdings’ management does not expect the adoption of SFAS No. 160 will have a material impact on its consolidated results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures About Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133.” SFAS No. 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under SFAS No. 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008. Holdings does not expect its adoption will have a material impact on its consolidated financial statements disclosure.

Three months ended March 31, 2008 compared to the three months ended March 31, 2007

Net income for the three months ended March 31, 2008 was $2.0 million, a 105.6% increase from $1.0 million for the three months ended March 31, 2007. The increase in net income was a direct result of higher operating income related to the rental business of $2.7 million, greater gain on sale of used rental equipment of $0.8 million and lower interest expense of $1.6 million, partially offset by higher interest rate swap expense of $2.9 million and higher provision for income taxes of $1.2 million.

Total revenue for the three months ended March 31, 2008 was $20.1 million, a 29.5% increase from $15.5 million for the three months ended March 31, 2007. Total revenue was comprised of the following components:

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Crane and attachment rental revenue, which represented 69.3% of total revenue, was $13.9 million for the three months ended March 31, 2008, a 29.3% increase from $10.8 million, or 69.4% of total revenue, for the three months ended March 31, 2007. This increase was driven by improved crane utilization to 76.7% (71.8% on a “Days” basis) for the three months ended March 31, 2008 from 72.6% (68.1% on a “Days” basis) in the three months ended March 31, 2007, and an increase in the average rental rate of cranes on rent of 27.2%, to $19,163 (per crane per rental month) for the three months ended March 31, 2008 relative to $15,068 for the three months ended March 31, 2007. This average crane rental rate increase represents both rental rate increases for the same models of equipment year over year, as well as a change in the type and lifting capacity of cranes on rent toward larger, higher rental rate cranes as Essex continues to manage the fleet toward larger lifting capacities through the company’s used rental equipment sales and its purchase of new cranes;

Attachment rental revenue, included in rental revenue described above, was $1.6 million for the three months ended March 31, 2008, a 235.0% increase from $0.5 million for the three months ended March 31, 2007. This increase was driven by a greater number of higher rental rate attachments on rent. Attachments vary in rental rate from $2,000 per month to over $100,000 per month for the largest lifting capacity enhancement attachments. Essex maintains an extensive group of attachment assets which are rented along with their cranes and enhance the cranes’ lifting capacity, reach or capability. Accordingly, the utilization percentage for these assets can vary greatly and does not necessarily correlate to rental revenue because of the diversity in rental rates due to the capability and capital cost of the varying attachments. The average utilization of these attachments was approximately 41% for the three months ended March 31, 2008 compared to 20% for the three months ended March 31, 2007.

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Used rental equipment sales revenue, which represented 14.5% of total revenue, was $2.9 million for the three months ended March 31, 2008, a 184.8% increase from $1.0 million, or 6.6% of total revenue, for the three months ended March 31, 2007. This increase was driven by the high level of infrastructure construction activity requiring lattice boom crawler cranes such as those included in Essex’s fleet. This has presented Essex with opportunities to further enhance its combination of cranes and attachments by providing an additional cash flow source for purchasing additional new rental equipment. The number of lower lifting capacity cranes sold by Essex increased to 7 units for the three months ended March 31, 2008 from 1 unit for the three months ended March 31, 2007. The market continues to have good opportunities to sell many of the lower rental rate units and Essex reinvested the proceeds of such sales into a smaller number of larger cranes and attachments which yield higher utilization rates and higher rental rates on the capital costs and enable Essex to improve its strategic position for the future.

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Transportation revenue, which represented 9.5% of total revenues, was $1.9 million for the three months ended March 31, 2008, a 7.0% increase from $1.8 million, or 11.5% of total revenue, for the three months ended March 31, 2007. This increase was driven by an increase in crane utilization rates, the combination of cranes and attachments rented and the specific distances that equipment had to move for various rentals thereby resulting in an increase in demand for transportation of cranes and attachments to construction sites; and

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Repair and maintenance revenue (including rigging and other services), which represented 6.7% of total revenue, was $1.3 million for the three months ended March 31, 2008, a 30.7% decrease from $1.9 million, or 12.5% of total revenue, for the three months ended March 31, 2007. This decrease reflects the specific customer needs given the nature of services requested and the incidents requiring our repair services. The demand for repair, maintenance, rigging and other services is very much a facts and circumstances dependant revenue stream, and the associated operating expenses typically reflect the same dynamics;

Cost of revenue for the three months ended March 31, 2008 was $9.1 million, a 12.6% increase from $8.0 million for the three months ended March 31, 2007. Cost of revenue was 45.1% of total revenue for the three months ended March 31, 2008, an improvement from 51.9% for the three months ended March 31, 2007. The increase in cost of revenues resulted primarily from slight increases in expenses for salaries, payroll taxes and benefits and depreciation, a $1.1 million increase in the net book value of equipment sold and a $0.3 million increase in transportation expenses, partially offset by lower equipment repairs and maintenance of 0.5 million.

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Salary, payroll tax and benefit expenses related to cost of revenue increased 4.8% to $1.9 million for the three months ended March 31, 2008 from $1.8 million for the three months ended March 31, 2007. The increase was mainly related to a small increase in staffing levels to support higher business levels and annual merit wage increases in January 2008. In addition, all employees, including those who work directly in the generation of revenues, receive bonuses based on Holdings’ financial performance, which had higher payouts due to higher profitability levels, resulting in increased salary and payroll tax expenses.

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Depreciation expense related to rental equipment increased 4.9% to $2.1 million for the three months ended March 31, 2008, from $2.0 million for the three months ended March 31, 2007. The increase in depreciation expense was driven by additional investment in lattice-boom crawler cranes and attachments during the three months ended March 31, 2008 and the latter half of 2007 as Holdings enhanced the size and capacity of its fleet.

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Net book value of used rental equipment sold increased 238.8% to $1.5 million or 51.4% of used rental equipment sales revenue for the three months ended March 31, 2008, from $0.4 million or 43.2% of used equipment rental revenue for the three months ended March 31, 2007. The increase in net book value of equipment sold was driven by the increase in number of units sold during the period and the percentage of the revenue generated tends to reflect the specific asset details, as more fully described in used equipment sale revenue.

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Transportation expense increased by 24.1% to $1.6 million for the three months ended March 31, 2008, from $1.3 million for the three months ended March 31, 2007. This increase was a direct result of the increase in transportation activities as a result of the increase in crane utilization, mix of rented equipment and the particulars of the total distance equipment had to move between rentals.

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Equipment repairs and maintenance expenses decreased 25.7% to $1.5 million in the three months ended March 31, 2008, from $2.0 million for the three months ended March 31, 2007. The decrease was a direct result of the decrease in the repair and maintenance activities and the associated revenue as more fully described in the repair and maintenance revenue above.

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Yard operating expense remained at approximately $0.5 million for both the three months ended March 31, 2008 and 2007 as the company remains focused on effective cost controls and productivity and there were no unusual costs incurred.

Essex’s gain on the sale of used rental equipment was $1.4 million and $0.6 million for the three months ended March 31, 2008 and 2007, respectively, as the fair value of the equipment was significantly higher than its net book value. The gain on sale of used rental equipment may not be indicative of future results in light of Essex’s pending acquisition since the rental equipment would be adjusted to fair value as of the closing date of the acquisition, thereby reducing future gain on sale. Also, Essex’s depreciation expense for the three months ended March 31, 2008 and 2007 may not be indicative of future results in light of Essex’s pending acquisition as the higher fair value of the rental equipment will be depreciated over the estimated useful life of the assets, thereby increasing future depreciation expense.

Selling, general and administrative expenses for the three months ended March 31, 2008 were $2.5 million, an increase of 1.2% from $2.4 million for the three months ended March 31, 2007. This increase is due to higher salaries expense resulting from annual merit increases in January 2008 and higher professional fees from the anticipated sale of the business which was substantially offset by lower insurance, taxes and other costs. Selling, general and administrative expenses were 12.3% of total revenue for the three months ended March 31, 2008, an improvement from 15.7% of total revenue for the three months ended March 31, 2007.

As a result of the factors outlined above, income from operations was $8.5 million for the three months ended March 31, 2008, an increase of 70.6% from $5.0 million for the three months ended March 31, 2007. Income from operations as a percentage of revenue was 42.4% for the three months ended March 31, 2008, an improvement from 32.2% for the three months ended March 31, 2007.

Interest expense was $2.4 million for the three months ended March 31, 2008, a 39.6% decrease from $3.9 million for the three months ended March 31, 2007. This decrease resulted from a combination of both a lower average balance outstanding and a lower interest rate.

Other income (expense) includes the effects of marking the interest rate swap to market as of March 31, 2008 which caused a $2.9 million non-cash expense for the three months ended March 31, 2008 compared to only $25,000 for the three months ended March 31, 2007. The adjustment to fair value represents the present value of the future cash settlement payments under the swap agreement which expires in March 2011.

Holdings’ provision for income taxes was $1.3 million for the three months ended March 31, 2008 compared to $0.1 million for the three months ended March 31, 2007. The increase in provision for income taxes is primarily due to higher income before income tax of $2.2 million compared to the same period in the prior year and a higher expected tax rate for the year. The higher expected effective tax rate for 2008 was based on the fact that Holdings had two consecutive years of significant taxable income in 2007 and 2006 and expects to achieve similar or improved future earnings performance, while the effective tax rate for the three months ended March 31, 2007 was based on the expectation that it would only be subject to alternative minimum tax for 2007.

Essex had 124 full-time employees as at March 31, 2008 compared to 119 full-time employees at March 31, 2007.

Year ended December 31, 2007 compared to year ended December 31, 2006

Net income for the year ended December 31, 2007 was $11.2 million, a 20.8% increase from $9.3 million in the year ended December 31, 2006, The increase in net income was a direct result of higher operating income related to the rental business of $5.9 million and greater gain on used rental equipment sales of $3.0 million, offset by higher interest expense of $0.7 million, higher swap liability expense of $2.8 million and higher tax provision expense of $3.4 million primarily to due the reversal of the valuation allowance.

Total revenue for the year ended December 31, 2007 was $77.8 million, a 26.2% increase from $61.6 million for the year ended December 31, 2006. Total revenue was comprised of the following components:

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Equipment rental revenue, which represented 62.8% of total revenue, was $48.8 million, a 17.4% increase from $41.6 million for the fiscal year ended December 31, 2006. This increase was driven by an increase in crane utilization to 72.1% (or 76.3% if calculated using the “hits” method) in the year ended December 31, 2007 from 68.9% (or 72.6% if calculated using the “hits” method) in the year ended December 31, 2006, and an increase in the average crane rental rate of cranes on rent of 18.0%, to $16,266 (per crane per rental month) in the year ended December 31, 2007 relative to $13,779 in the year ended December 31, 2006. This increased average crane rental rate represents both rental rate increases for the same models of equipment year over year, as well as a change in the type and lifting capacity of cranes on rent toward larger, higher rental rate cranes as Essex continues to manage the fleet toward larger lifting capacities;

Attachment rental revenue, included in rental revenue described above, was $3.4 million, a 20.0% increase from $2.9 million for the fiscal year ended December 31, 2006. This increase was driven by a greater number of higher rental rate attachments being on rent. Attachments vary in rental rate from $2,000 per month to over $100,000 per month for the largest lifting capacity enhancement attachments. Essex maintains an extensive group of attachment assets which are rented along with their cranes and enhance the cranes’ lifting capacity, reach or capability. Accordingly, the utilization percentage for these assets may vary greatly and does not necessarily correlate to rental revenue because of the diversity in rental rates due to the capability and capital cost of the varying attachments. The average utilization of these assets was 24.6% (or 27.3% if calculated using the “hits” method) for the year ended December 31, 2007 and 34.9% (or 39.0% if calculated using the “hits” method) for the year ended December 31, 2006, thus substantiating the point that rental revenue grew despite lower utilization because of a greater number of higher priced attachments on rental;

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Used equipment sale revenue, which represented 17.0% of total revenue, was $13.2 million for the year ended December 31, 2007, a 121.3% increase from $6.0 million for the year ended December 31, 2006. This increase was driven by the high demand in infrastructure construction activity which requires the heavier lifting capacity of lattice boom crawler cranes offered by Essex. This has presented Essex with opportunities to further enhance its combination of cranes and attachments by providing an additional cash flow source for purchasing additional new rental equipment. The number of lower lifting capacity cranes sold by Essex increased to 45 for the year ended December 31, 2007 from 18 units for the year ended December 31, 2006. For the year ended December 31, 2007, the market presented opportunities to sell many of the lower rental rate units and Essex reinvested the proceeds of such sales into a smaller number of larger cranes and attachments which yield higher utilization rates and higher rental rates on the capital costs and enable Essex to improve its strategic position of its rental fleet for the future.

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Transportation revenue, which represented 11.1% of total revenues, was $8.7 million for the year ended December 31, 2007, a 14.5% increase from $7.6 million for the year ended December 31, 2006. This increase was driven by an increase in crane utilization rates, the combination of cranes and attachments rented and the specific distances that equipment had to move for various rentals thereby resulting in an increase in demand for transportation of cranes and attachments to construction sites; and

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Repair and maintenance revenue (including rigging and other services), which represented 9.1% of total revenue, was $7.1 million for the year ended December 31, 2007, an 8.5% increase from $6.5 million for the year ended December 31, 2006. This increase was driven by the increase in crane and attachment utilization rates resulting in an increase in demand for repair, maintenance and other services;

Cost of revenue for the year ended December 31, 2007 was $38.5 million, a 21.6% increase from $31.7 million in the year ended December 31, 2006. Cost of revenue was 49.6% of total revenue for the year ended December 31, 2007, relative to 51.4% for the year ended December 31, 2006. The increase in cost of revenues resulted primarily from increases in expenses for salaries, payroll taxes and benefits, depreciation, net book value of equipment sold, equipment repairs and maintenance; transportation expenses; and yard operating expenses.

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Salary, payroll tax and benefit expenses increased 11.9% to $7.3 million for the year ended December 31, 2007, from $6.5 million for the year ended December 31, 2006. The increase was also a direct result of the higher utilization of Essex’s fleet. In addition, all employees, including those who work directly in the generation of revenues, receive bonuses based on Holdings’ financial performance, which had higher payouts due to higher profitability levels, contributing to increased salary and payroll tax expenses along with the headcount increases noted below.

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Depreciation expense related to rental equipment increased 3.6% to $8.0 million for the year ended December 31, 2007, from $7.8 million for the year ended December 31, 2006. The increase in depreciation expense was driven by additional investment in lattice-boom crawler cranes and attachments during 2007 as Holdings enhanced the size and capacity of its fleet.

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Net book value of rental equipment sold increased 141.6% to $7.2 million or 9.2% of total revenue for the year ended December 31, 2007, from $3.0 million for the year ended December 31, 2006. The increase in net book value of equipment sold was driven by the increase in the number of units sold during 2007 as more fully described in used equipment sale revenue.

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Transportation expense increased by 8.5% to $6.7 million in the year ended December 31, 2007, from $6.2 million in the year ended December 31, 2006. This increase was a direct result of the increase in transportation activities as a result of the increase in crane utilization, mix of rented equipment and the particulars of the total distance equipment had to move between rentals.

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Equipment repairs and maintenance expenses increased 10.9% to $7.4 million in the year ended December 31, 2007, from $6.6 million in the year ended December 31, 2006. The increase was a direct result of the increase in the repair and maintenance activities, a result of the increased crane utilization and combination of equipment rented.

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Yard operating expense increased by 20.1% to $1.9 million for the year ended December 31, 2007, from $1.6 million for the year ended December 31, 2006, as Holdings invested in its facilities during the period to enhance its capabilities and productivity including a $0.2 million increase in costs for environmental remediation.

Essex’s gain on the sale of used rental equipment was $6.0 million and $3.0 million for the years ended December 31, 2007 and 2006, respectively, as the fair value of the equipment was significantly higher than its net book value. The gain on sale of used rental equipment may not be indicative of future results in light of Essex’s pending acquisition since the rental equipment would be adjusted to fair value as of the closing date of the acquisition, thereby reducing future gain on sale. Also, Essex’s depreciation expense for the years ended December 31, 2007 and 2006 may not be indicative of future results in light of Essex’s pending acquisition as the higher fair value of the rental equipment will be depreciated over the estimated useful life of the assets, thereby increasing future depreciation expense.

Selling, general and administrative expenses for the year ended December 31, 2007 were $9.1 million, an increase of 4.3% from $8.7 million in the year ended December 31, 2006. This increase was primarily the result of higher employee bonus costs and insurance expenses, but was partially offset by lower consulting expenses and telecommunication expenses. Selling, general and administrative expenses were 11.7% of total revenue for the year ended December 31, 2007, an improvement from 14.2% for the year ended December 31, 2006. Key components of administrative expenses include: salaries, payroll taxes and benefits, insurance and selling and marketing expenses.

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Salary, payroll tax and benefit expenses increased by 17.3% to $3.5 million for the year ended December 31, 2007, from $3.0 million for the year ended December 31, 2006 due to higher Rental EBITDA based employee bonus costs.

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Insurance expenses increased by 12.1% to $1.6 million in the year ended December 31, 2007, from $1.4 million in the year ended December 31, 2006. The increase was due to higher business volumes and property and equipment values, but was partially offset by lower per unit premium rates.

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Selling and marketing expenses increased by 12.9% to $0.7 million for the year ended December 31, 2007, from $0.6 million for the year ended December 31, 2006. The increase was primarily due to higher commissions related to higher rental revenue.

As a result of the factors outlined above, income from operations was $30.0 million for the year ended December 31, 2007, an increase of 42.2% from $21.1 million in the year ended December 31, 2006. Income from operations as a percentage of revenue was 38.6% for the year ended December 31, 2007, an increase from 34.2% for the year ended December 31, 2006. Income from operations was favorably impacted by the larger gain on used rental equipment sales which was $6.0 million for the year ended December 31, 2007 compared to $3.0 million for the year ended December 31, 2006.

Interest expense was $12.2 million in year ended December 31, 2007, a 6.3% increase from $11.5 million in the year ended December 31, 2006. This increase resulted from a refinancing on February 23, 2007, which increased Holdings’ outstanding debt to $145.6 million immediately after the refinancing and a $50 million dividend paid to Holdings’ equity holders. Holdings then reduced the debt balance to $129.9 million by December 31, 2007 which was higher than the December 31, 2006 balance of $93.9 million.

Other income (expense) includes the effects of marking the interest rate swap to market as of December 31, 2007 which caused a $2.8 million non-cash expense to earnings. This represents the present value of the future cash settlement payments under the swap agreement which expires in March 2011.

Holdings’ provision for income taxes was $3.9 million for the year ended December 31, 2007, compared to $0.5 million in the year ended December 31, 2006. Holdings has had two consecutive years of significant net income before tax and expects similar or improved future earnings performance, thereby resulting in establishing a tax provision and relieving the valuation reserve against the net operating losses in the balance sheet that existed at December 31, 2006. The increase in provision for income taxes is primarily due to higher pre-tax income of $5.4 million and the utilization of net operating loss carryforwards from prior years partially offset by the reversal of substantially all of the valuation reserve maintained at December 31, 2006.

Essex had 124 full-time employees as at December 31, 2007 compared to 117 full-time employees at December 31, 2006.

Year ended December 31, 2006 compared to year ended December 31, 2005

Net income for the year ended December 31, 2006 was $9.3 million, an increase of $9.7 million compared to a net loss of $0.4 million in the year ended December 31, 2005. The increase in net income was a direct result of higher operating income related to the rental and repair business of $12.2 million and a higher gain on used rental equipment sales of $0.1 million, offset by higher selling, general and administrative expenses of $1.1 million, lower other income from insurance recoveries of $0.3 million, higher interest expense of $1.1 million, lower interest rate swap income of $0.5 million, and higher tax provision expense of $0.5 million.

Total revenue for the year ended December 31, 2006 was $61.6 million, a $15.2 million or 32.8% increase million from $46.4 million for the year ended December 31, 2005. Total revenues were comprised of the following components:

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Equipment rental revenue, which represented 67.5% of total revenue, was $41.6 million, a 43.8% increase from $28.9 million in the year ended December 31, 2005. This increase in rental revenue was driven by an increase in crane utilization to 68.9% (or 72.6% if calculated using the “hits” method) in the year ended December 31, 2006 from 53.2% (or 57.8% if calculated using the “hits” method) in the year ended December 31, 2005, and an increase in the average rental rate of cranes on rent of 10.9%, to $13,779 (per crane per rental month) in the year ended December 31, 2006 relative to $12,420 in the year ended December 31, 2005. This increased average crane rental rate represents both rental rate increases for the same models of equipment year over year, as well as some change in the type and lifting capacity of cranes on rent toward larger, higher rental rate cranes as Essex continues to manage the fleet toward larger lifting capacities;

Attachment rental revenue, included in rental revenue described above, was $2.9 million, a 52.0% increase from $1.9 million in the year ended December 31, 2005. This increase was driven by a greater number of higher rental rate attachments being on rent. Attachments vary in rental rate from $2,000 per month to over $100,000 per month for the largest lifting capacity enhancement attachments. Essex maintains an extensive group of attachment assets which are rented along with their cranes and enhance the cranes’ lifting capacity, reach or capability. Accordingly, the utilization percentage for these assets may vary greatly and does not necessarily correlate to rental revenue because of the diversity in rental rates due to the capability and capital cost of the varying attachments. The average utilization of these assets was 34.9% (or 38.9% if calculated using the “hits” method) in the year ended December 31, 2006 and 35.7% (or 39.0% if calculated using the “hits” method) in the year ended December 31, 2005;

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Used equipment sale revenue, which represented 9.7% of total revenue, was $6.0 million in the year ended December 31, 2006, a 23.7% decrease from $7.8 million in the year ended December 31, 2005. Essex was focused on the rapid growth in its rental business while pursuing used equipment rental sale opportunities to enhance the fleet mix as other investment opportunities developed. The number of lower lifting capacity cranes sold by Essex decreased to 18 for the year ended December 31, 2006 from 21 units for the year ended December 31, 2005. Essex capitalizes on market opportunities to sell many of its lower unit value units and reinvests the proceeds of such sales in a smaller number of larger cranes and attachments which yield higher utilization rates and higher rental rates on the capital costs and enable Essex to improve its strategic position of its rental fleet for the future.

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Transportation revenue, which represented 12.3% of total revenue, was $7.6 million in the year ended December 31, 2006, a 38.6% increase from $5.5 million in the year ended December 31, 2005. This increase was driven by the increase in crane utilization rates, the combination of cranes and attachments rented and the specific distances that equipment had to move for various rentals, thereby resulting in increased demand for transportation of cranes and attachments to construction sites. Additionally, the increase was driven by Essex centralizing and enhancing its transportation and logistics function early in 2006; and

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Repair and maintenance revenue (including rigging and other services), which represented 10.6% of total revenues, was $6.5 million in the year ended December 31, 2006, a 55.1% increase $4.2 million for year ended December 31, 2005. This increase was driven by the increase in crane and attachment utilization rates which resulted in increased demand for repair, maintenance and other services along with the particular repair items encountered on specific projects in the year;

Cost of revenues for the year ended December 31, 2006 was $31.7 million, a 6.4% increase from $29.8 million in the year ended December 31, 2005. Cost of revenue was 51.4% of revenue for the year ended December 31, 2006 relative to 64.1% for year ended December 31, 2005. The increase in cost of revenues resulted primarily from increased expenses for salary, payroll taxes and benefits, depreciation, transportation and equipment repairs and maintenance; and yard operating expenses partially offset by lower net book value on rental equipment sold.

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Salary, tax and benefit expenses increased 14.2% to $6.5 million for the year ended December 31, 2006, from $5.7 million for the year ended December 31, 2005. The increase was a direct result of the higher utilization and a 45.2% increase in rental revenues and repair revenue from the year ended December 31, 2005. In addition, all employees receive bonuses based on Holdings’ financial performance, which had higher payouts due to higher profitability levels, contributed to increased salary expenses along with the headcount increases noted below.

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Depreciation expense increased 1.6% to $7.8 million for the year ended December 31, 2006, from the $7.6 million for the year ended December 31, 2005. The increase in depreciation expense was driven by additional investment in lattice-boom crawler cranes and attachments as Holdings enhanced the size and capacity of its fleet during 2006.

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Net book value of equipment sold was $3.0 million, or 4.8% of total revenue, for the year ended December 31, 2006. Net book value of equipment sold decreased $2.0 million or 40.1% from $5.0 million for the year ended December 31, 2005. The decrease in net book value of equipment sold was driven by the decrease on number of units sold during 2006 as more fully described in used equipment sale revenue.

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Transportation expense increased by 17.0% to $6.2 million in the year ended December 31, 2006, from $5.3 expensed in the year ended December 31, 2005. The increase was a direct result of the increase in transportation as a result of increased crane utilization. In early 2006, Essex centralized its transportation logistics management and enhanced its business process and systems, yielding a large improvement in margins from transportation services.

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Equipment repairs and maintenance expenses increased by 35.6% to $6.6 million in the year ended December 31, 2006, from $4.9 million in the year ended December 31, 2005. This increase was a direct result of the increase in the repair and maintenance activities, a result of the increased in crane utilization and combination of equipment rented.

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Yard expense increased by 25.4% to $1.6 million for the year ended December 31, 2006, from $1.3 million for the year ended December 31, 2005 as Holdings further invested in its facilities during the period to enhance its capabilities and productivity.

Essex’s gain on the sale of used rental equipment was $3.0 million and $2.9 million for the years ended December 31, 2006 and 2005, respectively, as the fair value of the equipment was significantly higher than its net book value. The gain on sale of used rental equipment may not be indicative of future results in light of the Essex’s pending acquisition since the rental equipment would be adjusted to fair value as of the closing date of the acquisition, thereby reducing future gain on sale. Also, Essex’s depreciation expense for the years ended December 31, 2006 and 2005 may not be indicative of future results in light of Essex’s pending acquisition as the higher fair value of the rental equipment will be depreciated over the estimated useful life of the assets, thereby increasing future depreciation expense.

Selling, general and administrative expenses for the year ended December 31, 2006 were $8.7 million, a 15.1% increase from $7.6 million in the year ended December 31, 2005. Selling, general and administrative expenses comprised 14.2% of total revenue for the year ended December 31, 2006 a decline from 16.3% for the corresponding period in 2005. Key components of the increase in selling, general and administrative expenses include salaries, payroll taxes and benefits, state taxes and selling and marketing expenses.

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Salary, payroll tax and benefit expenses increased primarily due to higher employee bonus costs of $0.5 million. Salary, payroll tax and benefit expenses also increased by 18.4% to $3.0 million in the year ended December 31, 2006, from $2.5 million expensed in the year ended December 31, 2005 as Holdings enhanced its marketing efforts and support personnel along with normal salary increases

•	Sales and marketing costs of $0.2 million increased due to an enhanced marketing function and higher commissions related to higher rental revenue.

As a result of the factors outlined above, income from operations was $21.1 million for the year ended December 31, 2006, a 136.7% increase from $8.9 million for the year ended December 31, 2005. Income from operations as a percentage of revenue was 33.8% in the year ended December 31, 2006, improving from 19.2% for the year ended December 31, 2005.

Interest expense was $11.5 million for the year ended December 31, 2006, an 11.0% increase from $10.3 million in the year ended December 31, 2005. The increase in interest expense increases primarily resulted from increasing market interest rates across the two periods notwithstanding a decrease in the amount of debt outstanding to $93.9 million at December 31, 2006 from $108.2 million at December 31, 2005.

Other income (expense) also includes the effects of the change in fair value related to the interest rate swap for December 31, 2006 with income of $49,000 for the year ended December 31, 2006 compared to income of $514,000 for the year ended December 31, 2005. The fair value of the interest rate swap represents the present value of the future cash settlement payments under the swap agreement.

Essex’s provision for income taxes was $0.5 million for the year ended December 31, 2006, an increase of $0.5 million compared to no tax provision for the same period in 2005. The increase is due to a $10.3 million increase in pre-tax income which was primarily offset by the utilization of net operating loss carryforwards from prior years.

Essex had 117 full-time employees as at December 31, 2006 compared to 98 full-time employees at December 31, 2005.

Liquidity and Capital Resources

Cash and Cash Flows

As of March 31, 2008, December 31, 2007, 2006 and 2005, Holdings had nominal cash and cash equivalents as it uses all available cash to reduce the balance outstanding on its revolving credit facility.

Three months ended March 31, 2008 and 2007

Holdings’ operations are funded primarily by cash provided by operating activities. Net cash provided by operating activities during the three months ended March 31, 2008 was $6.1 million, an increase of $1.6 million from the three months ended March 31, 2007. The increase was primarily due to a $1.0 million increase in net income in combination with a $1.1 million increase in the deferred tax liability and a $2.9 million change in the fair value of the interest rate swap partially offset by higher gains on the sale of rental equipment of $0.8 million and changes in cash flows related to changes in working capital accounts.

Holdings’ business is highly capital intensive and its primary use of cash in investing activities is for the acquisition of rental equipment. Net cash used in investing activities during the three months ended March 31, 2008 was $7.5 million, an increase of $4.7 million from the three months ended March 31, 2007. This increase is primarily due to an increased investment in the rental fleet of $4.9 million, an increase in purchases of property and equipment of $0.6 million and a $1.2 million increase in the change in the balance of accounts receivable from rental equipment sales, partially offset by higher proceeds from the sale of used rental equipment of $1.9 million.

Years ended December 31, 2007, 2006 and 2005

Holdings’ operations are funded primarily by cash provided by operating activities. Net cash provided by operating activities during the year ended December 31, 2007 was $22.4 million, an increase of $7.8 million from the year ended December 31, 2006. The increase was primarily due to a $1.9 million increase in net income in combination with a $3.3 million increase in the deferred tax liability and a $2.8 million change in the fair value of the interest rate swap and variance in cash flow related to changes in working capital accounts. Net cash provided by operating activities was $14.6 million for the year ended December 31, 2006, an increase of $11.7 million from the year ended December 31, 2005. The increase was primarily due to an increase in net income of $9.7 million in combination with a $0.3 million increase in the deferred tax liability, offset by a $0.5 million change in the fair value of the interest rate swap and the variance in cash flow related to the changes in working capital accounts.

Holdings’ business is highly capital intensive and its primary use of cash in investing activities is for the acquisition of rental equipment. Net cash used in investing activities during the year ended December 31, 2007 was $6.4 million, an increase of $5.8 million from the year ended December 31, 2006. This increase is primarily due to an increased investment in the rental fleet of $12.8 million, partially offset by higher proceeds from the sale of used rental equipment of $7.3 million. Net cash used in investing activities was $0.6 million for the year ended December 31, 2006, an increase of $1.8 million from the year ended December 31, 2005, as proceeds from the sale of used rental equipment declined by $1.9 million. For the year ended December 31, 2006, Holdings’ expenditures for rental equipment were $6.0 million which were offset by proceeds from the disposal of such equipment of $6.0 million. For the year ended December 31, 2005, Holdings’ expenditures for rental equipment were $5.9 million, which was more than offset by proceeds from the disposal of such equipment of $7.8 million.

For the year ended December 31, 2007, Holdings’ capital expenditures for property and non-rental equipment were $0.7 million. For the year ended December 31, 2006, Holdings’ capital expenditures for property and non-rental equipment were $0.5 million. This increase was primarily the result of a increase in expenditures related to autos, trucks, trailers and yard equipment. For the year ended December 31, 2005, Holdings’ capital expenditures for property and non-rental equipment were $0.5 million.

Essex’s end-markets are characterized by medium to large construction projects often with long-lead times. Holding’s management believes that these long lead times, coupled with most contracts having rental periods of between 6 and 18 months, provide visibility over future project pipelines and revenues. Holdings’ management believes that the cash flow from operations, along with its substantial revolving line of credit facility supported by the collateral values of its fleet, provides Holdings with the needed liquidity for managing its business and meeting its current and future investment requirements.

Indebtedness

Holdings relies primarily on cash generated from operations and borrowings under its revolving credit facility to purchase equipment and attachments for its rental fleet. As of March 31, 2008 and December 31, 2007, Holdings had a balance of $32.9 million and $37.3 million, respectively, in available borrowings related to the revolving credit facility. The available borrowings as of March 31, 2008 and December 31, 2007 were reduced by outstanding letters of credit and the fair value liability of the interest rate swap agreement of $5.7 million and $2.8 million, respectively, and is subject to the maintenance of a sufficient borrowing base under the credit agreement. Holdings’ reliance on available borrowings under its revolving credit facility and cash from operating activities to purchase new equipment subjects Holdings to a number of risks, many of which are beyond its control.

 The revolving credit facility is currently a $170 million facility at attractive interest rates, with availability at March 31, 2008 of well over $30 million after reserves for swap and other items. The lead lender of this facility is leading the bank group for the new loan facility which will become effective simultaneously with the closing of the acquisition and which will increase the maximum revolving line of credit to $190 million. See “New Credit Facility” on page 91.

Also, substantially all of Holdings’ rental equipment and all its other assets are subject to liens under its revolving credit facility. None of such assets may be available to satisfy the claims of its general creditors.

Holdings’ management believes that cash generated from operations, together with amounts available under the revolving credit facility, will be adequate to permit Holdings to meet its debt service obligations, ongoing costs of operations, working capital needs and capital expenditure requirements for the foreseeable future. Holdings’ future financial and operating performance, ability to service or refinance its debt and ability to comply with covenants and restrictions contained in its debt agreements will be subject to future economic conditions and to financial, business and other factors, many of which are beyond its control.

Contractual Obligations

Holdings has various contractual obligations that affect its liquidity. The following table represents Holdings current revolving credit facility, operating leases, purchase obligations and other contractual obligations, each as of March 31, 2008:

	Payments due by period
Contractual Obligations	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Long-term debt obligations	$131,365,568	$-	$-	$131,365,568	$-
Interest Payments (1)	28,917,000	7,383,000	14,766,000	6,768,000	-
Capital lease obligations, including interest	-	-	-	-	-
Operating lease obligations	704,060	324,507	379,553	-	-
Purchase obligations	33,671,598	20,305,280	13,366,318	-	-
Interest rate swap	5,681,740	3,099,000	2,582,740	-	-
Total contractual obligations	$200,339,966	$31,111,787	$31,094,611	$138,133,568	$-

(1) Estimated annual interest payments on long-term debt obligations, based on the debt balance and interest rate (5.62%) in effect at March 31, 2008, is approximately $7,383,000.

Interest Rate Risk

Holdings has a significant amount of debt under a revolving credit facility with variable rates of interest based generally on an adjusted London inter-bank offered rate, or “LIBOR”, or an alternate interest rate, in each case, plus an applicable margin. Increases in interest rates could therefore significantly increase the associated interest payments that the Holdings is required to make on this debt. Holdings has assessed its exposure to changes in interest rates by analyzing the sensitivity to its earnings assuming various changes in market interest rates. Assuming a hypothetical increase of 1% in interest rates on its revolving credit facility for the three months ended March 31, 2008, both with and without the swap its interest expense would not have changed significantly. Assuming a hypothetical increase of 1% in interest rates on its revolving credit facility for the year ended December 31, 2007, its interest expense would have remained unchanged due to the existence of the interest rate swap. Excluding the effect of its interest rate swap agreement, for the same period interest expense would have increased by $1.3 million for the year ended December 31, 2007. Following the closing of the acquisition, Essex’s new credit facility will bear interest on the outstanding revolving loans under the facility at either a per annum rate equal to the prime rate plus 0.25% or the eurodollar rate plus 2.25%, as applicable.

Holdings entered into its most recent interest rate swap agreement in September 2007 under which Holdings exchanges floating-rate interest payments for fixed-rate interest payments at 5%. The agreement is intended to hedge the substantially all of interest associated with revolving credit facility. Interest on this debt is based on a fluctuating rate of interest measured by reference to a benchmark interest rate, plus a borrowing margin, which is 2.0% at March 31, 2008 and December 31, 2007. The interest rate swap agreement covers a notional amount of debt totaling $120 million through March 2009 at which time the notional principal amount is reduced to $100 million for the remaining period through March 2010. The interest rate swap became effective in September 2007 and is settled on a quarterly basis. 91.3% of Holdings $131.4 million of debt at March 31, 2008 had fixed rate interest as a result of the interest rate swap compared to 92.4% of Holdings $129.9 million of debt at December 31, 2007 had fixed rate interest as a result of the interest rate swap.

Impact of Inflation and Changing Prices

The increased acquisition cost of rental equipment is the primary inflationary factor affecting us. Many of our other operating expenses are also expected to increase with inflation, including health care costs. Management does not expect that the effects of inflation on our overall operating costs will be greater for us than for our competitors.

Qualitative and Quantitative Disclosures about Market Risk

Holdings is potentially exposed to market risk associated with changes in interest rates. For more information on these exposures, see the discussion of Holding’s debt facilities and swap agreements above.

Holdings is subject to risks arising from currency fluctuations. One of Essex’s principal suppliers, Liebherr, is based in Europe. Devaluation of the US dollar (as compared to the Euro) has increased the cost of acquiring cranes and attachments from them. Holdings’ management cannot predict the extent of future currency fluctuations and the effect they may have on Holdings’ results of operations. In the event that the value of the US dollar increases in the near future, it may reduce the cost of purchasing equipment from Liebherr, but would simultaneously adversely affect Holdings’ revenues from international sales of used cranes and attachments.

Off Balance Sheet Arrangements

Holdings has no off-balance-sheet obligations or guarantees and has not historically used special purpose acquisition entities for any transactions.

INFORMATION ABOUT HYDE PARK

Business of Hyde Park

General

Hyde Park was incorporated in Delaware on August 21, 2006 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Hyde Park’s efforts in identifying a prospective target business have not been and, if the acquisition is not completed, will not be, limited to a particular industry or geographic location, although it focused on target businesses in the United States operating in the following industries:

•
The infrastructure industry . The infrastructure industry is made up of companies that own, manage, service and maintain the basic facilities, services and installations needed for the functioning of society. Examples include companies that own, manage, service or maintain airports, railways, roads, bridges, parking lots, ports, waterworks, power stations, electricity transmission lines, schools, hospitals, post offices and prisons.

•
The logistics and distribution industry . The logistics and distribution industry is made up of companies that assist in the storage, transportation and distribution of other companies’ products. Examples include trucking and warehousing companies.

•	The manufacturing industry . The manufacturing industry is made up of companies involved in industrial manufacturing of products.

Offering Proceeds Held in Trust

The net proceeds of Hyde Park’s initial public offering consummated on March 13, 2007, after payment of underwriting discounts and commissions and offering expenses, were approximately $98,423,651. Of that amount, $98,210,000 were deposited into the trust account. The remaining proceeds are available to be used by Hyde Park to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Hyde Park is also entitled to withdraw up to a maximum of $1,550,000 from interest accrued on the trust fund to pay for taxes as well as the foregoing expenses. In addition, simultaneously with the consummation of Hyde Park’s initial public offering, Hyde Park engaged in a private sale of warrants to its initial stockholders for gross offering proceeds of $1,500,000, all of which were deposited into the trust fund, for a total of $99,710,000. The trust account contained approximately $102,004,900 (including interest) as of June 27, 2008. If the acquisition of Essex is consummated, the trust account, less amounts paid to stockholders of Hyde Park who do not approve the acquisition and elect to convert their shares of common stock into their pro-rata shares of the trust account, will be released to Hyde Park to fund the acquisition as well as to pay the deferred commission payable to the underwriters of Hyde Park’s initial public offering and to pay related transaction expenses. The trust will not be released until the earlier of the consummation of a business combination or the liquidation of Hyde Park.

Fair Market Value of Target Business

The initial target business that Hyde Park acquires must have a fair market value equal to at least 80% of Hyde Park’s net assets at the time of such acquisition. Hyde Park’s Board of Directors obtained an opinion from Houlihan Smith & Co., Inc., or Houlihan, an unaffiliated, independent investment banking firm, with respect to the satisfaction of such criteria. Houlihan concluded that the fair market value of Essex exceeded 80% of Hyde Park’s net asset value. See “The Acquisition Proposal - Fairness Opinion” on page 48.

Stockholder Approval of Business Combination

Prior to the completion of a business combination, Hyde Park must submit the transaction to its stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, Hyde Park’s initial stockholders have agreed to vote their respective shares of common stock owned by them immediately prior to Hyde Park’s initial public offering, representing an aggregate of 17.9% of the outstanding shares of Hyde Park’s common stock, in accordance with the vote of the majority of the IPO shares. This voting arrangement does not apply to any shares purchased by Hyde Park’s initial stockholders after Hyde Park’s initial public offering in the open market. Hyde Park will proceed with the business combination only if a majority of the IPO shares cast at the meeting to approve the business combination are voted for the approval of such business combination and stockholders holding 2,587,500 or more IPO shares, or 20% or more of the IPO shares, exercise their conversion rights.

Conversion rights

Each stockholder of Hyde Park who holds IPO shares has the right to vote against the acquisition proposal and at the same time demand that Hyde Park convert such stockholder’s shares into cash equal to such stockholder’s pro rata portion of the trust account which contains a substantial portion of the net proceeds of Hyde Park’s initial public offering. These IPO shares will be converted into cash only if the acquisition is completed, the stockholder demanding such conversion continues to hold such stockholder’s shares through the closing date of the acquisition and such stockholder tenders his, her or its stock certificate to Hyde Park. The actual per-share conversion price will be equal to the amount in the trust fund as of two business days prior to the consummation of the acquisition, divided by the total number of IPO shares. As of June 27, 2008, the per-share conversion price would have been $7.88. An eligible stockholder may request conversion at any time after the mailing to Hyde Park’s stockholders of this proxy statement and prior to the vote taken with respect to the acquisition at the special meeting, but the request will not be granted unless the stockholder votes against the acquisition proposal and the acquisition is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of an acquisition. Hyde Park will not complete the acquisition if stockholders owning 2,587,500 or more IPO shares, or 20% or more of the IPO shares, exercise their conversion rights. Holders of IPO shares who convert their stock into their share of the trust fund still have the right to exercise any warrants they continue to hold that they purchased as part of the units.

Prior to exercising conversion rights, Hyde Park stockholders should verify the market price of Hyde Park’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. Hyde Park’s shares of common stock are listed on the Over-the-Counter Bulletin Board under the symbol HYDQ.

Liquidation if no Business Combination

If Hyde Park does not complete a business combination by March 5, 2009, Hyde Park will be liquidated and Hyde Park will distribute to all holders of IPO shares, in proportion to the number of such shares held by them, an aggregate sum equal to the amount in the trust fund plus any remaining net assets. Hyde Park’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their shares of common stock sold in such offering. There will be no distribution from the trust fund with respect to Hyde Park’s warrants.

Upon notice from Hyde Park, the trustee of the trust account will commence liquidating the investments constituting the trust fund and will turn over the proceeds to the transfer agent for distribution to the stockholders. Hyde Park anticipates that the instruction to the trustee would be given promptly after the expiration of the applicable time periods.

If Hyde Park were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, the per-share liquidation price as of June 27, 2008 would have been approximately $7.88. The proceeds deposited in the trust account could, however, become subject to the claims of Hyde Park’s creditors that could be prior to the claims of Hyde Park’s public stockholders. Hyde Park’s directors have agreed that, if Hyde Park liquidates prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by Hyde Park for services rendered or products sold to Hyde Park, or to any target business, in excess of the net proceeds of Hyde Park’s initial public offering not held in the trust account.

Competition

If the acquisition is completed, Hyde Park will become subject to competition from competitors of Essex. See “Business of Essex—Competition.”

Facilities

Hyde Park maintains its executive offices at 461 Fifth Avenue, 25th Floor, New York, New York 10017. The cost for this space is included in a $7,500 per-month fee ProChannel Management LLC charges Hyde Park for general and administrative services pursuant to a letter agreement between Hyde Park and ProChannel Management LLC. Hyde Park’s management believes, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by ProChannel Management LLC is at least as favorable as Hyde Park could have obtained from an unaffiliated person. Hyde Park considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations. Hyde Park anticipates maintaining such office space and services after completion of the acquisition, with the terms of such arrangement being reconsidered from time to time.

Executive Compensation

No executive officer has received any cash compensation for services rendered to Hyde Park. Since March 2007, Hyde Park has paid, and, through the date of the acquisition of a target business, Hyde Park will continue to pay, ProChannel Management LLC, an affiliate of Laurence S. Levy, Hyde Park’s Chairman of the Board and Chief Executive Officer, a fee of $7,500 per month for providing Hyde Park with office space and certain office and secretarial services. However, this arrangement is solely for Hyde Park’s benefit and is not intended to provide Mr. Levy compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of Hyde Park’s initial stockholders, including Hyde Park’s directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on Hyde Park’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including the acquisition of Essex. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Hyde Park’s Board of Directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, Hyde Park generally does not have the benefit of independent directors examining the propriety of expenses incurred on Hyde Park’s behalf and subject to reimbursement.

Since Hyde Park’s formation, it has not granted any stock options, stock appreciation rights or any awards under long-term incentive plans.

Employees

Hyde Park has two executive officers. These individuals are not obligated to devote any specific number of hours to Hyde Park’s matters and intend to devote only as much time as each of them deems necessary to Hyde Park’s affairs. Hyde Park does not have any employees.

Periodic Reporting and Audited Financial Statements

Hyde Park has registered its securities under the Securities Act of 1933, as amended, and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, Hyde Park’s annual reports will contain financial statements audited and reported on by its independent registered public accounting firm. Hyde Park has filed a Form 10-KSB covering the fiscal year ended December 31, 2007 and Forms 10-QSB for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007.

Legal Proceedings

Hyde Park is not involved in any legal proceeding which may have, or have had a significant effect on its business, financial positions, results of operations or liquidity, nor is Hyde Park aware of any proceedings that are pending or threatened which may have a significant effect on such business, financial position, results of operations or liquidity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HYDE PARK

The following discussion should be read in conjunction with Hyde Park’s Financial Statements and footnotes thereto contained in this Proxy Statement.

Forward Looking Statements

The statements discussed in this proxy statement include forward looking statements that involve risks and uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission.

Plan of Operations

Hyde Park was formed on August 21, 2006 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating company.

Hyde Park consummated its initial public offering on March 13, 2007. All activity from August 21, 2006 through March 13, 2007 related to Hyde Park’s formation and its initial public offering. Since March 13, 2007, Hyde Park has been searching for prospective target businesses to acquire.

For the three months ended March 31, 2007, Hyde Park had net income of $145,598 derived from interest income of $175,437 offset by $2,000 for professional fees, $661 for travel and other expenses, $15,770 in Delaware franchise taxes, $4,000 for transfer agent and trustee fees, $6,290 in administrative fees and $1,118 for other operating expenses.

For the three months ended March 31, 2008, Hyde Park had net income of $251,071 derived from interest income of $505,928 offset by $11,680 for officers’ liability insurance, $80,369 for professional fees, $7,297 for travel and other expenses, $23,949 in Delaware franchise taxes, $105,700 in New York State and City income taxes, $22,500 in administrative fees and $3,362 for other operating expenses.

For the year ended December 31, 2007, Hyde Park had net income of $1,699,120 derived from interest income of $2,543,781 offset by $23,360 for officers' liability insurance, $42,986 for professional fees, $6,638 for travel and other expenses, $67,000 in Delaware franchise taxes, $388,000 in New York State and City income taxes, $13,000, for transfer agent and trustee fees, $193,195 for dead deal costs, $73,790 in administrative fees and $36,692 for other operating expenses.

For the period from August 21, 2006 (inception) to March 31, 2008, Hyde Park had net income of $1,949,789 derived from interest income of $3,050,857 offset by $800 for formation costs, $35,040 for officers’ liability insurance, $ 123,355 for professional fees, $35,229 for travel and other expenses, $91,699 in Delaware franchise taxes, $493,700 in New York State and City income taxes, $13,000 for transfer agent and trustee fees, $193,195 for dead deal costs, $96,290 in administrative fees and $18,760 for other operating expenses.

Hyde Park consummated its initial public offering on March 13, 2007. Gross proceeds from Hyde Park’s initial public offering (including from its private placement of warrants and exercise of the underwriters’ over-allotment option) were $105,000,000. Hyde Park paid a total of $6,117,500 in underwriting discounts and commissions. Of that total, $1,552,500 has been accrued and deferred and will not be payable unless and until Hyde Park completes a business combination. In addition, approximately $563,450 was paid for costs and expenses related to the offering. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to Hyde Park from the offering, including deferred underwriting discounts of $1,552,500, were approximately $98,423,651, of which $98,210,000 was deposited into the trust account. In addition, all of the proceeds from the private sale of the warrants were deposited into the trust fund, for a total of $99,710,000 held in trust (or approximately $7.71 per share sold in the offering). The remaining proceeds are available to be used by Hyde Park to provide for business, legal and accounting due diligence on prospective acquisitions, tax payments and continuing general and administrative expenses. Hyde Park intends to use substantially all of the net proceeds of its offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that Hyde Park’s capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. Hyde Park believes it will have sufficient available funds outside of the trust fund to operate through March 5, 2009, assuming that a business combination is not consummated during that time.

Commencing on March 5, 2007, Hyde Park began incurring a fee from ProChannel Management LLC, an affiliate of Laurence S. Levy, chairman of Hyde Park’s board and chief executive officer, of $7,500 per month for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by ProChannel Management LLC for Hyde Park benefit and is not intended to provide Mr. Levy compensation in lieu of a salary. Hyde Park believes, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by ProChannel Management LLC is at least as favorable as Hyde Park could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to Hyde Park’s public stockholders. Hyde Park believes it will have sufficient available funds outside of the trust fund to operate through March 5, 2009, assuming that a business combination is not consummated during that time. From March 5, 2007 through March 5, 2009, Hyde Park anticipates that it will incur approximately $250,000 of expenses for legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to ProChannel Management LLC ($7,500 per month for 24 months), $100,000 of expenses in legal and accounting fees relating to its SEC reporting obligations, $50,000 of expenses for the due diligence and investigation of a target business performed by Hyde Park’s officers, directors and existing stockholders and $1,170,000 for general working capital that will be used for miscellaneous expenses, taxes and reserves, including approximately $80,000 for director and officer liability insurance premiums. Hyde Park does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, Hyde Park may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to it. Hyde Park would only consummate such a financing simultaneously with the consummation of a business combination. No such fund raising is contemplated in connection with the proposed acquisition of Essex.

Off-Balance Sheet Arrangements

Options and warrants issued in conjunction with Hyde Park’s initial public offering are equity linked derivatives and accordingly represent off-balance sheet arrangements. The options and warrants meet the scope exception in paragraph 11(a) of Financial Accounting Standard (FAS) 133 and are accordingly not accounted for as derivatives for purposes of FAS 133, but instead are accounted for as equity.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet as of March 31, 2008 is presented as if the Essex acquisition and borrowings used to finance the acquisition occurred on March 31, 2008. The unaudited pro forma condensed combined statement of operations of Hyde Park and Essex for the three months ended March 31, 2008 is presented as if the Essex acquisition and borrowings used to finance the acquisition had taken place on January 1, 2008. The unaudited pro forma condensed combined statement of operations of Hyde Park and Essex for the year ended December 31, 2007 is presented as if the Essex acquisition and borrowings used to finance the acquisition had taken place on January 1, 2007.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Hyde Park after giving effect to the acquisition of Holdings, estimated borrowings used to finance the acquisition and the assumptions and adjustments described in the notes herein.

The acquisition of Holdings will be accounted for using the purchase method of accounting. Accordingly, Hyde Park’s cost to acquire Holdings will be allocated to the assets acquired, including identifiable tangible assets, and liabilities assumed at their respective fair value on the date the acquisition is completed.

The selected consolidated unaudited pro forma financial information includes estimated adjustments to record assets acquired and liabilities assumed at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of the tangible, and identifiable intangible, assets and liabilities as of the closing date. Accordingly, the final purchase accounting adjustments and integration charges may be materially different from the pro forma adjustments presented in this proxy statement. Increases or decreases in the fair value of the net assets, commitments, contracts and other items of Holdings compared to the information shown in this proxy statement may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of operations.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Hyde Park that would have been reported had the acquisition and borrowing been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Hyde Park.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Hyde Park and Holdings which are included in this proxy statement.

HYDE PARK ACQUISITION CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2008

	Hyde Park Acquisition Corp	Essex Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined (Assuming No Conversions)	Pro Forma Adjustments (Assuming Maximum Conversions)	Pro Forma Combined (Assuming Maximum Conversions)

ASSETS

CURRENT ASSETS
Cash and cash equivalents including cash held in the Trust Fund	$102,183,198	$48,786	$(102,183,198)	(A)	$48,786	$-	$48,786
Accounts receivable, net of allowance	-	12,649,515	-		12,649,515	-	12,649,515
Accounts receivable from rental equipment sales	-	1,461,140	-		1,461,140	-	1,461,140
Other receivables	-	2,307,540	-		2,307,540	-	2,307,540
Deferred tax assets	42,300	3,605,758	-		3,648,058	-	3,648,058
Prepaid expenses and other assets	73,238	1,077,468	-		1,150,706	-	1,150,706
TOTAL CURRENT ASSETS	102,298,736	21,150,207	(102,183,198)		21,265,745	-	21,265,745

Rental equipment, net	-	130,635,570	124,966,591	(B)	255,602,161	-	255,602,161
Property and equipment, net	-	3,493,808	3,595,646	(B)	7,089,454	-	7,089,454
Spare parts inventory, net	-	1,817,834	1,012,647	(B)	2,830,481	-	2,830,481
Interest rate swap receivable from seller	-	-	5,681,740	(C)	5,681,740	-	5,681,740
Goodwill	-	-	1,918,143	(D)	1,918,143	-	1,918,143
Amortizable intangible assets	-	-	3,840,000	(E)	3,840,000	-	3,840,000
Deferred acquisition costs	1,177,567	-	(1,177,567)	(F)	-	-	-
Loan acquisition costs, net	-	1,550,588	(650,588)	(G )	900,000	-	900,000

TOTAL ASSETS	$103,476,303	$158,648,007	$37,003,414		$299,127,724	$-	$299,127,724

HYDE PARK ACQUISITION CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2008

	Hyde Park Acquisition Corp	Essex Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined (Assuming No Conversions)	Pro Forma Adjustments (Assuming Maximum Conversions)		Pro Forma Combined (Assuming Maximum Conversions)
LIABILITIES, STOCKHOLDERS' EQUITY AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$-	$2,554,249	$-		$2,554,249	$-		$2,554,249
Accrued expenses	1,262,988	8,189,467	(1,177,567)	(H)	8,274,888	-		8,274,888
Deferred underwriters fees and interest	1,919,375	-	(1,919,375)	(I)	-	-		-
Unearned rental income	-	2,568,618	-		2,568,618	-		2,568,618
TOTAL CURRENT LIABILITIES	3,182,363	13,312,334	(3,096,942)		13,397,755	-		13,397,755

LONG-TERM LIABILITIES

Revolving credit facility	-	131,365,568	(22,923,752)	(J)	108,441,816	19,932,029	(N)	128,373,845
Common stock, subject to possible conversion, 2,586,206 shares	19,932,029	-	(19,932,029)	(K)	-	-		-
Deferred tax liabilities	-	9,164,572	51,097,901	(L)	60,262,473	-		60,262,473
Interest rate swap	-	5,681,740	-		5,681,740	-		5,681,740
TOTAL LONG-TERM LIABILITIES	19,932,029	146,211,880	8,242,120		174,386,029	19,932,029		194,318,058

TOTAL LIABILITIES	23,114,392	159,524,214	5,145,178		187,783,784	19,932,029		207,715,813

MEMBERS' EQUITY						-		-
TOTAL STOCKHOLDERS' EQUITY AND MEMBERS' DEFICIT	80,361,911	(876,207)	31,858,236	(K)(M)	111,343,940	(19,932,029	)N)	91,411,911

TOTAL LIABILITIES, STOCKHOLDERS EQUITY AND MEMBERS' DEFICIT	$103,476,303	$158,648,007	$37,003,414		$299,127,724	$-		$299,127,724

HYDE PARK ACQUISTION CORP.
CONDENSED UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended Ended March 31, 2008

	Hyde Park Acquisition Corp	Essex Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined (Assuming No Conversions)	Pro Forma Adjustments (Assuming Maximum Conversions)	Pro Forma Combined (Assuming Maximum Conversions)
REVENUE
Equipment rentals	$-	$13,899,920	$-		$13,899,920	$-	$13,899,920
Used rental equipment sales	-	2,907,889	-		2,907,889	-	2,907,889
Transportation	-	1,912,342	-		1,912,342	-	1,912,342
Equipment repairs and maintenance	-	1,341,100	-		1,341,100	-	1,341,100
						-
TOTAL REVENUE	-	20,061,251	-		20,061,251	-	20,061,251

COST OF REVENUES
Salaries, payroll taxes and benefits	-	1,910,728	-		1,910,728	-	1,910,728
Depreciation expense	-	2,072,610	899,444	(O)	2,972,054	-	2,972,054
Book value of equipment sold	-	1,495,233	-		1,495,233	-	1,495,233
Transportation	-	1,642,578	-		1,642,578	-	1,642,578
Equipment repairs and maintenance	-	1,474,379	-		1,474,379	-	1,474,379
Yard operating expenses	-	455,373	-		455,373	-	455,373

TOTAL OPERATING EXPENSES	-	9,050,901	899,444		9,950,345	-	9,950,345

GROSS PROFIT	-	11,010,350	(899,444)		10,110,906	-	10,110,906

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	149,157	2,464,189	-		2,613,346	-	2,613,346
OTHER DEPRECIATION AND AMORTIZATION	-	31,389	(2,921)	(O)	28,468	-	28,468

(LOSS) INCOME FROM OPERATIONS	(149,157)	8,514,772	(896,523)		7,469,092	-	7,469,092

HYDE PARK ACQUISTION CORP.
CONDENSED UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended Ended March 31, 2008

	Hyde Park Acquisition Corp	Essex Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined (Assuming No Conversions)	Pro Forma Adjustments (Assuming Maximum Conversions)		Pro Forma Combined (Assuming Maximum Conversions)
OTHER INCOME (EXPENSES), NET
Other income, net - insurance recoveries		55,519	-		55,519	-		55,519
Interest income	505,928	-	(505,928)	(P)	-	-		-
Interest expense	-	(2,368,621)	601,164	(Q)	(1,767,457)	(228,685)	(V)	(1,996,142)
Expense (income) on interest rate swap	-	(2,925,999)	2,925,999	(R)	-	-		-
Amortization expense	-	-	(146,000)	(S)	(146,000)	-		(146,000)
TOTAL OTHER INCOME (EXPENSES), NET	505,928	(5,239,101)	2,875,235		(1,857,938)	(228,685)		(2,086,623)

INCOME (LOSS) BEFORE INCOME TAXES	356,771	3,275,671	1,978,712		5,611,154	(228,685)		5,382,469

PROVISION (BENEFIT) FOR INCOME TAXES	105,700	1,256,663	757,847	(T)	2,120,210	(87,586)	(T)	2,032,623

NET INCOME	$251,071	$2,019,008	$1,220,865		$3,490,944	(141,099)		3,349,846

Basic and Diluted Earnings per Share	$0.02	N/A	$0.87		$0.20	N/A		$0.23

Basic and Diluted Weighted Average Shares Outstanding	15,750,000	N/A	1,398,735	(U)	17,148,735	2,587,499	(W)	14,561,236

HYDE PARK ACQUISITION CORP.
UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

	Hyde Park Acquisition Corp	Essex Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined (Assuming No Conversions)	Pro Forma Adjustments (Assuming Maximum Conversions)	Pro Forma Combined (Assuming Maximum Conversions)
REVENUE
Equipment rentals	$-	$48,800,490	$-		$48,800,490	$-	$48,800,490
Used rental equipment sales	-	13,232,768	-		13,232,768	-	13,232,768
Transportation	-	8,667,849	-		8,667,849	-	8,667,849
Equipment repairs and maintenance	-	7,063,722	-		7,063,722	-	7,063,722
TOTAL REVENUE	-	77,764,829	-		77,764,829	-	77,764,829

COST OF REVENUES
Salaries, payroll taxes and benefits		7,320,488	-		7,320,488	-	7,320,488
Depreciation expense	-	8,034,011	3,430,679	(O)	11,464,690	-	11,464,690
Book value of equipment sold	-	7,183,496	-		7,183,496	-	7,183,496
Transportation	-	6,731,983	-		6,731,983	-	6,731,983
Equipment repairs and maintenance	-	7,356,751	-		7,356,751	-	7,356,751
Yard operating expenses	-	1,913,576	-		1,913,576	-	1,913,576
TOTAL OPERATING EXPENSES	-	38,540,305	3,430,679		41,970,984	-	41,970,984

GROSS PROFIT	-	39,224,524	(3,430,679)		35,793,845	-	35,793,845

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	456,661	9,111,874	-		9,568,535	-	9,568,535

OTHER DEPRECIATION AND AMORTIZATION	-	133,124	(35,022	)(O)	98,102	-	98,102

(LOSS) INCOME FROM OPERATIONS	(456,661)	29,979,526	(3,395,657)		26,127,208	-	26,127,208

HYDE PARK ACQUISITION CORP.
UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

	Hyde Park Acquisition Corp	Essex Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined (Assuming No Conversions)	Pro Forma Adjustments (Assuming Maximum Conversions)		Pro Forma Combined (Assuming Maximum Conversions)
OTHER INCOME (EXPENSES), NET
Other income, net - insurance recoveries		139,669	-		139,669	-		139,669
Interest income	2,543,781	-	(2,543,781	)(P)	-	-		-
Interest expense	-	(12,205,328)	3,721,135	(Q)	(8,484,193)	(1,445,072	)(V)	(9,929,265)
Expense (income) on interest rate swap	-	(2,755,741)	2,755,741	(R)	-	-		-
Amortization expense	-	-	(584,000	)(S)	(584,000)	-		(584,000)
TOTAL OTHER INCOME (EXPENSES), NET	2,543,781	(14,821,400)	3,349,095		(8,928,524)	(1,445,072)		(10,373,596)

INCOME (LOSS) BEFORE INCOME TAXES	2,087,120	15,158,126	(46,562)		17,198,684	(1,445,072)		15,753,612

PROVISION (BENEFIT) FOR INCOME TAXES	388,000	3,941,270	(17,833	)(T)	4,311,437	(553,463	)(T)	3,757,974

NET INCOME	$1,699,120	$11,216,856	$(28,729)		$12,887,247	(891,609)		11,995,638

Basic and Diluted Earnings per Share	$0.13	N/A	$(0.02)		$0.88	N/A		$1.00

Basic and Diluted Weighted
Average Shares Outstanding	13,224,144	N/A	1,398,735	(U)	14,622,879	(2,587,499	)(W)	12,035,380

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Preliminary Purchase Price and Allocation

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon Essex management’s preliminary estimates of the fair value of the tangible and intangible assets of Holdings as of the assumed date of completion of the acquisition. The final determination of the allocation of the purchase price will be based on the fair value of such assets as of the actual date of completion of the acquisition, and such values may be significantly different than those used in these pro forma financial statements.

Preliminary Purchase Price. The preliminary purchase price, including acquisition related transaction costs, is estimated at $221,780,000, and comprised of:

Acquisition of Essex membership interests:
Cash	$205,410,000
Maximum retained interests in Holdings (convertible into a maximum 1,265,823 shares of Hyde Park common stock at the rate of $7.90 per share)	10,000,000
Acquisition related transaction costs	6,370,000	*
Total Preliminary Purchase Price	$221,780,000

*  Acquisition-related transaction costs of $6,370,000 include Hyde Park’s estimate of investment banking fees of $4,100,000, legal and accounting fees of $1,950,000 and other external costs directly related to the acquisition of $320,000.

Preliminary Purchase Price Allocation. The preliminary purchase price is allocated to Holding’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the assumed acquisition closing date, as set forth in the following table and described below. The excess of the purchase price over the net tangible and identifiable intangible assets after considering the impact of deferred taxes is recorded as goodwill.

Cash	$48,786
Goodwill	1,918,143
Identifiable intangible assets	3,840,000
Tangible assets acquired	280,383,306
Tangible liabilities assumed	(13,312,334)
Net deferred tax liabilities	(51,097,901)
Total preliminary purchase price allocation	$221,780,000

Cash and net tangible liabilities:  Cash, accounts receivable, prepaid expenses and other assets and liabilities were valued at their respective carrying amounts, except for adjustments to rental equipment and property and equipment, as Essex management believes that these amounts approximate their current fair values or the fair values are not yet determinable as the acquisition has not been completed.

Rental Equipment and Property and Equipment The value of rental equipment and property and equipment was based on Essex management’s estimate of the current replacement cost as prescribed in SFAS 141 based on recent sale transactions and their knowledge of the market. The estimated useful life over which rental equipment will be depreciated using the straight line method ranging from 20 to 30 years based on its age and condition. The estimated useful life over which property and equipment will be depreciated using the straight line method ranging from 3 to 30 years based on the type of asset and its age and condition.

Identifiable intangible assets:  Identifiable intangible assets to be acquired include tradenames, customer contracts and related relationships. Customer contracts and related relationships represent the underlying relationships and agreements with customers of Essex.

The fair value of intangible assets was based on Essex management’s estimate utilizing rates to discount net cash flows to their present values ranging from 13.5% to 14.0%. These discount rates were determined after consideration of Essex’s rate of return on debt capital and equity, the weighted average return on invested capital and the internal rate of return specific to this transaction.

The estimated useful life of the customer list was five years while the trademark’s estimated useful life is ten years. Estimated useful lives for the intangible assets were based on historical experience with branding strategy, historical and projected maintenance renewal rates, historical treatment of Essex’s acquisition-related intangible assets and Hyde Park’s intended future use of the intangible assets. Intangible assets are being amortized using the straight-line method, considering the pattern in which the economic benefits of the intangible assets are consumed.

Hyde Park believes the changes that may affect the Holdings purchase price allocation will relate to the valuation of intangible assets. Hyde Park also believes that additional purchase price adjustments may affect the allocation. However, Hyde Park is unable to quantify the effect of these adjustments until the acquisition is completed.

Balance Sheet Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of March 31, 2008 assuming the acquisition was completed on March 31, 2008:

(A)
To record the estimated proceeds from new borrowings of $108,442,000, the estimated cash paid for Holdings membership interests of $205,500,000 (including the repayment of outstanding debt), payment of estimated acquisition related transaction costs of $6,370,000 and other liabilities including deferred underwriters fees of $3,224,000.

(B)
To record the preliminary values assigned to rental equipment, property and equipment and spare parts inventory. The fair value of the rental equipment, property and equipment and spare parts inventory were $255,602,000, $7,089,000 and $2,830,000, respectively. Based on the increased fair value as a result of the acquisition, future gains on the sale of used rental equipment may be lower than the amount reported in the unaudited pro forma condensed combined statement of operations.

(C)	To record a receivable for the amount to be received from the seller to settle the interest rate swap liability that will be reimbursed by the seller.

(D)	To record goodwill for the excess purchase price over the fair value of net assets acquired and liabilities assumed including the impact of deferred income taxes.

(E)	To record the fair value of the customer list of $2,000,000 and trademark of $1,840,000.

(F)	To reclassify Hyde Park’s deferred acquisition costs related to the acquisition to goodwill.

(G)	To write-off the historical balance of loan acquisition costs, net and record $900,000 for the estimated costs to obtain a new revolving credit facility.

(H)	To record payment of the accrued liability for deferred acquisition costs at or prior to closing.

(I)	To record cash settlement of deferred underwriting fees and interest which are payable in full upon consummation of the acquisition.

(J)	To record the extinguishment of the historical revolving credit facility and new revolving credit facility borrowing that will be required to fund the acquisition.

(K)
To record the assumed termination of the redemption provision related to 2,586,206 shares of Hyde Park common stock upon consummation of the transaction and the resulting reclassification of $19,932,029 as stockholders’ equity.

(L)
To record adjustments for deferred tax liabilities in accordance with Statement of Financial Accounting Standards No. 141 and 109 related to the fair value purchase accounting adjustments recorded. The adjustments were created primarily as a result of the fair value adjustments recorded for rental equipment, property and equipment, spare parts inventory and identifiable intangible assets based on the expected tax rate in effect when the temporary differences are expected to reverse. Based on an evaluation performed by Hyde Park management, the deferred tax assets acquired related to net operating losses generated from accelerated tax depreciation of Holdings are expected to be fully utilized prior to their expiration.

(M)
To record the elimination of the Holdings historical Members’ Deficit, and record an assumed conversion of the sellers’ maximum retained interest in Holdings which is exchangeable for 1,265,823 shares of Hyde Park common stock at a predetermined value of $7.90 per share, or $10,000,000, and to record the issuance for common stock equal to $1,050,000 in exchange for investment banking services provided.

Summary of Pro Forma Adjustments for Total Stockholders’ Equity and Members’ Deficit

Common stock subject to conversion reclassified from long-term liabilities	$19,932,029
Adjustment of Holdings’ Member Deficit balance to zero	876,207
Maximum value of retained interests in Holdings subject to exchange for
Hyde Park common stock at the predetermined price and number of shares	10,000,000
Issuance of common stock in exchange for investment banking services	1,050,000
$31,858,236

(N)	To adjust for the maximum conversion percentage (19.99%) of Hyde Park common stock and the incremental borrowing needed under the revolving credit facility of $19,932,000.

Statement of Operations Adjustments

The following pro forma adjustments are included in the condensed unaudited pro forma combined statement of operations for the three months ended March 31, 2008 and year ended December 31, 2007 assuming the acquisition was completed on January 1, 2007:

(O)
To record an increase in depreciation expense related to the increased fair value of rental equipment and property and equipment. Depreciation expense for rental equipment is computed using the straight line method over the estimated useful lives of the assets which range from 20 to 30 years. Depreciation expense for property and equipment is computed using the straight line method over the estimated useful lives of the assets which range from 3 to 30 years.

(P)	To reduce interest income earned on Hyde Park’s cash and cash equivalents held in the trust fund as they will be used in their entirety to fund the acquisition.

(Q)
To record an adjustment to interest expense based on the estimated average outstanding balance on the new revolving credit facility times the interest rate of the new credit facility in effect at the balance sheet date (5.62%) plus the unused line fee times the average unused balance. The annual impact on interest expense of a 1/8 percent change in interest rates is approximately $136,000.

(R)	To record an adjustment for the expense related to the interest rate swap liability that will be reimbursed by the seller.

(S)
To record amortization expense related to the customer list and trademark intangible assets acquired of $100,000 and $46,000, respectively, for the three months ended March 31, 2008 and $400,000 and $184,000, respectively, for the year ended December 31, 2007 —see (E).

(T)
To record the income tax impact on pro forma adjustments at the estimated statutory income tax rate of 38.3%. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Hyde Park and Holdings filed consolidated income tax returns for 2008.

(U)
The pro forma basic and diluted earnings per share are based on the weighted average number of shares of Hyde Park common stock outstanding and are adjusted for additional common stock issued, or assumed issued, to Holdings’ members as part of the acquisition as follows:

	Three Months Ended March 31, 2008	Year Ended December 31, 2007
Basic and diluted shares, as reported	15,750,000	13,224,144
Issuance of common stock in exchange for investment banking services	132,912	132,912
Maximum retained interest in Holdings subject to exchange for Hyde Park common stock at the predetermined price and number of shares	1,265,823	1,265,823
Basic and diluted shares, pro forma	17,148,735	14,622,879

(V)
To adjust for the additional interest expense associated with the incremental borrowing under the revolving credit facility times the interest rate in effect at the balance sheet date (5.62%) plus the unused line fee times the average unused balance. The annual impact on interest expense of a 1/8 percent change in interest rates is approximately $160,000.

(W)	To adjust for the maximum permitted conversions of shares of Hyde Park common stock.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Hyde Park’s common stock as of April 30, 2008 by:

•	each person known by Hyde Park to be the beneficial owner of more than 5% of Hyde Park’s outstanding shares of common stock;

•	each of Hyde Park’s officers and directors; and

•	all of Hyde Park’s officers and directors as a group.

Unless otherwise indicated, Hyde Park believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class

Laurence S. Levy	1,800,000	(2)	11.4%

Edward Levy	900,000	(3)	5.7%

Ramius LLC 599 Lexington Avenue, 20th Floor New York , New York 10022	2,043,060	(4)	12.9%

David M. Knott 4485 Underhill Boulevard, Suit 205 Syosset, New York 11791	2,127,000	(5)	13.5%

Sapling, LLC 505 Fifth Avenue, 23rd Floor New York, New York 10017	1,213,430	(6)	7.7%

JANA Partners LLC 200 Park Avenue, Suite 3300 New York , New York 10166	875,000	(7)	5.6%

Goldentree Asset Management LP 300 Park Avenue, 21st Floor, New York , New York 10022	800,000	(8)	5.1%

All directors and executive officers as a group (2 individuals)	2,700,000	(9)	17.1%

(1)	Unless otherwise noted, the business address of each of the following is 461 Fifth Avenue, 25th Floor, New York, New York 10017.

(2)
Includes (i) 450,000 shares of common stock held by NMJ Trust, a trust established for the benefit of Mr. Levy’s minor children and (ii) 3,000 shares of common stock held by Jane Levy, Mr. Levy’s sister, but does not include 977,333 shares of common stock issuable upon exercise of warrants held by Mr. Levy that are not exercisable and will not become exercisable within 60 days.

(3)	Does not include 488,667 shares of common stock issuable upon exercise of warrants held by Mr. Levy that are not exercisable and will not become exercisable within 60 days.

(4)
Represents shares of Hyde Park common stock that may be deemed to be beneficially owned by RCG Baldwin, L.P. (891,030 shares) , RCG Crimson Partners, L.P. (50,000 shares), RCG Enterprise, Ltd (925,430 shares, including 23,900 shares of Hyde Park common stock currently issuable upon the exercise of Hyde Park units) and RCG PB, Ltd. (176,600 shares, including 6,900 shares of Hyde Park common stock currently issuable upon the exercise of Hyde Park units). Ramius LLC is the investment manager of RCG Enterprise, Ltd., the sole member of Ramius Advisors, LLC and the general partner of RCG Crimson Partners, L.P. Ramius Advisors, as the general partner of RCG Baldwin, L.P. and as the investment advisor of RCG PB, Ltd. may be deemed to beneficially own the 891,030 shares and the 176,600 shares of Hyde Park common stock beneficially owned by RCG Baldwin and RCG PB, Ltd., respectively. C4S & Co., L.L.C., as the managing member of Ramius LLC, may be deemed to beneficially own the 2,043,060 shares of Hyde Park common stock beneficially owned in the aggregate by Ramius LLC. Peter A. Cohen, Morgan B. Stark, Thomas S. Strauss and Jeffrey M. Solomon, as the sole managing members of C4S & Co., L.L.C., may be deemed to beneficially own the 2,043,060 shares of Hyde Park common stock beneficially owned by C4S & Co., L.L.C. This information is based solely on the contents of a filing of Schedule 13G/A dated April 15, 2008 filed by Ramius LLC, RCG Baldwin, LP, RCG Crimson Partners, LP, RCG Enterprise, Ltd., RCG PB, Ltd., Ramius Advisors, LLC, C4S & Co., LLC, Peter Cohen, Morgan B. Stark, Thomas W. Strauss, and Jeffrey M. Solomon.

(5)
This information is based solely on the contents of a filing on Schedule 13G/A dated December 31, 2007 filed by David M. Knott, Dorset Management Corporation, Shoshone Partners, L.P., and Knott Partners Offshore Master Fund, L.P and Form 4s filed by Mr. Knott on March 10, 2008, March 19, 2008, April 16, 2008, April 21, 2008, May 23, 2008 and June 4, 2008.

(6)
This information is based solely on the contents of a filing on Schedule 13G/A dated December 31,2007 filed by Sapling, LLC, Fir Tree Capital Opportunity Master Fund, L.P. and Fir Tree, Inc, which reports beneficial ownership of 1,515,000 shares, which is equivalent to 9.6% of outstanding common stock.

(7)	This information is based solely on the contents of a filing on Schedule 13G dated April 7, 2008 filed by JANA Partners LLC.

(8)	This information is based solely on the contents of a filing on Schedule 13G dated December 31, 2007 filed by Goldentree Asset Management LP, Goldentree Asset Management LLC, and Steven A. Tanabaum.

(9)
Does not include 1,466,000 shares of common stock issuable upon exercise of warrants held by our officers and directors individuals that are not exercisable and will not become exercisable within 60 days.

All 2,812,500 shares of Hyde Park’s outstanding common stock owned by Hyde Park initial stockholders prior to Hyde Park’s initial public offering have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement described below.

Laurence S. Levy and Edward Levy may be deemed to be Hyde Park’s “parents” and “promoters,” as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2006, Hyde Park issued 2,812,500 shares of its common stock to the individuals set forth below for $25,000 in cash, at a purchase price of $0.0089 per share, as follows

Name	Number of Shares	Relationship to Hyde Park
Laurence S. Levy	1,800,000	Chairman of the Board and Chief Executive Officer
Edward Levy	900,000	President and Director
Isaac Kier	112,500	Stockholder

Effective February 2, 2007 and February 5, 2007, Hyde Park’s Board of Directors authorized a stock dividend of 0.5 shares and 0.25 shares of common stock, respectively, for each outstanding share of common stock on such dates, effectively lowering the purchase price to approximately $0.009 per share. In February 2007, Laurence Levy transferred 450,000 shares of common stock to NMJ Trust, a trust established for Mr. Levy’s minor children, and 3,000 shares of common stock to Jane Levy, his sister.

The holders of the majority of these shares are entitled to demand that Hyde Park register these shares at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. Hyde Park will bear the expenses incurred in connection with the filing of any such registration statements.

Simultaneously with the consummation of Hyde Park’s initial public offering, Hyde Park consummated the private sale of 1,500,000 warrants, which we refer to as the insider warrants, at a price of $1.00 per warrant, generating total proceeds of $1,500,000. Such warrants were purchased by Laurence S. Levy, Hyde Park’s Chairman of the Board and Chief Executive Officer, Edward Levy, Hyde Park’s President, and Isaac Kier, one of Hyde Park’s initial stockholders. The insider warrants are identical to the warrants issued in Hyde Park’s initial public offering except that if Hyde Park calls the warrants for redemption, the insider warrants may be exercisable on a cashless basis at the holder’s option (except in the case of a forced cashless exercise upon Hyde Park’s redemption of the warrants) so long as such warrants are held by these purchasers or their affiliates. Additionally, the purchasers have agreed that the insider warrants will not be sold or transferred by them until after Hyde Park has completed a business combination. The holders of the majority of these insider warrants (or underlying shares) are entitled to demand that Hyde Park register these securities at any time after Hyde Park consummates a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

ProChannel Management LLC, an affiliate of Laurence S. Levy, Hyde Park’s Chairman of the Board and Chief Executive Officer, has agreed that, until Hyde Park acquires a target business, it will make available to Hyde Park a small amount of office space and certain office and secretarial services, as Hyde Park may require from time to time. Hyde Park has agreed to pay ProChannel Management LLC $7,500 per month for these services. Mr. Levy is a member and the beneficial owner of 100% of ProChannel Management LLC and, as a result, benefits from the transaction to the extent of his interest in ProChannel Management. However, this arrangement is solely for Hyde Park’s benefit and is not intended to provide Mr. Levy compensation in lieu of a salary. Hyde Park believes, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by ProChannel Management LLC is at least as favorable as Hyde Park could have obtained from an unaffiliated person. However, as Hyde Park’s directors may not be deemed “independent,” Hyde Park did not have the benefit of disinterested directors approving this transaction.

Laurence S. Levy, Edward Levy and Isaac Kier advanced to Hyde Park an aggregate of $125,000 prior to Hyde Park’s initial public offering to cover expenses related to its initial public offering. The loans were repaid without interest on March 5, 2007.

Hyde Park reimburses its officers and directors and its initial stockholders or their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Hyde Park’s behalf, such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by Hyde Park, which is reviewed only by Hyde Park’s Board of Directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Hyde Park’s officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, have been or will be paid to any of Hyde Park’s initial stockholders, officers or directors who owned Hyde Park common stock prior to Hyde Park’s initial public offering, or to any of their respective affiliates.

All ongoing and future transactions between Hyde Park and any of its officers and directors or their respective affiliates, including loans by Hyde Park’s officers and directors, will be on terms believed by Hyde Park to be no less favorable to Hyde Park than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of Hyde Park’s uninterested “independent” directors (to the extent Hyde Park has any) or the members of Hyde Park’s Board of Directors who do not have an interest in the transaction, in either case who had access, at Hyde Park’s expense, to Hyde Park’s attorneys or independent legal counsel. Hyde Park will not enter into any such transaction unless Hyde Park’s disinterested “independent” directors (or, if there are no “independent” directors, Hyde Park’s disinterested directors) determine that the terms of such transaction are no less favorable to Hyde Park than those that would be available to Hyde Park with respect to such a transaction from unaffiliated third parties.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Hyde Park’s units, common stock, and warrants are traded on the Over-the-Counter Bulletin Board under they symbols, HYDQU, HYDQ and, HYDQW respectively. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the periods indicated since the units commenced public trading on March 13, 2007 and since the common stock and warrants commenced public trading on March 27, 2007. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	Common Stock*		Warrants*		Units**
Quarter Ended 2007	High	Low	High	Low	High	Low
First Quarter	$7.27	$7.25	$1.45	$1.40	$8.80	$8.00
Second Quarter	$7.35	$7.24	$1.65	$1.35	$9.00	$8.68
Third Quarter	$7.43	$7.27	$1.62	$1.13	$9.00	$8.40
Fourth Quarter	$7.40	$7.28	$1.25	$0.92	$8.48	$8.20

2008
First Quarter	$7.67	$7.30	$1.32	$0.95	$9.15	$8.33

*Commencing March 27, 2007

** Commencing March 17, 2007

Holders

As of March 28, 2008, there were 6 holders of record of Hyde Park common stock, 4 holders of record of Hyde Park warrants and 1 holder of record of Hyde Park units.

Dividends

Hyde Park has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be contingent upon Hyde Park’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of Hyde Park’s then Board of Directors.

DESCRIPTION OF HYDE PARK’S SECURITIES FOLLOWING THE ACQUISITION

The following description of the material terms of the capital stock and warrants of Hyde Park following the acquisition includes a summary of specified provisions of the proposed amendments to Hyde Park’s certificate of incorporation which will be in effect upon completion of the acquisition and upon adoption of the amendment proposal. This description is subject to the relevant provisions of Delaware General Corporation Law. If the acquisition proposal and the amendment proposal are adopted at the special meeting, the resulting changes to Hyde Park’s certificate of incorporation will be reflected in an amended and restated certificate of incorporation in the form of Annex B to this document, which is incorporated in this document by reference.

General

Hyde Park’s authorized capital stock will consist of 41,000,000 shares of all classes of capital stock, of which, 40,000,000 will be shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Units

Each unit consists of one share of common stock and one warrant, which started trading separately as of the opening of trading on March 27, 2007. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00 per share.

Common Stock

Hyde Park’s stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders and stockholders do not have cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. Subject to the preferences and rights, if any, applicable to the shares of preferred stock, the holders of the shares of Hyde Park common stock are entitled to receive dividends if and when declared by the Board of Directors of Hyde Park. Subject to the prior rights of the holders, if any, of the preferred shares, the holders of Hyde Park’s shares of common stock are entitled to share ratably in any distribution of the assets of Hyde Park upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities, except in the event that Hyde Park does not consummate a business combination by March 5, 2009, in which case participation in the distribution of Hyde Park’s assets (including the amount held in its trust fund) will be limited to holders of IPO shares.

Hyde Park’s amended and restated certificate of incorporation will not include the provisions of Hyde Park’s current certificate of incorporation regarding the liquidation of Hyde Park in the event that Hyde Park does not consummate a business combination prior to March 5, 2009 or any other provision applicable to Hyde Park only prior to the consummation of a business combination transaction.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series and Hyde Park’s Board of Directors, without approval of the stockholders, is authorized to designate series of preferred stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series of shares of preferred stock. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Hyde Park common stock.

As of the date of this document, there are no outstanding shares of preferred stock of any series.

Classified Board of Directors; Vacancies

The amended and restated certificate of incorporation will continue to provide that Hyde Park’s Board of Directors will be divided into two classes of even number or nearly even number, with each class elected for two-year terms expiring in alternating years. Any effort to obtain control of Hyde Park’s Board of Directors by causing the election of a majority of the Board of Directors may require more time than would be required without a staggered election structure. Any director elected to fill a vacancy, including a vacancy created by increasing the size of the Board, will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of Hyde Park’s Board of Directors that would effect a change of control.

Warrants

Hyde Park currently has warrants outstanding to purchase 14,437,500 shares of Hyde Park common stock. Each warrant entitles the registered holder to purchase one share of Hyde Park’s common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of a business combination and March 5, 2008. The warrants will expire on March 4, 2011 at 5:00 p.m., New York City time.

Hyde Park may call the warrants for redemption (including the insider warrants), with the prior consent of EarlyBirdCapital,

•	in whole and not in part,

•
at a price of $.01 per warrant at any time while the warrants are exercisable (which will only occur if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and current),

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $11.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

Since Hyde Park may redeem the warrants only with the prior written consent of EarlyBirdCapital and EarlyBirdCapital may hold warrants subject to redemption, it may have a conflict of interest in determining whether or not to consent to such redemption. Hyde Park cannot assure you that EarlyBirdCapital will consent to such redemption if it is not in EarlyBirdCapital’s best interest even if it is in Hyde Park’s best interest.

If Hyde Park calls the warrants for redemption as described above, Hyde Park’s management will have the option to require any holder that wishes to exercise his, her or its warrant (including the insider warrants) to do so on a “cashless basis.” If Hyde Park’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Hyde Park’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Hyde Park.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or Hyde Park’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to Hyde Park, for the number of warrants being exercised. Hyde Park warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, Hyde Park has agreed to meet these conditions and use Hyde Park’s best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Hyde Park will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

In addition, an option to purchase 600,000 units at an exercise price of $8.80 per unit (with each unit consisting of one share of Hyde Park’s common stock and one warrant, each to purchase one share of Hyde Park’s common stock at an exercise price of $5.00 per share) was sold to EarlyBirdCapital, Inc. in connection with its underwriting of Hyde Park’s initial public offering.

Dividends

Hyde Park has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be contingent upon Hyde Park’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of Hyde Park’s then Board of Directors.

Hyde Park’s Transfer Agent and Warrant Agent

The transfer agent for Hyde Park’s securities and warrant agent for Hyde Park’s warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Registration Rights

Hyde Park’s initial stockholders, as well as the holders of the insider warrants (and underlying securities), are entitled to registration rights pursuant to an agreement between such holders and Hyde Park. The holders of the majority of these securities are entitled to make up to two demands that Hyde Park register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after Hyde Park consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Hyde Park’s consummation of a business combination. Hyde Park will bear the expenses incurred in connection with the filing of any such registration statements.

The holders of Hyde Park's unit purchase options are entitled to registration rights with respect to the unit purchase options (including the units, common stock and warrants underlying the units, and the common stock underlying the warrants) pursuant to an agreement with Hyde Park. The holders of the majority of these options and/or the underlying units and/or underlying shares of common stock are entitled to make one demand that Hyde Park register such securities. The holders of the majority of these securities can elect to exercise these registration rights at any time until the fifth anniversary of the effective date of Hyde Park's initial public offering.   In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by Hyde Park until the seventh anniversary of the effectiveness of Hyde Park's initial public offering.

Assuming the closing of the acquisition occurs, the existing members of Holdings will have registration rights with respect to the shares of Hyde Park common stock issuable upon exchange of their retained interests. See page 89

Quotation or Listing

Hyde Park's outstanding common stock and warrants currently are quoted on the Over-the-Counter Bulletin Board. Hyde Park will apply to have its shares of common stock and warrants listed on NASDAQ or another national securities exchange or market concurrently with, or as soon as practicable after, the completion of the acquisition (if approved at the special meeting).

COMPARISON OF STOCKHOLDER RIGHTS

Hyde Park is incorporated under the laws of the State of Delaware. The following is a comparison of the material rights of the current stockholders of Hyde Park, and the stockholders of Hyde Park after the acquisition, under Hyde Park’s amended and restated certificate of incorporation and the statutory framework in Delaware assuming adoption of the acquisition proposal and the amendment proposal. If both the acquisition proposal and the amendment proposal are adopted at the special meeting, the resulting changes to Hyde Park’s certificate of incorporation will be reflected in an amended and restated certificate of incorporation in the form of Annex B to this document, which is incorporated in this document by reference.

The following description does not purport to be complete and is qualified by reference to Delaware General Corporation Law and Hyde Park’s amended and restated certificate of incorporation.

Comparison of Certain Certificate of Incorporation Provisions of Hyde Park before and after the acquisition.

Provision	Current Certificate of Incorporation	Amended and Restated Certificate of Incorporation
Name of corporation	Hyde Park Acquisition Corporation	Essex Rental Corp.
Authorized capital stock	41 million, of which:	Same.
• 40 million are shares of common stock, par value $0.0001 per share; and
• 1 million are shares of preferred stock, par value $0.0001 per share.
Board of Directors
The Board of Directors must have not less than 1 and not more than 9 directors. The exact number is determined from time to time by resolution adopted by a majority of the entire Board of Directors. Hyde Park currently has 2 directors.
Same.
Qualification of Directors	Directors need not be stockholders.	Same.
Foreign ownership restrictions	None.	None.
Cumulative voting	None.	None.
Classes of Directors
The Board of Directors shall be divided into two classes of directors, designated as Class A and Class B. The number of directors in each class shall be as nearly equal as possible. Each director serves for two succeeding annual meetings of stockholders, except for the first year of election, in which Class A and Class B directors will hold office until the first and second annual meeting, respectively.
Same.
Vacancies on the Board
Vacancies (unless they are the result of the action of stockholders) and newly-created directorships are filled by the majority vote of the remaining directors in office, even though less than a quorum, or by a sole remaining director. Vacancies that result from the action of stockholders are filled by the stockholders.
Same.

Provision	Current Certificate of Incorporation	Amended and Restated Certificate of Incorporation
Stockholder approval of “Business Combinations”
“Business combination” is subject to approval of a majority of the shares issued in Hyde Park’s initial public offering. If Hyde Park does not consummate a business combination by the later of March 5, 2009 , then Hyde Park’s officers must take all actions necessary to dissolve and liquidate Hyde Park within 60 days.

Holders of Hyde Park’s common stock will not have special approval rights over any transactions (subject to the Delaware General Corporate Law, applicable securities laws and regulations of any national market on which Hyde Park’s common stock may be traded in the future).
No automatic liquidation provisions.

Annual stockholder meetings	Date, time and place of the annual meeting is determined by the Board of Directors.	Same.
Amendments to organization documents
Amendments to Hyde Park’s certificate of incorporation generally must be approved by the Board of Directors and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.
Same.

Provision	Current Certificate of Incorporation	Amended and Restated Certificate of Incorporation
Exculpation and Indemnification of directors, officers and employees
A director may not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

●   for any breach of the director’s
       duty of loyalty;
●     for acts or omissions not in good
faith or which involve intentional
misconduct or a knowing violation of law;
●   under Section 174 of the Delaware
General Corporation Law; or
●   for any transaction from which the
director derived an improper
 personal benefit.
If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors must be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Same.

STOCKHOLDER PROPOSALS

If the acquisition is not consummated, Hyde Park will be liquidated and will not hold an annual meeting in 2008. If the acquisition is consummated, Hyde Park’s 2008 annual meeting of stockholders will be held on or about [______] unless the date is changed by Hyde Park’s Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2008 annual meeting, you must give timely notice of the proposal, in writing, along with any supporting materials to Hyde Park’s secretary at Hyde Park’s principal office in New York, New York. To be timely, the notice has to be given by [_____], 2008. The proxy or proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2008 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by Hyde Park on or before [______] and certain other conditions of the applicable rules of the SEC are satisfied.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of Goldstein Golub Kessler LLP, or GGK, acted as Hyde Park’s principal accountant. GGK had a continuing relationship with RSM McGladrey, Inc., or RSM, from which it leases auditing staff who are full time, permanent employees of RSM and through which its partners provide non-audit services. GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK managed and supervised the audit and audit staff, and was exclusively responsible for the opinion rendered in connection with this examination. On January 10, 2008, Hyde Park was notified that the partners of GGK became partners of McGladrey & Pullen, LLP pursuant to the terms of a limited asset purchase agreement and that, as a result thereof, GGK has resigned as Hyde Park’s independent registered public accounting firm.  McGladrey & Pullen, LLP was subsequently engaged as Hyde Park’s new independent registered public accounting firm.

The audit reports of GGK on Hyde Park’s financial statements as of March 13, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from August 21, 2006 (inception) to March 13, 2007, January 1, 2007 to March 13, 2007 and August 21, 2006 (inception) to December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

WHERE YOU CAN FIND MORE INFORMATION

Hyde Park files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Hyde Park with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Headquarters Office, 100 F Street, N.E., Room 1580 Washington, DC 20549.

You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Headquarters Office, 100 F Street, N.E., Room 1580 Washington, DC 20549.

Hyde Park files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Hyde Park at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this document, or any annex to this document, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this document.

All information contained in this document relating to Hyde Park has been supplied by Hyde Park, all such information relating to Essex has been supplied by Essex and all such information relating to Holdings has been supplied by Holdings. Information provided by any such party does not constitute any representation, estimate or projection either of the others.

If you would like additional copies of this document, or if you have questions about the acquisition, you should contact:

Morrow & Co., Inc.
470 West Avenue
Stamford, CT 06902
Phone: 800-607-0088

Index to Financial Statements

Essex Holdings, LLC and Subsidiary Interim Consolidated Financial Statements:

Balance Sheets as of March 31, 2008 and 2007 (unaudited)	F-3

Statements of Operations for the Three Months Ended March 31, 2008 and 2007 (unaudited)	F-5

Statements of Members’ (Deficit) Equity for the Three Months Ended March 31, 2008 and 2007 (unaudited)	F-6

Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007(unaudited)	F-7

Notes to Financial Statements	F-8

Essex Holdings, LLC and Subsidiary Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	F-18

Balance Sheet as of December 31, 2007 and 2006	F-19

Statements of Operations for the Years ended December 31, 2007, 2006 and 2005	F-21

Statements of Members’ (Deficit) Equity for the Three Years Ended December 31, 2007	F-22

Statements of Cash Flows for the Years Ended December 31, 2007, 2006 and 2005	F-23

Notes to Financial Statements	F-24

Hyde Park Acquisition Corp. (a corporation in the development stage) Interim Financial Statements

Balance Sheet as of March 31, 2008 and 2007 (unaudited)	F-46

Statements of Operations for Three Months Ended March 31, 2008 and 2007 and the Period from August 21, 2006 (inception) to March 31, 2008 (unaudited)	F-47

Statements of Stockholders’ Equity (unaudited)	F-48

Condensed Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007 and the Period from August 21, 2006 (inception) to March 31, 2008 (unaudited)	F-49

Notes to Financial Statements	F-50

Hyde Park Acquisition Corp. (a corporation in the development stage) Financial Statements

Report of Independent Registered Public Accounting Firm	F-59

Report of Independent Registered Public Accounting Firm	F-60

Balance Sheets as of December 31, 2007 and 2006	F-61

Statements of Operations for the Year Ended December 31, 2007 and the Periods from August 21, 2006 (Inception) to December 31, 2006 and December 31, 2007	F-62

Statements of Stockholders’ Equity for the Year Ended December 31, 2007 and the Period from August 21, 2006 (Inception) to December 31, 2006	F-63

Statements of Cash Flows for the Year Ended December 31, 2007 and the Periods from August 21, 2006 (Inception) to December 31, 2006 and December 31, 2007	F-64

Notes to Financial Statements	F-65

ESSEX HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 (UNAUDITED), AND DECEMBER 31, 2007

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Note 1)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$48,786	$8,394
Accounts receivable, net of allowance of $2,558,000 and $2,773,000, respectively	12,649,515	11,808,205
Accounts receivable from rental equipment sales	1,461,140	739,256
Other receivables	2,307,540	2,307,540
Deferred tax assets	3,605,758	2,415,571
Prepaid expenses and other assets	1,077,468	447,128
TOTAL CURRENT ASSETS	21,150,207	17,726,094

Rental equipment, net	130,635,570	124,950,463
Property and equipment, net	3,493,808	3,047,289
Spare parts inventory, net	1,817,834	1,708,138
Loan acquisition costs, net	1,550,588	1,649,562

TOTAL ASSETS	$158,648,007	$149,081,546

The accompanying notes are an integral part of the unaudited consolidated financial statements

ESSEX HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS - CONTINUED
AS OF MARCH 31, 2008 (UNAUDITED), AND DECEMBER 31, 2007

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Note 1)

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$2,554,249	$3,077,801
Accrued employee compensation and benefits	2,060,837	1,906,652
Accrued taxes	3,958,311	3,784,910
Accrued interest	761,997	812,437
Accrued other expenses	1,408,322	847,522
Unearned rental revenue	2,568,618	2,157,111
TOTAL CURRENT LIABILITIES	13,312,334	12,586,433

LONG-TERM LIABILITIES
Revolving credit facility	131,365,568	129,862,723
Deferred tax liabilities	9,164,572	6,784,444
Interest rate swap	5,681,740	2,755,741
TOTAL LONG-TERM LIABILITIES	146,211,880	139,402,908

TOTAL LIABILITIES	159,524,214	151,989,341

MEMBERS' DEFICIT
Members' contributions	40,270,000	40,270,000
Paid in capital	47,320	34,740
Accumulated deficit	(41,193,527)	(43,212,535)
TOTAL MEMBERS' DEFICIT	(876,207)	(2,907,795)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$158,648,007	$149,081,546

The accompanying notes are an integral part of the unaudited consolidated financial statements

ESSEX HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2008	2007
REVENUE
Equipment rentals	$13,899,920	$10,750,648
Used rental equipment sales	2,907,889	1,021,168
Transportation	1,912,342	1,786,974
Equipment repairs and maintenance	1,341,100	1,934,087

TOTAL REVENUE	20,061,251	15,492,877

COST OF REVENUES
Salaries, payroll taxes and benefits	1,910,728	1,822,742
Depreciation	2,072,610	1,976,524
Net book value of rental equipment sold	1,495,233	441,307
Transportation	1,642,578	1,323,323
Equipment repairs and maintenance	1,474,379	1,983,307
Yard operating expenses	455,373	489,640

TOTAL COST OF REVENUES	9,050,901	8,036,843

GROSS PROFIT	11,010,350	7,456,034

Selling, general and administrative expenses	2,464,189	2,434,774
Other depreciation and amortization	31,389	29,988

INCOME FROM OPERATIONS	8,514,772	4,991,272

OTHER INCOME (EXPENSES)
Other income, net - insurance recoveries	55,519	-
Interest	(2,368,621)	(3,923,341)
Interest rate swap	(2,925,999)	(25,438)
TOTAL OTHER INCOME (EXPENSES)	(5,239,101)	(3,948,779)

INCOME BEFORE INCOME TAXES	3,275,671	1,042,493

PROVISION FOR INCOME TAXES	1,256,663	60,433

NET INCOME	$2,019,008	$982,060

The accompanying notes are an integral part of the unaudited consolidated financial statements

ESSEX HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF MEMBERS' (DEFICIT) EQUITY
Three Months Ended March 31, 2008 and 2007
(UNAUDITED)

	Members' Contributions	Paid in Capital	Accumulated Deficit	Total Members' Equity (Deficit)

BALANCE - DECEMBER 31, 2006	$40,270,000	$-	$(4,429,391)	$35,840,609

Member distributions		-	(50,000,000)	(50,000,000)

Net income		-	982,060	982,060

BALANCE - MARCH 31, 2007	$40,270,000	$-	$(53,447,331)	$(13,177,331)

BALANCE - DECEMBER 31, 2007	$40,270,000	$34,740	$(43,212,535)	$(2,907,795)

Share based compensation		12,580		12,580

Net income		-	2,019,008	2,019,008

BALANCE - MARCH 31, 2008	$40,270,000	$47,320	$(41,193,527)	$(876,207)

The accompanying notes are an integral part of the unaudited consolidated financial statements

ESSEX HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31,
(UNAUDITED)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,019,008	$982,060
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of tangible assets	2,103,999	2,006,512
Amortization of loan acquisition costs	98,974	791,595
Gain on sale of rental equipment	(1,412,656)	(579,861)
Deferred income taxes	1,189,941	50,268
Share based compensation expense	12,580	-
Change in fair value of interest rate swap	2,925,999	25,438
Changes in operating assets and liabilities:
Accounts receivable, net	(841,310)	752,648
Prepaid expenses and other assets	(630,340)	(402,949)
Spare parts inventory	(109,696)	40,584
Accounts payable and accrued expenses	314,394	617,545
Unearned rental revenue	411,507	195,093
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,082,400	4,478,933
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of rental equipment	(9,176,533)	(4,305,504)
Purchases of property and equipment	(554,325)	-
Accounts receivable from rental equipment sales	(721,884)	470,832
Proceeds from sale of rental equipment	2,907,889	1,021,168
NET CASH USED IN INVESTING ACTIVITIES	(7,544,853)	(2,813,504)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving credit facility	21,832,899	85,282,762
Payments on revolving credit facility	(20,330,054)	(19,518,339)
Payments for debt issuance costs	-	(1,910,899)
Payments on Junior Term B debt	-	(15,528,133)
Member distributions	-	(50,000,000)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,502,845	(1,674,609)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	40,392	(9,180)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,394	14,541

CASH AND CASH EQUIVALENTS, END OF PERIOD	$48,786	$5,361

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest and debt issuance costs	$2,320,087	$4,326,845
Cash paid for federal income taxes	$-	$100,000

The accompanying notes are an integral part of the unaudited consolidated financial statements

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation

Business Description

Essex Holdings, LLC and its wholly owned subsidiary, Essex Crane Rental Corp. (collectively the “Company”) are engaged primarily in renting lattice, boom crawler cranes and attachments to the construction industry throughout the United States of America for use in building and maintaining power plants, refineries, bridge and road construction, alternative energy, water treatment facilities and other infrastructure related projects.

Essex Holdings, LLC is a holding company whose only activity relates to its investment in its wholly owned subsidiary, Essex Crane Rental Corp which conducts the Company’s operations.

Basis of Presentation

The Company has prepared the accompanying unaudited consolidated interim financial statements in accordance with the accounting policies described in its audited consolidated financial statements for the year ended December 31, 2007 (“Audited Consolidated Financial Statements”). Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted.

In the opinion of management, the accompanying consolidated financial statements reflect all material adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial results for the interim periods presented. Interim results of operations are not necessarily indicative of full year results. Accordingly, these consolidated financial statements should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes thereto for the years ended December 31, 2007, 2006 and 2005 included elsewhere in this Proxy Statement.

Use of Estimates

The preparation of these financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates. Significant estimates include the allowance for doubtful accounts, spare parts inventory obsolescence reserve, useful lives for rental equipment and property and equipment, deferred income taxes, loss contingencies and the fair value of interest rate swaps and other financial instruments.

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition

The Company recognizes revenue, including multiple-element arrangements, in accordance with the provisions of SFAS 13, Accounting for Leases (“SFAS 13”), Staff Accounting Bulletin No. 104 and Emerging Issues Tax Force Issue (“EITF”) No. 00-21, “Revenue Arrangements with Multiple Deliverables.” The Company generates revenue from the rental of cranes and related equipment and other services such as crane and equipment transportation and repairs and maintenance. In many instances, the Company provides some of the above services under the terms of a single customer Equipment Rental Agreement. When a rental agreement involves multiple elements, the items included in the arrangement are evaluated under EITF No. 00-21.

Revenue arrangements with multiple elements are divided into separate units of accounting if certain criteria are met, including whether the delivered item has value to the customer on a stand-alone basis and whether there is objective and reliable evidence of the fair value of the undelivered item(s). The Company generally determines if objective and reliable evidence of fair value for the items included in the Equipment Rental Agreement exists based on whether the Company has vendor-specific objective evidence (“VSOE”) of the price that it sells an item for on a stand-alone basis or objective and reliable evidence of fair value determined based upon the price charged by a competitor selling a comparables service. The Company determined it has VSOE or objective and reliable evidence for all undelivered items.

The Company uses the residual method to allocate the arrangement consideration and, as such, VSOE of fair value or objective and reliable evidence of fair value of the undelivered elements (e.g., assembly and rental services) is deferred and the residual is recognized as revenue related to the delivered element (e.g., transportation of equipment to the customer site).

Revenue from equipment rentals are recognized as earned, on the straight-line basis over the rental period, in accordance with SFAS 13 as specified in the associated Equipment Rental Agreement. Rental contract terms span several months or longer. Because the term of the contracts can extend across financial reporting periods, for rentals billed in advance, the Company records unearned rental revenue at the end of reporting periods so that rental revenue is included in the appropriate period. Repair service revenue is recognized when the service is provided. Transportation revenue from rental equipment delivery service is recognized when the delivery has occurred. New and used rental equipment sales are recognized upon acceptance by the customer and the execution of a definitive sales agreement stipulating the date of transferring the risk of ownership.

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoice price net of an estimate of allowance for doubtful accounts and reserves for credit memos, and generally do not beat interest.

The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in accounts receivable. The Company periodically reviews the allowance for doubtful accounts and balances are written off against the allowance when management believes it is probably the receivable will not be recovered. Bad debt expense was $150,000 and $120,000 for the three months ended March 31, 2008 and 2007, respectively, which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (FSP) 157-2, which delays the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of FSP 157-2 are effective for the Company on January 1, 2009. In January 2008, the Company adopted SFAS No.157 except as it applies to those nonfinancial assets and nonfinancial liabilities as noted in proposed FSP FAS 157-b. The partial adoption of SFAS No.157 on January 1, 2008 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows. See Note 7 for additional information.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which allows companies to report certain financial assets and liabilities at fair value with the changes in fair value included in earnings. In general, a company may elect the fair value option for an eligible financial asset or financial liability when it first recognizes the instrument on its balance sheet or enters into an eligible firm commitment. A company may also elect the fair value option for eligible items that exist on the effective date of FAS 159. A company’s decision to elect the fair value option for an eligible item is irrevocable. The Corporation did not elect the fair value option for eligible financial assets or financial liabilities upon adoption. The adoption of SFAS 159 on January 1, 2008 did not have a material impact on Holdings’ consolidated financial position, results of operations or cash flows.

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

In December 2007, the FASB issued a revision to SFAS No. 141, Business Combinations (“SFAS No. 141R”). SFAS No. 141R revises the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Specifically, SFAS No. 141R will change the accounting for acquisition costs, noncontrolling interests, acquired contingent liabilities, in-process research and development, restructuring costs associated with a combination and certain tax-related items, as well as require additional disclosures. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company will be required to apply SFAS No. 141R to any acquisitions subsequent to December 31, 2008.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for noncontrolling interests in subsidiaries. This statement requires the reporting of all noncontrolling interests as a separate component of stockholders’ equity, the reporting of consolidated net income (loss) as the amount attributable to both the parent and the noncontrolling interests and the separate disclosure of net income (loss) attributable to the parent and to the noncontrolling interests. In addition, this statement provides accounting and reporting guidance related to changes in noncontrolling ownership interests. Other than the reporting requirements described above which require retrospective application, the provisions of SFAS 160 are to be applied prospectively in the first annual reporting period beginning on or after December 15, 2008. Management does not expect the adoption of SFAS No. 160 will have a material impact on its consolidated results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures About Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133.” SFAS No. 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under SFAS No. 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption will have a material impact on its consolidated financial statements disclosure.

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 2 – LONG-TERM DEBT

The Company refinanced its long-term debt in February 2007 with a new asset-based senior secured revolving line-of-credit facility (“revolving credit facility”) led by the lead lender of its previous revolving credit facility, which permits it to borrow up to $170,000,000. The Company may increase the maximum borrowing amount of the revolving credit facility by up to $25,000,000 any time prior to February 2009 subject to certain specified terms and conditions in the credit agreement. The revolving credit facility is scheduled to mature in February 2012 and is collateralized by first security interest in substantially all of the Company’s assets.

The interest rate on the revolving credit facilities was based primarily on LIBOR-based loans that were yielding a weighted effective average interest rate of 5.0% and 7.2% at March 31, 2008 and December 31, 2007, respectively.

The maximum amounts that could be borrowed under the revolving credit facilities, net of letters of credit, interest rate swaps and other reserves, was $164,273,130 at March 31, 2008.

The Company was in compliance with its covenants and other provisions of the senior debt revolving line-of-credit facilities as of March 31, 2008.

NOTE 3 - INTEREST RATE SWAP AGREEMENT

The Company uses derivative financial instruments for the purpose of hedging the risks associated with interest rate fluctuations on its revolving credit facility with the objective of converting a targeted amount of its floating-rate debt to a fixed rate. The Company does not enter into derivative transactions for speculative purposes and, therefore, holds no derivative instruments for trading purposes.

The Company has been privately held and previously reported its financial statements on a basis other than generally accepted accounting principles (“GAAP”) (modified tax basis). Accordingly, the Company did not contemporaneously document the hedge designation on the date of inception in order to quality for hedge accounting treatment in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Accordingly, the derivative financial instruments are recorded at fair value in the accompanying consolidated balance sheets in long-term liabilities, with changes in the underlying fair value reported as a component of other income (expenses) in the Company’s consolidated statements of operations as an expense of $2,925,999 and $25,438 for the three months ended March 31, 2008 and 2007, respectively.

In September 2007, the Company entered into an interest rate swap agreement with its lead lender to hedge its exposure to interest rate fluctuations and replace the interest rate swap originated in March 2007 that was terminated. The initial notional principal amount is $120,000,000 through March 2009, at which time the notional principal amount is reduced to $100,000,000 for the remaining period though the March 2010 maturity date. Under the agreement, the Company pays a 5% fixed interest rate.

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 3 - INTEREST RATE SWAP AGREEMENT - Continued

In March 2007, the Company entered into a derivative financial instrument with its lead lender to hedge its exposure to interest rate fluctuations. The derivative, known as a participative interest rate swap, took the form of a rate cap and floor. Under the agreement, the Company paid a maximum rental rate based on LIBOR (5.27%) and participated in rate declines on a 40% sharing basis of the notional principal amount for the period. The notional principal amounts under this three-year instrument were $120,000,000, $100,000,000 and $80,000,000 for the first, second and third year, respectively.

The swap agreements established a fixed rate of interest for the Company and required the Company or the bank to pay a settlement amount depending upon the difference between 30-day floating rate LIBOR and the swap fixed rate. Interest rates on the revolving credit facility are determined based on either Wachovia’s prime rate or eurodollar LIBOR rate as selected by the Company, plus a margin depending on certain criteria in the agreement.

The fair value of the interest rate swap agreement at March 31, 2008 and December 31, 2007, was $5,681,740 and $2,755,741, respectively, which has been recorded as interest rate swap in long-term liabilities.

NOTE 4 - 401(K) PROFIT SHARING PLAN

The Company maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code available to all eligible employees. The plan requires the Company to 100% match the first 3% of a participant’s contributions and 50% match the next 2% of a participant’s contributions, thereby totaling a maximum matching contribution of 4% when the employee contributes 5%. These contributions vest immediately upon contribution. Total Company 401(k) contributions were $45,910 and $41,631 for the three months ended March 31, 2008 and 2007, respectively.

NOTE 5 – MEMBERS’ EQUITY

The Company has been established as a limited liability company. Under the terms of the LLC Agreement, there is one class of membership interest in the Company and, unless otherwise provided for in the LLC Agreement, all membership interests are entitled to the same benefits, rights, duties and obligations and vote on all matters as a single class. Additionally, under the terms of the LLC Agreement, no member of the Company is liable for any debt, obligation or liability of the Company, except as provided by law or otherwise specifically as provided in the LLC Agreement.

During the three months ended March 31, 2007, the Company paid cash distributions of $50 million by borrowing on its revolving credit facility. No distributions were paid for the three months ended March 31, 2008.

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 6 – INCOME TAXES

The Company increased the Federal tax rate used to compute deferred tax assets and liabilities from 34% to 35% for the three months ended March 31, 2008, as management estimated that its future federal tax rate will be 35% during the periods in which the deferred tax assets and liabilities are expected to be realized.

The Company’s income tax expense for the three months ended March 31, 2008 related primarily to an estimate of its effective tax rate of 38% for the year ended December 31, 2008. The Company’s income tax expense for the three months ended March 31, 2007 related primarily to Federal alternative minimum tax and changes in the deferred state income tax accounts primarily the utilization of the state net operating losses.

At March 31, 2007, the Company concluded that neither the Federal and state net operating loss carryforwards nor the other net deferred tax assets were more likely than not to be utilized due to a history of tax net operating losses and, as such, recorded a valuation allowance against a portion of the Company’s net deferred tax assets. At December 31, 2007, the valuation allowance was reversed for the entire amount of the Federal and the majority of the state net operating losses as the Company had generated taxable income in excess of $10,000,000 in each of the past two years. Management has concluded that it is now more likely than not that the deferred tax assets, except for certain state net operating losses that have a history of expiring unused, will be utilized.

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 7 – FAIR VALUE

Measurement

As described in Note 1, the Company partially adopted SFAS No.157 on January 1, 2008. SFAS No.157, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. SFAS No.157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, SFAS No.157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 — Observable inputs such as quoted prices in active markets;

•	Level 2 — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Liabilities measured at fair value on a recurring basis as of March 31, 2008 are as follows:

Significant
		Quoted Prices	Other
	Fair Value	Active for	Observable	Significant
	March 31,	Identical Assets	Inputs	Unobservable
	2008	Assets (Level 1)	(Level 2)	Inputs (Level 3)
Interest rate derivative	$5,681,740	$—	$5,681,740	$—

(a)
Since the Company’s interest rate derivative instrument is not traded on a market exchange, the fair values are determined using valuation models which include assumptions about interest rates based on those observed in the underlying markets (LIBOR swap rate).

NOTE 8 - RELATED-PARTY TRANSACTIONS

Management services are provided to Essex Crane Rental Corp. by the general partner of one of the members of Essex Holdings, LLC. Under terms of an agreement, the Company is required to pay management fees. The Company was charged and paid $125,000 and $100,000 for management fees for the three months ended March 31, 2008 and 2007, respectively. These costs are included in selling, general and administrative expenses in the Company’s accompanying unaudited consolidated statements of operations.

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company maintains reserves for personal property taxes. These reserves are based on a variety of factors, including duration of rental in each county jurisdiction, tax rates, rental contract terms, customer filings, tax-exempt nature of projects or jurisdictions, statutes of limitations and potential related penalties and interest. Additionally, most customer rental contracts contain a provision that provides that personal property taxes are an obligation to be born by the lessee. Where provided in the rental contract, management will invoice the customer for any personal property taxes paid by the Company. An estimated receivable has been provided in connection with this liability, net of an estimated allowance. This customer receivable has been presented as other receivables in current assets while the property tax reserve has been included in accrued taxes.

Management estimates the gross personal property taxes liability and related contractual customer receivable to be approximately $3,000,000 and $2,300,000, respectively, at March 31, 2008 and December 31, 2007. The gross liability for personal property taxes is included in accrued taxes and the contractual customer receivable is included in other receivables in the accompanying consolidated balance sheets at March 31, 2008 and December 31, 2007, respectively.

The Company is subject to a number of claims and proceedings that generally arise in the normal conduct of business. The Company believes that any liabilities ultimately resulting from these claims will not, individually or in the aggregate, have a material adverse effect on our financial position, results of operations or cash flows.

Management accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Management continuously assesses and reviews such accruals for adjustment as further information develops, including information provided by third party consultants, or when circumstances change. The Company has established a $130,000 reserve at March 31, 2008 and December 31, 2007, for the costs of environmental remediation.

NOTE 10 - SALE AGREEMENT

The Company entered in an agreement on March 6, 2008, to sell the substantial majority of its equity interest to Hyde Park Acquisition Corp (“Hyde Park”). The sale is subject to the approval by the stockholders of Hyde Park and the final closing of lender financing already negotiated with the Company’s lead lender for a new $190,000,000 revolving credit facility.

Immediately subsequent to the sale, Essex Holdings, LLC will elect to be taxed as a corporation. Under the terms of the transaction, Hyde Park will acquire all of the membership interests of Essex Holdings (other than membership interests to be retained by the existing members of Holdings valued at $10,000,000) for a total purchase price of $210 million plus transaction expenses. The purchase price is subject to an adjustment for crane purchases and sales between December 31, 2007, and the closing date, and a working capital adjustment. Also, the obligation for the interest rate swap will remain with the existing members of the Company. The agreement provides that the $10,000,000 of membership interests in Holdings being retained by Holdings’ existing members may be exchanged for shares of Hyde Park common stock at the rate of $7.90 per share. A portion of the existing member proceeds will be held in escrow upon closing to cover indemnifications made by the existing members of the Company, including obligations under the interest rate swap and environmental remediation.

Essex Holdings, LLC and Subsidiary
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2008 and 2007

NOTE 10 - SALE AGREEMENT - Continued

Hyde Park was incorporated in Delaware on August 21, 2006, as a special-purpose acquisition company (a blank check company) whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Hyde Park’s initial public offering was consummated on March 13, 2007. Proceeds raised from the offering, net of issuance costs were approximately $100,000,000.

NOTE 11 - SUBSEQUENT EVENTS

On May 20, 2008, the Company established a 10b5-1 plan providing for the purchase of up to $5,000,000 worth of Hyde Park common stock on the open market at prices not to exceed $7.90 per share.

On May 28, 2008, the Company purchased 400,000 shares of Hyde Park common stock for $3,088,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Essex Holdings, LLC

We have audited the accompanying consolidated balance sheets of Essex Holdings, LLC (a Delaware limited liability corporation) and Subsidiary (together, the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, members’ (deficit) equity and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essex Holdings, LLC and Subsidiary as of December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Chicago, Illinois
May 9, 2008

Essex Holdings, LLC and Subsidiary
CONSOLIDATED BALANCE SHEETS
December 31,

ASSETS	2007		2006

CURRENT ASSETS
Cash and cash equivalents	$	$ 8,394	$14,541
Accounts receivable, net of allowance of $2,773,000 and $2,684,000, respectively		11,808,205	10,960,926
Accounts receivable from rental equipment sales		739,256	647,000
Other receivables		2,307,540	1,981,954
Deferred tax assets		2,415,571	1,082,537
Prepaid expenses and other assets		447,128	407,327
Total current assets		17,726,094	15,094,285

RENTAL EQUIPMENT, NET		124,950,463	121,081,185

PROPERTY AND EQUIPMENT, NET		3,047,289	2,759,549

SPARE PARTS INVENTORY, NET		1,708,138	1,759,567

LOAN ACQUISITION COSTS, NET		1,649,562	759,747

TOTAL ASSETS		$149,081,546	$141,454,333

The accompanying notes are an integral part of these statements.

Essex Holdings, LLC and Subsidiary
CONSOLIDATED BALANCE SHEETS - CONTINUED
December 31,

LIABILITIES AND MEMBERS’
(DEFICIT) EQUITY	2007	2006

CURRENT LIABILITIES
Accounts payable	$3,077,801	$2,458,240
Accrued employee compensation and benefits	1,906,652	1,399,134
Accrued taxes	3,784,910	3,177,906
Accrued interest	812,437	245,963
Accrued other expenses	847,522	951,392
Unearned rental revenue	2,157,111	1,561,032

Total current liabilities	12,586,433	9,793,667

LONG-TERM LIABILITIES
Revolving credit facility	129,862,723	78,370,611
Deferred tax liabilities	6,784,444	1,921,313
Junior Term B debt	-	15,528,133
Interest rate swap	2,755,741	-

Total long-term liabilities	139,402,908	95,820,057

Total liabilities	151,989,341	105,613,724

MEMBERS’ (DEFICIT) EQUITY
Members’ contributions	40,270,000	40,270,000
Paid-in capital	34,740	-
Accumulated deficit	(43,212,535)	(4,429,391)

Total members’ (deficit) equity	(2,907,795)	35,840,609

TOTAL LIABILITIES AND MEMBERS’ (DEFICIT) EQUITY	$149,081,546	$141,454,333
The accompanying notes are an integral part of these statements.

Essex Holdings, LLC and Subsidiary
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31,

	2007	2006	2005
Revenue
Equipment rentals	$48,800,490	$41,578,414	$28,923,012
Used rental equipment sales	13,232,768	5,980,213	7,841,005
Transportation	8,667,849	7,571,149	5,461,947
Equipment repairs and maintenance	7,063,722	6,509,559	4,198,339

Total revenue	77,764,829	61,639,335	46,424,303

Cost of revenues
Salaries, payroll taxes and benefits	7,320,488	6,540,734	5,726,567
Depreciation	8,034,011	7,758,332	7,633,642
Net book value of rental equipment sold	7,183,496	2,973,649	4,962,460
Transportation	6,731,983	6,204,656	5,302,239
Equipment repairs and maintenance	7,356,751	6,630,698	4,891,143
Yard operating expenses	1,913,576	1,582,934	1,262,432

Total cost of revenues	38,540,305	31,691,003	29,778,483

Gross profit	39,224,524	29,948,332	16,645,820

Selling, general and administrative expenses	9,111,874	8,732,266	7,585,190

Other depreciation and amortization	133,124	128,687	150,884

Income from operations	29,979,526	21,087,379	8,909,746

Other income (expenses)
Other income, net - insurance recoveries	139,669	128,867	435,221
Interest	(12,205,328)	(11,478,016)	(10,336,435)
Interest rate swap	(2,755,741)	48,781	514,246

Total other expenses	(14,821,400)	(11,300,368)	(9,386,968)

Income (loss) before income taxes	15,158,126	9,787,011	(477,222)

Provision (benefit) for income taxes	3,941,270	503,587	(42,134)

NET INCOME (LOSS)	$11,216,856	$9,283,424	$(435,088)

The accompanying notes are an integral part of these statements.

Essex Holdings, LLC and Subsidiary
CONSOLIDATED STATEMENT OF MEMBERS’ (DEFICIT) EQUITY
Three years ended December 31, 2007

	Members’	Paid-in	Accumulated	Total members’
	contributions	capital	Deficit	equity (deficit)

Balance, January 1, 2005	$40,270,000	$-	$(13,277,727)	$26,992,273

Net loss	-	-	(435,088)	(435,088)

Balance, December 31, 2005	40,270,000	-	(13,712,815)	26,557,185

Net income	-	-	9,283,424	9,283,424

Balance, December 31, 2006	40,270,000	-	(4,429,391)	35,840,609

Member distributions	-	-	(50,000,000)	(50,000,000)

Equity based compensation	-	34,740	-	34,740

Net income	-	-	11,216,856	11,216,856

Balance, December 31, 2007	$40,270,000	$34,740	$(43,212,535)	$(2,907,795)

The accompanying notes are an integral part of this statement

Essex Holdings, LLC and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31,

	2007	2006	2005
Cash flows from operating activities
Net income (loss)	$11,216,856	$9,283,424	$(435,088)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization of tangible assets	8,167,135	7,887,019	7,784,526
Amortization of loan acquisition costs	1,088,182	1,139,620	1,118,803
Gain on sale of rental equipment	(6,049,272)	(3,006,564)	(2,878,545)
Equity based compensation	34,740	-	-
Deferred income taxes	3,530,097	278,032	(42,134)
Paid in-kind interest on Junior Term B debt	-	234,223	230,690
Change in fair value of interest rate swap	2,755,741	(48,781)	(514,246)

Changes in operating assets and liabilities
Accounts receivable, net	(847,279)	(1,844,398)	(3,723,481)
Other receivables	(325,586)	(147,019)	-
Prepaid expenses and other assets	(39,801)	49,511	299,367
Spare parts inventory	51,429	86,242	(180,892)
Accounts payable and accrued expenses	2,196,687	630,547	646,159
Unearned rental revenue	596,079	12,432	583,481

Net cash provided by operating activities	22,375,008	14,554,288	2,888,640

Cash flows from investing activities
Purchases of rental equipment	(18,783,592)	(6,003,586)	(5,875,442)
Purchases of property and equipment	(724,057)	(511,877)	(517,756)
Changes in accounts receivable from rental equipment sales	(92,256)	(45,381)	(247,741)
Proceeds from sale of rental equipment	13,232,768	5,980,213	7,841,005

Net cash (used in) provided by investing activities	(6,367,137)	(580,631)	1,200,066

Cash flows from financing activities
Proceeds from revolving credit facility	133,423,462	50,331,696	42,631,741
Payments on revolving credit facility	(81,931,350)	(64,859,534)	(46,841,934)
Payments for debt issuance costs	(1,977,997)	-	(182,682)
Payments on Junior Term B debt	(15,528,133)	-	-
Proceeds from interest rate swap termination	-	563,027	-
Member distributions	(50,000,000)	-	-

Net cash used in financing activities	(16,014,018)	(13,964,811)	(4,392,875)

Net (decrease) increase in cash	(6,147)	8,846	(304,169)

Cash, beginning of year	14,541	5,695	309,864

Cash, end of year	$8,394	$14,541	$5,695

Supplemental disclosures of cash flow information Cash paid for
Interest, swap settlements and debt issuance costs	$13,341,107	$10,314,959	$9,373,139
Federal income taxes	340,000	240,000	-

The accompanying notes are an integral part of these statements.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2007, 2006 and 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Consolidation

Essex Holdings, LLC filed a certificate of formation in Delaware on May 4, 2000. The consolidated financial statements include the accounts of Essex Holdings, LLC and its wholly-owned subsidiary, Essex Crane Rental Corp. (together, the “Company”). Essex Holdings, LLC is a holding company whose only activity relates to its investment in Essex Crane Rental Corp. All significant intercompany accounts and transactions have been eliminated in consolidation.

The wholly-owned subsidiary was incorporated in Delaware on April 7, 2000, as Essex Holdings, Inc. and, in June 2000, changed its legal name to Essex Crane Rental Corp.

In May 2000, Essex Holdings, LLC entered into an Asset Purchase Agreement and acquired substantially all the assets, liabilities and operations of Essex Crane Rental Corp for $169,352,000. This acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The fair value of net assets acquired exceeded the purchase price. The excess of the net fair values of assets acquired and liabilities assumed over the purchase price has been recorded as a pro rata reduction to the fair value of long-term assets (rental equipment, property and equipment and spare parts inventory) in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations.”

Member distributions from inception through December 31, 2007 totaled $50,000,000, all of which occurred in the year ended December 31, 2007.

Business Activity

The Company is engaged primarily in renting lattice, boom crawler cranes and attachments to the construction industry throughout the United States of America for use in building and maintaining power plants, refineries, bridge and road construction, alternative energy, water treatment facilities and other infrastructure related projects.

Use of Estimates

The preparation of these financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates. Significant estimates include the allowance for doubtful accounts, spare parts inventory obsolescence reserve, useful lives for rental equipment and property and equipment, deferred income taxes, loss contingencies and the fair value of interest rate swaps and other financial instruments.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition

The Company recognizes revenue, including multiple-element arrangements, in accordance with the provisions of SFAS 13, Accounting for Leases (“SFAS 13”) and Staff Accounting Bulletin No. 104 and Emerging Issues Tax Force Issue (“EITF”) No. 00-21, “Revenue Arrangements with Multiple Deliverables.” The Company generates revenue from the rental of cranes and related equipment and other services such as crane and equipment transportation and repairs and maintenance. In many instances, the Company provides some of the above services under the terms of a single customer Equipment Rental Agreement. When a rental agreement involves multiple elements, the items included in the arrangement are evaluated under EITF No. 00-21.

Revenue arrangements with multiple elements are divided into separate units of accounting if certain criteria are met, including whether the delivered item has value to the customer on a stand-alone basis and whether there is objective and reliable evidence of the fair value of the undelivered item(s). The Company generally determines if objective and reliable evidence of fair value for the items included in the Equipment Rental Agreement exists based on whether the Company has vendor-specific objective evidence (“VSOE”) of the price that it sells an item for on a stand-alone basis or objective and reliable evidence of fair value determined based upon the price charged by a competitor selling a comparables service. The Company determined it has VSOE or objective and reliable evidence for all undelivered items.

The Company uses the residual method to allocate the arrangement consideration and, as such, VSOE of fair value or objective and reliable evidence of fair value of the undelivered elements (e.g., assembly and rental services) is deferred and the residual is recognized as revenue related to the delivered element (e.g., transportation of equipment to the customer site).

Revenue from equipment rentals are recognized as earned, generally on the straight-line basis over the rental period, in accordance with SFAS 13 as specified in the associated Equipment Rental Agreement. Rental contract terms span several months or longer. Because the term of the contracts can extend across financial reporting periods, for rentals billed in advance, the Company records unearned rental revenue at the end of reporting periods so that rental revenue is included in the appropriate period. Repair service revenue is recognized when the service is provided. Transportation revenue from rental equipment delivery service is recognized when the delivery has occurred. New and used rental equipment sales are recognized upon acceptance by the customer and the execution of a definitive sales agreement stipulating the date of transferring the risk of ownership.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Other Income, Net - Insurance Recoveries

Other income, net - insurance recoveries relates to payments from customers and their insurance companies for damage to equipment from accidents or natural disasters while on rent in accordance with the terms of the Equipment Rental Agreement. The amount of recoveries is net of costs incurred to repair the rental equipment.

Transportation Costs

The Company classifies transportation costs billed to customers as revenues. The corresponding expenses are included in cost of revenues in the consolidated statements of operations.

Sales Tax

The Company collects sales tax from customers and remits these amounts to the applicable tax authority. The Company’s policy is to present any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between the Company and a customer on a net basis in accordance with EITF No. 06-3, “How Taxes Collected from Customers and Remitted to Government Authorities Should Be Presented in the Income Statement (That Is Gross Versus Net Presentation).”

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoice price net of an estimate of allowance for doubtful accounts and reserves for credit memos, and generally do not bear interest.

The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in accounts receivable. The Company periodically reviews the allowance for doubtful accounts and balances are written off against the allowance when management believes it is probable the receivable will not be recovered. Bad debt expense was $525,000, $480,000 and $480,000 for the years ended December 31, 2007, 2006 and 2005, respectively, which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Other Receivables

Other receivables relate to a contractual customer obligations whereby the Company will be reimbursed for any personal property taxes assessed on its equipment while on rental. For additional details see Note 13 - Commitments and Contingencies.

Concentrations of Credit Risk

A balance sheet account that potentially subjects the Company to a significant concentration of credit risk primarily relates to accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Concentrations of Credit Risk - Continued

The Company’s largest customer for each year composed less than 10% of total revenue for the years ended December 31, 2007, 2006 and 2005, and accounts receivable related to any customer was less than 10% of total receivables at December 31, 2007 and 2006. The Company controls credit risk through credit approvals, credit limits and other monitoring procedures. The Company also manages credit risk through bonding requirements on its customers and/or liens on projects that the rental equipment is used to complete.

Spare Parts Inventory

Spare parts inventory is used to service rental equipment and is stated at the lower of cost or market. Cost is computed using an average cost basis. Spare parts inventory is classified as a non-current asset as it is primarily used in rental equipment. Usage is recorded as repairs and maintenance expense in the period the parts were issued to a repair project, or, usage is reclassified as additional cost of the rental equipment if the repair project meets certain capitalization criteria.

The carrying value of the spare parts inventory is reduced by a reserve representing management’s estimate for obsolete and slow-moving items. This obsolescence reserve is an estimate based upon the Company’s analysis by type of inventory, usage and market conditions at the consolidated balance sheet dates. The spare parts inventory obsolescence reserve was approximately $4,800,000 and $4,900,000 at December 31, 2007 and 2006, respectively.

Rental Equipment

Rental equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the equipment, which range from 20 to 30 years, using a half-year convention in both the year of acquisition and disposal. Equipment improvements that extend the useful lives or enhance a crane’s capabilities are capitalized when they meet the Company’s capitalization criteria and are depreciated using the straight-line method over the estimated useful lives of 7 years.

Gains and losses on retirements and disposals of rental equipment are included in income from operations. Ordinary repair and maintenance costs are included in cost of revenues in the accompanying consolidated statements of operations.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method using a half-year convention in both the year of acquisition and disposal over the assets’ estimated useful lives, which are as follows:

Asset description	Life
Buildings	30 years
Building improvements	10 years
Office equipment and improvements	3 to 7 years
Automobiles, trucks and trailers and yard equipment	4 to 5 years
Information systems equipment and software	3 years
Machinery, furniture and fixtures	4 to 7 years

Expenditures for betterments and renewals that extend the useful lives or enhance the assets’ capabilities are capitalized when they meet the Company’s capitalization criteria and are depreciated on the straight-line basis over the remaining lives of the assets. Gains and losses on retirements and disposals of property and equipment are included in the consolidated statements of operations.

External costs incurred to develop computer software for internal use are capitalized in accordance with American Institute of Certified Public Accountants Statement of Position 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use.” Capitalized software development costs include software license fees, consulting fees and certain internal payroll costs and are amortized on a straight-line basis over their useful life. Total cumulative capitalized software as of December 31, 2007 and 2006, was $922,043 and $878,169, respectively. Accumulated amortization as of December 31, 2007 and 2006, was $881,753 and $867,315, respectively. Amortization expense for the years ended December 31, 2007, 2006 and 2005, was $14,438, $20,438 and $49,752, respectively.

Loan Acquisition Costs

Loan acquisition costs include underwriting, legal and other direct costs incurred in connection with the issuance, and amendments thereto, of the Company’s debt. These costs are capitalized and amortized using the straight-line method, which approximates amortization using the effective interest method, over the remaining period of the debt and are included in interest expense.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Impairment of Long-Lived Assets

Holdings accounts for the impairment of long-lived assets under the provisions of SFAS No. 144, “Accounting for the Impairment and Disposal of Long-Lived Assets,” which requires the impairment losses related to long-lived assets to be recorded where indicators of impairment are present and the estimated undiscounted cash flows to be generated by the asset are less than the assets’ carrying value. If the carrying value of the assets will not be recoverable, as determined by the undiscounted cash flows, the carrying value of the assets is reduced to fair value.

Derivative Financial Instruments

The Company uses derivative financial instruments for the purpose of hedging the risks associated with interest rate fluctuations on its revolving credit facility with the objective of converting a targeted amount of its floating-rate debt to a fixed rate. The Company does not enter into derivative transactions for speculative purposes and, therefore, holds no derivative instruments for trading purposes.

The Company has been privately held and previously reported its financial statements on a basis other than generally accepted accounting principles (“GAAP”) (modified tax basis). Accordingly, the Company did not contemporaneously document the hedge designation on the date of inception in order to quality for hedge accounting treatment in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Accordingly, the derivative financial instruments are recorded at fair value in the accompanying consolidated balance sheets in long-term liabilities, with changes in the underlying fair value reported as a component of other income (expenses) in the Company’s consolidated statements of operations.

Income Taxes

Essex Holdings, LLC is a limited liability company that has elected to be taxed as a partnership; accordingly, it is not subject to tax at the corporate level. In lieu of corporate income tax, the members are taxed on their share of the LLC’s taxable income.

Essex Crane Rental Corp uses an asset and liability approach, as required by SFAS No. 109, “Accounting for Income Taxes,” for financial accounting and reporting of income taxes. Deferred tax assets and liabilities are computed using tax rates expected to apply to taxable income in the years in which those assets and liabilities are expected to be realized. The effect on deferred tax assets and liabilities resulting from a change in tax rates is recognized as income or expense in the period that the change in tax rates is enacted.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes - Continued

Management makes certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are applied in the calculation of certain tax credits and in the calculation of the deferred income tax expense or benefit associated with certain deferred tax assets and liabilities. Significant changes to these estimates may result in an increase or decrease to Essex Crane Rental Corp.’s tax provision in a subsequent period.

Management assesses the likelihood that it will be able to recover its deferred tax assets. If recovery is not likely, the Company will increase its provision for income taxes by recording a valuation allowance against the deferred tax assets that are unlikely to be recovered.

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” on January 1, 2007, which had no impact on the Company’s consolidated financial statements as management has concluded that the tax benefits related to its uncertain tax positions can be fully recognized. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits in income tax expense.

Equity-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payment,” which requires the measurement and recognition of compensation expense, based on estimated fair values, for all share-based awards made to employees and directors. The Company adopted SFAS No. 123(R) using the modified prospective transition method which had no effect on the Company’s consolidated financial statements. In accordance with the modified prospective transition method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS No. 123(R).

Prior to the adoption of SFAS No. 123(R), the Company accounted for share-based awards to employees and directors using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” as allowed under SFAS No. 123, “Accounting for Stock-Based Compensation.”

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for accounts receivable, accounts payable, accrued expenses and unearned rental income approximate fair value due to the immediate short-term maturity of these financial instruments. The fair values of the revolving credit facility are determined using current interest rates for similar instruments and approximate the carrying value of these financial instruments due to the fact that the underlying instruments include provisions to adjust rates to approximate fair market value.

Advertising Costs

Advertising costs are generally expensed as incurred and are included within selling, general and administrative expenses. Advertising costs charged to expense for the years ended December 31, 2007, 2006 and 2005, were $41,105, $27,412 and $28,397, respectively.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management does not expect the adoption of SFAS No. 157 to significantly affect the Company’s financial condition or results of operations.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value and establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurements attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management has not yet determined the impact, if any, from the adoption of SFAS No. 159.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

In December 2007, the FASB issued a revision to SFAS No. 141, Business Combinations (“SFAS No. 141R”). SFAS No. 141R revises the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Specifically, SFAS No. 141R will change the accounting for acquisition costs, noncontrolling interests, acquired contingent liabilities, in-process research and development, restructuring costs associated with a combination and certain tax-related items, as well as require additional disclosures. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company will be required to apply SFAS No. 141R to any acquisitions subsequent to December 31, 2008.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for noncontrolling interests in subsidiaries. This statement requires the reporting of all noncontrolling interests as a separate component of stockholders’ equity, the reporting of consolidated net income (loss) as the amount attributable to both the parent and the noncontrolling interests and the separate disclosure of net income (loss) attributable to the parent and to the noncontrolling interests. In addition, this statement provides accounting and reporting guidance related to changes in noncontrolling ownership interests. Other than the reporting requirements described above which require retrospective application, the provisions of SFAS 160 are to be applied prospectively in the first annual reporting period beginning on or after December 15, 2008. Management does not expect the adoption of SFAS No. 160 will have a material impact on its consolidated results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures About Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133.” SFAS No. 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under SFAS No. 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption will have a material impact on its consolidated financial statements disclosure.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 2- RENTAL EQUIPMENT

Rental equipment consists of the following:

	December 31,
	2007	2006

Revenue equipment	$173,943,468	$165,652,728
Less accumulated depreciation	48,993,005	44,571,543

Total	$124,950,463	$121,081,185

Depreciation expense related to rental equipment was $7,731,801, $7,523,158 and $7,472,764 for the years ended December 31, 2007, 2006 and 2005, respectively, which was included in cost of revenues in the accompanying consolidated statements of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2007	2006

Land	$831,436	$831,436
Buildings and improvements	1,064,078	1,001,135
Automobiles, trucks, trailers and yard equipment	1,546,955	1,387,517
Information systems equipment and software	922,043	878,169
Office equipment and improvements	528,357	503,224
Machinery, furniture and fixtures	452,121	271,938
Construction in progress	384,016	148,800

	5,729,006	5,022,219

Less accumulated depreciation and amortization	2,681,717	2,262,670

Property and equipment, net	$3,047,289	$2,759,549

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 3 - PROPERTY AND EQUIPMENT - Continued

Depreciation and amortization expense of property and equipment was $435,334, $363,861 and $311,762 for the years ended December 31, 2007, 2006 and 2005, respectively. Depreciation expense related to automobiles, trucks, trailers, yard equipment and machinery has been included in cost of revenues in the accompanying consolidated statements of operations as it is directly related to revenue generation while the remaining categories are included in other operating expenses.

NOTE 4 - LOAN ACQUISITION COSTS

In February 2007, the Company refinanced all of its debt with the lead lender of its previous revolver facility. The new loan acquisition costs totaled $1,977,997 and are being amortized over five years, the term of the loan.

In September 2004, the Company refinanced all of its previous debt. The related loan acquisition costs totaled $3,252,340 and were being amortized over three years. In July 2005, the Company amended the loan agreement to increase its permitted capital expenditure limit. These loan amendment costs totaled $120,266 and were amortized over the remaining life of the existing credit facility. The remaining prior loan acquisition costs were fully amortized in February 2007 when the Company refinanced its debt.

Loan acquisition costs consisted of the following:

	December 31,
	2007	2006

Gross carrying amount	$1,977,997	$3,372,606
Less accumulated amortization	328,435	2,612,859

Net carrying amount	$1,649,562	$759,747

The costs amortized to interest expense were $1,088,182, $1,139,620 and $1,118,803 for the years ended December 31, 2007, 2006 and 2005, respectively.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 4 - LOAN ACQUISITION COSTS - Continued

Estimated future amortization expense related to loan acquisition costs are as follows at December 31, 2007:

Years ended December 31,

2008	$395,895
2009	395,895
2010	395,895
2011	395,895
2012	65,982

$1,649,562

NOTE 5- LONG-TERM DEBT

Revolving Credit Facility

The Company refinanced its long-term debt in February 2007 with a new asset-based senior secured revolving line-of-credit facility (“revolving credit facility”) led by the lead lender of its previous revolving credit facility, which permits it to borrow up to $170,000,000. The Company may borrow up to an amount equal to the sum of 85% of eligible net receivables and 75% to 80% of the net orderly liquidation value of eligible rental equipment. The Company may increase the maximum borrowing amount of the revolving credit facility by up to $25,000,000 any time prior to the second anniversary of the facility origination date subject to certain specified terms and conditions in the credit agreement. The revolving credit facility is scheduled to mature in February 2012 and is collateralized by first security interest in substantially all of the Company’s assets.

Proceeds from the new revolving credit facility were used to pay off the previously existing revolving credit facility and its former Junior Term B lender completely, make a $50,000,000 dividend distribution, and cover related expenses.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 5 - LONG-TERM DEBT - Continued

Revolving Credit Facility - Continued

Borrowings under the revolving credit facility accrue interest per annum, at the borrower’s option at either (1) the bank’s prime rate plus an applicable margin or (2) a eurodollar rate based the rate the bank offers deposits of U.S. dollars in the London interbank market plus an applicable margin. The Company is also required to pay a monthly commitment fee, with respect to the undrawn commitments under the revolving credit facility. The applicable prime rate margin, eurodollar LIBOR rate, and unused line commitment fee vary based on the amount of monthly average excess availability as defined in the credit agreement. At December 31, 2007, the applicable prime rate margin, eurodollar LIBOR margin, and unused line commitment fee were 0.25%, 2.00% and 0.25%, respectively. The LIBOR rate at December 31, 2007 was 4.6%.

The previously existing revolving credit facility (“previous credit facility”) permitted the Company to borrow up to $110,000,000. The previous credit facility was also an asset-based senior secured facility with a first security interest in substantially all of the assets of the Company, except the real estate which was a second secured interest to that of the Junior Term B (“Term Loan”) debt provider. The senior lenders lent on a formula basis of 85% against eligible receivables and 70% against eligible rental equipment. The Term Loan had a three-year commitment. The total $110,000,000 commitment had minimum annual reductions of $2,500,000 per year and other commitment reductions beyond that based upon the Company’s performance and the level of proceeds from sale of rental equipment.

The interest rate on the revolving credit facilities was based primarily on LIBOR-based loans that were yielding a weighted effective average interest rate of 7.2% and 8.6% at December 31, 2007 and 2006, respectively.

The maximum amounts that could be borrowed under the revolving credit facilities, net of letters of credit, interest rate swaps and other reserves, was $167,207,759 and $104,641,363 at December 31, 2007 and 2006, respectively.

Junior Term B Debt

The Junior Term B (“Term B”) debt was a $15,000,000 commitment due in September 2008. The Term B debt was repaid in February 2007. The Term B debt was secured by a first security interest in real estate and a second security interest in substantially all of the other assets of the Company, plus there was a Put Agreement providing a limited partial guarantee from the controlling partner of Essex Holdings, LLC to the Term B debt lender. The Term Loan had, in essence, the same loan covenants as existed in the previous revolving credit facility from the senior lenders. There was an inter-creditor agreement between the lenders for the previous revolving credit facility and the Term B debt.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 5 - LONG-TERM DEBT - Continued

Junior Term B Debt - Continued

The interest rate in effect for the $15,000,000 Term B debt was 18.4% at December 31, 2006. Additionally, the Term B debt had a 1.5% per annum payment in-kind interest factor that was added to the outstanding loan balance which was repaid in full in February 2007.

Loan Covenants and Compliance

As of December 31, 2007, and for the years ended December 31, 2007, 2006 and 2005, the Company was in compliance with its covenants and other provisions of the senior debt revolving line-of-credit facilities and Term B debt. Any failure to be in compliance with any material provision or covenant of these agreements could have a material adverse effect on the Company’s liquidity and operations.

NOTE 6 - INTEREST RATE SWAP AGREEMENTS

In September 2007, the Company entered into an interest rate swap agreement with its lead lender to hedge its exposure to interest rate fluctuations and replace the interest rate swap originated in March 2007 that was terminated. The initial notional principal amount is $120,000,000 through March 2009, at which time the notional principal amount is reduced to $100,000,000 for the remaining period though the March 2010 maturity date. Under the agreement, the Company pays a 5% fixed interest rate.

In March 2007, the Company entered into a derivative financial instrument with its lead lender to hedge its exposure to interest rate fluctuations. The derivative, known as a participative interest rate swap, took the form of a rate cap and floor. Under the agreement, the Company paid a maximum rental rate based on LIBOR (5.27%) and participated in rate declines on a 40% sharing basis of the notional principal amount for the period. The notional principal amounts under this three-year instrument were $120,000,000, $100,000,000 and $80,000,000 for the first, second and third year, respectively.

In July 2005, the Company entered into an interest rate swap agreement with a $50,000,000 notional principal amount and a maturity of September 2007. This swap was terminated in July 2006 for a net gain of $43,754 after covering the cost of a replacement interest rate cap at 5.5%. This interest rate cap was terminated in November 2006 at an additional net gain of $5,027. The $48,781 realized gain from these two derivatives has been included in interest rate swap in other income (expenses) in the accompanying consolidated statements of operations for the year ended December 31, 2006.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 6 - INTEREST RATE SWAP AGREEMENTS - Continued

The swap agreements established a fixed rate of interest for the Company and required the Company or the bank to pay a settlement amount depending upon the difference between 30-day floating rate LIBOR and the swap fixed rate. The differential to be paid or received under the swap agreements has been accrued and paid as interest rates changed and such amounts were included in interest expense for the respective period. Interest payment dates for the revolving loan was dependent upon the interest rate options selected by the Company. Interest rates on the revolving credit facility are determined based on either Wachovia’s prime rate or eurodollar LIBOR rate, plus a margin depending on certain criteria in the agreement.

The fair value of the interest rate swap agreement at December 31, 2007, was $2,755,741, which has been recorded as interest rate swap in long-term liabilities.

The Company has been privately held and previously reported its financial statements on a basis other than GAAP (modified tax basis). Accordingly, the Company did not contemporaneously document the hedge designation on the date of inception in order to quality for hedge accounting treatment in accordance with SFAS No. 133. Accordingly, the derivative financial instruments are recorded at fair value in the accompanying consolidated balance sheets in long-term liabilities, with changes in the underlying fair value reported as a component of other income (expenses) in the Company’s consolidated statements of operations for the years ended December 31, 2007, 2006 and 2005, as follows:

	Asset (liability) balance
	2007	2006	2005

Fair value at beginning of year	$-	$514,246	$-
Change in fair value recognized as (expense) income	(2,755,741)	48,781	514,246
Proceeds from interest rate swap termination	-	(563,027)	-

Fair value at end of year	$(2,755,741)	$-	$514,246

The impact of the interest rate swap recorded in interest expense lowered interest costs by $31,700 and $654,730 in 2007 and 2006, respectively, and increased interest costs by $102,736 in 2005.

The weighted-average interest rates paid under the revolver, including the impact of the interest rate swaps, were approximately 7.0%, 8.6% and 6.8% at December 31, 2007, 2006 and 2005, respectively.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 7 - INCOME TAXES

Income tax expense consists of the following for the years ended December 31:

	2007	2006	2005
Current income taxes	$411,174	$225,555	$-
Deferred income taxes	3,530,096	278,032	(42,134)

Total income taxes	$3,941,270	$503,587	$(42,134)

The Company’s current income tax expense for the years ended December 31, 2007 and 2006, related primarily to Federal alternative minimum tax. The Company’s deferred income tax expense for the year ended December 31, 2007, primarily relates to the utilization of the net operating losses partially offset by the reversal of the valuation allowance that existed at December 31, 2006, and the change in deferred tax liability for rental equipment and property and equipment.

The following table provides a reconciliation between the Federal statutory tax rate and the Company’s actual effective tax rate for the years ended December 31:

	2007	2006	2005
Federal statutory rate	35.0%	34.0%	34.0%
State and local taxes	(0.3)	2.9	8.8
Change in valuation allowance	(8.7)	(31.7)	(31.2)
Meals, entertainment and other	-	0.1	(2.8)

Effective income tax rate	26.0%	5.3%	8.8%

The Company’s effective tax rate was lower than the Federal statutory tax rate for all years primarily due to the tax benefits associated with the valuation allowance partially offset by state and local income taxes. The Company increased its Federal statutory tax rate from 34% for the years ended December 31, 2006 and 2005, to 35% for the year ended December 31, 2007, due to the fact that taxable income was more than $10,000,000 in both 2006 and 2007 and management has estimated that its future tax rate will be 35% in the periods in which the deferred tax assets and liabilities are expected to be realized.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 7 - INCOME TAXES - Continued

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

	December 31,
	2007	2006
Deferred tax assets
Accounts receivable	$220,487	$285,974
Accrued expenses	2,195,084	796,563
Goodwill	13,060,088	14,344,229
Net operating loss carryforward	20,461,566	27,292,213
Other	1,014,356	237,931

	36,951,581	42,956,910

Valuation allowance	(10,216)	(1,363,866)

Deferred tax assets, net	36,941,365	41,593,044
Deferred tax liabilities
Rental equipment	41,271,809	42,406,415
Property and equipment	38,429	25,405

Total deferred tax liabilities	41,310,238	42,431,820

Net deferred tax liabilities	$(4,368,873)	$(838,776)
Amounts included in the consolidated balance sheets
Current deferred tax assets	$2,415,571	$1,082,537
Long-term deferred tax liabilities	(6,784,444)	(1,921,313)

Net deferred tax liabilities	$(4,368,873)	$(838,776)

The Company establishes a valuation allowance when it is more likely than not that it will not be able to realize the benefit of the deferred tax assets, or when future deductibility is uncertain. Periodically, the valuation allowance is reviewed and adjusted based on management’s assessment of realizable deferred tax assets.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 7 - INCOME TAXES - Continued

At December 31, 2006 and 2005, the Company concluded that neither the Federal and state net operating loss carryforwards nor the other net deferred tax assets were more likely than not to be utilized due to a history of tax net operating losses and, as such, has recorded a valuation allowance against a portion of the Company’s net deferred tax assets. At December 31, 2007, the valuation allowance was reversed for the entire amount of the Federal and the majority of the state net operating losses as the Company has now generated taxable income in excess of $10,000,000 in each of the past two years. Management has concluded that it is now more likely than not that the deferred tax assets, except for certain state net operating losses that have a history of expiring unused, will be utilized.

At December 31, 2007, the Company had unused Federal net operating loss carryforwards totaling approximately $55,400,000 that begin expiring in 2020. At December 31, 2007, the Company also had unused state net operating loss carryforwards totaling approximately $32,200,000 that expire between 2008 and 2020.

The Company increased the Federal tax rate used to compute deferred tax assets and liabilities from 34% for the years ended December 31, 2006 and 2005, to 35% for the year ended December 31, 2007, as management estimated that its future tax rate will be 35% during the periods in which the deferred tax assets and liabilities are expected to be realized.

The Company adopted the provisions of FASB Interpretation 48 (FIN48), Accounting for Uncertainty in Income Taxes, on January 1, 2007. Previously, the Company had accounted for tax contingencies in accordance with Statement of Financial Accounting Standards 5, Accounting for Contingencies. As required by FIN48, which clarified Statement 109, Accounting for Income Taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied FIN48 to all tax positions for which the statute of limitations remained open. As a result of the implementation of FIN48, there was no effect on the Company’s 2007 financial statements, nor have there been any material changes in unrecognized tax benefits during 2007.

The Company is subject to income taxes in the U.S. federal jurisdiction, and various states and foreign jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. As the Company has sustained losses since inception, all tax years since inception are still open (2000 to 2007), as the losses have not been utilized by the Company.

The Company is currently not aware of any current or threatened examination by any jurisdiction. The Company has elected to classify interest and penalties related to unrecognized tax benefits as a component of income tax expense, if applicable. No accrual is required as of December 31, 2007 for interest and penalties.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 8 - MEMBERS’ EQUITY

The Company has been established as a limited liability company. Under the terms of the LLC Agreement, there is one class of membership interest in the Company and, unless otherwise provided for in the LLC Agreement, all membership interests are entitled to the same benefits, rights, duties and obligations and vote on all matters as a single class. Additionally, under the terms of the LLC Agreement, no member of the Company is liable for any debt, obligation or liability of the Company, except as provided by law or otherwise specifically as provided in the LLC Agreement. A member cannot, unless otherwise provided for in the LLC Agreement, transfer all or any portion of its membership interest. The Company is authorized to establish a capital account for each member equal to that member’s initial capital contribution.

NOTE 9 - EXECUTIVE PROFITS INTEREST

The Essex Holdings, LLC Operating Agreement permits the Company to grant up to a 10% profits interest (“Management Profits Shares”) to key members of executive management. The Management Profits Shares were granted at fair value which was equal to fair value of the Company’s profits interest on the grant date. The Management Profit Shares have a pro rata interest in the Company’s profits in excess of the fair value of the Company on of the grant date of the awards. The minimum equity threshold above which the Management Profit Shares share in value of the Company is $30,000,000 for the awards granted in 2007 and zero for the awards granted prior to 2004. The minimum threshold amounts have been adjusted to account for the $50,000,000 cash distribution paid in 2007.

The awards vest 20% annually on the anniversary of the grant date provided that the individual remains in continuous employment as of such dates. Management Profit Shares have been granted for 10.0% and 8.5% of profits interest at December 31, 2007 and 2006, respectively. There was 1.6% and 0.2% of Management Profit Shares interest that remained unvested as of December 31, 2007 and 2006, respectively.

At various dates between May 2000 and May 2003, the Company awarded an aggregate profits interest of 8.5% to key members of executive management which were deemed to have a fair value of zero on the grant date.

In April 2007, the Company awarded an aggregate additional profits interest of 1.5% to key members of executive management which were deemed to have an aggregate fair value of $232,000 on the grant date which will be expensed ratably over the vesting period. The fair value of the profits interest was determined based on the estimated fair value of the Company on the grant date. In addition to the annual vesting provisions, these profits interest awards also vest in full upon a change in control as defined as a direct or indirect sale, lease, transfer or other disposition other than by way of merger or consolidations of substantially all of the assets of the Company.

Once vested, management profits interests are subject to repurchase by the Company upon the occurrence of certain events, including death, disability and termination. Upon death, disability or termination without cause, the Company has the option to repurchase the profits interest at their fair value.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 9 - EXECUTIVE PROFITS INTEREST - Continued

The compensation expense recognized under SFAS No. 123R for the year ended December 31, 2007 was $34,740 and reflects compensation expense for all estimated share-based awards granted through December 31, 2007 based on the grant-date fair value. There was no compensation expense recognized for the years ended December 31, 2006 and 2005 as the awards issued prior to 2006 were deemed to have no value on the grant date.

NOTE 10 - 401(k) PROFIT SHARING PLAN AND MEDICAL BENEFITS

The Company maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code available to all eligible employees. The plan requires the Company to 100% match the first 3% of a participant’s contributions and 50% match the next 2% of a participant’s contributions, thereby totaling a maximum matching contribution of 4% when the employee contributes 5%. These contributions vest immediately upon contribution. Total Company 401(k) contributions were $164,595, $139,448 and $132,087 for the years ended December 31, 2007, 2006 and 2005, respectively.

The Company provides medical benefits to its employees and their dependants and is self-insured for annual individual claims of up to $50,000, at which time a stop-loss insurance policy covers any excess.

NOTE 11 - RELATED-PARTY TRANSACTIONS

Management services are provided to Essex Crane Rental Corp. by the general partner of one of the members of Essex Holdings, LLC. Under terms of an agreement, the Company is required to pay management fees. The Company was charged and paid $400,000, $475,000 and $475,000 for management fees in December of 2007, 2006 and 2005, respectively. These costs are included in selling, general and administrative expenses in the Company’s accompanying consolidated statements of operations. The maximum annual amount permitted by the present loan agreement is $500,000.

NOTE 12 - CONCENTRATIONS

Purchases from the Company’s top two vendors related primarily to rental equipment and spare parts that amounted to approximately $20,600,000, $6,600,000 and $9,700,000, representing 58%, 32% and 48%, respectively, of the total purchases during the years ended December 31, 2007, 2006 and 2005, respectively.

Outstanding accounts payable to these top two vendors totaled approximately $291,000 and $344,000 as of December 31, 2007 and 2006, respectively. The loss of either of these vendors is not expected to have a material negative impact on operations.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 13- COMMITMENTS AND CONTINGENCIES

The Company leases real estate and office equipment under operating leases which continue through 2010. Rent expense under all non-cancelable operating leases totaled $278,200, $260,326 and $196,959 for the years ended December 31, 2007, 2006 and 2005, respectively.

Future minimum lease payments for non-cancelable operating leases are as follows at December 31, 2007:

Years ending December 31,
2008	$221,436
2009	32,652
2010	5,238

$259,326

The Company maintains reserves for personal property taxes. These reserves are based on a variety of factors, including duration of rental in each county jurisdiction, tax rates, rental contract terms, customer filings, tax-exempt nature of projects or jurisdictions, statutes of limitations and potential related penalties and interest. Additionally, most customer rental contracts contain a provision that provides that personal property taxes are an obligation to be born by the lessee. Where provided in the rental contract, management will invoice the customer for any personal property taxes paid by the Company. An estimated receivable has been provided in connection with this liability, net of an estimated allowance. This customer receivable has been presented as other receivables in current assets while the property tax reserve has been included in accrued taxes.

Management estimates the gross personal property taxes liability and related contractual customer receivable to be approximately $3,000,000 and $2,300,000, respectively, at December 31, 2007. Management estimates the gross liability and contractual customer receivable to be approximately $2,700,000 and $2,000,000, respectively, at December 31, 2006. The gross liability for personal property taxes is included in accrued income taxes and the contractual customer receivable is included in other receivables in the accompanying consolidated balance sheets for the years ended December 31, 2007 and 2006.

The Company is subject to a number of claims and proceedings that generally arise in the normal conduct of business. The Company believes that any liabilities ultimately resulting from these claims will not, individually or in the aggregate, have a material adverse effect on our financial position, results of operations or cash flows.

The Company has established a $130,000 reserve at December 31, 2007, for the estimated costs of environmental remediation.

Essex Holdings, LLC and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
For the years ended December 31, 2007, 2006 and 2005

NOTE 14 - SUBSEQUENT EVENT

The Company entered in an agreement on March 6, 2008, to sell the substantial majority of its equity interest to Hyde Park Acquisition Corp (“Hyde Park”). The sale is subject to the approval by the stockholders of Hyde Park and the final closing of lender financing already negotiated with the Company’s lead lender for a new $190,000,000 revolving credit facility.

Immediately subsequent to the sale, Essex Holdings, LLC will elect to be taxed as a corporation. Under the terms of the transaction, Hyde Park will acquire all of the membership interests of Essex Holdings (other than membership interests to be retained by the existing members of Holdings valued at $10,000,000) for a total purchase price of $210 million plus transaction expenses. The purchase price is subject to an adjustment for crane purchases and sales between December 31, 2007, and the closing date, and a working capital adjustment. Also, the obligation for the interest rate swap will remain with the existing members of the Company. The agreement provides that the $10,000,000 of membership interests in Holdings being retained by Holdings’ existing members may be exchanged for shares of Hyde Park common stock at the rate of $7.90 per share. A portion of the existing member proceeds will be held in escrow upon closing to cover indemnifications made by the existing members of the Company, including obligations under the interest rate swap and environmental remediation.

Hyde Park was incorporated in Delaware on August 21, 2006, as a special-purpose acquisition company (a blank check company) whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Hyde Park’s initial public offering was consummated on March 13, 2007. Proceeds raised from the offering, net of issuance costs were approximately $100,000,000.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Condensed Balance Sheet

	March 31, 2008	December 31,
	(unaudited)	2007
ASSETS
Current Assets:
Cash	$637,900	$1,051,801
Cash held in Trust Fund	101,545,298	100,927,634
Deferred tax asset	42,300	28,000
Prepaid expenses and other current assets	73,238	33,418
Total current assets	102,298,736	102,040,853
Deferred acquisition costs	1,177,567	528,331
Total Assets	$103,476,303	$102,569,184

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued expenses	$1,262,988	$730,410
Deferred underwriters fees	1,552,500	1,552,500
Deferred interest	366,875	243,405
Total current liabilities	3,182,363	2,526,315

Common stock, subject to possible conversion, 2,586,206 shares	19,932,029	19,932,029

Commitments

Stockholders' Equity	-	-
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value, Authorized 40,000,000 shares, issued and outstanding 15,750,000 shares (which includes 2,586,206 subject to possible conversion)	1,575	1,575
Additional paid-in capital	78,410,547	78,410,547
Retained earnings accumulated during development stage	1,949,789	1,698,718
Total stockholders' equity	80,361,911	80,110,840
Total Liabilities and Stockholders' Equity	$103,476,303	$102,569,184

See accompanying notes to condensed financial statements

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Condensed Statements of Operations
(Unaudited)

	For The Three Months Ended March 31, 2008	For The Three Months Ended March 31, 2007	Period from August 21, 2006 (Inception) to March 31, 2008
Formation costs	$-	$-	$800
Trustee fees	-	4,000	13,000
Management fees	22,500	6,290	96,290
Professional fees	80,369	2,000	123,355
Officers' liability insurance	11,680	-	35,040
Operating costs	10,659	1,779	53,989
Dead deal costs	-	-	193,195
Delaware franchise taxes	23,949	15,770	91,699

Operating loss	(149,157)	(29,839)	(607,368)

Interest income	505,928	175,437	3,050,857

Net income before income taxes	356,771	145,598	2,443,489

Provision for income taxes	105,700	-	493,700

Net income for the period	$251,071	$145,598	$1,949,789

Weighted average shares outstanding, basic and diluted	15,750,000	5,506,250	11,263,370

Basic and diluted net income per share	$0.02	$0.03	$0.17

See accompanying notes to condensed financial statements

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Condensed Statement of Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Earnings accumulated during the developmental stage	Total
	Shares	Amount

Issuance of common stock to initial stockholders on August 21, 2006 at $.0089 per share	2,812,500	$281	$24,719	$-	$25,000

Net loss for the period ended December 31, 2006	-	-	-	(402)	(402)

Balance at December 31, 2006	2,812,500	281	24,719	(402)	24,598

Sale of 11,250,000 units, net of underwriters' discount and offering expenses (2,248,875 shares subject to possible redemption)	11,250,000	1,125	84,060,426	-	84,061,551

Sale of 1,687,500 additional units, net of underwriters' discount and offering expenses (337,331 shares subject to possible redemption)	1,687,500	169	12,757,331	-	12,757,500

Proceeds from issuance of underwriter's option	-	-	100	-	100

Proceeds subject to possible redemption of 2,586,206 shares	-	-	(19,932,029)	-	(19,932,029)

Sale of 1,500,000 warrants to intitial stockholders	-	-	1,500,000	-	1,500,000

Net income for the year ended December 31, 2007	-	-	-	1,699,120	1,699,120

Balance at December 31, 2007	15,750,000	1,575	78,410,547	1,698,718	80,110,840

Unaudited:
Net income for the three months ended March 31, 2008	-	-	-	251,071	251,071

Balance at March 31, 2008	15,750,000	$1,575	$78,410,547	$1,949,789	$80,361,911

See accompanying notes to condensed financial statements

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Condensed Statement of Cash Flows
(Unaudited)

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007	Period from August 21, 2006 (Inception) to March 31, 2008

CASH FLOW FROM OPERATING ACTIVITIES
Net income	$251,071	$145,598	$1,949,789
Adjustments to reconcile net income to net cash used in operating activities
Deferred income taxes	(14,300)	-	(42,300)
Changes in assets and liabilities
Interest earned on trust fund	(617,664)	(174,750)	(3,385,298)
Increase in prepaid expenses	(39,820)	(24,349)	(73,238)
Increase in deferred interest	123,470	-	366,875
Increase (decrease) in accrued expenses	(66,258)	17,563	245,821

Net cash used in operating activities	(363,501)	(35,938)	(938,351)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash held in Trust Fund	-	(99,710,000)	(99,710,000)
Payment of deferred costs	(50,400)	-	(160,400)
Disbursement from Trust	-	-	1,550,000

Net cash used in investing activities	(50,400)	(99,710,000)	(98,320,400)

CASH FLOWS FROM FINANCING ACTIVITIES
Gross proceeds from initial public offering	-	103,500,000	103,500,000
Proceeds from underwriters purchase option	-	100	100
Proceeds from issuance of warrants	-	1,500,000	1,500,000
Payments of costs of initial public offering	-	(4,971,377)	(5,128,449)
Proceeds from notes payable, stockholders	-	-	125,000
Repayments of notes payable, stockholders	-	(125,000)	(125,000)
Proceeds from sale of common stock	-	-	25,000

Net cash provided by financing activities	-	99,903,723	99,896,651

Net increase (decrease) in cash	(413,901)	157,785	637,900

Cash at beginning of period	1,051,801	43,276	-

Cash at end of period	$637,900	$201,061	$637,900

Supplemental schedule of non-cash investing/financing activities:
Deferred underwriters fees	$-	$1,552,500	$1,552,500
Accrual of costs of proposed public offering	-	30,907	-
Deferred acquisition costs included in accrued expenses	598,837	-	1,017,168
	$598,837	$1,583,407	$2,569,668

See accompanying notes to condensed financial statements

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

1.	Organization and Business Operations
Hyde Park Acquisition Corp. (the “Company”) was incorporated in Delaware on August 21, 2006 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

The condensed financial statements at March 31, 2008 and for the periods ended March 31, 2008 and 2007 are unaudited. In the opinion of management, all adjustments (consisting of normal adjustments) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2008, the results of its operations for the three month period ended March 31, 2008 and 2007, and for the period from August 21, 2006 (inception) through March 31, 2008, and its cash flows and statement of stockholders' equity for the three month periods ended March 31, 2008 and 2007 and for the period from August 21, 2006 (inception) through March 31, 2008. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year. The balance sheet at December 31, 2007 and the statement of stockholders' equity for the period then ended have been derived from the audited financial statements included in the Company's Form 10-KSB filed on March 31, 2008.

The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2007 included in the Company's Form 10-KSB filed with the U.S. Securities and Exchange Commission. The accounting principles used in preparing these unaudited financial statements are consistent with those described in the December 31, 2007 audited financial statements.

All activity from August 21, 2006 (inception) through March 13, 2007 relates to the Company’s formation and initial public offering described below. Since March 13, 2007, the Company has been searching for prospective target businesses to acquire.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective March 5, 2007. The Company consummated the offering on March 13, 2007 (Note 2). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Offering, including the over-allotment option, an amount of $99,710,000 of the net proceeds was deposited in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,550,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and tax obligations.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,812,500 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount placed in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying balance sheet.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination by March 5, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note 2).

Cash and Cash Equivalents– Cash and cash equivalents are deposited with financial institutions as well as in short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk– Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments– The fair value of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instruments,” approximate their carrying amounts.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments.

Deferred Income Taxes– Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

Deferred Acquisition Costs – Deferred acquisition costs represent expenses incurred pursuant to a potential business combination arrangement. These costs are either capitalized when the deal is consummated or charged to operations at the time the deal is abandoned.

Deferred Interest – Deferred interest represents 19.99% of the excess interest earned on the investments held in trust above the $1,550,000 allowable to be released to the Company to fund working capital requirements and tax obligations.

Net Income per Share– Net income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period.

The effect of the 12,937,500 outstanding warrants issued in connection with the initial public offering, the 1,500,000 outstanding warrants issued in connection with the private placement and the 600,000 units included in the Option described in Note 2 has not been considered in diluted earnings per share calculations since such warrants and options are contingently exercisable.

Use of Estimates– The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements– Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48 ("FIN 48"), “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109." FIN 48 provides detailed guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in the financial statement in accordance with SFAS No. 109. Tax positions must meet a “more likely than not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. Upon the adoption of FIN 48, the Company had no unrecognized tax benefits. During 2008 and 2007, the Company recognized no adjustments for uncertain benefits.

The Company recognizes interest and penalties, if any, related to uncertain tax positions in the computation of income before income taxes. No interest and penalties related to uncertain tax positions were accrued at March 31, 2008 .

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

The 2006 and 2007 tax years remain open to examination by the taxing authorities in the jurisdiction in which the Company operates. The Company expects no material changes to unrecognized tax positions within the next twelve months.

2.	Initial Public Offering
On March 13, 2007, the Company sold 11,250,000 units (“Units”) in the Offering at $8.00 per Unit. On March 15, 2007, the Company consummated the sale of an additional 1,687,500 Units which were subject to the underwriter’s over-allotment option.   Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and March 5, 2008 and expiring March 4, 2011. The Warrants will be redeemable, at the Company’s option, with the prior consent of Early Bird Capital, Inc., the representative of the underwriters in the Offering (“Representative”), at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

The Company paid the underwriters in the Offering an underwriting discount of 5.5% of the gross proceeds of the Offering and a non-accountable expense allowance of 0.5% of the gross proceeds of the Offering. However, the underwriters agreed that 1.5% of the underwriting discount would be deferred and would not be paid unless and until the Company consummated a Business Combination. Accordingly, $1,552,500 has been recorded as deferred underwriting fees in the accompanying balance sheets. In connection with this Offering, the Company also issued an option (“Option”), for $100, to the Representative to purchase 600,000 Units at an exercise price of $8.80 per Unit. The Company accounted for the fair value of the Option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of the Option was approximately $2,019,940 ($3.3549 per Unit) using a Black-Scholes option-pricing model. The fair value of the Option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 43.78%, (2) risk-free interest rate of 4.67% and (3) expected life of 5 years. The Option may be exercised for cash or on a “cashless” basis, at the holder's option, such that the holder may use the appreciated value of the Option (the difference between the exercise prices of the Option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the Option or the Warrants underlying the Option. The holder of the Option will not be entitled to exercise the Option or the Warrants underlying the Option unless a registration statement covering the securities underlying the Option is effective or an exemption from registration is available. If the holder is unable to exercise the Option or underlying Warrants, the Option or Warrants, as applicable, will expire worthless.

3.	Private Placement
The Company’s directors and certain special advisors and their members purchased 1,500,000 Warrants (‘‘Insider Warrants’’) at $1.00 per Warrant (for an aggregate purchase price of $1,500,000) privately from the Company. These purchases took place simultaneously with the consummation of the Offering. All of the proceeds received from these purchases were placed in the Trust Account. The Insider Warrants are identical to the Warrants underlying the Units sold in the Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable, at the Initial Stockholders’ option, on a “cashless basis” so long as such securities are held by such Initial Stockholders or their affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

4.	Commitments
The Company occupies office space provided by ProChannel Management LLC, an affiliate of Laurence S. Levy, our chairman of the board and chief executive officer. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such entity $7,500 per month for such services commencing on March 5, 2007. The statements of operations for the three months ended March 31, 2008 and the period from August 21, 2006 (inception) to March 31, 2008 include $22,500 and $96,290 of expense related to this agreement, respectively.

Pursuant to letter agreements dated as of August 17, 2006 with the Company and the underwriter, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities), as the case may be. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain ‘‘piggy-back’’ registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Early Bird Capital, Inc. has been engaged by the Company to act as the Company’s non-exclusive investment banker in connection with a proposed Business Combination. For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay Early Bird Capital, Inc. a cash transaction fee equal to 1% of the total consideration paid in connection with the Business Combination, with a maximum fee to be paid of $900,000. Additionally, the Company paid the fees and issued the securities to the underwriters in the Offering as described in Note 2 above.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

5.	Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

6.	Income Taxes	The provision for income taxes consists of the following:

Three Months Ended March 31, 2008
Current:
State	$48,400
Local	53,600
Prior year under accruals	18,000
Total Current	$120,000

Deferred:
State	$(6,600)
Local	(7,700)
Total Deferred	$(14,300)

Total	$105,700

The Company's effective tax rate was approximately 29.6% for the three month period ended March 31, 2008.

The Company has established a valuation allowance against substantially all of its deferred tax asset, which principally relates to Federal income tax temporary differences, since its income earned on the funds held in the Trust Account is not taxable for Federal income tax purposes and, at this time, it has no other operations that would generate income for Federal income tax purposes.

During the three months ended March 31, 2008, the Company paid $222,500 of New York State and City Income Taxes.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Unaudited Condensed Financial Statements

7.	Purchase Agreement for Proposed Business Combination
On March 6, 2008, the Company entered into a Purchase Agreement (the “Agreement”) with Essex Crane Rental Corp., a Delaware corporation (“Essex”), Essex Holdings LLC, a Delaware limited liability company (“Holdings”), the members of Holdings and KCP Services, LLC, pursuant to which the Company agreed to purchase all of the membership interests of Holdings other than membership interests to be retained by the members of Holdings for $210,000,000 minus the value of the membership interests to be retained by the members of Holdings, subject to adjustment. The value of the retained interests for purposes of the acquisition is $10,000,000. The membership interests retained by the members of Holdings may, at their option, be exchanged for an aggregate of 1,265,823 shares of the Company’s common stock at any time after completion of the acquisition. Essex is a wholly-owned subsidiary of Holdings.

Essex owns the largest specialized fleet of lattice-boom crawler cranes and attachments in North America. Chicago-based Essex operates an industry-leading fleet of approximately 400 high-lift capacity crawler cranes which has been assembled throughout its 48 years of operation.

The Company expect s that the transaction will be consummated shortly after its special meeting of stockholders to approve the transaction. The date of the meeting is still to be determined but is expected to be held in the third quarter of 2008. However, if the Essex acquisition, or an alternative business combination, is not completed by March 5, 2009, the Company will be forced to dissolve and liquidate.

At March 31, 2008, $1,177,567 of costs related to the Essex acquisition have been deferred as capitalizable acquisition costs.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Hyde Park Acquisition Corp.

We have audited the accompanying balance sheet of Hyde Park Acquisition Corp. (a corporation in the development stage) as of December 31, 2007, and the related statements of operations, stockholders' equity, and cash flows for the year then ended and the cumulative period from August 21, 2006 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hyde Park Acquisition Corp. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended and the cumulative period from August 21, 2006 (inception) to December 31, 2007 in conformity with U.S. generally accepted accounting principles.

McGladrey & Pullen, LLP

/s/McGladrey & Pullen, LLP
New York, New York
March 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Hyde Park Acquisition Corp.

We have audited the accompanying balance sheet of Hyde Park Acquisition Corp. (a corporation in the development stage) as of December 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period from August 21, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hyde Park Acquisition Corp. as of December 31, 2006 and the results of its operations and its cash flows for the period from August 21, 2006 (inception) to December 31, 2006 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

/s/ Goldstein Golub Kessler LLP
New York, New York
February 16, 2007

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Balance Sheet

	December 31, 2007	December 31, 2006

ASSETS
Current Assets:
Cash	$1,051,801	$43,276
Cash held in Trust Fund	100,927,634	-
Deferred tax asset	28,000	-
Prepaid expenses and other current assets	33,418	-

Total current assets	102,040,853	43,276

Deferred costs	528,331	126,165

Total Assets	$102,569,184	$169,441

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued expenses	$730,410	$19,843
Deferred underwriters fees	1,552,500	-
Deferred interest	243,405	-
Notes payable to initial stockholders	-	125,000

Total current liabilities	2,526,315	144,843

Common stock, subject to possible conversion, 2,586,206 shares	19,932,029	-

Commitment

Stockholders' Equity
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares, issued and outstanding 15,750,000 shares (which includes 2,586,206 subject to possible conversion) and 2,812,500, in 2007 and 2006, respectively	1,575	281
Additional paid-in capital	78,410,547	24,719
Retained earnings (Deficit) accumulated during development stage	1,698,718	(402)

Total stockholders' equity	80,110,840	24,598

Total Liabilities and Stockholders' Equity	$102,569,184	$169,441

See accompanying notes to financial statements.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Statements of Operations

		Period from August 21,	Period from August 21,
	For the Year Ended	2006 (Inception) to	2006 (Inception) to
	December 31, 2007	December 31, 2006	December 31, 2007
Formation costs	$-	$800	$800
Trustee fees	13,000	-	13,000
Management fees	73,790	-	73,790
Professional fees	42,986	-	42,986
Officers' liability insurance	23,360	-	23,360
Operating costs	43,330	-	43,330
Dead deal costs	193,195	-	193,195
Delaware franchise taxes	67,000	750	67,750

Operating loss	(456,661)	(1,550)	(458,211)

Interest income	2,543,781	1,148	2,544,929

Net income (loss) before income taxes	2,087,120	(402)	2,086,718

Provision for income taxes	388,000	-	388,000

Net income (loss) for the period	$1,699,120	$(402)	$1,698,718

Weighted average shares outstanding, basic and diluted	13,224,144	2,812,500	10,443,524

Basic and diluted net income (loss) per share	$0.13	$(0.00)	$0.16

See accompanying notes to financial statements.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Statement of Stockholders’ Equity

				Additional	Earnings
				Paid-In	accumulated
	Common Stock			developmental	during the
	Shares	Amount	Capital	stage	Total
Issuance of common stock to initial stockholders on August 21, 2006 at $.0089 per share	2,812,500	$281	$24,719	$-	$25,000

Net loss for the period ended December 31, 2006	-	-	-	(402)	(402)

Balance at December 31, 2006	2,812,500	281	24,719	(402)	24,598

Sale of 11,250,000 units, net of underwriters' discount and offering expenses (2,248,875 shares subject to possible redemption)	11,250,000	1,125	84,060,426	-	84,061,551

Sale of 1,687,500 additional units, net of underwriters' discount and offering expenses (337,331 shares subject to possible redemption)	1,687,500	169	12,757,331	-	12,757,500

Proceeds from issuance of underwriter's option	-	-	100	-	100

Proceeds subject to possible redemption of 2,586,206 shares	-	-	(19,932,029)	-	(19,932,029)

Sale of 1,500,000 warrants to initial stockholders	-	-	1,500,000	-	1,500,000

Net income for the year ended December 31, 2007	-	-	-	1,699,120	1,699,120

Balance December 31, 2007	15,750,000	$1,575	$78,410,547	$1,698,718	$80,110,840

See accompanying notes to financial statements.

Hyde Park Acquisition Corp.
(a corporation in the development stage)
Statement of Cash Flows

		Period from	Period from
	For the	August 21, 2006	August 21, 2006
	Year Ended	(Inception) to	(Inception) to
	December 31, 2007	December 31, 2006	December 31, 2007

CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$1,699,120	$(402)	$1,698,718
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating Activities
Deferred income taxes	(28,000)	-	(28,000)
Changes in assets and liabilities:
Interest earned on trust fund	(2,767,634)	-	(2,767,634)
Increase in prepaid expenses	(33,418)	-	(33,418)
Increase in deferred interest	243,405		243,405
Increase in accrued expenses	311,329	750	312,079
Net cash provided by (used in) operating activities	(575,198)	348	(574,850)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash held in Trust Fund	(99,710,000)	-	(99,710,000)
Payment of deferred costs	(110,000)		(110,000)
Disbursements from Trust	1,550,000	-	1,550,000
Net cash used in investing activities	(98,270,000)	-	(98,270,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Gross proceeds from initial public offering	103,500,000	-	103,500,000
Proceeds from underwriters purchase option	100	-	100
Proceeds from issuance of warrants	1,500,000	-	1,500,000
Payment of costs of initial public offering	(5,021,377)	(107,072)	(5,128,449)
Proceeds from notes payable, stockholders	-	125,000	125,000
Repayment of notes payable, stockholders	(125,000)	-	(125,000)
Proceeds from sale of common stock	-	25,000	25,000

Net cash provided by financing activities	99,853,723	42,928	99,896,651

Net increase in cash	1,008,525	43,276	1,051,801

Cash at beginning of period	43,276	-	-

Cash at end of period	$1,051,801	$43,276	$1,051,801

Supplemental schedule of non-cash investing/financing activities:
Deferred underwriters fees	1,552,500	-	1,552,500
Accrual of costs of proposed public offering	-	19,093	-
Deferred acquisition costs in accrued expenses	418,831	-	418,331
 See accompanying notes to financial statements.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

1.	Organization and Business Operations
Hyde Park Acquisition Corp. (the “Company”) was incorporated in Delaware on August 21, 2006 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

All activity from August 21, 2006 (inception) through December 31, 2007 relates to the Company’s formation and initial public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective March 5, 2007. The Company consummated the offering on March 13, 2007 (Note 2). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, including the over-allotment option, an amount of $99,710,000 of the net proceeds was deposited in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,550,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,812,500 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount placed in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying balance sheet.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination by March 5, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note 2).

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

Cash and Cash Equivalents - Cash and cash equivalents are deposited with financial institutions as well as in short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments - The fair value of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instruments,” approximate their carrying amounts.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments.

Deferred Income Taxes - Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Deferred Investment Costs - Deferred investment costs represent expenses incurred pursuant to a potential business combination arrangement. These costs are either capitalized when the deal is consummated are charged to operations at the time the deal is abandoned.

Deferred Interest - Deferred interest represents 19.99% of the excess interest earned on the investments held in trust above the $1,550,000 allowable to be released to the Company to fund working capital requirements and tax obligations.

Net Income per Share - Net income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

The effect of the 12,937,500 outstanding warrants issued in connection with the initial public offering, the 1,500,000 outstanding warrants issued in connection with the private placement and the 600,000 units (consisting of 600,000 common shares and 6,000,000 warrants for a total of 1,200,000 potential dilutive shares) included in the Option described in Note 2 has not been considered in diluted earnings per share calculations since such warrants and options are contingently exercisable.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates

New Accounting Pronouncements - Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48 ("FIN 48"), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109." FIN 48 provides detailed guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in the financial statement in accordance with SFAS No. 109. Tax positions must meet a “more likely than not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. Upon the adoption of FIN 48, the Company had no unrecognized tax benefits. During 2007, the Company recognized no adjustments for uncertain benefits.

The Company recognizes interest and penalties, if any, related to uncertain tax positions in the computation of income before income taxes. No interest and penalties related to uncertain tax positions were accrued at December 31, 2007.

The 2006 tax year remains open to examination by the taxing authorities in the jurisdiction in which the Company operates. The Company expects no material changes to unrecognized tax positions within the next twelve months.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

2.	Initial Public Offering
On March 13, 2007, the Company sold 11,250,000 units (“Units”) in the Offering at $8.00 per Unit. On March 15, 2007, the Company consummated the sale of an additional 1,687,500 Units which were subject to the underwriter’s over-allotment option. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and March 5, 2008 and expiring March 4, 2011. The Warrants will be redeemable, at the Company’s option, with the prior consent of EarlyBirdCapital, Inc., the representative of the underwriters in the Offering (“Representative”), at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

The Company paid the underwriters in the Offering an underwriting discount of 5.5% of the gross proceeds of the Offering and a non-accountable expense allowance of 0.5% of the gross proceeds of the Offering. However, the underwriters agreed that 1.5% of the underwriting discount would be deferred and would not be paid unless and until the Company consummated a Business Combination. Accordingly, $1,552,500 has been recorded as deferred underwriting fees in the accompanying December 31, 2007 balance sheet. In connection with this Offering, the Company also issued an option (“Option”), for $100, to the Representative to purchase 600,000 Units at an exercise price of $8.80 per Unit. The Company accounted for the fair value of the Option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of the Option was approximately $2,019,940 ($3.3549 per Unit) using a Black-Scholes option-pricing model. The fair value of the Option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 43.78%, (2) risk-free interest rate of 4.67% and (3) expected life of 5 years. The Option may be exercised for cash or on a “cashless” basis, at the holder's option, such that the holder may use the appreciated value of the Option (the difference between the exercise prices of the Option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the Option or the Warrants underlying the Option. The holder of the Option will not be entitled to exercise the Option or the Warrants underlying the Option unless a registration statement covering the securities underlying the Option is effective or an exemption from registration is available. If the holder is unable to exercise the Option or underlying Warrants, the Option or Warrants, as applicable, will expire worthless.

3.	Private Placement
The Company’s directors and certain special advisors and their members purchased 1,500,000 Warrants (‘‘Insider Warrants’’) at $1.00 per Warrant (for an aggregate purchase price of $1,500,000) privately from the Company. These purchases took place simultaneously with the consummation of the Offering. All of the proceeds received from these purchases were placed in the Trust Account. The Insider Warrants are identical to the Warrants underlying the Units sold in the Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable, at the Initial Stockholders’ option, on a “cashless basis” so long as such securities are held by such Initial Stockholders or their affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

4.	Limited Distributions of Income from Trust Account
Upon written request from the Company, the Trustees may distribute amounts to the Company to fund working capital requirements and tax obligations. The maximum amount of distributions that the Company may request and the Trustee shall distribute is $1,550,000, of which the Company has received in full through December 31, 2007. The Trust account activity for the year ended December 31, 2007 is as follows:

Amount placed in Trust	$99,710,000
Interest earned on Trust (includes $243,405 of deferred interest income)	2,767,634
Amounts withdrawn for income tax payments and working capital	(1,550,000)
Balance at December 31, 2007	$100,927,634

5.	Notes Payable, Stockholders
The Company issued an aggregate of $125,000 in unsecured promissory notes to its Initial Stockholders, who are also officers and directors of the Company, on August 21, 2006. The notes were non-interest bearing and were paid from the net proceeds of the Offering.

6.	Commitments
The Company occupies office space provided by ProChannel Management LLC, an affiliate of Laurence S. Levy, our chairman of the board and chief executive officer. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such entity $7,500 per month for such services commencing on March 5, 2007. The statements of operations for the year ended December 31, 2007 and the period from August 21, 2006 (inception) to December 31, 2007 include $73,790 of expense related to this agreement.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

Pursuant to letter agreements dated as of August 17, 2006 with the Company and the underwriter, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities), as the case may be. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain ‘‘piggy-back’’ registration rights on registration statements filed after the Company’s consummation of a Business Combination.

EarlyBirdCapital, Inc. has been engaged by the Company to act as the Company’s non-exclusive investment banker in connection with a proposed Business Combination. For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay EarlyBirdCapital, Inc. a cash transaction fee equal to 1% of the total consideration paid in connection with the Business Combination, with a maximum fee to be paid of $900,000. Additionally, the Company paid the fees and issued the securities to the underwriters in the Offering as described in Note 2 above.

7.	Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

8.	Income Taxes	The provision for income taxes consists of the following

Year Ended December 31, 2007

Current:
State	$192,000
Local	224,000
Total Current	$416,000

Deferred:
State	(13,000)
City	(15,000)
Total Deferred	(28,000)

Total	388,000

The total provision for income taxes differs from that amount which would be computed by applying the U.S. Federal income tax rate to income before provision for income taxes as follows

Year Ended December 31, 2007

Statutory federal income tax rate	34.0%
State and local income taxes	18.5
Dividend income not subject to Federal income tax	(38.3)
Change in valuation allowance	4.4

Effective income tax rate	18.6%

Significant components of the Company's deferred tax assets are as follows:

	December 31, 2007	December 31, 2006
Expenses deferred for income
Tax purposes	$84,400	$137
Interest income deferred for reporting purpose	28,000
Federal Net Operating Loss
Carryforward	22,700	-
Less: valuation allowance	(107,100)	(137)

Total	$28,000	$-

Hyde Park Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

The Company has established a valuation allowance against substantially all of its deferred tax asset, which principally relates to Federal income tax temporary differences, since its income earned on the funds held in the Trust Account is not taxable for Federal income tax purposes and, at this time, it has no other operations that would generate income for Federal income tax purposes.

During the year ended December 31, 2007, cash paid for income taxes were $320,000 which consisted of New York State and City Income Taxes.

9.	Subsequent Event
On March 6, 2008, the Company entered into a Purchase Agreement (the “Agreement”) with Essex Crane Rental Corp., a Delaware corporation (“Essex”), Essex Holdings LLC, a Delaware limited liability company (“Holdings”), the members of Holdings and KCP Services, LLC, pursuant to which the Company agreed to purchase all of the membership interests of Holdings other than membership interests to be retained by the members of Holdings for $210,000,000 minus the value of the membership interests to be retained by the members of Holdings, subject to adjustment. The value of the retained interests for purposes of the acquisition is $10,000,000. The membership interests retained by the members of Holdings may, at their option, be exchanged for an aggregate of 1,265,823 shares of the Company’s common stock at any time after completion of the acquisition. Essex is a wholly-owned subsidiary of Holdings.

Essex owns the largest specialized fleet of lattice-boom crawler cranes and attachments in North America. Chicago-based Essex operates an industry-leading fleet of approximately 400 high-lift capacity crawler cranes which has been assembled throughout its 48 years of operation.

The Company expects that the transaction will be consummated shortly after its special meeting of stockholders to approve the transaction. The date of the meeting is still to be determined but is expected to be held in the third quarter of 2008. However, if the Essex acquisition, or an alternative business combination, is not completed by March 5, 2009, the Company will be forced to dissolve and liquidate.

At December 31, 2007, $528,331 of costs related to the Essex acquisition have been deferred as capitalizable acquisition costs.

ANNEX A

EXECUTION VERSION

PURCHASE AGREEMENT

by and among

ESSEX CRANE RENTAL CORP.,

ESSEX HOLDINGS LLC,

KCP SERVICES LLC (as Seller Representative),

THE MEMBERS OF ESSEX HOLDINGS LLC

and

HYDE PARK ACQUISITION CORP.

Dated as of March 6, 2008

A-i

SCHEDULES:

Schedule 1	Exceptions to GAAP
Schedule 1–A	Interests/Retained Interest Value
Schedule 1–B	Change of Control Payments
Schedule 1–C	Permitted Liens
Schedule 4.8	Equipment Sales
Schedule 6.6	Financing
Schedule 7.1	Interim Operations of the Company
Schedule 8.2	Consents
Schedule 8.4	Director Resignations

EXHIBITS:

Exhibit A	Working Capital Calculations
Exhibit B	Lock Up Agreement
Exhibit C	Escrow Agreement
Exhibit D	Compliance Agreement
Exhibit E	Employment Agreement(s)
Exhibit F	New LLC Agreement
Exhibit G	Registration Rights Agreement
Exhibit H	Release
Exhibit I	New Credit Agreement

A-ii

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 6, 2008, by and among, Essex Crane Rental Corp., a Delaware corporation (the “Company”), Essex Holdings LLC, a Delaware limited liability company (“Holdings”), the members of Holdings (as hereinafter defined) listed on the signature page to this Agreement (the “Members”), KCP Services, LLC, as Seller Representative (the “Seller Representative”) and Hyde Park Acquisition Corp., a Delaware corporation (the “Purchaser”).

RECITALS

A. Holdings owns all of the issued and outstanding shares of capital stock of the Company.

B. The Members own all of the issued and outstanding membership interests of Holdings in the ownership percentages listed opposite such Member’s name as further set forth on Schedule 1–A (the “Interests”).

C. The Members desire to sell to the Purchaser, and the Purchaser desires to purchase from the Members, the Purchased Interests (as defined below), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“Accounting Fees” has the meaning set forth in Section 7.8(f).

“Accounts Receivable” means: (i) all trade accounts receivable and other rights to payment from customers of the Company and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company; (ii) all other accounts or notes receivable of the Company and the full benefit of all security for such accounts or notes; and (iii) any Action, remedy or other right related to any of the foregoing

“Action” or “Actions” means any lawsuit, proceeding, order, condemnation, administrative enforcement proceeding, audit, hearing or arbitration proceeding, at law or in equity, or by or before any Governmental Authority.

“Affiliate” means with respect to any Person, any Person that directly or indirectly, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Applicable Rate” means the prime rate of interest reported from time to time in The Wall Street Journal.

“Auditor” has the meaning set forth in Section 2.3(b).

“Audited Financial Statements” has the meaning set forth in Section 4.1(a).

“Balance Sheet Date” has the meaning set forth in Section 4.1(a).

“Blue Sky Laws” means the securities laws of the states and territories of the United States of America.

“Bonus Amounts” means any and all cash bonuses to employees of the Company accrued through the Closing Date (including any cash bonuses payable to the Company’s employees in connection with the transactions contemplated by this Agreement, but excluding Change of Control Payments).

“Business Combination” shall mean, with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition or acquisition of capital stock or other ownership interests of such Person, or any sale, dividend or other disposition or acquisition of all or substantially all of its assets and properties of such Person.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in the State of New York are authorized or obligated by Law or executive order to close.

“Ceiling Amount” has the meaning set forth in Section 9.5(a).

“Change of Control Payments” means those liabilities set forth on Schedule 1–B, which are to be paid by the Purchaser at the Closing pursuant to Section 2.2(c)(i) hereof.

“Claim” has the meaning set forth in Section 11.7(a).

“Claims Notice” has the meaning set forth in Section 11.8(a).

“Claim Response” has the meaning set forth in Section 11.8(a).

“Closing” has the meaning set forth in Article III.

“Closing Balance Sheet” means an unaudited balance sheet of the Company as of the Closing Date prepared by the Company pursuant to Section 2.3 hereof, prepared in accordance with the methodology set forth in Exhibit A attached hereto.

“Closing Date” has the meaning set forth in Article III.

“Closing Form 8-K” has the meaning set forth in Section 7.10.

“COBRA” has the meaning set forth in Section 4.7(g).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commission” has the meaning set forth in Section 7.8(a).

“Company” has the meaning set forth in the preamble.

“Company Business” has the meaning set forth in Section 7.14(a).

“Company Intellectual Property” means any Intellectual Property owned by the Company, whether solely or jointly with any other Person.

“Compliance Agreement” means that certain Compliance Agreement, in the form attached hereto as Exhibit D, and executed by the Parties simultaneously with the execution of this Agreement.

“Confidentiality Agreement” means the confidentiality agreement, dated August 29, 2007 between Houlihan Lokey Howard & Zukin Capital, Inc. and Purchaser.

“Contracts” means all contracts, leases, licenses, and other agreements (including any amendments and other modifications thereto), whether written or oral, to which the Company is a party that are in effect on the date of this Agreement.

“Controlled Group” means the Company and any trade or business, whether or not incorporated, which is treated together with the Company as a single employer under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

“Employee Plans” has the meaning set forth in Section 4.7.

“Employment Agreements” has the meaning set forth in Section 7.15.

“Environment” shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

“Environmental Condition” shall mean any condition with respect to the Environment on or off any Facility caused by a release of Hazardous Substances or violation of Environmental Laws, whether or not yet discovered, which reasonably could be expected to or does result in any obligation or liability of the Company arising under any Environmental Laws.

“Environmental Laws” shall mean all Laws relating to the pollution of or protection of the Environment, from contamination by, or relating to injury to, or the protection of, real or personal property or human health or the Environment, including, but not limited to all such principles under which claims may be alleged for any type of injury or damage relating to contamination from a Hazardous Substance, without limitation, all Laws pertaining to reporting, licensing, permitting, investigation, disclosure, inventorying, remediation or removal of, emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, including, without limitation, the Oil and Pollution Act of 1990, the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) of 1980, the Resource Conservation and Recovery Act of 1976, the Emergency Planning and Community Right to Know Act of 1986, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Clean Air Act of 1990 and the Occupational Safety and Health Act., the Safe Drinking Water Act, the Clean Air Act of 1990 and the Occupational Safety and Health Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Escrow Agent” means Key Bank, N.A.

“Escrow Agreement” has the meaning set forth in Section 2.2(e).

“Escrow Amount” means $7,000,000 plus the Escrowed Interests.

“Escrowed Interests” means the Retained Interests held by Kirtland or the shares of Purchaser Stock issued to Kirtland in exchange therefor.

“Escrow Fund” has the meaning set forth in Section 2.2(d).

“Estimated Closing Balance Sheet” means an estimated unaudited balance sheet of the Company as of the Closing Date prepared by the Company in the same manner as the Closing Balance Sheet of the Company.

“Estimated Working Capital” means an amount equal to an estimation of the Working Capital of the Company as reflected on the Estimated Closing Balance Sheet of the Company.

“Excess Consideration” has the meaning set forth in Section 2.3(c).

“Excess Payment” has the meaning set forth in Section 2.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility” shall mean any facility that is now or has heretofore been owned, leased or operated by the Company.

“Fundamental Representations means the representations and warranties in Section 4.2 (Taxes), Section 4.15 (No Brokers), Section 4.17(b) (Organization and Standing; Capital Structure), Sections 5.1 (Organization and Standing; Authorization); Section 5.2 (Capitalization and Title) and Section 5.4 (No Brokers).

“Funded Indebtedness” means the total amount of the Company’s and Holdings’ Indebtedness outstanding as of the Closing Date, including, without limitation, Indebtedness arising in connection with the Recapitalization and Indebtedness arising under those Contracts and instruments identified on the Seller Disclosure Schedule pursuant to Section 4.8(a)(vi), but excluding the Wachovia Swap Agreements to the extent such agreements are not terminated pursuant to Section 2.3(e).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” shall mean any (i) federal, state, local, provincial, territorial, municipal, foreign, or other government, (ii) governmental or quasi-governmental authority of any nature or (iii) other body (including privately constituted arbitral tribunals) exercising any statutory, administrative, judicial, arbitrative, legislative, police, regulatory, or taxing authority or power.

“Hazardous Substance” shall mean any substance whether solid, liquid or gaseous in nature:

(i) the presence of which requires notification, investigation, or remediation under any Environmental Law;

(ii) which is defined as “toxic”, a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Environmental Laws;

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Law;

(iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(v) which contains polychlorinated byphenyls (PCBs) or asbestos or urea formaldehyde foam insulation.

“Holdings” has the meaning set forth in the preamble.

“HSR Approval” means all waiting period requirements shall have expired or been terminated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Filing” has the meaning set forth in Section 7.4.

“Indebtedness” means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all obligations of such Person secured by a Lien (other than a Permitted Lien), (iv) all guarantees of such Person in connection with any of the foregoing, and (v) all accrued interest, prepayment premiums or penalties related to any of the foregoing, but excluding all obligations arising under the New Credit Agreement.

“Indemnifying Party” means any Person required to provide indemnification under this Agreement.

“Indemnitee” means any Person entitled to indemnification under this Agreement.

“Insurance Policies” has the meaning set forth in Section 4.11.

“Intellectual Property” means any and all patents and patent applications; trademarks, service marks, trade names, brand names, trade dress, slogans, logos and Internet domain names and their associated goodwill; inventions, discoveries, formulae, designs, models, industrial designs, know-how, confidential information, proprietary information and trade secrets, whether or not patented or patentable; copyrights, writings and other copyrightable works and works in progress, databases, website content and software; all other intellectual property rights and foreign equivalents or counterpart rights and forms of protection of a similar or analogous nature or having similar effect in any jurisdiction throughout the world; all registrations and applications for registration of any of the foregoing; and any renewals, extensions, continuations, divisionals, reexaminations or reissues or equivalent or counterpart of any of the foregoing in any jurisdiction throughout the world.

“Interests” has the meaning set forth in the recitals.

“Interim Financial Statements” has the meaning set forth in Section 4.1(a).

“Inventory” means the consumable inventory of the Company, whenever located, including, without limitation, all spare parts and all other materials and supplies to be used in or consumed by the Company in the Ordinary Course of Business.

“IRS” means the United States Internal Revenue Service.

“Kirtland” means Kirtland Capital Partners III LP and Kirtland Capital Company III LLC.

“Knowledge” means (a) in the case of the Members or Holdings, the actual knowledge of each Member, (b) in the case of the Company, the actual knowledge of Ronald L. Schad, William J. O’Rourke, Martin A. Kroll and William L. Erwin and the knowledge that would be expected to have been obtained by each of them upon due inquiry and reasonable investigation and (c) in the case of the Purchaser, the actual knowledge of Laurence S. Levy and Edward Levy.

“Law” means any law, statute, code, ordinance, regulation, order or rule of any Governmental Authority.

“Leased Property” means the real property leased, subleased or otherwise occupied by the Company, other than any Temporary Storage Property, and all buildings and other structures, facilities or improvements currently located thereon.

“Leases” means all agreements (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) to which the Company is leasing and/or occupying the Leased Property.

“Liens” means any pledge, hypothecation, lien, preference, priority, security interest, mortgage, lien (statutory or otherwise), option, pledge, security agreement, easement, covenant, restriction or other similar encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing) including liens or other rights with respect to cash collateral or other security deposit arrangements.

“Losses” means any and all losses, liabilities, claims, damages, penalties, interest, fines, judgments, awards, settlements, taxes, costs, fees (including, but not limited to, reasonable investigation fees but excluding (other than with respect to Losses arising from third party claims) consequential, punitive, indirect, exemplary damages or any damages measured by lost profits or a multiple of earnings), expenses (including, but not limited to, attorneys’ fees) and disbursements, in each case, calculated net of any applicable reserves on the Closing Balance Sheet.

“Management Members” means Ronald L. Schad, Martin A. Kroll, William L. Erwin, and William J. O’Rourke.

“Material Adverse Effect” means, with respect to the Company and Holdings, taken as a whole, on the one hand, or the Purchaser, on the other hand, as applicable, any change, occurrence or development that has a material adverse effect on the business, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, if any, taken as a whole, but excluding any effect (a) resulting from general economic conditions (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise), (b) affecting companies in the industry in which it conducts its business generally, or (c) resulting from the announcement of this Agreement or the transactions contemplated hereby.

“Material Contracts” has the meaning set forth in Section 4.8(a).

“Members” has the meaning set forth in the preamble.

“Most Recent Balance Sheet” has the meaning set forth in Section 4.1(a).

“Multiemployer Plan” has the meaning set forth in Section 4.7(a).

“New Credit Agreement” means the Second Amended and Restated Loan and Security Agreement attached as Exhibit I.

“New LLC Agreement” means the limited liability company agreement of Holdings attached as Exhibit F.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ issued by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice including with regard to nature, frequency and magnitude.

“OTC BB” has the meaning set forth in Section 7.8(e).

“Owned Real Property” has the meaning set forth in Section 4.4(a).

“Parties” means the parties to this Agreement.

“Permits” means any license, permit, authorization, certificate of authority, certificate of occupancy, bond, approval, accreditation, franchise, registration, qualification or similar document or authority that has been issued or granted by any Governmental Authority.

“Permitted Liens” means (a) Liens for taxes, assessments and other charges of Governmental Authorities not yet due and payable or being contested in good faith by appropriate proceedings for which collection or enforcement against the property is stayed and for which appropriate reserves have been established on the Most Recent Balance Sheet in accordance with GAAP, (b) mechanics,’ workmen’s, repairmen’s, warehousemen’s, carriers’ or other like Liens arising or incurred in the Ordinary Course of Business if the underlying obligations are not delinquent, (c) with respect to the Leased Property and Owned Real Property only (provided that there is no material impairment on the value and/or operations of the Company): (i) any conditions that are shown by a current, accurate survey, (ii) easements, encroachments, certain restrictions, rights of way and any other title matters of record which do not materially impair the value, occupancy or use of the Leased or Owned Real Property for the purposes for which it is currently used in connection with the business being conducted thereon, and (iii) zoning, building use and other similar restrictions which are not violated by or which create a material non-conformity of the current use and operation of the Leased or Owned Real Property, and (d) Liens identified on Schedule 1–C.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or Governmental Authority.

“Pre-Closing Periods” means all taxable periods of the Company ending on or before the Closing Date.

“Pre-Closing Straddle Period” means the portion of any Straddle Period that begins before the Closing Date and ends on the Closing Date.

“Pre-Closing Taxes” means all Taxes of Holdings or the Company for all Pre-Closing Periods and attributable to all Pre-Closing Straddle Periods. The portion of any Tax attributable to the Pre-Closing Straddle Period shall (a) in the case of any Taxes other than sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and denominator of which is the number of days in the Straddle Period, and (b) in the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed equal to the amount that would be payable if the Straddle Period ended on and included the Closing Date. To the extent that any Tax for a Straddle Period is based on the greater of a Tax on net income, on the one hand, and a Tax measured by net worth or some other basis not otherwise measured by income, on the other hand, the portion of such Tax related to the Pre-Closing Straddle Period will be deemed to be (i) if the amount of such Tax for the Straddle Period is measured by net worth or such other basis, the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period, and the denominator of which is the number of days in the Straddle Period or (ii) if the amount of such Tax for the Straddle Period is measured by net income, the amount of such Tax determined as though the Straddle Period ended on the Closing Date.

“Proxy Statement” has the meaning set forth in Section 7.8(a).

“Purchased Interests” means all Interests other than the Retained Interests.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Claims” has the meaning set forth in Section 11.3(d).

“Purchaser Stock” means shares of the common stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Indemnitees” has the meaning set forth in Section 11.3(a).

“Purchaser Stockholder Approval” has the meaning set forth in Section 7.8(a).

“Recapitalization” has the meaning set forth in Section 7.1(a).

“Registration Rights Agreement” means the Registration Rights Agreement attached as Exhibit G.

“Rental EBITDA” for any fiscal year means the excess of (i) gross revenue, excluding revenue from sales of Rental Equipment, for such fiscal year, over (ii) the sum of (x) total operating expenses for such fiscal year and (y) total selling, general & administrative expenses for such fiscal year, calculated without giving effect to any non-cash obsolescence reserve charges established for the spare parts inventory which previously have not been recorded on the Audited Financial Statements.

“Rental Equipment” means cranes and serialized attachments and other components owned by the Company and rented to customers by the Company in the Ordinary Course of Business.

“Reported Rental EBITDA” means: (i) $13,967,000 for fiscal year 2005, (ii) $25,883,000 for fiscal year 2006, and (iii) $32,261,000 for fiscal year 2007.

“Response Period” has the meaning set forth in Section 11.8(a).

“Responsible Party” has the meaning set forth in Section 11.8(d).

“Retained Interest” means that number of Interests retained by the Members and classified as Class A Units in the New LLC Agreement in the amounts set forth on Schedule 1-A thereto.

“Retained Interest Value” means the value of a Member’s Retained Interest as set forth on Schedule 1–A opposite such Members name.

“Schedules” means the Schedules attached to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Disclosure Schedules” means those certain disclosure schedules separately delivered to Purchaser by Sellers on the date hereof.

“Seller Indemnitees” has the meaning set forth in Section 11.2.

“Seller Representative” has the meaning set forth in the preamble.

“Settlement Date” has the meaning set forth in Section 2.3(d).

“Shortfall Consideration” has the meaning set forth in Section 2.3(c).

“Shortfall Reduction” has the meaning set forth in Section 2.3(a).

“Signing form 8-K” has the meaning set forth in Section 7.10.

“Special Meeting” has the meaning set forth in Section 7.8(a).

“Straddle Period” means any taxable period that includes but does not end on the Closing Date.

“Survival Period” has the meaning set forth in Section 11.1.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Matter” has the meaning set forth in Section 12.5.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority responsible for the administration or imposition of any Tax.

“Temporary Storage Property” means real property used by the Company pursuant to an oral license or oral lease, for which the maximum monthly fee paid by the Company for use of such real property does not exceed $500.00 per month per crane, and for which the Company can terminate the lease at anytime without liability other than (i) rent due for the month immediately prior to such termination date or the month immediately following such termination date, or (ii) liability under law for any damage done by the Company to such property.

“Termination Date” has the meaning set forth in Section 10.1(b).

“Threshold Amount” has the meaning set forth in Section 11.5(a).

“Total Purchase Price” has the meaning set forth in Section 2.2(a).

“Transaction Expenses” means all costs, fees and expenses (including legal, accounting, consulting, advisory and brokerage fees and expenses) incurred by the Company or Holdings in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby and thereby, including without limitation the fees and expenses of professionals retained by Company or Holdings, in each case, to the extent incurred and unpaid prior to the Closing Date , in each case in the amount set forth in a pay off instruction letter delivered pursuant to Section 2.2(c).

“Transfer Taxes” has the meaning set forth in Section 13.3.

“Wachovia Swap Agreements” means that certain ISDA Master Agreement, by and between Wachovia Bank, N.A. and the Company, dated as of July 6, 2005, and the related Rate Cap and Rate Floor Transaction Confirmation, dated as of March 2, 2007, as amended on September 19, 2007

“WARN” shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.

“Working Capital” means the amount of the excess of (i) the total of the Company’s current assets as of the Closing Date over (ii) the total of the Company’s current liabilities as of the Closing Date, in each case calculated (x) in accordance with GAAP (except for the modifications set forth on Schedule 1 hereto) and (y) with respect to those current assets and current liabilities specified on Exhibit A attached hereto, as provided in Exhibit A.

“Working Capital Determination Date” has the meaning set forth in Section 2.3(b).

“Working Capital Target” has the meaning set forth in Section 2.3(a).

ARTICLE II

SALE AND PURCHASE

Section 2.1 Sale and Purchase of the Interests. Upon the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein, at the Closing: (a) each Member shall sell, convey, assign and transfer to the Purchaser the Purchased Interests, free and clear of all Liens, (b) the Purchaser shall purchase and acquire such Purchased Interests and shall pay and deliver the Total Purchase Price for such Purchased Interests and (c) the Parties shall take the other actions required of them as described in this Agreement.

Section 2.2 Purchase Price.

(a) The purchase price for the Purchased Interests shall be the aggregate sum of $210,000,000 minus the aggregate Retained Interest Value (the “Total Purchase Price”). The Total Purchase Price shall be paid in accordance with Section 2.2(c) and shall be subject to adjustment as set forth in Sections 2.2(b) and 2.3.

(b) Within a reasonable time prior to the Closing, Holdings shall prepare and deliver to the Purchaser a statement, in form and substance reasonably satisfactory to the Purchaser, that sets forth Rental Equipment sales and Rental Equipment purchases that have been or will be made by the Company after January 1, 2008 through the Closing Date. The Company shall effect all such sales and purchases on terms that require full settlement in cash prior to the Closing Date. In the event that the dollar volume of Rental Equipment sales exceeds the dollar volume of Rental Equipment purchases made by the Company during such time period (“Excess Crane Sales”), then the Total Purchase Price payable to the Seller Representative, for the benefit of the Members, on the Closing Date will be decreased by the amount of such Excess Crane Sales. In the event that the dollar volume of Rental Equipment purchases exceeds the dollar volume of Rental Equipment sales made by the Company during such time period (“Excess Crane Purchases”), then the Total Purchase Price payable to the Seller Representative, for the benefit of the Members, on the Closing Date will be increased by the amount of such Excess Crane Purchases.

(c) At the Closing, the Purchaser shall pay the Total Purchase Price, as adjusted pursuant to Section 2.2(b), plus (x) an amount equal to the Accounting Fees actually paid by the Company on or prior to the Closing, and (y) the amount due under the second proviso contained in Section 13.2, minus (i) the Transaction Expenses, (ii) the Funded Indebtedness, (iii) the Change of Control Payments, (iv) the cash portion of the Escrow Amount, (v) 50% of all filing fees actually paid by Purchaser in connection with the HSR Filing or under any other applicable antitrust regulation, (vi) the Bonus Amounts, and (vii) if applicable, the amount necessary to fund the escrow fund contemplated by the Compliance Agreement, by wire transfer of immediately available funds to such account or accounts as the Seller Representative specifies to the Purchaser in writing at least two business days prior to the Closing Date. Prior to the Closing, the Seller Representative shall provide to the Purchaser payoff instruction letters, in form and substance reasonably acceptable to the Purchaser, with respect to the Transaction Expenses, the Funded Indebtedness, the Change of Control Payments, the Accounting Fees actually paid by the Company on or prior to the Closing, the amounts due under the second proviso contained in Section 13.2, and the Bonus Amounts. The Transaction Expenses, the Funded Indebtedness and the Change of Control Payments shall be paid by the Purchaser at the Closing in accordance with such payoff instruction letters. When due and payable in the Ordinary Course of Business, the Purchaser shall pay or cause to be paid to the Persons entitled thereto (and as reduced by applicable withholding Taxes) the Bonus Amounts.

(d) At the Closing, the Purchaser shall deposit the cash portion of the Escrow Amount, and Kirtland shall deposit the Escrowed Interests, into escrow (the “Escrow Fund”) with the Escrow Agent. The Escrow Amount shall be distributed in accordance with the terms and conditions of the Escrow Agreement attached as Exhibit C hereto (the “Escrow Agreement”).

(e) Within a reasonable time prior to the Closing, Seller Representative shall notify Purchaser whether or not the Wachovia Swap Agreements will be terminated by the Company on or prior to the Closing Date. In the event the Wachovia Swap Agreements are terminated prior to Closing for any reason, all unpaid obligations of the Company to Wachovia under the Wachovia Swap Agreements associated with such termination will be included in the definition of Funded Indebtedness under this Agreement. In the event the Wachovia Swap Agreements remain in effect on and after the Closing Date and for as long as such Wachovia Swap Agreements remain in effect, the Seller Representative shall pay to Purchaser, within 10 days after the end of each calendar quarter following the Closing Date, an amount equal to the aggregate amount of the obligations of the Company to Wachovia under the Wachovia Swap Agreements settled in cash for such calendar quarter, and, to secure Seller Representative’s obligations under this Section 2.2(e), the Seller Representative shall, at the Closing, deposit a portion of the Total Purchase Price into an escrow account equal to the estimated liability of the Company to Wachovia associated with the termination of the Wachovia Swap Agreements assuming such termination occurred at the Closing as determined by the Purchaser and the Seller Representative after consultation with Wachovia Bank. Such escrow account shall be held by a bank or other financial institution mutually acceptable to Purchaser and Seller Representative and shall be held for such period and on such terms as Purchaser and Seller Representative may agree (it being understood that (i) the term of such escrow shall not extend beyond the termination of the Wachovia Swap Agreements, (ii) Seller Representative shall be permitted to use a portion of the escrow funds to purchase one or more hedging instruments to limit downside risk associated with the Wachovia Swap Agreements and (iii) Seller Representative shall be entitled to quarterly payments from such escrow equal to all interest income earned by such escrow during each quarter). In the event the Company receives payment from Wachovia on account of the Wachovia Swap Agreements, the Company shall remit such payment to Seller Representative within 10 days upon receipt thereof. At the request of Seller Representative, Purchaser shall terminate the Wachovia Swap Agreements. Upon such termination by Purchaser or upon a termination of the Wachovia Swap Agreements for any other reason after the Closing, Seller Representative shall pay to Purchaser all obligations of the Company to Wachovia under the Wachovia Swap Agreements associated with such termination. Purchaser may not affirmatively elect to terminate the Wachovia SWAP Agreements without the prior written consent of the Seller Representative, unless Purchaser agrees to bear all unpaid obligations of the Company to Wachovia under the Wachovia Swap Agreements associated with such termination.

Section 2.3 Working Capital Adjustment.

(a) On the date three (3) Business Days prior to the Closing Date, Holdings shall prepare and deliver to the Purchaser the Estimated Closing Balance Sheet of the Company, the calculation of the Bonus Amounts, and a statement calculating the Estimated Working Capital of the Company, determined as set forth in Exhibit A. The “Working Capital Target” means $4,500,000. In the event that the Estimated Working Capital of the Company exceeds the Working Capital Target, the Total Purchase Price payable on the Closing Date will be increased by the amount of such excess (the “Excess Payment”). In the event that the Estimated Working Capital of the Company is less than the Working Capital Target, the Total Purchase Price payable on the Closing Date will be decreased by the amount of such shortfall (the “Shortfall Reduction”). The Total Purchase Price will be subject to further adjustment upon final, post-Closing determination of the Working Capital of the Company, as provided in Section 2.3(b) below.

(b) As soon as reasonably practicable following the Closing Date, and in any event within thirty (30) days thereafter, the Purchaser shall prepare and deliver to the Seller Representative the Closing Balance Sheet of the Company and a statement calculating the Working Capital of the Company. The Seller Representative and its independent certified public accountants may review the Closing Balance Sheet of the Company and the calculation regarding Working Capital of the Company and may make inquiry of the representatives of the Purchaser’s accountants, the Purchaser and the Company, who shall reasonably cooperate with the Seller Representative (including, without limitation, by providing the Seller Representative and/or its agents access to financial accounts and underlying source documents related to the preparation of the Closing Balance Sheet and calculation of Working Capital). The calculation regarding the Working Capital of the Company shall be binding and conclusive upon, and deemed accepted by, the Members unless the Seller Representative shall have notified the Purchaser in writing within thirty (30) days after receipt of the Closing Balance Sheet of the Company of any objections thereto. The Seller Representative may send a written notice to Purchaser at an earlier date if it is in agreement with the Purchaser’s final closing Working Capital amount and the Working Capital amount shall be deemed finally determined on receipt of that written notice by the Purchaser. At the request of either the Seller Representative or the Purchaser, any dispute between the parties relating to the calculation of Working Capital of the Company that cannot be resolved by them within thirty (30) days after receipt of notice of any objections to such calculation pursuant to this Section 2.3(b) shall be referred to KPMG International (the “Auditor”) for decision, which decision shall be final and binding on both parties. The Auditor shall address only those items in dispute and may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. The parties agree that they will request that the Auditor render its decision within thirty (30) days after referral of the dispute to the Auditor for decision pursuant hereto. The fees and expenses of the Auditor shall be allocated to the parties as determined by the Auditor based upon the relative success (in terms of percentages) of each party’s claims. For example, if the Auditor’s final decision reflects a 60-40 compromise of the parties’ claims, the Auditor would allocate expenses 40% to the party whose claim was determined to be 60% successful and 60% to the party whose claim was determined to be 40% successful. The date on which the Working Capital of the Company is finally determined in accordance with this Section 2.3(b) is hereinafter referred to as the “Working Capital Determination Date.”

(c) If the Working Capital of the Company as finally determined pursuant to Section 2.3(b) exceeds the Estimated Working Capital, then the Total Purchase Price will be increased by the amount of such excess (the “Excess Consideration”). If the Working Capital of the Company as finally determined pursuant to Section 2.3(b) is less than the Estimated Working Capital, then the Total Purchase Price will be decreased by the amount of such shortfall (the “Shortfall Consideration”). The Total Purchase Price adjustment required hereby is referred to as the “Adjustment.”

(d) Promptly, and in any event no later than the fifth Business Day after the Working Capital Determination Date (the “Settlement Date”):

(i) In the event of a determination of Excess Consideration pursuant to Section 2.3(c), then (A) the Purchaser will pay to the Seller Representative, for the benefit of the Members, the Excess Consideration, together with interest thereon at a rate per annum equal to the Applicable Rate, calculated on the basis of the actual number of days elapsed over 360, from the Settlement Date to the date of payment, by wire transfer of immediately available funds, and (B) the Purchaser and Seller Representative shall execute and deliver a joint written authorization letter to the Escrow Agent authorizing the Escrow Agent to promptly release to the Seller Representative, on behalf of the Members, the amount contemplated by Section 3(f) of the Escrow Agreement.

(ii) In the event of a determination of Shortfall Consideration pursuant to Section 2.3(c), then the Purchaser and Seller Representative shall execute and deliver a joint written authorization letter to the Escrow Agent authorizing the Escrow Agent to promptly release (A) to Purchaser from the Escrow Fund the amount of such Shortfall Consideration, together with interest thereon at a rate per annum equal to the Applicable Rate, calculated on the basis of the actual number of days elapsed over 360, from the Settlement Date to the date of payment, and thereafter, (B) to the Seller Representative, on behalf of the Members, the amount contemplated by Section 3(f) of the Escrow Agreement.

(e)  Within a reasonable time prior to the Closing, Seller Representative shall notify Purchaser whether or not the Wachovia Swap Agreements will be terminated by the Company on or prior to the Closing Date. In the event the Wachovia Swap Agreements are terminated prior to Closing for any reason, all unpaid obligations of the Company to Wachovia under the Wachovia Swap Agreements associated with such termination will be included in the definition of Funded Indebtedness under this Agreement. In the event the Wachovia Swap Agreements remain in effect on and after the Closing Date and for as long as such Wachovia Swap Agreements remain in effect, the Seller Representative shall pay to Purchaser, within 10 days after the end of each calendar quarter following the Closing Date, an amount equal to the aggregate amount of the obligations of the Company to Wachovia under the Wachovia Swap Agreements for such calendar quarter, and, to secure Seller Representative’s obligations under this Section 2.2(e), the Seller Representative shall, at the Closing, deposit a portion of the Total Purchase Price into an escrow account equal to the estimated liability of the Company to Wachovia associated with the termination of the Wachovia Swap Agreements assuming such termination occurred at the Closing as determined by the Purchaser and the Seller Representative after consultation with Wachovia Bank. Such escrow account shall be held by a bank or other financial institution mutually acceptable to Purchaser and Seller Representative and shall be held for such period and on such terms as Purchaser and Seller Representative may agree (it being understood that (i) the term of such escrow shall not extend beyond the termination of the Wachovia Swap Agreements, (ii) Seller Representative shall be permitted to use a portion of the escrow funds to purchase one or more hedging instruments to limit downside risk associated with the Wachovia Swap Agreements and (iii) Seller Representative shall be entitled to quarterly payments from such escrow equal to all interest income earned by such escrow during each quarter). In the event the Company receives payment from Wachovia on account of the Wachovia Swap Agreements, the Company shall remit such payment to Seller Representative within 10 days upon receipt thereof. At the request of Seller Representative, Purchaser shall terminate the Wachovia Swap Agreements. Upon such termination by Purchaser or upon a termination of the Wachovia Swap Agreements for any other reason after the Closing, Seller Representative shall pay to Purchaser all obligations of the Company to Wachovia under the Wachovia Swap Agreements associated with such termination. Purchaser may not affirmatively elect to terminate the Wachovia SWAP Agreements without the prior written consent of the Seller Representative, unless Purchaser agrees to bear all unpaid obligations of the Company to Wachovia under the Wachovia Swap Agreements associated with such termination.

ARTICLE III

CLOSING

The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Jones Day, located at 901 Lakeside Avenue, Cleveland, Ohio 44114, not later than two Business Days following the satisfaction or, where permitted, waiver of each of the conditions set forth in Articles VIII and IX (save for those conditions that are to be satisfied on the Closing Date), or on such other date mutually agreeable to the parties (the “Closing Date”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

As a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to Purchaser that:

Section 4.1 Financial Statements.

(a) Copies of the following financial statements are attached hereto as Schedule 4.1(a): the audited balance sheet of the Company as of December 31, 2006, and the related audited statement of operations, shareholders’ equity, and cash flows for the year then ended, together with the notes thereto (the “Audited Financial Statements”), and the unaudited balance sheet of the Company (the “Most Recent Balance Sheet”) as of December 31, 2007 (the “Balance Sheet Date”), and the related unaudited statements of operations for the 12-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”).

(b) Each of the Financial Statements (including in all cases the notes thereto, if any) has been prepared from the books and records of the Company, in accordance with GAAP, except for modifications set forth on Schedule 1, consistently applied throughout the periods covered thereby, and fairly presents in all material respects the financial condition, results of operations, and, in the case of the Audited Financial Statements, shareholders’ equity, and cash flows of the Company, as of the dates and for the periods indicated (subject to normal year-end adjustments and the absence of footnote disclosures with respect to the Interim Financial Statement).

(c) The Company has no liabilities or obligations, whether absolute, accrued, asserted or unasserted, that are of a type required to be reflected on a balance sheet prepared in accordance with GAAP (except for the modifications set forth on Schedule 1) other than liabilities or obligations (i) appearing on the Most Recent Balance Sheet, (ii) incurred in the Ordinary Course of Business after December 31, 2007, (iii) disclosed on the Seller Disclosure Schedule or incurred in connection with the transactions contemplated hereby, or (iv) that would not reasonably be expected to have a Material Adverse Effect on the Company and Holdings.

Section 4.2 Taxes. Except as set forth on the Seller Disclosure Schedule:

(a) Each of the Company and Holdings has: (i) duly and timely filed, or caused to be filed, in accordance with applicable Law all Tax Returns, each of which is true, correct and complete, (ii) duly and timely paid in full, or caused to be paid in full, all Taxes due and payable on or prior to the Closing Date, and (iii) properly accrued in accordance with GAAP on its books and records a provision for the payment of all Taxes that are due, are claimed to be due, or may or will become due with respect to any Tax Periods (or the portion there of) ending on or prior to the Closing Date.

(b) Neither the Company nor Holdings has agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which extension or waiver has not yet expired. There is no power of attorney in effect with respect or relating to any Tax or Tax Return relating to Holdings or the Company.

(c) Neither the Company nor Holdings is or has ever been a party to any Tax allocation or sharing agreement or arrangement. Neither the Company nor Holdings has ever filed any Tax Return or determined any Tax, on a consolidated, combined, unitary or other similar basis (including, but not limited to, a consolidated federal income Tax return).

(d) There are no Liens for unpaid Taxes on any asset of the Company or Holdings, except Liens for current Taxes not yet due and payable.

(e) Neither the Company nor Holdings has received any written notice of assessment or proposed assessment in connection with any Tax Return. There are no audits, examinations, claims or Actions currently pending, asserted in writing, or threatened in writing with respect to any Tax or Tax Return.

(f) The Company has not been a member of an affiliated group of corporations within the meaning of Code Section 1504.

(g) The Company and Holdings have withheld and paid to the appropriate Taxing Authority all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee or other Person.

(h) The Company and Holdings have not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(i) Holdings is and has always been a partnership for federal income tax purposes and has not made any election under Treasury Regulation § 301.7701-3 to be treated as an association taxable as a corporation.

(j) The Company and Holdings have reported any assessment, deficiency, adjustment or other similar item relating to any Tax or Tax Return to all Taxing Authorities in accordance with applicable Law.

(k) No jurisdiction where no Tax Return has been filed for the Company or Holding or no Tax has been paid for Holdings or the Company has made or threatened to make a claim, with respect to Holdings or the Company, for the payment of any Tax or the filing of any Tax Return.

(l) Neither the Company nor Holdings is a party to any agreement with any Taxing Authority (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous provision of applicable law). No private letter or other ruling or determination from any Taxing Authority relating to the Company or Holdings has ever been requested or received.

(m) Neither the Company nor Holdings is or will be required to include any item of income in, or exclude any item of deduction from, federal taxable income for any Tax period (or portion thereof) beginning after the Closing Date, as a result of a change in method of accounting for a Pre-Closing Period, any installment sale or open transaction made on or prior to the Closing Date.

(n) Neither the Company nor Holdings is or has ever been a beneficiary or otherwise participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(o) No “ownership change” (as defined in Code Section 382) has occurred with respect to the Company with respect to any net operating losses of the Company.

Section 4.3 Title to Properties.

(a) Except as set forth on the Seller Disclosure Schedule, the Company has good and valid title to, or a valid leasehold interest or license in, all of the properties and assets, tangible or intangible, used in the conduct of its business as presently conducted or reflected in the Interim Financial Statements or acquired after the date thereof, free and clear of all Liens except for Permitted Liens, excluding properties and assets sold or disposed of by the Company in the Ordinary Course of Business since the date of the Interim Financial Statements.

(b) None of the Members or any Affiliate thereof (other than the Company) own any assets primarily used in or necessary to conduct the business of the Company.

(c) All of the tangible personal property of the Company (including all Rental Equipment but excluding all Inventory) is, taken as a whole, in good working order and condition, reasonable wear and tear excepted and is suitable for the use to which they are being put. All of the leased personal property of the Company is in the condition reasonably required of such property by the terms of the lease applicable thereto during the relevant term of the lease. Except as set forth on the Seller Disclosure Schedule, none of such tangible personal property is in need of maintenance or repairs, except for routine maintenance and repairs of such personal tangible property that arises in the Ordinary Course of Business.

(d) The Seller Disclosure Schedule sets forth a complete list of all cranes and serialized attachments owned by the Company and rented to customers by the Company in the Ordinary Course of Business, showing model and serial numbers.

(e) The Seller Disclosure Schedule sets forth a complete list of all Rental Equipment purchases and Rental Equipment sales by the Company since January 1, 2007.

(f) The property and assets owned and leased by the Company include all material rights, assets and property necessary for the conduct of the business of the Company after Closing, substantially in the same manner as it was conducted prior to the Closing.

Section 4.4 Real Property.

(a) The Seller Disclosure Schedule contains a true and correct list of all real property and interests in real property owned in fee by the Company (the “Owned Real Property”). With respect to the Owned Real Property:

(i) The Company has good and marketable title to and a fee interest in the Owned Real Property free and clear of all Liens, other than Permitted Liens;

(ii) There are no outstanding options or rights of first refusal to purchase, acquire, sell, assign or dispose of the Owned Real Property, or any portion or interest of the Owned Real Property and the Company is not a party to any agreement or option to purchase any real property or interest therein;

(iii) The Company has not received written notice of actual or threatened special assessments or reassessments of the Owned Real Property;

(iv) The Company has not received notice of any pending condemnation proceeding or eminent domain proceeding and, to the Company’s Knowledge, there is no such proceeding threatened against any of the Owned Real Property;

(v) The Company does not currently lease or otherwise permit any Person other than the Company the right to use or occupy such Owned Real Property or any portion thereof;

(vi) The Company has not sold, leased, or otherwise encumbered any development rights and/or air rights related to the Owned Real Property; and

(vii) The Company has not received, nor does it have Knowledge of, any written notice or request from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any improvement or alteration in respect of the Owned Real Property.

(b) The Seller Disclosure Schedule contains a true and complete list of the Leased Property. With respect to the Leased Property:

(i) True and complete copies of each Lease have been delivered to the Purchaser and all Leases are in writing, duly executed, and is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and, to the Knowledge of the Company, of each other Person that is a party thereto, subject to applicable bankruptcy, insolvency reorganization, moratorium, liquidation, fraudulent conveyance and similar laws and principles of equity affecting creditor’s rights and remedies generally, and all such Leases are in full force and effect and have not been amended, modified or supplemented except as has been provided to Purchaser;

(ii) There are no disputes under any of the Leases in relation to the state of repair of the premises demised or otherwise. Except as provided in the Seller Disclosure Schedule, (i) each Lease has not been assigned or encumbered by the Company, and (ii) there are no letters or other documents signed by the Company under each Lease waiving or releasing any of the tenant’s material rights;

(iii) Except as set forth on the Seller Disclosure Schedule, consummation of the transactions contemplated by this Agreement does not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

(iv) The Company does not currently sublease or otherwise permit any Person other than the Company the right to use or occupy such Leased Property or any portion thereof;

(v) There is no uncured material default by the Company or, to the Company’s Knowledge, any other party with regard to a Lease for any of the Leased Property; and

(vi) The Company has not received any written notice that any portion of any of the security deposits under the Leases has been applied or retained by the lessor or licensor or sublessor thereunder. The Company has not, in the last five years, with respect to any Lease, (i) made, asserted or has any defense, set off or counterclaim or (ii) claimed or is entitled to “free” rent, rent concessions, rebates or rent abatements. The Company has not exercised any option granted to it under any such Lease to (A) cancel or terminate such Lease or lessen the term thereof, (B) renew or extend the term thereof or (C) take additional space. There are no written or oral promises, understandings or commitments between the Company and each other Person that is a party to such Lease other than those contained in such Lease.

(c) With respect to the Owned Real Properties and the Leased Property (collectively, the “Company Properties”):

(i) There is no Action pending or, to the Company’s Knowledge, threatened for the taking or condemnation of all or any portion of the Owned Real Properties, or, to the Company’s Knowledge, any Leased Property;

(ii) To the Company’s Knowledge, there are no outstanding work orders, deficiency notices, action request notices or other notifications of non-compliance or contravention of the premises or any part thereof; and

(iii) There is no brokerage commission or finder’s fee due from the Company and unpaid with regard to any of the Company Properties, or which will become due at any time from the Company in the future with regard to any Company Property pursuant to any existing agreement with a broker.

Section 4.5 Compliance with Laws. The Company:

(a) except as set forth in the Seller Disclosure Schedule, has complied and is, in all material respects, in compliance with all Laws and Orders relating to or applicable to its business, the maintenance and operation of its properties and assets, or employees conducting its business; and

(b) has received no written or, to its Knowledge, oral, notification or communication from any Governmental Authority, and no claims have been filed (or, to the Company’s Knowledge, threatened to be filed) by any Governmental Authority, (i) asserting that the Company is not in compliance with any Law or (ii) threatening to revoke any Permit owned or held by the Company, nor, to the Company’s Knowledge, is any Action or investigation pending with respect to the foregoing. No written notice (or, to the Company’s Knowledge, no threat) of cancellation, of default or of any dispute concerning any Permit, or of any event, condition or state of facts described in the preceding clause, has been received by the Company.

Section 4.6 Permits. The Seller Disclosure Schedule contains a complete list of all material Permits issued to the Company that are currently used by the Company, which comprise all of the material Permits which are required for the current conduct of its business and the lease, ownership and use of its assets. The Company is, in all material respects, in compliance with all such Permits, all of which Permits are in full force and effect, and will be in full force and effect and available for use by the Company immediately after the Closing.

Section 4.7 Employee Benefit Plans.

(a) The Seller Disclosure Schedule sets forth a correct and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA but excluding any plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA (“Multiemployer Plan”)) and each other director and employee plan, program, agreement or arrangement, vacation or sick pay policy, fringe benefit plan, compensation, change of control, severance or employment plan, arrangement or agreement, stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity-based plan, program or arrangement, and bonus or other incentive compensation or salary continuation plan or policy contributed to, sponsored or maintained by or with respect to which the Company has any liability (contingent or otherwise) as of the date hereof for the benefit of any current, former or retired employee, officer, consultant, independent contractor or director of the Company (such plans, programs, policies, agreements and arrangements, collectively, being the “Employee Plans”). The Company has delivered or made available to Purchaser complete and correct copies of the current plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the three (3) most recent annual reports (Form 5500, with all applicable attachments), the three most recent financial statements and actuarial reports, as applicable, and all current trust agreements, insurance contracts, and other funding arrangements that implement each Employee Plan.

(b) Each Employee Plan has been maintained, operated, and administered in compliance with its terms and any related documents or agreements (including any applicable collective bargaining agreement) and in compliance with all applicable Laws, in each case in all material respects. There are no Actions pending (other than routine claims for benefits) or, to the Company’s Knowledge, threatened against such Employee Plan, the Company or against any fiduciary of such Employee Plan.

(c) No event has occurred and no condition exists that could reasonably be expected to subject the Company, either directly or, except as would not reasonably be expected to cause a Material Adverse Effect, by reason of their affiliation with any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b),(c), (m) or (o)) to any tax, fine, lien, or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations. The Company has not incurred any liability under Title IV of ERISA, either directly or through any member of its Controlled Group. There are no audits or proceedings pending or to the Knowledge of the Company or any member of the Company’s Controlled Group, threatened by the Internal Revenue Service, the Department of Labor, or any similar governmental entity with respect to any Employee Plan. The Company has acted in good faith and has operated each Employee Plan that is subject to Code Section 409A in material compliance with Code Section 409A, and the Company has no obligation to any Person to provide any “gross-up” or similar payment to any Person in the event any such Employee Plan fails to comply with Code Section 409A.

(d) There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Plans that could result in any material liability or excise tax under ERISA or the Code being imposed on the Company.

(e) Each Employee Plan intended to be qualified under Section 401(a) of the Code and each trust created thereunder is so qualified and is in receipt of a favorable opinion letter issued by the IRS to the prototype or volume submitter sponsor for such Employee Plan, and nothing has occurred since the receipt of such opinion letter that could reasonably be expected to give the IRS grounds to revoke such opinion letter.

(f) Except as set forth on the Seller Disclosure Schedule, the Company has no liability with respect to or obligation to contribute to any Multiemployer Plan and the Company has not incurred any withdrawal liability with respect to any Multiemployer Plan. No Multiemployer Plan to which the Company or any member of its Controlled Group contributes is in reorganization or insolvent (as those terms are defined in ERISA Sections 4241 and 4245.

(g) Except as set forth on the Seller Disclosure Schedule with respect to Multiemployer Plans, neither the Company nor any member of its Controlled Group has any obligation to contribute to any “defined benefit plan” as defined in Section 3(35) of ERISA or any other pension plan subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA or subject to Title IV of ERISA.

(h) No Employee Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, (ii) death or retirement benefits under any Employee Plan that is intended to be qualified under Section 401(a) of the Code or (iii) deferred compensation benefits fully reflected on the books of the Company.

(i) Except as set forth on the Seller Disclosure Schedule, the consummation of the transaction contemplated by this Agreement will not, either alone or in connection with the occurrence of any other event, (i) entitle any current or former employee or officer of the Company to severance pay, retention pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting under the Employee Plan, or (iii) increase the amount of compensation due any such employee or officer.

(j) Neither the Company or Holdings is a party to any contract, agreement or other arrangement that as a result of any transactions contemplated by this Agreement (whether alone or in connection with any other event) will result or could result in any amount (including, but not limited to, the Change of Control Payments) that is not deductible under Code Section 280G or any similar provision of applicable law.

Section 4.8 Material Contracts.

(a) Except as set forth on the Seller Disclosure Schedule, the Company is not a party to or bound by any written or oral:

(i) partnership or joint venture Contract;

(ii) Contract limiting the right of the Company to engage in or compete with any Person in any business or in any geographical area, or otherwise restricting the Company from carrying on its business or activities, as the case may be, in its usual and customary manner in any jurisdiction, including, without limitation, restricting the Company from hiring or soliciting any Person;

(iii) management, consulting, severance or similar Contract, or employment Contract;

(iv) collective bargaining agreement;

(v) Contract under which the Company has advanced or loaned any other Person, other than advances to employees in the Ordinary Course of Business;

(vi) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any asset or group of assets of the Company;

(vii) guaranty, performance bond or similar agreement, or any Contract of support, surety, indemnification or assumption or any similar commitment with respect to the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any other Person;

(viii) lease or agreement under which the Company is lessee of or holds or operates any personal property owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $25,000;

(ix) other than Contracts related to Rental Equipment, lease or agreement under which the Company is lessor of or permits any third party to hold or operate any personal property owned or controlled by the Company and which entitles the Company to receive more than $500,000 per annum;

(x) other than Contracts related to Rental Equipment, Contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in the aggregate in excess of $50,000, other than purchase and sales orders incurred in the Ordinary Course of Business;

(xi) Contract expressly granting a license or covenant not to sue under any Intellectual Property (whether by or to the Company), except for license agreements for the off-the-shelf and other software generally commercially available;

(xii) warranty agreement with respect to its services rendered or its products sold or leased other than purchase and sales orders incurred in the Ordinary Course of Business;

(xiii) agreement under which it has granted any Person any registration rights (including demand or piggyback registration rights);

(xiv) sales, distribution, supply or franchise agreement, which involves consideration in the aggregate in excess of $25,000;

(xv) other than Contracts related to Rental Equipment, agreement with a term of more than six months which is not terminable by the Company upon less than thirty (30) days’ notice without penalty and involves a consideration in excess of $25,000 annually;

(xvi) settlement, conciliation or similar agreement with obligations to be satisfied by the Company after the execution date of this Agreement in excess of the related accruals on the Balance Sheet related to such Contracts;

(xvii) Contract regarding voting, transfer or other arrangements related to the Company’s capital stock or warrants, options or other rights to acquire the Company’s capital stock;

(xviii) Contracts to sell or otherwise dispose of any Rental Equipment other than those set forth on Schedule 4.3(e);

(xix) any letters of credit, any currency exchange, commodities or other hedging arrangement or capitalized leases which will not be satisfied at or prior to Closing;

(xx) any Contract that (a) limits or contains restrictions on the ability of the Company to declare or pay dividends on, or to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, or to incur Indebtedness, or to incur or suffer any Lien, to purchase or sell any of assets or properties, to change the lines of business in which it participates or engages or to engage in any Business Combination, or (b) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

(xxi) Contract to buy or sell spare parts for the Rental Equipment or other assets outside the Ordinary Course of Business; or

(xxii) other than Contracts related to Rental Equipment, any other Contract that requires the Company to make payments equal to, or which entitles the Company to receive, more than $250,000 per annum. All of the contracts and agreements referred to in Section 4.8(a)(i) through (xx) above are the “Material Contracts.”

(b) Except as set forth in the Seller Disclosure Schedule, each of (i) the Material Contracts, and (ii) the Contracts related to Rental Equipment with each of the Major Customers is in full force and effect and is a legal, valid and binding contract or agreement of the Company, except as limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the enforcement of creditors’ rights, and there is no default or breach by the Company or, to the Company’s Knowledge, any other party in the timely performance of any obligation to be performed or paid thereunder or any other material provision thereof. Purchaser’s counsel has been supplied with a true and correct copy of each of the written Material Contracts and an accurate description of each of the oral Material Contracts, together with all amendments, waivers or other changes thereto.

Section 4.9 Legal Proceedings. Except as set forth in the Seller Disclosure Schedule, there are no Actions pending or, to the Company’s Knowledge, threatened against or affecting the Company or affecting any property or assets used by the Company, or pending or contemplated by the Company against any Person, at Law or in equity. The Company is not subject to any Order.

Section 4.10 Intellectual Property.

(a) The Seller Disclosure Schedule sets forth, with the application number and application date or registration/issue number and registration/issue date, title or mark, country or other jurisdiction and owner(s), as applicable, a complete and correct list of each active registration for any patent, trademark or service mark, copyright, Internet domain name, trade name, brand name, logo or application for any of the foregoing owned, whether solely or jointly with another, by the Company, along with all material unregistered trademarks, service marks and trade names. Any and all renewal and maintenance fees, annuities or other fees payable to any Governmental Authority to maintain the such Intellectual Property as active and due before Closing have been paid in full. All of the foregoing Intellectual Property is valid, subsisting and enforceable in accordance with applicable Law.

(b) The Company has good and valid title to the Company Intellectual Property free and clear of all Liens, except Permitted Liens. No Person is expressly licensed under any of the Company Intellectual Property other than pursuant to a Material Contract listed on the Seller Disclosure Schedule (and licenses that arise as a matter of law by implication as a result of sales of products and services by the Company). Except as set forth on the Seller Disclosure Schedule, to the Company’s Knowledge, none of the Company Intellectual Property is being infringed, misappropriated or otherwise violated by any Person.

(c) The Company Intellectual Property is not the subject of any Action, and to the Company’s Knowledge, no Action is threatened against the Company involving the Company Intellectual Property, except for office actions by the applicable Governmental Authorities in the normal course of prosecution efforts to register the Company Intellectual Property listed on the Seller Disclosure Schedule.

(d) The Company owns, is licensed or otherwise has the right to use, all Intellectual Property as is necessary for the operation of the business of the Company as presently conducted.

(e) Except as set forth on the Seller Disclosure Schedule, the Company has not infringed, misappropriated, violated or made unauthorized use of the Intellectual Property rights of any other Person, and the Company Intellectual Property does not infringe, misappropriate, violate or otherwise conflict with any Intellectual Property right of any other Person. The Company has not received any written notice within the six-year period prior to the date of this Agreement alleging any of the foregoing and to the Company’s Knowledge, no such allegation is threatened to be made by any Person. Notwithstanding any possible interpretation of any other representation in this Article IV, only this Section 4.10(e) shall be construed to be a representation with respect to the Company’s infringement, misappropriation, violation, or other conflict with the Intellectual Property right of any other Person.

Section 4.11 Insurance.The Seller Disclosure Schedule contains a complete description of all insurance policies (including “self-insurance” programs) currently maintained by the Company (the “Insurance Policies”). Except as set forth on the Seller Disclosure Schedule, the Insurance Policies are in full force and effect, the Company is not in default in any material respect under any Insurance Policy, and no claim for coverage under any Insurance Policy has been denied during the past two (2) years. Except as set forth on the Seller Disclosure Schedule, the Company has not received any written notice of cancellation or intent to cancel with respect to the Insurance Policies. Except as set forth on the Seller Disclosure Schedule, the Company does not have any self-insurance or co-insurance programs. The Company has notified such insurers of any claim which could potentially exceed the applicable insurance policy deductible amount arising since January 1, 2002 known to it which it believes is covered by any such insurance policy and has provided Purchaser with a copy of such claim. All such claims have been filed on a timely basis with insurers and pursued by cooperating with and responding to insurers’ requests for documentation and/or information. Neither the Company nor any Member is a party to any Contract of any kind pursuant to which the Company or any Seller receives payments from an insurer or an insurance producer for purchasing insurance for the Company. Except as set forth in the Seller Disclosure Schedule, there are no pending claims under insurance covering the Company for which the Company is or may be obligated to pay a deductible.

Section 4.12 Labor and Employment Matters. The Company has provided Purchaser with a schedule that contains a complete and correct list of all employees of the Company whose annual compensation is greater than $75,000, together with the employees’ titles, current wages, salaries, hourly or daily rate of pay, bonus entitlement, date of hire, and primary work location. Except as set forth on the Seller Disclosure Schedule, (i) none of the employees of the Company is represented by a labor union or organization, no labor union or organization is certified or recognized as a representative of any such employee and the Company is not a party to or bound by any collective bargaining agreement or other labor Contract; (ii) no labor organization or group of employees has filed any representation petition or made any written demand to the Company for recognition; (iii) no organizing or decertification efforts are underway, or to the Company’s Knowledge, threatened by any labor organization or group of employees with respect to the Company’s employees, and no such activities have occurred since January 1, 2004; (iv) no labor strike, work stoppage, slowdown or other material labor dispute has occurred since January 1, 2004, and none is underway or, to the Company’s Knowledge, threatened; (v) there is no employment-related Action (including, without limitation any Action with respect to discrimination, harassment, wage payment, overtime and hours of work, workplace safety or any other employment-related issues) currently pending or, to the Company’s Knowledge, threatened, in any forum, relating to an alleged violation or breach by the Company (or any of its officers or directors) of any Law or Contract, (vi) there are no pending investigations or abatement orders and no citations issued within the past 3 years by the Occupational Safety and Health Administration or any other Governmental Authority relating to the Company, (vii) except for amounts outstanding in accordance with normal payroll practices, the Company has paid in full to all Employees, or accrued on its books, all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other applicable Law; (xiii) the Company is not closing, and since January 1, 2004 has not closed, any Facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program affecting Employees, nor has the Company planned or announced any such action or program for the future; and (ix) the Company is in compliance with its obligations pursuant to WARN, and all other notification obligations arising under Law. Other than the Change of Control Payments, since December 31, 2006 the Company has not made or granted any bonus or any wage or salary increase to any employee or group of employees other than bonuses or increases made in the Ordinary Course of Business (except to any such employee whose annual salary is less than $50,000 or as required by pre-existing contracts described on Schedule 4.8), or made or granted any increase in any Employee Plan or amended or terminated any Employee Plan or adopted any new Employee Plan or arrangement or entered into, amended or terminated any collective bargaining agreement or other employment agreement.

Section 4.13 Environmental Matters. Except as set forth on the Seller Disclosure Schedule:

(a) The Company is, and for the past five years has been, in material compliance with all Environmental Laws applicable to its business operations or to its use of Facilities;

(b) There are no Environmental Conditions present at, on, or under, any Facility as a result of activities of the Company or any of their employees or agents, or as a result of activities of any other Person for which the Company is legally responsible for, in each case in amounts exceeding the levels permitted by applicable Environmental Law and under circumstances that would reasonably be expected to result in liability under or relating to Environmental Law. Except as set forth on the Seller Disclosure Schedule, (i) no underground storage tanks owned or operated by the Company are or have been located at any Facility or any currently or formerly Owned Property or Leased Property and any underground storage tanks identified on the Seller Disclosure Schedule are and have been maintained, monitored and upgraded in compliance with all Environmental Laws and (ii) the Company possesses and has possessed all required permits, licenses, certifications and approvals required under Environmental Laws relating to the Facilities;

(c) The Company has not disposed of, arranged for the disposal of, released, threatened to release, or transported any Hazardous Substances in violation of any applicable Environmental Law or in a manner that would reasonably be expected to result in liability to the Company under or relating to Environmental Law;

(d) The Company has not been charged with or convicted of an offense for non-compliance with any Environmental Laws;

(e) The Company has not specifically contractually assumed any liability or obligation under or relating to Environmental Laws or Hazardous Substances;

(f) The Company has not (i) received any written notice, demand letter, complaint, claim, suit or order alleging or relating to any violation or liability under any Environmental Law; or (ii) been subject to or, to the Company’s Knowledge, threatened with, any Action by any Governmental Authority or any other Person (including, without limitation, the current or prior owner or operator of any of the Facilities, Owned Properties or Leased Properties) with respect to any Environmental Law; and

(g) The Company has provided to Purchaser copies of all environmental site assessment reports, compliance audits, and other material environmental documents which are in its possession related to its Owned Real Property, Leased Property, and business operations.

(h) No representations or warranties in this Agreement other than in this Section 4.13 will be deemed to relate to Environmental Laws, Hazardous Substances, or other environmental matters.

Section 4.14 Conduct of Business in Ordinary Course. Except for the transactions contemplated hereby or as set forth on the Seller Disclosure Schedule, since the Balance Sheet Date (a) the Company has conducted its business and operations in the Ordinary Course of Business including the management, sale and purchase of the Company’s inventory including spare parts, and (b) no fact, event, circumstance (either individually or taken together) has occurred which has had or would reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as set forth on the Seller Disclosure Schedule, since the Balance Sheet Date with respect to the Company, there has not been any:

(a) incurrence of any Indebtedness or issuance of any long-term debt securities or assumption, guarantee, or endorsement of the obligations of any Person, except for Indebtedness incurred in the Ordinary Course of Business under the lines of credit as in effect on the date hereof, or making of any Indebtedness or advance to any Person (other than business-related advances to employees in the ordinary course of business, consistent with past practice and in an amount not in excess of $5,000 per employee or $25,000 in the aggregate);

(b) (i) acquisition, sale, license, abandonment, failure to maintain or otherwise disposition of, any material property or assets (other than Rental Equipment), tangible or intangible (other than in the Ordinary Course of Business), (ii) mortgage or encumbrance of any property or assets, other than Permitted Liens, or (iii) cancellation of any Indebtedness owed to or claims held by the Company (other than in the Ordinary Course of Business);

(c) change in any method of accounting applied in the preparation of the Financial Statements, other than a change which is required by reason of a concurrent change in Law or GAAP;

(d) settlement or compromise of any Action if the amount of such settlement will not be paid in full prior to the Closing or which settlement or compromise would reasonably be expected to have a continuing adverse impact on the business of the Company after the Closing;

(e) Tax election or change in a Tax election or the filing for any change of any method of accounting with any relevant Taxing Authority, except as required by any change in Law;

(f) (A) except as required by Law or by any Employee Plans, or existing contractual arrangements as in effect on the Balance Sheet Date, adoption of or amendment to any Employee Plan or other plan, program or arrangement for the benefit of its employees, consultants or directors, or (B) grant of any material increase (other than increases required under any Contract entered into before the Balance Sheet Date and annual or periodic increases in the ordinary course of business, consistent with past practice) in the compensation of its employees, officers or directors (including any such increase pursuant to any bonus, profit sharing or other compensation or incentive plan, program or commitment);

(g) material change, termination or modification in any Material Contract;

(h) transfer, issuance or sale of any equity securities or rights to purchase any equity securities, or any security convertible into or exchangeable for equity securities, of Holdings or the Company or split, combination or subdivision of the capital stock or other equity securities of Holdings or the Company; or

(i) declaration, distribution or the setting aside for distribution of any property (excluding cash), or directly or indirectly, the redemption, purchase or other acquisition of any shares of capital stock;

(j) any extraordinary loss, damage or destruction, whether or not covered by insurance;

(k) write off as uncollectible, any Accounts Receivable or any portion thereof in amounts exceeding $25,000 in each instance, or $100,000 in the aggregate;

(l) making of any forward purchase commitment in excess of the requirements of the Company for normal operating purposes or at prices higher than the current market prices; or

(m) agreement, whether in writing or otherwise, to take any action described in this Section 4.14.

Section 4.15 No Brokers. Except for Houlihan Lokey Howard & Zukin Capital, Inc., no broker, finder or similar agent has been employed by or on behalf of the Company, and no Person with which the Company has had any dealings or communications of any kind, is or will be entitled to any brokerage commission, finder’s fee or any similar compensation in connection with, either directly or indirectly, this Agreement or the transactions contemplated hereby.

Section 4.16 Customers and Suppliers.

(a) The Seller Disclosure Schedule contains a complete list of the fifteen (15) largest customers of the Company (on a consolidated basis) (by volume of sales to such customers) for each of the two (2) most recent fiscal years (“Major Customers”). Except as set forth on the Seller Disclosure Schedule, since December 31, 2006, none of the Major Customers has notified the Company, orally or in writing, that such Major Customer intends to decrease materially or terminate its relationship with the Company.

(b) Since December 31, 2006, none of the Company’s material suppliers has terminated, or threatened, orally or in writing, to terminate, its relationship with the Company.

(c) The Company has not received any written notice regarding the insolvency of any of the Major Customers.

Section 4.17 Organization and Standing; Capital Structure.

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is an entity duly qualified to do business, and is in good standing, in each jurisdiction listed in the Seller Disclosure Schedule, which jurisdictions constitute all of the jurisdictions in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own, use or lease and operate its properties and assets and to carry on its business in the manner that it was conducted immediately prior to the date of this Agreement. The copies of the Company’s articles or incorporation and by-laws which have been furnished to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books (containing the records of meeting of the stockholders, the board of directors), the stock certificate books and the stock records books of the Company furnished to Purchaser are correct and complete in all material respects. The Company is not in default under, or in violation of, any provision of its articles of incorporation or by-laws.

(b) The entire authorized capital stock of the Company consists of one hundred (100) shares of common stock, par value $0.01 per share, of which one hundred (100) shares are issued and outstanding. Holdings is the record owner of, and has good and marketable title to, all of such outstanding shares of common stock, free and clear of all Liens. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized, are validly issued, fully paid, and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal. The Company has no outstanding stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plan. The Company is not subject to any option or obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. The Company has not violated any federal or state securities laws in connection with the offer, sale or issuance of its capital stock. There are no agreements with the Members, Holdings or the Company with respect to the voting or transfer of the either of the Company’s capital stock or with respect to any other aspect of the Company’s affairs.

(c) This Agreement, and the other transaction documents contemplated hereby, has been (or will be) duly executed and delivered by the Company pursuant to all necessary authorization and is (or will be) the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the enforcement of creditors’ rights.

Section 4.18 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated herein, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provisions of the certificate of incorporation, bylaws or similar organizational document of the Company, if applicable, or (ii) violate any Order or Law applicable to the Company or any of its properties or assets.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval or authorization of, or filing with or notification to, any Governmental Authority or any other Person.

(c) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated herein, nor compliance by the Company with any of the provisions hereof, will, except as set forth on Schedule 4.18 and except for the HSR Approval, conflict with, constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, Contract, lease, license, instrument or other arrangement to which the Company is a party or by which the properties or assets of the Company are bound.

Section 4.19 Accounts Receivable. All Accounts Receivable of the Company reflected in the Financial Statements and all Accounts Receivable that have arisen since December 31, 2006 (except Accounts Receivable that have been collected since such date) are valid and enforceable claims and constitute bona fide Accounts Receivable resulting from the sale of goods and services in the Ordinary Course of Business. In the case of Accounts Receivable arising from Rental Equipment sales, such Accounts Receivable are fully collectable within 60 days of invoice. The Company has not received any written notice from third parties regarding claims asserting a valid defense, offsets, returns, allowances or credits of any kind related to the Accounts Receivable, except returns or credits which are in the Ordinary Course of Business.

Section 4.20 Affiliate Transactions. Except as disclosed on the Seller Disclosure Schedule, no Member or any director, officer or Affiliate of the Company or a Member (or any family member of (i) any Member who is an individual or (ii) any director or officer of the Company or a Member) is a party to any transaction with the Company, including any Contract or arrangement providing for the furnishing of services (other than in their capacity as officer or director) to or by, providing for rental of real property or other assets or rights or privileges to or from, or otherwise requiring payments to or from the Company or any Affiliate thereof.

Section 4.21 Inventory. The Company has good and marketable title to the Inventory free and clear of all Liens, other than Permitted Liens. The Inventory is, in the aggregate, in good condition, is suitable and usable for the purposes for which it is intended, and in a quantity and of a type consistent with the historical purchase and use of spare parts for the Company’s repair and maintenance operations.

Section 4.22 Subsidiaries. The Company does not have any subsidiaries, and does not directly or indirectly, own any capital stock of or other equity interests in any Person.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDINGS

As a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated hereby each of the Members represent and warrant to Purchaser that:

Section 5.1 Organization and Standing; Authorization.

(a) Holdings is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. Holdings is an entity duly qualified to do business, and is in good standing, in each jurisdiction listed in the Seller Disclosure Schedules, which jurisdictions constitute all of the jurisdictions in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings. Holdings has the limited liability company power and authority to own, use or lease and operate its properties and assets and to carry on its business in the manner that is was conducted immediately prior to the date of this Agreement.

(b) This Agreement has been duly executed and delivered by each Member and Holdings pursuant to all necessary authorization and is the legal, valid and binding obligation of each Member and Holdings, enforceable against such Member and Holdings in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the enforcement of creditors’ rights.

(c) Holdings is a holding company that does not have (nor has it ever had) any assets, operations or business other than as the sole shareholder of the Company, and does not have (nor has it ever had) any Indebtedness, liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted. Holdings has no employees and is not a party to any Contracts of any nature.

Section 5.2 Capitalization and Title.

(a) All of the outstanding Interests of Holdings are owned by the Members in the amounts listed on Schedule 1-A. All of the Interests have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal. Except as set forth on the Seller Disclosure Schedule, Holdings has no outstanding membership interests, units or securities convertible or exchangeable for any Interests or containing any profit participation features, nor any rights or options to subscribe for or to purchase its Interests or any securities convertible into or exchangeable for its Interests or any equity appreciation rights or phantom equity plan. Except as set forth on the Seller Disclosure Schedule, Holdings is not subject to any option or obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Interests or any warrants, options or other rights to acquire its Interests. Holdings has not violated any federal or state securities laws in connection with the offer, sale or issuance of its Interests. Except as set forth on the Seller Disclosure Schedule, there are no agreements with the Members, Holdings or the Company with respect to the voting or transfer of the either of the Holdings’ Interests or with respect to any other aspect of Holdings’ affairs.

(b) The Members (i) are the record and beneficial owners of the Interests; (ii) have full power, right and authority, and any approval required by Law, to make and enter into this Agreement and to sell, assign, transfer and deliver the Interests to the Purchaser; and (iii) have good and valid title to the Interests, free and clear of all Liens. Upon the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, at the Closing, the Purchaser will acquire good and valid title to the Interests, free and clear of all Liens, other than created at the Closing by the Purchaser in connection with any financing it receives in connection with the transactions contemplated herein.

Section 5.3 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by each of the Members and Holdings, nor the consummation by each of the Members and Holdings of the transactions contemplated herein, nor compliance by each of the Members and Holdings with any of the provisions hereof, will (i) conflict with or result in a breach of any provisions of the certificate of formation, operating agreement or similar organizational document of each of the Members and Holdings, if applicable, or (ii) violate any Order or Law applicable to each of the Members and Holdings or any of their properties or assets.

(b) The execution and delivery of this Agreement by each of the Members and Holdings does not, and the performance of this Agreement by each of the Members and Holdings will not, require any consent, approval or authorization of, or filing with or notification to, any Governmental Authority.

(c) Neither the execution and delivery of this Agreement by each of the Members and Holdings, nor the consummation by each of the Members and Holdings of the transactions contemplated herein, nor compliance by each of the Members with any of the provisions hereof, will, except as set forth on the Seller Disclosure Schedule and except for the HSR Approval, conflict with, constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, create in any party the right to accelerate, terminate, modify or cancel or require any notice or consent under any Contract to which any of the Members or Holdings are a party or by which the properties or assets of Holdings are bound.

Section 5.4 No Brokers. Except for Houlihan Lokey Howard & Zukin Capital, Inc., no broker, finder or similar agent has been employed by or on behalf of Holdings or any of the Members, and no Person with which Holdings or any of the Members have had any dealings or communications of any kind, is or will be entitled to any brokerage commission, finder’s fee or any similar compensation in connection with, either directly or indirectly, this Agreement or the transactions contemplated hereby.

Section 5.5 Legal Proceedings. There are no Actions pending or, to the Knowledge of each Member, threatened against such Member or Holdings that, if adversely decided, would adversely affect such Member’s or Holdings’ performance under this Agreement or the consummation of the transactions contemplated hereby.

Section 5.6 Certificate of Organization and Limited Liability Company Agreement. The Members have heretofore delivered to the Purchaser a complete and correct copy of the certificate of organization and the limited liability company agreement of Holdings, each as amended to date. Holdings’ certificate of organization and limited liability company agreement are in full force and effect. Holdings is not in violation of any of the provisions of its certificate of organization and limited liability company agreement or other organizational document. The minute books (containing the records of meeting of the unitholders, the board of managers), the unit certificate books and the unit records books of Holdings furnished to Purchaser are correct and complete in all material respects.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES RELATING TO THE PURCHASER

As a material inducement to the Members to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser represents and warrants to the Members that:

Section 6.1 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Purchaser is duly qualified to do business and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on the Purchaser.

Section 6.2 Authorization, Validity and Effect. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other agreements and documents and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the enforcement of creditors’ rights.

Section 6.3 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated herein, nor compliance by the Purchaser with any of the provisions hereof, will, except for the HSR Approval and subject to obtaining Shareholder Approval, (i) conflict with or result in a breach of any provisions of the certificate of incorporation or by-laws of the Purchaser, (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon, any property or assets of the Purchaser or, pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be subject, and that would, in any such event, have a Material Adverse Effect on the Purchaser, or (iii) violate any Order or Law applicable to the Purchaser or any of its properties or assets.

(b) The execution and delivery of this Agreement by the Purchaser does not, and the performance of this Agreement by the Purchaser will not, except for the HSR Approval and filings required under the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, require any consent, approval or authorization of, or filing with or notification to, any Governmental Authority.

Section 6.4 No Brokers. Except for Macquarie Capital (USA) Inc., no broker, finder or similar agent has been employed by or on behalf of the Purchaser, and no Person with which the Purchaser has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

Section 6.5 Legal Proceedings. There are no Actions pending or, to the knowledge of the Purchaser, threatened against the Purchaser that, if adversely decided, would adversely affect the Purchaser’s performance under this Agreement or the consummation of the transactions contemplated hereby.

Section 6.6 Financing. As of the date hereof, the Purchaser has invested in a trust account administered by Continental Stock Transfer & Trust Company not less than $100,000,000 which, immediately prior to the Closing, will be available to the Purchaser for payment of the Total Purchase Price and Purchaser’s transaction expenses and working capital. Attached as Exhibit I is a true, correct, and complete copy of the New Credit Agreement pursuant to which the lenders identified therein have agreed to make available to the Company loan commitments totaling $170,000,000 on the terms and subject to the conditions set forth therein.

Section 6.7 No Reliance. The consummation of the transactions contemplated hereunder by Purchaser is not done in reliance upon any warranty or representation by, or information from, the Members, Holdings, the Company or the Seller Representative of any sort, oral or written, except the warranties and representations specifically set forth in this Agreement and in any certificate or agreement required to be delivered hereunder. Such transactions are instead done entirely on the basis of Purchaser’s own investigation, analysis, judgment and assessment of the present and potential value and earning power of the Company as well as those representations and warranties specifically set forth in this Agreement and in any certificate or agreement required to be delivered hereunder.

ARTICLE VII

COVENANTS AND AGREEMENTS

Section 7.1 Interim Operations of the Company. Prior to the Closing Date or the earlier termination of this Agreement, except as set forth on Schedule 7.1 or as expressly contemplated by this Agreement, unless Purchaser has previously consented in writing thereto, neither Holdings nor the Company shall:

(a) incur any Indebtedness or issue any long-term debt securities or assume, guarantee or endorse such obligations of any other Person, except for (i) Indebtedness incurred in the Ordinary Course of Business under the lines of credit as in effect on the date hereof and (ii) Indebtedness of not more than $20,000,000 incurred under the lines of credit as in effect on the date hereof solely for the purpose of payment of a cash dividend in like amount from the Company to Holdings and from Holdings to the Members (the “Recapitalization”), or make any loan or advance to any Person (other than business-related advances to employees in the Ordinary Course of Business and in an amount not in excess of $5,000 per employee or $25,000 in the aggregate);

(b) (i) acquire, sell, license, abandon, fail to maintain or otherwise dispose of, any material property or assets (other than Rental Equipment), tangible or intangible (other than in the Ordinary Course of Business), (ii) mortgage or encumber any property or assets, other than Permitted Liens, or (iii) cancel any Indebtedness owed to or claims held by the Company (other than in the Ordinary Course of Business);

(c) engage in any transactions with, or enter into any Contracts with, any Affiliates of the Company or any Member, or any of their members, officers or directors, except pursuant to a Contract in effect on the date hereof and disclosed pursuant to Section 4.20;

(d) make any material change to its accounting (including Tax accounting) methods, principles or practices, except as may be required by GAAP;

(e) make any amendment to its certificate of incorporation or bylaws (or equivalent organizational documents);

(f) declare, distribute or set aside for distribution of any property (excluding cash), or directly or indirectly, redeem, purchase or otherwise acquire of any shares of capital stock;

(g) repurchase any equity securities, or, other than in connection with the Recapitalization, effect any recapitalization, reclassification or like change in the capitalization of Holdings or the Company;

(h) except as required by Law or by any Employee Plans, or existing contractual arrangements as in effect on the Balance Sheet Date, adopt or amend any Employee Plan or other plan, program or arrangement for the benefit of its employees, consultants or directors, or (B) grant any material increase (other than increases required under any Contract entered into before the Balance Sheet Date and annual or periodic increases in the Ordinary Course of Business, consistent with past practice) in the compensation of its employees, officers or directors (including any such increase pursuant to any bonus, profit sharing or other compensation or incentive plan, program or commitment);

(i) enter into, amend or terminate any labor or collective bargaining Contract of the Company, or otherwise make any commitment or incur any liability to any labor organizations;

(j) enter into or agree to enter into any merger or consolidation with any Person, or acquire the equity securities or all or substantially all of the assets of, or otherwise make any investment in, any other Person;

(k) enter into, terminate or modify any Material Contract, other than in the Ordinary Course of Business;

(l) make any forward purchase commitment in excess of the requirements of the Company for normal operating purposes or at prices higher than the current market prices;

(m) settle or compromise any Action if the amount of such settlement will not be paid in full prior to the Closing or which settlement or compromise would reasonably be expected to have a continuing adverse impact on the business of the Company after the Closing;

(n) make any Tax election or change in a Tax election or the filing for any change of any method of accounting with any relevant Taxing Authority, except as required by any change in Law;

(o) implement any layoff of employees that would implicate the WARN Act;

(p) transfer, issue or sell any equity securities or rights to purchase any equity securities of Holdings or the Company or split, combine or subdivide the capital stock or other equity securities of Holdings or the Company; or

(q) agree, whether in writing or otherwise, to take any action described in this Section 7.1.

Section 7.2 Interim Affirmative Covenants of the Company. Prior to the Closing Date or the earlier termination of this Agreement, except as expressly contemplated by this Agreement, unless Purchaser has previously consented in writing thereto, each of Holdings and the Company shall (a) operate its business in the Ordinary Course of Business consistent with past practices; (b) use commercially reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationship with its respective principal customers, suppliers and independent contractors; (c) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it.

Section 7.3 Reasonable Access; Confidentiality.

(a) From the date hereof until the Closing Date or the earlier termination of this Agreement, and subject to applicable Law, Holdings and the Company shall give the Purchaser and its representatives, upon reasonable notice to the Company, reasonable access, during normal business hours, to the customers, suppliers, assets, properties, books, records, agreements and employees of the Company and permit Purchaser to make such inspections and copies as it may reasonably require and to furnish Purchaser during such period with all such information relating to the Company as Purchaser may from time to time reasonably request.

(b) Prior to the Closing, any information provided to or obtained by Purchaser pursuant to paragraph (a) above will be subject to the Confidentiality Agreement, and must be held by Purchaser in accordance with and be subject to the terms of the Confidentiality Agreement.

(c) Prior to the Closing, Purchaser agrees to be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

Section 7.4 HSR. Holdings and Purchaser shall, as promptly as practicable, but in no event later than five Business Days following the execution and delivery of this Agreement, submit all filings required of each of them by the HSR Act (the “HSR Filing”) to the United States Department of Justice, as appropriate and thereafter provide any supplemental information requested in connection therewith pursuant to the HSR Act and make any similar filing within, to the extent reasonably practicable, a similar time frame with any other Governmental Authority for which such filing is required. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act or other applicable antitrust regulation. Holdings and Purchaser shall furnish to the other such reasonably necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or other applicable antitrust regulation. Holdings and Purchaser shall request early termination of the applicable waiting period under the HSR Act and any other applicable antitrust regulation. Each of Holdings and Purchaser will promptly inform the other party of any material communication received by such party from any Governmental Authority in respect of the HSR Filing. Each of the parties will (a) use its respective commercially reasonable efforts to comply as expeditiously as possible with all requests of any Governmental Authority for additional information and documents, including information or documents requested under the HSR Act or other applicable antitrust regulation; and (b) not (i) extend any waiting period under the HSR Act or any applicable antitrust regulation or (ii) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except, in each case, with the prior consent of the other parties. Subject to Section 2.2(c), all filing fees payable in connection with the HSR Filing or under any other applicable antitrust regulation shall be borne by the Purchaser.

Section 7.5 Records. With respect to the financial books and records and minute books of Holdings and the Company relating to matters on or prior to the Closing Date from and after the Closing and for a period of five (5) years after the Closing Date, the Company (a) shall not cause or permit their destruction or disposal without first offering to surrender them to the Seller Representative, and (b) where there is a legitimate purpose, including an audit of a Member by the IRS or any other Taxing Authority, shall allow the Seller Representative reasonable access to such books and records during regular business hours.

Section 7.6 Responsibility to Update Disclosure. From the date hereof through the Closing Date or the earlier termination of this Agreement, each party shall promptly give written notice to the other parties of any event, condition or circumstances occurring from the date hereof through the Closing Date, which would cause any representation or warranty of the notifying party contained herein to become misleading, inaccurate or false or which would constitute a violation or breach of this Agreement or cause any Closing condition not to be satisfied (a “Supplemental Disclosure”). Provided that all Supplemental Disclosures by the Company, Holdings and/or the Members, in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company and Holdings any Supplemental Disclosure will be deemed accepted by Purchaser for all purposes under the Agreement, and Purchaser will not be permitted to terminate this Agreement as a result thereof. Any Supplemental Disclosure (individually or in the aggregate) that has had, or would be reasonably expected to have, a Material Adverse Effect on the Company and Holdings will not be deemed accepted by Purchaser, and Purchaser will be permitted to terminate this Agreement pursuant to Section 10.1(e).

Section 7.7 Commercially Reasonable Efforts; Cooperation. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by and the purposes of this Agreement and to obtain satisfaction or waiver of the conditions precedent to the consummation of the transactions contemplated hereby, including (a) obtaining all of the necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all filings and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an Action or proceeding by, any Governmental Authority, (b) obtaining the necessary Consents from third parties and giving all required notices to third parties, and (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

Section 7.8 Proxy Statement; Special Meeting.

(a) As soon as is reasonably practicable after the date of this Agreement, the Purchaser shall prepare and file with the Securities and Exchange Commission (“Commission”) under the Exchange Act proxy materials for the purpose of soliciting proxies from holders of Purchaser Stock to vote in favor of (i) the approval of the transactions contemplated by this Agreement (the “Purchaser Stockholder Approval”), (ii) the change of the name of the Purchaser to a name selected by the Purchaser, (iii) an amendment to remove the preamble and sections A through D, inclusive, of Article Sixth from the Purchaser’s Certificate of Incorporation from and after the Closing and to redesignate section E of Article Sixth as Article Sixth, and (v) the adoption of an Incentive Stock Option Plan or other equity incentive plan at a meeting of holders of Purchaser Stock to be called and held for such purpose (the “Special Meeting”). Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Purchaser Stock for the matters to be acted upon at the Special Meeting (the “Proxy Statement”). The Company shall use its reasonable efforts to furnish to the Purchaser all information concerning the Company as the Purchaser may reasonably request in connection with the preparation of the Proxy Statement. The Company and its counsel shall be given an opportunity to review and comment on such proxy materials, including amendments thereto, prior to their filing with the Commission and the Purchaser will not file any documents containing information that the Company has reasonably determined is incorrect or misleading and notified the Purchaser in writing thereof. The Purchaser, with the assistance of the Company, shall promptly respond to any Commission comments on such proxy materials and shall otherwise use reasonable best efforts to cause the definitive Proxy Statement to be approved by the Commission for distribution to the Purchaser’s stockholders as promptly as practicable.

(b) As soon as practicable following the approval by the Commission of the distribution of the definitive Proxy Statement, the Purchaser shall distribute the Proxy Statement to the holders of Purchaser Stock and, pursuant thereto, shall call the Special Meeting in accordance with the applicable law and in no event more than 60 days following approval by the Commission of the Proxy Statement and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the approval of the transactions contemplated by this Agreement and the other matters presented for approval or adoption at the Special Meeting.

(c) The Purchaser shall comply with all applicable provisions of and rules under the federal and state (if applicable) securities laws and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, the Purchaser shall ensure that the Proxy Statement does not, as of the date on which the Proxy Statement is first distributed to the stockholders of the Purchaser, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Purchaser shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement is first distributed to the stockholders of the Purchaser or at the time of the Special Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d) The Purchaser, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Purchaser Stock vote in favor of the approval of the transactions contemplated by this Agreement, and, subject to applicable Law and the exercise of its fiduciary duties, shall not withdraw or modify its recommendation. The Purchaser shall otherwise use its reasonable best efforts to obtain the Purchaser Stockholder Approval and the Management Members shall reasonably cooperate with the Purchaser, including attending and participating in presentation to holders of Purchaser Stock in advance of the Special Meeting.

(e) The Company also shall cooperate with the Purchaser and use its reasonable efforts to provide all information reasonably requested by the Purchaser in connection with any application or other filing made to maintain or secure listing for trading or quotation of the Purchaser’s securities on the American Stock Exchange, Nasdaq or the Over-the-Counter Bulletin Board (“OTC BB”) following the Closing.

(f) Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall bear and pay (i) all costs and expenses incurred in connection with (A) the preparation, filing and mailing of the Proxy Statement, including any amendments or supplements thereto, (B) the preparation, filing and mailing of any other securities filings or correspondence in connection with the transactions contemplated by this Agreement, including, without limitation, any filings made to secure listing for trading of Purchaser’s securities on the American Stock Exchange, Nasdaq, or the OTC BB, (C) calling, giving notice of, convening and holding stockholder meetings for the purpose of seeking Purchaser Stockholder Approval, and (D) the preparation, filing and mailing of any other documents or materials required solely as a direct result of the acquisition of Holdings by a public company, and (ii) all reasonable third party fees and disbursements incurred by the Company (other than accounting fees associated with preparation of financial statements to be included in the Proxy Statement) in connection with the Company’s cooperation, assistance, and review of the foregoing documentation, including, without limitation, reasonable attorney’s fees and expenses. Subject to Section 2.2(c), the Company shall bear and pay all costs and expenses incurred in connection with the preparation, delivery and review of the financial statements of the Company and Holdings to be included in the Proxy Statement (“Accounting Fees”).

Section 7.9 Public Disclosure. From the date of this Agreement until Closing or termination of this Agreement, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of the Purchaser (in the case of the Company, Holdings and the Members) or the Seller Representative (in the case of the Purchaser), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably delay, withhold or condition approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed.

Section 7.10 Other Actions. As promptly as practicable after execution of this Agreement (and in no event later than four business days thereafter), the Purchaser will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”). At least five (5) days prior to Closing, the Purchaser shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and such other information that may be required to be disclosed with respect to the transactions contemplated by this Agreement in any report or form to be filed with the Commission (“Closing Form 8-K”). The Company will be given the opportunity to review and comment upon the Signing Form 8-K and Closing Form 8-K prior to filing. Any language included in such Current Reports that reflects the Company’s comments, as well as any text as to which the Company has not commented upon being given a reasonable opportunity to comment, shall be deemed to have been approved by the Company and may henceforth be used by the Purchaser in other filings made by it with the Commission and in other documents distributed by the Purchaser in connection with the transactions contemplated by this Agreement without further review or consent of the Seller Representative or the Company. In connection with the preparation of the Signing Form 8-K and the Closing Form 8-K, or any other statement, filing, notice or application made by or on behalf of the Purchaser and/or the Company to any third party and/or any Governmental Authority in connection with the transactions contemplated by this Agreement, and for such other reasonable purposes, the Company and the Purchaser each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated by this Agreement. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Section 7.11 No Securities Transactions. None of the Company, Holdings or any Member or any of their respective affiliates, directly or indirectly, shall engage in any transactions involving any securities of the Purchaser prior to the Closing. The Company shall use its commercially reasonable efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

Section 7.12 No Claim Against Trust Fund. The Company, Holdings and each Member acknowledges that they have read the Purchaser’s final prospectus dated March 5, 2007 and understand that the Purchaser has established the Trust Fund for the benefit of the Purchaser’s public stockholders. The Company, Holdings and each Member further acknowledges that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by March 5, 2009, the Purchaser will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company, Holdings and each Member, for themselves and their subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against the Purchaser to collect from the Trust Fund any monies that may be owed to them by the Purchaser for any reason whatsoever, and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of the Purchaser and the Seller Representative.

Section 7.13 Financing. Purchaser shall use its commercially reasonable efforts and do all things reasonably necessary, proper, and advisable to arrange debt financing in an amount sufficient to supplement the amount available in the Trust Fund so that there is a sufficient amount of cash to pay the Total Purchase Price as set forth in Section 2.2 and to consummate the transactions contemplated by this Agreement after deducting amounts to be paid to (i) those stockholders who both vote against the transactions contemplated hereby and elect to have their shares of Purchaser converted into a cash payment in accordance with Purchaser’s organizational documents, and (ii) the underwriters of the securities issued by Purchaser in its initial public offering as deferred underwriting discount. Holdings, the Company and the Members shall, at Purchaser’s expense, cooperate in good faith with the Purchaser in connection with such financing, and shall take such actions and deliver such documents and other materials as may reasonably be requested by the Purchaser with respect thereto.

Section 7.14 Non-compete; Non-solicit.

(a) For a period of three years after the Closing Date, neither Kirtland nor any of its Affiliates shall, anywhere in the United States of America and Canada, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any Person other than the Purchaser or the Company or their respective Subsidiaries or Affiliates own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner, including as an employee, advisor or consultant or similar role, with any business engaged in the sale of new or used lattice boom crawler cranes, or the leasing or rental of mobile cranes (including, without limitation, lattice boom crawler cranes, truck mounted cranes, all terrain cranes and/or rough terrain cranes) and stationary tower cranes (the “Company Business”). Notwithstanding the foregoing, nothing herein shall prohibit any Member or its Affiliates from being a passive owner of not more than 5% of the outstanding equity of any class of an entity which is publicly traded.

(b) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section 7.14, Kirtland agrees that, for a period of three years after the Closing Date, it will not, and shall cause its Affiliates not to, either for itself or for any other Person, directly or indirectly solicit, induce or attempt to induce any of the individuals listed on Schedule 7.14(b) to terminate his her employment or his services with the Purchaser, the Company or any Subsidiary or Affiliate thereof or to take employment with another party; provided, however, the foregoing restriction will not prohibit contact between such Person and Kirtland or an Affiliate of Kirtland that results from (A) such Person’s response to a general solicitation or advertisement that is not specifically directed or targeted to such Person, or (B) such Person’s own initiative at any time after his or her employment has been terminated by Purchaser or its Affiliate; or (ii) solicit business away from, or attempt to sell, license or provide products or services of a similar nature as the Company Business, to any customer of the Purchaser, the Company or their respective Subsidiaries and Affiliates.

(c) Each Member acknowledges that (i) the scope and period of restrictions to which the restrictions imposed in this Section applies are fair and reasonable and are reasonably required for the protection of the Purchaser, the Company and their respective Subsidiaries and Affiliates, (ii) this Agreement accurately describes the business to which the restrictions are intended to apply and (iii) the obligations and restrictions provided for herein are an integral part of the consideration motivating the Purchaser to enter into this Agreement, to consummate the transactions contemplated hereby and to pay the Total Purchase Price.

(d) It is the intent of the Parties that the provisions of this Section will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, the Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

Section 7.15 New LLC Agreement. At the Closing, the Members and the Purchaser shall execute the New LLC Agreement.

Section 7.16 Employment Agreements. At the Closing, the Company and each of the Management Members shall execute an employment agreement in the form of Exhibit E (such employment agreements, collectively, the “Employment Agreements.”), and each Management Member shall have terminated his respective prior respective employment agreement or arrangement with the Company.

Section 7.17 Registration Rights Agreement. At the Closing, the Purchaser and each of the Members shall execute the Registration Rights Agreement.

Section 7.18 Company Standstill. From and after the date hereof through the Closing Date, unless and until this Agreement shall have been terminated in accordance with its terms, each of the Company, Holdings and the Members hereby agrees and shall cause their respective directors, officers, Affiliates, employees, attorneys, accountants, representatives, consultants and other agents (collectively, “Representatives”) to agree: (i) to immediately cease any existing discussions or negotiations with any Person conducted heretofore, directly or indirectly, with respect to any Business Combination involving or with respect to the Company or Holdings; (ii) not to directly or indirectly solicit, initiate, encourage or facilitate the submission of proposals or offers from any Person other than Purchaser relating to any Business Combination involving or with respect to the Company or Holdings, or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish any information to any Person other than Purchaser or its Representatives in connection with, any proposed or actual Business Combination by any Person other than Purchaser. The Company shall immediately notify Purchaser regarding any contact with any other Person regarding any proposed Business Combination.

Section 7.19 Written Notice of Events. Purchaser shall promptly notify Holdings, in writing, if at any time (i) the Purchaser believes that any condition to the obligations of the Purchaser set forth in Article VIII will not be satisfied or (ii) Purchaser or any Affiliate thereof executes or otherwise becomes party to a letter of intent or other similar documentation regarding any proposed Business Combination. The Company, Holdings and the Members hereby agree to hold in confidence, and to not make any disclosure of, any information in any notice delivered by Purchaser pursuant to this Section 7.19.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing Date:

Section 8.1 Representations True. The representations and warranties contained in Articles IV and V of this Agreement that are subject to materiality qualifications shall be true and correct in all respects in accordance with their terms (including the materiality qualifications) on the Closing Date as though made on the Closing Date (or on the date when made in the case at any representation or warranty which specifically relates to an earlier date). All other representations and warranties shall be true, complete and accurate in all material respects on the Closing Date as though made on the Closing Date (or on the date when made in the case at any representation or warranty which specifically relates to an earlier date).

Section 8.2 All Consents Obtained. All approvals or consents set forth on Schedule 8.2 shall have been obtained.

Section 8.3 Performance and Obligations. Each Member shall have duly performed in all material respects all obligations, covenants and agreements undertaken by each Member in this Agreement and have complied in all material respects with all terms and conditions applicable to each Member under this Agreement to be performed and complied with on or before the Closing Date.

Section 8.4 Receipt of Documents by the Purchaser. The Purchaser has received:

(a) A certificate of the Secretary of Holdings, certifying as to the (i) certificate of organization of Holdings, (ii) the limited liability company agreement of Holdings; and (iii) the incumbency and signatures of the officers of Holdings;

(b) A certificate of the Secretary of the Company certifying as to (i) the certificate of incorporation of the Company; (ii) bylaws of the Company and (iii) the incumbency and signatures of the officers of the Company;

(c) The certificate of organization of Holdings and certificate of incorporation of the Company certified as of the most recent practicable date by the Secretary of State of the State of Delaware;

(d) Certificates of good standing of the Company and Holdings as of the most recent practicable date from the Secretary of State of the State of Delaware;

(e) Written resignations of the directors of the Company and Holdings set forth on Schedule 8.4;

(f) The Escrow Agreement duly executed by the Seller Representative;

(g) The New LLC Agreement duly executed by the Members;

(h) A release in the form of Exhibit H duly executed by each of the Members;

(i) A duly executed certificate that complies with the requirements of Section 1445 of the Code; and

(j) A Lock-Up Agreement in the form of Exhibit B duly executed by each of the Management Members.

Section 8.5 Termination of Advisory Service Agreement. The Amended and Restated Advisory Service Agreement, dated as of November 30, 2005, among Holdings, the Company and Kirtland Partners Ltd. shall have been terminated in all respects, and Holdings and the Company shall have fully satisfied or discharged all of their respective obligations and liabilities thereunder.

Section 8.6 Purchaser Stockholder Approval. Purchaser Stockholder Approval shall have been obtained by the requisite vote under the laws of the State of Delaware and the Purchaser’s certificate of incorporation.

Section 8.7 Purchaser Stock. Holders constituting, in aggregate, less than twenty percent (20%) of the shares of Purchaser Stock issued in the Purchaser’s initial public offering of securities and outstanding immediately before the Closing shall have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with the Purchaser’s certificate of incorporation.

Section 8.8 No Litigation. No suit, action, or other proceeding is threatened or pending before any court or Governmental Authority in which it will be or it is sought to restrain or prohibit or to obtain material damages or relief in connection with this Agreement or the consummation of this Agreement.

Section 8.9 Material Adverse Effect. No Material Adverse Effect with respect to the Company and Holdings, taken as a whole, shall have occurred since the date of this Agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE MEMBERS

The obligations of the Members under this Agreement are, at the option of the Seller Representative, subject to satisfaction of the following conditions at or prior to the Closing Date:

Section 9.1 Representations True. The representations and warranties contained in Article VI of this Agreement that are subject to materiality qualifications shall be true and correct in all respects in accordance with their terms (including the materiality qualifications) on the Closing Date as though made on the Closing Date (or on the date when made in the case at any representation or warranty which specifically relates to an earlier date). All other representations and warranties shall be true, complete and accurate in all material respects on the Closing Date as though made on the Closing Date (or on the date when made in the case at any representation or warranty which specifically relates to an earlier date).

Section 9.2 Performance of Obligations. The Purchaser shall have duly performed in all material respects all obligations, covenants and agreements undertaken by the Purchaser in this Agreement and have complied in all material respects with all terms and conditions applicable to the Purchaser under this Agreement to be performed and complied with on or before the Closing Date.

Section 9.3 Receipt of Documents by the Seller Representative. The Seller Representative has received:

(a) The Total Purchase Price paid in accordance with Sections 2.2 and 2.3;

(b) The certificate of incorporation of the Purchaser certified as of the most recent practicable date by the Secretary of State of Delaware;

(c) A certificate of the Secretary of State of Delaware as to the good standing as of the most recent practicable date of the Purchaser in such jurisdiction;

(d) A certificate of the Secretary of the Purchaser certifying as to (i) the certificate of incorporation of the Purchaser; (ii) bylaws of the Purchaser and (iii) the incumbency and signatures of the officers of the Purchaser;

(e) Certified resolutions of the board of directors (or other body having similar authority) of the Purchaser approving this Agreement and authorizing the transactions contemplated by this Agreement, along with a certificate executed on behalf of the Purchaser by its Secretary certifying to the Seller Representative that such copies are true, correct and complete copies of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded;

(f) The Escrow Agreement duly executed by the Purchaser; and

(g) The Registration Rights Agreement duly executed by the Purchaser; and

(h) The New LLC Agreement duly executed by the Purchaser.

Section 9.4 No Litigation. No suit, action, or other proceeding is threatened or pending before any court or Governmental Authority in which it will be or it is sought to obtain material damages from the Purchaser in connection with this Agreement or interfere with the consummation of this Agreement.

ARTICLE X

TERMINATION OF AGREEMENT

Section 10.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Purchaser and Holdings;

(b) by Purchaser or Holdings, upon written notice to the other party, if the transactions contemplated by this Agreement have not been consummated on or prior to the later of (x) November 30, 2008 and (y) the date that is 260 days after delivery to Purchaser of the financial statements of the Company and Holdings to be included in the Proxy Statement (the “Termination Date”); provided, however, (i) that the right to terminate this Agreement pursuant to this Section 10.1(b) is not available to Purchaser if Purchaser’s breach of any provision of this Agreement results in or causes the failure of the transactions contemplated by this Agreement to be consummated by such time, and (ii) that the right to terminate this Agreement pursuant to this Section 10.1(b) is not available to Holdings if Holdings’, any Member’s and/or the Company’s breach of any provision of this Agreement results in or causes the failure of the transactions contemplated by this Agreement to be consummated by such time;

(c) by Purchaser or Holdings, upon written notice to the other party, if a Governmental Authority of competent jurisdiction has issued an Order or any other action permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order has become final and non-appealable;

(d) by Holdings, if Purchaser (i) has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by it or (ii) there exists a breach of any representation or warranty of Purchaser contained in this Agreement, which in the case of both (i) and (ii) above, has prevented or is reasonably likely to prevent the satisfaction of any condition to the obligations of the Members at the Closing and such breach or failure to perform is not cured within ten (10) days after receipt of written notice thereof or is incapable of being cured on or prior to the Termination Date;

(e) by Purchaser, (w) if Holdings, the Company or any Member (i) has breached or failed to perform any of their covenants or other agreements contained in this Agreement to be complied with by them or (ii) there exists a breach of any representation or warranty of Holdings, the Company or the Members contained in this Agreement, which in the case of both (i) and (ii) above, has prevented or is reasonably likely to prevent the satisfaction of any condition to the obligations of the Purchaser at the Closing and such breach or failure to perform is not cured within ten (10) days after receipt of written notice thereof or is incapable of being cured on or prior to the Termination Date, (x) in the event a Material Adverse Effect with respect to the Company and Holdings shall have occurred since the date of this Agreement, (y) if the testing required pursuant to the final “Investigation Work Plan” (as defined in, and as adopted pursuant to Section 4 of, the Compliance Agreement) shall not have been completed in accordance with the Compliance Agreement prior to September 1, 2008, or (z) if Rental EBITDA for any of the fiscal years ended December 31, 2005, 2006 or 2007, based on the GAAP audited consolidated financial statements of Holdings for such fiscal years to be included in the Proxy Statement, is less than ninety-five (95%) percent of Reported Rental EBITDA for the applicable fiscal year;

(f) by either the Purchaser or Holdings if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Purchaser Stock required under the Purchaser’s certificate of incorporation, or the holders constituting, in aggregate, 20% or more of the number of shares of Purchaser Stock issued in the Purchaser’s initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of Purchaser Stock held by them into cash in accordance with the Purchaser’s certificate of incorporation;

(g) by the Purchaser, upon written notice to Holdings, if at any time the Purchaser reasonably believes that any condition to the obligations of the Purchaser set forth in Article VIII will not be satisfied, other than for the reasons set forth in Section 10.1(e) above; or

(h) by Holdings, upon written notice to Purchaser, at any time following receipt by Holdings of a notice contemplated by Section 7.19(i); or

(i) by Holdings if, other than as a result of the occurrence of a Material Adverse Effect with respect to the Company and Holdings, (i) the Board of Directors of the Purchaser fails to include a recommendation that the Purchaser stockholders approve the transactions contemplated by this Agreement in the Proxy Statement or (ii) the Board of Directors of the Purchaser withdraws or modifies, in any manner materially adverse to the Company, Holdings or the Members, the Purchaser’s Board of Directors recommendation that the Purchaser stockholders approve the transactions contemplated by this Agreement.

Section 10.2 Termination Fee. If, subsequent to a termination of this Agreement by Purchaser pursuant to Section 10.1(g) or by Holdings pursuant to Section 10.1(d), Section 10.1(h) or Section 10.1(i), the Purchaser or any Affiliate thereof consummates a “Business Combination” (as defined in the Purchaser’s certificate of incorporation), the Purchaser shall pay to the Company a termination fee in the amount of $4,000,000 (the “Termination Fee”) in full satisfaction of any and all claims which the Company, Holdings and any Member may have against the Purchaser or its respective officers, directors, shareholders or Affiliates as a result of or arising out of the termination of this Agreement.

Section 10.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement will become void and have no effect, without any liability or obligation on the part of any of the parties hereto, other than the provisions of Sections 7.3(b) and 7.3(c), Section 10.2 and 10.3 and Article XIII will survive any termination of this Agreement; provided, however, that nothing herein will relieve any party from any liability for any breach by such party of its covenants or agreements set forth in this Agreement.

ARTICLE XI

INDEMNIFICATION

Section 11.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement will survive the Closing Date, provided that the representations and warranties will survive only until the later of (a) the date which is thirty (30) days following completion of the Purchaser’s consolidated audited financial statements for the fiscal year in which the Closing Date occurs (provided, that such date shall not occur later than six (6) months following the end of such fiscal year), and (b) the one year anniversary of the Closing Date (the “Survival Period”), at which point such representations and warranties and any claim for reimbursement out of the Escrow Fund will terminate, except for any then-pending Claims made by such termination date in accordance with Section 11.7.

Section 11.2 Indemnification by the Purchaser and the Company.

(a) Subject to Sections 11.1, 11.5, 11.6 and 11.7 of this Agreement, from and after the Closing, the Purchaser and the Company, jointly and severally, will indemnify and hold harmless the Members and their respective successors and permitted assigns, and their officers, employees, directors, managers, members, partners, heirs and personal representatives (collectively, the “Seller Indemnitees”) from and against, and will pay to the Seller Indemnitees the amount of, any and all Losses incurred by any of the Seller Indemnitees based upon (i) any breach of or inaccuracy in the representations and warranties of the Purchaser contained in this Agreement or any agreements or documents executed and delivered by the Purchaser in connection herewith, and (ii) any breach of the covenants or agreements of the Purchaser contained in this Agreement or any agreements or documents executed and delivered by the Purchaser.

(b) Except as otherwise provided herein, any indemnification of the Seller Indemnitees pursuant to this Section 11.2 shall be effected by wire transfer of immediately available funds from Purchaser or the Company to an account(s) designated by the applicable Seller Indemnitee, within ten (10) days after the final determination thereof.

Section 11.3 Reimbursement from the Escrow Funds and Indemnification by the Members.

(a) Subject to Sections 11.1, 11.4, 11.5, 11.6 and 11.7 of this Agreement, from and after the Closing, the Purchaser and the Company and their respective successors and permitted assigns, and the officers, employees, directors, managers, members, partners and shareholders (collectively, the “Purchaser Indemnitees”) shall be entitled to indemnification and reimbursement from the Escrow Fund for the amount of any and all Losses incurred by any of the Purchaser Indemnitees based upon (i) any breach of or inaccuracy in the representations and warranties of the Members, the Company or Holdings contained in this Agreement or any agreements or documents executed and delivered by the Members, the Company or Holdings in connection herewith, (ii) any breach of the covenants or agreements of the Members contained in this Agreement or any agreements or documents executed and delivered by the Members, the Company or Holdings in connection herewith (other than for breaches of the covenants and agreements set forth in Section 7.14 and for the covenants and agreements contained in the Employment Agreements), (iii) any Indebtedness of the Company or Holdings in existence immediately prior to the Closing (other than Funded Indebtedness in the amount(s) specified in the payoff instruction letter delivered to the Purchaser in accordance with Section 2.2(c), (iv) any Pre-Closing Taxes of Holdings or the Company notwithstanding any Tax-related disclosures appearing on the Seller Disclosure Schedules, (v) any Losses incurred by the Company or the Purchaser after the Closing in connection with the completion of the final “Remediation Work Plan” (as defined in, and as adopted pursuant to Section 5 of, the Compliance Agreement) to the extent in excess of the amount of any funds placed into escrow pursuant to Section 6 of the Compliance Agreement and (iv) any payments to any Person which would have the effect of reducing the amount of the Company’s liability set forth in the line item entitled “Accounts Payable Other - State Tax Refund” as set forth on the Closing Balance Sheet.

(b) Subject to Sections 11.1, 11.4, 11.5, 11.6 and 11.7 of this Agreement, the breaching Member shall (based on such Member’s Pro Rata Portion as set forth on Schedule A) indemnify and hold harmless the Purchaser Indemnitees from and against any and all Losses incurred by any of the Purchaser Indemnitees based on any breach of the covenants and agreements set forth in Section 7.14. With regard to indemnification pursuant to this Section 11.3(b), the Purchaser Indemnitees shall seek indemnification solely from the breaching Member. In no case will any Member be liable under this Section 11.3(b) for any Losses in excess of the proceeds received by such Member pursuant to this Agreement.

(c) Except as otherwise provided herein, any indemnification and reimbursement of the Purchaser Indemnitees pursuant to Sections 11.3(a) or (b) shall be effected by wire transfer of immediately available funds from the Escrow Agent or the Members, as applicable, to an account(s) designated by the applicable Purchaser Indemnitee, within ten (10) days after the final determination thereof, pursuant to the Escrow Agreement.

Section 11.4 Dollar Limits. Notwithstanding anything to the contrary contained in this Article XI or elsewhere in this Agreement, the Purchaser Indemnitees shall not have a right to indemnification and reimbursement under clause (i) of Section 11.3(a) (other than with respect to the Fundamental Representations) unless and until the aggregate amount of all such Losses sustained by the Indemnitees exceeds $1,000,000, in which case, the Purchaser Indemnities shall be entitled to indemnification and reimbursement solely from the Escrow Funds for the amount of all Losses in excess of $500,000 (including Losses aggregated in reaching such $1,000,000 threshold); provided that the total amount of such right to indemnification and reimbursement will not exceed the Escrow Amount.

Section 11.5 Exclusive Remedy. Other than for Losses arising as a result of fraud, and other than as set forth in the Compliance Agreement, the parties agree that, from and after the Closing Date, the exclusive remedies of the parties for any Losses based upon, arising out of or otherwise in respect of the matters set forth in this Agreement are the indemnification and reimbursement obligations of the parties set forth in this Agreement.

Section 11.6 Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary:

(a) No Indemnitee shall be entitled to reimbursement and indemnification pursuant to Sections 11.2 or 11.3 on account of any Losses to the extent (i) any such Losses are covered by any insurance or other third party proceeds and (ii) such Indemnitee actually receives such proceeds; provided that an Indemnitee shall make commercially reasonable efforts to seek recovery under any insurance policy. Notwithstanding anything herein to the contrary, an Indemnitee may pursue recovery hereunder prior to the resolution of any such insurance claim, and the Indemnifying Party shall pay to the Indemnitee such amounts as it would otherwise be obligated to pay to such Indemnified Party without regard to this Section 11.6(a) and prior to such time as such Indemnitee has determined whether such Losses are covered (or not covered) by insurance held by such Indemnitee. In the event the Indemnitee receives any amounts paid by such insurance in connection with Losses for which such Indemnitee received reimbursement and indemnification from any Indemnifying Party, the Indemnitee shall pay such amounts (up to the amount of Losses for which reimbursement and indemnification was actually made) to such Indemnifying Party.

(b) Notwithstanding anything to the contrary contained in this Agreement, there shall be no right to reimbursement and indemnification to the extent (and only to the extent) the expense, loss or liability comprising the Loss (or a part thereof) with respect to such matter has been taken into account in the final determination of the Working Capital and/or the Working Capital Adjustment.

Section 11.7 Procedures.

(a) Notice of Losses by an Indemnitee. Subject to Section 12.5 with respect to Tax Matters, as soon as reasonably practicable after an Indemnitee has Knowledge of any claim that it has under this Article XI that may result in a Loss (a “Claim”), the Indemnitee shall give written notice thereof (a “Claims Notice”) to the Indemnifying Party. The parties hereby agree that any notice required to be provided to the Members shall be sent to the Seller Representative pursuant to Section 13.7 hereof. A Claims Notice must describe the Claim in reasonable detail, and indicate the amount (estimated, as necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee; provided if the Indemnifying Party is not satisfied with the detail contained in any Claims Notice it shall request in writing additional detail from the Indemnitee. No delay in or failure to give a Claims Notice by the Indemnitee to the Indemnifying Party pursuant to this Section 11.7(a) will adversely affect any of the other rights or remedies that the Indemnitee has under this Agreement, or alter or relieve the Indemnifying Party of its obligations under this Agreement except to the extent (and then only to the extent that) that the failure to give notice causes the Indemnifying Party to suffer Losses for which it is obligated to be materially greater than such Losses would have been had the Indemnitee given the Indemnifying Party prompt notice hereunder. The Indemnifying Party shall respond to the Indemnitee (a “Claim Response”) within ten (10) Business Days (the “Response Period”) after the date that the Claims Notice is received by the Indemnifying Party. Any Claim Response must specify whether or not the Indemnifying Party disputes the Claim described in the Claims Notice. If the Indemnifying Party fails to give a Claim Response within the Response Period, the Indemnifying Party will be deemed not to dispute the Claim described in the related Claims Notice. If the Indemnifying Party elects not to dispute a Claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of Losses alleged in such Claims Notice will be conclusively deemed to be an obligation of the Indemnifying Party. If the Indemnifying Party delivers a Claim Response within the Response Period indicating that it disputes one or more of the matters identified in the Claims Notice, the Indemnifying Party and the Indemnitee shall promptly meet and use their reasonable efforts to settle the dispute. If the Indemnifying Party and the Indemnitee are unable to reach agreement within thirty (30) days after the conclusion of the Response Period, then the dispute shall be submitted by either party to arbitration in accordance with Section 11.9.

(b) Opportunity to Defend Third Party Claims. Except as set forth in Section 12.5 with respect to Tax Matters, in the event that any claim by a third party against an Indemnitee for which indemnification and reimbursement, as applicable, is sought by an Indemnitee, the Indemnifying Party has the right, exercisable by written notice to the Indemnitee, within ten (10) Business Days of receipt of a Claims Notice from the Indemnitee to assume and conduct the defense of such claim with counsel selected by the Indemnifying Party. If the Indemnifying Party has assumed such defense as provided in this Section 11.7(b), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by any Indemnitee in connection with the defense of such Claim. If the Indemnifying Party does not assume the defense of any third party claim in accordance with this Section 11.7(b) and to the extent that such Claim is subject to indemnification and reimbursement under this Agreement, the Indemnitee may continue to defend such claim at the sole cost of the Indemnifying Party (subject to the limitations set forth in this Article XI) and the Indemnifying Party may still participate in, but not control, the defense of such third party claim at the Indemnifying Party’s sole cost and expense. Notwithstanding the foregoing, regardless of which party controls the defense of a claim, such party shall have an obligation to keep the other party informed as to the progress and status of such claim and to provide such other party with such information about the claim as it shall reasonably request.

(c) Settlement. Prior to agreeing to any settlement of, or the entry of any judgment arising from, any Claim, the party controlling the defense of such Claim shall give the other party at least ten (10) days to consent to such settlement or entry of judgment and shall provide the other party with all information as such other party shall reasonably request in order to evaluate the settlement or entry of judgment. The party controlling the defense shall not agree to any settlement of, or the entry of any judgment arising from, any Claim unless it receives the consent of the other party, which consent may not be unreasonably withheld or delayed, unless (i) the sole relief provided is monetary damages to be paid by the party controlling the defense, and (ii) such settlement includes an unconditional release in favor of the Indemnitee by the third-party claimant from all liability with respect to such claim (other than liability for payment of any amounts in connection with such settlement).

(d) Notwithstanding the foregoing, this Section 11.7 shall not apply to claims pursuant to Section 11.3(a)(v) hereof, which shall be governed exclusively by the terms of the Compliance Agreement.

Section 11.8 Adjustments to the Total Purchase Price. Any payments or indemnification and reimbursement made pursuant to this Article XI shall be treated by the parties hereto as an adjustment to the Total Purchase Price, unless otherwise required by Law.

Section 11.9 Dispute Resolution. Should the Purchaser and the Members be unable to resolve any dispute under this Article XI, such dispute shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The award(s) rendered by the arbitrators in accordance with this provision shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. All arbitration proceedings or hearings shall utilize New York law and shall be conducted in New York, New York. The Members may join any other party in the arbitration proceedings that the Members determine is necessary to reach a complete adjudication of any disputes arising under this Article XI. The failure of either Purchaser or the Members to comply with the provisions of the foregoing shall be in contravention of the parties’ express intention to implement this alternative means of dispute resolution, shall constitute a breach of these provisions, and the Purchaser and the Members expressly stipulate that any court having jurisdiction over the parties shall be empowered to immediately enjoin any proceeding commenced in contravention of this Section 11.9 and the party failing to comply with these provisions shall reimburse the other parties for all costs and expenses (including legal fees) incurred in enforcing these provisions. Notwithstanding the foregoing, this Section 11.9 shall not apply to claims pursuant to Section 11.3(a)(v) hereof, which shall be governed exclusively by the terms of the Compliance Agreement.

ARTICLE XII

TAX MATTERS

Section 12.1 Cooperation on Tax Matters. The Purchaser and the Seller Representative shall cooperate fully as and to the extent reasonably requested by any of the other above-named parties, in connection with the filing of Tax Returns pursuant to this Article XII and any audit, litigation or other proceeding with respect to any Taxes. Such cooperation shall include the retention and (upon request of any of the above-named parties) the provision of records and information which are reasonably relevant to any Tax, Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Purchaser agrees to cause Holdings and the Company to retain all books and records with respect to Tax matters pertinent to Holdings or the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (including any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with Taxing Authority and to give the Seller Representative reasonable written notice prior to transferring, destroying or discarding such books and records, and, if the Seller Representative so requests, the Company or Holdings, as the case may be, shall allow the Seller Representative to take possession of such books and records.

Section 12.2 Pre-Closing Period Tax Returns. The Purchaser shall prepare, or cause to be prepared, all Pre-Closing Period Tax Returns of Holdings and the Company which are filed after the Closing Date, which Tax Returns shall be prepared in accordance with the past practices and customs of Holdings and the Company, respectively, unless otherwise required by applicable Law. At least thirty (30) days prior to the due date for the filing of such Tax Returns, the Purchaser shall deliver the Pre-Closing Tax Returns to the Seller Representative for review and comment. The Seller Representative shall provide comments to such Pre-Closing Tax Return within fifteen (15) days of its receipt of such Pre-Closing Tax Returns. The Purchaser shall make, or cause to be made, all reasonable changes requested by the Seller Representative that are consistent with the past practices and customs of Holdings or the Company, as the case may be, to the extent allowable under applicable Law.

Section 12.3 Straddle Period Tax Returns. The Purchaser shall prepare, or cause to be prepared, all Straddle Period Tax Returns of Holdings and the Company; provided, however, that all such Straddle Period Tax Returns shall be prepared by treating items on such Straddle Period Tax Returns in a manner consistent with the past practices and customs of Holdings and the Company, respectively, with respect to such items unless otherwise required by applicable Law. At least thirty (30) days prior to the due date of such Straddle Period Tax Returns, the Purchaser shall deliver such Straddle Period Tax Returns to the Seller Representative for review and comment. The Seller Representative shall provide comments to such Straddle Period Tax Returns within fifteen (15) days of its receipt of such Straddle Period Tax Returns. The Purchaser shall make, or cause to be made, all reasonable changes requested by the Seller Representative that are consistent with the past practices and customs of Holdings or the Company, as the case may be, to the extent allowable by applicable Law.

Section 12.4 Intentionally Omitted.

Section 12.5 Tax Controversies. The Purchaser shall promptly notify the Seller Representative of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Period or a Straddle Period for which the Purchaser Indemnitees may be entitled to a right of indemnification and reimbursement from the Escrow Fund pursuant to Section 11.3 (such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). The Seller Representative, at its sole expense, shall have the authority to represent the interests of Holdings or the Company, as the case may be, and shall have control of the defense, compromise or other resolution of any Tax Matter with respect to a Pre-Closing Period of Holdings or the Company; provided, however, that the Purchaser shall be entitled to participate in any such Tax Matter at its own expense and the Seller Representative shall obtain the prior written consent of the Purchaser prior to settling any such Tax Matter but only to the extent such settlement may affect Holdings or the Company in any taxable period that ends after the Closing Date, which consent shall not be unreasonably withheld, conditioned or delayed. The Seller Representative shall keep the Purchaser fully and timely informed with respect to the commencement, status and nature of such Tax Matter. With respect to Tax Matters involving a Straddle Period for which the Purchaser Indemnitees may be entitled to a right of indemnification and reimbursement from the Escrow Fund pursuant to Section 11.3, the Seller Representative and the Purchaser shall jointly control the defense of such Tax Matter and neither may settle any such Tax Matter without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 12.6 Amendments to Tax Returns. None of Holdings, the Purchaser or the Company shall amend, refile, or otherwise modify any Tax Return for a Pre-Closing Period, or waive or extend any limitation period with respect to such Tax Returns without the prior written consent of the Seller Representative, which consent shall not be unreasonably withheld, delayed or denied. None of Holdings, the Purchaser or the Company shall amend, refile, or otherwise modify any Tax Return for a Straddle Period (but only to the extent that such modifications relate to the amounts allocable to the portion of the Straddle Period ending on the Closing Date), or waive or extend any limitation period with respect to such Straddle Period Tax Returns unless required by applicable Law or to prevent an assessment of Tax or with the prior written consent of the Seller Representative, which consent shall not be unreasonably withheld, delayed, or denied.

Section 12.7 Tax Refunds. Any Tax refunds that are received by Holdings, the Purchaser or the Company, and any amounts credited against any Tax to which Holdings, the Purchaser or the Company becomes entitled, of Taxes that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of the Members and the Purchaser shall pay over to the Seller Representative any such refund or the amount of such credit within fifteen (15) days after receipt or entitlement thereto.

Section 12.8 No Code Section 338 Election. The Purchaser shall not make, or cause to be made, any election under Section 338 of the Code with respect to the transactions contemplated by this Agreement.

Section 12.9 Taxation of Holdings After the Closing. The parties agree to elect to treat Holdings as a corporation for federal, state and local Tax purposes, effective as of the day after the Closing Date. The parties agree to cooperate on all actions necessary to effectuate such election (including, but not limited to, filing a “check-the-box” election on Form 8832 or any successor thereto).

ARTICLE XIII

MISCELLANEOUS AND GENERAL

Section 13.1 Seller Representative.

(a) Appointment. The Seller Representative is hereby constituted and appointed as the true and lawful agent, proxy and attorney in fact for and on behalf of the Members for all purposes of this Agreement and the transactions described herein. Without limiting the generality of the foregoing, the Seller Representative has full power and authority, on behalf of each Member and his or its successors and assigns, to (i) interpret the terms and provisions of this Agreement; (ii) execute and deliver all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement; (iii) receive service of process in connection with any claims under this Agreement; (iv) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the sole judgment of the Seller Representative for the accomplishment of the foregoing, including, without limitation, taking all such actions as may be necessary under Article XI hereof, (v) give and receive notices and communications; (vi) receive all or any portion of the Total Purchase Price or any other amounts due to the Members hereunder; and (vii) take all actions necessary or appropriate in the sole judgment of the Seller Representative on behalf of the Members in connection with this Agreement.

(b) Successors. The Seller Representative may be changed by the holders of a majority of the Members based on their Pro Rate Share from time to time upon not less than ten (10) days’ prior written notice to the Purchaser. The Seller Representative, or any successor hereafter appointed, may resign at any time by written notice to the Purchaser and the Members. A successor Seller Representative will be named by a majority of the Members based on their Pro Rata Share. All power, authority, rights and privileges conferred herein to the Seller Representative will apply to any successor Seller Representative.

(c) Liability. The Seller Representative will not be liable to any Members for any act done or omitted under this Agreement as the Seller Representative while acting in good faith, and any act taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such faith.

(d) Reliance. From and after the Closing Date, the Purchaser is entitled to deal exclusively with the Seller Representative on all matters relating to this Agreement and agrees to deal with the Seller Representative on an exclusive basis. A decision, act, consent or instruction of the Seller Representative constitutes a decision of the Members. Such decision, act, consent or instruction is final, binding and conclusive upon each Member. The Purchaser may rely conclusively upon any decision, act, inaction, consent or instruction of the Seller Representative. Notices or communications to or from the Seller Representative will constitute notice to or from each of the Members.

(e) Payment. Each Member agrees that upon payment by or on behalf of the Purchaser to or at the direction of the Seller Representative of any amount pursuant to the terms of this Agreement, such payment shall be deemed to have been paid directly to the Members and the Purchaser shall have no further obligation to the Members (and the Members shall not have any claim against the Purchaser or any of its Affiliates) with respect to such payment.

Section 13.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such expenses except as expressly provided herein; provided, however, if the Closing occurs, all Transaction Expenses shall be paid in accordance with Section 2.2(c), and provided, further, however, that upon the earlier of (i) the Closing or (ii) the termination of this Agreement, Purchaser shall reimburse the Sellers for up to $25,000 of legal fees and expenses incurred by the Sellers’ counsel in connection with the review and execution of the New Credit Agreement and the documents ancillary thereto.

Section 13.3 Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) (collectively, the “Transfer Taxes”) incurred in connection with the consummation of the transaction contemplated by this Agreement shall be paid by the Purchaser.

Section 13.4 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs or successors, as the case may be, and assigns, but is not assignable by any party without the prior written consent of the other parties.

Section 13.5 Third Party Beneficiaries. Each party hereto intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

Section 13.6 Further Assurances. The parties shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Each party hereto shall cooperate affirmatively with the other parties, to the extent reasonably requested by such other parties, to enforce rights and obligations herein provided.

Section 13.7 Notices. All notices, requests, demands and other communications to be given under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon delivery of a telephonic facsimile transmission (with confirmation of such delivery), or (iii) one (1) Business Day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by any party to the others) as follows:

If to the Purchaser:	Hyde Park Acquisition Corp. 461 Fifth Avenue, 25 Floor New York, NY 10017 Attn: Laurence S. Levy and Edward Levy Fax: (212) 644-6262

with a copy to:	Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022 Attention: Todd J. Emmerman Fax: (212) 940-8776

If to the Seller Representative:	KCP Services LLC 3201 Enterprise Parkway, Suite 200 Beachwood, OH 44122 Attention: Michael DeGrandis Fax: (216) 593-0240

with a copy to:	Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 Attention: Charles W. Hardin, Jr. Fax: (216) 579-0212

Section 13.8 Complete Agreement. This Agreement and the Schedule and Exhibits hereto and the other documents delivered by the parties in connection herewith, together with the Confidentiality Agreement, contain the complete agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

Section 13.9 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

Section 13.10 Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by the Seller Representative and the Purchaser; provided, however, that no amendment may be made that is prohibited by any Law.

Section 13.11 Waiver. At any time prior to the Closing Date, the Seller Representative and the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by the Seller Representative and the Purchaser.

Section 13.12 Governing Law. This Agreement is to be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its rules of conflict of laws.

Section 13.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

Section 13.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument.

Section 13.15 Officers and Directors Indemnification; Insurance.

(a) For six years after the Closing Date, the Purchaser shall cause Holdings and the Company (and any of their respective successors) to indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Holdings and the Company to the same extent such persons are indemnified or have the right to advancement of expenses as of the Closing Date by Holdings or the Company pursuant to Holdings’ or the Company’s, as the case may be, operating agreement, articles of organization or bylaws (or equivalent organizational documents), for acts or omissions occurring at or prior to the Closing Date. The foregoing obligation shall not apply to any claim or liability for which Holdings or the Company would be prohibited from indemnifying and holding harmless such director, officer or employee against under applicable law. For six years after the Closing Date, the Purchaser shall cause Holdings and the Company (and any of their successors) not to amend, restate or otherwise modify any of their respective operating agreements, articles of organization or bylaws (or equivalent organizational documents) in any manner that would adversely impact or otherwise limit, in any material respect, the rights of the directors, officers and employees of Holdings or the Company as described in this Section 13.15.

(b) For six years after the Closing Date, Purchaser shall maintain in effect directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance covering acts or omissions occurring on or prior to the Closing Date with respect to those Persons who are currently covered by Holdings’ or the Company’s comparable insurance policies on terms with respect to such coverage and amount no less favorable to the insured than those of such current insurance coverages. Prior to the Closing Date, Purchaser shall deliver to the Seller Representative reasonable evidence of the continuation as aforesaid of such insurance coverages.

(c) The provisions of this Section 13.15 are intended to be for the benefit of, and will be enforceable by, each indemnified party or insured person, his or her heirs and his or her representatives and are in additional to, and not in substitution for, any other right to indemnification or contribution that any such Person may have by contract or otherwise.

Section 13.16 Intentionally Omitted.

Section 13.17 Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed by the Members in accordance with their specific terms or were otherwise breached by the Members, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that Purchaser will be entitled to specific performance of the terms hereof. The parties waive any requirement for the posting of a bond in connection with any Action seeking specific performance; provided, however, that nothing in this Section 13.17 will affect the right of any of the parties to seek recovery against any party hereto, at Law, in equity or otherwise, with respect to any covenants, agreements or obligations to be performed by such party or parties after the Closing Date.

Section 13.18 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, OR ANY AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Purchaser, the Company, Holdings, the Members and the Seller Representative have executed, or have caused their duly authorized representatives to execute, this Agreement as of the day and year first above written.

HYDE PARK ACQUISITION CORP.

By: /s/ Laurence Levy
Print Name: Laurence Levy
Title: Chief Executive Officer

ESSEX CRANE RENTAL CORP.

By: /s/ Ronald Schad
Print Name: Ronald Schad
Title: CEO/President

ESSEX HOLDINGS LLC

By: /s/ Ronald Schad
Print Name: Ronald Schad
Title: CEO/President

MEMBERS:

KIRTLAND CAPITAL PARTNERS III L.P.

By: Kirtland Partners Ltd., its general partner

By: /s/ John G. Nestor
Print Name: John G. Nestor
Title: President

KIRTLAND CAPITAL COMPANY III LLC

By: Kirtland Partners Ltd., its managing member

By: /s/ John G. Nestor
Print Name: John G. Nestor
Title: President

/s/ Martin A. Kroll
Martin A. Kroll

/s/ Ronald L. Schad
Ronald L. Schad

/s/ William L. Erwin
William L. Erwin

/s/ William J. O’Rourke
William J. O’Rourke

SELLER REPRESENTATIVE:

KCP SERVICES LLC

By: Kirtland Capital Corporation, its managing
member

By: /s/ Michael T. DeGrandis
Print Name: Michael T. DeGrandis
Title: CFO

SCHEDULE 1

As stated in the Report of Independent Auditors issued by PricewaterhouseCoopers, the financial statements of the Company are “prepared in accordance with GAAP except for modifications specified below.” The financial report refers to Note #1 of the financial statement for these descriptions. Summarized below are the differences.

1.
When Holdings acquired the Company, Holdings allocated the purchase price between tangible assets and goodwill. The total cost of the acquisition of $169,352,174 was allocated to an opening balance sheet goodwill amount of $68,259,591 and then the remainder of $101,092,583 was allocated among the net tangible assets acquired based on their fair values. This resulted in $94,000,000 being allocated to all of the land, buildings, equipment and rental equipment acquired. The implications are as follows:

(a) Under GAAP on the date of acquisition there would have been no goodwill related to the acquisition since the appraised fair value of the assets on the date of acquisition was over $240 million and in excess of the total purchase price. As a result there would be no amortization of goodwill under GAAP because there would have been no goodwill.

(b) The property and equipment would have been assigned the entire purchase price allocated to goodwill under GAAP.

(c) The property and equipment is depreciated on a much accelerated basis under the Internal Revenue Service Regulations by using the modified accelerated cost recovery system depreciation method. As an example, a new crawler crane under this system is 100% depreciated within 6 years which on a GAAP basis this would be significantly longer on these assets that last more than 40 years when properly maintained.

2.
The original purchase price had no value allocated to the spare parts inventory because there was no perpetual inventory system at the date of acquisition and there were more than 10,000 part numbers located in several yard warehouses. Since the acquisition, new real-time systems have been implemented and a physical inventory has been taken. However, the Company had to continue the policies of its predecessor post acquisition because of the lack of systems at that time. Accordingly, the purchase of spare parts inventory continues to be expensed at the time of purchase and is not capitalized in the financial statements. The values and quantities are however tracked in the real-time ERP subsystem and general ledger.

3.	The accounting for interest rate swap’s has been done on a cash basis, not in accordance with GAAP.

4.	Accounting for income taxes, does not follow GAAP accounting and footnote disclosures.

5.
Accounting for Information Systems Equipment and Software as noted in the financial statement footnotes “certain costs have been expensed under the modified tax basis approach that would otherwise have been capitalized under generally accepted accounting principles in the United States of America as determined by SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” These costs have been amortized on a basis of three years straight line.

Exhibit A

Current Assets

Cash: Cash will include cash collected by the Company that is in the banking system but is unavailable because of float.

Accounts Receivable: Accounts Receivable will exclude receivables from the sale of Rental Equipment.

Prepaid Expenses: Prepaid expenses will exclude any prepaid transaction costs incurred related to the proposed sale of the Company.

Spare Parts Inventory: Spare Parts Inventory will be excluded from the determination of Working Capital.

Current Liabilities:

Accounts Payable: Accounts Payable will exclude (i) payables related to the purchase of Rental Equipment and (ii) $125,058.29 on account of the line item entitled “Accounts Payable Other – State Tax Refund.” Accounts Payable will include (i) outstanding checks at the Closing Date and (ii) payables with respect to transaction costs related to the proposed sale of the Company but not treated at the Closing as Transaction Expenses.

Interest Payable: Accrued Interest Payable will be excluded from the determination of Working Capital.

Accrued Management Fees: Accrued Management Fees will be excluded from the determination of Working Capital.

Accrued Board of Director Fees: Accrued Board of Director Fees will be excluded from the determination of Working Capital.

Other Accrued Expenses: Accrued bonuses will be included in the determination of Working Capital to the extent in excess of the Bonus Amount.

Accrued Vacation: For the avoidance of doubt the vacation accrual in the Closing Working Capital will be an amount not lower than $185,000.

AMENDMENT NO. 1
TO
PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of May 9, 2008 by and among the Parties (as hereinafter defined) to that certain Purchase Agreement (the “Agreement,” dated as of March 6, 2008, by and among Essex Crane Rental Corp., a Delaware corporation (the “Company”), Essex Holdings LLC, a Delaware limited liability company (“Holdings”), the members of Holdings listed on the signature page to the Agreement (the “Members”), KCP Services, LLC, as Seller Representative (the “Seller Representative”), and Hyde Park Acquisition Corp., a Delaware corporation (the “Purchaser”). The parties to the Agreement are herein referred to as the “Parties” and other capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

A. The Parties desire to amend the Agreement to take into account deposits for Rental Equipment purchases paid by the Company between January 1, 2008 and the Closing Date in determining Excess Crane Sales, Excess Crane Purchases and Working Capital.

B. The Parties desire to amend the Agreement, including certain Exhibits thereto, to (i) permit the Company, Holdings and the Members to purchase common stock of the Purchaser prior to the Closing and (ii) provide for certain agreements of the Parties in the event of any such purchases of Purchaser Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Agreement, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

1. Article I of the Agreement is hereby amended to amend and restate, or add, as applicable, the following defined terms:

“Escrowed Interests” means the Retained Interests held by Kirtland; provided, however, that, in the event that Kirtland owns shares of Purchaser Stock as of the Closing, Escrowed Interests shall also include a number of shares of Purchaser Stock owned by Kirtland with a purchase price equal to the amount by which Kirtland’s Retained Interest Value is reduced at the Closing.

“Rental Equipment Deposits” means cash deposits paid by the Company since January 1, 2008 and outstanding as of the Closing Date in respect of purchases of Rental Equipment that will not be completed on or prior to the Closing Date, which deposits were paid pursuant to purchase orders reasonably satisfactory to the Purchaser.

“Retained Interest” means that number of Interests retained by the Members and classified as Class A Units in the New LLC Agreement in the amounts set forth on Schedule I thereto; provided, however, that if the Retained Interest Value of a Member is reduced at the Closing, then the number of Class A Units of such Member shall be reduced at the Closing to the number determined by dividing such Member’s reduced Retained Interest Value by $7.90 (rounded up to the nearest whole share).”

A-Amendment-1

“Retained Interest Value” means the value of a Member’s Retained Interest as set forth on Schedule 1-A opposite such Members name; provided, however, that the Retained Interest Value of a Member set forth on Schedule 1-A shall be reduced at the Closing (not below zero) by the aggregate purchase price for shares of Purchaser Stock held by such Member as of the Closing Date and voted by the beneficial owner thereof in favor of all proposals included in the Proxy Statement.”

2. Section 2.2(a) of the Agreement is hereby amended by adding the following after the last sentence thereof:

“Within a reasonable time prior to the Closing, Seller Representative shall deliver to Purchaser a schedule containing the number of shares of Purchaser Stock to be owned as of Closing by each Member and the purchase price paid for such shares, together with such supporting detail as may be reasonably requested by Purchaser.”

3. Section 2.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Within a reasonable time prior to the Closing, Holdings shall prepare and deliver to the Purchaser a statement, in form and substance reasonably satisfactory to the Purchaser, that sets forth (i) Rental Equipment sales and Rental Equipment purchases that have been or will be made by the Company after January 1, 2008 through the Closing Date and (ii) Rental Equipment Deposits. The Company shall effect all such Rental Equipment sales on terms that require full settlement in cash prior to the Closing Date. In the event that the dollar volume of Rental Equipment sales during such time period exceeds the sum of the dollar volume of Rental Equipment purchases made during such time period plus the amount of Rental Equipment Deposits (“Excess Crane Sales”), then the Total Purchase Price payable to the Seller Representative, for the benefit of the Members, on the Closing Date will be decreased by the amount of such Excess Crane Sales. In the event that sum of the dollar volume of Rental Equipment purchases made during such time period plus the amount of Rental Equipment Deposits exceeds the dollar volume of Rental Equipment sales during such time period (“Excess Crane Purchases”), then the Total Purchase Price payable to the Seller Representative, for the benefit of the Members, on the Closing Date will be increased by the amount of such Excess Crane Purchases.”

4. Section 2.2(c) of the Agreement is hereby amended to add the following clause “(z)” before the word “minus” in the first sentence of such section:

“and (z) provided that (i) Seller Representative has delivered to Purchaser a copy of a Plan (as defined below) providing for the purchase by the Company prior to the Closing of $5,000,000 of Purchaser Stock at prices not to exceed $7.90 per share and (ii) such Plan is not terminated or amended prior to the Closing, an amount equal to the greater of (A) $125,000 and (B) the product of $250,000 multiplied by a fraction, the numerator of which is the gross purchase price paid for shares of Purchaser Stock acquired pursuant to such Plan prior to the Closing, and the denominator of which is $5,000,000.”

A-Amendment-2

5. Exhibit A to the Agreement is hereby amended to add the following under the heading “Current Assets”:

“Rental Equipment Deposits: Rental Equipment Deposits shall be excluded from the determination of Working Capital.

Purchaser Stock: Shares of Purchaser Stock owned by the Company shall be excluded from the determination of Working Capital.”

6. Section 7.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 7.11 Securities Transactions.

(a) Except as set forth in this Section 7.11, none of the Company, Holdings or any Member or any of their respective affiliates, directly or indirectly, shall engage in any transactions involving any securities of the Purchaser prior to the Closing. The Company shall use its commercially reasonable efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

(b) Notwithstanding Section 7.11(a) above, the Company, Holdings and the Members may purchase, but not sell, Purchaser Stock in open market or privately negotiated transactions. Open market purchases shall only be made pursuant to an arrangement designed to ensure compliance with the safe harbor provisions of Section 10b-5(1) and 10b-18 of the Exchange Act (a “Plan”).

7. Sections 7.1(f) and (j) of the Agreement are hereby amended and restated to read in their entirety as follows:

“(f) declare, distribute or set aside for distribution of any property (excluding cash), or directly or indirectly, redeem, purchase or otherwise acquire of any shares of capital stock, except that, on or prior to the Closing, the Company shall be permitted to distribute by way of dividend or otherwise shares of Purchaser Stock owned by the Company;”

“(j) enter into or agree to enter into any merger or consolidation with any Person, or acquire the equity securities or all or substantially all of the assets of, or otherwise make any investment in, any other Person, except that the Company shall be permitted to acquire Purchaser Stock in accordance with the terms of this Agreement;”

8. The Parties agree that if Kirtland owns shares of Purchaser Stock at Closing, the execution copies of the form of Lock-Up Agreement attached to the Agreement as Exhibit B shall be appropriately revised to include in the definition of “Common Shares” therein shares of Purchaser Stock owned at Closing by the Management Members.

A-Amendment-3

9.  The Parties agree that if Kirtland owns shares of Purchaser Stock at Closing, the execution copy of the form of Escrow Agreement attached to the Agreement as Exhibit C shall be appropriately revised to the extent necessary to conform the definition of “Escrow Units” therein to the definition of “Escrowed Interests” as amended by this Amendment.

10. Except as expressly amended by this Amendment, the Agreement shall remain unchanged and in full force and effect. This Amendment is to be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its rules of conflict of laws. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument.

[Remainder of Page Intentionally Left Blank]

A-Amendment-4

IN WITNESS WHEREOF, the Purchaser, the Company, Holdings, the Members and the Seller Representative have executed, or have caused their duly authorized representatives to execute, this Amendment as of the day and year first above written.

HYDE PARK ACQUISITION CORP.

By:	/s/ Laurence Levy
Print Name: Laurence Levy
Title: CEO

ESSEX CRANE RENTAL CORP.

By:	/s/ Ronald Schad
Print Name: Ronald Schad
Title: CEO/President

ESSEX HOLDINGS LLC

By:	/s/ Michael T. DeGrandis
Print Name: Michael T. DeGrandis
Title: Vice President and Treasurer

MEMBERS:

KIRTLAND CAPITAL PARTNERS III L.P.
By: Kirtland Partners Ltd., its general partner

By:	/s/ John G. Nestor
Print Name: John G. Nestor
Title: President

A-Amendment-5

KIRTLAND CAPITAL COMPANY III LLC
By: Kirtland Partners Ltd., its managing member

By:	/s/ John G. Nestor
Print Name: John G. Nestor
Title: President

/s/ Martin A. Kroll
Martin A. Kroll

/s/ Ronald L. Schad
Ronald L. Schad

/s/ William L. Erwin
William L. Erwin

/s/ William J. O’Rourke
William J. O’Rourke

SELLER REPRESENTATIVE:

KCP SERVICES LLC
By: Kirtland Capital Corporation, its managing member

By:	/s/ Michael T. DeGrandis
Print Name: Michael T. DeGrandis
Title: Treasurer

A-Amendment-6

ANNEX B
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HYDE PARK ACQUISITION CORP.

Hyde Park Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is Hyde Park Acquisition Corp. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 21, 2006 and was previously amended on March 5, 2007. The original name of the Corporation was RAND ACQUISITION CORPORATION II.

B. Pursuant to Sections 216, 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation has been duly adopted by the majority of the stockholders of the Corporation voting at a special meeting duly held, and restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

C. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

FIRST. The name of the corporation is ESSEX RENTAL CORP. (hereinafter sometimes referred to as the “Corporation”).

SECOND.  The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD.  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“GCL”).

FOURTH.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 41,000,000, of which 40,000,000 shares shall be Common Stock, par value of $.0001 per share, and 1,000,000 shares shall be Preferred Stock, par value of $.0001 per share.

A.   Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.   Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH.

A.   The Board of Directors shall be divided into two classes: Class A and Class B. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class B director for a term expiring at the Corporation’s second Annual Meeting of Stockholders. The Class B director shall then appoint additional Class A and Class B directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SIXTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.   Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.   The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

D.   In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH.    A.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.   The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH.   Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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IN WITNESS WHEREOF, Hyde Park Acquisition Corp. has caused this Amended and Restated Certificate of Incorporation to be executed by Carol Zelinski, its Secretary thereunto duly authorized, this   day of    , 2008.

HYDE PARK ACQUISITION CORP.

Carol Zelinski
Secretary

ANNEX C

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ESSEX HOLDINGS, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”), dated as of_________, 2008, between Kirtland Capital Partners III L.P., an Ohio limited partnership, (“KCP”), Kirtland Capital Company III LLC, a Turks and Caicos Island limited liability company (“KCC” and together with KCP, “Kirtland”), Ronald Schad (“Schad”), Martin A. Kroll (“Kroll”), William O’Rourke (“O’Rourke”), William L. Erwin (“Erwin”), and Hyde Park Acquisition Corp., a Delaware corporation (“HPAC”).

WHEREAS, Kirtland and Schad entered into a Limited Liability Company Agreement, dated as of May 23, 2000 (the “Original Agreement’), with respect to the Company;

WHEREAS, such Limited Liability Company Agreement was amended as of May __, 2001 to provide for the addition of Kroll and O’Rourke as members of the Company, and Erwin was subsequently admitted as a member of the Company (Kroll, O’Rourke and Erwin, along with the initial members of the Company, are referred to as the “Original Members”);

WHEREAS, the Original Members entered into that certain Purchase Agreement, dated as of March 5, 2008, (the “Purchase Agreement”) among the Company, Essex Crane Rental Corp. and HPAC, pursuant to which HPAC acquired the majority of the interests in the Company;

WHEREAS, in connection with the Purchase Agreement, the parties hereto agreed that Kirtland, Schad, Kroll, O’Rourke and Erwin would retain certain interests in the Company, subject to the terms of this Agreement;

WHEREAS, the parties hereto have determined to amend and restate the Original Agreement, which shall be superseded and replaced in all respects; and

WHEREAS, the Company will elect to be treated as a corporation for tax purposes upon consummation of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

ARTICLE ONE

Definitions

The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One.

“Act” shall mean the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Act.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Class A Unitholder” shall mean any holder of Class A Units.

“Class B Unitholder” shall mean any holder of Class B Units.

“Certificate of Formation” shall mean the Company’s Certificate of Formation as filed with the Secretary of State on May 4, 2000, as the same may be amended, supplemented or restated from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of any succeeding law).

“Company” shall mean Essex Holdings, LLC, a Delaware limited liability company.

“Distributive Rights” shall mean a Unitholder’s right to receive distributions under this Agreement.

“HPAC Common Stock” shall mean shares of common stock, par value $0.0001 per share, of HPAC.

“Managing Unitholder” shall mean HPAC, or its successor or assign.

“Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or other entity.

“Secretary of State” shall mean the Delaware Secretary of State.

“Transfer” shall mean any sale, transfer, gift, assignment, pledge or grant of a security interest, by operation of law or otherwise, in or of a Unit or other interest in the Company or of rights under this Agreement, excluding, however, any grant of such a security interest in favor of the Company.

“Unit” means an interest of a Unitholder in the equity of the Company, representing a fractional part of the equity interests of all Unitholders and shall include Class A Units and Class B Units; provided, that any class or group of Units issued shall have the relative rights, powers, and duties set forth in this Agreement.

“Unitholder” means any owner of one or more Units as reflected on the Company’s books and records, and any person admitted to the Company as a Substituted Unitholder, but only for so long as such person is shown on the Company’s books and records as the owner of one or more Units.

ARTICLE TWO

Organization

2.1  Formation; Continuation. The Company was formed as a limited liability company pursuant to the provisions of the Act upon the execution and filing of the Certificate of Formation with the Secretary of State on May 4, 2000. The Unitholders do hereby continue the Company as a limited liability company pursuant to the provisions of the Act and this Agreement. Notwithstanding anything to the contrary contained herein, neither the acquisition of interests in the Company referred to in the preamble to this Agreement nor the amendment and restatement contained herein is intended to be, or shall be, a termination (other than solely for income tax purposes) of the limited liability company created by and pursuant to the terms and provisions of the Original Agreement, as amended (as now being continued pursuant to the terms and provisions of this Agreement), it being the intent of the Unitholders to continue the Company’s existence without termination.

2.2  Name. The name of the Company is “Essex Holdings, LLC.”

2.3  Purposes. The purposes for which the Company is formed are as follows: to engage in any lawful act or activity for which limited liability companies may be organized under the laws of the State of Delaware and to do all things necessary or useful in connection with the foregoing.

2.4  Offices.  The Company’s principal place of business and mailing address shall be c/o Hyde Park Acquisition Corp., 461 Fifth Avenue, 25th Floor, New York, New York 10017, or at such other place as the Managing Unitholder may from time to time designate. The office in Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 or such other location as the Managing Unitholder may from time to time designate.

2.5  Duration. The term of the Company commenced on the date that the Certificate of Formation was filed with the Secretary of State and shall continue in full force and effect until terminated in accordance with the provisions of this Agreement.

2.6 Unitholders and Units. The Company is authorized to issue two classes of Units to be designated respectively as “Class A Units” and “Class B Units.” The total number Class A Units that the Company is authorized to issue is 1,265,823. The total number of Class B Units that the Company shall have authority to issue is 150,000,000. The Unitholders shall own the number and class of Units in the Company as set forth on Schedule I hereto. The Managing Unitholder may issue additional Units, or create and issue new classes of Units, at such times and on such terms as the Managing Unitholder shall determine. Unless named in this Agreement, or unless admitted to the Company as a substituted or new Unitholder as provided herein, no Person shall be considered a Unitholder or a member, and the Company need deal only with the Unitholders so named and so admitted. The Company shall not be required to deal with any other Person by reason of an assignment by a Unitholder or by reason of the dissolution, death or bankruptcy of a Unitholder, except as otherwise provided in this Agreement.

2.7 Capital. No Unitholder shall be required to make any contribution of capital to the Company and, except as set forth below, no Unitholder shall be entitled to withdraw any part of his or its capital from the Company. No Unitholder shall be entitled to demand or receive any property from the Company other than cash except as expressly provided herein. No Unitholder shall be paid interest on any capital contributed to the Company. The Managing Unitholder shall have the right to contribute and withdraw capital from the Company in such amounts and at such times as the Managing Unitholder shall determine.

2.8 Management; Voting. The overall business, operations and affairs of the Company shall be managed by the Managing Unitholder, and the conduct of the Company’s day to day business shall be controlled and conducted solely and exclusively by the Managing Unitholder. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, the Managing Unitholder shall have and may exercise on behalf of the Company all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. No other Unitholder shall have any voting, consent or approval rights of any nature whatsoever, whether as a class or otherwise, or the right to participate in the management or conduct of the Company. No other Unitholder shall transact business for the Company, nor shall any other Unitholder have power to sign, act for or bind the Company, all of such powers being vested solely and exclusively in the Managing Unitholder.

ARTICLE THREE

Unitholders Not Liable for Company Losses; Indemnification

3.1 No Personal Liability. The Unitholders shall have no personal liability for the losses, debts, claims, expenses or encumbrances of or against the Company or its property.

3.2 Right to Indemnification. Each Person (an “Indemnified Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), or any appeal in such a Proceeding, by reason of the fact that he or it was or is a manager or Unitholder of the Company, shall be indemnified by the Company against judgments and penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys’ fees) actually incurred by such Indemnified Person in connection with such Proceeding unless a judgment or other final adjudication adverse to such Indemnified Person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or that he personally gained in fact a profit or other advantage to which he was not legally entitled.

3.3  Success on Merits. To the extent that a Person has been successful, on the merits or otherwise, in the defense of any Proceeding referred to in Sections 3.2 or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such Person in connection therewith.

3.4  Survival. Indemnification under this Article shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article shall be deemed contract rights, and no amendment, modification or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

3.5  Advance Payment. The right to indemnification conferred by this Article shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this Article or otherwise.

3.6 Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE FOUR

Distributions

4.1 Distributions Generally. The timing and amount of any distributions of funds of the Company shall be determined by the Managing Unitholder. The Managing Unitholder may authorize distributions to one or more classes of Unitholders without providing for distributions to all or any other class of Unitholders. For the avoidance of doubt, Class A Unitholders shall only be entitled to distributions from the Company with respect to their Class A Units as provided in Section 4.2.

4.2 Class A Distributions. In the event that HPAC sets a record date for the payment of a cash dividend to holders of HPAC Common Stock, concurrent with the payment of such dividend by HPAC, each holder of Class A Units as of such record date shall be entitled to receive a cash distribution from the Company with respect to each Class A Unit held as of such record date equal to the amount of the dividend payable in respect of the number of shares of HPAC Common Stock into which such Class A Unit is exchangeable as of such record date pursuant to Article Six hereof. Any such distribution shall be made by the Company on the date of payment of the applicable dividend by HPAC.

ARTICLE FIVE

Transfers of Units

5.1 Transfers of Units. No Class A Unitholder shall have the right to Transfer all or any portion of his or its Units, except with the consent of the Managing Unitholder or as otherwise permissible under this Agreement; provided, however, that during the lifetime of a Class A Unitholder who is a natural person such Unitholder’s Distributive Rights may be transferred to one or more members of such Unitholder’s Immediate Family (or to one or more trusts established solely for the benefit of such Unitholder and/or one or more members of such Unitholder’s Immediate Family or to one or more partnerships or limited liability companies in which the only partners or members, as the case may be, are such Unitholder and/or members of such Unitholder’s Immediate Family), and upon the death of a Unitholder or any such transferee who is a natural person, such Distributive Rights may be transferred to his estate or beneficiaries, but such transferee(s) shall acquire no other rights hereunder unless admitted as Unitholders in accordance with the provisions of Section 5.2. A Class B Unitholder shall have the right to freely Transfer all or any portion of its Units.

5.2 Substitute Unitholders. Notwithstanding anything to the contrary contained in this Agreement, an assignee of a Unit shall have the right to become a substituted Unitholder (a “Substituted Unitholder”) in the Company only if (1) the consent of the Managing Unitholder has been obtained (which consent may be granted or withheld in the sole and absolute discretion of the Managing Unitholder, except that such consent shall be granted in the case of a transfer permitted by the proviso in Section 5.1 hereof), (2) the assignor so provides in an instrument of assignment, (3) the assignee agrees in writing to be bound by the terms of this Agreement, and (4) the assignee pays the reasonable costs incurred by the Company in preparing and recording any necessary amendments to this Agreement and the Certificate of Formation, unless waived by the Managing Unitholder. The foregoing requirements shall be deemed satisfied with respect to Transfers of Class A Units to HPAC pursuant to Section 6.1 hereof, and HPAC shall be admitted to the Company as a Substituted Unitholder.

ARTICLE SIX

Exchange Right

6.1 Exchange Right. Each Class A Unitholder shall have the right, at any time and from time to time and without the need for consent from the Managing Unitholder (except as required in the proviso in this Section 6.1), to exchange any or all of his or its Units into shares of HPAC Common Stock; provided, however, a Class A Unitholder shall not be permitted to effectuate an exchange pursuant to this Section 6.1 with respect to a number of Class A Units representing less than 25% of the total Class A Units held by such Class A Unitholder as of the date of this Agreement unless such Class A Unitholder has first obtained the consent of the Managing Unitholder. A Class A Unitholder shall exercise its right under this Section 6.1 by delivering to the Company a notice in the form attached hereto as Annex A (a “Notice of Exchange”) specifying therein the number of Units to be exchanged and the date on which such exchange is to be effected (an “Exchange Date”), which Exchange Date shall not be earlier than the date which is five (5) Business Days after the date of such Notice of Exchange. An exchange of Class A Units for HPAC Common Stock hereunder shall constitute a Transfer of Class A Units to HPAC by the applicable Class A Unitholder. The Company shall maintain records showing the number of Units exchanged and the date of such exchanges, which Company records, absent error, shall be controlling and determinative.

6.2 Calculation of Exchange. Each Class A Unit shall be exchangeable for one share of HPAC Common Stock (such exchange ratio, the “Exchange Ratio” and the shares deliverable upon an exchange of Class A Units, the “Exchange Shares”), as adjusted pursuant Section 6.6 hereof.

6.3 Certificates. Subject to the terms of that certain Escrow Agreement, dated as of even date herewith, among the Purchaser, the Original Members and Key Bank, N.A., on or as soon as reasonably practicable after an Exchange Date, HPAC will cause its transfer agent to deliver to the applicable Class A Unitholder a certificate or certificates representing the Exchange Shares deliverable on such Exchange Date. Each such certificate shall bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

6.4 Reservation of Shares. HPAC covenants that it will at all times reserve and keep available out of its authorized and unissued shares of HPAC Common Stock solely for the purpose of issuance upon exchange of the Units, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Class A Unitholders, not less than such number of shares of HPAC Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 6.6) upon the exchange of the aggregate number of Class A Units. HPAC covenants that all shares of HPAC Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

6.5 Fractional Shares. HPAC shall not issue stock certificates representing fractions of shares of HPAC Common Stock deliverable on an Exchange Date, but instead shall round up the number of Exchange Shares issuable on an Exchange Date to the next whole share of HPAC Common Stock.

6.6 Adjustments.

6.6.1 If outstanding shares of the HPAC Common Stock shall be subdivided into a greater number of shares, or a dividend in shares of HPAC Common Stock or other securities of HPAC convertible into or exchangeable for HPAC Common Stock (in which latter event the number of shares of HPAC Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid to holders of HPAC Common Stock, or if outstanding shares of HPAC Common Stock shall be combined into a smaller number of shares, in each case, the Exchange Ratio in effect immediately prior to such subdivision or combination or at the record date of such dividend, as applicable, shall, simultaneously with the effectiveness of such subdivision or combination or immediately after such record date, as applicable, be appropriately adjusted.

6.6.2 In the event of any capital reorganization, any reclassification of HPAC Common Stock (other than a change in par value), or the consolidation or merger of HPAC with or into another Person (collectively referred to hereinafter as “Reorganizations”), upon a subsequent exchange of a Unitholder’s Class A Units, the Class A Unitholder shall be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of shares of HPAC Common Stock or other securities or property (including cash) of HPAC, or other corporation resulting from such consolidation or surviving such merger, which would have been due in connection with such Reorganization to a holder of the number of shares of HPAC Common Stock for which such Class A Units could have been exchanged as of the date of any such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Class A Unitholders, to the end that the provisions set forth herein (including the specified adjustments to the Exchange Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon exchange of the Class A Units. The provisions of this Section 6.6.2 shall similarly apply to successive Reorganizations.

6.6.3 In each case of an adjustment or readjustment of the Exchange Ratio or the number or kind of securities deliverable upon exchange of the Class A Units, HPAC, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with this Article Six and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each Class A Unitholder at their address as shown on the Company’s books and records. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, and such certificate shall, absent error, be controlling and determinative.

6.7 Mandatory Exchange. The Managing Unitholder shall have the right, exercisable by written notice to the Class A Unitholders to such effect, to cause the mandatory exchange of all outstanding Class A Units for the number of shares of HPAC Common Stock determined in accordance with Section 6.2 hereof:

(a) upon or in connection with the Transfer by HPAC of a majority of its Units to one or more third parties which are not related to or affiliated with HPAC, on an arms’-length basis, in one transaction or a series of related transactions;

(b) upon or in connection with a dissolution and liquidation of the Company; or

(c) at any time after December 31, 2010.

ARTICLE SEVEN

Dissolution, Liquidation and Termination

7.1 Dissolution.

7.1.1 The Company shall dissolve upon, but not before, the first to occur of the following:

(a) A unanimous vote of the Unitholders in favor of dissolution;

(b) The disposition of substantially all of the assets of the Company;

(c) The dissolution, bankruptcy, death, resignation, expulsion or incompetency of any Unitholder unless within 180 days after such event the remaining Unitholders elect to continue the business of the Company, or if only one Unitholder remains, such Unitholder elects to continue the business of the Company; provided, however, that, in the event of a Unitholder’s death, such additional Unitholders shall not dilute, reduce or otherwise affect the distribution rights attributable to the Units of a deceased Unitholder; and

(d) Any other event which, under the Act, would cause the dissolution of a limited liability company unless within 180 days after such event the remaining Unitholders elect to continue the business of the Company, or if only one Unitholder remains, such Unitholder elects to continue the business of the Company and admits additional Unitholders in order to do so.

7.1.2 Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Managing Unitholder shall proceed with reasonable promptness to liquidate the business of the Company.

7.1.3 During the period of the winding up of the affairs of the Company, the rights and obligations of the Unitholders shall continue.

7.2 Liquidation. The Company shall terminate after its affairs have been wound up and its assets fully distributed in liquidation as follows:

(a) first, to the payment of the debts and liabilities of the Company and the expenses of liquidation;

(b) next, to the setting up of any reserves which the Managing Unitholder may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, provided that any reserves not necessary to satisfy such liabilities or obligations are distributed as soon as practicable;

(c) next, to the Unitholders, to the extent such Persons have made loans to the Company, an amount equal to any unpaid accrued interest on, and then the principal balance of, such loans; and

(d) thereafter, to the Class B Unitholder.

7.3 Cancellation of Certificate of the Company. Upon the completion of the liquidation of Company’s property, the Managing Unitholder shall cause the cancellation of the Certificate of Formation.

ARTICLE EIGHT

Company Property

8.1  Company Property. The Company’s property shall consist of all Company assets and all Company funds. Title to the property and assets of the Company may be taken and held only in the name of the Company or in such other name or names as shall be determined by the Managing Unitholder. All property now or hereafter owned by the Company shall be deemed owned by the Company as an entity and no Unitholder, individually, shall have any ownership of such property. Title to the assets and properties, real and personal, now or hereafter owned by or leased to the Company, shall be held in the name of the Company or in such other name or names as the Managing Unitholder shall determine; provided, however, that if title is held other than in the name of the Company, the Person or Persons who hold title shall certify by instrument duly executed and acknowledged, in form for recording or filing, that title is held as nominee and/or trustee for the benefit of the Company pursuant to the terms of this Agreement and an executed copy of such instrument shall be delivered to the Managing Unitholder.

8.2 Prohibition Against Partition. Each Unitholder hereby permanently waives and relinquishes any and all rights it may have to cause all or any part of the property of the Company to be partitioned, it being the intention of the Unitholders to prohibit any Unitholder from bringing a suit for partition against the other Unitholder, or any one of them.

ARTICLE NINE

Records and Accounting; Fiscal Affairs

9.1 Fiscal Year. The fiscal year of the Company shall end December 31.

9.2  Tax Elections. The Managing Unitholder shall have the authority to make any elections for Federal income tax purposes to the extent permitted by applicable law and regulations.

ARTICLE TEN

Miscellaneous

10.1 Notice. All notices, requests, demands and other communications hereunder shall be made in writing and shall be deemed to have been given if delivered by hand or by facsimile with a confirmation copy mailed first class registered mail, return receipt requested, postage and registry fees prepaid, to the Unitholders at the addresses set forth on Schedule I attached hereto. Any address may be changed by notice given to the Unitholders, as aforesaid, by the party whose address for notice is to be changed.

10.2 Separability. The invalidity or unenforceability of any provision in this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

10.3 Interpretation. This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the Person or Persons referred to may require. The captions of sections of this Agreement have been inserted as a matter of convenience only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

10.4 Entire Agreement. The parties hereto agree that all understandings and agreements heretofore made between them (including, without limitation, the Original Agreement, as amended) are merged in this Agreement, which fully and completely expresses their agreement with respect to the subject matter hereof. There are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among the parties hereto, other than as set forth in this Agreement or in any related agreements executed simultaneously herewith. All prior agreements among the parties (including, without limitation, the Original Agreement, as amended) are superseded by this Agreement which integrates all promises, agreements, conditions, and understandings among the parties with respect to the Company and its property.

10.5 Termination, Revocation, Waiver, Modification or Amendment. This Agreement, and any provisions hereunder, may be terminated, revoked, waived, modified or amended at any time, and from time to time, at the discretion of the Managing Unitholder, provided, that no termination, revocation, waiver, modification or amendment of Section 4.2, Article Six, or this Section 10.5 of this Agreement shall be binding unless consented to in writing and executed by the Managing Unitholders and the Unitholders holding at least a majority of the Class A Units, and provided, further, that no termination, revocation, waiver, modification or amendment of Article 3 of this Agreement shall be binding unless consented to in writing and executed by all of the Unitholders.

10.6 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives.

10.7 Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or deemed by the Unitholders to be necessary or useful in furtherance of the Company’s purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

10.8 No Reliance by Third Parties. The provisions of this Agreement are not for the benefit of any creditor or other Person other than a Unitholder, and no creditor or other Person shall obtain any rights under this Agreement or by reason of this Agreement, or shall be able to make any claim in respect of any debts, liabilities or obligations against the Company or any Unitholder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

UNITHOLDERS:

KIRTLAND CAPITAL PARTNERS III L.P.

By:
Name:
Title:

KIRTLAND CAPITAL COMPANY III LLC

By:
Name:
Title:

RONALD SCHAD

MARTIN A. KROLL

WILLIAM O’ROURKE

WILLIAM L. ERWIN

HYDE PARK ACQUISITION CORP.

By:
Name:
Title:

NOTICE OF EXCHANGE

The undersigned hereby elects to exchange Class A Units of Essex Holdings, LLC into shares of common stock, par value $0.0001 (the “Common Stock”), of Hyde Park Acquisition Corp., a Delaware corporation (“HPAC”), as set forth below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions reasonably requested by HPAC in accordance therewith. No fee will be charged to the holder for any exchange, except for such transfer taxes, if any.

Exchange Terms:
Date to Effect Exchange:

Number of Units to be Exchanged:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

SCHEDULE I

OWNERSHIP INTERESTS IN THE COMPANY

UNITHOLDER		NUMBER OF CLASS A UNITS	NUMBER OF CLASS B UNITS

1.	Kirtland Capital Partners III L.P. 3201 Enterprise Parkway, Suite 200 Beachwood, Ohio 44122 Attn: Michael DeGrandis	596,537	0

2.	Kirtland Capital Company III LLC 3201 Enterprise Parkway, Suite 200 Beachwood, Ohio 44122	36,374	0

3.	Ronald Schad 2104 Indian Creek Drive Manitowoc, WI 54220	493,671	0

4.	Martin A. Kroll 36 W802 Red Gate Court St. Charles, IL 60175	75,950	0

5.	William O’Rourke 13253 Callan Drive Orland Park, IL 60462	25,317	0

6.	William L. Erwin 997 Troon Trace Winter Springs, FL 32708	37,974	0

7.	Hyde Park Acquisition Corp. 461 Fifth Avenue, 25th Floor New York, New York 10017 Attn: Laurence S. Levy Edward Levy	0	150,000,000

	TOTAL:	1,265,823	150,000,000

ANNEX D

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) made as of _________ __, 2008, by and among Hyde Park Acquisition Corp., a Delaware corporation (the “Purchaser”), KCP Services, LLC, a ____________ limited liability company (the “Seller Representative”), and Key Bank, N.A., as escrow agent (the “Escrow Agent”).

W I T NES S E T H

WHEREAS, Essex Crane Rental Corporation, a Delaware corporation, the Purchaser, Essex Holdings LLC, a Delaware limited liability company (“Holdings”) and the members of Holdings have entered into a certain Agreement dated as of January __, 2008 (the “Purchase Agreement”) (capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Purchase Agreement) with respect to the sale to Purchaser of a majority of the equity securities of Holdings; and

WHEREAS, in order to secure the Purchaser against payments of Shortfall Consideration and indemnification payments pursuant to Section 11.3 of the Purchase Agreement, a portion of the Total Purchase Price and a portion of the membership units in Holdings held by Kirtland (defined below) shall be delivered to the Escrow Agent to be held in escrow in accordance with the provisions hereof.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed to act as Escrow Agent hereunder in accordance with the terms set forth herein, and the Escrow Agent hereby agrees to accept such appointment.

2. Deposit of Escrow Funds and Escrow Units; Substitution of Escrow Units.

(a) At the Closing, the Purchaser shall deliver to the Escrow Agent (i) an aggregate amount of $7,000,000 (the “Cash Escrow Funds”) by wire transfer of immediately available funds and (ii) certificates issued in the name of (x) Kirtland Capital Partners III, L.P. (“KCP III”) representing _____ Class A Units of Holdings, and (y) Kirtland Capital Company III LLC (“KCC” and together with KCP, “Kirtland”) representing _____ Class A Units of Holdings (collectively, the “Escrow Units” and together with the Cash Escrow Funds, the “Total Escrow Funds”). The Total Escrow Funds are to be held and disbursed by the Escrow Agent in accordance with the terms set forth herein.

(b) At the Closing, Kirtland shall deliver to the Escrow Agent a duly executed unit assignment effectuating transfers of the Escrow Units to Purchaser, which assignments shall be held in escrow by the Escrow Agent until such time or times as such transfers are required to be made in accordance with the terms of this Escrow Agreement.

(c) The Purchaser shall have the right from time to time to substitute shares of Purchaser common stock for some or all of the Escrow Units by delivery to the Escrow Agent of (i) a copy of a Notice of Exchange (as defined in the Amended and Restated Limited Liability Company Agreement of Holdings) pursuant to which Kirtland has elected to exchange Escrow Units for shares of Purchaser common stock and (ii) certificates issued in the name of Kirtland representing the number of shares of common stock issuable to Kirtland in respect of such exchange. Concurrent with its delivery of a Notice of Exchange to the Purchaser, and from time to time thereafter, Kirtland shall deliver to the Escrow Agent duly endorsed stock powers or other documentation necessary to effectuate any transfers of Purchaser common stock to Purchaser, which stock powers shall be held in escrow by the Escrow Agent until such time or times as such transfers are required to be made in accordance with the terms of this Escrow Agreement. For purposes of this Agreement, the term Escrow Units shall include (i) shares of Purchaser common stock substituted in accordance with this subsection (c) and (ii) securities issued as a dividend on, or distribution in respect of, Escrow Units, or upon a stock split or other reclassification or combination involving the Escrow Units.

(d) During the term of this Escrow Agreement, the Cash Escrow Funds shall be held in a trust account at Key Bank., N.A. (“Trust Account”), segregated apart from the general funds of Key Bank., N.A., pending disbursement pursuant to this Escrow Agreement. The Escrow Agent shall cause the Cash Escrow Funds to be invested, to the maximum practical extent, in United States Treasury bills having a maturity of thirty-one (31) days or less or other similar short-term instruments, including, without limitation, the Victory Institutional Money Market Fund, payment of the principal and interest on which is backed by the full faith and credit of the United States. Any interest earned on the Cash Escrow Funds shall be for the account of the Seller Representative. Accordingly, the Escrow Agent shall distribute to Seller Representative within five days following the end of each calendar quarter an amount equal to any interest or other earnings on such Cash Escrow Funds. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.

(e) Escrow Units and any related assignment, stock powers or other instruments of transfer shall be held by the Escrow Agent in escrow hereunder. Any cash distributions or dividends paid in respect of the Escrow Units shall be distributed to Seller Representative within five days following the end of each calendar quarter. Kirtland shall be entitled to exercise any voting rights attached to the Escrow Units during such time that the Escrow Units are held in escrow pursuant to this Escrow Agreement.

3. Release of Escrow Funds and Escrow Units. The Cash Escrow Funds and Escrow Units shall be distributed by the Escrow Agent as follows:

(a) If the Seller Representative and the Purchaser shall at any time jointly direct Escrow Agent in writing to distribute some or all of the Total Escrow Funds, or if Escrow Agent shall have received an order, decree or judgment of a court or arbitrator of competent jurisdiction and directing Escrow Agent to distribute some or all of the Total Escrow Funds, Escrow Agent shall on the fifth (5th) Business Days thereafter distribute the amount of the Total Escrow Funds as directed in such joint written direction, order, decree or judgment. Any such distributions made on account of Shortfall Consideration shall be so specified in such joint written direction, order, decree or judgment.

(b) If the Escrow Agent does not receive a copy of a Claim Response on or prior to the tenth (10th) Business Day (the “Claim Response Date”) immediately following receipt by the Escrow Agent of a copy of a Claim Notice delivered pursuant to the Purchase Agreement, then the Escrow Agent shall, on the fifth (5th) Business Day after the Claim Response Date, distribute to, or as directed by, the Purchaser the amount claimed by the Purchaser Indemnitee in the Claim Notice.

(c) If the Escrow Agent receives a copy of a Claim Response on or prior to the Claim Response Date, then the Escrow Agent shall (i) on the fifth Business Day after the Claim Response Date distribute to, or as directed by, the Purchaser the amount claimed by the Purchaser Indemnitee in the Claim Notice which is not disputed by the Indemnifying Party in such Claim Response and (ii) retain as part of the Total Escrow Funds the amount of such claim disputed by the Indemnifying Party in such Claim Response (a “Disputed Amount”), and continue to hold and disburse such amount in accordance with the provisions of this Escrow Agreement.

(d) Any Claim Notice, joint written direction, order, decree, judgment or other written instruction which directs the Escrow Agent to disburse all or a portion of the Total Escrow Funds shall specify the amount of such disbursement to be paid out of the Cash Escrow Funds and the amount of such disbursement to be paid out of the Escrow Units; provided, however, (i) any distribution from the Total Escrow Funds shall first be made from the Cash Escrow Funds until such Cash Escrow Funds have been completely depleted, unless otherwise agreed to by the Seller Representative, (ii) if, at the time of any distribution, the specified distribution allocation is no longer possible as a result of intervening distributions from the Total Escrow Funds or otherwise, such distribution shall be satisfied in full out of the Total Escrow Funds in a manner that is consistent with the specified allocation to the greatest extent practicable, and (iii) the aggregate value of Escrow Units that may be distributed under this Escrow Agreement may not exceed $5,000,000 (as calculated in Section 3(e) hereof). The aggregate value of Escrow Units in excess of $5,000,000 shall, at all times, be held by the Escrow Agent solely for the benefit of the Seller Representative and shall not become part of the Total Escrow Funds hereunder.

(e) A distribution of Escrow Units to Purchaser hereunder shall be effected via surrender by the Escrow Agent to the Purchaser of the certificate or certificates representing the Escrow Units, together with such assignments, stock powers or other instruments of transfer held by the Escrow Agent relating to such Escrow Units. The value of any Escrow Units to be distributed to the Purchaser hereunder shall be calculated as follows:

(i) If, as of the date of the distribution, the Escrow Units are in the form of Class A Units of Holdings, the value of each Escrow Unit to be distributed shall equal the product of (x) the quotient obtained by dividing (i) one (1) by (ii) the Exchange Price (as defined, and adjusted, in the Amended and Restated Limited Liability Company Agreement of Holdings) in effect on the last trading day of the period used in determining the Market Price (as defined below) of such Escrow Units, multiplied by (y) the Market Price. For purposes of this Escrow Agreement, “Market Price” means the average closing sale price for a share of Purchaser common stock as quoted on the Over-the-Counter Bulletin Board (or on a national securities market on which the Purchaser’s common stock is then quoted for trading) for the twenty trading days ending two trading days immediately preceding the date of applicable distribution of Escrow Units.

(ii) If, as of the date of the distribution, the Escrow Units are in the form of shares of Purchaser common stock, the value of each Escrow Unit to be distributed shall be equal to the Market Price.

The Purchaser shall deliver to the Escrow Agent and the Seller Representative the Purchaser’s calculation of the value of any Escrow Units to be distributed hereunder, which calculation shall be final and binding absent error.

(f) Promptly following the date that any payments in respect of an Adjustment are required to be made pursuant to Section 2.3(d) of the Purchase Agreement, the Purchaser and the Seller Representative shall deliver joint written notice to the Escrow Agent directing the Escrow Agent to distribute to, or as directed by, the Seller Representative from the balance of the Cash Escrow Funds an amount equal to the positive difference, if any, between $1,000,000 and any amounts theretofore distributed to the Purchaser on account of such Adjustment (as specified in any joint written direction, order, decree, judgment or other written instruction theretofore received by the Escrow Agent).

(g) Promptly, but in no event longer than five (5) Business Days, following the earlier of (i) date that the Survival Period has expired, or (ii) the date on which the total Cash Escrow Funds plus an aggregate number of Escrow Units have been distributed to Purchaser under this Escrow Agreement having an aggregate value of $5,000,000, the Purchaser and the Seller Representative shall deliver joint written notice to the Escrow Agent directing the Escrow Agent to distribute to, or as directed by, the Seller Representative the then-remaining amount of the Total Escrow Funds less (A) the aggregate of any Disputed Amounts, and (B) the amount claimed by the Purchaser in any Claim Notices received as of such date by the Escrow Agent in respect of which a Claims Response had not yet been received, or required to be received, by the Escrow Agent (“Pending Claim Amounts”). The Escrow Agent shall continue to hold and disburse such Disputed Amounts and Pending Claim Amounts in accordance with the provisions of this Escrow Agreement.

4. Escrow Agent.

(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between any of the parties hereto, in connection herewith, if any, including without limitation the Purchase Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement.

(b) The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Total Escrow Funds. The Escrow Agent shall have no duty or obligation to make any calculations of any kind hereunder.

(c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Purchaser or the Seller Representative. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to hold safely all the Total Escrow Funds until it shall be directed otherwise in writing by the Purchaser and the Seller Representative jointly or by a final order or judgment of a court of competent jurisdiction. The parties to this Escrow Agreement agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same, except where the Escrow Agent is a necessary party or is otherwise required by law to be a party to such dispute.

(d) Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

5. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days advance notice in writing of such resignation to the Purchaser and the Seller Representative specifying a date when such resignation shall take effect. The Purchaser and the Seller Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named escrow agent. If the Purchaser and the Seller Representative have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Cash Escrow Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

6. Fees. The Purchaser and the Seller Representative agree jointly and severally to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

7. Indemnity. The Purchaser and the Seller Representative shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Purchaser or the Seller Representative, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The Purchaser and the Seller Representative hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Total Escrow Funds for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

8. Termination. This Escrow Agreement shall automatically, without any action by the Purchaser or the Seller Representative, be terminated upon the disbursement by the Escrow Agent of all the Total Escrow Funds pursuant to the terms herein.

9. Notices.

(a) All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

(ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

(b) Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 9, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent reasonably deems appropriate.

(c) "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed.

(d) All communications under this Escrow Agreement shall be delivered to the following address:

If to the Purchaser:	Hyde Park Acquisition Corp. 461 Fifth Avenue, 25 Floor New York, NY 10017 Attn: Laurence S. Levy and Edward Levy Fax: (212) 644-6262

with a copy to:	Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022 Attention: Todd J. Emmerman, Esq. Fax: (212) 940-8776

If to Seller Representative:	KCP Services LLC 3201 Enterprise Highway Beachwood, OH 44122 Attention: Michael DeGrandis Fax (216) 593-0240

with a copy to:	Jones Day North Point 901 Lakeside Avenue Cleveland, OH 44114 Attention: Charles W. Hardin Jr. Fax (216) 579-0212

If to the Escrow Agent:	KeyBank National Association 127 Public Square Corporate Escrow Dept., 14th Floor Cleveland, Ohio 44114 Attn: Joyce A. Apostolec Fax (216) 689-3777

10. Amendments and Waivers. This Escrow Agreement may only be amended with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the parties and their respective successors and assigns.

11. Successors and Assigns. The terms and conditions of this Escrow Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Except as otherwise set forth herein, no party to this Escrow Agreement may assign its rights or delegate its duties under this Escrow Agreement without the consent of the other parties hereto. The term “Escrow Agent” as used herein shall also refer to the successors and assigns of Escrow Agent, including, without limitation, a receiver, trustee, custodian or debtor-in-possession.

12. Titles and Subtitles. The titles and subtitles used in this Escrow Agreement are used for convenience only and are not to be considered in construing or interpreting this Escrow Agreement.

13. Severability. If one or more provisions of this Escrow Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Escrow Agreement, (ii) the balance of this Escrow Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Escrow Agreement shall be enforceable in accordance with its terms.

14. Entire Agreement. This Escrow Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein.

15. Counterparts. This Escrow Agreement may be executed in a number of identical counterparts but all counterparts shall constitute one agreement. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

16. Governing Law. This Escrow Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

17. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Escrow Agreement.

18. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel is binding upon it, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

19. Tax Reporting. Prior to execution of this Escrow Agreement, the Seller Representative shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include its Tax Identification Number (TIN) as assigned by the Internal Revenue Service.

[signature page to follow]

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first hereinabove stated.

KEY BANK, N. A.

Name:
Title:

HYDE PARK ACQUISITION CORP.

Name:
Title:

KCP SERVICES LLC

By: Kirtland Capital Corporation, its managing member

Name:
Title:

Schedule 1

Escrow Fees

Annual administrative escrow fee payable upon execution of the Agreement an annually Thereafter on the anniversary date of the account opening …………………. $2,500.00*

*Above noted fee is based on escrowed funds being invested in the Victory Institutional Money Market Funds. Alternative investments directed by the Parties, will incur an additional annual custody fee of three (.0003) basis points on the market value of the investments held in the escrow account.

ANNEX E

EMPLOYMENT AGREEMENT

AGREEMENT, dated as of the _____ day of ____________, 2008, by and between Essex Crane Rental Corp., a Delaware corporation (the “Company”), Hyde Park Acquisition Corporation, a Delaware corporation (“Hyde Park”), and Ronald Schad (“Employee”).

WHEREAS the Company is an indirect, majority-owned subsidiary of Hyde Park;

WHEREAS the Company is engaged in the business of purchasing, selling, leasing or other provision of new and used cranes (but excluding the manufacturing of cranes) (the “Business”); and

WHEREAS Employee shall serve as President and Chief Executive Officer of the Company and President and Chief Executive Officer of Hyde Park, and Employee, the Company and Hyde Park are desirous of formalizing their understanding for Employee’s employment, all upon the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. Employment.

The Company and Hyde Park agree to employ Employee, and Employee agrees to be employed by the Company and Hyde Park, upon the terms and subject to the conditions of this Agreement.

2. Term.

The term of Employee’s employment under this Agreement (the “Term”) shall commence on the date hereof (the “Commencement Date”) and shall continue until the earlier of (i) the third anniversary of the Commencement Date and (ii) such earlier date on which the Term is terminated pursuant to Section 5. Unless sooner terminated in accordance with Section 5, the Term shall automatically be renewed and extended for successive periods of one (1) year unless either party hereto shall have notified the other party hereto in writing that such extension shall not take effect at least 90 days prior to the end of the initial Term or of any extension.

3. Duties.

During the Term, (i) the Company shall employ the Employee and the Employee shall serve the Company as its President and Chief Executive Officer and (ii) Hyde Park shall employ the Employee and the Employee shall serve Hyde Park as its President and Chief Executive Officer. Subject to the authority and direction of the Board of Directors of the Company (the “Board” or “Board of Directors”), the Employee shall have the duties, authorities and responsibilities for the general management and control of the affairs and business of the Company and of Hyde Park, and shall perform such other duties and exercise such other authorities commensurate with Employee’s position which are or from time to time may be delegated to him by the Board of Directors or the Company Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board. The principal location of Employee’s employment shall be at the Company’s executive office located in Buffalo Grove, Illinois. Employee shall devote his entire working time to the affairs of the Company and Hyde Park and shall faithfully and to the best of his ability perform his duties hereunder. Notwithstanding the foregoing, nothing herein shall prohibit Employee from (i) engaging in personal investment activities for himself and his family that do not give rise to any conflict of interests with the Company or its affiliates; (ii) subject to prior approval of the Board of Directors, acting as a director or in a similar role for an entity unrelated to the Company if such role does not give rise to any conflict of interests with the Company or its affiliates; and (iii) engaging in charitable and civic activities, in each case and collectively to an extent that does not materially interfere with the performance of Employee’s duties for the Company and Hyde Park hereunder.

Employee shall be appointed to the Board and shall serve as a voting member of the Board throughout the Term. In addition, the Company also agrees to use its best efforts to cause Employee to be elected to the Board of Directors of Hyde Park and to have the Employee serve as a member of the Board of Hyde Park throughout the Term.

4. Compensation and Benefits.

(a) The Company shall pay to Employee a base salary (the “Base Salary”) at a rate of $310,000 per annum, payable in accordance with the Company’s payroll practices for its executive employees. On each anniversary of the Commencement Date or such other appropriate date as may be agreed by the parties during the Term, the Company shall review the Base Salary and determine if, and by how much, the Base Salary should be increased. Employee’s Base Salary in effect from time to time may not be decreased without Employee’s consent. While serving as a member of the Board of Directors of the Company or the Board of Hyde Park, Employee shall not be entitled to Board of Directors’ fees. For the avoidance of doubt, unless otherwise agreed to by Employee and Hyde Park, Employee shall not be entitled to any additional compensation from Hyde Park in connection with his duties pursuant to Section 3.

(b) The Company and Hyde Park have committed to grant an aggregate number of stock options to senior executives of the Company representing the right to purchase not less than ten percent of the number of shares of stock of Hyde Park issued and outstanding as of the closing date of Hyde Park’s acquisition of the majority of the equity securities of Essex Holdings LLC (the “Closing Date”). The Company shall commission a study to be performed by Towers Perrin (or another nationally recognized senior executive consulting firm as mutually agreed to by the parties) of equity grants for senior executives of a comparable group of companies. Employee shall be granted options to purchase shares of common stock of Hyde Park in such number and on such terms and conditions as determined by the Compensation Committee in accordance with Hyde Park’s 2008 Long Term Incentive Plan, which terms shall be no less favorable to Employee than the terms of grants in the top quartile of senior executives as set forth in such study. Any additional grants of options, restricted stock, share appreciation rights or similar incentive arrangements will be at the discretion of the Compensation Committee of Hyde Park.

(c) For each calendar year ending during the Term, in addition to Base Salary, Employee shall be entitled to receive a cash bonus (“Bonus”) which consists of (i) a percentage of the bonus pool set forth in Exhibit A which shall be no less than such percentage applied in the most recent prior year, and (ii) an equipment sale bonus as described in Footnote 1 to Exhibit A. The Bonus will be paid by March 15 of the year following the year to which the Bonus relates (e.g., the Bonus for calendar year 2008 will be paid by March 15, 2009).

(d) During the Term, Employee shall be entitled to participate in those retirement plans, deferred compensation plans, group insurance, life, medical, dental, disability and other benefit plans of the Company at the same level as those benefits are provided by the Company from time to time to other senior executives of the Company. Also, during the Term, Employee shall be entitled to fringe benefits and perquisites at the same level as those benefits are provided by the Company from time to time to other senior executives of the Company generally.

(e) The Company shall promptly pay to Employee the approved reasonable expenses incurred by him in the performance of his duties hereunder in accordance with the Company’s policies in effect from time to time, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by the Employee, shall promptly reimburse him for such payment, provided that Employee provides proper documentation thereof in accordance with the Company’s policy. The Company acknowledges that Employee shall commute throughout the Term from his residence in Manitowoc, Wisconsin, or such other location, to the Company’s facilities, including the Company’s executive office located in Buffalo Grove, Illinois. The Company shall pay Employee’s reasonably incurred commuting expenses consistent with past practices in addition to the automobile lease allowance and expenses provided in Section 4(g).

(f) Effective as of the Commencement Date, Employee shall be entitled to seventeen (17) days of paid vacation in any full calendar year. On each anniversary of the Commencement Date, Employee shall be entitled to one additional day of paid vacation effective as of the next succeeding calendar year (e.g., on the second anniversary of the Commencement Date, Employee shall be entitled to nineteen days of vacation in the next succeeding calendar year), capped at a maximum of twenty (20) days of paid vacation per annum.

(g) During the Term, Employee shall be entitled to lease an automobile at a maximum monthly cost of not more than $860 and to reimbursement of all related expenses related to the business use of such automobile.

(h) Company shall pay the reasonable costs of Employee’s memberships in work-related professional organizations as are appropriate for one in Employee’s position with the Company.

(i) Company shall pay reasonable legal expenses incurred by Employee in connection with the negotiation and consummation of this Agreement, up to an aggregate of $10,000 post-acquisition. Such expenses shall be reimbursed as soon as administratively feasible.

(j) During the Term, the Company shall pay Employee the cost of maintaining his existing fifteen (15) year term life insurance policy. In addition, Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Employee of all taxes related to the Company’s payment of the insurance premium, Employee retains an amount of the Gross-Up Payment equal to the tax imposed. Payment made to Employee pursuant to this paragraph shall occur as soon as administratively feasible following Employee’s payment of the insurance premium and taxes.

(k) The Company may, at its discretion, subscribe for and maintain, on behalf of the Company, life insurance or key-man insurance with respect to Employee in such amount and upon such terms or conditions as the Company may deem reasonable. Employee shall cooperate with the Company in connection with the obtaining of any such policies, including, without limitation, the submission to physical examination and blood testing by a physician or other medical professional selected by the Company. The proceeds of such insurance policies will be owned by the Company, and neither the Employee nor his heirs will have any rights therein or claims thereto.

5. Termination.

Employee’s employment hereunder shall be terminated as of the applicable Termination Date upon Employee’s death or Disability, upon expiration of the Term in the event of delivery by either party of a notice of non-renewal pursuant to Section 2, termination by the Company without Cause or upon Employee’s voluntarily leaving the employ of the Company without Good Reason, and may also be terminated as of the applicable Termination Date by delivery of a Notice of Termination (i) by the Company for Cause or (ii) by Employee for Good Reason, with each such term defined as follows:

(a) For Cause. A termination for “Cause” is a termination evidenced by a resolution adopted by the Board after finding in good faith that Employee has:

(i) engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties hereunder and such negligence or misconduct has not been cured (if curable) within a period of thirty (30) days after the Company has given written notice to Employee;

(ii) been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties under this Agreement;

(iii) engaged in behavior that would constitute grounds for liability for sexual harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state regulatory body) or, in the reasonable opinion of the Board, other egregious conduct violative of laws governing the workplace; or

(iv) been indicted in for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of the Company or embezzlement or any other felony or crimes of moral turpitude; or

(v) materially breached this Agreement (in a manner not covered by any of subparagraphs (i) through (iv) of this Section 5(a)) and such breach has not been cured within thirty (30) days after written notice thereof has been given to the Employee by the Company.

(b) Good Reason.“Good Reason” shall mean the occurrence of any of the following conditions which remain uncured for a period of thirty (30) days after the Company’s receipt of written notice thereof:

(i) A material breach by the Company of this Agreement (in a manner not covered by any of subparagraphs (ii) through (iv) of this Section 5(b));

(ii) A material reduction in Base Salary or a change in the bonus program identified in Section 4(c) that materially reduces the Executive’s bonus opportunity;

(iii) A material diminution in Employee’s authorities, duties or responsibilities, including Employee ceasing to serve on the Board of Directors of the Company or of Hyde Park; or

(iv) Relocation of the Company’s executive office located in Buffalo Grove, Illinois, of greater than twenty-five (25) miles.

(c) Disability. A “Disability” shall be deemed to exist if Employee has been unable to substantially perform his duties hereunder for 90 consecutive days or for 180 days in any 365 day period by reason of any physical or mental illness or injury.

(d) Notice of Termination. A “Notice of Termination” shall mean a written notice which, to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment, and sets for the “Termination Date” (as defined below). No purported termination by the Company for Cause or by Employee for Good Reason shall be effective without proper delivery of a Notice of Termination by the terminating party within 90 days of the relevant party’s initial knowledge of the existence of the condition giving rise to the termination.

(e) Termination Date. “Termination Date” shall mean (i) in the case of the Employee’s death, his date of death, (ii) in the case of Disability, the date such Disability first exists as determined in accordance with Section 5(c) above, (iii) in the case of a termination contemplated by Section 5(a) or 5(b) above, the date specified in the Notice of Termination, (iv) in the case of termination by the Company without Cause or resignation by Employee without Good Reason, the date of such termination or resignation, and (v) following delivery of a notice of non-renewal by either party pursuant to Section 2, the last day of the Term.

6. Effect of Termination or Non-Renewal.

(a) Death. In the event of the termination of Employee’s employment as a result of his death, the Company shall:

(i) pay to his estate the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unpaid vacation and any Bonus in respect of a prior and current year which has been earned but not yet paid; and

(ii) reimburse to Employee’s estate for any expenses pursuant to Section 4(e);

and Employee’s estate shall not have any further entitlement to any other compensation or benefits from the Company or Hyde Park other than as expressly provided herein or pursuant to any Company benefit plans.

(b) For Cause by the Company. In the event that Employee’s employment is terminated by the Company or Hyde Park for Cause, the Company shall:

(i) pay to Employee the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unpaid vacation; and

(ii) reimburse Employee for any expenses pursuant to Section 4(e);

and Employee shall have no further entitlement to any other compensation or benefits from the Company or Hyde Park other than as expressly provided herein or pursuant to any Company benefit plan.

(c) Termination by the Company or Hyde Park without Cause, Disability of Employee, termination by Employee with Good Reason or upon Expiration of the Term. In the event that (A) Employee’s employment is terminated by the Company or Hyde Park without Cause (other than by reason of his death), (B) Employee incurs a Disability, (C) Employee terminates his employment for Good Reason, (D) the Term expires following delivery by Company or Hyde Park of a notice of non-renewal pursuant to Section 2, (E) Employee’s resignation without Good Reason, or (F) expiration of the Term following delivery by Employee of a notice of non-renewal pursuant to Section 2, then the Company shall:

(i) pay to Employee the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unused vacation and any Bonus in respect of a prior and current year which has been earned but not yet paid;

(ii) reimburse Employee for any expenses pursuant to Section 4(e); and

(iii) subject to the terms of Section 8(a) and 8(b) below, (w) in the event of termination due to Disability, pay Employee 100% of Base Salary and provide health benefits in accordance with Section 4(d) for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced, (x) in the event of expiration of the Term following delivery by Company or Hyde Park of a notice of non-renewal pursuant to Section 2, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of such expiration and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee a pro rata portion of the target bonus in effect for the year of expiration (based on the Company’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, plus (C) provide health benefits in accordance with Section 4(d) for the period described in (A) above, (y) at the election of the Company or Hyde Park, in the event of expiration of the Term following delivery by Employee of a notice of non-renewal pursuant to Section 2, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of such expiration and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee a pro rata portion of the target bonus in effect for the year of expiration (based on the Company’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, plus (C) provide health benefits in accordance with Section 4(d) for the period described in (A) above, and (z) in the event of Employee’s termination by the Company or Hyde Park without Cause or Employee’s resignation for Good Reason, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee the target bonus in effect for the year of termination or, if none, the actual bonus paid in the year prior to termination, plus (C) provide health benefits in accordance with Section 4(d) for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced, provided, that all such payments shall be payable in accordance with the Company’s normal payroll practices for its executives and key management personnel subject to Section 6(d) below. Notwithstanding the foregoing, in the event Employee is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder, to the extent required by Code Section 409A, payment of Base Salary and Bonus payable pursuant to this paragraph (iii) shall instead commence on the first day of the seventh month following termination of employment and continue for twelve (12) months thereafter.

As a condition to payment of the above compensation and benefits, Employee must deliver to the Company a general release in favor of the Company and Hyde Park (and their respective directors, officers, employees, successors and assigns) in form and substance reasonably acceptable to the Company, releasing any and all claims of Employee arising out of or by reason of his termination of employment hereunder (the “Release”), and the Release shall not have been revoked by Employee. The Employee shall be under no obligation to seek other employment or otherwise to mitigate the obligations of the Company or Hyde Park under this Agreement.

(d) This Section 6 sets forth the only obligations of the Company and Hyde Park with respect to the termination of Employee’s employment with the Company and Hyde Park, and Employee acknowledges that upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided in this Agreement. Except as set forth in section 6(c)(iii) above, any and all payments to Employee or his estate, as the case may be, shall be paid within fifteen (15) business days of the applicable Termination Date.

7. Protection of Confidential Information.

Employee acknowledges and agrees that he will not divulge to anyone (other than the Company and its affiliates or any persons employed or designated by the Company or in connection with the Employee’s duties hereunder) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company or its affiliates, including, without limitation, non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company or its affiliates, customers or suppliers, that, in any case, is not otherwise available to the public (other than by Employee’s breach of the terms hereof). The provisions of this Section 7 shall apply both during the time that Employee is employed by the Company and thereafter.

8. Restriction of Competition; Interference; and Non-Solicitation.

(a) As a significant inducement to the Company to enter into and perform its obligations under this Agreement, during the Term and the Restricted Period (defined below), if any, Employee shall not anywhere in the United States of America and Canada, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner, including as an employee, advisor or consultant or similar role, with any business engaged directly or indirectly in the Business. Nothing contained herein shall prohibit the Employee from being a passive owner of not more than 5% of the outstanding equity of any class of an entity which is publicly traded. The term “Restricted Period” shall mean the one year period commencing on Termination Date; provided, however, in the case of delivery of a notice of non-renewal by the Employee pursuant to Section 2 above, there is no Restricted Period unless the Company delivers to Employee within ten days of such expiration a written election agreeing to make payments and provide benefits set forth in Section 6(c)(iii). Notwithstanding the foregoing, except in the case of termination by the Company for Cause pursuant to Section 5(a) or resignation by Employee without Good Reason, (x) the Employee’s obligations under this Section 8(a) shall terminate in the event that the Company ceases to make payments and provide benefits pursuant to Section 6(c)(iii), and (y) the Company’s obligation to make payments and provide benefits pursuant to Section 6(c)(iii) shall terminate in the event that Employee ceases to comply with his obligations under this Section 8(a).

(b) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section, the Employee agrees that during the Term and the Restricted Period (defined above), he will not, directly or indirectly, (i) solicit, induce or attempt to induce any executive, employee, consultant or contractor of the Company or its affiliates to terminate his or her employment or his or her services with the Company provided, however, the foregoing restriction will not prohibit contact between Employee and any individual that results from (A) such individual’s response to a general solicitation or advertisement that is not specifically directed or targeted to such Person, or (B) such individual’s own initiative at any time after his or her termination by the Company, or (ii) solicit business away from, or attempt to sell, license or provide products or services the same as the Business to any customer of the Company or their subsidiaries and/or affiliates. Notwithstanding the foregoing, except in the case of termination by the Company for Cause pursuant to Section 5(a) or resignation by Employee without Good Reason, (x) the Employee’s obligations under this Section 8(b) shall terminate in the event that the Company ceases to make payments and provide benefits pursuant to Section 6(c)(iii), and (y) the Company’s obligation to make payments and provide benefits pursuant to Section 6(c)(iii) shall terminate in the event that Employee ceases to comply with his obligations under this Section 8(b).

(c) The Employee acknowledges (i) the scope and period of restrictions to which the restrictions imposed in this Section applies are fair and reasonable and are reasonably required for the protection of the Company, (ii) this Agreement accurately describes the business to which the restrictions are intended to apply and (iii) the obligations and restrictions provided for herein are an integral part of the consideration motivating the Company to enter into this Agreement;

(d) It is the intent of the parties to this Agreement that the provisions of this Section will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, the Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

(e) In addition, neither during the Term nor at any time thereafter shall Employee disparage the Company or any of its officers, directors or affiliates by making (or causing others to make) any oral or written statements or representations that could reasonably be construed to be a false and misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning any of the aforementioned persons.

9. Specific Remedies.

(a) It is understood by Employee and the Company that the covenants contained in this Section 9 and in Sections 7 and 8 hereof are essential elements of this Agreement and that, but for the agreement of Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. The Company and Employee have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by the Company and all interests of the Company. Employee agrees that the covenants contained in Sections 7 and 8 are reasonable and valid, and that a breach by Employee of any of such covenants shall be deemed to be a breach of a material provision of this Agreement. Employee acknowledges that the Company will have no adequate remedy at law if Employee violates the provisions of Sections 7 or 8 and that the Company shall have the right upon application to any court of proper jurisdiction to a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief.

10. Indemnification; Insurance.

In addition to any rights to indemnification to which Employee is entitled under the Company’s or Hyde Park’s charter and by-laws, to the extent permitted by applicable law, the Company and Hyde Park will indemnify, from the assets of the Company and Hyde Park supplemented by insurance, Employee at all times, during and after the Term, and, to the maximum extent permitted by applicable law, shall pay Employee’s expenses (including reasonable attorneys’ fees and expenses, which shall be paid in advance by the Company as incurred, subject to recoupment in accordance with applicable law) in connection with any threatened or actual action, suit or proceeding to which Employee may be made a party, brought by any shareholder of the Company or Hyde Park directly or derivatively or by any third party by reason of any act or omission or alleged act or omission in relation to any affairs of the Company or Hyde Park or any subsidiary or affiliate of the Company or Hyde Park of Employee as an officer, director or employee of the Company or Hyde Park or any subsidiary or affiliate of the Company or Hyde Park. The Company and Hyde Park shall maintain during the Term and thereafter directors’ and officers’ liability insurance coverage sufficient, as reasonably determined by the Board of Hyde Park, to satisfy any indemnification obligation of Company or Hyde Park arising under this Section 10.

11. Independence; Severability and Non-Exclusivity.

Each of the rights enumerated in Sections 7 and 8 hereof and the remedies enumerated in Section 9 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any covenant set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company’s right to the relief provided in Section 9 or otherwise in the court of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

12. Compliance with Code Section 409A.

For the purpose of complying with Code Section 409A, reimbursement of expenses under Section 4 shall occur no later than December 31 of the year following the year in which the expense was incurred, and payment of a Gross-Up Payment under Section 4(j) shall be made no later than December 31 of the year following the year in which occurs payment of the related tax. In the event of any inconsistency between any provision of this Agreement and Code Section 409A, including any regulatory and administrative guidance issued from time to time thereunder, the provisions of Code Section 409A shall control. It is the intention of the parties hereto that this Agreement satisfy the requirements of Code Section 409A, and the parties hereby agree to amend this Agreement as and when necessary or desirable to conform to or otherwise properly reflect any guidance issued under Code Section 409A after the date hereof without violating Code Section 409A. In case any one or more provisions of this Agreement fails to comply with the provisions of Code Section 409A, the remaining provisions of this Agreement shall remain in effect, and this Agreement shall be administered and applied as if the non-complying provisions were not part of this Agreement. The parties in that event shall endeavor to agree upon a reasonable substitute for the non-complying provisions, to the extent that a substituted provision would not cause this Agreement to fail to comply with Code Section 409A, and, upon so agreeing, shall incorporate such substituted provisions into this Agreement.

13. Successors; Binding Agreement.

This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. The Company shall be permitted to freely assign its rights, interests and obligations to any parent, subsidiary or affiliate, or to any other third party, which acquires all or substantially all of the stock or assets of the Company. This Agreement shall inure to the benefit of and be enforceable by Employee’s legal representatives.

14. Notices.

Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (i) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission, (ii) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (iii) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission,

To the Company:

Essex Crane Rental Corp.
[                             ]

Attention: Board of Directors

To Employee:

Ronald Schad
2104 Indian Creek Drive
Manitowoc, WI 54220
Facsimile: (920) 684-6424

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

15. Headings.

The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

16. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

17. Modifications and Waivers.

No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of the Company and is agreed to in writing and signed by Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

18. Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

19. Law Governing.

Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law).

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year set forth above.

EMPLOYEE

Ronald Schad

COMPANY

ESSEX CRANE RENTAL CORP.

By:
Name:
Title:

HYDE PARK ACQUISITION CORPORATION

By:
Name:
Title:

EMPLOYMENT AGREEMENT

AGREEMENT, dated as of the _____ day of ____________, 2008, by and between Essex Crane Rental Corp., a Delaware corporation (the “Company”), Hyde Park Acquisition Corporation, a Delaware corporation (“Hyde Park”), and William L. Erwin (“Employee”).

WHEREAS the Company is an indirect, majority-owned subsidiary of Hyde Park;

WHEREAS the Company is engaged in the business of purchasing, selling, leasing or other provision of new and used cranes (but excluding the manufacturing of cranes) (the “Business”); and

WHEREAS Employee shall serve as Vice President Operations and Customer Support of the Company, and Employee and the Company are desirous of formalizing their understanding for Employee’s employment, all upon the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. Employment.

The Company agrees to employ Employee, and Employee agrees to be employed by the Company, upon the terms and subject to the conditions of this Agreement.

2. Term.

The term of Employee’s employment under this Agreement (the “Term”) shall commence on the date hereof (the “Commencement Date”) and shall continue until the earlier of (i) the third anniversary of the Commencement Date and (ii) such earlier date on which the Term is terminated pursuant to Section 5. Unless sooner terminated in accordance with Section 5, the Term shall automatically be renewed and extended for successive periods of one (1) year unless either party hereto shall have notified the other party hereto in writing that such extension shall not take effect at least 90 days prior to the end of the initial Term or of any extension.

3. Duties.

During the Term, the Company shall employ the Employee and the Employee shall serve the Company as its Vice President Operations and Customer Support. Subject to the authority and direction of the Chief Executive Officer and the Board of Directors of the Company (the “Board” or “Board of Directors”), the Employee shall have the duties, authorities and responsibilities for the operations function of the Company, including, without limitation, purchasing, machinery, fleet management, equipment, service support and yard operations, and shall perform such other duties and exercise such other authorities commensurate with Employee’s position which are or from time to time may be delegated to him by the Chief Executive Officer or the Board of Directors or the Company Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board. The principal location of Employee’s employment shall be at the Company’s executive office located in Buffalo Grove, Illinois. Employee shall devote his entire working time to the affairs of the Company and shall faithfully and to the best of his ability perform his duties hereunder. Notwithstanding the foregoing, nothing herein shall prohibit Employee from (i) engaging in personal investment activities for himself and his family that do not give rise to any conflict of interests with the Company or its affiliates; (ii) subject to prior approval of the Board of Directors, acting as a director or in a similar role for an entity unrelated to the Company if such role does not give rise to any conflict of interests with the Company or its affiliates; and (iii) engaging in charitable and civic activities, in each case and collectively to an extent that does not materially interfere with the performance of Employee’s duties for the Company hereunder.

4. Compensation and Benefits.

(a) The Company shall pay to Employee a base salary (the “Base Salary”) at a rate of $184,000 per annum, payable in accordance with the Company’s payroll practices for its executive employees. On each anniversary of the Commencement Date or such other appropriate date as may be agreed by the parties during the Term, the Company shall review the Base Salary and determine if, and by how much, the Base Salary should be increased. Employee’s Base Salary in effect from time to time may not be decreased without Employee’s consent.

(b) The Company and Hyde Park have committed to grant an aggregate number of stock options to senior executives of the Company representing the right to purchase not less than ten percent of the number of shares of stock of Hyde Park issued and outstanding as of the closing date of Hyde Park’s acquisition of the majority of the equity securities of Essex Holdings LLC (the “Closing Date”). The Company shall commission a study to be performed by Towers Perrin (or another nationally recognized senior executive consulting firm as mutually agreed to by the parties) of equity grants for senior executives of a comparable group of companies. Employee shall be granted options to purchase shares of common stock of Hyde Park in such number and on such terms and conditions as determined by the Compensation Committee in accordance with Hyde Park’s 2008 Long Term Incentive Plan, which terms shall be no less favorable to Employee than the terms of grants in the top quartile of senior executives as set forth in such study. Any additional grants of options, restricted stock, share appreciation rights or similar incentive arrangements will be at the discretion of the Compensation Committee of Hyde Park.

(c) For each calendar year ending during the Term, in addition to Base Salary, Employee shall be entitled to receive a cash bonus (“Bonus”) which consists of a percentage of the bonus pool set forth in Exhibit A which shall be no less than such percentage applied in the most recent prior year. The Bonus will be paid by March 15 of the year following the year to which the Bonus relates (e.g., the Bonus for calendar year 2008 will be paid by March 15, 2009).

(d) During the Term, Employee shall be entitled to participate in those retirement plans, deferred compensation plans, group insurance, life, medical, dental, disability and other benefit plans of the Company at the same level as those benefits are provided by the Company from time to time to other senior executives of the Company. Also, during the Term, Employee shall be entitled to fringe benefits and perquisites at the same level as those benefits are provided by the Company from time to time to other senior executives of the Company generally.

(e) The Company shall promptly pay to Employee the approved reasonable expenses incurred by him in the performance of his duties hereunder in accordance with the Company’s policies in effect from time to time, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by the Employee, shall promptly reimburse him for such payment, provided that Employee provides proper documentation thereof in accordance with the Company’s policy. The Company acknowledges that Employee shall commute throughout the Term from his residence in Winter Springs, Florida, or such other location, to the Company’s facilities, including the Company’s executive office located in Buffalo Grove, Illinois. The Company shall pay Employee’s reasonably incurred commuting expenses consistent with past practices in addition to the automobile lease allowance and expenses provided in Section 4(f).

(f) Effective as of the Commencement Date, Employee shall be entitled to fifteen (15) days of paid vacation in any full calendar year. On each anniversary of the Commencement Date, Employee shall be entitled to one additional day of paid vacation effective as of the next succeeding calendar year (e.g., on the second anniversary of the Commencement Date, Employee shall be entitled to seventeen (17) days of vacation in the next succeeding calendar year), capped at a maximum of twenty (20) days of paid vacation per annum.

(g) During the Term, Employee shall be entitled to lease an automobile at a maximum monthly cost of not more than $750 and to reimbursement of all related expenses related to the business use of such automobile.

(h) Company shall pay the reasonable costs of Employee’s memberships in work-related professional organizations as are appropriate for one in Employee’s position with the Company.

(i) Reserved

(j) During the Term, the Company shall pay Employee the cost of maintaining his existing fifteen (15) year term life insurance policy. In addition, Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Employee of all taxes related to the Company’s payment of the insurance premium, Employee retains an amount of the Gross-Up Payment equal to the tax imposed. Payment made to Employee pursuant to this paragraph shall occur as soon as administratively feasible following Employee’s payment of the insurance premium and taxes.

(k) The Company may, at its discretion, subscribe for and maintain, on behalf of the Company, life insurance or key-man insurance with respect to Employee in such amount and upon such terms or conditions as the Company may deem reasonable. Employee shall cooperate with the Company in connection with the obtaining of any such policies, including, without limitation, the submission to physical examination and blood testing by a physician or other medical professional selected by the Company. The proceeds of such insurance policies will be owned by the Company, and neither the Employee nor his heirs will have any rights therein or claims thereto.

5. Termination.

Employee’s employment hereunder shall be terminated as of the applicable Termination Date upon Employee’s death or Disability, upon expiration of the Term in the event of delivery by either party of a notice of non-renewal pursuant to Section 2, termination by the Company without Cause or upon Employee’s voluntarily leaving the employ of the Company without Good Reason, and may also be terminated as of the applicable Termination Date by delivery of a Notice of Termination (i) by the Company for Cause or (ii) by Employee for Good Reason, with each such term defined as follows:

(a) For Cause. A termination for “Cause” is a termination evidenced by a resolution adopted by the Board after finding in good faith that Employee has:

(i) engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties hereunder and such negligence or misconduct has not been cured (if curable) within a period of thirty (30) days after the Company has given written notice to Employee;

(ii) been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties under this Agreement;

(iii) engaged in behavior that would constitute grounds for liability for sexual harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state regulatory body) or, in the reasonable opinion of the Board, other egregious conduct violative of laws governing the workplace; or

(iv) been indicted in for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of the Company or embezzlement or any other felony or crimes of moral turpitude; or

(v) materially breached this Agreement (in a manner not covered by any of subparagraphs (i) through (iv) of this Section 5(a)) and such breach has not been cured within thirty (30) days after written notice thereof has been given to the Employee by the Company.

(b) Good Reason.“Good Reason” shall mean the occurrence of any of the following conditions which remain uncured for a period of thirty (30) days after the Company’s receipt of written notice thereof:

(i) A material breach by the Company of this Agreement (in a manner not covered by any of subparagraphs (ii) through (iv) of this Section 5(b));

(ii) A material reduction in Base Salary or a change in the bonus program identified in Section 4(c) that materially reduces the Executive’s bonus opportunity;

(iii) A material diminution in Employee’s authorities, duties or responsibilities; or

(iv) Relocation of the Company’s executive office located in Buffalo Grove, Illinois, of greater than twenty-five (25) miles.

(c) Disability. A “Disability” shall be deemed to exist if Employee has been unable to substantially perform his duties hereunder for 90 consecutive days or for 180 days in any 365 day period by reason of any physical or mental illness or injury.

(d) Notice of Termination. A “Notice of Termination” shall mean a written notice which, to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment, and sets for the “Termination Date” (as defined below). No purported termination by the Company for Cause or by Employee for Good Reason shall be effective without proper delivery of a Notice of Termination by the terminating party within 90 days of the relevant party’s initial knowledge of the existence of the condition giving rise to the termination.

(e) Termination Date. “Termination Date” shall mean (i) in the case of the Employee’s death, his date of death, (ii) in the case of Disability, the date such Disability first exists as determined in accordance with Section 5(c) above, (iii) in the case of a termination contemplated by Section 5(a) or 5(b) above, the date specified in the Notice of Termination, (iv) in the case of termination by the Company without Cause or resignation by Employee without Good Reason, the date of such termination or resignation, and (v) following delivery of a notice of non-renewal by either party pursuant to Section 2, the last day of the Term.

6. Effect of Termination or Non-Renewal.

(a) Death. In the event of the termination of Employee’s employment as a result of his death, the Company shall:

(i) pay to his estate the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unpaid vacation and any Bonus in respect of a prior and current year which has been earned but not yet paid; and

(ii) reimburse to Employee’s estate for any expenses pursuant to Section 4(e);

and Employee’s estate shall not have any further entitlement to any other compensation or benefits from the Company or Hyde Park other than as expressly provided herein or pursuant to any Company benefit plans.

(b) For Cause by the Company. In the event that Employee’s employment is terminated by the Company for Cause, the Company shall:

(i) pay to Employee the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unpaid vacation; and

(ii) reimburse Employee for any expenses pursuant to Section 4(e);

and Employee shall have no further entitlement to any other compensation or benefits from the Company or Hyde Park other than as expressly provided herein or pursuant to any Company benefit plan.

(c) Termination by the Company without Cause, Disability of Employee, termination by Employee with Good Reason or upon Expiration of the Term. In the event that (A) Employee’s employment is terminated by the Company without Cause (other than by reason of his death), (B) Employee incurs a Disability, (C) Employee terminates his employment for Good Reason, (D) the Term expires following delivery by Company of a notice of non-renewal pursuant to Section 2, (E) expiration of the Term following delivery by Employee of a notice of non-renewal pursuant to Section 2 or (F) Employee’s resignation without Good Reason, then the Company shall:

(i) pay to Employee the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unused vacation and any Bonus in respect of a prior and current year which has been earned but not yet paid;

(ii) reimburse Employee for any expenses pursuant to Section 4(e); and

(iii) subject to the terms of Section 8(a) and 8(b) below, (w) in the event of termination due to Disability, pay Employee 100% of Base Salary and provide health benefits in accordance with Section 4(d) for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced, (x) in the event of expiration of the Term following delivery by Company of a notice of non-renewal pursuant to Section 2, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of such expiration and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee a pro rata portion of the target bonus in effect for the year of expiration (based on the Company’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, plus (C) provide health benefits in accordance with Section 4(d) for the period described in (A) above, (y) at the election of the Company, in the event of expiration of the Term following delivery by Employee of a notice of non-renewal pursuant to Section 2, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of such expiration and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee a pro rata portion of the target bonus in effect for the year of expiration (based on the Company’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, plus (C) provide health benefits in accordance with Section 4(d) for the period described in (A) above, and (z) in the event of Employee’s termination by the Company without Cause or Employee’s resignation for Good Reason, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee the target bonus in effect for the year of termination or, if none, the actual bonus paid in the year prior to termination, plus (C) provide health benefits in accordance with Section 4(d) for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced, provided, that all such payments shall be payable in accordance with the Company’s normal payroll practices for its executives and key management personnel subject to Section 6(d) below. Notwithstanding the foregoing, in the event Employee is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder, to the extent required by Code Section 409A, payment of Base Salary and Bonus payable pursuant to this paragraph (iii) shall instead commence on the first day of the seventh month following termination of employment and continue for twelve (12) months thereafter.

As a condition to payment of the above compensation and benefits, Employee must deliver to the Company a general release in favor of the Company and Hyde Park (and their respective directors, officers, employees, successors and assigns) in form and substance reasonably acceptable to the Company, releasing any and all claims of Employee arising out of or by reason of his termination of employment hereunder (the “Release”), and the Release shall not have been revoked by Employee. The Employee shall be under no obligation to seek other employment or otherwise to mitigate the obligations of the Company under this Agreement.

(d) This Section 6 sets forth the only obligations of the Company and Hyde Park with respect to the termination of Employee’s employment with the Company, and Employee acknowledges that upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided in this Agreement. Except as set forth in section 6(c)(iii) above, any and all payments to Employee or his estate, as the case may be, shall be paid within fifteen (15) business days of the applicable Termination Date.

7. Protection of Confidential Information.

Employee acknowledges and agrees that he will not divulge to anyone (other than the Company and its affiliates or any persons employed or designated by the Company or in connection with the Employee’s duties hereunder) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company or its affiliates, including, without limitation, non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company or its affiliates, customers or suppliers, that, in any case, is not otherwise available to the public (other than by Employee’s breach of the terms hereof). The provisions of this Section 7 shall apply both during the time that Employee is employed by the Company and thereafter.

8. Restriction of Competition; Interference; and Non-Solicitation.

(a) As a significant inducement to the Company to enter into and perform its obligations under this Agreement, during the Term and the Restricted Period (defined below), if any, Employee shall not anywhere in the United States of America and Canada, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner, including as an employee, advisor or consultant or similar role, with any business engaged directly or indirectly in the Business. Nothing contained herein shall prohibit the Employee from being a passive owner of not more than 5% of the outstanding equity of any class of an entity which is publicly traded. The term “Restricted Period” shall mean the one year period commencing on Termination Date; provided, however, in the case of delivery of a notice of non-renewal by the Employee pursuant to Section 2 above, there is no Restricted Period unless the Company delivers to Employee within ten days of such expiration a written election agreeing to make payments and provide benefits set forth in Section 6(c)(iii). Notwithstanding the foregoing, except in the case of termination by the Company for Cause pursuant to Section 5(a) or resignation by Employee without Good Reason, (x) the Employee’s obligations under this Section 8(a) shall terminate in the event that the Company ceases to make payments and provide benefits pursuant to Section 6(c)(iii), and (y) the Company’s obligation to make payments and provide benefits pursuant to Section 6(c)(iii) shall terminate in the event that Employee ceases to comply with his obligations under this Section 8(a).

(b) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section, the Employee agrees that during the Term and the Restricted Period (defined above), he will not, directly or indirectly, (i) solicit, induce or attempt to induce any executive, employee, consultant or contractor of the Company or its affiliates to terminate his or her employment or his or her services with the Company provided, however, the foregoing restriction will not prohibit contact between Employee and any individual that results from (A) such individual’s response to a general solicitation or advertisement that is not specifically directed or targeted to such Person, or (B) such individual’s own initiative at any time after his or her termination by the Company, or (ii) solicit business away from, or attempt to sell, license or provide products or services the same as the Business to any customer of the Company or their subsidiaries and/or affiliates. Notwithstanding the foregoing, except in the case of termination by the Company for Cause pursuant to Section 5(a) or resignation by Employee without Good Reason, (x) the Employee’s obligations under this Section 8(b) shall terminate in the event that the Company ceases to make payments and provide benefits pursuant to Section 6(c)(iii), and (y) the Company’s obligation to make payments and provide benefits pursuant to Section 6(c)(iii) shall terminate in the event that Employee ceases to comply with his obligations under this Section 8(b).

(c) The Employee acknowledges (i) the scope and period of restrictions to which the restrictions imposed in this Section applies are fair and reasonable and are reasonably required for the protection of the Company, (ii) this Agreement accurately describes the business to which the restrictions are intended to apply and (iii) the obligations and restrictions provided for herein are an integral part of the consideration motivating the Company to enter into this Agreement;

(d) It is the intent of the parties to this Agreement that the provisions of this Section will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, the Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

(e) In addition, neither during the Term nor at any time thereafter shall Employee disparage the Company or any of its officers, directors or affiliates by making (or causing others to make) any oral or written statements or representations that could reasonably be construed to be a false and misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning any of the aforementioned persons.

9. Specific Remedies.

(a) It is understood by Employee and the Company that the covenants contained in this Section 9 and in Sections 7 and 8 hereof are essential elements of this Agreement and that, but for the agreement of Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. The Company and Employee have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by the Company and all interests of the Company. Employee agrees that the covenants contained in Sections 7 and 8 are reasonable and valid, and that a breach by Employee of any of such covenants shall be deemed to be a breach of a material provision of this Agreement. Employee acknowledges that the Company will have no adequate remedy at law if Employee violates the provisions of Sections 7 or 8 and that the Company shall have the right upon application to any court of proper jurisdiction to a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief.

10. Indemnification; Insurance.

In addition to any rights to indemnification to which Employee is entitled under the Company’s or Hyde Park’s charter and by-laws, to the extent permitted by applicable law, the Company and Hyde Park will indemnify, from the assets of the Company and Hyde Park supplemented by insurance, Employee at all times, during and after the Term, and, to the maximum extent permitted by applicable law, shall pay Employee’s expenses (including reasonable attorneys’ fees and expenses, which shall be paid in advance by the Company as incurred, subject to recoupment in accordance with applicable law) in connection with any threatened or actual action, suit or proceeding to which Employee may be made a party, brought by any shareholder of the Company or Hyde Park directly or derivatively or by any third party by reason of any act or omission or alleged act or omission in relation to any affairs of the Company or Hyde Park or any subsidiary or affiliate of the Company or Hyde Park of Employee as an officer, director or employee of the Company or Hyde Park or any subsidiary or affiliate of the Company or Hyde Park. The Company and Hyde Park shall maintain during the Term and thereafter directors’ and officers’ liability insurance coverage sufficient, as reasonably determined by the Board of Hyde Park, to satisfy any indemnification obligation of Company or Hyde Park arising under this Section 10.

11. Independence; Severability and Non-Exclusivity.

Each of the rights enumerated in Sections 7 and 8 hereof and the remedies enumerated in Section 9 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any covenant set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company’s right to the relief provided in Section 9 or otherwise in the court of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

12. Compliance with Code Section 409A.

For the purpose of complying with Code Section 409A, reimbursement of expenses under Section 4 shall occur no later than December 31 of the year following the year in which the expense was incurred, and payment of a Gross-Up Payment under Section 4(j) shall be made no later than December 31 of the year following the year in which occurs payment of the related tax. In the event of any inconsistency between any provision of this Agreement and Code Section 409A, including any regulatory and administrative guidance issued from time to time thereunder, the provisions of Code Section 409A shall control. It is the intention of the parties hereto that this Agreement satisfy the requirements of Code Section 409A, and the parties hereby agree to amend this Agreement as and when necessary or desirable to conform to or otherwise properly reflect any guidance issued under Code Section 409A after the date hereof without violating Code Section 409A. In case any one or more provisions of this Agreement fails to comply with the provisions of Code Section 409A, the remaining provisions of this Agreement shall remain in effect, and this Agreement shall be administered and applied as if the non-complying provisions were not part of this Agreement. The parties in that event shall endeavor to agree upon a reasonable substitute for the non-complying provisions, to the extent that a substituted provision would not cause this Agreement to fail to comply with Code Section 409A, and, upon so agreeing, shall incorporate such substituted provisions into this Agreement.

13. Successors; Binding Agreement.

This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. The Company shall be permitted to freely assign its rights, interests and obligations to any parent, subsidiary or affiliate, or to any other third party, which acquires all or substantially all of the stock or assets of the Company. This Agreement shall inure to the benefit of and be enforceable by Employee’s legal representatives.

14. Notices.

Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (i) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission, (ii) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (iii) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission,

To the Company:

Essex Crane Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
Fax :   (847) 215-6535
Attention: Chief Executive Officer

With a copy to:

Hyde Park Acquisition Corp.
461 Fifth Avenue, 25 Floor
New York, NY 10017
Attention: Laurence S. Levy and Edward Levy
Fax: (212) 644-6262

To Employee:

William L. Erwin
997 Troon Trace
Winter Springs, FL 32708
Facsimile: ______________

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

15. Headings.

The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

16. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

17. Modifications and Waivers.

No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of the Company and is agreed to in writing and signed by Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

18. Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

19. Law Governing.

Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law).

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year set forth above.

EMPLOYEE

William L. Erwin

COMPANY

ESSEX CRANE RENTAL CORP.

By:
Name:
Title:

HYDE PARK ACQUISITION CORPORATION

By:
Name:
Title:

EMPLOYMENT AGREEMENT

AGREEMENT, dated as of the _____ day of ____________, 2008, by and between Essex Crane Rental Corp., a Delaware corporation (the “Company”), Hyde Park Acquisition Corporation, a Delaware corporation (“Hyde Park”), and Martin Kroll (“Employee”).

WHEREAS the Company is an indirect, majority-owned subsidiary of Hyde Park;

WHEREAS the Company is engaged in the business of purchasing, selling, leasing or other provision of new and used cranes (but excluding the manufacturing of cranes) (the “Business”); and

WHEREAS Employee shall serve as Senior Vice President and Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of Hyde Park, and Employee, the Company and Hyde Park are desirous of formalizing their understanding for Employee’s employment, all upon the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. Employment.

The Company and Hyde Park agree to employ Employee, and Employee agrees to be employed by the Company and Hyde Park, upon the terms and subject to the conditions of this Agreement.

2. Term.

The term of Employee’s employment under this Agreement (the “Term”) shall commence on the date hereof (the “Commencement Date”) and shall continue until the earlier of (i) the third anniversary of the Commencement Date and (ii) such earlier date on which the Term is terminated pursuant to Section 5. Unless sooner terminated in accordance with Section 5, the Term shall automatically be renewed and extended for successive periods of one (1) year unless either party hereto shall have notified the other party hereto in writing that such extension shall not take effect at least 90 days prior to the end of the initial Term or of any extension.

3. Duties.

During the Term, (i) the Company shall employ the Employee and the Employee shall serve the Company as its Senior Vice President and Chief Financial Officer and (ii) Hyde Park shall employ the Employee and the Employee shall serve Hyde Park as its Senior Vice President and Chief Financial Officer. Subject to the authority and direction of the Chief Executive Officer and the Board of Directors of the Company (the “Board” or “Board of Directors”), the Employee shall have the duties, authorities and responsibilities for the financial affairs of the Company and of Hyde Park, including, without limitation, finance, accounting, tax, legal, human resources, systems, insurance, risk management, equipment leasing and contracts, and shall perform such other duties and exercise such other authorities commensurate with Employee’s position which are or from time to time may be delegated to him by the Chief Executive Officer or the Board of Directors or the Company Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board. The principal location of Employee’s employment shall be at the Company’s executive office located in Buffalo Grove, Illinois. Employee shall devote his entire working time to the affairs of the Company and Hyde Park and shall faithfully and to the best of his ability perform his duties hereunder. Notwithstanding the foregoing, nothing herein shall prohibit Employee from (i) engaging in personal investment activities for himself and his family that do not give rise to any conflict of interests with the Company or its affiliates; (ii) subject to prior approval of the Board of Directors, acting as a director or in a similar role for an entity unrelated to the Company if such role does not give rise to any conflict of interests with the Company or its affiliates; and (iii) engaging in charitable and civic activities, in each case and collectively to an extent that does not materially interfere with the performance of Employee’s duties for the Company and Hyde Park hereunder.

4. Compensation and Benefits.

(a) The Company shall pay to Employee a base salary (the “Base Salary”) at a rate of $242,000 per annum, payable in accordance with the Company’s payroll practices for its executive employees. On each anniversary of the Commencement Date or such other appropriate date as may be agreed by the parties during the Term, the Company shall review the Base Salary and determine if, and by how much, the Base Salary should be increased. Employee’s Base Salary in effect from time to time may not be decreased without Employee’s consent.

(b) The Company and Hyde Park have committed to grant an aggregate number of stock options to senior executives of the Company representing the right to purchase not less than ten percent of the number of shares of stock of Hyde Park issued and outstanding as of the closing date of Hyde Park’s acquisition of the majority of the equity securities of Essex Holdings LLC (the “Closing Date”). The Company shall commission a study to be performed by Towers Perrin (or another nationally recognized senior executive consulting firm as mutually agreed to by the parties) of equity grants for senior executives of a comparable group of companies. Employee shall be granted options to purchase shares of common stock of Hyde Park in such number and on such terms and conditions as determined by the Compensation Committee in accordance with Hyde Park’s 2008 Long Term Incentive Plan, which terms shall be no less favorable to Employee than the terms of grants in the top quartile of senior executives as set forth in such study. Any additional grants of options, restricted stock, share appreciation rights or similar incentive arrangements will be at the discretion of the Compensation Committee of Hyde Park.

(c) For each calendar year ending during the Term, in addition to Base Salary, Employee shall be entitled to receive a cash bonus (“Bonus”) which consists of a percentage of the bonus pool set forth in Exhibit A which shall be no less than such percentage applied in the most recent prior year. The Bonus will be paid by March 15 of the year following the year to which the Bonus relates (e.g., the Bonus for calendar year 2008 will be paid by March 15, 2009).

(d) During the Term, Employee shall be entitled to participate in those retirement plans, deferred compensation plans, group insurance, life, medical, dental, disability and other benefit plans of the Company at the same level as those benefits are provided by the Company from time to time to other senior executives of the Company. Also, during the Term, Employee shall be entitled to fringe benefits and perquisites at the same level as those benefits are provided by the Company from time to time to other senior executives of the Company generally.

(e) The Company shall promptly pay to Employee the approved reasonable expenses incurred by him in the performance of his duties hereunder in accordance with the Company’s policies in effect from time to time, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by the Employee, shall promptly reimburse him for such payment, provided that Employee provides proper documentation thereof in accordance with the Company’s policy.

(f) Effective as of the Commencement Date, Employee shall be entitled to sixteen (16) days of paid vacation in any full calendar year. On each anniversary of the Commencement Date, Employee shall be entitled to one additional day of paid vacation effective as of the next succeeding calendar year (e.g., on the second anniversary of the Commencement Date, Employee shall be entitled to eighteen (18) days of vacation in the next succeeding calendar year), capped at a maximum of twenty (20) days of paid vacation per annum.

(g) During the Term, Employee shall be entitled to lease an automobile at a maximum monthly cost of not more than $750 and to reimbursement of all related expenses related to the business use of such automobile.

(h) Company shall pay the reasonable costs of Employee’s memberships in work-related professional organizations as are appropriate for one in Employee’s position with the Company.

(i) Reserved

(j) During the Term, the Company shall pay Employee the cost of maintaining his existing fifteen (15) year term life insurance policy. In addition, Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Employee of all taxes related to the Company’s payment of the insurance premium, Employee retains an amount of the Gross-Up Payment equal to the tax imposed. Payment made to Employee pursuant to this paragraph shall occur as soon as administratively feasible following Employee’s payment of the insurance premium and taxes.

(k) The Company may, at its discretion, subscribe for and maintain, on behalf of the Company, life insurance or key-man insurance with respect to Employee in such amount and upon such terms or conditions as the Company may deem reasonable. Employee shall cooperate with the Company in connection with the obtaining of any such policies, including, without limitation, the submission to physical examination and blood testing by a physician or other medical professional selected by the Company. The proceeds of such insurance policies will be owned by the Company, and neither the Employee nor his heirs will have any rights therein or claims thereto.

5. Termination.

Employee’s employment hereunder shall be terminated as of the applicable Termination Date upon Employee’s death or Disability, upon expiration of the Term in the event of delivery by either party of a notice of non-renewal pursuant to Section 2, termination by the Company without Cause or upon Employee’s voluntarily leaving the employ of the Company without Good Reason, and may also be terminated as of the applicable Termination Date by delivery of a Notice of Termination (i) by the Company for Cause or (ii) by Employee for Good Reason, with each such term defined as follows:

(a) For Cause. A termination for “Cause” is a termination evidenced by a resolution adopted by the Board after finding in good faith that Employee has:

(i) engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties hereunder and such negligence or misconduct has not been cured (if curable) within a period of thirty (30) days after the Company has given written notice to Employee;

(ii) been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties under this Agreement;

(iii) engaged in behavior that would constitute grounds for liability for sexual harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state regulatory body) or, in the reasonable opinion of the Board, other egregious conduct violative of laws governing the workplace; or

(iv) been indicted in for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of the Company or embezzlement or any other felony or crimes of moral turpitude; or

(v) materially breached this Agreement (in a manner not covered by any of subparagraphs (i) through (iv) of this Section 5(a)) and such breach has not been cured within thirty (30) days after written notice thereof has been given to the Employee by the Company.

(b) Good Reason.“Good Reason” shall mean the occurrence of any of the following conditions which remain uncured for a period of thirty (30) days after the Company’s receipt of written notice thereof:

(i) A material breach by the Company of this Agreement (in a manner not covered by any of subparagraphs (ii) through (iv) of this Section 5(b));

(ii) A material reduction in Base Salary or a change in the bonus program identified in Section 4(c) that materially reduces the Executive’s bonus opportunity;

(iii) A material diminution in Employee’s authorities, duties or responsibilities; or

(iv) Relocation of the Company’s executive office located in Buffalo Grove, Illinois, of greater than twenty-five (25) miles.

(c) Disability. A “Disability” shall be deemed to exist if Employee has been unable to substantially perform his duties hereunder for 90 consecutive days or for 180 days in any 365 day period by reason of any physical or mental illness or injury.

(d) Notice of Termination. A “Notice of Termination” shall mean a written notice which, to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment, and sets for the “Termination Date” (as defined below). No purported termination by the Company for Cause or by Employee for Good Reason shall be effective without proper delivery of a Notice of Termination by the terminating party within 90 days of the relevant party’s initial knowledge of the existence of the condition giving rise to the termination.

(e) Termination Date. “Termination Date” shall mean (i) in the case of the Employee’s death, his date of death, (ii) in the case of Disability, the date such Disability first exists as determined in accordance with Section 5(c) above, (iii) in the case of a termination contemplated by Section 5(a) or 5(b) above, the date specified in the Notice of Termination, (iv) in the case of termination by the Company without Cause or resignation by Employee without Good Reason, the date of such termination or resignation, and (v) following delivery of a notice of non-renewal by either party pursuant to Section 2, the last day of the Term.

6. Effect of Termination or Non-Renewal.

(a) Death. In the event of the termination of Employee’s employment as a result of his death, the Company shall:

(i) pay to his estate the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unpaid vacation and any Bonus in respect of a prior and current year which has been earned but not yet paid; and

(ii) reimburse to Employee’s estate for any expenses pursuant to Section 4(e);

and Employee’s estate shall not have any further entitlement to any other compensation or benefits from the Company or Hyde Park other than as expressly provided herein or pursuant to any Company benefit plans.

(b) For Cause by the Company. In the event that Employee’s employment is terminated by the Company or Hyde Park for Cause, the Company shall:

(i) pay to Employee the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unpaid vacation; and

(ii) reimburse Employee for any expenses pursuant to Section 4(e);

and Employee shall have no further entitlement to any other compensation or benefits from the Company or Hyde Park other than as expressly provided herein or pursuant to any Company benefit plan.

(c) Termination by the Company or Hyde Park without Cause, Disability of Employee, termination by Employee with Good Reason or upon Expiration of the Term. In the event that (A) Employee’s employment is terminated by the Company or Hyde Park without Cause (other than by reason of his death), (B) Employee incurs a Disability, (C) Employee terminates his employment for Good Reason, (D) the Term expires following delivery by Company or Hyde Park of a notice of non-renewal pursuant to Section 2, (E) expiration of the Term following delivery by Employee of a notice of non-renewal pursuant to Section 2 or (F) Employee’s resignation without Good Reason, then the Company shall:

(i) pay to Employee the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unused vacation and any Bonus in respect of a prior and current year which has been earned but not yet paid;

(ii) reimburse Employee for any expenses pursuant to Section 4(e); and

(iii) subject to the terms of Section 8(a) and 8(b) below, (w) in the event of termination due to Disability, pay Employee 100% of Base Salary and provide health benefits in accordance with Section 4(d) for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced, (x) in the event of expiration of the Term following delivery by Company or Hyde Park of a notice of non-renewal pursuant to Section 2, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of such expiration and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee a pro rata portion of the target bonus in effect for the year of expiration (based on the Company’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, plus (C) provide health benefits in accordance with Section 4(d) for the period described in (A) above, (y) at the election of the Company or Hyde Park, in the event of expiration of the Term following delivery by Employee of a notice of non-renewal pursuant to Section 2, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of such expiration and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee a pro rata portion of the target bonus in effect for the year of expiration (based on the Company’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, plus (C) provide health benefits in accordance with Section 4(d) for the period described in (A) above, and (z) in the event of Employee’s termination by the Company or Hyde Park without Cause or Employee’s resignation for Good Reason, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee the target bonus in effect for the year of termination or, if none, the actual bonus paid in the year prior to termination, plus (C) provide health benefits in accordance with Section 4(d) for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced, provided, that all such payments shall be payable in accordance with the Company’s normal payroll practices for its executives and key management personnel subject to Section 6(d) below. Notwithstanding the foregoing, in the event Employee is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder, to the extent required by Code Section 409A, payment of Base Salary and Bonus payable pursuant to this paragraph (iii) shall instead commence on the first day of the seventh month following termination of employment and continue for twelve (12) months thereafter.

As a condition to payment of the above compensation and benefits, Employee must deliver to the Company a general release in favor of the Company and Hyde Park (and their respective directors, officers, employees, successors and assigns) in form and substance reasonably acceptable to the Company, releasing any and all claims of Employee arising out of or by reason of his termination of employment hereunder (the “Release”), and the Release shall not have been revoked by Employee. The Employee shall be under no obligation to seek other employment or otherwise to mitigate the obligations of the Company or Hyde Park under this Agreement.

(d) This Section 6 sets forth the only obligations of the Company and Hyde Park with respect to the termination of Employee’s employment with the Company and Hyde Park, and Employee acknowledges that upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided in this Agreement. Except as set forth in section 6(c)(iii) above, any and all payments to Employee or his estate, as the case may be, shall be paid within fifteen (15) business days of the applicable Termination Date.

7. Protection of Confidential Information.

Employee acknowledges and agrees that he will not divulge to anyone (other than the Company and its affiliates or any persons employed or designated by the Company or in connection with the Employee’s duties hereunder) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company or its affiliates, including, without limitation, non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company or its affiliates, customers or suppliers, that, in any case, is not otherwise available to the public (other than by Employee’s breach of the terms hereof). The provisions of this Section 7 shall apply both during the time that Employee is employed by the Company and thereafter.

8. Restriction of Competition; Interference; and Non-Solicitation.

(a) As a significant inducement to the Company to enter into and perform its obligations under this Agreement, during the Term and the Restricted Period (defined below), if any, Employee shall not anywhere in the United States of America and Canada, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner, including as an employee, advisor or consultant or similar role, with any business engaged directly or indirectly in the Business. Nothing contained herein shall prohibit the Employee from being a passive owner of not more than 5% of the outstanding equity of any class of an entity which is publicly traded. The term “Restricted Period” shall mean the one year period commencing on Termination Date; provided, however, in the case of delivery of a notice of non-renewal by the Employee pursuant to Section 2 above, there is no Restricted Period unless the Company delivers to Employee within ten days of such expiration a written election agreeing to make payments and provide benefits set forth in Section 6(c)(iii). Notwithstanding the foregoing, except in the case of termination by the Company for Cause pursuant to Section 5(a) or resignation by Employee without Good Reason, (x) the Employee’s obligations under this Section 8(a) shall terminate in the event that the Company ceases to make payments and provide benefits pursuant to Section 6(c)(iii), and (y) the Company’s obligation to make payments and provide benefits pursuant to Section 6(c)(iii) shall terminate in the event that Employee ceases to comply with his obligations under this Section 8(a).

(b) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section, the Employee agrees that during the Term and the Restricted Period (defined above), he will not, directly or indirectly, (i) solicit, induce or attempt to induce any executive, employee, consultant or contractor of the Company or its affiliates to terminate his or her employment or his or her services with the Company provided, however, the foregoing restriction will not prohibit contact between Employee and any individual that results from (A) such individual’s response to a general solicitation or advertisement that is not specifically directed or targeted to such Person, or (B) such individual’s own initiative at any time after his or her termination by the Company, or (ii) solicit business away from, or attempt to sell, license or provide products or services the same as the Business to any customer of the Company or their subsidiaries and/or affiliates. Notwithstanding the foregoing, except in the case of termination by the Company for Cause pursuant to Section 5(a) or resignation by Employee without Good Reason, (x) the Employee’s obligations under this Section 8(b) shall terminate in the event that the Company ceases to make payments and provide benefits pursuant to Section 6(c)(iii), and (y) the Company’s obligation to make payments and provide benefits pursuant to Section 6(c)(iii) shall terminate in the event that Employee ceases to comply with his obligations under this Section 8(b).

(c) The Employee acknowledges (i) the scope and period of restrictions to which the restrictions imposed in this Section applies are fair and reasonable and are reasonably required for the protection of the Company, (ii) this Agreement accurately describes the business to which the restrictions are intended to apply and (iii) the obligations and restrictions provided for herein are an integral part of the consideration motivating the Company to enter into this Agreement;

(d) It is the intent of the parties to this Agreement that the provisions of this Section will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, the Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

(e) In addition, neither during the Term nor at any time thereafter shall Employee disparage the Company or any of its officers, directors or affiliates by making (or causing others to make) any oral or written statements or representations that could reasonably be construed to be a false and misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning any of the aforementioned persons.

9. Specific Remedies.

(a) It is understood by Employee and the Company that the covenants contained in this Section 9 and in Sections 7 and 8 hereof are essential elements of this Agreement and that, but for the agreement of Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. The Company and Employee have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by the Company and all interests of the Company. Employee agrees that the covenants contained in Sections 7 and 8 are reasonable and valid, and that a breach by Employee of any of such covenants shall be deemed to be a breach of a material provision of this Agreement. Employee acknowledges that the Company will have no adequate remedy at law if Employee violates the provisions of Sections 7 or 8 and that the Company shall have the right upon application to any court of proper jurisdiction to a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief.

10. Indemnification; Insurance.

In addition to any rights to indemnification to which Employee is entitled under the Company’s or Hyde Park’s charter and by-laws, to the extent permitted by applicable law, the Company and Hyde Park will indemnify, from the assets of the Company and Hyde Park supplemented by insurance, Employee at all times, during and after the Term, and, to the maximum extent permitted by applicable law, shall pay Employee’s expenses (including reasonable attorneys’ fees and expenses, which shall be paid in advance by the Company as incurred, subject to recoupment in accordance with applicable law) in connection with any threatened or actual action, suit or proceeding to which Employee may be made a party, brought by any shareholder of the Company or Hyde Park directly or derivatively or by any third party by reason of any act or omission or alleged act or omission in relation to any affairs of the Company or Hyde Park or any subsidiary or affiliate of the Company or Hyde Park of Employee as an officer, director or employee of the Company or Hyde Park or any subsidiary or affiliate of the Company or Hyde Park. The Company and Hyde Park shall maintain during the Term and thereafter directors’ and officers’ liability insurance coverage sufficient, as reasonably determined by the Board of Hyde Park, to satisfy any indemnification obligation of Company or Hyde Park arising under this Section 10.

11. Independence; Severability and Non-Exclusivity.

Each of the rights enumerated in Sections 7 and 8 hereof and the remedies enumerated in Section 9 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any covenant set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company’s right to the relief provided in Section 9 or otherwise in the court of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

12. Compliance with Code Section 409A.

For the purpose of complying with Code Section 409A, reimbursement of expenses under Section 4 shall occur no later than December 31 of the year following the year in which the expense was incurred, and payment of a Gross-Up Payment under Section 4(j) shall be made no later than December 31 of the year following the year in which occurs payment of the related tax. In the event of any inconsistency between any provision of this Agreement and Code Section 409A, including any regulatory and administrative guidance issued from time to time thereunder, the provisions of Code Section 409A shall control. It is the intention of the parties hereto that this Agreement satisfy the requirements of Code Section 409A, and the parties hereby agree to amend this Agreement as and when necessary or desirable to conform to or otherwise properly reflect any guidance issued under Code Section 409A after the date hereof without violating Code Section 409A. In case any one or more provisions of this Agreement fails to comply with the provisions of Code Section 409A, the remaining provisions of this Agreement shall remain in effect, and this Agreement shall be administered and applied as if the non-complying provisions were not part of this Agreement. The parties in that event shall endeavor to agree upon a reasonable substitute for the non-complying provisions, to the extent that a substituted provision would not cause this Agreement to fail to comply with Code Section 409A, and, upon so agreeing, shall incorporate such substituted provisions into this Agreement.

13. Successors; Binding Agreement.

This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. The Company shall be permitted to freely assign its rights, interests and obligations to any parent, subsidiary or affiliate, or to any other third party, which acquires all or substantially all of the stock or assets of the Company. This Agreement shall inure to the benefit of and be enforceable by Employee’s legal representatives.

14. Notices.

Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (i) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission, (ii) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (iii) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission,

To the Company:

Essex Crane Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
Fax : (847) 215-6535
Attention: Chief Executive Officer

With a copy to:

Hyde Park Acquisition Corp.
461 Fifth Avenue, 25 Floor
New York, NY 10017
Attention: Laurence S. Levy and Edward Levy
Fax: (212) 644-6262

To Employee:

Martin Kroll
36w802 Red Gate Ct.
St. Charles, IL 60175
Facsimile: ____________

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

15. Headings.

The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

16. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

17. Modifications and Waivers.

No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of the Company and is agreed to in writing and signed by Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

18. Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

19. Law Governing.

Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law).

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year set forth above.

EMPLOYEE

Martin Kroll

COMPANY

ESSEX CRANE RENTAL CORP.

By:
Name:
Title:

HYDE PARK ACQUISITION CORPORATION

By:
Name:
Title:

EMPLOYMENT AGREEMENT

AGREEMENT, dated as of the _____ day of ____________, 2008, by and between Essex Crane Rental Corp., a Delaware corporation (the “Company”), Hyde Park Acquisition Corporation, a Delaware corporation (“Hyde Park”), and William J. O’Rourke (“Employee”).

WHEREAS the Company is an indirect, majority-owned subsidiary of Hyde Park;

WHEREAS the Company is engaged in the business of purchasing, selling, leasing or other provision of new and used cranes (but excluding the manufacturing of cranes) (the “Business”); and

WHEREAS Employee shall serve as Vice President Sales and Account Management of the Company, and Employee and the Company are desirous of formalizing their understanding for Employee’s employment, all upon the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. Employment.

The Company agrees to employ Employee, and Employee agrees to be employed by the Company, upon the terms and subject to the conditions of this Agreement.

2. Term.

The term of Employee’s employment under this Agreement (the “Term”) shall commence on the date hereof (the “Commencement Date”) and shall continue until the earlier of (i) the third anniversary of the Commencement Date and (ii) such earlier date on which the Term is terminated pursuant to Section 5. Unless sooner terminated in accordance with Section 5, the Term shall automatically be renewed and extended for successive periods of one (1) year unless either party hereto shall have notified the other party hereto in writing that such extension shall not take effect at least 90 days prior to the end of the initial Term or of any extension.

3. Duties.

During the Term, the Company shall employ the Employee and the Employee shall serve the Company as its Vice President Sales and Account Management. Subject to the authority and direction of the Chief Executive Officer and the Board of Directors of the Company (the “Board” or “Board of Directors”), the Employee shall have the duties, authorities and responsibilities for the sales function of the Company, including, without limitation, management of sales staff, promotions, lead generation, commissions, customer relations, quoting and order entry for rental activity, and shall perform such other duties and exercise such other authorities commensurate with Employee’s position which are or from time to time may be delegated to him by the Chief Executive Officer or the Board of Directors or the Company Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board. The principal location of Employee’s employment shall be at the Company’s executive office located in Buffalo Grove, Illinois. Employee shall devote his entire working time to the affairs of the Company and shall faithfully and to the best of his ability perform his duties hereunder. Notwithstanding the foregoing, nothing herein shall prohibit Employee from (i) engaging in personal investment activities for himself and his family that do not give rise to any conflict of interests with the Company or its affiliates; (ii) subject to prior approval of the Board of Directors, acting as a director or in a similar role for an entity unrelated to the Company if such role does not give rise to any conflict of interests with the Company or its affiliates; and (iii) engaging in charitable and civic activities, in each case and collectively to an extent that does not materially interfere with the performance of Employee’s duties for the Company hereunder.

4. Compensation and Benefits.

(a) The Company shall pay to Employee a base salary (the “Base Salary”) at a rate of $197,000 per annum, payable in accordance with the Company’s payroll practices for its executive employees. On each anniversary of the Commencement Date or such other appropriate date as may be agreed by the parties during the Term, the Company shall review the Base Salary and determine if, and by how much, the Base Salary should be increased. Employee’s Base Salary in effect from time to time may not be decreased without Employee’s consent.

(b) The Company and Hyde Park have committed to grant an aggregate number of stock options to senior executives of the Company representing the right to purchase not less than ten percent of the number of shares of stock of Hyde Park issued and outstanding as of the closing date of Hyde Park’s acquisition of the majority of the equity securities of Essex Holdings LLC (the “Closing Date”). The Company shall commission a study to be performed by Towers Perrin (or another nationally recognized senior executive consulting firm as mutually agreed to by the parties) of equity grants for senior executives of a comparable group of companies. Employee shall be granted options to purchase shares of common stock of Hyde Park in such number and on such terms and conditions as determined by the Compensation Committee in accordance with Hyde Park’s 2008 Long Term Incentive Plan, which terms shall be no less favorable to Employee than the terms of grants in the top quartile of senior executives as set forth in such study. Any additional grants of options, restricted stock, share appreciation rights or similar incentive arrangements will be at the discretion of the Compensation Committee of Hyde Park.

(c) For each calendar year ending during the Term, in addition to Base Salary, Employee shall be entitled to receive a cash bonus (“Bonus”) which consists of a percentage of the bonus pool set forth in Exhibit A which shall be no less than such percentage applied in the most recent prior year. The Bonus will be paid by March 15 of the year following the year to which the Bonus relates (e.g., the Bonus for calendar year 2008 will be paid by March 15, 2009).

(d) During the Term, Employee shall be entitled to participate in those retirement plans, deferred compensation plans, group insurance, life, medical, dental, disability and other benefit plans of the Company at the same level as those benefits are provided by the Company from time to time to other senior executives of the Company. Also, during the Term, Employee shall be entitled to fringe benefits and perquisites at the same level as those benefits are provided by the Company from time to time to other senior executives of the Company generally.

(e) The Company shall promptly pay to Employee the approved reasonable expenses incurred by him in the performance of his duties hereunder in accordance with the Company’s policies in effect from time to time, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by the Employee, shall promptly reimburse him for such payment, provided that Employee provides proper documentation thereof in accordance with the Company’s policy.

(f) Effective as of the Commencement Date, Employee shall be entitled to sixteen (16) days of paid vacation in any full calendar year. On each anniversary of the Commencement Date, Employee shall be entitled to one additional day of paid vacation effective as of the next succeeding calendar year (e.g., on the second anniversary of the Commencement Date, Employee shall be entitled to eighteen (18) days of vacation in the next succeeding calendar year), capped at a maximum of twenty (20) days of paid vacation per annum.

(g) During the Term, Employee shall be entitled to lease an automobile at a maximum monthly cost of not more than $750 and to reimbursement of all related expenses related to the business use of such automobile.

(h) Company shall pay the reasonable costs of Employee’s memberships in work-related professional organizations as are appropriate for one in Employee’s position with the Company.

(i) Reserved

(j) During the Term, the Company shall pay Employee the cost of maintaining his existing fifteen (15) year term life insurance policy. In addition, Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Employee of all taxes related to the Company’s payment of the insurance premium, Employee retains an amount of the Gross-Up Payment equal to the tax imposed. Payment made to Employee pursuant to this paragraph shall occur as soon as administratively feasible following Employee’s payment of the insurance premium and taxes.

(k) The Company may, at its discretion, subscribe for and maintain, on behalf of the Company, life insurance or key-man insurance with respect to Employee in such amount and upon such terms or conditions as the Company may deem reasonable. Employee shall cooperate with the Company in connection with the obtaining of any such policies, including, without limitation, the submission to physical examination and blood testing by a physician or other medical professional selected by the Company. The proceeds of such insurance policies will be owned by the Company, and neither the Employee nor his heirs will have any rights therein or claims thereto.

5. Termination.

Employee’s employment hereunder shall be terminated as of the applicable Termination Date upon Employee’s death or Disability, upon expiration of the Term in the event of delivery by either party of a notice of non-renewal pursuant to Section 2, termination by the Company without Cause or upon Employee’s voluntarily leaving the employ of the Company without Good Reason, and may also be terminated as of the applicable Termination Date by delivery of a Notice of Termination (i) by the Company for Cause or (ii) by Employee for Good Reason, with each such term defined as follows:

(a) For Cause. A termination for “Cause” is a termination evidenced by a resolution adopted by the Board after finding in good faith that Employee has:

(i) engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties hereunder and such negligence or misconduct has not been cured (if curable) within a period of thirty (30) days after the Company has given written notice to Employee;

(ii) been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties under this Agreement;

(iii) engaged in behavior that would constitute grounds for liability for sexual harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state regulatory body) or, in the reasonable opinion of the Board, other egregious conduct violative of laws governing the workplace; or

(iv) been indicted in for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of the Company or embezzlement or any other felony or crimes of moral turpitude; or

(v) materially breached this Agreement (in a manner not covered by any of subparagraphs (i) through (iv) of this Section 5(a)) and such breach has not been cured within thirty (30) days after written notice thereof has been given to the Employee by the Company.

(b) Good Reason.“Good Reason” shall mean the occurrence of any of the following conditions which remain uncured for a period of thirty (30) days after the Company’s receipt of written notice thereof:

(i) A material breach by the Company of this Agreement (in a manner not covered by any of subparagraphs (ii) through (iv) of this Section 5(b));

(ii) A material reduction in Base Salary or a change in the bonus program identified in Section 4(c) that materially reduces the Executive’s bonus opportunity;

(iii) A material diminution in Employee’s authorities, duties or responsibilities; or

(iv) Relocation of the Company’s executive office located in Buffalo Grove, Illinois, of greater than twenty-five (25) miles.

(c) Disability. A “Disability” shall be deemed to exist if Employee has been unable to substantially perform his duties hereunder for 90 consecutive days or for 180 days in any 365 day period by reason of any physical or mental illness or injury.

(d) Notice of Termination. A “Notice of Termination” shall mean a written notice which, to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment, and sets for the “Termination Date” (as defined below). No purported termination by the Company for Cause or by Employee for Good Reason shall be effective without proper delivery of a Notice of Termination by the terminating party within 90 days of the relevant party’s initial knowledge of the existence of the condition giving rise to the termination.

(e) Termination Date. “Termination Date” shall mean (i) in the case of the Employee’s death, his date of death, (ii) in the case of Disability, the date such Disability first exists as determined in accordance with Section 5(c) above, (iii) in the case of a termination contemplated by Section 5(a) or 5(b) above, the date specified in the Notice of Termination, (iv) in the case of termination by the Company without Cause or resignation by Employee without Good Reason, the date of such termination or resignation, and (v) following delivery of a notice of non-renewal by either party pursuant to Section 2, the last day of the Term.

6. Effect of Termination or Non-Renewal.

(a) Death. In the event of the termination of Employee’s employment as a result of his death, the Company shall:

(i) pay to his estate the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unpaid vacation and any Bonus in respect of a prior and current year which has been earned but not yet paid; and

(ii) reimburse to Employee’s estate for any expenses pursuant to Section 4(e);

and Employee’s estate shall not have any further entitlement to any other compensation or benefits from the Company or Hyde Park other than as expressly provided herein or pursuant to any Company benefit plans.

(b) For Cause by the Company. In the event that Employee’s employment is terminated by the Company for Cause, the Company shall:

(i) pay to Employee the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unpaid vacation; and

(ii) reimburse Employee for any expenses pursuant to Section 4(e);

and Employee shall have no further entitlement to any other compensation or benefits from the Company or Hyde Park other than as expressly provided herein or pursuant to any Company benefit plan.

(c) Termination by the Company without Cause, Disability of Employee, termination by Employee with Good Reason or upon Expiration of the Term. In the event that (A) Employee’s employment is terminated by the Company without Cause (other than by reason of his death), (B) Employee incurs a Disability, (C) Employee terminates his employment for Good Reason, (D) the Term expires following delivery by Company of a notice of non-renewal pursuant to Section 2, (E) expiration of the Term following delivery by Employee of a notice of non-renewal pursuant to Section 2 or (F) Employee’s resignation without Good Reason, then the Company shall:

(i) pay to Employee the Base Salary earned through the Termination Date (pro rated for any partial month) plus accrued but unused vacation and any Bonus in respect of a prior and current year which has been earned but not yet paid;

(ii) reimburse Employee for any expenses pursuant to Section 4(e); and

(iii) subject to the terms of Section 8(a) and 8(b) below, (w) in the event of termination due to Disability, pay Employee 100% of Base Salary and provide health benefits in accordance with Section 4(d) for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced, (x) in the event of expiration of the Term following delivery by Company of a notice of non-renewal pursuant to Section 2, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of such expiration and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee a pro rata portion of the target bonus in effect for the year of expiration (based on the Company’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, plus (C) provide health benefits in accordance with Section 4(d) for the period described in (A) above, (y) at the election of the Company, in the event of expiration of the Term following delivery by Employee of a notice of non-renewal pursuant to Section 2, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of such expiration and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee a pro rata portion of the target bonus in effect for the year of expiration (based on the Company’s performance as of the end of the most recently completed financial quarter) plus 50% of the actual bonus paid in the prior year, plus (C) provide health benefits in accordance with Section 4(d) for the period described in (A) above, and (z) in the event of Employee’s termination by the Company without Cause or Employee’s resignation for Good Reason, (A) pay Employee 100% of Base Salary for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced plus (B) pay Employee the target bonus in effect for the year of termination or, if none, the actual bonus paid in the year prior to termination, plus (C) provide health benefits in accordance with Section 4(d) for a period commencing within 30 days of Employee’s termination of employment and ending on a date that is twelve (12) months after the date payment commenced, provided, that all such payments shall be payable in accordance with the Company’s normal payroll practices for its executives and key management personnel subject to Section 6(d) below. Notwithstanding the foregoing, in the event Employee is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder, to the extent required by Code Section 409A, payment of Base Salary and Bonus payable pursuant to this paragraph (iii) shall instead commence on the first day of the seventh month following termination of employment and continue for twelve (12) months thereafter.

As a condition to payment of the above compensation and benefits, Employee must deliver to the Company a general release in favor of the Company and Hyde Park (and their respective directors, officers, employees, successors and assigns) in form and substance reasonably acceptable to the Company, releasing any and all claims of Employee arising out of or by reason of his termination of employment hereunder (the “Release”), and the Release shall not have been revoked by Employee. The Employee shall be under no obligation to seek other employment or otherwise to mitigate the obligations of the Company under this Agreement.

(d) This Section 6 sets forth the only obligations of the Company and Hyde Park with respect to the termination of Employee’s employment with the Company, and Employee acknowledges that upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided in this Agreement. Except as set forth in section 6(c)(iii) above, any and all payments to Employee or his estate, as the case may be, shall be paid within fifteen (15) business days of the applicable Termination Date.

7. Protection of Confidential Information.

Employee acknowledges and agrees that he will not divulge to anyone (other than the Company and its affiliates or any persons employed or designated by the Company or in connection with the Employee’s duties hereunder) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company or its affiliates, including, without limitation, non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company or its affiliates, customers or suppliers, that, in any case, is not otherwise available to the public (other than by Employee’s breach of the terms hereof). The provisions of this Section 7 shall apply both during the time that Employee is employed by the Company and thereafter.

8. Restriction of Competition; Interference; and Non-Solicitation.

(a) As a significant inducement to the Company to enter into and perform its obligations under this Agreement, during the Term and the Restricted Period (defined below), if any, Employee shall not anywhere in the United States of America and Canada, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner, including as an employee, advisor or consultant or similar role, with any business engaged directly or indirectly in the Business. Nothing contained herein shall prohibit the Employee from being a passive owner of not more than 5% of the outstanding equity of any class of an entity which is publicly traded. The term “Restricted Period” shall mean the one year period commencing on Termination Date; provided, however, in the case of delivery of a notice of non-renewal by the Employee pursuant to Section 2 above, there is no Restricted Period unless the Company delivers to Employee within ten days of such expiration a written election agreeing to make payments and provide benefits set forth in Section 6(c)(iii). Notwithstanding the foregoing, except in the case of termination by the Company for Cause pursuant to Section 5(a) or resignation by Employee without Good Reason, (x) the Employee’s obligations under this Section 8(a) shall terminate in the event that the Company ceases to make payments and provide benefits pursuant to Section 6(c)(iii), and (y) the Company’s obligation to make payments and provide benefits pursuant to Section 6(c)(iii) shall terminate in the event that Employee ceases to comply with his obligations under this Section 8(a).

(b) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section, the Employee agrees that during the Term and the Restricted Period (defined above), he will not, directly or indirectly, (i) solicit, induce or attempt to induce any executive, employee, consultant or contractor of the Company or its affiliates to terminate his or her employment or his or her services with the Company provided, however, the foregoing restriction will not prohibit contact between Employee and any individual that results from (A) such individual’s response to a general solicitation or advertisement that is not specifically directed or targeted to such Person, or (B) such individual’s own initiative at any time after his or her termination by the Company, or (ii) solicit business away from, or attempt to sell, license or provide products or services the same as the Business to any customer of the Company or their subsidiaries and/or affiliates. Notwithstanding the foregoing, except in the case of termination by the Company for Cause pursuant to Section 5(a) or resignation by Employee without Good Reason, (x) the Employee’s obligations under this Section 8(b) shall terminate in the event that the Company ceases to make payments and provide benefits pursuant to Section 6(c)(iii), and (y) the Company’s obligation to make payments and provide benefits pursuant to Section 6(c)(iii) shall terminate in the event that Employee ceases to comply with his obligations under this Section 8(b).

(c) The Employee acknowledges (i) the scope and period of restrictions to which the restrictions imposed in this Section applies are fair and reasonable and are reasonably required for the protection of the Company, (ii) this Agreement accurately describes the business to which the restrictions are intended to apply and (iii) the obligations and restrictions provided for herein are an integral part of the consideration motivating the Company to enter into this Agreement;

(d) It is the intent of the parties to this Agreement that the provisions of this Section will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, the Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

(e) In addition, neither during the Term nor at any time thereafter shall Employee disparage the Company or any of its officers, directors or affiliates by making (or causing others to make) any oral or written statements or representations that could reasonably be construed to be a false and misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning any of the aforementioned persons.

9. Specific Remedies.

(a) It is understood by Employee and the Company that the covenants contained in this Section 9 and in Sections 7 and 8 hereof are essential elements of this Agreement and that, but for the agreement of Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. The Company and Employee have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by the Company and all interests of the Company. Employee agrees that the covenants contained in Sections 7 and 8 are reasonable and valid, and that a breach by Employee of any of such covenants shall be deemed to be a breach of a material provision of this Agreement. Employee acknowledges that the Company will have no adequate remedy at law if Employee violates the provisions of Sections 7 or 8 and that the Company shall have the right upon application to any court of proper jurisdiction to a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief.

10. Indemnification; Insurance.

In addition to any rights to indemnification to which Employee is entitled under the Company’s or Hyde Park’s charter and by-laws, to the extent permitted by applicable law, the Company and Hyde Park will indemnify, from the assets of the Company and Hyde Park supplemented by insurance, Employee at all times, during and after the Term, and, to the maximum extent permitted by applicable law, shall pay Employee’s expenses (including reasonable attorneys’ fees and expenses, which shall be paid in advance by the Company as incurred, subject to recoupment in accordance with applicable law) in connection with any threatened or actual action, suit or proceeding to which Employee may be made a party, brought by any shareholder of the Company or Hyde Park directly or derivatively or by any third party by reason of any act or omission or alleged act or omission in relation to any affairs of the Company or Hyde Park or any subsidiary or affiliate of the Company or Hyde Park of Employee as an officer, director or employee of the Company or Hyde Park or any subsidiary or affiliate of the Company or Hyde Park. The Company and Hyde Park shall maintain during the Term and thereafter directors’ and officers’ liability insurance coverage sufficient, as reasonably determined by the Board of Hyde Park, to satisfy any indemnification obligation of Company or Hyde Park arising under this Section 10.

11. Independence; Severability and Non-Exclusivity.

Each of the rights enumerated in Sections 7 and 8 hereof and the remedies enumerated in Section 9 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any covenant set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company’s right to the relief provided in Section 9 or otherwise in the court of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

12. Compliance with Code Section 409A.

For the purpose of complying with Code Section 409A, reimbursement of expenses under Section 4 shall occur no later than December 31 of the year following the year in which the expense was incurred, and payment of a Gross-Up Payment under Section 4(j) shall be made no later than December 31 of the year following the year in which occurs payment of the related tax. In the event of any inconsistency between any provision of this Agreement and Code Section 409A, including any regulatory and administrative guidance issued from time to time thereunder, the provisions of Code Section 409A shall control. It is the intention of the parties hereto that this Agreement satisfy the requirements of Code Section 409A, and the parties hereby agree to amend this Agreement as and when necessary or desirable to conform to or otherwise properly reflect any guidance issued under Code Section 409A after the date hereof without violating Code Section 409A. In case any one or more provisions of this Agreement fails to comply with the provisions of Code Section 409A, the remaining provisions of this Agreement shall remain in effect, and this Agreement shall be administered and applied as if the non-complying provisions were not part of this Agreement. The parties in that event shall endeavor to agree upon a reasonable substitute for the non-complying provisions, to the extent that a substituted provision would not cause this Agreement to fail to comply with Code Section 409A, and, upon so agreeing, shall incorporate such substituted provisions into this Agreement.

13. Successors; Binding Agreement.

This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. The Company shall be permitted to freely assign its rights, interests and obligations to any parent, subsidiary or affiliate, or to any other third party, which acquires all or substantially all of the stock or assets of the Company. This Agreement shall inure to the benefit of and be enforceable by Employee’s legal representatives.

14. Notices.

Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (i) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission, (ii) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (iii) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission,

To the Company:

Essex Crane Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
Fax : (847) 215-6535
Attention: Chief Executive Officer

With a copy to:

Hyde Park Acquisition Corp.
461 Fifth Avenue, 25 Floor
New York, NY 10017
Attention: Laurence S. Levy and Edward Levy
Fax: (212) 644-6262

To Employee:

William J. O’Rourke
13253 Callan Drive
Orland Park, IL 60462
Facsimile: _______________

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopy or other similar means (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

15. Headings.

The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

16. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

17. Modifications and Waivers.

No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of the Company and is agreed to in writing and signed by Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

18. Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

19. Law Governing.

Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law).

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year set forth above.

EMPLOYEE

William J. O’Rourke

COMPANY

ESSEX CRANE RENTAL CORP.

By:
Name:
Title:

HYDE PARK ACQUISITION CORPORATION

By:
Name:
Title:

ANNEX F

LOCK-UP AGREEMENT

____________, 2008

Hyde Park Acquisition Corp.
461 Fifth Avenue, 25th Floor
New York, NY 10017

The undersigned is executing and delivering this Lock-Up Agreement to the Company (as defined below) in connection with the Purchase Agreement (the “Agreement”) made and entered into as of January __, 2008, by and among Essex Crane Rental Corp., a Delaware corporation (“Essex Crane”), Essex Holdings LLC, a Delaware limited liability company (“Holdings”), the members of Holdings as listed on the signature page to the Agreement (the “Members”), KCP Services, LLC, as Seller Representative (the “Seller Representative”), and Hyde Park Acquisition Corp., a Delaware corporation (the “Company”).

The undersigned is a record and beneficial owner of units in Holdings which are exchangeable for shares of common stock of the Company (such units in Holdings, the shares of common stock or other securities into which such units are exchangeable, and any securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing being hereinafter referred to as the “Common Shares”).

In order to induce the Company to enter into the Agreement and the transactions ancillary thereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that during the period beginning on and including the date hereof and ending on the second anniversary of the date hereof (the “Termination Date”), the undersigned will not, without the prior written consent of the Company (acting through its board of directors), directly or indirectly (a) sell, transfer, pledge or otherwise hypothecate or dispose of any Common Shares, including by way of the grant of any option, entering into of any short sale position, establishment of an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) or entering into of any other arrangement with respect to the Common Shares by which the economic risk of ownership of the Common Shares is transferred by the undersigned or (b) agree to do, or publicly announce an intention to do, any of the foregoing.

F-1

The foregoing shall not apply to the transfer of Common Shares, either during the undersigned’s lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Common Shares subject to the provisions of this Lock-Up Agreement. For purposes of this paragraph, the term “immediate family” shall have the same meaning as set forth in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, in the event that prior to the Termination Date, Laurence Levy and/or Edward Levy (or their respective affiliates) transfer to any third party (other than by gift, will or intestate succession to their respective immediate families or to a trust the beneficiaries of which are exclusively either themselves and/or a member or members of their respective immediate families) any shares of common stock of the Company, or warrants exercisable for such shares of common stock, obtained by them directly or indirectly prior to or in connection with the Company’s initial public offering (“Founder Shares”), then the Termination Date shall be automatically changed to the date of the earliest such transfer. In the event that Laurence Levy and/or Edward Levy (or their respective affiliates) decide to effect any such transfer prior to the Termination Date, Laurence Levy and/or Edward Levy (as applicable) shall provide prior written notice thereof to the undersigned specifying the date and time of such transfer, which notice shall be sent (a) at least 48 hours prior to such transfer, in the event such Founder Shares have been registered under the Securities Act of 1993, as amended (the “Securities Act”), prior to such transfer or (b) at least 20 days prior to such transfer, in the event that such Founder Shares have not been so registered prior to such transfer. For the avoidance of doubt, (x) the registration for resale under the Securities Act of 1933, as amended, of any Founder Shares shall not result in any change of the Termination Date until and unless such Founder Shares are actually sold to a third party, and (y) nothing in this Lock-Up Agreement shall limit the undersigned’s right to register the sale of the Common Shares pursuant to the registration rights provided for in the Registration Rights Agreement relating to the Common Shares of even date herewith to which the undersigned is a party if Laurence Levy and/or Edward Levy (as applicable) shall offer Founder Shares in a registered offering under the Securities Act. Notwithstanding the foregoing, in the event such notice of the transfer of Founder Shares has been given, but the transfer shall not have occurred at the time of the transfer specified therein, the Termination Date shall occur at the time specified in such notice, unless not less than 24 hours prior to such time, Laurence Levy and/or Edward Levy (as applicable) shall have given written notice to the undersigned, with evidence of actual receipt thereof by the undersigned, that such transfer has been cancelled, in which case such transfer of Founder Shares shall not occur until a subsequent notice thereof has been given in accordance with the terms hereof or waived by the undersigned.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

F-2

[Signature Page Immediately Follows]

F-3

In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

F-4

ANNEX G

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of ___________, 2008, by Hyde Park Acquisition Corp., a Delaware corporation (the “Company”), in favor of Kirtland Capital Partners III L.P., an Ohio limited partnership, (“KCP”), Kirtland Capital Company III LLC, a Turks and Caicos Island limited liability company (“KCC,” and together with KCP, the “Kirtland Investors”), Ronald L. Schad, Martin A. Kroll, William L. Erwin and William J. O’Rourke (collectively, the “Management Investors,” and together with the Kirtland Investors, the “Investors.”).

A. The Company and the Investors are parties to that certain Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Essex Holdings, dated as of even date herewith, pursuant to which the Investors have the right to exchange limited liability company interests in Essex Holdings LLC (the “LLC Interests”) for shares of the Company’s Common Stock (each such transaction, an “Exchange”);

B. Each of the Management Investors are party to certain Lock-Up Agreements with the Company, pursuant to which each of the Management Investors have agreed to certain restrictions on their right to transfer the shares of Common Stock issuable upon an Exchange; and

C. The Company desires to provide the Investors certain registration rights with respect to the shares of the Company’s Common Stock issuable upon an Exchange.

1. REGISTRATION RIGHTS.

1.1 Definitions. For purposes of this Agreement:

(a) Common Stock. The term “Common Stock” means the Company’s common stock, $0.0001 par value per share.

(b) Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(c) Holder. The term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement.

(d) Kirtland Holder. The term “Kirtland Holder” means any Kirtland Investor owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement.

(e) Management Holder. The term “Management Holder” means any Management Investor owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement.

(f)  Maximum Number of Shares. The “Maximum Number of Shares” means the maximum dollar amount or maximum number of shares that can be sold in a particular offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable.

(g) Principals. The term “Principals” means Laurence Levy and Edward Levy, and their respective affiliates.

(h) Principal Rights Agreement. The term “Principal Rights Agreement” refers to that certain Registration Rights Agreement, dated as of March 5 2007, by and among the Company, the Principals and Isaac Kier.

(i) Principal Shares. The term “Principal Shares” means (i) all of the shares of Common Stock owned or held by the Principals prior to the consummation of the Company’s initial public offering or (ii) all of the warrants purchased privately by the Principals simultaneously with the consummation of the Company’s initial public offering (and underlying shares of Common Stock) and owned or held by the Principals upon consummation of the Company’s initial public offering.

(j) Registrable Securities. The term “Registrable Securities” means (i) the Common Stock issuable upon Exchange of the LLC Interests and (ii) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (i). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:  (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities shall have been transferred pursuant to Rule 144 of the Securities Act, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities may be sold by the Holder without restriction, or (d) such securities shall have ceased to be outstanding.

(k) Registration. The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(l) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(m) Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(n) Underwriter. The term “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

1.2 Registrations on behalf of Kirtland Holders.

(a) Mandatory Registration. The Company agrees to file with the SEC, no later than six (6) months following the date hereof, a registration statement on Form S-3, or on Form S-1 or such other form under the Securities Act then available to the Company if it is not eligible to use Form S-3, providing for the resale of the Registrable Securities by the Kirtland Holders pursuant to Rule 415 of the Securities Act (as amended or supplemented, the “Mandatory Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the date of such filing. The Mandatory Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available, by the Kirtland Holders of any and all Registrable Securities; provided, however, that the Company shall not be required to provide for the distribution of Registrable Securities by means of an underwritten offering of the Registrable Securities.

(b) Deferral. Notwithstanding the foregoing, if the Company shall, within the twenty day period immediately preceding expiration of the six month period referred to in Section 1.2(a), furnish to the selling Kirtland Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its shareholders to file the Mandatory Registration Statement prior to expiration of such six month period because such filing would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the one-time right to defer such filing for a period of not more than forty-five (45) days after the date of delivery of such certificate; provided, however, the Company shall not register any securities for its own account or that of any other shareholder during such forty-five (45) day period other than in connection with a significant acquisition, corporate reorganization, or other similar transaction involving the Company.

(c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration, qualification, printers’, accounting and Company counsel fees shall be borne by the Company. Fees and expenses of counsel to the selling Kirtland Holders and any other expenses exclusive to the selling Kirtland Holders, including brokerage commissions or fees, shall be borne by the selling Kirtland Holders.

1.3 Registrations on behalf of Management Holders.

(a) Piggy-Back Registration.

(1) In the event that, prior to the second anniversary of the date hereof, any of the Principal Shares are to be registered for sale pursuant to a registration statement under the Securities Act, or on or after the second anniversary of the date hereof, any shares of Common Stock are to be registered for sale pursuant to a registration statement under the Securities Act other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, (x) the Company shall send notice thereof to the Management Holders as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Management Holders the opportunity to register the sale of such number of shares of Registrable Securities as such Management Holder may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities being sold in such offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Management Holders proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

(2) If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Principals or the Company desire to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 1.3(a), and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i)  If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities and Principal Shares, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, pro rata in accordance with the number of Shares that each such person has requested be included in such registration, regardless of the number of Shares held by such person (“Pro Rata”) that can be sold without exceeding the Maximum Number of Shares (but without prejudice to or reduction of the rights of the holders of Option Securities (as defined in the Principal Rights Agreement) pursuant to that certain Unit Purchase Option, dated March 5, 2007 (the “Unit Purchase Option”)); and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(ii)  If the registration is a “demand” registration undertaken at the demand of holders of Principal Shares, (A) first, the shares of Common Stock or other securities for the account of the demanding persons and the shares of Registrable Securities as to which registration has been requested pursuant to the terms hereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares (but without prejudice to or reduction of the rights of the holders of Option Securities pursuant to the Unit Purchase Option); (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Option Securities, Pro Rata, as to which registration has been requested pursuant to the Unit Purchase Option, that can be sold without exceeding the Maximum Number of Shares ; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares; and

(iii)   If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities or Principal Shares, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities comprised of Registrable Securities and Principal Shares, Pro Rata, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, that can be sold without exceeding the Maximum Number of Shares (but without prejudice to or reduction of the rights of the holders of Option Securities pursuant to the Unit Purchase Option) and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

(3) Any Management Holder may elect to withdraw such Management Holders’ request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Principals may withdraw a demand for registration statement at any time prior to the effectiveness of such registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Management Holders in connection with such Piggy-Back Registration as provided in Section 1.3(c).

(b) Request for Registration.

(1) At any time and from time to time on or after the second anniversary of the date hereof, the holders of at least 50% of the aggregate number of shares of Common Stock held by all Management Holders, on an as-Exchanged basis, may make a written demand for registration under the Securities Act of all or part of the Registrable Securities held by such Management Holders (the “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Management Holders of the demand, and each Management Holder who wishes to include all or a portion of his Registrable Securities in the Demand Registration (each such Management Holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Sections 1.3(b)(2) and 1.3(b)(5). The Company shall not be obligated to effect more than one (1) Demand Registration under this Section 1.3(b) in respect of all Registrable Securities held by Management Holders. Notwithstanding the foregoing, if, at the time the Company is required to file or effect a Demand Registration, the Company is eligible to file a Registration Statement on Form S-3, then the Company shall have the right to use such form in satisfaction of its obligations under this Section 1.3(b).

(2) Notwithstanding the foregoing, if the Company shall, within the twenty day period immediately following receipt of a written demand pursuant to Section 1.3(b)(1), furnish to the Demanding Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its shareholders to file the Demand Registration because such filing would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the one-time right to defer such filing for a period of not more than forty-five (45) days after the date of delivery of such certificate; provided, however, the Company shall not register any securities for its own account or that of any other shareholder during such forty-five (45) day period other than in connection with a significant acquisition, corporate reorganization, or other similar transaction involving the Company.

(3) A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

(4) If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

(5) If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the Maximum Number of Shares, then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

(6) If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 1.3(b)(1).

(c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3, including without limitation all registration, qualification, printers’, accounting and Company counsel fees shall be borne by the Company. Fees and expenses of counsel to the selling Management Holders and any other expenses exclusive to the selling Management Holders, including brokerage commissions or fees, shall be borne by the selling Management Holders. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof pursuant to this Section 1.3, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

1.4 Obligations of the Company. When required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to the provisions of Section 1.4(e) below, as expeditiously as reasonably possible:

(a) Use its best efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable, and to remain continuously effective for three years from the date of effectiveness or until no Registrable Securities are outstanding, whichever occurs earlier.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such registration statement until such time as all of such Registrable Securities registered thereunder shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement. In the case of amendments and supplements to a registration statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such registration statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such registration statement.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration statement.

(d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. The Company shall promptly notify each selling Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(e) Notify each selling Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each selling Holder (or such other number of copies as such Holder may reasonably request).

(f) Use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of any registration statement prepared hereunder, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, (ii) if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g) Use its commercially reasonable efforts either to cause all the Registrable Securities covered by a registration statement prepared hereunder to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 1.4(g).

(h) Cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a registration statement filed hereunder and enable such certificates to be in such denominations or amounts, as the case may be, as such Holders may reasonably request and registered in such names as such Holders may request.

(i) If requested by a selling Holder, use its commercially reasonable efforts to (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any registration statement if reasonably requested by a selling Holder holding any Registrable Securities.

(j) Promptly make available for inspection by the selling Holders and any Underwriter, attorney or accountant or other agent retained by such Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such Holders or any Underwriters, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

(k) Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(l) After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(m) Notwithstanding any other provision of this Agreement, from and after the time a registration statement filed under this Section 1 covering Registrable Securities is declared effective, the Company shall have the right to suspend the registration statement and the related prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders, provided, however, that the Company may exercise the right to such suspension only once in any 12-month period and for a period not to exceed forty-five (45) days. From and after the date of a notice of suspension under this Section 1.4(m), each selling Holder agrees not to use the registration statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the 60th day following the giving of the notice of suspension.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 and Section 1.3 that the selling Holders shall furnish to the Company or the managing Underwriter, if any, such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.2 or Section 1.3:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, members, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

(1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will promptly reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration under this Agreement by such Holder, partner, officer, director, underwriter or controlling person of such Holder. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 1.7.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will be required severally and not jointly to indemnify and hold harmless the Company, each of its directors, employees, agents, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration under this Agreement. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; promptly after a request for reimbursement has been received by the indemnifying Holder, provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a selling Holder under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section  1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section  1.7, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and selling Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party pursuant to a registration under this Agreement, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and selling Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) Use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.9 No Net Cash Settlement Value. In connection with an Exchange, the Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of an Exchange; however, the Company may satisfy its obligation by delivering unregistered shares of Common Stock. In no event will be the Company be required to net cash settle an Exchange of LLC Interests.

1.10 Additional Shares. The Company, at its option, may register, under any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock of the Company or any shares of Common Stock or other securities of the Company owned by any other securityholder(s) of the Company.

2. ASSIGNMENT AND AMENDMENT.

2.1 Assignment. The registration rights of a Holder under Section 1 hereof may be assigned only to an assignee of LLC Interests permitted under the LLC Agreement; provided, however that no party may assign any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee acknowledges in writing the terms and conditions of, and its obligations as a Holder under, this Agreement.

2.2 Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Kirtland Holders (and/or any of their permitted successors or assigns) holding LLC Interests representing and/or exchangeable for a majority of all the Holders’ Shares (as defined below) issuable to the Kirtland Holders, and the Management Holders (and/or any of their permitted successors and assignors) holding LLC Interests representing and/or exchangeable for a majority of all of the Holders’ Shares issuable to the Management Holders, or in either case, following such exchange, holding a majority of all of the Holders’ Shares held by the Kirtland Holders or the Management Holders, as the case may be, provided that the consent of the Kirtland Holders or the Management Holders shall not be required after such time as the Kirtland Holders or the Management Holders, as the case may be, shall not hold any LLC Interests exchangeable for Holders’ Shares or any Holders’ Shares. As used herein, the term “Holders’ Shares” shall mean the shares of Common Stock then issuable upon Exchange of all then outstanding LLC Interests held by the Holders. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

3. GENERAL PROVISIONS.

3.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a) if to a Holder, at such Holder’s address as set forth on Exhibit A hereto.

(b) if to the Company, marked “Attention: President”, at Hyde Park Acquisition Corp., 461 Fifth Avenue, 25th Floor, New York, New York 10017.

3.2 Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

3.3 Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York , without giving effect to that body of laws pertaining to conflict of laws. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the Second Department of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Agreement.

3.4 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

3.6 Successors And Assigns. Subject to the provisions of Section 2.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

3.7 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

3.9 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

HYDE PARK ACQUISITION CORP.

By:
Name:	Laurence Levy
Title:	Chief Executive Officer

KIRTLAND CAPITAL PARTNERS III L.P.
By:
Name:
Title:

KIRTLAND CAPITAL COMPANY III LLC

By:
Name:
Title:

Martin A. Kroll

Ronald L. Schad

William L. Erwin

William J. O’Rourke

EXHIBIT A

Kirtland Capital Partners III L.P.
3201 Enterprise Parkway, Suite 200
Beachwood, Ohio 44122
Attn: Michael DeGrandis

Kirtland Capital Company III LLC
3201 Enterprise Parkway, Suite 200
Beachwood, Ohio 44122

Ronald L. Schad

Martin A. Kroll

William L. Erwin

William J. O’Rourke

ANNEX H

COMPLIANCE AGREEMENT

This Compliance Agreement (“Agreement”) is made and entered into between Essex Holdings, LLC (“Holdings”), KCP Services, LLC, (the “Seller Representative”), and the Members of Holdings (collectively, the “Sellers”), Essex Crane Rental Corp. (the “Company”), and Hyde Park Acquisition Corp. (the “Purchaser”) (collectively, the “Parties”).

RECITALS

A. In connection with the Purchaser’s proposed acquisition of membership interests in Holdings pursuant to that certain Purchase Agreement among the Sellers, the Seller Representative and the Purchaser, dated of even date herewith (“Purchase Agreement”) the Company intends to proactively review and address certain identified environmental-related matters.

B. The Parties acknowledge the need to develop a framework to achieve ongoing consensus regarding the implementation of each of the tasks to be addressed under the Compliance Plan provided herein, and to ensure fair and prompt resolution of future issues pertaining thereto for the purpose of completing the implementation, whenever feasible, of all tasks before Closing of the Purchase Agreement. To facilitate implementation of the Compliance Plan, the Company and the Purchaser shall each retain a consultant (“Designated Environmental Consultant”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and Purchaser agree, and, except for Paragraphs 3-5 to which they are not a party, the Sellers agree as follows:

1. Incorporation of Recitals; Definitions.

The above Recitals are incorporated as part of this Agreement as though fully set forth herein. All terms used in this Agreement which are defined in the Purchase Agreement will, unless otherwise defined, have the meanings provided therein.

2. Compliance Plan; the Company’s Performance of Work.

The Compliance Plan agreed to by the Parties is comprised of and limited to the items listed in Table 1 and Table 2 hereof, which are attached hereto and incorporated by reference into this Agreement. By mutual agreement, the Purchaser and the Seller Representative may amend the Compliance Plan at any time. The Purchaser shall be responsible for the expense of the Phase II Data Collection investigations of the septic systems at the Arcola and Alabaster facilities, unless the analytical parameters that are detected in soil or groundwater exceed either relevant federal or state standards or guidelines for industrial facilities for the state in which the facility is located. The Company shall be responsible for all other costs of implementing the Compliance Plan at its own expense, except as provided in Section 6.

3. Designated Environmental Consultants; Preparation of Investigation Work Plan.

The Company shall implement the Compliance Plan with the assistance of its Designated Environmental Consultant (“Company Consultant”), Conestoga Rovers Associates (“CRA”). The Company shall advise the Purchaser of its plans for and status of the implementation of the Compliance Plan through Purchaser’s Designated Environmental Consultant (“Purchaser’s Consultant”), Bradburne, Briller & Johnson, LLC (“BB&J”). The Company and the Purchaser shall each be solely responsible for the costs of its respective Designated Environmental Consultant and shall each retain the right to replace from time to time its respective Designated Environmental Consultant.

The Company and the Purchaser shall arrange for their respective Designated Environmental Consultants to visit jointly within twenty (20) days of the effective date hereof the seven (7) facilities listed in the Compliance Plan for the purpose of (1) field locating those sampling locations where sampling is to occur before the occurrence of other events (“Initial Sampling Locations”) and (2) identifying areas of soil removal where soil removal is to occur before the occurrence of other events. Within ten (10) days after the last facility visit, the Company shall cause the Company’s Consultant to submit to the Purchaser’s Consultant a proposed Investigation Work Plan for each of the seven (7) facilities. The proposed Investigation Work Plan shall contain a schedule providing target dates for: (i) completion of each of the Compliance Plan work items; and (ii) preparation of the Remediation Work Plan discussed in Paragraph 5 hereof. The proposed Investigation Work Plan shall also designate for the Initial Sampling Locations the location of each sample, and the constituents for which each sample will be analyzed. In addition, the proposed Investigation Work Plan shall specify the methodologies for soil and groundwater sample collection, handling, packaging and transport, and the analytical protocols for sample analyses. Purchaser through Purchaser’s Consultant shall have the right to propose to the Company revisions to the proposed Investigation Work Plan within five (5) days of receipt hereof, provided, however, the Purchaser may not add new items to the Compliance Plan. For purposes of preparing the Implementation and Remediation Plans, the Company and Purchaser agree to grant each other access to any information related to the items in the Compliance Plan in their custody or control regarding the environmental condition of the Properties and compliance of the Business with Environmental Laws, including records, employee knowledge, history, or any other potentially relevant or useful information.

4. Finalization and Implementation of Investigation Work Plan.

The Company and the Purchaser shall instruct their respective Designated Environmental Consultants to confer with respect to any suggested revisions to the proposed Implementation Plan and to use their reasonable best efforts to reach a consensus as to a final Implementation Plan. Within five (5) days of receipt of Purchaser’s suggested modifications, the Company shall cause the Company’s Consultant to prepare and send to Purchaser’s Consultant a final Investigation Work Plan.

If Purchaser has any objections to any element of the final Investigation Work Plan, it may submit such objections to the technical dispute resolution procedure of this Paragraph 4 by notifying the Company of such objections and submission within five (5) days of receipt of the final Investigation Work Plan. If the Company receives a notice of objection and submission, it may suspend work with respect to the item(s) affected in the Compliance Plan until such objection is withdrawn or resolved through the technical dispute resolution procedure.

An objection regarding the Investigation Work Plan or Remediation Plan will be mediated as expeditiously as possible by a third environmental consultant who will review both parties’ positions. To select the third consultant, the Company and Purchaser shall cause their respective Designated Environmental Consultants to each submit to the other within seven (7) days of the commencement of this dispute resolution process, a list of three proposed consultants, each of whom shall not have performed work within the last thirty-six months for the Company, the Sellers or the Purchaser. Within ten (10) days thereafter, the Company and the Purchaser shall jointly interview the candidates and develop a method to assign points to each of the candidates in order of preference. The consultant with the highest point total shall serve as the third party consultant. The fees and costs of the third consultant shall be shared equally by the Company and Purchaser. The third consultant will meet jointly with the Designated Environmental Consultants within fourteen (14) days of his/her selection and attempt to assist them in reaching an agreed resolution of their dispute(s). If the Designated Environmental Consultants do not agree on a final Investigation Work Plan or Remediation Plan within ten (10) days after their meeting with the third consultant, then the Designated Environmental Consultants shall jointly seek a written determination resolving the specific issue(s) in dispute from the State environmental agency with jurisdiction over the Property at issue. The State’s written determination shall be the final resolution of the disputed issue(s). If the Designated Environmental Consultants are unable to obtain a written determination from the state agency within twenty-one (21) days, or such other time as agreed to by the Company and the Purchaser, and the Designated Environmental Consultants are otherwise unable to resolve their dispute, then the dispute shall be resolved by the Company enrolling, within the next fourteen (14) days, the Properties for which the Investigation Work Plan is in dispute in the voluntary remediation and/or compliance programs of the States in which such Properties are located. To the extent allowed by the applicable program, the Company shall be allowed to limit the scope of the enrollment to the specific issue(s) in dispute. After the Investigation Work Plan is finalized, the Company shall use reasonable best efforts to implement the Investigation Work Plan pursuant to the schedule provided therein. Purchaser’s Consultant shall be allowed to observe all sampling and other field work and to review and comment on documents and procedures (including observation of such procedures) developed to address compliance issues identified in Table 1. The Company and the Purchaser shall each use their reasonable best efforts to ensure that their Designated Environmental Consultants are available as needed to achieve timely completion of all work pursuant to the schedule provided in the agreed Investigation Work Plan.

5. Preparation, Finalization and Implementation of Remediation Work Plan.

Based on the data gathered during the implementation of the Investigation Work Plan, the Company will cause the Company’s Consultant to prepare and submit to Purchaser a Remediation Work Plan for addressing any compliance issues that are not resolved to the parties’ mutual satisfaction, and any contamination identified in excess of the relevant remediation standards or criteria for industrial properties used in voluntary remediation or similar remediation programs for the State in which the property at issue is located (“State Remediation Standards”), which are set forth in Table 3 hereof. The draft Remediation Work Plan shall include and consider all environmental sampling data and any new factual information obtained during implementation of the Investigation Work Plan. Within seven (7) days of receipt of a Remediation Plan, the Purchaser shall have the right to review and suggest modifications to the proposed Remediation Work Plan. If within ten (10) days of the receipt of suggested modifications to the proposed Remediation Plan the Designated Environmental Consultants cannot resolve any differences of opinion regarding any aspect of the proposed Remediation Work Plan, then the dispute resolution procedures provided in Paragraph 4 hereof shall apply. Purchaser’s Consultant shall be allowed to observe all sampling and other field work and to review and comment on the implementation of the documents and procedures developed to address compliance issues identified in Table 1. The Company and the Purchaser shall each use their reasonable best efforts to ensure that their Designated Environmental Consultants are available as needed to achieve timely completion of all work pursuant to the schedule provided in the agreed Remediation Work Plan.

6. Post-Closing Cost Estimates and Escrow; Indemnification.

No later than five days after the Purchaser files its definitive proxy statement with the SEC, the Company shall cause the Company’s Consultant to prepare and submit to the Parties a Post-Closing Cost Estimate which shall provide the estimated costs to complete the portions of the Remediation Work Plan (and if applicable, the Investigation Work Plan) that, in the Company Consultant’s opinion, the Seller will not be able to complete prior to Closing (the “Estimated Post-Closing Costs”). Sellers acknowledge and shall direct the Company’s Consultant and, if applicable, the third party consultant, that, in light of the limited recourse of the Purchaser provided in the last sentence of this Section 6, such Estimate of post-Closing Costs is to be derived with the intention of estimating the full cost to complete such portions of the Remediation Work Plan (and if applicable, the Investigation Work Plan) in light of the test results available as of the date of preparation of such estimate. If, within five days after delivery of the Estimated Post Closing Costs to Purchaser, the Designated Environmental Consultants have not agreed on the amount of Estimated Post-Closing Costs, then they will select a third environmental consultant pursuant to the procedure provided in Paragraph 4 hereof, whose fees and costs shall be shared equally by Purchaser and Sellers. The third consultant will review both parties’ positions and issue his or her own determination of Estimated Post-Closing Costs within seven (7) days of his or her selection, which shall be the final determination of such costs hereunder. An amount equal to one hundred fifty percent (150%) of the Estimated Post-Closing Costs shall be withheld from the Purchase Price and placed in escrow with the Escrow Agent under an Escrow Agreement substantially in the form of Exhibit 1 attached hereto or in other form mutually satisfactory to Purchaser and Sellers. Such escrow funds, together with any earnings thereon, shall be made available to the Purchaser to pay Investigation and Remediation Work Plan implementation costs as and when incurred. Purchaser shall direct and control all implementation of the Investigation and Remediation Work Plan that will occur post-Closing. Within thirty (30) days after Purchaser and Sellers agree that the Remediation Work Plan has been fully completed, they shall jointly direct the Escrow Agent to remit to the Sellers all funds remaining in the escrow. Purchaser’s right to the funds placed in escrow hereunder and to reimbursement from the Escrow Fund (but not the escrow associated with the Wachovia Swap Agreements) under the Purchase Agreement shall be Purchaser’s sole remedy for the matters addressed herein.

7. No Effect on Purchaser’s Rights and Remedies Provided in Purchase Agreement

Nothing in this Agreement shall be construed to limit Purchaser’s rights and remedies provided in the Purchase Agreement, including but not limited to indemnities, termination, or satisfaction of shortfalls in the escrow provided herein by drawing on the separate escrow provided in the Purchase Agreement. Nothing in this Agreement shall be construed to limit the Sellers’ rights and remedies provided in the Purchase Agreement, including but not limited to, indemnifications or termination.

8. Successors and Assigns.

This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs or successors, as the case may be, and assigns, but is not assignable by any party without the prior written consent of the other parties.

9. Third Party Beneficiaries.

Each party hereto intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

10. Further Assurances.

The parties shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Each party hereto shall cooperate affirmatively with the other parties, to the extent reasonably requested by such other parties, to enforce rights and obligations herein provided.

11. Notices.

All notices, requests, demands and other communications to be given under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon delivery of a telephonic facsimile transmission (with confirmation of such delivery), or (iii) one (1) Business Day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by any party to the others) as follows:

If to the Purchaser:

Hyde Park Acquisition Corp.
461 Fifth Avenue, 25 Floor
New York, NY 10017
Attn: Laurence S. Levy and Edward Levy
Fax: (212) 644-6262

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attention: Todd J. Emmerman
Fax: (212) 940-8776

If to the Company, Sellers or Seller Representative:

KCP Services LLC
3201 Enterprise Parkway, Suite 200
Beachwood, OH 44122
Attention: Michael DeGrandis
Fax: (216) 593-0240

with a copy to:

Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Attention: Charles W. Hardin, Jr.
Fax: (216) 579-0212

If to Company’s Consultant:

Richard G. Shepherd, P. Eng.
Conestoga-Rovers & Associates
651 Colby Drive
Waterloo, Ontario
N2V 1C2
Phone: (519) 884-0510
Fax: (519) 725-1394
rshepherd@craworld.com

If to the Purchaser’ Consultant:

J. Tim Bradburne, P.G.
Principal
Bradburne Briller & Johnson LLC
515 N. State Street, Suite 2200
Chicago, IL 60610
Phone: (312) 644-8556 x203
Fax: (312) 644-8555
tbradburne@bbjgroup.com

12. Complete Agreement.

This Agreement and the Purchase Agreement and the other documents delivered by the parties in connection herewith and therewith contain the complete agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

13. Captions.

The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

14. Amendment.

This Agreement may be amended or modified only by an instrument in writing duly executed by the Seller Representative and the Purchaser; provided, however, that no amendment may be made that is prohibited by any Law.

15. Waiver.

At any time prior to the Closing Date, the Seller Representative and the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by the Seller Representative and the Purchaser.

16. Governing Law.

This Agreement is to be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its rules of conflict of laws.

17. Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

18. Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument.

19. Dispute Resolution.

Subject to the provisions of Sections 4, 5 and 6 above, should the Parties be unable to resolve any dispute under this Agreement, such dispute shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The award(s) rendered by the arbitrators in accordance with this provision shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. All arbitration proceedings or hearings shall utilize New York law and shall be conducted in New York, New York. The Company, Holdings and/or the Sellers (as the case may be) may join any other party in the arbitration proceedings that they determine is necessary to reach a complete adjudication of any disputes arising under this Agreement. The failure of any party to comply with the provisions of the foregoing shall be in contravention of the parties’ express intention to implement this alternative means of dispute resolution, shall constitute a breach of these provisions, and the parties hereto expressly stipulate that any court having jurisdiction over the parties shall be empowered to immediately enjoin any proceeding commenced in contravention of this Section 18 and the party failing to comply with these provisions shall reimburse the other parties for all costs and expenses (including legal fees) incurred in enforcing these provisions.

20. WAIVER OF JURY TRIAL.

EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, OR ANY AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

21. TERMINATION

This Agreement will automatically terminate in the event of termination of the Purchase Agreement, and this Agreement will become void and have no effect, without any liability or obligation on the part of the Parties hereto.
IN WITNESS WHEREOF, the Purchaser, the Company, Holdings, the Sellers and the Seller Representative have executed, or have caused their duly authorized representatives to execute, this Agreement as of the day and year first above written.

HYDE PARK ACQUISITION CORP.

By:	/s/ Laurence Levy
Print Name:
Title:

ESSEX CRANE RENTAL CORP.

By:	/s/ Ronald Schad
Print Name:	Ronald Schad
Title:	CEO / President

ESSEX HOLDINGS LLC

By:	/s/ Ronald Schad
Print Name:	Ronald Schad
Title:	CEO / President

SELLERS:

KIRTLAND CAPITAL PARTNERS III L.P.

By:	Kirtland Partners Ltd., its general partner

	By:	/s/ John G. Nestor
	Print Name:	John G. Nestor
	Title:	President

/s/ Martin A. Kroll
Martin A. Kroll

KIRTLAND CAPITAL COMPANY III LLC

By:	Kirtland Partners Ltd., its managing member

	By:	/s/ John G. Nestor
	Print Name:	John G. Nestor
Title:

/s/ Ronald Schad
Ronald L. Schad

/s/ William L. Erwin
William L. Erwin

/s/ William J. O’Rourke
William J. O’Rourke

SELLER REPRESENTATIVE:

KCP SERVICES LLC

By:	Kirtland Capital Corporation, its managing member

	By:	/s/ Michael T. DeGrandis
	Print Name:	Michael T. DeGrandis
	Title:	CFO

ANNEX I

March 5, 2008

CONFIDENTIAL

Special Committee to the Board of Directors
Hyde Park Acquisition Corp.
461 Fifth Avenue, 25th Floor
New York, NY 10017

Re:	Fairness Opinion - Opinion of the Board of Director’s Financial Advisor

Dear Special Committee to the Board of Directors:

We understand that Hyde Park Acquisition Corp. (“Hyde Park”) is purchasing 100% of the membership interests of Essex Holdings LLC (“Essex” or the “Company”), the 100% owner of Essex Crane Rental Corp. (“Essex Crane”), from Kirtland Capital Partners III L.P. (“Kirtland”) and other holders of Essex (“Management”). We further understand that Kirtland and Management will retain membership interests with an aggregate value of $10 million (the “Retained Units”). The Retained Units will be exchangeable by the holders at any time into shares of Hyde Park common stock on the terms set forth in the limited liability company agreement of Essex. The terms described above, as more fully set forth in the Purchase Agreement, are hereinafter referred to as the (“Transaction”).

Houlihan Smith & Company, Inc. (“Houlihan”) was engaged by Hyde Park to render an opinion (“Opinion”) to the Special Committee to the Board of Directors of Hyde Park as to whether, on the date of such Opinion, (i) the Purchase Consideration is fair from a financial point of view to the shareholders of Hyde Park, and (ii) the fair market value of Essex is at least equal to 80% of the net assets of Hyde Park at the time of the Transaction.

In performing our analyses and for purposes of our Opinion set forth herein, we have, among other things:

a.	Reviewed the financial terms and conditions of the most recent draft of the Purchase Agreement by and among Essex Crane, Essex, Kirtland, and Hyde Park dated March 5, 2008;

b.	Conducted an on-site visit and held discussions with Management regarding, among other items, the strategic intent of the Transaction, and the anticipated future prospects for Essex;

c.	Reviewed the Confidential Information Memorandum prepared by Houlihan Lokey Howard & Zukin Capital dated June 2006;

d.	Reviewed the amended and restated loan and security agreement by and among Essex Crane and Wachovia Capital Markets, LLC, which served as the Lead Arranger and Sole Bookrunner;

e.	Reviewed the Strategic Due Diligence report prepared by Oliver Wyman dated November 27, 2007;

f.	Reviewed schedules estimating Net Operating Loss Carry Forward (“NOL”) utilization prepared by Management;

105 W. Madison, Suite 1500	Tel: 312.499.5900 Toll Free: 800.654.4977	www.houlihansmith.com
Chicago, IL 60602	Fax: 312.499.5901	www.fairnessopinion.com
www.solvencyopinion.com

Board of Directors
Hyde Park Acquisition Corporation
Fairness Opinion - Confidential
March 5, 2008

g.	Analyzed unaudited financial and other information with regards to Essex Crane, including:
•	Internally prepared financial statements for the period ending October 31, 2007, as well as monthly financial statements for each month between December 2005 and September 2007;
•	Financial projection model prepared by Management;

h.	Reviewed and analyzed historical equipment and property appraisals;

i.
Reviewed financial and operating information with respect to certain publicly traded companies in the construction equipment rental and leasing industry which we believe to be generally comparable to the business of the Company;

j.
Reviewed industry leading economic indicators such as the Non-Residential Put in Place Index, Construction contractors backlog, McGraw-Hill construction starts, TEC reports for industrial construction, and Reed construction forecasts;

k.	Reviewed the financial terms of certain recent business combinations in the construction equipment rental and leasing industry specifically and in other industries generally; and

l.	Performed such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

We have relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this Opinion. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Essex, nor have we been furnished with any such evaluation or appraisal other than as described in paragraph “h.” above. We have further relied upon the assurances from senior management of both Hyde Park and Essex that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of our Opinion. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information.

Further, our Opinion is necessarily based upon information made available to us, as well as the economic, monetary, market, financial, and other conditions as they exist as of the date of this letter. We disclaim any obligation to advise the Board of Directors of Hyde Park or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the Transaction. Houlihan did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our Opinion as to the fairness of the Purchase Consideration to the shareholders of Hyde Park. Houlihan does not place any specific reliance or weight on any individual analysis, but instead, concludes that its analyses taken as a whole, supports its conclusion and Opinion. Accordingly, Houlihan believes that its analyses must be considered in its entirety and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Houlihan in connection with the preparation of this Opinion.

Board of Directors
Hyde Park Acquisition Corporation
Fairness Opinion - Confidential
March 5, 2008

Our Opinion does not constitute a recommendation to proceed with the Transaction. This Opinion relates solely to the question of the fairness of the Purchase Consideration to the shareholders of Hyde Park, from a financial point of view. We are expressing no opinion as to the income tax consequences of the Transaction to the shareholders of Hyde Park.

Houlihan, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Houlihan has no prior investment banking relationships with Hyde Park or Essex. Houlihan has received a non-contingent fee from Hyde Park relating to its services in providing this Opinion. In an engagement letter dated January 2, 2008, Hyde Park has agreed to indemnify Houlihan with respect to Houlihan’s services relating to this Opinion.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, (i) the Purchase Consideration to be paid by Hyde Park to the members of Essex is fair from a financial point of view to the shareholders of Hyde Park, and (ii) the fair market value of Essex is at least equal to 80% of the net assets of Hyde Park at the time of the Transaction.

Very truly yours,

Houlihan Smith & Company, Inc.

ANNEX J

Section references are NOT underlined. Provisos are underlined. Days, years, months and percents are spelled out and in parens. Dollar amounts are in numbers only.

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

by and among

ESSEX CRANE RENTAL CORP.,
as Borrower

and

ESSEX HOLDINGS, LLC,
as Guarantor

TEXTRON FINANCIAL CORPORATION,
NATIONAL CITY BUSINESS CREDIT, INC.
and
SOVEREIGN BANK,
as Co-Documentation Agents

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL),
f/k/a CONGRESS FINANCIAL CORPORATION (CENTRAL),
as Agent

WACHOVIA CAPITAL MARKETS, LLC,
as Lead Arranger and Sole Bookrunner

and

THE FINANCIAL INSTITUTIONS NAMED HEREIN
as Lenders

Dated: March 6, 2008

J-i

When updating the entire table of contents, you must delete sections 1.1 through 1.127.

J-ii

7.6.	Power of Attorney.	57
7.7.	Right to Cure
7.8.	Access to Premises.	59

SECTION 8.	REPRESENTATIONS AND WARRANTIES	59
8.1.	Corporate Existence, Power and Authority.	59
8.2.	Name; State of Organization; Chief Executive Office; Collateral Locations
8.3.	Financial Statements; No Material Adverse Change.	61
8.4.	Priority of Liens; Title to Properties.	61
8.5.	Tax Returns	61
8.6.	Litigation
8.7.	Compliance with Other Agreements and Applicable Laws.	62
8.8.	Environmental Compliance
8.9.	Employee Benefits.	63
8.10.	Bank Accounts.	64
8.11.	Intellectual Property.	64
8.12.	Subsidiaries; Affiliates; Capitalization; Solvency.	65
8.13.	Labor Disputes.	66
8.14.	Restrictions on Subsidiaries.	66
8.15.	Material Contracts.	67
8.16.	Payable Practices.	67
8.17.	Accuracy and Completeness of Information.	67
8.18.	Guarantor's Business Operations.	67
8.19.	Pledged Collateral.	67
8.20.	Governmental Regulation.	68
8.21.	Certain Fees.	68
8.22.	Survival of Warranties; Cumulative.	68

SECTION 9.	AFFIRMATIVE AND NEGATIVE COVENANTS	68
9.1.	Maintenance of Existence
9.2.	New Collateral Locations.	69
9.3	Compliance with Laws, Regulations, Etc.
9.4.	Payment of Taxes and Claims.	70
9.5.	Insurance.	70
9.6.	Financial Statements and Other Information.	71
9.7.	Sale of Assets, Consolidation, Merger, Dissolution, Etc.
9.8.	Encumbrances	74
9.9.	Indebtedness
9.10.	Loans, Investments, Etc.	78
9.11.	Dividends and Redemptions.	79
9.12.	Transactions with Affiliates.	80
9.13.	Compliance with ERISA.	81
9.14.	End of Fiscal Years; Fiscal Quarters.	81
9.15.	Change in Business.	81

J-iii

9.16.	Limitation of Restrictions Affecting Subsidiaries.	81
9.17.	Fleet Utilization Ratio.	82
9.18.	Fixed Charge Coverage Ratio.	82
9.19.	License Agreements.	82
9.20.	After Acquired Real Property.	83
9.21.	Costs and Expenses.	84
9.22.	Lender Meetings.	84
9.23.	Lease Obligations.	85
9.24.	Capital Expenditures.	85
9.25.	Further Assurances.	85

SECTION 10.	EVENTS OF DEFAULT AND REMEDIES	86
10.1.	Events of Default.	86
10.2.	Remedies.	88

SECTION 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	91
11.1.	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.	91
11.2.	Waiver of Notices.	93
11.3.	Amendments and Waivers.	94
11.4.	Waiver of Counterclaims.	96
11.5.	Indemnification.	96

SECTION 12.	THE AGENT	97
12.1.	Appointment, Powers and Immunities.	97
12.2.	Reliance by Agent.	97
12.3.	Events of Default.	97
12.4.	Wachovia in its Individual Capacity.	98
12.5.	Indemnification.	98
12.6.	Non-Reliance on Agent and Other Lenders.	99
12.7.	Failure to Act.	99
12.8.	Additional Loans.	100
12.9.	Concerning the Collateral and the Related Financing Agreements.	100
12.10.	Field Audit, Examination Reports and other Information; Disclaimer by Lenders.	100
12.11.	Collateral Matters.	101
12.12.	Agency for Perfection.	103
12.13.	Successor Agent.	103
12.14.	Co-Documentation Agents.	104

SECTION 13.	TERM OF AGREEMENT; MISCELLANEOUS	104
13.1.	Term.	104
13.2.	Interpretative Provisions.	105
13.3.	Notices.	107
13.4.	Partial Invalidity.	108

J-iv

13.5.	Confidentiality.	108
13.6.	Successors.	109
13.7.	Assignments; Participations.	109
13.8.	Entire Agreement.	111
13.9.	USA Patriot Act.	112
13.10.	Counterparts, Etc.	112
13.11.	Interest.	112

J-v

INDEX TO
EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Information Certificate

Exhibit C	Form of Compliance Certificate

Exhibit D	Form of Equipment Lease

Exhibit E	Form of Deposit Account Control Agreement

Exhibit F-1	Execution Date Closing Checklist

Exhibit F-2	Closing Date Closing Checklist

Schedule 1.56	Existing Letters of Credit

Schedule 4.1(f)	Closing Date Financials

Schedule 8.21	Broker's Fees

J-vi

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amended and Restated Loan and Security Agreement dated March 6, 2008 is entered into by and among Essex Crane Rental Corp., a Delaware corporation ("Borrower"), Essex Holdings, LLC, a Delaware limited liability company ("Guarantor"), the parties hereto as lenders from time to time, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders"), Wachovia Capital Finance Corporation (Central), an Illinois corporation, formerly known as Congress Financial Corporation (Central), in its capacity as administrative and collateral agent for Lenders (in such capacity, "Agent") and each of Textron Financial Corporation, National City Business Credit, Inc. and Sovereign Bank, each in its capacity as co-documentation agent for Lenders (in such capacity, "Co-Documentation Agents"). This Agreement shall be effective as of the Closing Date (as defined below) upon the satisfaction of the conditions set forth herein; effective on the Closing Date, this Agreement amends, restates, supersedes and replaces in its entirety that certain Amended and Restated Loan and Security Agreement dated February 13, 2007 (as amended or otherwise modified prior to the date hereof, the "Amended Loan Agreement") among Borrower, Guarantor, Agent and the financial institutions party thereto as lenders ("Existing Lenders") (which itself amended, restated, superseded and replaced in its entirety that certain Loan and Security Agreement dated September 22, 2004 (as amended or otherwise modified prior to February 23, 2007, the "Original Loan Agreement") among Borrower, Guarantor, Agent and the financial institutions party thereto as lenders ("Original Lenders"). Effective on the Closing Date, all Prior Obligations (as defined below) of Borrower owing under the Amended Loan Agreement shall continue to exist under, and be evidenced by, this Second Amended and Restated Loan and Security Agreement.

W I T N E S S E T H:

WHEREAS, immediately prior to the Closing Date, two of the Existing Lenders, The CIT Group/Business Credit, Inc. ("CIT") and General Electric Capital Corporation ("GECC") will assign all of their rights and interests under the Amended Loan Agreement to Wells Fargo Equipment Finance, Inc. and SL Financial Services Corporation, respectively (collectively, "New Lenders");

WHEREAS, Agent, New Lenders, Existing Lenders (other than CIT and GECC), Borrower and Guarantor desire to amend and restate the Amended Loan Agreement on the Closing Date pursuant to the terms and conditions hereof and intend that on and after the Closing Date (i) the Obligations (as defined in the Amended Loan Agreement) shall continue to exist under, and be evidenced by this Agreement, (ii) the Loans (as defined in the Amended Loan Agreement) shall be Loans under and as defined in this Agreement and (iii) the Letters of Credit (as defined in the Amended Loan Agreement) shall be Letters of Credit under and as defined in this Agreement; and

WHEREAS, each of Borrower and Guarantor desires to reaffirm its grant to Agent, for the benefit of Agent and Lenders, of a security interest in and lien upon substantially all of its personal and real property in order to continue to secure all of its Obligations under this Agreement and the other Financing Agreements; and

WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrower on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree, effective on the Closing Date, as follows:

SECTION 1.	DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1. "Accounts" shall mean, as to each of Borrower and Guarantor, all present and future rights of each of Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

1.2. "Acquisition" shall mean the acquisition by Newco of substantially all of the equity of Guarantor pursuant to the Acquisition Documents.

1.3. "Acquisition Documents" shall mean the Purchase Agreement dated as of March 6, 2008 among Borrower, Guarantor, KCP Services LLC (as Seller Representative), the members of Guarantor and Newco, and all agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith, as each may be amended, restated, supplemented or otherwise modified from time to time with the consent of Required Lenders, not to be unreasonably withheld.

1.4. "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one percent (1%)) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.5. "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of Voting Stock of such Person or other equity interests in such Person and (b) any Person of which such Person beneficially owns or holds ten percent (10%) or more of any class of Voting Stock or in which such Person beneficially owns or holds ten percent (10%) or more of the equity interests. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. Notwithstanding anything in the foregoing to the contrary, no Lender (or any of its Affiliates) shall be deemed to be an Affiliate of Borrower or Guarantor or any of their Subsidiaries. Notwithstanding the foregoing, Kirtland Partners Ltd. and its Affiliates and each management employee of Borrower shall be deemed to be Affiliates of Borrower so long as such entity or person owns any Voting Stock of Guarantor.

1.6. "Agent" shall mean Wachovia Capital Finance Corporation (Central), (f/k/a Congress Financial Corporation (Central)), in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent appointed pursuant to Section 12.13 hereof.

1.7. "Agent Payment Account" shall mean account no. 5000000030266 of Agent at Wachovia Bank, National Association, or such other account of Agent as Agent may from time to time designate in writing to Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

1.8. "Agreement" shall mean this Second Amended and Restated Loan and Security Agreement, as it may be amended, restated, modified or supplemented from time to time hereafter.

1.9. "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans, the Interest Rate for Eurodollar Rate Loans, the L/C Rate and the Unused Line Fee Rate, the applicable percentage (on a per annum basis) set forth below:

Applicable Prime Rate Margin	Applicable Eurodollar Rate Margin	Applicable L/C Rate	Applicable Unused Line Fee Rate
0.25%	2.25%	2.25%	0.25%

1.10. "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

1.11. "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

1.12. "Borrower" shall have the meaning set forth in the introductory paragraph hereof.

1.13. "Borrowing Base" shall mean, at any time, the amount equal to:

(a) the sum of: (A) eighty-five percent (85%) of the amount of Eligible Accounts of Borrower, plus (B) the Eligible Equipment Advance Rate of the Net Orderly Liquidation Value of Eligible Equipment of Borrower,

minus

(b) Reserves.

1.14. "Borrowing Base Reduction Amount" shall mean the amount, as determined by Agent, calculated at any date, equal to the sum of: (i) the amount of all then outstanding and unpaid Obligations (including without limitation Loans and Letter of Credit Accommodations), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables of Borrower which are outstanding more than sixty (60) days past due as of such time (other than trade payables being contested or disputed by Borrower in good faith).

1.15. "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Illinois or the State of North Carolina, and a day on which the Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.16. "Capital Expenditures" shall mean, with respect to Borrower and its Subsidiaries for any period, the sum of (i) the aggregate of all unfinanced cash expenditures by Borrower and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, and (ii) to the extent not covered by clause (i) above, the aggregate of all cash expenditures by Borrower and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

1.17. "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.18. "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.19. "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $500,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.20. "Change of Control" shall mean (a) the failure of Newco to own in the aggregate directly or indirectly at least ninety percent (90%) of the voting power of the total outstanding Voting Stock of Guarantor; (b) the failure of Guarantor to own directly or indirectly one hundred percent (100%) of the voting power of the total outstanding Voting Stock of Borrower; or (c) a change, in one or more transactions, in more than twenty-five percent (25%) of the beneficial ownership of the total outstanding Voting Stock of Newco.

1.21. "Closing Appraisal" shall mean the appraisal dated December 31, 2007 prepared by Hunyady Appraisal Services and addressed to Agent.

1.22. "Closing Date" shall mean the date on which this Agreement becomes effective upon the satisfaction or waiver of all of the conditions precedent set forth in Section 4.1.

1.23. "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.24. "Collateral" shall have the meaning set forth in Section 5 hereof.

1.25. "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to Borrower, or any other person to whom any Collateral (other than Equipment that is subject to an Equipment Lease and that is in the possession of the applicable lessee) is consigned or who has custody, control or possession of any such Collateral (other than Equipment that is subject to an Equipment Lease and that is in the possession of the applicable lessee) or is otherwise the owner or operator of any premises on which any of such Collateral (other than Equipment that is subject to an Equipment Lease and that is in the possession of the applicable lessee) is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and Lenders and agrees to follow all instructions of Agent with respect thereto.

1.26. "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signatures pages hereto designated as the Commitment, on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

1.27. "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of Borrower pursuant to Sections 2.1 and 2.2 hereof.

1.28. "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.29. "Defaulting Lender" shall have the meaning set forth in Section 6.9 hereof.

1.30. "Deposit Account Control Agreement" shall mean an agreement in writing in the form of Exhibit E attached hereto (with appropriate insertions) or otherwise in form and substance reasonably satisfactory to Agent, by and among Agent and Borrower and the bank at which a deposit account is at any time maintained.

1.31. "Desk Top Appraisal" shall have the meaning set forth in Section 7.4 hereof.

1.32. "Disposition" shall mean any transaction, or series of transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets (but excluding (a) leases of Equipment For Lease and sales of Inventory (excluding Equipment and Equipment For Lease), in the ordinary course of business on ordinary business terms and (b) any Event of Loss constituting a disposition of assets).

1.33. "Dominion Conditions" shall mean either (a) the occurrence and continuance of an Event of Default or (b) the reduction of Monthly Average Excess Availability for any monthly period below $20,000,000 for any reason.

1.34. "Dominion Period" shall mean a period commencing on the initial date of the existence of a Dominion Condition until the later of (a) sixty (60) days thereafter and (b) such time as the conditions set forth in clauses (a) and (b) of the definition of "Dominion Conditions" are no longer in existence; provided, however, if Dominion Conditions arise on more than 2 separate occasions, "Dominion Period" shall mean a period ending on the date that this Agreement is terminated pursuant to Section 13.1 and all Obligations have been paid in full.

1.35. "EBITDA" shall mean, with respect to Borrower and its Subsidiaries for any period, (a) the consolidated net income of Borrower and its Subsidiaries for such fiscal period; minus (b) extraordinary gains included in such net income for such fiscal period, plus (c) interest expense, income taxes, depreciation, amortization, non-cash charges (including book value of Equipment and Equipment For Lease sold, but excluding any such non-cash charge to the extent it represents an accrual of or reserve for future period cash expenditures), extraordinary losses (net of insurance and related cash receipts) and management, transaction, closing and similar fees (other than customary director fees) paid in cash by Borrower to any of its Affiliates solely to the extent permitted to be paid pursuant to Section 9.12(b), in each case to the extent deducted from such net income for such fiscal period, minus (d) other non-cash items added in the calculation of consolidated net income, all as determined in accordance with GAAP.

1.36. "Eligible Accounts" shall mean Accounts created by Borrower which meet each of the criteria set forth below. Accounts shall be Eligible Accounts if:

(a) such Accounts arise from (i) the actual and bona fide sale of goods by Borrower, which have either been delivered to a customer or as to which title has transferred to a customer pursuant to documentation reasonably satisfactory to Agent, (ii) the rendition of services by Borrower or (iii) a Qualifying Lease, in each case in the ordinary course of its business, which transactions have been completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them and such Accounts are not unpaid more than sixty (60) days after the original due date for them;

(c) such Accounts comply in all material respects with the terms and conditions contained in Section 7.2(b) of this Agreement;

(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof, and Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

(f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts, so long as the other eligibility criteria herein are satisfied); provided, that in the case of any such counterclaims, defenses or disputes in an amount less than $25,000 such amount shall not be ineligible hereunder unless Borrower reasonably believes the same to be justified;

(h) such Accounts are subject to the first priority, valid and perfected security interest of Agent and such Accounts, and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

(i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, director, agent or other Affiliate of Borrower or Guarantor;

(j) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(k) to the knowledge of Borrower, there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which could reasonably be expected to result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(l) such Accounts are not evidenced by or arising under any instrument;

(m) such Accounts are not evidenced by or arising under any lease or chattel paper, other than a Qualifying Lease;

(n) the aggregate amount of such Accounts owing by a single account debtor and its Affiliates do not constitute more than ten percent (10%) of the aggregate amount of all otherwise Eligible Accounts (but in each case the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts);

(o) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice date for them or more than sixty (60) days after the original due date for them, which together constitute more than fifty percent (50%) of the total Accounts of such account debtor;

(p) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrower to seek judicial enforcement in such State of payment of such Account, unless Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(q) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time, to the extent such credit limit as to any account debtor is established consistent with the current practices of Borrower as of the Execution Date (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

(r) such Accounts do not represent insurance proceeds.

Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.

1.37. "Eligible Equipment" shall mean Equipment and Equipment For Lease of Borrower that meets each of the criteria set forth below. Equipment and Equipment For Lease shall be Eligible Equipment if:

(a) it is included in the most recent Desk Top Appraisal or Third Party Appraisal received by Agent pursuant to Section 7.4 of this Agreement, or if it has been acquired by Borrower since the date of such Desk Top Appraisal or Third Party Appraisal, or constitutes an improvement to existing Equipment or Equipment For Lease with a fair market value in excess of $200,000 made since the date of such most recent Desk Top Appraisal or Third Party Appraisal, it is included in a separate letter of valuation (in form and substance reasonably satisfactory to Agent) from an Approved Appraiser reflecting the Net Orderly Liquidation Value of such Equipment, Equipment For Lease or improvements;

(b) it is in good condition and is not worn-out, damaged or defective (other than, in the case of Equipment For Lease classified by Borrower as "down" or "in service", for damage repairable in the ordinary course of Borrower's business) and is not obsolete;

(c) it is located (i) within the United States at one of Borrower's locations, (ii) within the United States or Canada at the location or jobsite specified in a Qualifying Lease, (iii) within the United States or Canada at the location or jobsite of a former customer pursuant to an expired or terminated Qualifying Lease and subject to a "hold-store-loadout" arrangement, (iv) within the United States at a remote storage yard of Borrower or (v) within the United States or Canada in transit to or from one of the foregoing locations;

(d) it does not constitute spare parts or similar items;

(e) in the case of Equipment constituting motor vehicles subject to a certificate of title statute, the original certificate of title has been delivered to Agent, along with a certificate of title lien application executed by Borrower, showing Agent as the secured party;

(f) in the case of Equipment For Lease, such Equipment For Lease is either subject to a Qualifying Lease or classified by Borrower as "ready-to-rent", "in service" or "down";

(g) it is subject to a first priority, valid and perfected security interest in favor of Agent and no other lien or security interest in favor of any other Person, except those permitted in this Agreement;

(h) it does not constitute fixtures; and

(i) it is owned by Borrower and is not leased to Borrower by a third party.

Any Equipment or Equipment For Lease that is not Eligible Equipment shall nevertheless be part of the Collateral.

1.38. "Eligible Equipment Advance Rate" shall mean seventy-five percent (75%).

1.39. "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent and, so long as no Event of Default is in existence, Borrower (which approval by Borrower shall not be unreasonably withheld); and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent, and, so long as no Event of Default is in existence, Borrower (which approval by Borrower shall not be unreasonably withheld), provided, that, (i) neither Borrower nor Guarantor or any Affiliate of Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

1.40. "Environmental Claim" shall have the meaning set forth in Section 8.8 hereof.

1.41. "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.42. "Equipment" shall mean, as to each of Borrower and Guarantor, all of each of Borrower's and Guarantor's now owned and hereafter acquired equipment, wherever located, including cranes, machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.43. "Equipment For Lease" shall mean cranes and related Equipment of Borrower that is owned or acquired by Borrower for the purpose of leasing such Equipment to account debtors in the ordinary course of Borrower's business.

1.44. "Equipment Lease" shall mean any lease, rental agreement or similar agreement or contract between Borrower and a customer whereby Borrower leases to such customer the use of specified Equipment For Lease, including without limitation any Purchase Order Lease.

1.45. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

1.46. "ERISA Affiliate" shall mean any person required to be aggregated with Borrower, Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.47. "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower, Guarantor or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower, Guarantor or any ERISA Affiliate in excess of $250,000; and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower in excess of $250,000.

1.48. "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16th) of one percent (1%)) at which the Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

1.49. "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.50. "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.51. "Event of Loss" shall mean any event or occurrence causing or constituting loss, damage or destruction to, or condemnation of, any Collateral.

1.52. "Excess Availability" shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base (but without giving effect to any Reserves in respect of Letter of Credit Accommodations) and (ii) the Maximum Credit (after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations), minus (b) the Borrowing Base Reduction Amount.

1.53. "Execution Date" shall mean the date on which the parties hereto have executed this Agreement, which date is March 6, 2008.

1.54. "Existing Closing Date" shall mean February 23, 2007.

1.55. "Existing Lenders" shall have the meaning set forth in the introductory paragraph hereof.

1.56. "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of Borrower or Guarantor or for which Borrower or Guarantor is otherwise liable, outstanding on the Closing Date, in each case as listed on Schedule 1.56 this schedule number should match section number] hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.57. "Fee Letter" shall mean the Second Amended and Restated Fee Letter, dated the Execution Date, by and between Borrower and Agent, which sets forth certain fees payable by Borrower to Agent for the benefit of itself, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.58. "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, mortgages and deeds of trust (including without limitation the Mortgages and amendments thereto), deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments heretofore, now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, the Amended Loan Agreement or the Original Loan Agreement, and evidencing or relating to the Obligations.

1.59. "Fixed Charge Coverage Ratio" shall mean, with respect to Borrower and its Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the ratio of (a) the amount equal to (i) EBITDA of Borrower for such period, less (ii) Capital Expenditures for such period to (b) Fixed Charges for such period.

1.60. "Fixed Charges" shall mean, with respect to Borrower and its Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP and without duplication, the sum of (a) all interest expense paid or payable in cash during such period; plus (b) consolidated income and other taxes for such period that are required to be or are paid or payable in cash during such period; plus (c) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases paid or payable for such period; plus (d) the fees paid to Agent or any Lender in respect of the Obligations, excluding any fees or expenses paid on or immediately after the Execution Date to any of the foregoing or to their counsel or other advisors, in each case relating to the transactions contemplated by this Agreement.

1.61. "Fleet Utilization Ratio" shall mean, with respect to Borrower and its Subsidiaries on any date, determined on a consolidated basis in accordance with GAAP, the ratio of (a) the aggregate number of days during the 6 month period ending on such date that Borrower's Equipment for Lease is actually on lease, to (b) the product of (i) the average number of Equipment for Lease crane units in existence during such 6 month period multiplied by (ii) the aggregate number of days during such 6 month period.

1.62. "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.12, 9.17, 9.18, 9.23 and 9.24 hereof, GAAP shall be determined on the basis of such principles in effect on the Execution Date and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the Execution Date.

1.63. "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

1.64. "Guarantor" shall have the meaning set forth in the introductory paragraph hereof.

1.65. "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.66. "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than sixty (60) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; and (j) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

1.67. "Information Certificate" shall mean the Second Amended and Restated Information Certificate of Borrower and Guarantor dated the Closing Date constituting Exhibit B hereto containing material information with respect to Borrower and Guarantor, their respective businesses and assets provided by or on behalf of Borrower and Guarantor to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.68. "Intellectual Property" shall mean, as to each of Borrower and Guarantor, such Person's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.69. "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.70. "Interest Rate" shall mean,

(a) Subject to clause (b) of this definition below:

(i) as to Prime Rate Loans, a rate equal to the Applicable Margin for Prime Rate Loans plus the Prime Rate; and

(ii) as to Eurodollar Rate Loans, a rate equal to the Applicable Margin for Eurodollar Rate Loans plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of or on behalf of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

(b) Notwithstanding anything to the contrary contained in clause (a) of this definition, Agent or Required Lenders, upon written notice to Borrower, may increase the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans by two percent (2%) per annum: (A) for the period from and after the effective date of the termination of this Agreement pursuant to the terms of this Agreement until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations (notwithstanding entry of a judgment against Borrower) and (B) for the period from and after the occurrence of an Event of Default for so long as such Event of Default is continuing.

1.71. "Inventory" shall mean, as to each of Borrower and Guarantor, all of such Person's now owned and hereafter existing or acquired goods, wherever located, which (a) are held by such Person for sale or lease or to be furnished under a contract of service; (b) are furnished by such Person under a contract of service; or (c) consist of raw materials, spare parts, work in process, finished goods or materials used or consumed in its business.

1.72. "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Person acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, and has such other terms and conditions as Agent may reasonably require.

1.73. "L/C Rate" shall mean the per annum rate set forth under the heading "Applicable L/C Rate" in the definition of Applicable Margin.

1.74. "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and permitted assigns; each sometimes being referred to herein individually as a "Lender".

1.75. "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent or any Lender for the account of Borrower or any Obligor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or any Obligor of its obligations to such issuer; sometimes being referred to herein individually as a "Letter of Credit Accommodation".

1.76. "License Agreements" shall have the meaning set forth in Section 8.11 hereof.

1.77. "Lien Enforcement Action" shall mean, in each case, upon the occurrence and during the continuance of an event of default under any applicable agreement evidencing or securing Indebtedness, (a) any action by any Person to foreclose on the Lien of such Person on any portion of any collateral, (b) any action by any Person to take possession of, sell or otherwise realize (judicially or non-judicially) on any portion of any collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by any Person of any legal proceedings against or with respect to any portion of any collateral to facilitate the actions described in (a) and (b) above.

1.78. "Loans" shall mean, collectively, the Revolving Loans.

1.79. "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrower or Guarantor; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon any material portion of the Collateral; (d) any material portion of the Collateral or its value; (e) the ability of Borrower or Guarantor to repay the Obligations or of Borrower or Guarantor to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon any material portion of the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

1.80. "Material Contract" shall mean (a) any contract or other written agreement (other than the Financing Agreements), including without limitation Equipment Leases and each other contract or other written agreement of Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

1.81. "Maturity Date" shall mean the date that is the fifth anniversary of the Closing Date.

1.82. "Maximum Credit" shall mean an amount equal to $170,000,000.

1.83. "Maximum Credit Increase Amount" shall have the meaning set forth in Section 2.4 hereof.

1.84. "Monthly Average Excess Availability" shall mean, for any calendar month, the average daily aggregate Excess Availability during such month.

1.85. "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Real Property Mortgage, dated September 22, 2004, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located in Longmont, Colorado, (b) the Real Property Mortgage, dated September 22, 2004, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located in Tampa, Florida and (c) the Real Property Deed of Trust, dated September 22, 2004, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located in Arcola, Texas, in each case as amended on the Closing Date, and as may be further amended, modified or supplemented from time to time.

1.86. "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower, Guarantor or any ERISA Affiliate.

1.87. "Net Cash Proceeds" shall mean (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any lien permitted by Section 9.8 on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements), and (ii) with respect to any proceeds of insurance or condemnation awards (or payments in lieu thereof) with respect to Events of Loss involving property of any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any lien permitted by Section 9.8 on any asset which is required to be, and is, repaid in connection with such property (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, and (C) net income taxes to be paid in connection with such property (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

1.88. "Net Orderly Liquidation Value" shall mean, as to any Equipment or Equipment For Lease, the sum of (a) the net orderly liquidation value of such Equipment or Equipment For Lease as set forth on the Closing Appraisal or the most recent Desk Top Appraisal or Third Party Appraisal delivered pursuant to Section 7.4 of this Agreement plus (b) the aggregate amount of cash expenditures made repairing or refurbishing such Equipment or Equipment For Lease in connection with, or in preparation for, the sale of such Equipment or Equipment For Lease, to the extent such expenditures are not reflected in the calculation of net order liquidation value in such Closing Appraisal or most recent Desk Top Appraisal or Third Party Appraisal.

1.89. "Newco" shall mean Hyde Park Acquisition Corp., a Delaware corporation.

1.90. "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Agent, any Lender or any Affiliate of Agent or any Lender, and/or any of them, including principal, interest, charges, fees, costs and expenses, and amounts owing to Agent or any Affiliate of Agent in respect of Product Obligations, in each case however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and however acquired by Agent, any Lender or any Affiliate of Agent or any Lender.

1.91. "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantor), other than Borrower.

1.92. "Operating Lease Obligations" shall mean all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capital Leases.

1.93. "Orderly Liquidation Value" shall mean, as to any Equipment or Equipment For Lease, the sum of (a) the orderly liquidation value of such Equipment or Equipment For Lease as set forth on the Closing Appraisal or the most recent Desk Top Appraisal or Third Party Appraisal delivered pursuant to Section 7.4 of this Agreement plus (b) the aggregate amount of cash expenditures made repairing or refurbishing such Equipment or Equipment For Lease in connection with, or in preparation for, the sale of such Equipment or Equipment For Lease, to the extent such expenditures are not reflected in the calculation of orderly liquidation value in such Closing Appraisal or most recent Desk Top Appraisal or Third Party Appraisal.

1.94. "Original Loan Agreement" shall have the meaning set forth in the introductory paragraph hereof.

1.95. "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 13.7 of this Agreement governing participations.

1.96. "Permit" shall have the meaning set forth in Section 8.8(a) hereof.

1.97. "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.98. "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

1.99. "Prime Rate" shall mean the rate from time to time publicly announced by the Reference Bank as its prime rate, whether or not such announced rate is the best rate available at such bank.

1.100. "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

1.101. "Prior Obligations" shall have the meaning set forth in Section 2.6 hereof.

1.102. "Product Obligations" shall mean the obligations of Borrower and Guarantor under and in respect of any one or more of the following types of services or facilities extended to such Person by Agent, any Affiliate of Agent or, with the prior consent of Agent, a Lender or any Affiliate of a Lender: (i) credit cards, (ii) cash management or related services, including the automatic clearing house transfer of funds for the account of such Person pursuant to agreement or overdraft and controlled disbursement services and (iii) to the extent permitted pursuant to the terms of this Agreement, forward contracts, futures contracts, exchange contracts, swap, option or other financing agreements or arrangements (including without limitation caps, floors, collars and similar agreements) the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

1.103. "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

1.104. "Purchase Order Lease" shall mean an Equipment Lease evidenced by a purchase order and a series of invoices, rather than a written lease.

1.105. "Qualifying Lease" shall mean an Equipment Lease entered into between Borrower and an account debtor:

(a) that is either (i) in the form attached hereto as Exhibit D, (ii) otherwise in form and substance reasonably satisfactory to Agent or (iii) a Purchase Order Lease;

(b) that has commenced and is currently in existence;

(c) a copy of which have been delivered to Agent, together with all insurance certificates required under such Equipment Lease and which Equipment Lease (if written) has been legended to reflect that Agent has been granted a lien on Borrower's rights thereunder;

(d) as to which the underlying Equipment For Lease has been delivered to, or is in transit to, the customer or its jobsite;

(e) as to which both the account debtor and the underlying Equipment For Lease is located in the continental United States or Canada;

(f) with respect to which the Equipment Lease and the underlying Equipment For Lease are each subject to a first priority, valid and perfected security interest in favor of Agent and no other lien or security interest in favor of any Person, except those permitted in this Agreement; and

(g) that is an operating lease entered into by Borrower in the ordinary course of business.

1.106. "Real Property" shall mean all now owned or leased and hereafter acquired or leased real property of each of Borrower and Guarantor, together with all buildings, fixtures integral to such buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

1.107. "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each of Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Person; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to such Person or otherwise in favor of or delivered to such Person in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to such Person, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Person or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Person) or otherwise associated with any Accounts, Inventory or general intangibles of such Person (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Person in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Person is a beneficiary).

1.108. "Records" shall mean, as to each of Borrower and Guarantor, all of such Person's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Person with respect to the foregoing maintained with or by any other person).

1.109. "Reference Bank" shall mean Wachovia Bank, National Association, or its successor, or such other bank as Agent may from time to time designate.

1.110. "Register" shall have the meaning set forth in Section 13.7 hereof.

1.111. "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds percent (66 2/3%) or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Obligations are owing; provided, that at any time that there are only two Lenders under this Agreement, "Required Lenders" shall mean both of the Lenders.

1.112. "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as reasonably determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or (ii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; provided, that unless an Event of Default is then in existence, Agent shall not institute a Reserve under this clause (b) without first providing Borrower with at least 10 days' prior notice thereof and an opportunity to discuss the same with Agent, or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 or (d) in respect of any state of facts which Agent reasonably determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may be established to reflect (without duplication) (i) that dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of Borrower or any Obligor for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five percent (5%), (ii) obligations, liabilities or indebtedness (contingent or otherwise) of Borrower or any Obligor to Agent or any Affiliate of Agent arising under or in connection with any Product Obligations of Borrower with Agent or such Affiliate or as Agent or such Affiliate may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Obligations as such terms is defined herein or otherwise receive the benefit of the security interest of Agent in any Collateral, (iii) amounts due or to become due in respect of sales, use and/or withholding taxes, (iv) the full amount of any personal property taxes due or to become due relating to any property location in any jurisdiction in the United States, (v) that the liquidation value of the Eligible Equipment, or any category thereof, has decreased including any decrease attributable to a change in the nature, condition or mix thereof, and (vi) rental payments equal to three (3) month rentals, service charges or other amounts due to lessors of real or personal property (other than those Persons who have executed and delivered Collateral Access Agreements) or others in possession or control of Collateral to the extent Equipment, Equipment for Lease, Records or other Collateral are located in or on property or in their possession or control or such Records are needed to monitor or otherwise deal with Collateral; provided, that unless an Event of Default is then in existence, Agent shall not institute a Reserve under clause (v) above in an amount of $3,000,000 or more without providing Borrower with at least 10 days' prior notice thereof and an opportunity to discuss the same with Agent. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Equipment so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith. Upon establishing any Reserves, Agent shall give the Borrower simultaneous notice thereof; provided, however, to the extent the implementation of a Reserve (i) results in any Special Agent Advances to the Borrower or (ii) causes a mandatory repayment under Section 2.1(d), Agent shall give the Borrower five (5) days prior notice thereof.

1.113. "Restricted Payment" shall have the meaning set forth in Section 9.11 hereof.

1.114. "Revolving Loans" shall mean the loans heretofore, now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.115. "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the Execution Date, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.116. "Special Agent Advances" shall have the meaning set forth in Section 12.11 hereof.

1.117. "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.118. "Third Party Appraisal" shall have the meaning set forth in Section 7.4 hereof.

1.119. "UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, as in effect from time to time, except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the Execution Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine (provided, that Agent shall provide Borrower with notice of any such determination by Agent to use defined terms as provided in any such replacement or amendment statute).

1.120. "Unused Line Fee Rate" shall mean the per annum rate set forth under the heading "Applicable Unused Line Fee Rate" in the definition of Applicable Margin.

1.121. "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock or Indebtedness of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.122. "Wachovia" shall mean Wachovia Capital Finance Corporation (Central) (f/k/a Congress Financial Corporation (Central)), an Illinois corporation, in its individual capacity, and its successors and assigns.

SECTION 2.	CREDIT FACILITIES

2.1. Loans.

(a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the aggregate amount outstanding at any time equal to the lesser of: (i) the Borrowing Base at such time or (ii) the Maximum Credit at such time.

(b) intentionally omitted.

(c) Except in Agent's discretion, with the consent of all Lenders, or as otherwise provided herein, the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the lesser of the Borrowing Base or the Maximum Credit.

(d) In the event that the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations exceed the lesser of the Borrowing Base or the Maximum Credit, or the Revolving Loans and Letter of Credit Accommodations exceed any sublimit for any component of the Borrowing Base, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrower shall, upon demand by Agent or Required Lenders, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

2.2. Letter of Credit Accommodations.

(a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of Borrower shall constitute additional Revolving Loans to Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).

(b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations (including, without limitation, a bank fee payable to the issuer of such Letter of Credit Accommodations of three-quarters of one percent (0.75%) per annum with respect to any Letter of Credit Accommodation with a face amount of $1,000,000 or less and one-half of one percent (0.50%) per annum with respect to any Letter of Credit Accommodation with a face amount in excess of $1,000,000), Borrower shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a per annum rate equal to the L/C Rate, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrower to pay to Agent for the benefit of Lenders such letter of credit fee, at a rate equal to the L/C Rate (at the highest percentage set forth in the definition of the term Applicable Margin for the Applicable L/C Rate without regard to the amount of the Monthly Average Excess Availability) plus two percent (2%) per annum on such daily outstanding balance for: (i) the period from and after the effective date of termination of this Agreement until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower), (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing and (iii) the period the Obligations are in excess of the lesser of the Borrowing Base or the Maximum Credit or any other limits contained in this Agreement. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

(c) Borrower shall give Agent two (2) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

(d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit Accommodation; and (iii) Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the amount set forth in this Section 2.2(d).

(e) The undrawn face amount of all outstanding Letter of Credit Accommodations shall not at any time exceed $20,000,000.

(f) Borrower and Guarantor shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each of Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Each of Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each of Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

(g) Each of Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower and Guarantor shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower or Guarantor.

(h) So long as no Event of Default exists or has occurred and is continuing, Borrower may (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (iv) with Agent's consent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

(i) At any time an Event of Default exists or has occurred and is continuing, upon written notice by Agent to Borrower, Agent shall have the right and authority to, and Borrower shall not, without the prior written consent of Agent, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in Borrower's name.

(j) Any rights, remedies, duties or obligations granted or undertaken by Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower or Guarantor to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower and Guarantor to Agent for the ratable benefit of Lenders and to apply in all respects to Borrower and Guarantor.

(k) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

(l) Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise). In the event that Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

(m) The parties hereto agree that the Existing Letters of Credit outstanding on the Closing Date shall be deemed for all purposes to be Letter of Credit Accommodations issued under this Agreement.

2.3. Commitments.

The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.4. Maximum Credit Increase.

(a) Maximum Credit Increase Amount. At any time or times prior to the second anniversary of the Closing Date, Borrower may request of Agent in writing that the then effective Maximum Credit and the Commitments be increased by an aggregate amount up to $25,000,000 (the "Maximum Credit Increase Amount"). Such notice shall set forth the Maximum Credit Increase Amount being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000). Upon satisfaction of all of the following conditions after the making of such request, the Maximum Credit and the Commitments shall be increased by the Maximum Credit Increase Amount: (i) no Event of Default shall have occurred and be continuing or shall occur as a result of such increase in the Maximum Credit and the Commitments, in each case as of the time of the making of such request by Borrower for such increase through and including the date, if any, that the Maximum Credit and the Commitments have been so increased, ii) no Material Adverse Effect shall have occurred as of the time of the making of such request by Borrower for such increase through and including the date, if any, that the Maximum Credit and the Commitments have been so increased, (iii) Borrower and Guarantor shall execute and deliver such documents and instruments and take such other actions as may be reasonably requested by Agent in connection with such increase, (iv) either existing Lenders or other banks, financial institutions or investment funds shall have agreed to provide the Maximum Credit Increase Amount, in each case in accordance with clause (b) below, and (v) Borrower shall have delivered a certificate, in form and substance satisfactory to Agent, indicating that all of the conditions to such increase set forth in this clause (a) have been satisfied.

(b) Participation by Lenders. Participation in the Maximum Credit Increase Amount shall be offered first to each of the existing Lenders, but no Lender shall have any obligation whatsoever to provide all or any portion of such Maximum Credit Increase Amount. Each of the existing Lenders shall have fifteen (15) Business Days following receipt of a request for the Maximum Credit Increase Amount from Borrower to notify Borrower and Agent of such Lender's commitment to provide a Commitment or increase its Commitment, as applicable. In the event that Borrower has not received commitments from the existing Lenders in an amount equal to the requested Maximum Credit Increase Amount within such fifteen (15) Business Day period, then Borrowers may invite other banks, financial institutions and investment funds acceptable to Agent to be joined as parties to this Agreement as Lenders hereunder with respect to the portion of Maximum Credit Increase Amount not taken within such fifteen (15) Business Day period by existing Lenders, provided, that, such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as Agent and Borrower may reasonably request.

2.5. Effect of Amendment and Restatement.

On the Closing Date, upon the satisfaction or waiver of the conditions set forth in Section 4.1 hereof, the Indebtedness, obligations and other liabilities (including, without limitation, interest and fees accrued to the Closing Date) governed by the Amended Loan Agreement (collectively, the "Prior Obligations") shall continue to be in full force and effect, but shall be governed by the terms and conditions set forth in this Agreement. The Prior Obligations, together with any and all additional Obligations incurred by Borrower and Guarantor hereunder or under any of the other Financing Agreements, shall continue to be secured by all of pledges and grants of security interests provided in connection with the Amended Loan Agreement (and, on and after the Closing Date, shall be secured by all of the pledges and grants of security interests provided in connection with this Agreement). Each of Borrower and Guarantor hereby reaffirms, as of the Closing Date, its obligations under each Financing Agreement (as defined in the Original Loan Agreement, collectively, the "Original Financing Agreements") to which it is party, as amended, supplemented or otherwise modified by (i) the Amended Loan Agreement and by the other Financing Agreements (as defined in the Amended Loan Agreement, collectively, the "Existing Financing Agreements") delivered on the Existing Closing Date and (ii) this Agreement and by the other Financing Agreements delivered on the Execution Date or the Closing Date. Each of Borrower and Guarantor further agrees that each such Original Financing Agreement and each such Existing Financing Agreement shall remain in full force and effect following the execution and delivery of this Agreement and the occurrence of the Execution Date and the Closing Date, and that all references to the "Loan and Security Agreement" in such Original Financing Agreements or Existing Financing Agreements shall thereafter be deemed to refer to this Agreement. The execution and delivery of this Agreement and the occurrence of the Closing Date shall constitute an amendment, replacement and restatement, but not a novation or repayment, of the Prior Obligations, which obligations shall continue in full force and effect and shall be governed by the terms of this Agreement on and after the Closing Date.

SECTION 3.	INTEREST AND FEES

3.1. Interest.

(a) Borrower shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Agent of such a request from Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than six (6) Interest Periods may be in effect at any one time, (v) the aggregate amount of each Eurodollar Rate Loan must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

(c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. In the event that this Agreement shall terminate, any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrower, be converted to Prime Rate Loans on the effective date of such termination. Borrower shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d) Interest shall be payable by Borrower to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

(e) The parties hereto agree that all interest periods with respect to Eurodollar Rate Loans under the Amended Loan Agreement in existence as of the Closing Date shall be deemed for all purposes to be Interest Periods selected under this Agreement for a like period, commencing and ending on the same dates as the existing interest periods.

3.2. Fees.

(a) Borrower shall pay to Agent, for the account of Lenders, monthly an unused line fee at the Applicable Unused Line Fee Rate set forth in the definition of "Applicable Margin", calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) commencing on the Closing Date and continuing for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears. Such fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.

(b) Borrower agrees to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

3.3. Changes in Laws and Increased Costs of Loans.

(a) If after the Execution Date, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements (other than the Reserve Percentage), applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank") that are used by such Lender to fund its Loans hereunder, or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letter of Credit Accommodations or its Commitment, then Borrower shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower by Agent and shall be conclusive, absent manifest error, but in no event shall any Lender be entitled to seek compensation for any such costs more than one hundred eighty (180) days after the occurrence of the event that gave rise to such costs.

(b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

(c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the Execution Date shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d) Borrower shall indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of additional interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Loan Agreement and the payment of the Obligations.

SECTION 4.	CONDITIONS PRECEDENT

4.1. Effectiveness of Agreement and Commitments; Conditions Precedent to Loans and Letter of Credit Accommodations.

This Agreement shall not become effective, and the Commitments hereunder shall not become effective, neither the Agent nor any Lender shall have any obligation to make any Loan or provide any Letter of Credit Accommodation hereunder, and Borrower and Guarantor shall not, notwithstanding anything herein to the contrary, have any obligations, comments, duties or liabilities of an kind whatsoever hereunder, in each case until the date, which must be on or before November 30, 2008, upon which each of the following conditions precedent has been satisfied or waived by the Agent and all Lenders:

(a) on or prior to the Execution Date, Agent shall have received, in form and substance reasonably satisfactory to Agent, fully executed copies of each of the documents set forth on the Closing Checklist attached hereto as Exhibit F-1;

(b) on or prior to the Closing Date, Agent shall have received, in form and substance reasonably satisfactory to Agent, fully executed copies of each of the documents set forth on the Closing Checklist attached hereto as Exhibit F-2;

(c) all requisite corporate, limited partnership or limited liability company action, as applicable, and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate, limited partnership or limited liability company action and proceedings, as applicable, which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation or certificate of formation, as applicable, of Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete legal name of Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of Borrower or Guarantor, if one is issued in its jurisdiction of incorporation or formation, as applicable);

(d) since December 31, 2007, no change or event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect;

(e) Excess Availability as determined by Agent, as of the Closing Date, shall be not less than $20,000,000 after giving effect to the Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder, payment of payables in accordance with customary practices and the payment or accrual of all closing fees and expenses related to this Agreement and the other Financing Agreements;

(f) Agent shall have received (i) audited and unaudited financial statements of Borrower to be attached hereto as Schedule 4.1(f), which in the case of the unaudited financial statements shall be for a month ended not more than thirty (30) days prior to the Closing Date, and (ii) an update of the existing field examinations of the business and collateral of Borrower and Guarantor, dated not more than five (5) days prior to the Closing Date, consistent with Agent's customary procedures and practices and as otherwise required by the nature and circumstances of the businesses of Borrower and Guarantor (and including current agings of receivables, current perpetual inventory records and/or rollforwards of accounts and inventory through the Closing Date, together with reasonable supporting documentation), in each case set forth in clauses (i), (ii) and (iii) in form and substance reasonably satisfactory to Agent.

(g) the Acquisition shall have been completed, other than the payment of the purchase price thereunder, pursuant to the terms of the Acquisition Documents and in compliance with applicable law, all on terms and conditions reasonably acceptable to Agent and Lenders;

(h) Newco shall have received aggregate rollover equity investments of at least $10,000,000 and aggregate new cash equity investments of at least $80,000,000, all on terms and conditions, and pursuant to agreements, reasonably acceptable to Agent and Lenders;

(i) Agent shall have received updated Exhibits and Schedules to this Agreement and the Second Amended and Restated Information Certificate and none of the new information described therein shall be materially adverse as compared with the information disclosed to Agent and Lenders prior to the Execution Date, as reasonably determined by Agent and Lenders;

(j) Borrower shall have, on or prior to the Closing Date, paid all fees and expenses payable at such time pursuant to this Agreement and the Fee Letter, including all out-of-pocket expenses of Agent or provisions shall have been made for the payment thereof on the Closing Date;

(k) each of CIT and GECC shall have assigned their interests under the Amended Loan Agreement to Wells Fargo Equipment Finance, Inc. and SL Financial Services Corporation, respectively, each pursuant to an Assignment and Assumption in the form attached to the Amended Loan Agreement as Exhibit A, which shall have been executed by such Person, Borrower and Agent; and

(l) no Event of Default or Default shall be in existence under the Amended Loan Agreement.

Until the occurrence of the Closing Date, and the satisfaction or waiver of the conditions set forth in this Section 4.1, the Amended Loan Agreement shall remain in full force and effect, subject to the terms thereof. Upon the occurrence of the Closing Date, and the satisfaction or waiver of the conditions set forth in this Section 4.1, this Agreement shall, without the taking of any further action, be deemed to have amended and restated in its entirety the Amended Loan Agreement as provided in Section 2.5 hereof. If the Closing Date does not occur on or before November 30, 2008, this Agreement shall be null and void and the Amended Loan Agreement shall continue in full force and effect pursuant to its terms.

4.2. Conditions Precedent to All Loans and Letter of Credit Accommodations.

Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

(a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except that representations and warranties made as of the Execution Date shall be true and accurate in all material respects as of the Closing Date as well, as if made as of such date and, except in each case to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

(b) no law, regulation, order, judgment or decree of any Governmental Authority with jurisdiction over the parties hereto or over the matters contemplated by the Financing Agreements shall exist, and no action, suit, litigation or proceeding shall be pending or threatened in writing any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise materially and adversely affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

(c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.	GRANT AND PERFECTION OF SECURITY INTEREST

5.1. Grant of Security Interest.

To secure payment and performance of all Obligations, each of Borrower and Guarantor hereby grants to Agent, for itself and the benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lenders, as security, all personal and real property and fixtures, and interests in property and fixtures, of each of Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"), including:

(a) all Accounts;

(b) all general intangibles, including, without limitation, all Intellectual Property, payment intangibles and software;

(c) all goods, including, without limitation, Inventory, Equipment and Equipment For Lease;

(d) all Real Property and fixtures;

(e) all chattel paper, including, without limitation, all tangible and electronic chattel paper and all Equipment Leases;

(f) all instruments, including, without limitation, all promissory notes;

(g) all documents;

(h) all money and deposit accounts, together with all amounts on deposit from time to time in such deposit accounts;

(i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

(j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of each of Borrower and Guarantor heretofore, now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(m) to the extent not otherwise described above, all Receivables;

(n) all Records; and

(o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

5.2. Perfection of Security Interests.

(a) Each of Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Person as debtor, as Agent may require, and including any other information with respect to such Person or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendments and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the Execution Date. Each of Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Person, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the Execution Date and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each of Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Person any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and either Borrower or Guarantor as debtor includes assets and properties of such Person that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Person to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall either Borrower or Guarantor at any time file, or authorize or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Person as debtor.

(b) Neither Borrower nor Guarantor has any chattel paper (whether tangible or electronic), Equipment Leases or instruments as of the Closing Date, except as set forth in the Information Certificate. In the event that either Borrower or Guarantor enters into any written Equipment Lease after the Closing Date, Borrower or Guarantor, as applicable, shall from time to time deliver to Agent all originals of such Equipment Lease as provided in Section 7.1(a)(iii). In the event that either Borrower or Guarantor shall be entitled to or shall enter into or receive any chattel paper, (other than an Equipment Lease) or instrument after the Closing Date, Borrower or Guarantor, as applicable, shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of either Borrower or Guarantor (including by any agent or representative), such Person shall, upon request therefor by Agent, deliver, or cause to be delivered to Agent, all original such tangible chattel paper and instruments, that such Person has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. Each of Borrower and Guarantor shall, or Agent may at any time on behalf of such Person, cause the original of any such instrument, written Equipment Lease or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper, Equipment Lease or instruments, as applicable: "This [chattel paper] [equipment lease] [instrument] is subject to the security interest of Wachovia Capital Finance Corporation (Central) and any sale, transfer, assignment or encumbrance of this [chattel paper] [equipment lease] [instrument] violates the rights of such secured party" or to contain a provision to similar effect. Borrower shall obtain and deliver to Agent an insurance certificate relating to the Equipment For Lease subject to each Equipment Lease entered into after the Closing Date, in amounts reasonably satisfactory to Agent, showing Agent as loss payee and certificate holder thereunder.

(c) In the event that either Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Person shall promptly notify Agent thereof in writing. Promptly upon Agent's request, such Person shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the Uniform Commercial Code and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Neither Borrower nor Guarantor has any deposit accounts as of the Closing Date, except as set forth in the Information Certificate. Neither Borrower nor Guarantor shall, directly or indirectly, after the Closing Date open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Person is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Person shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Person and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's or Guarantor's salaried employees.

(e) Neither Borrower nor Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the Closing Date, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the Closing Date, in each case except as set forth in the Information Certificate.

(i) In the event that either Borrower or Guarantor shall be entitled to or shall at any time after the Closing Date hold or acquire any certificated securities, such Person shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities heretofore, now or hereafter acquired by either Borrower or Guarantor are uncertificated and are issued to such Person or its nominee directly by the issuer thereof, such Person shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of either Borrower or Guarantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

(ii) Neither Borrower nor Guarantor shall, directly or indirectly, after the Closing Date open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower or Guarantor to open or establish such account which notice shall specify the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Person is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be reasonably acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Person shall as Agent may specify either (i) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Person and such securities intermediary or commodity intermediary or (ii) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions reasonably acceptable to Agent.

(f) Neither Borrower nor Guarantor is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the Closing Date, except as set forth in the Information Certificate. In the event that either Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument providing for payment in excess of $100,000, whether as beneficiary thereof or otherwise after the Closing Date, such Person shall promptly notify Agent thereof in writing. Upon Agent's request, such Person shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Person and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

(g) To the knowledge of Borrower and Guarantor, neither Borrower nor Guarantor has any commercial tort claims as of the Closing Date, except as set forth in the Information Certificate. In the event that either Borrower or Guarantor shall at any time after the Closing Date have any commercial tort claims involving a potential recovery in excess of $250,000, such Person shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Person to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and Borrower or Guarantor, as applicable, as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each of Borrower and Guarantor shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may reasonably require in connection with the perfection of Agent's security interest in such commercial tort claim.

(h) Neither Borrower nor Guarantor has any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the Closing Date, except (i) as set forth in the Information Certificate, (ii) for Equipment For Lease under a Qualifying Lease and located at a customer's location or jobsite or a remote storage yard, (iii) for Equipment For Lease held by a customer on a "hold-store-loadout" basis and (iv) for goods located in the United States in transit to a location of Borrower or Guarantor permitted herein, or to a customer's location or jobsite, in any case in the ordinary course of business of Borrower or Guarantor, and in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the Closing Date in the custody, control or possession of any other person not referred to in the preceding sentence, Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrower shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Person that is the owner of such Collateral.

(i) Each of Borrower and Guarantor shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code or other applicable law, to the extent, if any, that either Borrower's or Guarantor's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) using their best efforts to obtain the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant jurisdiction.

SECTION 6.	COLLECTION AND ADMINISTRATION

6.1. Borrower's Loan Accounts.

Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

6.2. Statements.

Agent shall render to Borrower each month after the Closing Date a statement setting forth the balance in the Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and Guarantor and conclusively binding upon Borrower and Guarantor as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been received by Borrower. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower and Guarantor.

6.3. Collection of Accounts.

(a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory, Equipment Leases or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower shall deliver, or cause to be delivered to Agent, a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become bank's customer with respect to the Blocked Accounts and promptly upon Agent's request, Borrower shall execute and deliver such agreements or documents as Agent may require in connection therewith. As of the Closing Date, the Borrower has agreed that all funds in each Blocked Account and all other funds received and collected by Agent or any Lender, whether in respect of Receivables, as proceeds of Inventory, Equipment Leases or other Collateral or otherwise, shall be transferred daily to the Agent Payment Account, shall be treated as payments to Agent and Lenders in respect of the Obligations, and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations (the "Dominion Procedures"). In addition, the Dominion Procedures will be used during any Dominion Period. Notwithstanding the foregoing, the Borrower shall have the right, at any time until the first time that a Dominion Condition occurs, to elect by written notice to the Agent (which may be sent by e-mail) (a "Non-Dominion Notice") that the Dominion Procedures not be used. If a Non-Dominion Notice is given to the Agent, effective as soon as reasonably practicable, and continuing until the Agent elects to commence a Dominion Period pursuant hereto by sending a written notice (which may be sent by e-mail) to the Borrower and the bank at which the applicable Blocked Account is located, all funds in each Blocked Account shall be available to or at the direction of Borrower. If a Non-Dominion Notice is given to the Agent, the Agent shall agree to amend Deposit Account Control Agreements with banks at which the applicable Blocked Accounts are located to reflect the termination of the Dominion Procedures. Borrower shall cause Guarantor to execute and deliver to Agent a Deposit Account Control Agreement establishing similar cash management systems. If the Dominion Procedures are in effect, Borrower shall identify on a daily basis at the time of transfer to the Agent Payment Account each amount so transferred to the Agent Payment Account; if the Dominion Procedures are not in effect, such information shall be provided to Agent at the time payment is made by Borrower to the Agent Payment Account.

(b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. The economic benefit of the timing in the application of payments (and the administrative charge with respect thereto, if applicable) shall be for the sole benefit of Agent.

(c) Commencing on the Closing Date, each of Borrower and Guarantor and its respective directors, employees, agents or Subsidiaries shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's or Guarantor's own funds. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account, or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank, financial institution or other person. The obligation of Borrower to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

6.4. Payments.

(a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate to Borrower in writing from time to time. Subject to the other terms and conditions contained herein, Agent shall apply payments received or collected from Borrower or Guarantor or for the account of Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from Borrower or Guarantor (other than such amounts owing in respect of Product Obligations); second, to pay interest due in respect of any Loans (and including any Special Agent Advances); third, to pay or prepay principal in respect of Special Agent Advances; fourth, to pay principal due in respect of the Loans; fifth, to pay or prepay any other Obligations (other than Product Obligations) whether or not then due, in such order and manner as Agent determines; and sixth, to pay or prepay any amounts owing in respect of Product Obligations. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which Borrower acquired such rights in or the use of such Collateral. During the existence of an Event of Default, amounts applied to the Loans hereunder shall be applied in the manner determined by Agent.

(b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower maintained by Agent; provided, that, Agent shall not so charge amounts owing in respect of Product Obligations at any time that Lenders' obligations to make Loans hereunder have terminated or have been suspended. Borrower and Guarantor shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes (excluding taxes payable on or measured by the net income of Agent or any Lender, or franchise or similar taxes), levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrower and Guarantor shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5. Authorization to Make Loans.

Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an authorized officer of Borrower or other authorized person (unless Agent has actual knowledge that such officer or other person is not so authorized) or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 p.m. Chicago, Illinois time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

6.6. Use of Proceeds.

Borrower shall use the initial proceeds of the Loans provided by Agent and Lenders to Borrower hereunder only to pay costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements, to pay a portion of the purchase price for the Acquisition and to pay costs, expenses and fees in connection with the Acquisition. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.7. Pro Rata Treatment.

Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.8. Sharing of Payments, Etc.

(a) Each of Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Person at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

(b) If any Lender (including Agent) shall obtain from Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Each of Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.9. Settlement Procedures.

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

(b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. New York time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York time on the same Business Day and if received by a Lender after 12:00 p.m. New York time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. New York time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrower or actually settled with the applicable Lender as described in this Section.

(c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

(d) If Agent is not funding a particular Loan to Borrower pursuant to Sections 6.9(a) and 6.9(b) above on any day, but is requiring each Lender to provide Agent with immediately available funds on the date of such Loan as provided in Section 6.9(c) above, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of Borrower on such day. If Agent makes such corresponding amount available to Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of the three leading brokers of Federal funds transactions in New York selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower of such failure and Borrower shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrower's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower or any Obligor of their duties and obligations hereunder.

(e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

6.10. Obligations Several; Independent Nature of Lenders' Rights.

The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7.	COLLATERAL REPORTING AND COVENANTS

7.1. Collateral Reporting.

(a) Borrower shall provide Agent, and in the case of clause (iv) below, each Lender, with the following documents in a form satisfactory to Agent, commencing on and after the Closing Date:

(i) on a regular basis as required by Agent, schedules of sales made, credits issued and cash received;

(ii) within ten (10) Business Days after the end of each month, or more frequently as Agent may request, (A) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger) and (B) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral);

(iii) within ten (10) Business Days after the end of each month, or more frequently as Agent may request, (A) listings of Equipment For Lease by category (e.g. "on rent", "ready to rent", "in service" and "down") and location of the underlying Equipment For Lease, (B) a utilization schedule and summary relating to the Equipment For Lease based on the "new days method", (C) a current listing of all Equipment Leases, (D) originals of all new written Equipment Leases and all amendments to or modifications of any existing written Equipment Leases in each case entered into since the last monthly report, together with applicable certificates of insurance, (E) copies of all default notices given, or termination notices given or received, under each Equipment Lease since the last monthly report and (F) a listing by location of all "hold-store-loadout" Equipment For Lease, showing any amounts payable by Borrower to the person storing such Equipment For Lease;

(iv) within ten (10) Business Days after the end of each month, a Borrowing Base certificate in form satisfactory to Agent; provided that (a) during any period in which an Event of Default is in existence or (b) during the month following any date on which average Excess Availability for the prior month was less than $10,000,000, Agent shall have the right to require Borrowing Base reporting on a weekly basis;

(v) upon Agent's reasonable request, (A) reports on fixed assets (other than Equipment and Equipment For Lease), (B) spare parts Inventory reports by location and category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), (C) copies of customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (D) copies of shipping and delivery documents, and (E) copies of purchase orders, invoices and delivery documents for Inventory, Equipment and Equipment For Lease acquired by Borrower or Guarantor; and

(vi) such other reports as to the Collateral as Agent shall reasonably request from time to time.

(b) If Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2. Accounts Covenants.

(a) After the Closing Date, Borrower shall notify Agent promptly of: (i) any material delay in Borrower's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, and (ii) all adverse information known to Borrower or Guarantor relating to the financial condition of any account debtor that could reasonably be expected to materially and adversely effect the payment of any Account owing by such account debtor to Borrower or Guarantor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of Borrower's or Guarantor's business in accordance with practices and policies previously disclosed in writing to Agent and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrower and Guarantor shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

(b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments made in accordance with Section 6.3 of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3. Inventory Covenants.

With respect to the Inventory: (a) each of Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Person's cost therefor and daily withdrawals therefrom and additions thereto; (b) promptly after request therefor by Agent during the existence of an Event of Default, Borrower shall conduct a physical or cycle count of the Inventory, and promptly following each such count shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such count; (c) neither Borrower nor Guarantor shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales or use of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent's request during the existence of an Event of Default, Borrower shall, at its expense deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser selected by Borrower and acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; and (h) Borrower shall keep the Inventory in good and marketable condition. The parties agree that this Section 7.3 shall not apply to Equipment or Equipment For Lease.

7.4. Equipment For Lease and Equipment Covenants.

With respect to Equipment For Lease and Equipment, (a) Borrower shall, at its expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request during the existence of an Event of Default, deliver or cause to be delivered to Agent a written net orderly liquidation value appraisal of the Equipment For Lease and the Equipment in form, scope and methodology, and containing assumptions and other terms, reasonably acceptable to Agent, and by Hunyady Appraisal Services or another appraiser selected by Borrower and reasonably acceptable to Agent (an "Approved Appraiser"), addressed to Agent and upon which Agent is expressly permitted to rely (each, a "Third Party Appraisal"), (b) Borrower shall, at its expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent a written desk-top net orderly liquidation value appraisal of the Equipment For Lease and the Equipment, in form, scope and methodology, and containing assumptions and other terms, reasonably acceptable to Agent and by an Approved Appraiser, addressed to Agent and upon which Agent is expressly permitted to rely (each, a "Desk Top Appraisal"), (c) Borrower shall ensure that the Equipment For Lease and the Equipment (other than Equipment and Equipment For Lease classified as "down") is kept in good order, repair, running and marketable condition (ordinary wear and tear excepted), provided, however, that in no event shall more than $10,000,000 in Orderly Liquidation Value (as in effect immediately prior to such classification) of Equipment and Equipment For Lease be classified as "down" (other than Equipment or Equipment For Lease classified as "down" that is subject to a lease, so long as Borrower is receiving regular lease payments from the lessee (or the lessee's insurer)); (d) Borrower shall use its best efforts to ensure that the Equipment For Lease is used with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (e) Borrower shall use the Equipment (other than Equipment For Lease) with all reasonable care and caution and in accordance with applicable standards of any insurance and in all material respects in conformity with all applicable laws; (f) the Equipment For Lease and the Equipment shall not be used for personal, family, household or agricultural use; (g) Borrower shall not remove any Equipment For Lease or Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment For Lease or Equipment repaired or maintained in the ordinary course of the business or to move Equipment For Lease directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (h) the Equipment For Lease and the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment For Lease or the Equipment to be or become a part of or affixed to Real Property; and (i) as between Agent and Lenders on the one hand, and Borrower on the other hand, Borrower assumes all responsibility and liability arising from the use of the Equipment For Lease and the Equipment.

7.5. Real Property Covenants.

With respect to the Real Property: (a) upon Agent's request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrower shall use the Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in all material respects in conformity with all applicable laws; and (c) as between Agent and Lenders on the one hand, and Borrower on the other hand, Borrower assumes all responsibility and liability arising from the use of the Real Property.

7.6. Power of Attorney.

Each of Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Person's true and lawful attorney-in-fact, and authorizes Agent, in such Person's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral (to the extent payment is then due), (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's or Guarantor's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's or Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) take control in any manner of any item of payment in respect of Receivables or outstanding Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ix) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (x) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to Borrower or Guarantor and handle and store all mail relating to the Collateral; and (xi) do all acts and things which are necessary, in Agent's determination, to fulfill Borrower's or Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral received by Agent or any Lender, (ii) endorse Borrower's or Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in the Agent Payment Account for application to the Obligations as provided in this Agreement, (iii) endorse Borrower's or Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (iv) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in Borrower's or Guarantor's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in Borrower's or Guarantor's name for such purpose, and to complete in Borrower's or Guarantor's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (v) sign Borrower's or Guarantor's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each of Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.7. Right to Cure.

Agent may, at its option, upon notice to Borrower (which need not be in writing), (a) at any time that an Event of Default is in existence, cure any default by Borrower or Guarantor under any Material Agreement that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower or Guarantor at any time that an Event of Default is in existence or that constitutes an Event of Default hereunder, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral that are not permitted hereunder and (d) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto; provided, that unless an Event of Default is then in existence or Agent has determined that any delay would be reasonably likely to have a Material Adverse Effect, Agent shall notify Borrower prior to doing so and provide Borrower with 10 days to take such action itself. Agent may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.8. Access to Premises.

From time to time as reasonably requested by Agent, at the cost and expense of Borrower (for no more than two (2) visits per fiscal year so long as no Event of Default is continuing), (a) Agent or its designee shall have complete access to all of each of Borrower's and Guarantor's premises during normal business hours and after reasonable notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each of Borrower's and Guarantor's books and records, including the Records, and (b) each of Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent's designee may use during normal business hours such of Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8.	REPRESENTATIONS AND WARRANTIES

Each of Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement and the effectiveness hereof on the Closing Date), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrower:

8.1. Corporate Existence, Power and Authority.

Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not reasonably be expected to have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Agent in or to a material portion of the Collateral. Guarantor is a limited liability company duly organized and in good standing under the laws of its state of organization and is duly qualified as a foreign limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify could not be reasonably likely to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within Borrower's and Guarantor's corporate or limited liability company powers, as applicable, (b) have been duly authorized by all applicable corporate or limited liability company action, (c) are not in contravention of applicable law or the terms of Borrower's certificate of incorporation, bylaws, or other organizational documentation, or Guarantor's certificate of formation, operating agreement or other organizational documentation, as applicable, or any material indenture, agreement or undertaking to which Borrower or Guarantor is a party or by which Borrower or Guarantor or its property are bound, (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower or Guarantor, other than the liens and security interest contemplated hereby and (e) do not and will not require the consent of any Governmental Authority. This Agreement and the other Financing Agreements to which Borrower or Guarantor is a party constitute legal, valid and binding obligations of Borrower or Guarantor, as applicable, enforceable in accordance with their respective terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

8.2. Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) As of the Execution Date, the exact legal name of each of Borrower and Guarantor is as set forth on the signature page of this Agreement; as of the Closing Date, the exact legal name of each of Borrower and Guarantor is as set forth in the Information Certificate. Neither Borrower nor Guarantor has, during the five years prior to the Closing Date, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

(b) As of the Execution Date, Borrower is a Delaware corporation, with organization identification number 32077732 and Guarantor is a Delaware limited liability company, with organization identification number 3223271. As of the Closing Date, the Information Certificate accurately sets forth the organizational identification number of each of Borrower and Guarantor or accurately states that Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each of Borrower and Guarantor.

(c) As of the Closing Date, the chief executive office and mailing address of each of Borrower and Guarantor and each of Borrower's and Guarantor's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate, and its only other places of business and the only other locations of Collateral (other than Equipment For Lease that is in transit or in the possession of a lessee), if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of Borrower or Guarantor, as applicable, to establish new locations in accordance with Section 9.2 below. As of the Closing Date, the Information Certificate correctly identifies any of such locations which are not owned by Borrower or Guarantor (other than any locations where Equipment For Lease is in the possession of a lessee) and sets forth the owners and/or operators thereof.

8.3. Financial Statements; No Material Adverse Change.

(a) All financial statements relating to Borrower or Guarantor which have been or may hereafter be delivered by Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of Borrower or Guarantor, as applicable, as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower or Guarantor to Agent prior to the Execution Date, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of Borrower or Guarantor furnished by Borrower or Guarantor to Agent prior to the Execution Date.

(b) Borrower and Guarantor do not have (and will not have following the funding of the initial Loans) any Indebtedness, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Execution Date, is not reflected in the foregoing financial statements or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of Borrower or Guarantor.

(c) Neither Borrower nor Guarantor has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as permitted by Section 9.11.

8.4. Priority of Liens; Title to Properties.

The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each of Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent, for the benefit of Lenders, and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

8.5. Tax Returns.

Each of Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required by law to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each of Borrower and Guarantor has paid or caused to be paid all real property taxes and all other taxes in the aggregate excess of $250,000 due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or Guarantor, as applicable, and with respect to which adequate reserves have been set aside on its books in accordance with GAAP. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes in accordance with GAAP whether or not yet due and payable and whether or not disputed.

8.6. Litigation.

Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of Borrower's or Guarantor's knowledge threatened, against or affecting Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's or Guarantor's knowledge threatened, against Borrower or Guarantor or its or their assets, business or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

8.7. Compliance with Other Agreements and Applicable Laws.

(a) Borrower is not in default in any respect under, or in violation in any respect of the terms of, any Material Contract to which it is a party or by which it or any of its assets are bound, except for any such default or violation that could not reasonably be expected to have a Material Adverse Effect. Borrower and Guarantor are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(b) Each of Borrower and Guarantor has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of Borrower's or Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

8.8. Environmental Compliance.

(a) Except as set forth on Schedule 8.8 to the Information Certificate, and except for any such violation as could not be reasonably likely to have a Material Adverse Effect, none of Borrower, Guarantor or any Subsidiary of Borrower or Guarantor have generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or Permit, and the operations of each of Borrower, Guarantor and each Subsidiary of Borrower and Guarantor complies with all Environmental Laws and all Permits.

(b) Except as set forth on Schedule 8.8 to the Information Certificate, to the knowledge of Borrower and Guarantor, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's or Guarantor's knowledge threatened, with respect to any noncompliance with or violation of the requirements of any Environmental Law by Borrower, Guarantor or any Subsidiary of Borrower or Guarantor, or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter (each of the foregoing, an "Environmental Claim"), which affects or could reasonably be expected to affect in any material respect Borrower or Guarantor or its or their business, operations or assets or any properties at which Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials, except, in the case of any of the foregoing, for any such noncompliance or violation as could not be reasonably like to have a Material Adverse Effect.

(c) Except as set forth on Schedule 8.8 to the Information Certificate, none of Borrower, Guarantor or their Subsidiaries have any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d) Each of Borrower, Guarantor and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrower and Guarantor under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.9. Employee Benefits.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of each of Borrower's and Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending, or to the best of each of Borrower's and Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) Except as required by Section 4980B of the Code, neither Borrower nor Guarantor maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower, Guarantor or any of their ERISA Affiliates or coverage after a participant's termination of employment.

(d) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) each of Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each of Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor Guarantor, or their ERISA Affiliates, have engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

8.10. Bank Accounts.

All of the deposit accounts, investment accounts or other accounts in the name of or used by each of Borrower and Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of Borrower to establish new accounts in accordance with Section 5.2 hereof.

8.11. Intellectual Property.

Each of Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, neither Borrower nor Guarantor has any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and neither Borrower nor Guarantor has granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights, except where the same could not reasonably be expected to have a Material Adverse Effect. To the best of each of Borrower's and Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower or Guarantor infringes in any material respect any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or, to the knowledge of Borrower and Guarantor, threatened against or affecting Borrower or Guarantor contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each of Borrower and Guarantor (other than licenses to use routine computer software), pursuant to which such Person has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the Closing Date and the dates of the expiration of such agreements or other arrangements of such Person as in effect on the Closing Date (collectively, together with such agreements or other arrangements as may be entered into by Borrower or Guarantor after the Closing Date, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by Borrower or Guarantor which is owned by another person, or owned by Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Equipment For Lease, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the lease of Equipment For Lease to which such Intellectual Property is affixed is permitted under applicable law.

8.12. Subsidiaries; Affiliates; Capitalization; Solvency.

(a) As of the Closing Date, neither Borrower nor Guarantor has any direct or indirect Subsidiaries or Affiliates or is engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate. Neither Borrower nor Guarantor has any capital obligations or liabilities in respect of any joint venture or partnership in which it is engaged.

(b) As of the Closing Date, each of Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Person. There are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares.

(c) As of the Closing Date, the issued and outstanding shares of Capital Stock of each of Borrower and its Subsidiaries and Guarantor are directly and beneficially owned and held by the persons indicated in Schedule 8.12 to the Information Certificate. In the case of Borrower and its Subsidiaries, in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the Closing Date.

(d) Each of Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transactions contemplated hereunder.

8.13. Labor Disputes.

(a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each of Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of each of Borrower and Guarantor on the Closing Date.

(b) There is (i) no significant unfair labor practice complaint pending against Borrower or Guarantor or, to the best of each of Borrower's and Guarantor's knowledge, threatened against either Borrower or Guarantor, before the National Labor Relations Board, except as could not reasonably be expected to have a Material Adverse Effect, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Closing Date against Borrower or Guarantor or, to best of each of Borrower's and Guarantor's knowledge, threatened against either Borrower or Guarantor, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or Guarantor or, to the best of each of Borrower's and Guarantor's knowledge, threatened against either Borrower or Guarantor except as could not reasonably be expected to have a Material Adverse Effect.

8.14. Restrictions on Subsidiaries.

Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower or Guarantor permitted hereunder as in effect on the Closing Date, there are no contractual or consensual restrictions on Borrower or Guarantor or any of their respective Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of Borrower or Guarantor or (b) the ability of Borrower or Guarantor or any of their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.15. Material Contracts.

Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which Borrower or Guarantor is a party or is bound as of the Closing Date. Borrower and Guarantor have delivered true, correct and complete copies of such Material Contracts to Agent on or before the Closing Date. Neither Borrower nor Guarantor is in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16. Payable Practices.

Neither Borrower nor Guarantor has made any material change in the historical accounts payable practices from those in effect immediately prior to the Existing Closing Date, except in each case to the extent the same has been approved by Agent.

8.17. Accuracy and Completeness of Information.

All information (other than projections or forecasts) furnished by or on behalf of Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. All projections and forecasts furnished by or on behalf of Borrower in writing to Agent or any Lender in connection with this Agreement have been made or proposed in good faith based on assumptions that were reasonable at the time such projections or forecasts were made or prepared; provided that no representation or warranty is made as to the impact of future general economic conditions or as to whether results set forth in such projections or forecasts will actually be realized. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the Execution Date.

8.18. Guarantor's Business Operations.

Guarantor conducts no material business operations and has no material assets, other than the Capital Stock of Borrower. Guarantor has no material actual or contingent liabilities other than its guaranties of the Obligations and any other Indebtedness permitted hereunder.

8.19. Pledged Collateral.

The pledge of the pledged Collateral pursuant to this Agreement and the other Financing Agreements does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.20. Governmental Regulation.

None of the Borrower or Guarantor or any of their Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

8.21. Certain Fees.

Except as set forth on Schedule 8.21, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrower hereby indemnifies Agent and Lenders against, and agrees that it will hold Agent and Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

8.22. Survival of Warranties; Cumulative.

All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and the Closing Date and shall be deemed to have been made to Agent and Lenders on the Closing Date and the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9.	AFFIRMATIVE AND NEGATIVE COVENANTS

9.1. Maintenance of Existence.

(a) Each of Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate or limited liability company existence, as applicable, and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, except as permitted in Section 9.7 hereto, and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Neither Borrower nor Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Borrower of such proposed change in its name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the certificate of incorporation or formation, as applicable, of such Person providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Person as soon as it is available.

(c) Neither Borrower nor Guarantor shall change its chief executive office, its mailing address, its federal employer identification number or its organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may reasonably require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. Neither Borrower nor Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

9.2. New Collateral Locations.

Each of Borrower and Guarantor may only open any new location within the continental United States provided Borrower or Guarantor (a) gives Agent thirty (30) days (or such shorter period of time as may be agreed to by Agent) prior written notice of the intended opening of any such new location (other than a remote storage yard) and ten (10) days prior written notice of the intended opening of any such new remote storage yard and (b) in the case of new locations other then remote storage yards, executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3. Compliance with Laws, Regulations, Etc.

(a) Each of Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Each of Borrower and Guarantor shall give written notice to Agent immediately upon such Person's receipt of any notice of, or such Person's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any material amount of Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any material amount of Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower or Guarantor to Agent. Each of Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

(c) Each of Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4. Payment of Taxes and Claims.

Each of Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books in accordance with GAAP. Each of Borrower and Guarantor shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each of Borrower and Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by Borrower and Guarantor, such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower or Guarantor to pay any income or franchise taxes attributable to, or measured by, the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. Borrower and Guarantor will not, nor will they permit any of their Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or Guarantor or any of their Subsidiaries).

9.5. Insurance.

Each of Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrower and Guarantor shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower and Guarantor shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, as specified in this Agreement. Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available, subject and pursuant to the terms hereof, to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

9.6. Financial Statements and Other Information.

(a) Each of Borrower and Guarantor shall, and shall cause each Subsidiary to, keep proper books and records in which true and complete (in all material respects) entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower, Guarantor and their Subsidiaries in accordance with GAAP. Borrower and Guarantor shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrower and Guarantor, and Borrower shall notify the auditors and accountants of Borrower and Guarantor that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Agent and each Lender, the following, at all indicated times commencing on and after the Closing Date: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and if Borrower at any time hereafter has any Subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrower is in compliance with the covenants set forth in Sections 9.17, 9.18, 9.23 and 9.24 of this Agreement for such month, and (ii) within one hundred five (105) days after the end of each fiscal year, audited consolidated financial statements and if Borrower at any time hereafter has any Subsidiaries, unaudited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

(b) Each of Borrower and Guarantor shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to any Real Property Collateral or to any other Collateral having a value, individually or in the aggregate, of more than $100,000 or which if adversely determined would result in any material adverse change in Borrower's or Guarantor's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract (other than an Equipment Lease) being terminated or amended or any new Material Contract (other than an Equipment Lease) entered into (in which event Borrower and Guarantor shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $100,000 shall have been entered against Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a violation of laws or regulations received by Borrower or Guarantor that could reasonably be expected to have a Material Adverse Effect, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

(c) Each of Borrower and Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

(d) Each of Borrower and Guarantor shall furnish or cause to be furnished to Agent such forecasts, projections and other information respecting the Collateral and the business of Borrower and Guarantor, as Agent may, from time to time, reasonably request. In addition, Borrower shall provide to Agent and each Lender a month by month budget for each fiscal year no later than December 31 of the preceding fiscal year, which budget shall be in form and scope acceptable to Agent. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower and Guarantor to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant in connection with any internal reporting or if such Affiliate is providing or offering to provide any services to Borrower. Each of Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrower's expense, copies of the financial statements of Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Borrower to Agent or such Lender in writing.

9.7. Sale of Assets, Consolidation, Merger, Dissolution, Etc.

Neither Borrower nor Guarantor shall, or shall permit any Subsidiary to, directly or indirectly,

(a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that any wholly-owned Subsidiary of Guarantor (other than Borrower) may merge with and into or consolidate with any other wholly-owned Subsidiary of Guarantor (other than Borrower), provided, that, each of the following conditions is satisfied as determined by Agent in good faith: (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it, or the Person being merged into it, is a party in writing, in form and substance satisfactory to Agent, and Borrower and Guarantor shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith;

(b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

(i) sales of Inventory (other than Equipment or Equipment For Lease) in the ordinary course of business;

(ii) the lease of Equipment For Lease pursuant to Equipment Leases in the ordinary course of business;

(iii) intentionally omitted;

(iv) the Disposition of Equipment and Equipment For Lease, so long as (A) Agent is notified of such Disposition at least 3 days prior thereto (which notice shall include a reasonably accurate estimate of the Net Cash Proceeds of such Disposition), (B) the Net Cash Proceeds of such Disposition shall be greater than or equal to seventy percent (70%) of the Orderly Liquidation Value of the Equipment or Equipment For Lease subject to such Disposition and (C) the Net Cash Proceeds of such Disposition, together with the Net Cash Proceeds of all other such Dispositions during the six-month period immediately preceding such Disposition, are in the aggregate greater than or equal to eighty percent (80%) of the aggregate Orderly Liquidation Value of all Equipment and Equipment For Lease subject to all such Dispositions;

(v) the issuance and sale by Guarantor of Capital Stock of Guarantor after the Closing Date; provided, that, (A) Agent shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Guarantor from such sale, (B) Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, and (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower and Guarantor with Agent and Lenders or are more restrictive or burdensome to Borrower or Guarantor than the terms of any Capital Stock in effect on the Execution Date; and

(vi) the issuance of Capital Stock of Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall Borrower or Guarantor be required to issue, or shall Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default;

(c) wind up, liquidate or dissolve; or

(d) agree in writing to do any of the foregoing, except as permitted above.

9.8. Encumbrances.

Neither Borrower nor Guarantor shall, or shall permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever or any option, trust or other preferential arrangement having the practical effect of any of the foregoing, on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a) the security interests and liens of Agent for itself and the benefit of Lenders;

(b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's, Guarantor's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness permitted under Section 9.9 hereof and which is not overdue or (ii) such liens secure Indebtedness permitted under Section 9.9 hereof relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(e) purchase money security interests in Equipment and Equipment For Lease (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

(f) pledges and deposits of cash by Borrower or Guarantor after the Closing Date in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrower or Guarantor as of the Execution Date;

(g) cash pledged to the Agent as collateral for the Existing Letters of Credit;

(h) liens arising from (i) operating leases and the precautionary Uniform Commercial Code financing statement filings in respect thereof and (ii) equipment or other materials in each case which are not owned by Borrower or Guarantor located on the premises of Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrower or Guarantor and the precautionary Uniform Commercial Code financing statement filings in respect thereof;

(i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto; and

(j) the security interests and liens set forth on Schedule 8.4 to the Information Certificate, and any renewal or extension of any such security interests and liens, so long as the principal amount of Indebtedness secured thereby is not increased and such security interests and liens cover the same property.

9.9. Indebtedness.

Neither Borrower nor Guarantor shall, or shall permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a) the Obligations;

(b) purchase money Indebtedness (including Capital Leases) of Borrower arising after the Execution Date to the extent secured by purchase money security interests in Equipment and Equipment For Lease (including Capital Leases) and purchase money mortgages on Real Property of Borrower not to exceed $1,500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower, Guarantor or any Subsidiary other than the Equipment, Equipment For Lease or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment, Equipment For Lease or Real Property so acquired, as the case may be;

(c) guarantees by Guarantor or any Subsidiary of Borrower or Guarantor of (i) the Obligations in favor of Agent for the benefit of Lenders, (ii) any other Indebtedness of Borrower permitted to be incurred hereunder;

(d) Indebtedness of Borrower under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting Borrower against fluctuations in interest rates under this Agreement; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and, unless provided by Agent or one of its Affiliates, such Indebtedness shall be unsecured;

(e) unsecured Indebtedness of Borrower arising after the Execution Date to any third Person (other than Indebtedness otherwise permitted under this Section 9.9), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Required Lenders and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment in cash of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance reasonably satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of Borrower to incur such Indebtedness, which notice shall set forth the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may reasonably request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) in no event shall the aggregate principal amount of such Indebtedness incurred during the term of this Agreement exceed $20,000,000, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) after Borrower has received the initial proceeds of such Indebtedness, Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrower and Guarantor shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be, other than financial reporting items that Borrower also delivers to Agent pursuant to Section 9.6;

(f) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrower and Guarantor may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the Execution Date, (ii) neither Borrower nor Guarantor shall, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the Execution Date except, that, Borrower and Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower and Guarantor shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(g) customer deposits held in the ordinary course of business in connection with Equipment Leases;

(h) unsecured financings of insurance premiums in the ordinary course of business; and

(i) other unsecured Indebtedness of Borrower not permitted above, so long as (i) the terms thereof are acceptable to Agent and (ii) the aggregate principal amount of such Indebtedness does not at any time exceed $500,000.

9.10. Loans, Investments, Etc.

Neither Borrower nor Guarantor shall, or shall permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or enter into any joint venture, or agree to do any of the foregoing, except:

(a) the endorsement of instruments for collection or deposit in the ordinary course of business;

(b) investments in cash or Cash Equivalents, provided, that, other than with respect to cash and Cash Equivalents held in the Blocked Accounts, and petty cash in an aggregate amount not in excess of $25,000 at any time, (i) no Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(c) the existing equity investments of Borrower and Guarantor as of the Execution Date in its Subsidiaries, provided, that, neither Borrower nor Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

(d) loans and advances by Borrower to employees of Borrower not to exceed the principal amount of $25,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for Borrower and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(e) stock or obligations issued to Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness or delinquent or unpaid Accounts of such Person owing to Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by Borrower or Guarantor as Agent may request;

(f) obligations of account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed in blank by Borrower or Guarantor and promptly delivered to Agent as so endorsed;

(g) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, neither Borrower nor Guarantor shall, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and Borrower and Guarantor shall furnish to Agent all notices or demands in connection with such loans and advances either received by Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(h) guaranties permitted pursuant to Section 9.9; and

(i) investments, loans or advances by Guarantor in or to Borrower; provided, that any such intercompany loans or advances shall be evidenced by a promissory note or other instrument in form and substance reasonably satisfactory to Agent and such promissory note or instrument shall have been pledged to Agent pursuant to the Financing Agreements.

9.11. Dividends and Redemptions.

Neither Borrower nor Guarantor shall, directly or indirectly, declare or pay any dividends on account of any shares of any class of any Capital Stock of Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing (each, a "Restricted Payment"), except that:

(a) Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock, so long as (i) after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur, (ii) Excess Availability immediately prior thereto is at least $20,000,000, (iii) Excess Availability immediately after giving effect thereto is at least $20,000,000 and (iv) the Fixed Charge Coverage Ratio, determined as of the last day of the most recently ended calendar month for which a compliance certificate has been delivered pursuant to Section 9.6(a), calculated in the manner set forth in Section 9.18, is at least 1.1 to 1.0;

(b) Borrower may pay dividends to the extent permitted in, and to facilitate the transactions permitted under, Section 9.12 below;

(c) any Subsidiary of Borrower may pay dividends to Borrower; and

(d) Borrower may pay dividends to Guarantor in order to permit Guarantor to make a distribution permitted under Section 9.11(a) above.

9.12. Transactions with Affiliates.

Neither Borrower nor Guarantor shall, or permit any Subsidiary to, directly or indirectly:

(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's, Guarantor's or such Subsidiary's business (as the case may be) and upon fair and reasonable terms no less favorable to Borrower, Guarantor or such Subsidiary than Borrower, Guarantor or such Subsidiary would obtain in a comparable arm's length transaction with an unaffiliated person; provided, that any such transaction in which payments in excess of $50,000 in any fiscal year of Borrower are made or contemplated shall be subject to the prior consent of Agent; or

(b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of Borrower or Guarantor, except (i) reasonable compensation to officers, employees and directors for services rendered to Borrower, Guarantor or such Subsidiary in the ordinary course of business and (ii) payments by Borrower to Guarantor for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Guarantor on behalf of Borrower, in the ordinary course of their respective businesses or as the same may be directly attributable to Borrower and for the payment of taxes and public company related expenses by or on behalf of Guarantor, provided, that, the aggregate amount of all such payments in any fiscal year shall not exceed $3,000,000.

9.13. Compliance with ERISA.

Each of Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower, Guarantor or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; (h) not adopt or permit any ERISA Affiliate to adopt any welfare plan (within the meaning of Section 3(1) of ERISA) that provides for benefits to employees after termination of employment other than as required by Section 4980B of the Code, Section 601 of ERISA or other applicable law; or (i) make all those payments or contributions to any Multiemployer Plan that it may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto; in each case except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.14. End of Fiscal Years; Fiscal Quarters.

Each of Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

9.15. Change in Business.

Borrower shall not engage in any business other than the business of Borrower on the Execution Date and any business reasonably related, ancillary or complimentary to the business in which Borrower is engaged on the Execution Date. Except as provided in Section 8.18, Guarantor shall not own material assets or operate material operations or have or incur liabilities (actual or contingent).

9.16. Limitation of Restrictions Affecting Subsidiaries.

Neither Borrower nor Guarantor shall, or permit any of its Subsidiaries to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or Guarantor or any Subsidiary of Borrower or Guarantor; (b) make loans or advances to Borrower or Guarantor or any Subsidiary of Borrower or Guarantor, (c) transfer any of its properties or assets to Borrower or Guarantor or any Subsidiary of Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or Guarantor or any Subsidiary of Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or Guarantor or any Subsidiary of Borrower or Guarantor, (v) any agreement relating to Indebtedness permitted to be incurred under Section 9.9(b) or (g), so long as such restriction extends solely to the property financed, and (vi) any contractual obligations in existence on the Existing Closing Date and the extension or continuation of any such contractual obligations; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

9.17. Fleet Utilization Ratio.

Borrower shall, as of the last day of each calendar month, commencing with the calendar month in which the Closing Date occurs, either (i) (a) have Monthly Average Excess Availability for such month of at least $20,000,000 and (b) no Event of Default or Default shall then be in existence, or (ii) have a Fleet Utilization Ratio as of the last day of such month, for the six month period ending on such date, equal to at least 60%.

9.18. Fixed Charge Coverage Ratio.

Borrower shall, as of the last day of each calendar month, commencing with the calendar month in which the Closing Date occurs, either (i) (a) have Monthly Average Excess Availability for such month of at least $20,000,000 and (b) no Event of Default or Default shall then be in existence, or (ii) have a Fixed Charge Coverage Ratio as of the last day of such month, for the 12 month period ending on such date, of at least 1.1 to 1.0.

9.19. License Agreements.

(a) Each of Borrower and Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.19(b) below, Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower or Guarantor; provided, that, Borrower or Guarantor (as the case may be) shall give Agent not less than ten (10) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by Borrower or Guarantor after the Execution Date, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by Borrower or Guarantor in the case of a notice to Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from Borrower or Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by Borrower or Guarantor in connection with any material License Agreement which relates to the right of Borrower or Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

(b) Each of Borrower and Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that Borrower or Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than ten (10) days prior to the date of any such non-renewal or expiration. Agent may, but shall not be required to, perform any or all of such obligations of Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower or Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

9.20. After Acquired Real Property.

If Borrower or any Obligor hereafter acquires any Real Property or fixtures that has a fair market value in an amount equal to or greater than $250,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of Borrower or Obligor, promptly upon Agent's request, Borrower or such Obligor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except for such liens and security interests as Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith, including without limitation surveys, title insurance and local counsel opinions.

9.21. Costs and Expenses.

Borrower and Guarantor shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs, expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrower's or Guarantor's operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as of the Execution Date is $1000 per person per day); and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Agent, and with respect to clauses (d) and (e) only, each Lender, in connection with any of the foregoing, except that during the existence of an Event of Default, such fees and disbursements need not be reasonable.

9.22. Lender Meetings.

Borrower shall, upon no less than 30 days advance notice by Agent or the Required Lenders, participate in a meeting of Agent and Lenders once during each fiscal year (or at any time upon advance notice by Agent or Required Lenders upon the occurrence and continuation of an Event of Default), to be held at locations and at times reasonably requested by Agent (or if applicable, Required Lenders).

9.23. Lease Obligations.

Neither Borrower nor Guarantor shall create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Indebtedness under Capital Leases permitted under in Section 9.9(b) hereof, and (B) Operating Lease Obligations which would not cause the annual aggregate amount of all lease payments relating to Operating Lease Obligations owing by Guarantor, Borrower and their Subsidiaries to exceed $2,000,000 for any fiscal year. Neither Borrower nor Guarantor shall create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessor in respect of real property.

9.24. Capital Expenditures.

Neither Borrower nor Guarantor shall make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, Capital Expenditures that would cause the aggregate amount of all Capital Expenditures made by Guarantor and its Subsidiaries in any fiscal year to exceed $20,000,000, exclusive of (i) Capital Expenditures made with the Net Cash Proceeds of a Disposition of fixed assets and (ii) Capital Expenditures made with the Net Cash Proceeds resulting from any Event of Loss, so long as such Capital Expenditures are made within 180 days after the Disposition itself occurred, or the date of receipt of the Net Cash Proceeds relating to the Event of Loss, as applicable; provided, that any unused amount of Capital Expenditures in any fiscal year may be carried over to the next fiscal year only, to be used after the $20,000,000 limit for such subsequent fiscal year has been exhausted.

9.25. Further Assurances.

At the reasonable request of Agent at any time and from time to time, Borrower and Guarantor shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

SECTION 10.	EVENTS OF DEFAULT AND REMEDIES

10.1. Events of Default.

The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

(a) (i) Borrower fails to pay any of the Obligations when due or (ii) Borrower or any Obligor fails to perform any of the covenants or obligations contained in Sections 6.3, 6.6, 7.1, 7.2, 7.3, 7.4, 7.5, 7.8, 9.1, 9.2, 9.5, 9.6(a), 9.6(b), 9.6(d), 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.15, 9.16, 9.17, 9.18, 9.19, 9.21, 9.22, 9.23, 9.24 and 9.25 of this Agreement, (iii) Borrower or any Obligor fails to perform any of the other terms, covenants, conditions or provisions contained in this Agreement and such failure shall continue for twenty (20) days or (iv) Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in any of the Financing Agreements other than this Agreement and such failure continues beyond any cure period provided therein;

(b) any representation, warranty or statement of fact made by Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c) any Obligor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of the Collateral having a value in excess of $500,000;

(e) Borrower or any Obligor dissolves or suspends or discontinues doing business;

(f) Borrower or any Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property;

(i) any default shall occur under any agreement, document or instrument relating to any Indebtedness of Borrower or any Obligor, in any case in an amount in excess of $1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto, or any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

(j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority or second priority, as applicable, security interest in Collateral with an aggregate value of $250,000 or more purported to be subject thereto (except as otherwise permitted herein or therein);

(k) an ERISA Event shall occur which results in liability of Borrower or Guarantor in an aggregate amount in excess of $500,000;

(l) any Change of Control shall occur, other than in connection with the consummation of the Acquisition;

(m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower or any Obligor of which Borrower, any Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or such Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $250,000 or (ii) any other property of Borrower or any Obligor which is necessary or material to the conduct of its business; or

(n) there shall occur any event, change or development that has had a Material Adverse Effect.

10.2. Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower or any Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral. No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege thereunder or under any other Financing Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.

(b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f), 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Commitments and this Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f), 10.1(g) and 10.1(h), the Commitments and any other obligation of the Agent or a Lender hereunder shall automatically terminate).

(c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require Borrower or any Obligor, at Borrower's expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower or any Obligor, which right or equity of redemption is hereby expressly waived and released by Borrower and Obligors and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower and Obligors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower and each Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrower will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred five percent (105%) of the amount of the Letter of Credit Accommodations.

(d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of Borrower or any Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent, and Borrower and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Agent's request (which shall be deemed to be made automatically upon the occurrence of any Event of Default described in Section 10.1(f), 10.1(g) or 10.1(h) hereof), hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

(e) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each of Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each of Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(f) For the purpose of enabling Agent to exercise the rights and remedies hereunder, Borrower and each Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to Borrower or any Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired or used by Borrower or any Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g) At any time an Event of Default exists or has occurred and is continuing, Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms of this Agreement, whether or not then due or may hold such proceeds as cash collateral for the Obligations. Borrower and Guarantor shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

(h) Without limiting the foregoing, upon the occurrence of a Default or Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrower and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS (EXCEPT AS OTHERWISE PROVIDED THEREIN) AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF ILLINOIS.

(b) BORROWER, GUARANTOR, AGENT AND LENDERS IRREVOCABLY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE CIRCUIT COURTS OF COOK COUNTY, ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, WHICHEVER AGENT MAY ELECT, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND AGREE THAT ANY DISPUTE WITH RESPECT TO ANY SUCH MATTERS SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE (EXCEPT THAT AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR GUARANTOR OR ITS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST BORROWER OR GUARANTOR OR ITS OR THEIR PROPERTY).

(c) EACH OF BORROWER AND GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO ITS ADDRESS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT AGENT'S OPTION, BY SERVICE UPON BORROWER OR GUARANTOR IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS. WITHIN THIRTY (30) DAYS AFTER SUCH SERVICE, BORROWER OR GUARANTOR SHALL APPEAR IN ANSWER TO SUCH PROCESS, FAILING WHICH BORROWER OR GUARANTOR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY AGENT AGAINST BORROWER OR GUARANTOR FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED.

(d) BORROWER, GUARANTOR, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, GUARANTOR, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Agent and Lenders shall not have any liability to Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each of Borrower and Guarantor: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2. Waiver of Notices.

Each of Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower or Guarantor which Agent or any Lender may elect to give shall entitle Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

11.3. Amendments and Waivers.

(a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrower; except, that, no such amendment, waiver, discharge or termination shall:

(i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations, in each case without the consent of each Lender directly affected thereby,

(ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of Agent and all of the Lenders,

(iii) release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of the Lenders,

(iv) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of the Lenders,

(v) consent to the assignment or transfer by Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of the Lenders,

(vi) amend, modify or waive any terms of this Section 11.3 hereof, without the consent of Agent and all of the Lenders, or

(vii) subject to Section 11.3(d) below, increase the advance rates constituting part of the Borrowing Base or increase the sublimit for Letter of Credit Accommodations, without the consent of Agent and all of the Lenders.

(b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, (i) in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a "Non-Consenting Lender"), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, and (ii) in the event that any Lender seeks compensation from the Borrower for any increased costs under Section 3.3(a) or Section 3.3(c) (such Lender being referred to herein as a "Increased Cost Lender"), then each of Wachovia and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower (with the prior written consent of Wachovia) shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Wachovia or the Borrower, as the case may be, of such right, such Non-Consenting Lender or Increased Cost Lender, as applicable, shall have the obligation, to sell, assign and transfer to Wachovia or such Eligible Transferee as Wachovia or the Borrower, as the case may be, may specify, the Commitment of such Non-Consenting Lender or Increased Cost Lender and all rights and interests of such Non-Consenting Lender or Increased Cost Lender pursuant thereto. Wachovia or the Borrower, as the case may be, shall provide the Non-Consenting Lender or the Increased Cost Lender, as applicable, with prior written notice of its intent to exercise its right under this Section, which notice shall specify the date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender or Increased Cost Lender, as applicable), except that on the date of such purchase and sale, Wachovia, or such Eligible Transferee specified by Wachovia or the Borrower, as the case may be, shall pay to the Non-Consenting Lender or Increased Cost Lender (except as Wachovia and such Non-Consenting Lender or Increased Cost Lender may otherwise agree), as applicable, the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender or the Increased Cost Lender, as applicable, outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest, fees and expenses payable to the Non-Consenting Lender or the Increased Cost Lender, as applicable, to the effective date of the purchase (but in no event shall the Non-Consenting Lender or the Increased Cost Lender, as applicable, be deemed entitled to any early termination fee). Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender or the Increased Cost Lender, as applicable, and the Commitment of the Non-Consenting Lender or the Increased Cost Lender, as applicable, shall terminate on such date.

(d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section. The exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Equipment shall not be deemed an amendment to the advance rates provided for in this Section 11.3.

11.4. Waiver of Counterclaims.

Each of Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5. Indemnification.

Each of Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all liabilities, obligations, losses, damages, (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any past, present, theoretical activity or event involving any Hazardous Materials), expenses and disbursements of counsel for Indemnitees, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise that may be imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrower and Guarantor shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrower or Guarantor as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower and Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, neither Borrower nor Guarantor shall assert, and each of Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall become effective on the Closing Date and shall survive the payment of the Obligations and the termination of this Agreement.

SECTION 12.	THE AGENT

12.1. Appointment, Powers and Immunities.

Each Lender irrevocably designates, appoints and authorizes Wachovia to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or other document referred to or provided for herein or therein or for any failure by Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2. Reliance by Agent.

Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3. Events of Default.

(a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, unless and until otherwise directed by the Required Lenders, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

(b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against Borrower or any Obligor or any of the Collateral or other property of Borrower or any Obligor.

12.4. Wachovia in its Individual Capacity.

With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Wachovia shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity as Lender hereunder. Wachovia (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower or Guarantor (and any of its respective Subsidiaries or Affiliates) as if it were not acting as Agent, and Wachovia and its Affiliates may accept fees and other consideration from Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5. Indemnification.

Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower or Guarantor hereunder and without limiting any obligations of Borrower or Guarantor hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

12.6. Non-Reliance on Agent and Other Lenders.

Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower or any Obligor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any Obligor that may come into the possession of Agent.

12.7. Failure to Act.

Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8. Additional Loans.

Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Revolving Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations will cause the total outstanding Revolving Loans and Letter of Credit Accommodations to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letter of Credit Accommodations to Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Revolving Loans equal or exceed the Borrowing Bases, plus the amount of Special Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed the aggregate amount equal to five percent (5%) of the Maximum Credit and shall not cause the total principal amount of the Loans, Letter of Credit Accommodations and all other Obligations to exceed the Maximum Credit and (b) no such additional Revolving Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letter of Credit Accommodations.

12.9. Concerning the Collateral and the Related Financing Agreements.

Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10. Field Audit, Examination Reports and other Information; Disclaimer by Lenders.

By signing this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports"), appraisals with respect to the Collateral (including without limitation the Closing Appraisal and any Desk Top Appraisals and Third Party Appraisals) and financial statements with respect to Guarantor and its Subsidiaries received by Agent;

(b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal (including without limitation the Closing Appraisal and any Desk Top Appraisals and Third Party Appraisals) or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal (including without limitation the Closing Appraisal and any Desk Top Appraisals and Third Party Appraisals) or financial statement;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrower and Guarantor and will rely significantly upon Borrower's and Guarantor's books and records, as well as on representations of Borrower's and Guarantor's personnel; and

(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

12.11. Collateral Matters.

(a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrower and Guarantor of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the aggregate amount of five percent (5%) of the Maximum Credit and shall not cause the total principal amount of the Loans, Letter of Credit Accommodations and all other Obligations to exceed the Maximum Credit, or (iii) to pay any other amount chargeable to Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B) payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans and shall be payable on demand. Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

(b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction in cash of all of the Obligations (other than unasserted indemnification obligations and other contingent obligations that expressly survive the termination of this Agreement) and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or constituting property subject to a lien permitted under Section 9.9(b) if the applicable secured party does not permit a junior lien on such property, or (iii) constituting property in which Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $250,000, or (v) if required or permitted under the terms of any of the other Financing Agreements or any intercreditor agreement, if any, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

(c) Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent is hereby irrevocably authorized by Lenders to, and hereby agrees with Borrower that it shall, execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrower or Guarantor in respect of) the Collateral retained by Borrower or Guarantor.

(d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

12.12. Agency for Perfection.

Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

12.13. Successor Agent.

Agent may resign as Agent upon thirty (30) days' notice to Lenders and Borrower. If Agent resigns under this Agreement, the Required Lenders, with the consent of Borrower so long as no Event of Default exists (which consent of Borrower shall not be unreasonably withheld) shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

12.14. Co-Documentation Agents.

Each Lender hereby appoints each of Textron Financial Corporation, National City Business Credit, Inc., and Sovereign Bank to act as a Co-Documentation Agent hereunder. No Co-Documentation Agent shall have any obligations, liabilities, duties, responsibilities, rights or powers hereunder or under any of the other Financing Agreements. At any time that any Lender serving as a Co-Documentation Agent shall have transferred to any other Person (other than an Affiliate) all of its interests hereunder, such Lender shall be deemed to have concurrently resigned as a Co-Documentation Agent, as applicable.

SECTION 13.	TERM OF AGREEMENT; MISCELLANEOUS

13.1. Term.

(a) This Agreement and the other Financing Agreements shall become effective on the Closing Date upon the satisfaction or waiver of the conditions set forth in Section 4.1 hereof and thereafter shall continue in full force and effect until the Maturity Date. Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Prior to the occurrence of the Closing Date, notwithstanding anything to the contrary contained herein, the Borrower and the Guarantor shall incur no liability to the Agent or any Lender hereunder by virtue of the execution and delivery of this Agreement on the Execution Date. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrower shall pay to Agent all outstanding and unpaid Obligations, terminate all Product Obligations and pay any outstanding Obligations in respect thereof and furnish cash collateral to Agent (or at Agent's option, (i) a letter of credit issued for the account of Borrower and at Borrower's expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary or (ii) such other arrangement to collateralize or liquidate such Obligations as Agent shall accept in its reasonable judgment) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations (other than unasserted indemnification obligations and other contingent obligations that expressly survive the termination of this Agreement), including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred five percent (105%) of the amount of the Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago time.

(b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations (other than unasserted indemnity Obligations) have been fully and finally discharged and paid as set forth in Section 13.1(a), and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each of Borrower and Guarantor waives any rights it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrower or Guarantor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds as set forth in Section 13.1(a).

13.2. Interpretative Provisions.

(a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement. It is the intent of Borrower and Guarantor that the description of the Collateral set forth herein be construed to include the broadest possible range of assets.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word "including" when used in this Agreement shall mean "including, without limitation" and the word "will" when used in this Agreement shall be construed to have the same meaning and effect as the word "shall".

(f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower and Guarantor shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by Borrower or Guarantor at any time.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Guarantor most recently received by Agent prior to the Execution Date. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is not only unqualified but also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

(i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

(n) All notices that must be given in writing under this Agreement may be given in email form.

13.3. Notices.

All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by email, immediately upon sending; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Borrower or Guarantor:
Essex Crane Rental Corp.
1110 Lake Cook Road, Suite 2200
Buffalo Grove, Illinois 60089
Attention: Martin A. Kroll, Senior Vice
President and Chief Financial Officer
Telephone No.: (847) 215-6502
Telecopy No.: (847) 215-6535

with copies to:	Hyde Park Acquisition Corp. 461 Fifth Avenue 25th Floor New York, New York 10017 Attention: Edward Levy Telephone No.: (212) 863-9405 Telecopy No.: (212) 644-6262

and	Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022 Attention: Todd Emmerman Telephone No.: (212) 940-8800 Telecopy No.: (212) 940-8776

If to Agent:
Wachovia Capital Finance Corporation
150 South Wacker Drive, Suite 2200
Chicago, Illinois 60606
Attention: Steve Linderman/
Regional Credit Manager
Telephone No.: (312) 332-0420
Telecopy No.: (312) 332-0424

13.4. Partial Invalidity.

If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5. Confidentiality.

(a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower or Guarantor pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrower or Guarantor to Agent or such Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender or the directors, officers, employees and agents of any Lender or Affiliate of any Lender, so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Agent or any Lender or Participant (or prospective Lender or Participant).

(b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of Agent's or such Lender's expenses, cooperate with Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

(c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than Borrower or Guarantor, (iii) to require Agent or any Lender to return any materials furnished by Borrower or Guarantor to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the Closing Date.

13.6. Successors.

This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrower, Guarantor and their respective successors and assigns, except that neither Borrower nor Guarantor may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Guarantor, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.7. Assignments; Participations.

(a) Each Lender may, with the prior written consent of Agent (which, so long as no Event of Default is in existence, shall not be unreasonably withheld or delayed) and Borrower, so long as no Event of Default is then continuing (such consent not to be unreasonably withheld or delayed), assign all or, if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received (or waived the right to receive) for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

(b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, any Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor or any of their Subsidiaries or the performance or observance by Borrower or any Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning Borrower or any Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations), without the consent of Agent or the other Lenders; provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, Guarantor, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrower or any Obligor hereunder shall be determined as if such Lender had not sold such participation.

(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(g) Borrower and Guarantor shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of copies of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants at reasonable times, upon reasonable advance notice. Borrower shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrower and Guarantor and their affairs provided, prepared or reviewed by Borrower or Guarantor that are contained in any selling materials, after having an opportunity to correct any inaccuracies contained therein, and all other information provided by it and included in such materials.

13.8. Entire Agreement.

This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto or any other Financing Agreement, the terms of this Agreement shall govern.

13.9. USA Patriot Act.

Each Lender hereby notifies Borrower and Guarantor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower and Guarantor, which information includes the name and address of Borrower and Guarantor and other information that will allow such Lender to identify Borrower and Guarantor in accordance with the requirements of such Act and any other applicable law.

13.10. Counterparts, Etc.

This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

13.11. Interest.

It is the intention of the parties hereto that Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Financing Agreement would be usurious as to Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of Illinois or any other jurisdiction whose laws may be mandatorily applicable to Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Financing Agreement or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to Agent or any Lender that is contracted for, taken, reserved, charged or received by Agent or such Lender under this Agreement or any other Financing Agreement or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Agent or such Lender, as applicable, to Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Agent or such Lender to Borrowers). All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of the Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to Agent or any Lender on any date shall be computed at the "Highest Lawful Rate" (as defined below) applicable to Agent or such Lender pursuant to this Section 13.11 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to Agent or such Lender would be less than the amount of interest payable to Agent or such Lender computed at the Highest Lawful Rate applicable to Agent or such Lender, then the amount of interest payable to Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to Agent or such Lender until the total amount of interest payable to Agent or such Lender shall equal the total amount of interest which would have been payable to Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 13.11.

For purposes of this Section 13.11, the term (i) "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between Borrower, on the one hand, and Agent and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of Illinois and, to the extent controlling, laws of the United States of America and (ii) "Highest Lawful Rate" shall mean, with respect to Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

IN WITNESS WHEREOF, Agent, Lenders, Borrower and Guarantor have caused these presents to be duly executed as of the day and year first above written.

AGENT		Borrower

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Agent		ESSEX CRANE RENTAL CORP.

By	/s/ Laura Dixon	By	/s/ Ronald Schad
Title	VP	Title	CEO/President

Guarantor

ESSEX HOLDINGS, LLC

		By	/s/ John G. Nestor
Its

Signature Page to Second Amended and Restated Loan and Security Agreement

LENDERS

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)

By	/s/ Laura Dixon
Title	VP

Commitment: $50,000,000

Signature Page to Second Amended and Restated Loan and Security Agreement

TEXTRON FINANCIAL CORPORATION

By	/s/ Pamela D. Petrik
Title	Senior Account Executive

Commitment: $25,000,000

Signature Page to Second Amended and Restated Loan and Security Agreement

WELLS FARGO EQUIPMENT FINANCE, INC.

By	/s/ Thomas J. Veitenhaus
Title

Commitment: $30,000,000

Signature Page to Second Amended and Restated Loan and Security Agreement

NATIONAL CITY BUSINESS CREDIT, INC.

By	/s/ Robert Bartkowicz
Title	Director

Commitment: $20,000,000

Signature Page to Second Amended and Restated Loan and Security Agreement

SOVEREIGN BANK

By	/s/ Joseph Anello
Title	Vice President

Commitment: $20,000,000

Signature Page to Second Amended and Restated Loan and Security Agreement

BANK OF THE WEST

By	/s/ Daniel McCartney
Title	VP

Commitment: $15,000,000

Signature Page to Second Amended and Restated Loan and Security Agreement

SL FINANCIAL SERVICES CORPORATION

By	/s/ Holger Stuhlmann
Title	CEO

Commitment: $10,000,000

Signature Page to Second Amended and Restated Loan and Security Agreement

EXHIBIT A
to
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _____________, 200__ is made between ________________________ (the "Assignor") and ____________________ (the "Assignee").

WITNESSETH:

WHEREAS, Wachovia Capital Finance Corporation (Central), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Essex Crane Rental Corp. ("Borrower") as set forth in the Second Amended and Restated Loan and Security Agreement, dated March 6, 2008, by and among Borrower, Essex Holdings, LLC, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the "Committed Loans") to Borrower in an aggregate amount not to exceed $___________ (the "Commitment");

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $______________ (the "Assigned Commitment Amount") on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

J-Exhibit A – 1

1. Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be _______ percent (__%).

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.2, 6.4, 6.8, 11.5 and 12.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee's Commitment will be $_____________.

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor's Commitment will be $______________ (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing Assignee's Pro Rata Share of the principal amount of all Committed Loans.

(b) Assignee shall pay to Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.

J-Exhibit A – 2

3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrower and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

(a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be _______________, 200_ (the "Effective Date"); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii) the consent of Agent, and, if required, Borrower, as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Borrower and Agent;

(iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v) the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

J-Exhibit A – 3

6. Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

(b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrower that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrower with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State or Territory thereof) to Agent and Borrower prior to the time that Agent or Borrower are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

J-Exhibit A – 4

(b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrower, Guarantor or any of their respective Affiliates, or the performance or observance by Borrower, Guarantor or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights to general equitable principles.

9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrower or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

J-Exhibit A – 5

(c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Cook County, Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By
Title

[ASSIGNEE]

By
Its

J-Exhibit A – 6

SCHEDULE 1
NOTICE OF ASSIGNMENT AND ACCEPTANCE

____________, 20__
Attn.:

Re:	________________________________

Ladies and Gentlemen:

Wachovia Capital Finance Corporation (Central), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Essex Crane Rental Corp. ("Borrower") as set forth in the Second Amended and Restated Loan and Security Agreement, dated March 6, 2008, by and among Borrower, Essex Holdings, LLC, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

1. We hereby give you and Borrower notice of, and request your, and, if required, Borrower's, consent to, the assignment by __________________________ (the "Assignor") to ___________________________ (the "Assignee") such that after giving effect to the assignment Assignee shall have an interest equal to ________ percent (__%)of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand that the Assignor's Commitment shall be reduced by $_____________, as the same may be further reduced by other assignments on or after the date hereof.

2. Assignee agrees that, upon receiving the consent of Agent, and, if required, Borrower, to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

J-Exhibit A – 7

3. The following administrative details apply to Assignee:

(A)	Notice address:

Assignee name:
Address:
Attention:
Telephone:
Telecopier:

(B)	Payment instructions:

Account No.:
At:
Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

J-Exhibit A – 8

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By
Title

[NAME OF ASSIGNEE]

By
Title

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Agent

By
Title

[ESSEX CRANE RENTAL CORP.]

By
Title

J-Exhibit A – 9

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 to SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Amendment"), dated as of the 30th day of April, 2008, is by and among ESSEX CRANE RENTAL CORP., a Delaware corporation ("Borrower"), ESSEX HOLDINGS, LLC, a Delaware limited liability company ("Guarantor"), the financial institutions party hereto and WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), formerly known as Congress Financial Corporation (Central), in its capacity as administrative and collateral agent for Lenders (in such capacity, "Agent") and each of Textron Financial Corporation, National City Business Credit, Inc. and Sovereign Bank, each in its capacity as co-documentation agent for Lenders. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement referenced herein below.

W I T N E S S E T H:

WHEREAS, Agent, certain financial institutions ("Lenders"), Borrower and Guarantor are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2008 (as amended or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Agent and Lenders have agreed to provide certain loans and other financial accommodations to Borrower upon the effectiveness of the Loan Agreement as provided for therein; and

WHEREAS, Borrower, Agent and Required Lenders have agreed to amend the Loan Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Agent, Required Lenders, Borrower and Guarantor hereby agree as follows:

1. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 2 of this Amendment, the Loan Agreement is hereby amended as follows:

(a) The definition of "Maximum Credit" contained in Section 1.82 of the Loan Agreement is hereby amended by deleting therefrom the amount "$170,000,000" and inserting in its place the amount "$190,000,000".

(b) The first sentence of Section 2.4(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"At any time or times prior to the second anniversary of the Closing Date, Borrower may request of Agent in writing that the then effective Maximum Credit and the Commitments be increased by an aggregate amount up to $5,000,000 (the "Maximum Credit Increase Amount"). Such notice shall set forth the Maximum Credit Increase Amount being requested (which shall be $5,000,000)".

J-Amendment-1

(c) The Commitments of each Lender are amended and restated in the amounts set forth below such Lender's signature on the signature pages hereto.

2. Conditions Precedent. The effectiveness of the amendments contained herein is subject to the satisfaction of the following conditions precedent or concurrent:

(a) Agent shall have received this Amendment executed by Borrower, Guarantor and Required Lenders and each of the additional documents, instruments and agreements listed on Exhibit A attached hereto, each in form and substance satisfactory to Agent, together with such other documents, agreements and instruments as Agent may require or reasonably request, each in form and substance satisfactory to Agent.

(b) The conditions precedent set forth in Section 4.1 of the Loan Agreement shall have been satisfied or waived by the Agent and all Lenders.

3. References; Effectiveness. Agent and Borrower hereby agree that all references to the Loan Agreement which are contained in any of the other Financing Agreements (as such term is defined in the Loan Agreement) shall refer to the Loan Agreement as amended by this Amendment.

4. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

5. Continued Effectiveness. Except as specifically set forth herein, the Loan Agreement and each of the Financing Agreements shall, upon the Closing Date, continue in full force and effect according to its terms.

6. Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys' fees and expenses, shall be part of the Obligations.

J-Amendment-2

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ESSEX CRANE RENTAL CORP.
By	/s/ Martin A. Kroll
Its	Senior V.P. & CFO

ESSEX HOLDINGS, LLC
By	/s/ Martin A. Kroll
Its	Assistant Treasurer

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), f/k/a CONGRESS FINANCIAL CORPORATION (CENTRAL), as Agent
By	/s/ Laura Dixon
Its

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as a Lender
By	/s/ Laura Dixon
Its

Commitment: $50,000,000

TEXTRON FINANCIAL CORPORATION, as a Lender
By	/s/ Pamela D. Petrik
Title	Senior Account Executive

Commitment: $25,000,000

J-Amendment-3

WELLS FARGO EQUIPMENT FINANCE, INC., as a Lender
By	/s/ Thomas J. Veitenhaus
Title	Vice President

Commitment: $40,000,000

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender
By	/s/ Michael P. Gutia
Title	Vice President

Commitment: $20,000,000

SOVEREIGN BANK, as a Lender
By	/s/ Pierre A. Desbiens
Title	Assistant Vice President
Commitment: $20,000,000

BANK OF THE WEST, as a Lender
By	/s/ Daniel McCartney
Title	Vice President

Commitment: $15,000,000

SL FINANCIAL SERVICES CORPORATION, as a Lender
By	/s/ Klaus Knuth
Title	CEO
Commitment: $20,000,000

J-Amendment-4

ANNEX K

HYDE PARK ACQUISITION CORP.

2008 LONG-TERM INCENTIVE PLAN

* * * * *
1. Purpose. The purpose of the 2008 Long-Term Incentive Plan (the “Plan”) is to further and promote the interests of Hyde Park Acquisition Corp. (the “Company”), its Subsidiaries (as defined below) and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees, non-employee directors and consultants or those who will become employees, non-employee directors or consultants, and to align the interests of those individuals and the Company’s shareholders.

2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.

2.2 “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 15.6 of the Plan in connection with the granting of an Award.

2.3 “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4 “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5 “Committee” means the committee of the Board established to administer the Plan, as described in Section 3 of the Plan.

2.6 “Common Stock” means the Common Stock, par value $0.0001 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.7 “Company” means Hyde Park Acquisition Corp., a Delaware corporation, or any successor corporation to Hyde Park Acquisition Corp.

2.8 “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.9 “Fair Market Value” of the Company’s Common Stock on a Trading Day means the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over the counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose. In addition, for purposes of this definition, a “Trading Day” shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over the counter market, a business day during which the over the counter market was open for trading and at least one “eligible dealer” quoted both a bid and asked price for the Common Stock. An “eligible dealer” for any day shall include any broker dealer who quoted both a bid and asked price for such day, but shall not include any broker dealer who quoted only a bid or only an asked price for such day. In the event the Company’s Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith in whatever manner it considers appropriate.

2.10 “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.11 “Non-Qualified Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

2.12 “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.13 “Performance Units” means the monetary units granted under Section 9 of the Plan and the relevant Award Agreement.

2.14 “Plan” means the Hyde Park Acquisition Corp. 2008 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.15 “Restricted Shares” means the restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.16 "Restricted Stock Unit" means an Award granted to a Participant pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement, except no shares of Common Stock are actually awarded to the Participant on the date of grant.

2.17 “Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

2.18 "Subsidiary(ies)" means any corporation (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or membership interests in one of the other entities in such chain.

3. Administration.

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised solely of not less than two (2) of the then members of the Board who are Non-Employee Directors (within the meaning of SEC Rule 16b-3(b)(3)) of the Company and Outside Directors (within the meaning of Section 162(m) of the Code). Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and in such forms as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan, any Award Agreement, and/or any other applicable agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such forms as are approved by the Committee.

3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

4.	Term of Plan/Common Stock Subject to Plan.

4.1 Term. The Plan shall terminate on the tenth anniversary of the Board’s approval of the Plan, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 13.2 of the Plan, shall not exceed 1,575,000 shares of Common Stock. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

4.3 Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan and the number of shares of Common Stock issued under grants of Restricted Shares and Restricted Stock Units pursuant to Section 8 of the Plan, in each case determined as of the date on which such Awards are granted. Awards of Performance Units, which are paid in cash, are not limited by this Section and do not count against the number of shares of Common Stock available under the Plan. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancella-tion, termination or settlement of such Awards.

5. Eligibility. Individuals eligible for Awards under the Plan shall be determined by the Committee in its sole discretion and shall be limited to the employees, non-employee directors of, and consultants to the Company and its Subsidiaries.

6. Stock Options.

6.1 Terms and Conditions. Stock options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the “Stock Option(s))”. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. The Committee may also provide that certain Stock Options shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee (in such a situation, the Committee may provide that a number of shares of Common Stock with a Fair Market Value equal to or greater than the total exercise price be withheld to satisfy the exercise price and, in the event the Fair Market Value of the shares of Common Stock withheld exceeded the total exercise price, the Committee may provide that any excess be paid to the Participant in cash, securities or other property).

6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Shareholder”).

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option; provided, further, however, that, in the case of a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

6.4 Term. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Shareholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or such other person as may be designated by the Company, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft, or money order payable to the order of the Company, or by payment through any other mechanism permitted by the Committee, including, if the Committee so determines, by delivery of shares of Common Stock. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

6.6 Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent such Participant exercises the Stock Appreciation Right to which such Stock Appreciation Right is related.

7. Stock Appreciation Rights.

7.1 Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2 Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

7.3 Grant. Stock Appreciation Rights may be granted under the Plan in such form as the Committee may from time to time approve. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

7.4 Term. The term of each Stock Appreciation Right shall be such period of time as is fixed by the Committee.

7.5 Method of Exercise. A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or such other person as may be designated by the Company, specifying the number of shares for which the Stock Appreciation Right is being exercised. Any portion of a Stock Appreciation Right that is exercised may not be exercised again.

7.6 Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

8. Restricted Shares and Restricted Stock Units.

8.1 Terms and Conditions. Awards of Restricted Shares and/or Restricted Stock Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement or other applicable agreement. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares and/or Restricted Stock Units to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Shares and/or Restricted Stock Units grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of the Participant, and shall bear, among other required legends, the following legend (or such other legends as the Committee shall, in its sole discretion, determine):

"THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE HYDE PARK ACQUISITION CORP. 2008 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND HYDE PARK ACQUISITION CORP. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF HYDE PARK ACQUISITION CORP., 461 FIFTH AVENUE, 25TH FLOOR, NEW YORK, NEW YORK 10017. HYDE PARK ACQUISITION CORP. WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT. HYDE PARK ACQUISITION CORP. RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED."

The stock certificate evidencing Restricted Shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

8.2 Restricted Share and/or Restricted Stock Unit Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service for any reason or for specified reasons within a specified period of time (including, without limitation, the failure to achieve designated performance goals). Restricted Stock Units shall be similar to Restricted Shares except that no shares of Common Stock are actually awarded to the Participant on the date of grant.

8.3 Restriction Period. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares and/or Restricted Stock Units shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and any other applicable restrictions, terms and conditions relating to such Restricted Shares and/or Restricted Stock Units, if any, as the Committee may establish in the relevant Award Agreement or other applicable agreement (the "Restriction Period"). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive the Restricted Shares and/or Restricted Stock Units or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan.

8.4 Payment of Restricted Share and/or Restricted Stock Unit Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 8.1 hereof, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. Except as otherwise provided in this Section 8 or under applicable law, Restricted Stock Units shall be paid on such date and in such form (e.g., cash, shares, or a combination of cash and shares) as the Committee, in its sole discretion, shall determine.

8.5 Stockholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights (including the right to receive dividends), in the Committee’s discretion, are limited or restricted under the Plan or in the relevant Award Agreement or in any other applicable agreement). Any stock dividends paid in respect of unvested Restricted Shares shall (to the extent the unvested Restricted Shares are entitled to receive dividends) be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued. There shall be no shareholder rights with respect to any Restricted Stock Units granted hereunder.

9. Performance Units.

9.1 Terms and Conditions. Performance Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

9.2 Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.

9.3 Grants. Performance Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units granted to any Participant.

9.4 Performance Goals and Performance Periods. Participants receiving a grant of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company and/or the Participant achieves certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, cash EBITDA, completion of acquisitions and/or divestitures, comparisons to peer companies, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time.

9.5 Payment of Units. With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit times the number of such units so earned. Payment in settlement of earned Performance Units shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, or in Restricted Shares, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement.

10. 162(m) Provisions.

10.1 Performance-Based Awards. Performance Units, Restricted Shares, Restricted Stock Units and other Awards subject to performance criteria that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. These performance goals shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, EBITDA from equipment rentals, equipment sales revenue, working capital, comparisons to peer companies, and completion of acquisitions and/or divestitures. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to a Participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.

10.2 Maximum Yearly Awards. The maximum annual Common Stock amounts in this Section 10.2 are subject to adjustment under Section 13.2 and are subject to the Plan maximum under Section 4.2.

10.2.1 Performance-Based Awards. No more than [______] shares of Common Stock (or the then equivalent Fair Market Value thereof) may be granted to any individual Participant in any calendar year in Performance Units, performance-based Restricted Shares, Restricted Stock Units and other Awards (other than Stock Options and Stock Appreciation Rights), in each case, which are intended to qualify as “qualified performance-based compensation” under Code Section 162(m). This Section shall not limit the Committee’s ability to grant Awards which are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

10.2.2 Stock Options and SARs. No Participant may receive in any calendar year Awards of Stock Options or Stock Appreciation Rights, which are intended to qualify as “qualified performance-based compensation” under Code Section 162(m), exceeding [_________] underlying shares of Common Stock. This Section shall not limit the Committee’s ability to grant Awards of Stock Options or Stock Appreciation Rights which are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

11. Dividend Equivalents. In addition to the provisions of Section 8.5 of the Plan, Awards of Stock Options, and/or Stock Appreciation Rights, may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

12. Non-transferability of Awards. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Unless otherwise provided in the Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

13. Changes in Capitalization and Other Matters.

13.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any subsidiary, as a result of any such action.

13.2 Changes in Capital Structure. Awards granted under the Plan, any agreements evidencing such Awards and the maximum number of shares of Common Stock subject to all Awards stated in Section 4.2 and subject to individual calendar year Awards in Section 10.2 shall be subject to adjustment or substitution, as determined by the Board in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Awards or as otherwise determined by the Board to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following,

A. The Company is merged into or consolidated with another corporation or entity;

B. All or substantially all of the assets of the Company are acquired by another person;

C. The reorganization or liquidation of the Company;

then the Board may, in its discretion and upon at least ten (10) days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, securities or other property (including any securities or other property of a successor or acquirer), or any combination thereof, the value of such Awards as determined by the Board in its sole discretion (e.g., in the case of Stock Options, based upon the excess of the value of a share of Common Stock over the exercise price per share). The Board may, in its sole discretion, provide that such cash, securities or other property is subject to vesting and/or exercisability terms similar to the Award being cancelled.

14. Amendment, Suspension and Termination.

14.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (x) materially and adversely effect the rights of any Participant under any Award, without the consent of such Participant or (y) increase the number of shares available for Awards pursuant to Section 4.2 without shareholder approval; provided, however, that the Board may amend the Plan, without the consent of any Participants, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated hereunder, including any amendment of the Plan to cause certain Awards not to be subject to Code Section 409A.

14.2 Award Agreement Modifications. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Award, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Awards, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants shall become vested, or (c) the performance period or goals in respect of any Performance Units; provided, however that with respect to an Award intended to be “qualified performance-based compensation”, no such amendment or modification may cause the Award to cease to satisfy the requirements of “qualified performance-based compensation”. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Award without the consent of such Participant; provided, however, that the Committee may amend an Award, without the consent of the Participant, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated hereunder, including any amendment or modification of such Award so that it is not subject to Code Section 409A.

15. Miscellaneous.

15.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

15.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee, director or consultant of the Company or any Subsidiary any right to continued employment, Board membership or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment, directorship or consulting relationship of any employee, director or consultant at any time for any reason, even if such termination adversely affects such Participant's Awards.

15.3 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan, any Award Agreement or any applicable agreement, shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

15.4 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees, non-employee directors and consultants.

15.5 Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3.

15.6  Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement and any other agreement with the Company and/or its Subsidiaries as may be required by the Committee in such forms as determined by the Committee. Each Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

15.7 Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or Stock Appreciation Right or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

15.8 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfer.

15.9 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

15.10 Effective Date. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company’s shareholders in accordance with Sections 162(m) and 422 of the Code.

IN WITNESS WHEREOF, this Plan is adopted by the Company on this day of 2008.

HYDE PARK ACQUISITION CORP.

By__________________________________
Name:
Title: